As filed with the Securities and Exchange Commission on April 25, 2005
--------------------------------------------------------------------------------

                               FILE NO. 333-100068

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 3

                                       TO

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ALLSTATE LIFE INSURANCE COMPANY
                           (Exact Name of Registrant)


             ILLINOIS                                       36-2554642
   (State or Other Jurisdiction of                      (I.R.S. Employer
     Incorporation or Organization)                   Identification Number)



                                3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                  847/402-5000

            (Address and Phone Number of Principal Executive Office)


                               MICHAEL J. VELOTTA
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                         ALLSTATE LIFE INSURANCE COMPANY
                          3100 SANDERS ROAD, SUITE J5B
                           NORTHBROOK, ILLINOIS 60062
                                  847/402-5000

       (Name, Complete Address and Telephone Number of Agent for Service)

                                                 COPIES TO:

RICHARD T. CHOI, ESQUIRE                      LISETTE WILLEMSEN, ESQUIRE
FOLEY & LARDNER, LLP                          ALLSTATE LIFE INSURANCE COMPANY
3000 K STREET, N.W.                           3100 SANDERS ROAD
SUITE 500                                     SUITE J5B
WASHINGTON, D.C. 20007                        NORTHBROOK, IL 60062


Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

THE ALLSTATE ADVISOR VARIABLE ANNUITIES
(ADVISOR, ADVISOR PLUS, ADVISOR PREFERRED)

ALLSTATE LIFE INSURANCE COMPANY
STREET ADDRESS: 2940 S. 84TH STREET, LINCOLN, NE 68506-4142
MAILING ADDRESS: P.O. BOX 80469, LINCOLN, NE 68501-0469
TELEPHONE NUMBER: 1-800-203-0068               PROSPECTUS DATED APRIL 30, 2005
 -------------------------------------------------------------------------------
Allstate Life Insurance Company ("ALLSTATE LIFE") is offering the following individual and group flexible premium deferred variable annuity contracts (each, a "CONTRACT"):

.. ALLSTATE ADVISOR
.. ALLSTATE ADVISOR PLUS
.. ALLSTATE ADVISOR PREFERRED

This prospectus contains information about each Contract that you should know before investing. Please keep it for future reference. Not all Contracts may be available in all states or through your sales representative. Please check with your sales representative for details.

Each Contract currently offers several investment alternatives ("INVESTMENT ALTERNATIVES"). The investment alternatives include up to 3 fixed account options ("FIXED ACCOUNT OPTIONS"), depending on the Contract, and include 45* variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the Allstate Financial Advisors Separate Account I ("VARIABLE ACCOUNT"). Each Variable Sub-Account invests exclusively in shares of the following mutual funds ("FUNDS"):

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST (CLASS 2)        PUTNAM VARIABLE TRUST (CLASS IB)
LORD ABBETT SERIES FUND, INC.(CLASS VC)                               VAN KAMPEN LIFE INVESTMENT TRUST (CLASS II)
OPPENHEIMER VARIABLE ACCOUNT FUNDS (SERVICE SHARES)                   THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
                                                                       (CLASS I & II)


*Up to 51 Variable Sub-Accounts may be available depending on the date you purchased your Contract. Please see page 41-42 for information about Sub-Account and/or Portfolio liquidations, mergers, closures and name changes.

Each Fund has multiple investment Portfolios ("PORTFOLIOS"). Not all of the Funds and/or Portfolios, however, may be available with your Contract. You should check with your sales representative for further information on the availability of the Funds and/or Portfolios. Your annuity application will list all available Portfolios.

For ALLSTATE ADVISOR PLUS CONTRACTS, each time you make a purchase payment, we will add to your Contract value ("CONTRACT VALUE") a credit enhancement ("CREDIT ENHANCEMENT") of up to 5% (depending on the issue age and your total purchase payments) of such purchase payment. Expenses for this Contract may be higher than a Contract without the Credit Enhancement. Over time, the amount of the Credit Enhancement may be more than offset by the fees associated with the Credit Enhancement.

WE (Allstate Life) have filed a Statement of Additional Information, dated April 30, 2005, with the Securities and Exchange Commission ("SEC"). It contains more information about each Contract and is incorporated herein by reference, which means that it is legally a part of this prospectus. Its table of contents appears on page 84 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http://www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.

                THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
                DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR
                HAS IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS
                PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A
                FEDERAL CRIME.

  IMPORTANT     THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS THAT
                HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL INSTITUTIONS
   NOTICES      OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE CONTRACTS ARE NOT
                DEPOSITS IN, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY,
                SUCH INSTITUTIONS OR ANY FEDERAL REGULATORY AGENCY. INVESTMENT
                IN THE CONTRACTS INVOLVES INVESTMENT RISKS, INCLUDING POSSIBLE
                LOSS OF PRINCIPAL.

                THE CONTRACTS ARE NOT FDIC INSURED.




                                 1  PROSPECTUS

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                                        PAGE

--------------------------------------------------------------------------------
OVERVIEW
--------------------------------------------------------------------------------
  Important Terms                                                       3
--------------------------------------------------------------------------------
  Overview of Contracts                                                 4
--------------------------------------------------------------------------------
  The Contracts at a Glance                                             5
--------------------------------------------------------------------------------
  How the Contracts Work                                                10
--------------------------------------------------------------------------------
  Expense Table                                                         11
--------------------------------------------------------------------------------
  Financial Information                                                 20
--------------------------------------------------------------------------------
CONTRACT FEATURES
--------------------------------------------------------------------------------
  The Contracts                                                         20
--------------------------------------------------------------------------------
  Purchases                                                             23
--------------------------------------------------------------------------------
  Contract Value                                                        24
--------------------------------------------------------------------------------
  Investment Alternatives                                               38
--------------------------------------------------------------------------------
     The Variable Sub-Accounts                                          38
--------------------------------------------------------------------------------
     The Fixed Account Options                                          44
--------------------------------------------------------------------------------
     Transfers                                                          48
--------------------------------------------------------------------------------
  Expenses                                                              52
--------------------------------------------------------------------------------
  Access to Your Money                                                  57
--------------------------------------------------------------------------------

                                                                        PAGE

--------------------------------------------------------------------------------
  Income Payments                                                       58
--------------------------------------------------------------------------------
  Death Benefits                                                        66
--------------------------------------------------------------------------------
OTHER INFORMATION
--------------------------------------------------------------------------------
  More Information                                                      74
--------------------------------------------------------------------------------
  Taxes                                                                 77
--------------------------------------------------------------------------------
  Annual Reports and Other Documents                                    83
--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS                   84
--------------------------------------------------------------------------------
APPENDIX A-ALLSTATE ADVISOR CONTRACT COMPARISON CHART                   85
--------------------------------------------------------------------------------
APPENDIX B-MARKET VALUE ADJUSTMENT                                      87
--------------------------------------------------------------------------------
APPENDIX C-CALCULATION OF INCOME PROTECTION BENEFIT                     89
--------------------------------------------------------------------------------
APPENDIX D-WITHDRAWAL ADJUSTMENT EXAMPLE-INCOME BENEFITS                90
--------------------------------------------------------------------------------
APPENDIX E-WITHDRAWAL ADJUSTMENT EXAMPLE-DEATH BENEFITS                 91
--------------------------------------------------------------------------------
APPENDIX F-CALCULATION OF EARNINGS PROTECTION DEATH BENEFIT             92
--------------------------------------------------------------------------------
APPENDIX G-WITHDRAWAL ADJUSTMENT EXAMPLE-TRUERETURN ACCUMULATION BENEFIT 95
--------------------------------------------------------------------------------
APPENDIX H-SUREINCOME WITHDRAWAL BENEFIT OPTION CALCULATION EXAMPLES    96
--------------------------------------------------------------------------------
APPENDIX I-ACCUMULATION UNIT VALUES                                     98
--------------------------------------------------------------------------------


                                 2  PROSPECTUS

IMPORTANT TERMS
--------------------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.


                                                                        PAGE

--------------------------------------------------------------------------------
AB Factor                                                               25
--------------------------------------------------------------------------------
Accumulation Benefit                                                    25
--------------------------------------------------------------------------------
Accumulation Phase                                                      10
--------------------------------------------------------------------------------
Accumulation Unit                                                       20
--------------------------------------------------------------------------------
Accumulation Unit Value                                                 20
--------------------------------------------------------------------------------
Allstate Life ("We")                                                    1
--------------------------------------------------------------------------------
Annuitant                                                               21
--------------------------------------------------------------------------------
Automatic Additions Program                                             23
--------------------------------------------------------------------------------
Automatic Portfolio Rebalancing Program                                 50
--------------------------------------------------------------------------------
Beneficiary                                                             21
--------------------------------------------------------------------------------
Benefit Base                                                            6
--------------------------------------------------------------------------------
Benefit Payment                                                         33
--------------------------------------------------------------------------------
Benefit Payment Remaining                                               33
--------------------------------------------------------------------------------
Benefit Year                                                            33
--------------------------------------------------------------------------------
Co-Annuitant                                                            21
--------------------------------------------------------------------------------
*Contract                                                               1
--------------------------------------------------------------------------------
Contract Anniversary                                                    6
--------------------------------------------------------------------------------
Contract Owner ("You")                                                  10
--------------------------------------------------------------------------------
Contract Value                                                          1
--------------------------------------------------------------------------------
Contract Year                                                           7
--------------------------------------------------------------------------------
Credit Enhancement                                                      1
--------------------------------------------------------------------------------
Dollar Cost Averaging Program                                           50
--------------------------------------------------------------------------------
Due Proof of Death                                                      66
--------------------------------------------------------------------------------
Earnings Protection Death Benefit Option                                6
--------------------------------------------------------------------------------
Enhanced Beneficiary Protection (Annual Increase) Option                6
--------------------------------------------------------------------------------
Excess of Earnings Withdrawal                                           69
--------------------------------------------------------------------------------
Fixed Account Options                                                   1
--------------------------------------------------------------------------------
Free Withdrawal Amount                                                  55
--------------------------------------------------------------------------------
Funds                                                                   1
--------------------------------------------------------------------------------
Guarantee Option                                                        25
--------------------------------------------------------------------------------
Guarantee Period Accounts                                               45
--------------------------------------------------------------------------------
Income Base                                                             6
--------------------------------------------------------------------------------
Income Plan                                                             58
--------------------------------------------------------------------------------
Income Protection Benefit Option                                        6
--------------------------------------------------------------------------------
In-Force Earnings                                                       68
--------------------------------------------------------------------------------
In-Force Premium                                                        68
--------------------------------------------------------------------------------
Investment Alternatives                                                 1
--------------------------------------------------------------------------------
IRA Contract                                                            7
--------------------------------------------------------------------------------

                                                                        PAGE

--------------------------------------------------------------------------------
Issue Date                                                              10
--------------------------------------------------------------------------------
Market Value Adjustment                                                 9
--------------------------------------------------------------------------------
Maximum Anniversary Value                                               6
--------------------------------------------------------------------------------
Maximum Anniversary Value (MAV) Death Benefit Option                    6
--------------------------------------------------------------------------------
Payout Phase                                                            10
--------------------------------------------------------------------------------
Payout Start Date                                                       58
--------------------------------------------------------------------------------
Portfolios                                                              1
--------------------------------------------------------------------------------
Qualified Contract                                                      20
--------------------------------------------------------------------------------
Retirement Income Guarantee Options                                     6
--------------------------------------------------------------------------------
Return of Premium Death Benefit                                         67
--------------------------------------------------------------------------------
Rider Anniversary                                                       25
--------------------------------------------------------------------------------
Rider Application Date                                                  6
--------------------------------------------------------------------------------
Rider Date                                                              25
--------------------------------------------------------------------------------
Rider Fee                                                               6
--------------------------------------------------------------------------------
Rider Fee Percentage                                                    32
--------------------------------------------------------------------------------
Rider Maturity Date                                                     25
--------------------------------------------------------------------------------
Rider Period                                                            25
--------------------------------------------------------------------------------
Rider Trade-In Option                                                   32
--------------------------------------------------------------------------------
Right to Cancel                                                         24
--------------------------------------------------------------------------------
SEC                                                                     1
--------------------------------------------------------------------------------
Settlement Value                                                        67
--------------------------------------------------------------------------------
Spousal Protection Benefit Option                                       21
--------------------------------------------------------------------------------
Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual
Retirements Accounts                                                    21
--------------------------------------------------------------------------------
Standard Fixed Account Option                                           45
--------------------------------------------------------------------------------
SureIncome Withdrawal Benefit Option                                    6
--------------------------------------------------------------------------------
Systematic Withdrawal Program                                           57
--------------------------------------------------------------------------------
Tax Qualified Contract                                                  80
--------------------------------------------------------------------------------
Transfer Period Accounts                                                45
--------------------------------------------------------------------------------
Trial Examination Period                                                5
--------------------------------------------------------------------------------
TrueBalance/SM/ Asset Allocation Program                                42
--------------------------------------------------------------------------------
TrueReturn/SM/ Accumulation Benefit Option                              6
--------------------------------------------------------------------------------
Valuation Date                                                          23
--------------------------------------------------------------------------------
Variable Account                                                        1
--------------------------------------------------------------------------------
Variable Sub-Account                                                    1
--------------------------------------------------------------------------------
Withdrawal Benefit Factor                                               33
--------------------------------------------------------------------------------
Withdrawal Benefit Payout Phase                                         33
--------------------------------------------------------------------------------
Withdrawal Benefit Payout Phase Start Date                              35
--------------------------------------------------------------------------------

* In certain states a Contract may be available only as a group Contract. If you purchase a group Contract, we will issue you a certificate that represents your ownership and that summarizes the provisions of the group Contract. References to "Contract" in this prospectus include certificates, unless the context requires otherwise. References to "Contract" also include all three Contracts listed on the cover page of this prospectus, unless otherwise noted. However, we administer each Contract separately.


                                 3  PROSPECTUS

OVERVIEW OF CONTRACTS
--------------------------------------------------------------------------------

The Contracts offer many of the same basic features and benefits. They differ primarily with respect to the charges imposed, as follows:

.. The ALLSTATE ADVISOR CONTRACT has a mortality and expense risk charge of 1.10%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 7% with a 7-year withdrawal charge period;

.. The ALLSTATE ADVISOR PLUS CONTRACT offers Credit Enhancement of up to 5% on purchase payments, a mortality and expense risk charge of 1.40%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 8.5% with an 8-year withdrawal charge period;

.. The ALLSTATE ADVISOR PREFERRED CONTRACT WITH 5-YEAR WITHDRAWAL CHARGE OPTION
  ("Package III") has a mortality and expense risk charge of 1.40%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 7% with a 5-year withdrawal charge period;

.. The ALLSTATE ADVISOR PREFERRED CONTRACT WITH 3-YEAR WITHDRAWAL CHARGE OPTION
  ("Package II") has a mortality and expense risk charge of 1.50%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 7% with a 3-year withdrawal charge period; and

.. The ALLSTATE ADVISOR PREFERRED CONTRACT WITH NO WITHDRAWAL CHARGE OPTION
  ("Package I") has a mortality and expense risk charge of 1.60%, an administrative expense charge of 0.19%*, and no withdrawal charges.

Other differences among the Contracts relate to available Fixed Account Options. For a side-by-side comparison of these differences, please refer to Appendix A of this prospectus.

* The administrative expense charge may be increased, but will never exceed 0.35%. Once your Contract is issued, we will not increase the administrative expense charge for your Contract.


                                 4  PROSPECTUS

THE CONTRACTS AT A GLANCE
--------------------------------------------------------------------------------

The following is a snapshot of the Contracts. Please read the remainder of this prospectus for more information.

FLEXIBLE PAYMENTS               You can purchase each Contract with as little as
                                $10,000 ($2,000 for Contracts issued with an IRA or
                                TSA). You can add to your Contract as often and as much
                                as you like, but each subsequent payment must be at
                                least $1,000 ($50 for automatic payments).

                                We reserve the right to accept a lesser initial
                                purchase payment amount for each Contract. We may limit
                                the cumulative amount of purchase payments to a maximum
                                of $1,000,000 in any Contract.

                                For ALLSTATE ADVISOR PLUS CONTRACTS, each time you make
                                a purchase payment, we will add to your Contract Value
                                a Credit Enhancement of up to 5% of such purchase
                                payment.
---------------------------------------------------------------------------------------
TRIAL EXAMINATION PERIOD        You may cancel your Contract within 20 days of receipt
                                or any longer period as your state may require ("TRIAL
                                EXAMINATION PERIOD"). Upon cancellation, we will return
                                your purchase payments adjusted, to the extent federal
                                or state law permits, to reflect the investment
                                experience of any amounts allocated to the Variable
                                Account, including the deduction of mortality and
                                expense risk charges and administrative expense
                                charges. If you cancel your Contract during the TRIAL
                                EXAMINATION PERIOD, the amount we refund to you will
                                not include any Credit Enhancement. See "Trial
                                Examination Period" for details.
---------------------------------------------------------------------------------------
EXPENSES                        Each Portfolio pays expenses that you will bear
                                indirectly if you invest in a Variable Sub-Account. You
                                also will bear the following expenses:

                                ALLSTATE ADVISOR CONTRACTS

                                .Annual mortality and expense risk charge equal to
                                  1.10% of average daily net assets.

                                .Withdrawal charges ranging from 0% to 7% of purchase
                                  payments withdrawn.

                                ALLSTATE ADVISOR PLUS CONTRACTS

                                .Annual mortality and expense risk charge equal to
                                  1.40% of average daily net assets.

                                .Withdrawal charges ranging from 0% to 8.5% of
                                  purchase payments withdrawn.

                                ALLSTATE ADVISOR PREFERRED CONTRACTS (WITH 5-YEAR
                                WITHDRAWAL CHARGE OPTION)

                                .Annual mortality and expense risk charge equal to
                                  1.40% of average daily net assets.

                                .Withdrawal charges ranging from 0% to 7% of purchase
                                  payments withdrawn.

                                ALLSTATE ADVISOR PREFERRED CONTRACTS (WITH 3-YEAR
                                WITHDRAWAL CHARGE OPTION)

                                .Annual mortality and expense risk charge equal to
                                  1.50% of average daily net assets.

                                .Withdrawal charges ranging from 0% to 7% of purchase
                                  payments withdrawn.

                                  5 PROSPECTUS

                                ALLSTATE ADVISOR PREFERRED CONTRACTS (WITH NO
                                WITHDRAWAL CHARGE OPTION)

                                .Annual mortality and expense risk charge equal to
                                  1.60% of average daily net assets.

                                . No withdrawal charge.

                                ALL CONTRACTS

                                .Annual administrative expense charge of 0.19% (up to
                                  0.35% for future Contracts).

                                .Annual contract maintenance charge of $30 (waived in
                                  certain cases).

                                .If you select the MAXIMUM ANNIVERSARY VALUE (MAV)
                                  DEATH BENEFIT OPTION ("MAV DEATH BENEFIT OPTION") you
                                  will pay an additional mortality and expense risk
                                  charge of 0.20%* (up to 0.30% for Options added in
                                  the future).

                                .If you select ENHANCED BENEFICIARY PROTECTION (ANNUAL
                                  INCREASE) OPTION, you will pay an additional
                                  mortality and expense risk charge of 0.30%*.

                                .If you select the EARNINGS PROTECTION DEATH BENEFIT
                                  OPTION you will pay an additional mortality and
                                  expense risk charge of 0.25% or 0.40% (up to 0.35% or
                                  0.50% for Options added in the future) depending on
                                  the age of the oldest Owner and oldest Annuitant on
                                  the date we receive the completed application or
                                  request to add the benefit, whichever is later
                                  ("RIDER APPLICATION DATE").

                                . If you select the TRUERETURN/SM/ ACCUMULATION BENEFIT
                                  OPTION ("TRUERETURN OPTION") you would pay an
                                  additional annual fee ("RIDER FEE") of 0.50% (up to
                                  1.25% for Options added in the future) of the BENEFIT
                                  BASE in effect on each Contract anniversary
                                  ("CONTRACT ANNIVERSARY") during the Rider Period. You
                                  may not select the TrueReturn Option together with a
                                  Retirement Income Guarantee Option or a SureIncome
                                  Withdrawal Benefit Option.

                                .If you select the SUREINCOME WITHDRAWAL BENEFIT
                                  OPTION ("SUREINCOME OPTION") you would pay an
                                  additional annual fee ("SUREINCOME OPTION FEE" OR
                                  "RIDER FEE") of 0.50% (up to 1.25% for Options added
                                  in the future) of the BENEFIT BASE on each Contract
                                  Anniversary (See the SureIncome Option Fee section).
                                  You may not select the SureIncome Option together
                                  with a Retirement Income Guarantee Option or a
                                  TrueReturn Option.

                                .We discontinued offering RETIREMENT INCOME GUARANTEE
                                  OPTION 1 ("RIG 1") as of January 1, 2004 (up to May
                                  1, 2004 in certain states). If you elected RIG 1
                                  prior to May 1, 2004, you will pay an additional
                                  annual fee ("Rider Fee") of 0.40%* of the INCOME BASE
                                  in effect on a Contract Anniversary.

                                .We discontinued offering RETIREMENT INCOME GUARANTEE
                                  OPTION 2 ("RIG 2") as of January 1, 2004 (up to May
                                  1, 2004 in certain states). If you elected RIG 2
                                  prior to May 1, 2004, you will pay an additional
                                  annual Rider Fee of 0.55%* of the INCOME BASE in
                                  effect on a Contract Anniversary.

                                .If you select the INCOME PROTECTION BENEFIT OPTION
                                  you will pay an additional mortality and expense risk
                                  charge of 0.50% (up to 0.75% for Options added in the
                                  future) during the Payout Phase of your Contract.

                                  6 PROSPECTUS

                                .If you select the SPOUSAL PROTECTION BENEFIT
                                  (CO-ANNUITANT) OPTION OR SPOUSAL PROTECTION BENEFIT
                                  (CO-ANNUITANT OPTION FOR CUSTODIAL INDIVIDUAL
                                  RETIREMENT ACCOUNTS ("CSP") you would pay an
                                  additional annual fee ("RIDER FEE") of 0.10%** (up to
                                  0.15% for Options added in the future) of the
                                  Contract Value ("CONTRACT VALUE") on each Contract
                                  Anniversary. These Options are only available for
                                  certain types of IRA Contracts, which are Contracts
                                  issued with an Individual Retirement Annuity or
                                  Account ("IRA") under Section 408 of the Internal
                                  Revenue Code. The CSP is only available for certain
                                  Custodial Individual Retirement Accounts established
                                  under Section 408 of the Internal Revenue Code. For
                                  Contracts purchased on or after January 1, 2005, we
                                  may discontinue offering the Spousal Protection
                                  Benefit (Co-Annuitant) Option at any time prior to
                                  the time you elect to receive it.**

                                .Transfer fee equal to 1.00% (subject to increase to
                                  up to 2.00%) of the amount transferred after the
                                  12/th/ transfer in any Contract Year ("CONTRACT
                                  YEAR"), which we measure from the date we issue your
                                  Contract or a Contract Anniversary.

                                . State premium tax (if your state imposes one)

                                . NOT ALL OPTIONS ARE AVAILABLE IN ALL STATES.

                                .WE MAY DISCONTINUE ANY OF THESE OPTIONS AT ANY TIME
                                  PRIOR TO THE TIME YOU ELECT TO RECEIVE IT.

                                *DIFFERENT RATES APPLY TO CONTRACT OWNERS WHO ADDED
                                THESE OPTIONS PRIOR TO MAY 1, 2003. SEE PAGE 12 FOR
                                DETAILS.

                                **NO RIDER FEE WAS CHARGED FOR THESE OPTIONS FOR
                                CONTRACT OWNERS WHO ADDED THESE OPTIONS PRIOR TO
                                JANUARY 1, 2005. SEE PAGE 13 FOR DETAILS.
---------------------------------------------------------------------------------------
                                  7 PROSPECTUS

INVESTMENT ALTERNATIVES         Each Contract offers several investment alternatives
                                including:

                                .up to 3 Fixed Account Options that credit interest at
                                  rates we guarantee, and

                                .45* Variable Sub-Accounts investing in Portfolios
                                  offering professional money management by these investment advisers:

                                  . Franklin Advisers, Inc.

                                  . Franklin Advisory Services, LLC

                                  . Franklin Mutual Advisers, LLC

                                  . Lord, Abbett & Co. LLC

                                  . OppenheimerFunds, Inc.

                                  . Putnam Investment Management, LLC

                                  . Templeton Asset Management Ltd.

                                  . Templeton Investment Counsel, LLC

                                  . Van Kampen Asset Management

                                  . Van Kampen**



                                  *Up to 51 Variable Sub-Accounts may be available
                                  depending on the date your purchased your Contract.
                                  Please see page 41-42 for information about
                                  Sub-Account and/or Portfolio liquidations, mergers,
                                  closures and name changes.

                                  **Morgan Stanley Investment Management, Inc., the
                                  adviser to the UIF Portfolios, does business in
                                  certain instances using the name Van Kampen.

                                NOT ALL FIXED ACCOUNT OPTIONS ARE AVAILABLE IN ALL
                                STATES OR WITH ALL CONTRACTS.

                                To find out current rates being paid on the Fixed
                                Account Option(s), or to find out how the Variable
                                Sub-Accounts have performed, please call us at
                                1-800-203-0068.
---------------------------------------------------------------------------------------
SPECIAL SERVICES                For your convenience, we offer these special services:

                                . AUTOMATIC PORTFOLIO REBALANCING PROGRAM

                                . AUTOMATIC ADDITIONS PROGRAM

                                . DOLLAR COST AVERAGING PROGRAM

                                . SYSTEMATIC WITHDRAWAL PROGRAM

                                . TRUEBALANCE/SM/ ASSET ALLOCATION PROGRAM
---------------------------------------------------------------------------------------
                                  8 PROSPECTUS

INCOME PAYMENTS                 You can choose fixed income payments, variable income
                                payments, or a combination of the two. You can receive
                                your income payments in one of the following ways (you
                                may select more than one income plan):

                                . life income with guaranteed number of payments

                                .
                                  joint and survivor life income with guaranteed number
                                  of payments

                                . guaranteed number of payments for a specified period

                                . life income with cash refund

                                . joint life income with cash refund

                                . life income with installment refund

                                . joint life income with installment refund

                                Prior to May 1, 2004, Allstate Life also offered two
                                Retirement Income Guarantee Options that guarantee a
                                minimum amount of fixed income payments you can receive
                                if you elect to receive income payments.

                                In addition, we offer an Income Protection Benefit
                                Option that guarantees that your variable income
                                payments will not fall below a certain level.
DEATH BENEFITS                  If you, the Annuitant, or Co-Annuitant die before the
                                Payout Start Date, we will pay a death benefit subject
                                to the conditions described in the Contract. In
                                addition to the death benefit included in your Contract
                                ("Return of Premium Death Benefit" or "ROP Death
                                Benefit"), the death benefit options we currently offer
                                include:

                                . MAV DEATH BENEFIT OPTION;

                                .ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE)
                                  OPTION; and

                                . EARNINGS PROTECTION DEATH BENEFIT OPTION
---------------------------------------------------------------------------------------
TRANSFERS                       Before the Payout Start Date, you may transfer your
                                Contract Value among the investment alternatives, with
                                certain restrictions. The minimum amount you may
                                transfer is $100 or the amount remaining in the
                                investment alternative, if less. The minimum amount
                                that can be transferred into the Standard Fixed Account
                                or Market Value Adjusted Account Options is $500.

                                A charge may apply after the 12/th/ transfer in each
                                Contract Year.
---------------------------------------------------------------------------------------
WITHDRAWALS                     You may withdraw some or all of your Contract Value at
                                any time during the Accumulation Phase and during the
                                Payout Phase in certain cases. In general, you must
                                withdraw at least $50 at a time. Withdrawals taken
                                prior to the Payout Start Date are generally considered
                                to come from the earnings in the Contract first. If the
                                Contract is tax-qualified, generally all withdrawals
                                are treated as distributions of earnings. Withdrawals
                                of earnings are taxed as ordinary income and, if taken
                                prior to age 59 1/2, may be subject to an additional
                                10% federal tax penalty. A withdrawal charge and a
                                MARKET VALUE ADJUSTMENT may also apply.

                                If any withdrawal reduces your Contract Value to less
                                than $1,000, we will treat the request as a withdrawal
                                of the entire Contract Value, unless the SureIncome
                                Withdrawal Benefit Option is in effect under your
                                Contract. Your Contract will terminate if you withdraw
                                all of your Contract Value.

                                 9  PROSPECTUS

HOW THE CONTRACTS WORK
--------------------------------------------------------------------------------

Each Contract basically works in two ways.

First, each Contract can help you (we assume you are the "CONTRACT OWNER") save for retirement because you can invest in your Contract's investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account Options. If you invest in a Fixed Account Option, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, each Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page 58. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

Issue                                           Payout Start
Date            Accumulation Phase                  Date                 Payout Phase
------------------------------------------------------------------------------------------------------------>
You buy    You save for retirement              You elect to receive    You can receive    Or you can receive
a Contract                                      income payments or      income payments    income payments
                                                receive a lump sum      for a set period   for life
                                                payment



Other income payment options are also available. See "INCOME PAYMENTS."

As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if there is none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. See "The Contracts." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner or, if there is none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-203-0068 if you have any question about how the Contracts work.


                                 10  PROSPECTUS

EXPENSE TABLE
--------------------------------------------------------------------------------

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes that may be imposed by the state where you reside. For more information about Variable Account expenses, see "Expenses," below. For more information about Portfolio expenses, please refer to the prospectuses for the Portfolios.


CONTRACT OWNER TRANSACTION EXPENSES
Withdrawal Charge (as a percentage of purchase payments withdrawn)/* /

                         Number of Complete Years Since We Received the Purchase Payment Being Withdrawn/Applicable  Charge:
-----------------------------------------------------------------------------------------------------------------------------------
Contract:                    0           1           2           3           4           5           6          7           8+
Allstate Advisor              7%          7%          6%          5%          4%          3%        2%           0%         0%
Allstate Advisor Plus       8.5%        8.5%        8.5%        7.5%        6.5%        5.5%        4%         2.5%         0%
Allstate Advisor
 Preferred with:
 5-Year Withdrawal
 Charge Option                7%          6%          5%          4%          3%          0%
 3-Year Withdrawal
 Charge Option                7%          6%          5%          0%
 No Withdrawal Charge
 Option                                                                    None

All Contracts:
-----------------------------------------------------------------------------------------------------------------------------------
Annual Contract
 Maintenance Charge                                                       $30**
Transfer Fee                                             up to 2.00% of the amount transferred***


* Each Contract Year, you may withdraw a portion of your purchase payments (and/or your earnings, in the case of Charitable Remainder Trusts) without incurring a withdrawal charge ("Free Withdrawal Amount"). See "Withdrawal Charges" for more information.

** Waived in certain cases. See "Expenses."

*** Applies solely to the 13th and subsequent transfers within a Contract Year, excluding transfers due to dollar cost averaging and automatic portfolio rebalancing. We are currently assessing a transfer fee of 1.00% of the amount transferred, however, we reserve the right to raise the transfer fee to up to 2.00% of the amount transferred.


                                 11  PROSPECTUS

VARIABLE ACCOUNT ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSET VALUE DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)


If you select the basic Contract without any optional benefits, your Variable Account expenses would be as follows:

                                                                   Mortality and Expense Risk             Administrative
Basic Contract (without any optional benefit)                               Charge                       Expense Charge*
----------------------------------------------------------------------------------------------------------------------------------
Allstate Advisor                                                                           1.10%                           0.19%
----------------------------------------------------------------------------------------------------------------------------------
Allstate Advisor Plus                                                                      1.40%                           0.19%
----------------------------------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (5- year Withdrawal Charge Option)                              1.40%                           0.19%
----------------------------------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (3- year Withdrawal Charge Option)                              1.50%                           0.19%
----------------------------------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (No Withdrawal Charge Option)                                   1.60%                           0.19%
----------------------------------------------------------------------------------------------------------------------------------
                                                                        Total Variable Account
Basic Contract (without any optional benefit)                              Annual Expense
------------------------------------------------------------------------------------------------------
Allstate Advisor                                                                                1.29%
------------------------------------------------------------------------------------------------------
Allstate Advisor Plus                                                                           1.59%
------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (5- year Withdrawal Charge Option)                                   1.59%
------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (3- year Withdrawal Charge Option)                                   1.69%
------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (No Withdrawal Charge Option)                                        1.79%
------------------------------------------------------------------------------------------------------


  * We reserve the right to raise the administrative expense charge to 0.35%. However, we will not increase the charge once we issue your Contract.

Each Contract also offers optional riders that may be added to the Contract. For each optional rider you select, you would pay the following additional mortality and expense risk charge associated with each rider.

                                                   0.20
                                                   %* (up to 0.30% for Options added in
MAV Death Benefit Option                           the future)
Enhanced Beneficiary Protection (Annual Increase)
Option                                             0.30 %*
                                                   0.25
Earnings Protection Death Benefit Option (issue    % (up to 0.35% for Options added in
age 0-70)                                          the future)
                                                   0.40
Earnings Protection Death Benefit Option (issue    % (up to 0.50% for Options added in
age 71-79)                                         the future)


  *For Contract Owners who added the MAV Death Benefit Option or Enhanced
   Beneficiary Protection (Annual Increase) Option prior to May 1, 2003, the additional mortality and expense risk charge associated with each Option is 0.15%.

If you select the Options with the highest possible combination of mortality and expense risk charges, your Variable Account expenses would be as follows, assuming current expenses:

Contract with the MAV Death Benefit Option, Enhanced
Beneficiary Protection (Annual Increase) Option, and Earnings         Mortality and Expense                Administrative
Protection Death Benefit Option (issue age 71-79)                         Risk Charge*                    Expense Charge*
-----------------------------------------------------------------------------------------------------------------------------------
Allstate Advisor                                                                            2.00%                           0.19%
-----------------------------------------------------------------------------------------------------------------------------------
Allstate Advisor Plus                                                                       2.30%                           0.19%
-----------------------------------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (5- year Withdrawal Charge Option)                               2.30%                           0.19%
-----------------------------------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (3- year Withdrawal Charge Option)                               2.40%                           0.19%
-----------------------------------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (No Withdrawal Charge Option)                                    2.50%                           0.19%
-----------------------------------------------------------------------------------------------------------------------------------
Contract with the MAV Death Benefit Option, Enhanced
Beneficiary Protection (Annual Increase) Option, and Earnings           Total Variable Account
Protection Death Benefit Option (issue age 71-79)                          Annual Expense
------------------------------------------------------------------------------------------------------
Allstate Advisor                                                                                2.19%
------------------------------------------------------------------------------------------------------
Allstate Advisor Plus                                                                           2.49%
------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (5- year Withdrawal Charge Option)                                   2.49%
------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (3- year Withdrawal Charge Option)                                   2.59%
------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (No Withdrawal Charge Option)                                        2.69%
------------------------------------------------------------------------------------------------------


  *As described above the administrative expense charge and the mortality and expense charge for certain Options may be higher for future Contracts. However, we will not increase the administrative expense charge once we issue your Contract, and we will not increase the charge for an Option once we add the Option to your Contract.

TRUERETURN/SM/ ACCUMULATION BENEFIT OPTION FEE

(ANNUAL RATE AS A PERCENTAGE OF BENEFIT BASE ON EACH CONTRACT ANNIVERSARY)

TrueReturn/SM/ Accumulation Benefit Option                                                0.50 %*
-----------------------------------------------------------------------------------------------------------------


*Up to 1.25% for Options added in the future. See "TrueReturn/SM/ Accumulation Benefit Option" for details.

SUREINCOME WITHDRAWAL BENEFIT OPTION FEE

(ANNUAL RATE AS A PERCENTAGE OF BENEFIT BASE ON EACH CONTRACT ANNIVERSARY)

SureIncome Withdrawal Benefit Option                                                      0.50 %*
------------------------------------------------------------------------------------------------------------------


*Up to 1.25% for SureIncome Options added in the future. See "SureIncome Withdrawal Benefit Option" for details.




                                 12  PROSPECTUS

RETIREMENT INCOME GUARANTEE OPTION FEE*

If you selected RIG 1, you would pay a Rider Fee at the annual rate of 0.40%** of the Income Base in effect on a Contract Anniversary. If you selected RIG 2, you would pay an additional Rider Fee at the annual rate of 0.55%** of the Income Base in effect on a Contract Anniversary. See "Retirement Income Guarantee Options" for details.

*We discontinued offering the Retirement Income Guarantee Options as of January 1, 2004 (up to May 1, 2004 in certain states). Fees shown apply to Contract Owners who selected an Option prior to January 1, 2004 (up to May 1, 2004 in certain states).

**For Contract Owners who added RIG 1 prior to May 1, 2003, the annual rate is 0.25%. For Contract Owners who added RIG 2 prior to May 1, 2003, the annual rate is 0.45%.

SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION FEE

(AS A PERCENTAGE OF CONTRACT VALUE ON EACH CONTRACT ANNIVERSARY)

Spousal Protection Benefit (Co-Annuitant) Option                              0.10 %*
----------------------------------------------------------------------------------------------------


*Applies to Contract Owners who select the Option on or after January 1, 2005. Up to 0.15% for options added in the future.

SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION FOR CUSTODIAL INDIVIDUAL RETIREMENT ACCOUNTS FEE

(AS A PERCENTAGE OF CONTRACT VALUE ON EACH CONTRACT ANNIVERSARY)

Spousal Protection Benefit (Co-Annuitant) Option                              0.10 %*
----------------------------------------------------------------------------------------------------


*Applies to Contract Owners who select the Option on or after January 1, 2005. Up to 0.15% for options added in the future.

If you select the Spousal Protection Benefit (Co-Annuitant) Option or Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts on or after January 1, 2005, you will pay a Rider Fee at the annual rate of 0.10% of the Contract Value on each Contract Anniversary. We reserve the right to increase the annual Rider Fee to up to 0.15% of the Contract Value. If you selected either of these Options prior to January 1, 2005, there is no charge associated with your Option. See "Spousal Protection Benefit (Co-Annuitant) Option Fee and Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts Fee" for details.

INCOME PROTECTION BENEFIT OPTION

The Contracts are also available with the Income Protection Benefit Option. See "Income Payments - Income Protection Benefit Option," below, for a description of the Option. The charge for the Income Protection Benefit Option is currently 0.50% of the average daily net Variable Account assets supporting the variable income payments to which the Income Protection Benefit Option applies. The charge for the Income Protection Benefit Option applies during the Payout Phase. We reserve the right to raise the Income Protection Benefit Option charge to up to 0.75%. Once your Income Protection Benefit Option is in effect, however, we may not change the fee that applies to your Contract. See "Expenses - Mortality and Expense Risk Charge," below, for details.


                                 13  PROSPECTUS

PORTFOLIO ANNUAL EXPENSES - MINIMUM AND MAXIMUM
The next table shows the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the Contract. Advisers and/or other service providers of certain Portfolios may have agreed to waive their fees and/or reimburse Portfolio expenses in order to keep the Portfolios' expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement. More detail concerning each Portfolio's fees and expenses appears in the second table below and in the prospectus for each Portfolio.


                           PORTFOLIO ANNUAL EXPENSES
----------------------------------------------------------------------------------
                                 Minimum                       Maximum
----------------------------------------------------------------------------------
Total Annual Portfolio
Operating
Expenses/(1)/
(expenses that are
deducted from
Portfolio assets,
which may include
management fees,
distribution and/or
services (12b-1) fees,              0.74%                         3.06%
and other expenses)
----------------------------------------------------------------------------------



(1) Expenses are shown as a percentage of Portfolio average daily net assets (before waiver or reimbursement) as of December 31, 2004.




PORTFOLIO ANNUAL EXPENSES - (AS A PERCENTAGE OF PORTFOLIO AVERAGE DAILY NET ASSETS)(1)
The next table shows the Portfolio operating expenses for each Portfolio available under the Contract. These expenses may vary from year to year. Advisers and/or other service providers of certain Portfolios have agreed to waive their fees and/or other Portfolio expenses in order to keep the Portfolio's expenses below specified limits. The expenses shown in the table below do not show the effect of any such fee waiver or expense reimbursement. All fee waiver and expense reimbursements are described in the footnotes to the table. More detail concerning each Portfolio's fees and expenses appears in the prospectus for each Portfolio.

                                Management         Rule12b-1   Other        Total Annual
PORTFOLIO                          Fees              Fees     Expenses   Portfolio Expenses
--------------------------------------------------------------------------------------------
FTVIP Franklin Growth and
Income Securities Fund -                0.49%     0.25%      0.03%              0.77%
Class 2 (2)(3)
---------------------------------------------------------------------------------------------
FTVIP Franklin Income
Securities Fund - Class 2               0.47%     0.25%      0.02%              0.74%
(2)(3)
---------------------------------------------------------------------------------------------
FTVIP Franklin Large Cap
Growth Securities Fund -                0.75%     0.25%      0.04%              1.04%
Class 2 (2)(3)
---------------------------------------------------------------------------------------------
FTVIP Franklin Small Cap
Value Securities Fund -                 0.53%     0.25%      0.18%              0.96%
Class 2 (3)(4)
---------------------------------------------------------------------------------------------
FTVIP Franklin Small-Mid Cap
Growth Securities Fund -                0.48%     0.25%      0.29%              1.02%
Class 2 (3)(4)(5)(6)
---------------------------------------------------------------------------------------------
FTVIP Franklin U.S.
Government Fund - Class 2               0.49%     0.25%      0.05%              0.79%
(2)(3)
---------------------------------------------------------------------------------------------
FTVIP Mutual Shares
Securities Fund - Class 2               0.80%     0.25%      0.21%              1.26%
(3)
---------------------------------------------------------------------------------------------
FTVIP Templeton Developing
Markets Securities Fund -               1.25%     0.25%      0.29%              1.79%
Class 2
---------------------------------------------------------------------------------------------
FTVIP Templeton Foreign
Securities Fund - Class 2               0.68%     0.25%      0.19%              1.12%
(4)
---------------------------------------------------------------------------------------------
FTVIP Templeton Global
Income Securities Fund -                0.62%     0.25%      0.16%              1.03%
Class 2 (2)(5)
---------------------------------------------------------------------------------------------
Lord Abbett Series Fund -               0.75%      N/A       2.31%              3.06%
All Value Portfolio (7)
---------------------------------------------------------------------------------------------
Lord Abbett Series Fund -               0.50%      N/A       0.48%              0.98%
Bond-Debenture Portfolio (7)
---------------------------------------------------------------------------------------------
Lord Abbett Series Fund -               0.50%      N/A       0.39%              0.89%
Growth and Income Portfolio
---------------------------------------------------------------------------------------------
Lord Abbett Series Fund -
Growth Opportunities                    0.80%      N/A       1.06%              1.86%
Portfolio (7)
---------------------------------------------------------------------------------------------
Lord Abbett Series Fund -               0.75%      N/A       0.42%              1.17%
Mid-Cap Value Portfolio
---------------------------------------------------------------------------------------------
Oppenheimer Aggressive
Growth Fund/VA - Service                0.67%     0.25%      0.07%              0.99%
Shares
---------------------------------------------------------------------------------------------
Oppenheimer Balanced Fund/VA            0.72%     0.25%      0.05%              1.02%
- Service Shares
---------------------------------------------------------------------------------------------
Oppenheimer Capital
Appreciation Fund/VA -                  0.64%     0.25%      0.02%              0.91%
Service Shares
---------------------------------------------------------------------------------------------
Oppenheimer Core Bond                   0.72%     0.25%      0.02%              0.99%
Fund/VA - Service Shares (8)
---------------------------------------------------------------------------------------------
Oppenheimer Global
Securities Fund/VA - Service            0.63%     0.25%      0.03%              0.91%
Shares
---------------------------------------------------------------------------------------------
Oppenheimer High Income                 0.72%     0.25%      0.04%              1.01%
Fund/VA - Service Shares
---------------------------------------------------------------------------------------------
Oppenheimer Main Street                 0.66%     0.25%      0.01%              0.92%
Fund(R)/VA - Service Shares
---------------------------------------------------------------------------------------------
Oppenheimer Main Street
Small Cap Fund(R)/VA -                  0.75%     0.25%      0.06%              1.06%
Service Shares
---------------------------------------------------------------------------------------------
                                 14 PROSPECTUS

Oppenheimer Strategic Bond              0.71%     0.25%      0.03%              0.99%
Fund/VA - Service Shares
---------------------------------------------------------------------------------------------
Putnam VT The George Putnam             0.62%     0.25%      0.11%              0.98%
Fund of Boston - Class IB
---------------------------------------------------------------------------------------------
Putnam VT Global Asset                  0.70%     0.25%      0.23%              1.18%
Allocation Fund - Class IB
---------------------------------------------------------------------------------------------
Putnam VT Growth and Income             0.48%     0.25%      0.06%              0.79%
Fund - Class IB
---------------------------------------------------------------------------------------------
Putnam VT Health Sciences               0.70%     0.25%      0.15%              1.10%
Fund - Class IB (9)
---------------------------------------------------------------------------------------------
Putnam VT High Yield Fund -             0.67%     0.25%      0.12%              1.04%
Class IB
---------------------------------------------------------------------------------------------
Putnam VT Income Fund -                 0.60%     0.25%      0.10%              0.95%
Class IB (10)
---------------------------------------------------------------------------------------------
Putnam VT International                 0.75%     0.25%      0.19%              1.19%
Equity Fund - Class IB
---------------------------------------------------------------------------------------------
Putnam VT Investors Fund -              0.64%     0.25%      0.12%              1.01%
Class IB
---------------------------------------------------------------------------------------------
Putnam VT Money Market Fund             0.45%     0.25%      0.10%              0.80%
- Class IB (10)
---------------------------------------------------------------------------------------------
Putnam VT New Opportunities             0.60%     0.25%      0.09%              0.94%
Fund - Class IB (9)
---------------------------------------------------------------------------------------------
Putnam VT New Value Fund -              0.69%     0.25%      0.10%              1.04%
Class IB
---------------------------------------------------------------------------------------------
Putnam VT Research Fund -               0.65%     0.25%      0.15%              1.05%
Class IB (9)
---------------------------------------------------------------------------------------------
Putnam VT Utilities Growth
and Income Fund - Class IB              0.70%     0.25%      0.15%              1.10%
(9)
---------------------------------------------------------------------------------------------
Putnam VT Vista Fund - Class            0.65%     0.25%      0.14%              1.04%
IB
---------------------------------------------------------------------------------------------
Putnam VT Voyager Fund -                0.56%     0.25%      0.08%              0.89%
Class IB
---------------------------------------------------------------------------------------------
Van Kampen LIT Aggressive
Growth Portfolio, Class II              0.75%     0.25%      0.63%              1.63%
(11)(13)
---------------------------------------------------------------------------------------------
Van Kampen LIT Comstock                 0.57%     0.25%      0.04%              0.86%
Portfolio, Class II
---------------------------------------------------------------------------------------------
Van Kampen LIT Emerging                 0.70%     0.25%      0.07%              1.02%
Growth Portfolio, Class II
---------------------------------------------------------------------------------------------
Van Kampen LIT Growth and               0.58%     0.25%      0.04%              0.87%
Income Portfolio, Class II
---------------------------------------------------------------------------------------------
Van Kampen LIT Money Market             0.49%     0.25%      0.22%              0.96%
Portfolio, Class II (12)(13)
---------------------------------------------------------------------------------------------
Van Kampen UIF Emerging
Markets Debt Portfolio,                 0.75%     0.35%      0.35%              1.45%
Class II (14)(15)(16)
---------------------------------------------------------------------------------------------
Van Kampen UIF Equity and
Income Portfolio, Class II              0.49%     0.35%      0.36%              1.20%
(14)(15)(16)
---------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth
Portfolio, Class I                      0.50%      N/A       0.34%              0.84%
(14)(15)(16)(17)
---------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth
Portfolio, Class II                     0.50%     0.35%      0.34%              1.19%
(14)(15)(16)(17)
---------------------------------------------------------------------------------------------
Van Kampen UIF Global
Franchise Portfolio, Class              0.80%     0.35%      0.50%              1.65%
II (14)(15)
---------------------------------------------------------------------------------------------
Van Kampen UIF Small Company
Growth Portfolio, Class II              0.92%     0.35%      0.61%              1.88%
(14)(15)(16)
---------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap
Value Portfolio, Class I                0.72%      N/A       0.30%              1.02%
(14)(15)(16)(17)
---------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap
Value Portfolio, Class II               0.72%     0.30%      0.37%              1.37%
(14)(15)(16)(17)
---------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Real
Estate Portfolio, Class II              0.76%     0.35%      0.26%              1.37%
(14)(15)
---------------------------------------------------------------------------------------------

1. Figures shown in the Table are for the year ended December 31, 2004 (except as otherwise noted).

2. The Fund administration fee is paid indirectly through the management fee.

3. While the maximum amount payable under the Portfolio's Rule 12b-1 plan is 0.35% per year of the Portfolio's average annual net assets, the Portfolio's Board of Trustees has set the current rate at 0.25% per year.

4. The Portfolio's manager has agreed in advance to reduce its fees from assets invested by the Portfolio in a Franklin Templeton Money Market Fund (the Sweep Money Fund). This reduction is required by the Portfolio's Board of Trustees and an order by the Securities and Exchange Commission. With this reduction, "Management Fees", "Rule 12b-1 Fees", "Other Expenses", and "Total Annual Portfolio Expenses" were as follows:


                          Management         Rule12b-1   Other        Total Annual
PORTFOLIO                    Fees              Fees     Expenses   Portfolio Expenses
--------------------------------------------------------------------------------------
FTVIP Franklin
Small-Mid Cap Growth
Securities Fund -                 0.49%     0.25%      0.18%              0.92%
Class 2
---------------------------------------------------------------------------------------
FTVIP Franklin Small
Cap Value Securities              0.45%     0.25%      0.29%              0.99%
Fund - Class 2
---------------------------------------------------------------------------------------
FTVIP Templeton
Foreign Securities                0.63%     0.25%      0.19%              1.07%
Fund - Class 2
---------------------------------------------------------------------------------------



5. Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 and the FTVIP Templeton Global Income Securities - Class 2 Sub-Accounts are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts you may continue those investments. If, prior to May 1, 2003, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging,


                                 15  PROSPECTUS
we will continue to effect automatic transactions to these Portfolios in accordance with that program. Outside of these automatic transaction programs, you may not allocate purchase payments or make transfers to these Variable Sub-Accounts, additional allocations will not be allowed.

6. Effective April 29, 2005, the FTVIP Franklin Small Cap Fund - Class 2 changed its name to FTVIP Franklin Small-Mid Cap Growth Securities Fund - Class 2.

7. For the year ending December 31, 2005, Lord, Abbett & Co. LLC has contractually agreed to reimburse a portion of each Portfolio's expenses to the extent necessary to maintain its "Other Expenses" at an aggregate rate of 0.40% of its average daily net assets. With this reimbursement, "Management Fees", "Rule 12b-1 Fees", "Other Expenses" and "Total Annual Portfolio Expenses" are as follows:

                                                                                  Management         Rule12b-1   Other      Total
PORTFOLIO                                                                            Fees              Fees     Expenses    Annual
--------------------------------------------------------------------------------------------------------------------------Portfolio
                                                                                                                           Expenses
                                                                                                                          ----------
Lord Abbett Series Fund - All Value Portfolio                                             0.75%      N/A       0.39%          1.1
------------------------------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Bond-Debenture Portfolio                                        0.50%      N/A       0.40%         0.9
------------------------------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Growth Opportunities Portfolio                                  0.80%      N/A       0.40%         1.2
------------------------------------------------------------------------------------------------------------------------------------


8. Effective April 29, 2005, the Oppenheimer Bond Fund/VA - Service Shares changed its name to Oppenheimer Core Bond Fund/VA - Service Shares.

9. Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Account Portfolios are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

10. Reflects Putnam Management's agreement, effective January 28, 2004, to waive fees and reimburse expenses of the Portfolio through December 31, 2005 to the extent necessary to ensure that the Portfolio's expenses do not exceed the average expenses of the portfolios viewed by Lipper Inc. as having the same investment classification or objective as the Portfolio. The expense reimbursement is based on a comparison of the Portfolio's expenses with the average annualized operating expenses of the portfolios in its Lipper peer group, as reported by Lipper, for each calendar quarter during the Portfolio's last fiscal year, excluding "Rule 12b-1 Fees" and without giving effect to any expense offset and brokerage service arrangements that may reduce fund expenses.
 After such reductions, the "Management Fees", "Rule 12b-1 Fees", "Other Expenses" and "Total Annual Portfolio Expenses", were as follows:

                                                                   Management         Rule12b-1   Other        Total Annual
PORTFOLIO                                                             Fees              Fees     Expenses   Portfolio Expenses
-------------------------------------------------------------------------------------------------------------------------------
Putnam VT Income Fund - Class IB                                           0.57%    0.25%      0.10%              0.92%
-------------------------------------------------------------------------------------------------------------------------------
Putnam VT Money Market Fund - Class IB                                     0.43%     0.25%      0.10%              0.78%
--------------------------------------------------------------------------------------------------------------------------------


11. For the year ended December 31, 2004, the adviser volunatrily waived $99,706 of its investment advisory fees and assumed $1,234 of the Portfolio's other expenses. This waiver is voluntary in nature and can be discontinued at the adviser's discretion.

12. For the year ended December 31, 2004, the adviser waived approximately $68,600 of its advisory fees. Under the terms of the advisory agreement, if the total ordinary business expenses, exclusive of taxes, distribution fees and intertest, exceed 0.95% of the average daily net assets of the Portfolio, the adviser will reimburse the Portfolio for the amount of the excess. The adviser has agreed to waive all expenses in excess of 0.85% of average net assets. This waiver is voluntary and can be discontinued at any time.

13. The fees disclosed in the Table reflect gross ratios prior to any voluntary waivers/reimbursements of expenses by the adviser. When the effects of the voluntary waivers discussed in footnotes 11 and 12 are taken into consideration, the "Management Fees", "Rule 12b-1 Fees", "Other Expenses" and "Total Annual Portfolio Expenses", were as follows:

                                       Management         Rule12b-1   Other        Total Annual
PORTFOLIO                                 Fees              Fees     Expenses   Portfolio Expenses
---------------------------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth               0.38%     0.25%      0.62%              1.25%
Portfolio, Class II
----------------------------------------------------------------------------------------------------
Van Kampen LIT Money Market                    0.38%     0.25%      0.22%              0.85%
Portfolio, Class II
----------------------------------------------------------------------------------------------------




                                 16  PROSPECTUS

14. Morgan Stanley Investment Management, Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

15. The fees disclosed in the Table reflect gross ratios prior to any voluntary waivers/reimbursements of expenses by the adviser. The adviser has voluntarily agreed to waive a portion or all of its management fee and/or reimburse expenses to the extent necessary so "Total Annual Portfolio Expenses", excluding certain investment related expenses such a foreign country tax expense and interest expense on borrowing, do not exceed the "Operating Expense Limitation" in the table below. The adviser may terminate these voluntary waivers at any time at its sole discretion. Additionally, the distributor has agreed to waive a portion of the "Rule 12b-1 Fees" for Class II shares. The distributor may terminate these voluntary waivers at any time at its sole discretion. After such reductions, the "Management Fees", "Rule 12B-1 Fees", "Other Expenses", and "Total Annual Portfolio Expenses" were as follows:


                        Operating
                         Expense    Management  Rule 12b-1   Other        Total Annual
PORTFOLIO               Limitation     Fees        Fees     Expenses   Portfolio Expenses
------------------------------------------------------------------------------------------
Van Kampen UIF
Emerging Markets Debt     1.15%       0.75%       0.05%      0.35%           1.15%
Portfolio, Class II
------------------------------------------------------------------------------------------
Van Kampen UIF Equity
and Income Portfolio,     1.00%       0.49%       0.05%      0.36%           0.90%
Class II
------------------------------------------------------------------------------------------
Van Kampen UIF Equity
Growth Portfolio,         0.85%       0.50%        N/A       0.34%           0.84%
Class I
------------------------------------------------------------------------------------------
Van Kampen UIF Equity
Growth Portfolio,         1.10%       0.50%       0.25%      0.34%           1.09%
Class II
------------------------------------------------------------------------------------------
Van Kampen UIF Global
Franchise Portfolio,      1.20%       0.65%       0.05%      0.50%           1.20%
Class II
------------------------------------------------------------------------------------------
Van Kampen UIF Small
Company Growth            1.25%       0.59%       0.05%      0.61%           1.25%
Portfolio, Class II
------------------------------------------------------------------------------------------
Van Kampen UIF U.S.
Mid Cap Value             1.05%       0.72%        N/A       0.37%           1.02%
Portfolio, Class I
------------------------------------------------------------------------------------------
Van Kampen UIF U.S.
Mid Cap Value             1.15%       0.72%       0.10%      0.30%           1.12%
Portfolio, Class II
------------------------------------------------------------------------------------------
Van Kampen UIF U.S.
Real Estate Portfolio,    1.35%       0.76%       0.25%      0.26%           1.27%
Class II
------------------------------------------------------------------------------------------



16. Expense information has been restated to reflect current fees in effect as of November 1, 2004.

17. The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth Portfolio, Class II and the Van Kampen UIF U.S. Mid Cap Value Portfolio, Class II are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Account that invest in the Van Kampen UIF Equity Growth Portfolio, Class I and the Van Kampen UIF U.S. Mid Cap Value Portfolio, Class I.


                                 17  PROSPECTUS

EXAMPLE 1
This Example is intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Variable Account annual expenses, and Portfolio fees and expenses.

The example shows the dollar amount of expenses that you would bear directly or indirectly if you:

.. invested $10,000 in the Contract for the time periods indicated;

.. earned a 5% annual return on your investment;

.. surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period;

.. elected the MAV Death Benefit Option and the Enhanced Beneficiary Protection
  (Annual Increase) Option;

.. elected the Earnings Protection Death Benefit Option (assuming issue age
  71-79);

.. elected RIG 2 (assuming Income Base A); and

.. elected the Spousal Protection Benefit (Co-Annuitant) Option.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT.

The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.



                                                                Allstate Advisor                 Allstate Advisor Plus
                                                       1 Year  3 Years  5 Years  10 Years  1 Year  3 Years  5 Years  10 Years
-------------------------------------------------------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses       $1,231  $2,318   $3,388    $6,155   $1,389  $2,616   $3,733    $6,367
-------------------------------------------------------------------------------------------------------------------------------
Costs Based on Minimum Annual Portfolio Expenses       $  993  $1,638   $2,308    $4,268   $1,151  $1,940   $2,666    $4,538
-------------------------------------------------------------------------------------------------------------------------------
                                                           Allstate Advisor Preferred
                                                                  (with 5 Year
                                                           Withdrawal Charge Option)
                                                       1 Year  3 Years  5 Years  10 Years
-------------------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses       $1,176  $2,319   $3.265     $6,367
-------------------------------------------------------------------------------------------
Costs Based on Minimum Annual Portfolio Expenses       $  939  $1,643   $2,198     $4,538
-------------------------------------------------------------------------------------------


                            Allstate Advisor Preferred          Allstate Advisor Preferred
                                   (with 3-Year                          (with No
                            Withdrawal Charge Option)           Withdrawal Charge Option)
                        1 Year  3 Years  5 Years  10 Years  1 Year  3 Years  5 Years  10 Years
------------------------------------------------------------------------------------------------
Costs Based on Maximum
Annual Portfolio        $1,187  $2,007   $3,309    $6,436    $687   $2,036   $3,352     $6,504
Expenses
------------------------------------------------------------------------------------------------
Costs Based on Minimum
Annual Portfolio        $  949  $1,333   $2,347    $4,627    $449   $1,362   $2,295     $4,714
Expenses
------------------------------------------------------------------------------------------------








                                 18  PROSPECTUS

EXAMPLE 2
This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.



                                 Allstate Advisor                 Allstate Advisor Plus
                        1 Year  3 Years  5 Years  10 Years  1 Year  3 Years  5 Years  10 Years
------------------------------------------------------------------------------------------------
Costs Based on Maximum
Annual Portfolio         $636   $1,893   $3,133    $6,155    $666   $1,979   $3,265    $6,367
Expenses
------------------------------------------------------------------------------------------------
Costs Based on Minimum
Annual Portfolio         $398   $1,213   $2,053    $4,268    $429   $1,303   $2,198    $4,538
Expenses
------------------------------------------------------------------------------------------------
                            Allstate Advisor Preferred
                                   (with 5 Year
                            Withdrawal Charge Option)
                        1 Year  3 Years  5 Years  10 Years
------------------------------------------------------------
Costs Based on Maximum   $666   $1,979   $3,265     $6,367
Annual Portfolio
Expenses
------------------------------------------------------------
Costs Based on Minimum   $429   $1,303   $2,198     $4,538
Annual Portfolio
Expenses
------------------------------------------------------------


                            Allstate Advisor Preferred          Allstate Advisor Preferred
                                   (with 3-Year                          (with No
                            Withdrawal Charge Option)           Withdrawal Charge Option)
                        1 Year  3 Years  5 Years  10 Years  1 Year  3 Years  5 Years  10 Years
------------------------------------------------------------------------------------------------
Costs Based on Maximum
Annual Portfolio         $677   $2,007   $3,309    $6,436    $687   $2,036   $3,352     $6,504
Expenses
------------------------------------------------------------------------------------------------
Costs Based on Minimum
Annual Portfolio         $439   $1,333   $2,247    $4,627    $449   $1,362   $2,295     $4,714
Expenses
------------------------------------------------------------------------------------------------


PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. YOUR RATE OF RETURN MAY BE HIGHER OR LOWER THAN 5%, WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY PORTFOLIO EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED.
 THE EXAMPLES REFLECT THE FREE WITHDRAWAL AMOUNTS, IF APPLICABLE, AND THE DEDUCTION OF THE ANNUAL CONTRACT MAINTENANCE CHARGE OF $30 EACH YEAR. THE ABOVE EXAMPLES ASSUME YOU HAVE SELECTED THE MAV DEATH BENEFIT OPTION AND THE ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION, THE EARNINGS PROTECTION DEATH BENEFIT OPTION (ASSUMING THE OLDEST CONTRACT OWNER OR ANNUITANT IS AGE 71 OR OLDER, AND ALL ARE AGE 79 OR YOUNGER ON THE RIDER APPLICATION DATE), RIG 2 AND THAT INCOME BASE A IS APPLIED AND THE SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION. EXAMPLES FOR THE ALLSTATE ADVISOR PREFERRED CONTRACTS ASSUME THE ELECTION OF THE 5-YEAR WITHDRAWAL CHARGE OPTION. IF ANY OR ALL OF THESE FEATURES WERE NOT ELECTED, THE EXPENSE FIGURES SHOWN ABOVE WOULD BE SLIGHTLY LOWER.


                                 19  PROSPECTUS

FINANCIAL INFORMATION
--------------------------------------------------------------------------------

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT." Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Accumulation Unit Values for the Contracts appear in Appendix H and in the Statement of Additional Information. Prior to May 1, 2004, the Contracts were issued through Allstate Life Insurance Company Separate Account A. Effective May 1, 2004, Allstate Life Insurance Company Separate Account A combined with and into the Variable Account. As a result of the merger, the Contracts are now issued through the Variable Account. For more information, see the Statement of Additional Information, which contains the financial statements of the Variable Account, which are comprised of the underlying financial statements fo the Sub-Accounts, that show the effect of the merger of Allstate Life Insurance Company Separate Account A into the Variable Account.


THE CONTRACTS
--------------------------------------------------------------------------------


CONTRACT OWNER
Each Contract is an agreement between you, the Contract Owner, and Allstate Life, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

.. the investment alternatives during the Accumulation and Payout Phases,

.. the amount and timing of your purchase payments and withdrawals,

.. the programs you want to use to invest or withdraw money,

.. the income payment plan(s) you want to use to receive retirement income,

.. the Annuitant (either yourself or someone else) on whose life the income payments will be based,

.. the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner or the Annuitant dies, and

.. any other rights that the Contract provides, including restricting income payments to Beneficiaries.

If you die, any surviving joint Contract Owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract. If the sole surviving Contract Owner dies after the Payout Start Date, the Primary Beneficiary will receive any guaranteed income payments scheduled to continue.

If the Annuitant dies prior to the Payout Start Date and the Contract Owner is a grantor trust not established by a business, the new Contract Owner will be the Beneficiary(ies).

The Contract cannot be jointly owned by both a non-living person and a living person unless the Contract Owner(s) assumed ownership of the Contract as a Beneficiary(ies). The maximum age of any Contract Owner on the date we receive the completed application for each Contract is 90.

If you select the Enhanced Beneficiary Protection (MAV) Option, the Enhanced Beneficiary Protection (Annual Increase) Option, or the Earnings Protection Death Benefit Option, the maximum age of any Contract Owner on the Rider Application Date is currently age 79. If you select the Spousal Protection Benefit (Co-Annuitant) Option or the Spousal Protection Benefit (Co-Annuitant) Option for the Custodial Individual Retirement Accounts, the maximum age of any Contract Owner or beneficial owner for CSP on the Rider Application Date is currently age 90. If you select the SureIncome Withdrawal Benefit Option, the maximum age of any Contract Owner on the Rider Application Date is currently 85.

The Contract can also be purchased as an IRA or TSA (also known as a 403(b)).
 The endorsements required to qualify these annuities under the Internal Revenue Code of 1986, as amended, ("Code") may limit or modify your rights and privileges under the Contract. We use the term "QUALIFIED CONTRACT" to refer to a Contract issued as an IRA, 403(b), or with a qualified plan.

Except for certain retirement plans, you may change the Contract Owner at any time by written notice in a form satisfactory to us. Until we receive your written notice to change the Contract Owner, we are entitled to rely on the most recent information in our files. We will provide a change of ownership form to be signed by you and filed with us. Once we accept the change, the change will take effect as of the date you signed the request. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change the Contract Owner, you should deliver your written notice to us promptly. Each change is subject to any payment we make or other action we take before we accept it. Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax


                                 20  PROSPECTUS
advisor prior to making a request for a change of Contract Owner.


ANNUITANT
The Annuitant is the individual whose age determines the latest Payout Start Date and whose life determines the amount and duration of income payments (other than under Income Plan 3). You may not change the Annuitant at any time. You may designate a joint Annuitant, who is a second person on whose life income payments depend, at the time you select an Income Plan. The maximum age of the Annuitant on the date we receive the completed application for each Contract is 90.

If you select the Enhanced Beneficiary Protection (MAV) Option, Enhanced Beneficiary Protection (Annual Increase) Option or the Earnings Protection Death Benefit Option, the maximum age of any Annuitant on the Rider Application Date is 79.

If you select the Spousal Protection Benefit (Co-Annuitant) Option, the maximum age of any Annuitant on the Rider Application date is age 90.

If you select the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts, the maximum age of any Annuitant on the Rider Application date is age 90.

If you select the Income Protection Benefit Option, the oldest Annuitant and joint Annuitant (if applicable) must be age 75 or younger on the Payout Start Date. If you select the SureIncome Withdrawal Benefit Option, the maximum age of any Annuitant on the Rider Application Date is currently 85.

If you select an Income Plan that depends on the Annuitant or a joint Annuitant's life, we may require proof of age and sex before income payments begin and proof that the Annuitant or joint Annuitant is still alive before we make each payment.


CO-ANNUITANT
SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION

Contract Owners of IRA Contracts that meet the following conditions and that elect the Spousal Protection Benefit Option may name their spouse as a Co-Annuitant:

.. the individually owned Contract must be either a traditional, Roth, or Simplified Employee Pension IRA;

.. the Contract Owner must be age 90 or younger on the Rider Application Date;

.. and the Co-Annuitant must be age 79 or younger on the Rider Application Date;
  and

.. the Co-Annuitant must be the sole Primary Beneficiary under the Contract.

Under the Spousal Protection Benefit (Co-Annuitant) Option, the Co-Annuitant will be considered to be an Annuitant during the Accumulation Phase, except the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date or upon the death of the Co-Annuitant. You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. At any time, there may only be one Co-Annuitant under your Contract. See "Spousal Protection Benefit Option and Death of Co-Annuitant" for more information.

SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION FOR CUSTODIAL INDIVIDUAL RETIREMENT ACCOUNTS.

Contracts that meet the following conditions and that elect the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts may name the spouse of the Annuitant as a Co-Annuitant.

.. the beneficially owned Contract must be a Custodial traditional IRA, Custodial
  Roth IRA, or a Custodial Simplified Employee Pension IRA;

.. the Annuitant must be the beneficial owner of the Custodial traditional IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA;

.. the Co-Annuitant must be the legal spouse of the Annuitant and only one
  Co-Annuitant may be named;

.. the Co-Annuitant must be the sole beneficiary of the Custodial traditional
  IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA;

.. the Annuitant must be age 90 or younger on the Rider Application Date; and

.. the Co-Annuitant must be age 79 or younger on the Rider Application Date.

Under the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts, the Co-Annuitant will be considered to be an Annuitant during the Accumulation Phase, except the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date or upon the death of the Co-Annuitant. The Co-Annuitant is not considered the beneficial owner of the Custodial Traditional IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA. See "Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts and Death of Co-Annuitant" for more information.


BENEFICIARY
You may name one or more Primary and Contingent Beneficiaries when you apply for a Contract. The Primary Beneficiary is the person who may, in accordance with the terms of the Contract, elect to receive the death settlement ("DEATH PROCEEDS") or become the new Contract Owner pursuant to the Contract if the sole surviving Contract Owner dies before the Payout Start Date. A Contingent Beneficiary is the person selected by the Contract Owner who will exercise the rights of the Primary Beneficiary if all named Primary Beneficiaries


                                 21  PROSPECTUS
die before the death of the sole surviving Contract Owner.

You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed by you and filed with us. After we accept the form, the change of Beneficiary will be effective as of the date you signed the form. Until we accept your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. Each Beneficiary change is subject to any payment made by us or any other action we take before we accept the change.

You may restrict income payments to Beneficiaries by providing us with a written request. Once we accept the written request, the restriction will take effect as of the date you signed the request. Any restriction is subject to any payment made by us or any other action we take before we accept the request.

If you did not name a Beneficiary or, unless otherwise provided in the Beneficiary designation, if a named Beneficiary is no longer living and there are no other surviving Primary or Contingent Beneficiaries when the sole surviving Contract Owner dies, the new Beneficiary will be:

.. your spouse or, if he or she is no longer alive,

.. your surviving children equally, or if you have no surviving children,

.. your estate.

If more than one Beneficiary survives you (or the Annuitant, if the Contract Owner is a grantor trust), we will divide the Death Proceeds among the surviving Beneficiaries according to your most recent written instructions. If you have not given us written instructions in a form satisfactory to us, we will pay the Death Proceeds in equal amounts to the surviving Beneficiaries. If there is more than one Beneficiary in a class (e.g., more than one Primary Beneficiary) and one of the Beneficiaries predeceases the Contract Owner (the Annuitant if the Contract Owner is not a living person), the remaining Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original share of the remaining Beneficiaries.

For purposes of this Contract, in determining whether a living person, including a Contract Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person A") has survived another living person, including a Contract Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person B"), Living Person A must survive Living Person B by at least 24 hours.
 Otherwise, Living Person A will be conclusively deemed to have predeceased Living Person B.

Where there are multiple Beneficiaries, we will only value the Death Proceeds at the time the first Beneficiary submits the necessary documentation in good order. Any Death Proceeds amounts attributable to any Beneficiary which remain in the Variable Sub-Accounts are subject to investment risk. If there is more than one Beneficiary taking shares of the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share of the Death Proceeds. Each Beneficiary will exercise all rights related to his or her share of the Death Proceeds, including the sole right to select a death settlement option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the death settlement option chosen by the original Beneficiary.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation, trust or other non-living person, all Beneficiaries will be considered to be non-living persons.


MODIFICATION OF THE CONTRACT
Only an Allstate Life officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.


ASSIGNMENT
You may not assign an interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.


                                 22  PROSPECTUS

PURCHASES
--------------------------------------------------------------------------------


MINIMUM PURCHASE PAYMENTS
The minimum initial purchase payment for Non- Qualified Contracts is $10,000, ($2,000 for Contracts issued with an IRA or TSA). All subsequent purchase payments under a Contract must be $1,000 or more ($50 for automatic payments). For ALLSTATE ADVISOR PLUS CONTRACTS, purchase payments do not include any Credit Enhancements. You may make purchase payments at any time prior to the Payout Start Date; however, additional payments may be limited in some states. Please consult with your representative for details. The total amount of purchase payments we will accept for each Contract without our prior approval is $1,000,000. We reserve the right to accept a lesser initial purchase payment amount or lesser subsequent purchase payment amounts. We reserve the right to limit the availability of the investment alternatives for additional investments. We also reserve the right to reject any application.


AUTOMATIC ADDITIONS PROGRAM
You may make subsequent purchase payments of $50 or more per month by automatically transferring money from your bank account. Please consult with your sales representative for detailed information. The AUTOMATIC ADDITIONS PROGRAM is not available for making purchase payments into the Dollar Cost Averaging Fixed Account Option.


ALLOCATION OF PURCHASE PAYMENTS
At the time you apply for a Contract, you must decide how to allocate your purchase payment among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by calling us at 1-800-203-0068.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our home office. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our home office.

We use the term "business day" to refer to each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "Valuation Dates." Our business day closes when the New York Stock Exchange closes for regular trading, usually 4:00 p.m. Eastern Time (3:00 p.m. Central
Time). If we receive your purchase payment after 3:00 p.m. Central Time on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.


CREDIT ENHANCEMENT
For ALLSTATE ADVISOR PLUS CONTRACTS, each time you make a purchase payment, we will add to your Contract Value a Credit Enhancement equal to 4% of the purchase payment if the oldest Contract Owner and oldest Annuitant are age 85 or younger on the date we receive the completed application for the Contract ("Application Date"). If the oldest Contract Owner or oldest Annuitant is age 86 or older and both are 90 or younger on the Application Date, we will add to your Contract Value a Credit Enhancement equal to 2% of the purchase payment. An additional Credit Enhancement will be added to your Contract if the cumulative purchase payments (including the purchase payment being made) less cumulative withdrawals exceed a certain threshold. The thresholds apply individually to each Allstate Advisor Plus Contract you own. The additional Credit Enhancements and their corresponding thresholds are as follows:

          ADDITIONAL CREDIT                CUMULATIVE PURCHASE
        ENHANCEMENT FOR LARGE            PAYMENTS LESS CUMULATIVE
              CONTRACTS                  WITHDRAWALS MUST EXCEED:

    0.50% of the purchase payment       $500,000

    1.00% of the purchase payment       $1,000,000


If you exercise your right to cancel the Contract during the Trial Examination Period, the amount we refund to you will not include any Credit Enhancement. See "TRIAL EXAMINATION PERIOD" below for details. The ALLSTATE ADVISOR PLUS CONTRACT may not be available in all states.

We will allocate any Credit Enhancements to the investment alternatives according to the allocation instructions you have on file with us at the time we receive your purchase payment. We will allocate each Credit Enhancement among the investment alternatives in the same proportions as the corresponding purchase payment. We do not consider Credit Enhancements to be investments in the Contract for income tax purposes.


                                 23  PROSPECTUS

We use a portion of the withdrawal charge and mortality and expense risk charge to help recover the cost of providing the Credit Enhancement under the Contract. See "Expenses." Under certain circumstances (such as a period of poor market performance) the cost associated with the Credit Enhancement may exceed the sum of the Credit Enhancement and any related earnings. You should consider this possibility before purchasing the Contract.

TRIAL EXAMINATION PERIOD

You may cancel your Contract by providing us with written notice within the Trial Examination Period, which is the 20 day period after you receive the Contract, or such longer period that your state may require. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. We also will return your purchase payments allocated to the Variable Account adjusted, to the extent federal or state law permits, to reflect investment gain or loss, including the deduction of mortality and expense risk charges and administrative expense charges, that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Code Section 408(b), we will refund the greater of any purchase payments or the Contract Value.

For ALLSTATE ADVISOR PLUS CONTRACTS, we have received regulatory relief to enable us to recover the amount of any Credit Enhancement applied to Contracts that are cancelled during the Trial Examination Period. The amount we return to you upon exercise of this Right to Cancel will not include any Credit Enhancement or the amount of charges deducted prior to cancellation, but will reflect, except in states where we are required to return the amount of your purchase payments, any investment gain or loss associated with your Variable Account purchase payments and with the full amount of the Credit Enhancement, including the deduction of mortality and expense risk charges and administrative expense charges.

We reserve the right to allocate your purchase payments to the Putnam VT Money Market Variable Sub-Account during the Trial Examination Period.

For Contracts purchased in California by persons age 60 and older, you may elect to defer until the end of the Trial Examination Period allocation of your purchase payment to the Variable Sub-Accounts. Unless you instruct otherwise, upon making this election, your purchase payment will be allocated to the Putnam VT Money Market Variable Sub-Account. On the next Valuation Date 40 days after the Issue Date, your Contract Value will then be reallocated in accordance with your most recent investment allocation instructions.

State laws vary and may require a different period, other variations or adjustments. Please refer to your Contract for any state specific information.


CONTRACT VALUE
--------------------------------------------------------------------------------

On the Issue Date, the Contract Value is equal to your initial purchase payment (for ALLSTATE ADVISOR PLUS CONTRACTS, your initial purchase payment plus the Credit Enhancement).

Thereafter, your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus your value in the Fixed Account Option(s) offered by your Contract.


ACCUMULATION UNITS
To determine the number of Accumulation Units of each Variable Sub-Account to allocate to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. For ALLSTATE ADVISOR PLUS CONTRACTS, we would credit your Contract additional Accumulation Units of the Variable Sub-Account to reflect the Credit Enhancement paid on your purchase payment. See "Credit Enhancement." Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Sub-Account allocated to your Contract.


ACCUMULATION UNIT VALUE
As a general matter, the Accumulation Unit Value for each Variable Sub-Account for each Contract will rise or fall to reflect:

.. changes in the share price of the Portfolio in which the Variable Sub-Account invests, and

.. the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine any applicable withdrawal charges, Rider Fees (if applicable), transfer fees, and contract maintenance charges separately for each Contract. They do not affect the Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we compute Accumulation Unit Values, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account for each Contract on each Valuation Date. We also determine a separate set of


                                 24  PROSPECTUS

Accumulation Unit Values that reflect the cost of each optional benefit, or available combination thereof, offered under the Contract.

YOU SHOULD REFER TO THE PROSPECTUSES FOR THE FUNDS THAT ACCOMPANY THIS PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH PORTFOLIO ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.


TRUERETURN/SM/ ACCUMULATION BENEFIT OPTION
We offer the TrueReturn/SM/ Accumulation Benefit Option, which is available for an additional fee. The TrueReturn Option guarantees a minimum Contract Value on the "RIDER MATURITY DATE." The Rider Maturity Date is determined by the length of the Rider Period which you select. The Option provides no minimum Contract Value if the Option terminates before the Rider Maturity Date. See "Termination of the TrueReturn Option" below for details on termination.

The TrueReturn Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. You may not add the TrueReturn Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the TrueReturn Option. Currently, you may have only one TrueReturn Option in effect on your Contract at one time. You may only have one of the following in effect on your Contract at the same time: a TrueReturn Option, a Retirement Income Guarantee Option or a SureIncome Option. The TrueReturn Option has no maximum issue age, however the Rider Maturity Date must occur before the latest Payout Start Date, which is the later of the Annuitant's 99th birthday or the 10th Contract Anniversary. Once added to your Contract, the TrueReturn Option may be cancelled at any time on or after the 5th Rider Anniversary by:

.. notifying us in writing in a form satisfactory to us.

The "RIDER ANNIVERSARY" is the anniversary of the Rider Date. We reserve the right to extend the date on which the TrueReturn Option may be cancelled to up to the 10th Rider Anniversary at any time in our sole discretion. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

When you add the TrueReturn Option to your Contract, you must select a Rider Period and a Guarantee Option. The Rider Period and Guarantee Option you select determine the AB Factor, which is used to determine the Accumulation Benefit, described below. The "RIDER PERIOD" begins on the Rider Date and ends on the Rider Maturity Date. The "RIDER DATE" is the date the TrueReturn Option was made a part of your Contract. We currently offer Rider Periods ranging from 8 to 20 years depending on the Guarantee Option you select. You may select any Rider Period from among those we currently offer, provided the Rider Maturity Date occurs prior to the latest Payout Start Date. We reserve the right to offer additional Rider Periods in the future, and to discontinue offering any of the Rider Periods at any time. Each Model Portfolio Option available under a Guarantee Option has specific investment requirements that are described in the "Investment Restrictions" section below and may depend upon the Rider Date of your TrueReturn Option. We reserve the right to offer additional Guarantee Options in the future, and to discontinue offering any of the Guarantee Options at any time. After the Rider Date, the Rider Period and Guarantee Option may not be changed.

The TrueReturn Option may not be available in all states. We may discontinue offering the TrueReturn Option at any time to new Contract Owners and to existing Contract Owners who did not elect the Option prior to the date of discontinuance.


ACCUMULATION BENEFIT.
On the Rider Maturity Date, if the Accumulation Benefit is greater than the Contract Value, then the Contract Value will be increased to equal the Accumulation Benefit. The excess amount of any such increase will be allocated to the Putnam VT Money Market Variable Sub-Account. You may transfer the excess amount out of the Putnam VT Money Market Variable Sub-Account and into another investment alternative at any time thereafter. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee. Prior to the Rider Maturity Date, the Accumulation Benefit will not be available as a Contract Value, Settlement Value, or Death Proceeds. Additionally, we will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date.
 After the Rider Maturity Date, the TrueReturn Option provides no additional benefit.

The "ACCUMULATION BENEFIT" is equal to the Benefit Base multiplied by the AB Factor. The "AB Factor" is determined by the Rider Period and Guarantee Option you selected as of the Rider Date. The following table shows the AB Factors available for the Rider Periods and Guarantee Options we currently offer.

                AB FACTORS
  RIDER PERIOD      GUARANTEE     GUARANTEE
(NUMBER OF YEARS)   OPTION 1      OPTION 2
---------------------------------------------
        8            100.0%           NA
---------------------------------------------
        9            112.5%           NA
---------------------------------------------
       10            125.0%        100.0%
---------------------------------------------
       11            137.5%        110.0%
---------------------------------------------
       12            150.0%        120.0%
---------------------------------------------
       13            162.5%        130.0%
---------------------------------------------
       14            175.0%        140.0%
---------------------------------------------
       15            187.5%        150.0%
---------------------------------------------
       16            200.0%        160.0%
---------------------------------------------
       17            212.5%        170.0%
---------------------------------------------
       18            225.0%        180.0%
---------------------------------------------
       19            237.5%        190.0%
---------------------------------------------
       20            250.0%        200.0%
---------------------------------------------




                                 25  PROSPECTUS

The following examples illustrate the Accumulation Benefit calculations under Guarantee Options 1 and 2 on the Rider Maturity Date. For the purpose of illustrating the Accumulation Benefit calculation, the examples assume the Benefit Base is the same on the Rider Date and the Rider Maturity Date.

 Example 1: Guarantee Option 1

Guarantee Option:                            1
Rider Period:                               15
AB Factor:                                187.5%
Rider Date:                               1/2/04
Rider Maturity Date:                      1/2/19
Benefit Base on Rider Date:               $50,000
Benefit Base on rider Maturity Date:      $50,000


On the Rider Maturity Date (1/2/19):
Accumulation Benefit  = Benefit Base on Rider Maturity
                       Date X AB Factor
                       = $50,000 X 187.5%
                       = $93,750


Example 2: Guarantee Option 2

Guarantee Option:                            2
Rider Period:                               15
AB Factor:                                150.0%
Rider Date:                               1/2/04
Rider Maturity Date:                      1/2/19
Benefit Base on Rider Date:               $50,000
Benefit Base on rider Maturity Date:      $50,000


On the Rider Maturity Date (1/2/19):
Accumulation Benefit  = Benefit Base on Rider Maturity
                       Date X AB Factor
                       = $50,000 X 150.0%
                       = $75,000


Guarantee Option 1 offers a higher AB Factor and more rider periods than Guarantee Option 2. Guarantee Option 1 and Guarantee Option 2 have different investment restrictions. See "Investment Requirements" below for more information.


BENEFIT BASE.
The Benefit Base is used solely for purposes of determining the Rider Fee and the Accumulation Benefit. The Benefit Base is not available as a Contract Value, Settlement Value, or Death Proceeds. On the Rider Date, the "Benefit Base" is equal to the Contract Value. After the Rider Date, the Benefit Base will be recalculated for purchase payments and withdrawals as follows:

.. The Benefit Base will be increased by purchase payments (and Credit
  Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) made prior to or on the first Contract Anniversary following the Rider Date. Subject to the terms and conditions of your Contract, you may add purchase payments after this date, but they will not be included in the calculation of the Benefit Base.
   THEREFORE, IF YOU PLAN TO MAKE PURCHASE PAYMENTS AFTER THE FIRST CONTRACT ANNIVERSARY FOLLOWING THE RIDER DATE, YOU SHOULD CONSIDER CAREFULLY WHETHER THIS OPTION IS APPROPRIATE FOR YOUR NEEDS.

.. The Benefit Base will be decreased by a Withdrawal Adjustment for each withdrawal you make. The Withdrawal Adjustment is equal to (a) divided by
  (b), with the result multiplied by (c), where:

  (a) = the withdrawal amount;

  (b) = the Contract Value immediately prior to the withdrawal; and

  (c) = the Benefit Base immediately prior to the withdrawal.

Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge also may apply. See Appendix G for numerical examples that illustrate how the Withdrawal Adjustment is applied.

The Benefit Base will never be less than zero.


INVESTMENT REQUIREMENTS.
If you add the TrueReturn Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest during the Rider Period. The specific requirements will depend on the model portfolio option ("Model Portfolio Option") you have selected and the effective date of your TrueReturn Option. These requirements are described below in more detail. These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-Accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and restrictions on transfers to or from certain investment alternatives. We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable to a Guarantee Option or a Model Portfolio Option available under a Guarantee Option at any time in our sole discretion. Any changes we make will not apply to a


                                 26  PROSPECTUS

TrueReturn Option that was made a part of your Contract prior to the implementation date of the change, except for changes made due to a change in investment alternatives available under the Contract. Any changes we make will apply to a new TrueReturn Option elected subsequent to the change pursuant to the Rider Trade-In Option.

When you add the TrueReturn Option to your Contract, you must allocate your entire Contract Value as follows:

1) to a Model Portfolio Option available with the Guarantee Option you selected, as defined below; or

2) to the DCA Fixed Account Option and then transfer all purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) and interest according to a Model Portfolio Option available with the Guarantee Option you selected; or

3) to a combination of (1) and (2) above.

For (2) and (3) above, the requirements for the DCA Fixed Account Option must be met. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information.

On the Rider Date, you must select only one of the Model Portfolio Options in which to allocate your Contract Value. After the Rider Date, you may transfer your entire Contract Value to any of the other Model Portfolio Options available with your Guarantee Option. We currently offer several Model Portfolio Options with each of the available Guarantee Options. The Model Portfolio Options that are available under Guarantee Options may differ depending upon the effective date of your TrueReturn Option. Please refer to the Model Portfolio Option 1, Model Portfolio Option 2 and TrueBalance/SM/ Model Portfolio Options sections below for more details. We may add other Model Portfolio Options in the future.
 We also may remove Model Portfolio Options in the future anytime prior to the date you select such Model Portfolio Option. In addition, if the investment alternatives available under the Contract change, we may revise the Model Portfolio Options. The following table summarizes the Model Portfolio Options currently available for use with each Guarantee Option under the TrueReturn
Option:

                           GUARANTEE OPTION 1                                      GUARANTEE OPTION 2
-------------------------------------------------------------------------------------------------------------
*Model Portfolio Option 1                                                  *Model Portfolio Option 2
*TrueBalance Conservative Model Portfolio Option                           *TrueBalance Conservative Model
*TrueBalance Moderately Conservative Model Portfolio Option                 Portfolio Option
                                                                           *TrueBalance Moderately
                                                                            Conservative Model Portfolio
                                                                            Option
                                                                           *TrueBalance Moderate Model
                                                                            Portfolio Option
                                                                           *TrueBalance Moderately Aggressive
                                                                            Model Portfolio Option
                                                                           *TrueBalance Aggressive Model
                                                                            Portfolio Option
-------------------------------------------------------------------------------------------------------------


NOTE:  THE TRUEBALANCE MODEL PORTFOLIO OPTIONS WERE ADDED TO THE TRUERETURN
OPTION ON MAY 1, 2005.   TRUEBALANCE MODEL PORTFOLIOS SELECTED PRIOR TO MAY 1,
2005 MAY NOT BE USED WITH THE TRUERETURN OPTION.

You may not allocate any of your Contract Value to the Standard Fixed Account Option or to the MVA Fixed Account Option. You must transfer any portion of your Contract Value that is allocated to the Standard Fixed Account Option or to the MVA Fixed Account Option to the Variable Sub-Accounts prior to adding the TrueReturn Option to your Contract. Transfers from the MVA Fixed Account Option may be subject to a Market Value Adjustment. You may allocate any portion of your purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) to the DCA Fixed Account Option on the Rider Date, provided the DCA Fixed Account Option is available with your Contract and in your state. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information. We use the term "Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to the percentage allocations for the Model Portfolio Option you have selected.

Any subsequent purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) made to your Contract will be allocated to the Variable Sub-Accounts according to your most recent instructions on file with us. You must comply with any required percentage allocations for the Model Portfolio Option you have selected. You may also request that purchase payments be allocated to the DCA Fixed Account Option. Purchase payments allocated to the DCA Fixed Account Option must be $500 or more. Any withdrawals you request will reduce your Contract Value invested in each of the investment alternatives on a pro rata basis in the proportion that your Contract Value in each bears to your total Contract Value in all Variable Sub-Accounts, unless you request otherwise.



MODEL PORTFOLIO OPTION 1
If you choose Model Portfolio Option 1 or transfer your entire Contract Value into Model Portfolio Option 1 under Guarantee Option 1, you must allocate a certain percentage of your Contract Value into each of three asset categories.
 Please note that certain Investment Alternatives are not available under Model Portfolio Option 1. You may choose the Variable Sub-Accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-Accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count


                                 27  PROSPECTUS
against the 12 transfers you can make each Contract Year without paying a transfer fee.

Effective October 1, 2004, certain Variable Sub-Accounts under Model Portfolio 1 were reclassified into different asset categories. These changes apply to TrueReturn Options effective prior to and on or after October 1, 2004. The following table describes the percentage allocation requirements for Model Portfolio Option 1 and Variable Sub-Accounts available under each category/(1)/:

                     MODEL PORTFOLIO OPTION 1
--------------------------------------------------------------------
                          20% Category A
                          50% Category B
                          30% Category C
                          0% Category D
--------------------------------------------------------------------
CATEGORY A
Putnam VT Money Market - Class IB Sub-Account
Van Kampen LIT Money Market, Class II Sub-Account
--------------------------------------------------------------------
CATEGORY B
FTVIP Franklin U.S. Government - Class 2 Sub-Account
Lord Abbett Series - Bond-Debenture Sub-Account (2)
Oppenheimer Core Bond/VA - Service Shares Sub-Account (2)(6)
Oppenheimer High Income/VA - Service Shares Sub-Account
Oppenheimer Strategic Bond/VA - Service Shares Sub-Account
Putnam VT High Yield - Class IB Sub-Account
Putnam VT Income - Class IB Sub-Account
Van Kampen UIF Emerging Markets Debt, Class II Sub-Account (3)
Van Kampen UIF U.S. Real Estate, Class II Sub-Account (3)
CATEGORY C
FTVIP Franklin Growth and Income Securities - Class 2 Sub-Account
FTVIP Franklin Income Securities - Class 2 Sub-Account
FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account
(2)
FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account
FTVIP Mutual Shares Securities - Class 2 Sub-Account
FTVIP Templeton Developing Markets Securities - Class 2
Sub-Account
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
Lord Abbett Series - All Value Sub-Account (2)
Lord Abbett Series - Growth and Income Sub-Account (2)
Lord Abbett Series - Growth Opportunities Sub-Account (2)
Lord Abbett Series - Mid-Cap Value Sub-Account (2)
Oppenheimer Aggressive Growth/VA - Service Shares Sub-Account
Oppenheimer Balanced/VA - Service Shares Sub-Account
Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account
Oppenheimer Main Street(R)/VA - Service Shares Sub-Account
Oppenheimer Main Street Small Cap(R)/VA - Service Shares
Sub-Account
Putnam VT Global Asset Allocation - Class IB Sub-Account
Putnam VT Growth and Income - Class IB Sub-Account
Putnam VT International Equity - Class IB Sub-Account
Putnam VT Investors - Class IB Sub-Account
Putnam VT New Value - Class IB Sub-Account
Putnam VT Research - Class IB Sub-Account (4)
Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account
Putnam VT Utilities Growth and Income - Class IB Sub-Account (4)
Putnam VT Voyager - Class IB Sub-Account
Van Kampen LIT Comstock, Class II Sub-Account
Van Kampen LIT Emerging Growth, Class II Sub-Account
Van Kampen LIT Growth and Income, Class II Sub-Account
Van Kampen UIF Equity and Income, Class II Sub-Account (3)
Van Kampen UIF Global Franchise, Class II Sub-Account (3)
Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account & Van
Kampen UIF U.S. Mid Cap Value, Class II Sub-Account (3)(5)
--------------------------------------------------------------------
CATEGORY D (VARIABLE SUB-ACCOUNTS NOT AVAILABLE UNDER MODEL
 PORTFOLIO OPTION 1)
Oppenheimer Global Securities/VA - Service Shares Sub-Account
Putnam VT Health Sciences - Class IB Sub-Account (4)
Putnam VT New Opportunities - Class IB Sub-Account (4)
Putnam VT Vista - Class IB Sub-Account
Van Kampen LIT Aggressive Growth, Class II Sub-Account
Van Kampen UIF Equity Growth, Class I Sub-Account & Van Kampen UIF
 Equity Growth, Class II Sub-Account (3)(5)
Van Kampen UIF Small Company Growth, Class II Sub-Account (3)
--------------------------------------------------------------------

Each calendar quarter, we will use the Automatic Portfolio Rebalancing Program to automatically rebalance your Contract Value in each Variable Sub-Account and return it to the percentage allocations for Model Portfolio Option 1. We will use the percentage allocations as of your most recent instructions.

(1) The FTVIP Franklin Small Cap Variable Sub-Account changed its name to the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account. The FTVIP Franklin Small Cap Variable Sub-Account, now known as FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account, and the FTVIP Templeton Global Income Securities - Class 2 Sub-Account, which were closed to new investments effective May 1, 2003, are not available with the TrueReturn Option. You must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts offered with the TrueReturn Option prior to adding the TrueReturn Option to your Contract.

(2) Variable Sub-Account was first offered under the Contracts on October 1, 2004. See the Investment Alternatives: Variable Sub-Accounts section for additional information.

(3) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(4) The Putnam VT Health Sciences - Class IB Sub-Account (Category D under TrueReturn), the Putnam VT New Opportunities - Class IB Sub-Account (Category D under TrueReturn), the Putnam VT Research - Class IB Sub-Account (Category C under TrueReturn), and the Putnam VT Utilities Growth and Income - Class IB Sub-Account (Category C under TrueReturn) were offered only with Contracts issued


                                 28  PROSPECTUS
prior to October 1, 2004, and closed to new investments effective October 1, 2004. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed. If you add the TrueReturn Option to your Contract on or after October 1, 2004, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with the TrueReturn Option prior to adding the TrueReturn Option to your Contract.

(5)The Van Kampen UIF Equity Growth, Class II Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004, may invest only in the Van Kampen UIF Equity Growth, Class I Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account.

(6)Effective April 29, 2005, the Oppenheimer Bond/VA - Service Shares Sub-Account changed its name to Oppenheimer Core Bond/VA - Service Shares Sub-Account.


MODEL PORTFOLIO OPTION 2
The investment requirements under Model Portfolio Option 2 depend on the Rider Date of your TrueReturn Option.

Model Portfolio Option 2 (Rider Date prior to October 1, 2004)

If your TrueReturn Option Rider Date is prior to October 1, 2004 and you choose Model Portfolio Option 2 or transfer your entire Contract Value into Model Portfolio Option 2, you may allocate your Contract Value among any of a selected group of available Variable Sub-Accounts listed below. You may choose the Variable Sub-Accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-Accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The following table describes the percentage allocation requirements for Model Portfolio Option 2 (Rider Date prior to October 1, 2004) and the Variable Sub-Accounts available under each category/(1)/:

                     MODEL PORTFOLIO OPTION 2
              (RIDER DATE PRIOR TO OCTOBER 1, 2004)
--------------------------------------------------------------------
                          10% Category A
                          20% Category B
                          50% Category C
                          20% Category D
--------------------------------------------------------------------
CATEGORY A
Putnam VT Money Market - Class IB Sub-Account
Van Kampen LIT Money Market, Class II Sub-Account
--------------------------------------------------------------------
CATEGORY B
FTVIP Franklin U.S. Government - Class 2 Sub-Account
Lord Abbett Series - Bond-Debenture Sub-Account (2)
Oppenheimer Core Bond/VA - Service Shares Sub-Account (2)(6)
Oppenheimer High Income/VA - Service Shares Sub-Account
Oppenheimer Strategic Bond/VA - Service Shares Sub-Account
Putnam VT High Yield - Class IB Sub-Account
Putnam VT Income - Class IB Sub-Account
Van Kampen UIF Emerging Markets Debt, Class II Sub-Account (3)
Van Kampen UIF U.S. Real Estate, Class II Sub-Account (3)
--------------------------------------------------------------------
                                 29 PROSPECTUS

CATEGORY C
FTVIP Franklin Growth and Income Securities - Class 2 Sub-Account
FTVIP Franklin Income Securities - Class 2 Sub-Account
FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account
(2)
FTVIP Mutual Shares Securities - Class 2 Sub-Account
Lord Abbett Series - All Value Sub-Account (2)
Lord Abbett Series - Growth and Income Sub-Account (2)
Lord Abbett Series - Growth Opportunities Sub-Account (2)
Lord Abbett Series - Mid-Cap Value Sub-Account (2)
Oppenheimer Balanced/VA - Service Shares Sub-Account
Oppenheimer Main Street(R)/VA - Service Shares Sub-Account
Putnam VT Global Asset Allocation - Class IB Sub-Account
Putnam VT Growth and Income - Class IB Sub-Account
Putnam VT New Value - Class IB Sub-Account
Putnam VT Research - Class IB Sub-Account (4)
Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account
Putnam VT Utilities Growth and Income - Class IB Sub-Account (4)
Van Kampen LIT Comstock, Class II Sub-Account
Van Kampen LIT Growth and Income, Class II Sub-Account
Van Kampen UIF Equity and Income, Class II Sub-Account (3)
Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account & Van
Kampen UIF U.S. Mid Cap Value, Class II Sub-Account (3)(5)
--------------------------------------------------------------------
CATEGORY D
FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account
FTVIP Templeton Developing Markets Securities - Class 2
 Sub-Account
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
Oppenheimer Aggressive Growth/VA - Service Shares Sub-Account
Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account
Oppenheimer Global Securities/VA - Service Shares Sub-Account
Oppenheimer Main Street Small Cap(R)/VA - Service Shares
 Sub-Account
Putnam VT Health Sciences - Class IB Sub-Account (4)
Putnam VT International Equity - Class IB Sub-Account
Putnam VT Investors - Class IB Sub-Account
Putnam VT New Opportunities - Class IB Sub-Account (4)
Putnam VT Vista - Class IB Sub-Account
Putnam VT Voyager - Class IB Sub-Account
Van Kampen LIT Aggressive Growth, Class II Sub-Account
Van Kampen LIT Emerging Growth, Class II Sub-Account
Van Kampen UIF Equity Growth, Class I Sub-Account &
Van Kampen UIF Equity Growth, Class II Sub-Account (3)(5)
Van Kampen UIF Global Franchise, Class II Sub-Account (3)
Van Kampen UIF Small Company Growth, Class II Sub-Account (3)
--------------------------------------------------------------------

EACH CALENDAR QUARTER, WE WILL USE THE AUTOMATIC PORTFOLIO REBALANCING PROGRAM TO AUTOMATICALLY REBALANCE YOUR CONTRACT VALUE IN EACH VARIABLE SUB-ACCOUNT AND RETURN IT TO THE PERCENTAGE ALLOCATION REQUIREMENTS FOR MODEL PORTFOLIO OPTION 2 (RIDER DATE PRIOR TO OCTOBER 1, 2004). WE WILL USE THE PERCENTAGE ALLOCATIONS AS OF YOUR MOST RECENT INSTRUCTIONS.

(1) The FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Account, which were closed to new investments effective May 1, 2003, are not available with the TrueReturn Option. You must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with the TrueReturn Option prior to adding the TrueReturn Option to your Contract.

(2) Variable Sub-Account was first offered under the Contracts on October 1, 2004. See the Investment Alternatives: Variable Sub-Accounts section for additional information.

(3) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(4) The Putnam VT Health Sciences - Class IB Sub-Account (Category D under TrueReturn), the Putnam VT New Opportunities - Class IB Sub-Account (Category D under TrueReturn), the Putnam VT Research - Class IB Sub-Account (Category C under TrueReturn), and the Putnam VT Utilities Growth and Income - Class IB Sub-Account (Category C under TrueReturn) were offered only with Contracts issued prior to October 1, 2004, and closed to new investments effective October 1, 2004. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(5)The Van Kampen UIF Equity Growth, Class II Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may invest only in the Van Kampen UIF Equity Growth, Class I Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account.

(6)Effective April 29, 2005, the Oppenheimer Bond/VA - Service Shares Sub-Account changed its name to Oppenheimer Core Bond/VA - Service Shares Sub-Account.

Rider Date on or after October 1, 2004

If your TrueReturn Option Rider Date is on or after October 1, 2004, and you choose Model Portfolio Option 2 or transfer your entire Contract Value into Model Portfolio Option 2, you may allocate your Contract Value among any of a selected group of available Variable Sub-Accounts listed below. However, you may not allocate your Contract Value among any of the excluded Variable Sub-Accounts listed below. You may choose to invest in or transfer among any of the available Variable Sub-Accounts. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.


                                 30  PROSPECTUS

The following table lists the available and excluded Variable Sub-Accounts under Model Portfolio Option 2 (Rider Date on or after October 1, 2004)(1,2):

                     MODEL PORTFOLIO OPTION 2
             (RIDER DATE ON OR AFTER OCTOBER 1, 2004)
--------------------------------------------------------------------
                            Available
--------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities - Class 2 Sub-Account
FTVIP Franklin Income Securities - Class 2 Sub-Account
FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account
(3)
FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account
FTVIP Franklin U.S. Government - Class 2 Sub-Account
FTVIP Mutual Shares Securities - Class 2 Sub-Account
FTVIP Templeton Developing Markets Securities - Class 2
Sub-Account
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
Lord Abbett Series - All Value Sub-Account (3)
Lord Abbett Series - Bond-Debenture Sub-Account (3)
Lord Abbett Series - Growth and Income Sub-Account (3)
Lord Abbett Series - Growth Opportunities Sub-Account (3)
Lord Abbett Series - Mid-Cap Value Sub-Account (3)
Oppenheimer Aggressive Growth/VA - Service Shares Sub-Account
Oppenheimer Balanced/VA - Service Shares Sub-Account
Oppenheimer Core Bond/VA - Service Shares Sub-Account (3)(6)
Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account
Oppenheimer High Income/VA - Service Shares Sub-Account
Oppenheimer Main Street(R)/VA - Service Shares Sub-Account
Oppenheimer Main Street Small Cap(R)/VA - Service Shares
Sub-Account
Oppenheimer Strategic Bond/VA - Service Shares Sub-Account
Putnam VT Global Asset Allocation - Class IB Sub-Account
Putnam VT Growth and Income - Class IB Sub-Account
Putnam VT High Yield - Class IB Sub-Account
Putnam VT Income - Class IB Sub-Account
Putnam VT International Equity - Class IB Sub-Account
Putnam VT Investors - Class IB Sub-Account
Putnam VT Money Market - Class IB Sub-Account
Putnam VT New Value - Class IB Sub-Account
Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account
Putnam VT Voyager - Class IB Sub-Account
Van Kampen LIT Comstock, Class II Sub-Account
Van Kampen LIT Emerging Growth, Class II Sub-Account
Van Kampen LIT Growth and Income, Class II Sub-Account
Van Kampen LIT Money Market, Class II Sub-Account
Van Kampen UIF Emerging Markets Debt, Class II Sub-Account (4)
Van Kampen UIF Equity and Income, Class II Sub-Account (4)
Van Kampen UIF Global Franchise, Class II Sub-Account (4)
Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account & Van
Kampen UIF U.S. Mid Cap Value, Class II Sub-Account (4)(5)
Van Kampen UIF U.S. Real Estate, Class II Sub-Account (4)
--------------------------------------------------------------------
                             Excluded
--------------------------------------------------------------------
Oppenheimer Global Securities/VA - Service Shares Sub-Account
Putnam VT Vista - Class IB Sub-Account
Van Kampen LIT Aggressive Growth, Class II Sub-Account
Van Kampen UIF Equity Growth, Class I Sub-Account &
Van Kampen UIF Equity Growth, Class II Sub-Account (4)(5)
Van Kampen UIF Small Company Growth, Class II Sub-Account (4)
--------------------------------------------------------------------

(1) The FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Account, which were closed to new investments effective May 1, 2003, are not available with the TrueReturn Option. You must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts offered with the TrueReturn Option prior to adding the TrueReturn Option to your Contract.

(2) The Putnam VT Health Sciences - Class IB Sub-Account (Category D under TrueReturn), the Putnam VT New Opportunities - Class IB Sub-Account (Category D under TrueReturn), the Putnam VT Research - Class IB Sub-Account (Category C under TrueReturn), and the Putnam VT Utilities Growth and Income - Class IB Sub-Account (Category C under TrueReturn) were offered only with Contracts issued prior to October 1, 2004, and closed to new investments effective October 1, 2004. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed. If you add the TrueReturn Option to your Contract on or after October 1, 2004, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with the TrueReturn Option prior to adding the TrueReturn Option to your Contract.

(3) Variable Sub-Account was first offered under the Cotnract on October 1, 2004. See the first part of this two part supplement (Variable Sub-Account Additions and Closures) for additional information.

(4) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(5)The Van Kampen UIF Equity Growth, Class II Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may invest only in the Van Kampen UIF Equity Growth, Class I Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account.

(6)Effective April 29, 2005, the Oppenheimer Bond/VA - Service Shares Sub-Account changed its name to Oppenheimer Core Bond/VA - Service Shares Sub-Account.


TRUEBALANCE/SM/ MODEL PORTFOLIO OPTIONS.
If you choose one of the TrueBalance/SM/ Model Portfolio Options or transfer your entire Contract Value into one of the TrueBalance/SM/ Model Portfolio Options, you may not choose the Variable Sub-Accounts or make transfers among the Variable Sub-Accounts in the TrueBalance Model Portfolio Option. Each TrueBalance Model


                                 31  PROSPECTUS

Portfolio involves an allocation of assets among a group of pre-selected Variable Sub-Accounts. You cannot make transfers among the Variable Sub-Accounts nor vary the Variable Sub-Accounts that comprise a TrueBalance Model Portfolio Option. If you choose a TrueBalance Model Portfolio Option, we will invest and periodically reallocate your Contract Value according to the allocation percentages and requirements for the TrueBalance Model Portfolio Option you have selected currently. For more information regarding the TrueBalance program, see the "TrueBalance/SM/ Asset Allocation Program" section of this prospectus. However, note that the restrictions described in this section, specifically the restrictions on transfers and the requirement that all of your Contract Value be allocated to a TrueBalance Model Portfolio Option, apply to the TrueBalance program only if you have added the TrueReturn Option to your Contract.

PLEASE NOTE ONLY CERTAIN TRUEBALANCE MODEL PORTFOLIO OPTIONS ARE AVAILABLE WITH YOUR TRUERETURN OPTION AS SUMMARIZED IN THE TABLE UNDER INVESTMENT REQUIREMENTS ABOVE.


CANCELLATION OF THE TRUERETURN OPTION.
You may not cancel the TrueReturn Option or make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option and/or Model Portfolio Option prior to the 5th Rider Anniversary. On or after the 5th Rider Anniversary, we will cancel the TrueReturn Option if you make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option and/or Model Portfolio Option. We will not cancel the TrueReturn Option or make any changes to your investment allocations or to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option until we receive notice from you that you wish to cancel the TrueReturn Option. No Accumulation Benefit will be paid if you cancel the Option prior to the Rider Maturity Date.


DEATH OF OWNER OR ANNUITANT.
If the Contract Owner or Annuitant dies before the Rider Maturity Date and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provision of your Contract, then the TrueReturn Option will continue, unless the new Contract Owner elects to cancel this Option. If the TrueReturn Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D, then the TrueReturn Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.


RIDER TRADE-IN OPTION.
We offer a "RIDER TRADE-IN OPTION" that allows you to cancel your TrueReturn Option and immediately add a new TrueReturn Option ("NEW OPTION"), provided all of the following conditions are met:

.. The trade-in must occur on or after the 5th Rider Anniversary and prior to the Rider Maturity Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

.. The New Option will be made a part of your Contract on the date the existing
  TrueReturn Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

.. The New Option must be a TrueReturn Option that we make available for use with the Rider Trade-In Option.

.. The issue requirements and terms and conditions of the New Option must be met as of the date the New Option is made a part of your Contract.

For example, if you trade-in your TrueReturn Option:

.. the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Option at the time of trade-in;

.. the Benefit Base for the New Option will be based on the Contract Value as of the new Rider Date;

.. the AB Factor will be determined by the Rider Periods and Guarantee Options available with the New Option;

.. the Model Portfolio Options will be determined by the Model Portfolio Options offered with the Guarantee Options available with the New Option;

.. any waiting period for canceling the New Option will start again on the new
  Rider Date;

.. any waiting period for exercising the Rider Trade-In Option will start again on the new Rider Date; and

.. the terms and conditions of the Rider Trade-In Option will be according to the requirements of the New Option.

Currently, we are also making the SureIncome Option available at the time of your first utilization of this TrueReturn Rider Trade-In Option. We may discontineu offering the SureIncome Option under the Rider Trade-In Option for new TrueReturn Options added in the future at anytime at our discretion. You may cancel your TrueReturn Option and immediately add a new SureIncome Option, provided all of the following conditions are met:

.. The trade-in must occur on or after the 5th Rider Anniversary and prior to the Rider Maturity Date. We reserve the right to extend the date at which time


                                 32  PROSPECTUS
  the trade-in may occur to up to the 10th anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

.. The new SureIncome Option will be made a part of your Contract on the date the existing TrueReturn Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

.. The new SureIncome Option must be a SureIncome Option that we make available for use with the Rider Trade-In Option.

.. The issue requirements and terms and conditions of the new SureIncome Option must be met as of the date the new SureIncome Option is made a part of your Contract.

You should consult with your sales representative before trading in your TrueReturn Option.


TERMINATION OF THE TRUERETURN OPTION.
The TrueReturn Option will terminate on the earliest of the following to occur:

.. on the Rider Maturity Date;

.. on the Payout Start Date;

.. on the date your Contract is terminated;

.. on the date the Option is cancelled;

.. on the date we receive a Complete Request for Settlement of the Death
  Proceeds; or

.. on the date the Option is replaced with a New Option under the Rider Trade-In
  Option.

We will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date.


SUREINCOME WITHDRAWAL BENEFIT OPTION
We offer the SureIncome Withdrawal Benefit Option which is available for an additional fee. The SureIncome Option provides a guaranteed withdrawal benefit that gives you the right to take limited partial withdrawals that total an amount equal to your purchase payments plus any applicable credit enhancements (subject to certain restrictions). Therefore, regardless of the subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until your Benefit Base is exhausted (terms defined below).

The SureIncome Option guarantees an amount up to the "BENEFIT PAYMENT REMAINING" which will be available for withdrawal from the Contract each "BENEFIT YEAR" until the "BENEFIT BASE" (defined below) is reduced to zero. If the Contract Value is reduced to zero and the Benefit Base is still greater than zero, we will distribute an amount equal to the Benefit Base to the Contract Owner as described below under the "WITHDRAWAL BENEFIT PAYOUT PHASE".

For purposes of the SureIncome Option, "withdrawal" means the gross amount of a withdrawal before any applicable charges such as withdrawal charges, fees, taxes or adjustments including any applicable Market Value Adjustments and surrender charges. Under the SureIncome Option, we do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value.

The "RIDER DATE" is the date the SureIncome Option was made a part of your Contract. The initial Benefit Year is the period between the Rider Date and the first Contract Anniversary after the Rider Date. Each subsequent Benefit Year will coincide with (the same as) the Contract Year.

The SureIncome Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. You may not add the SureIncome Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the SureIncome Option. Currently, you may have only one SureIncome Option in effect on your Contract at one time. You may only have one of the following in effect on your Contract at the same time: a SureIncome Option, a TrueReturn Option, or a Retirement Income Guarantee Option. The SureIncome Option is only available if the oldest Contract Owner and oldest Annuitant are age 85 or younger on the effective date of the Rider (the "Rider Application Date")(The maximum age may depend on your state). The SureIncome Option is not available to be added to a Contract categorized as a Tax Sheltered Annuity as defined under Internal Revenue Code Section 403(b) at this time. We reserve the right to make the SureIncome Option available to such Contracts on a nondiscriminatory basis in the future at our discretion. Once added to your Contract, the SureIncome Option may be cancelled at any time on or after the 5th calendar year anniversary of the Rider Date by notifying us in writing in a form satisfactory to us.

The SureIncome Option may not be available in all states. We may discontinue offering the SureIncome Option at any time to new Contract Owners and to existing Contract Owners who did not elect the SureIncome Option prior to the date of discontinuance.


WITHDRAWAL BENEFIT FACTOR
The "WITHDRAWAL BENEFIT FACTOR" is used to determine the "BENEFIT PAYMENT" and Benefit Payment Remaining. We currently offer a Withdrawal Benefit Factor equal to 8%. We reserve the right to make other Withdrawal Benefit Factors available in the future for new SureIncome Options and/or to eliminate the current Withdrawal Benefit Factor. Once a Withdrawal Benefit Factor has been established for a SureIncome Option, it cannot be changed after the Rider Date unless that SureIncome Option is terminated.

BENEFIT PAYMENT AND BENEFIT PAYMENT REMAINING
The Benefit Payment is the amount available at the beginning of each Benefit Year that you may withdraw

                                 33  PROSPECTUS
during that Benefit Year. The Withdrawal Benefit Factor and the Benefit Base are used to determine your Benefit Payment. The Benefit Payment Remaining is the amount remaining after any previous withdrawals in a Benefit Year that you may withdraw without reducing your Benefit Base by more than the amount of the withdrawal and without reducing your Benefit Payment available in future Benefit Years. Please note that any premiums or withdrawals made on a Contract Anniversary would be applied to the Benefit Year that just ended on that Contract Anniversary.

The Benefit Payment Remaining is equal to the Benefit Payment at the beginning of each Benefit Year.

During each Benefit Year the Benefit Payment Remaining will be increased by purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) multiplied by the Withdrawal Benefit Factor (currently 8% for new SureIncome Options) and reduced by the amount of each withdrawal. The Benefit Payment Remaining will never be less than zero.

On the Rider Date, the Benefit Payment is equal to the greater of:

.. The Contract Value multiplied by the Withdrawal Benefit Factor (currently 8% for new SureIncome Options); or

.. The value of the Benefit Payment of the previous Withdrawal Benefit Option
  (attached to your Contract) which is being terminated under a rider trade-in option (see "Rider Trade-In Option" below for more information), if applicable.

After the Rider Date, the Benefit Payment will be increased by purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) multiplied by the Withdrawal Benefit Factor and affected by withdrawals as follows:

.. If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment is unchanged.

If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment will be the lesser of:

.. The Benefit Payment immediately prior to the withdrawal; or

.. The net of the Contract Value immediately prior to withdrawal less the amount of the withdrawal, multiplied by the Withdrawal Benefit Factor.

At our discretion, the Benefit Payment available during a Benefit Year may be increased on a nondiscriminatory basis and without prior notice in order to satisfy IRS minimum distribution requirements on the Contract under which this Option has been elected. We are currently not increasing the Benefit Payment available to satisfy IRS minimum distribution requirements.


BENEFIT BASE
The Benefit Base is not available as a Contract Value or Settlement Value. The Benefit Base is used solely to help calculate the Rider Fee, the amount that may be withdrawn and payments that may be received under the SureIncome Option. On the Rider Date, the Benefit Base is equal to the Contract Value. After the Rider Date, the Benefit Base will be increased by purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) and decreased by withdrawals as follows:

.. If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be reduced by the amount of the withdrawal.

If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be the lesser of:

.. The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or

.. The Benefit Base immediately prior to withdrawal less the amount of the withdrawal.

The Benefit Base may also be reduced in other situations as detailed in the "Owner and Assignment of Payments or Interest" section below.

IF THE BENEFIT BASE IS REDUCED TO ZERO, THIS SUREINCOME OPTION WILL TERMINATE.

For numerical examples that illustrate how the values defined under the SureIncome Option are calculated, see Appendix H.


CONTRACT OWNER AND ASSIGNMENT OF PAYMENTS OR INTEREST
If you change the Contract Owner or assign any payments or interest under this Contract, as allowed, to any living or non-living person other than your spouse on or after the first calendar year anniversary of the Rider Date, the Benefit Base will be recalculated to be the lesser of the Contract Value and the Benefit Base at the time of assignment.


CONTRACT VALUE
If your Contract Value is reduced to zero due to fees or withdrawals and your Benefit Base is still greater than zero, your Contract will immediately enter the Withdrawal Benefit Payout Phase. Under the SureIncome Option, we currently do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value. We reserve the right to change this at any time.


WITHDRAWAL BENEFIT PAYOUT PHASE
Under the Withdrawal Benefit Payout Phase, the Accumulation Phase of the Contract ends and the Contract enters the Payout Phase subject to the following:



                                 34  PROSPECTUS

The "WITHDRAWAL BENEFIT PAYOUT START DATE" is the date the Withdrawal Benefit Payout Phase is entered and the Accumulation Phase of the Contract ends.

No further withdrawals, purchase payments or any other actions associated with the Accumulation Phase can be made after the Withdrawal Benefit Payout Start Date.

The Payout Start Date is the first day of the next Benefit Year after the Withdrawal Benefit Payout Start Date. We reserve the right to allow other Payout Start Dates to be requested on a nondiscriminatory basis without prior notice.

During the Withdrawal Benefit Payout Phase, we will make scheduled fixed income payments to the Owner (or new Contract Owner) at the end of each month starting one month after the Payout Start Date. The amount of each payment will be equal to the Benefit Payment divided by 12, unless a payment frequency other than monthly is requested in a form acceptable to us and received by us before the first payment is made (the amount of each payment will be adjusted accordingly; i.e. if the payment frequency requested is quarterly, the amount of each payment will be equal to the Benefit Payment divided by 4). Payments will be made over a period certain such that total payments made will equal the Benefit Base on the Payout Start Date; therefore, the final payment may be reduced. If your Contract is a qualified contract, meaning an individual retirement annuity qualified as defined under Internal Revenue Code Section 408(b) or a Tax Sheltered Annuity as defined under Internal Revenue Code Section 403(b), the period certain cannot exceed that which is required by Internal Revenue Code
Section 401(a)(9) and regulations promulgated thereunder. Therefore, the amount of each payment under this Option may be larger so that the sum of the payments made over this period equals the Benefit Base on the Payout Start Date.
 Additionally, if your Contract is a qualified contract, we will not permit a change in the payment frequency or level.

If your Contract is a non-qualified contract, we reserve the right to allow other payment frequencies or levels to be requested on a nondiscriminatory basis without prior notice. In no event will we allow more than one change in the payment frequency or level during a Contract Year.

If the Owner dies before all payments have been made, the remaining payments will continue to be made to the new Contract Owner as scheduled.

Once all scheduled payments have been paid, the Contract will terminate.

Generally, you may not make withdrawals, purchase payments or any other actions associated with the Accumulation Phase after the Withdrawal Benefit Payout Start Date.

EXAMPLE

BEGINNING OF BENEFIT YEAR 1*

Contract Value = $100,000

Benefit Base = $100,000

Benefit Payment = $8,000

Benefit Payment Remaining = $8,000



In this example, you can take a benefit payment of up to $8,000 in benefit year one. If a withdrawal of $6,000 is taken then the following values would apply:

Contract Value = $94,000 (Assuming that your Contract Value has not been affected by any other factors)

Benefit Base = $94,000

Benefit Payment = $8,000

Benefit Payment Remaining = $2,000

BEGINNING OF BENEFIT YEAR 2

Contract Value = $70,000 (Assuming that your contract value has declined due to poor performance)

Benefit Base = $94,000

Benefit Payment = $8,000

Benefit Payment Remaining = $8,000 (resets at the beginning of each benefit year)

In benefit year two you have the right to a Benefit Payment of $8,000 and since you have not taken any withdrawals yet in benefit year two, the Benefit Payment Remaining would also be $8,000 at the beginning of benefit year two.

* This example assumes an initial Contract Value of $100,000, no additional purchase payments, a withdrawal benefit factor of 8% and does not take into account fees or charges.

INVESTMENT REQUIREMENTS
If you add the SureIncome Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest.
The specific requirements are described below in more detail and will depend on your current Model Portfolio Option and your Withdrawal Benefit Factor. These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-Accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and restrictions on transfers to or from certain investment alternatives. We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable at any time in our sole discretion. Any changes we make will not apply to a SureIncome Option that was made a part of your Contract prior to the implementation date of the change, except for changes made due to a change in investment


                                 35  PROSPECTUS
alternatives available under the Contract. This restriction does not apply to a new Option elected pursuant to the Rider Trade-In Option. We reserve the right to have requirements unique to specific Withdrawal Benefit Factors if we make other Withdrawal Benefit Factors available in the future including specific model portfolio options (" Model Portfolio Options") as described below available only to certain Withdrawal Benefit Factors.

When you add the SureIncome Option to your Contract, you must allocate your entire Contract Value as follows:

1) to a MODEL PORTFOLIO OPTION available as described below;

2) to the DCA Fixed Account Option and then transfer all purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) and interest to an available Model Portfolio Option; or

3) to a combination of (1) and (2) above.

For (2) and (3) above, the requirements for the DCA Fixed Account Option must be met. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information.

On the Rider Date, you must select only one of the Model Portfolio Options in which to allocate your Contract Value. After the Rider Date, you may transfer your entire Contract Value to any of the other available Model Portfolio Options. We currently offer several Model Portfolio Options. The Model Portfolio Options that are available may differ depending upon the effective date of your Withdrawal Benefit Option and your Withdrawal Benefit Factor.
 Please refer to the Model Portfolio Option and TrueBalance/SM/ Model Portfolio Options sections for more details. We may add other Model Portfolio Options in the future. We also may remove Model Portfolio Options in the future anytime prior to the date you select such Model Portfolio Option. In addition, if the investment alternatives available under the Contract change, we may revise the Model Portfolio Options. The following table summarizes the Model Portfolio Options currently available for use:

*Model Portfolio Option 1
*TrueBalance Conservative Model Portfolio Option
*TrueBalance Moderately Conservative Model Portfolio Option
*TrueBalance Moderate Model Portfolio Option
*TrueBalance Moderately Aggressive Model Portfolio Option
*TrueBalance Aggressive Model Portfolio Option
-------------------------------------------------------------


NOTE:  THE TRUEBALANCE MODEL PORTFOLIO OPTIONS WERE ADDED TO THE SUREINCOME
OPTION ON MAY 1, 2005.   TRUEBALANCE MODEL PORTFOLIOS SELECTED PRIOR TO MAY 1,
2005, MAY NOT BE USED WITH THE SUREINCOME OPTION.

You may not allocate any of your Contract Value to the Standard Fixed Account Option or to the Market Value Adjusted Fixed Account Option. You must transfer any portion of your Contract Value that is allocated to the Standard Fixed Account Option or to the Market Value Adjusted Fixed Account Option to the Variable Sub-Accounts prior to adding the SureIncome Option to your Contract.
 Transfers from the Market Value Adjusted Fixed Account Option may be subject to a Market Value Adjustment. You may allocate any portion of your purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) to the DCA Fixed Account Option on the Rider Date, provided the DCA Fixed Account Option is available with your Contract and in your state. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information.
 We use the term "Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to your most recent percentage allocation selections for your Model Portfolio Option.

Any subsequent purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) made to your Contract will be allocated to the Variable Sub-Accounts according to your most recent instructions on file with us. You must comply with any required percentage allocations for the Model Portfolio Option you have selected. You may also request that purchase payments be allocated to the DCA Fixed Account Option. Purchase payments allocated to the DCA Fixed Account Option must be $500 or more. Any withdrawals you request will reduce your Contract Value invested in each of the investment alternatives on a pro rata basis in the proportion that your Contract Value in each bears to your total Contract Value in all Variable Sub-Accounts, unless you request otherwise.


MODEL PORTFOLIO OPTION 1.

If you choose Model Portfolio Option 1 or transfer your entire Contract Value into Model Portfolio Option 1, we have divided the Variable Sub-Accounts into two separate categories: "Available" and "Excluded." Currently, you may allocate up to 100% of your Contract Value to the Available Variable Sub-Accounts in any manner you choose. You may not allocate ANY PORTION of your Contract Value to the Excluded Variable Sub-Accounts. You may make transfers among any of the Available Variable Sub-Accounts. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

Currently the Available Variable Sub-Accounts and the Excluded Variable Sub-Accounts are as follows(1,2):

                            Available
--------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities - Class 2 Sub-Account
FTVIP Franklin Income Securities - Class 2 Sub-Account
FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account
FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account
FTVIP Franklin U.S. Government - Class 2 Sub-Account
FTVIP Mutual Shares Securities - Class 2 Sub-Account


                                 36  PROSPECTUS

FTVIP Templeton Developing Markets Securities - Class 2
Sub-Account
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
Lord Abbett Series - All Value Sub-Account
Lord Abbett Series - Bond-Debenture Sub-Account
Lord Abbett Series - Growth and Income Sub-Account
Lord Abbett Series - Growth Opportunities Sub-Account
Lord Abbett Series - Mid-Cap Value Sub-Account
Oppenheimer Aggressive Growth/VA - Service Shares Sub-Account
Oppenheimer Balanced/VA - Service Shares Sub-Account
Oppenheimer Core Bond/VA - Service Shares Sub-Account (5)
Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account
Oppenheimer High Income/VA - Service Shares Sub-Account
Oppenheimer Main Street(R)/VA - Service Shares Sub-Account
Oppenheimer Main Street Small Cap(R)/VA - Service Shares
Sub-Account
Oppenheimer Strategic Bond/VA - Service Shares Sub-Account
Putnam VT Global Asset Allocation - Class IB Sub-Account
Putnam VT Growth and Income - Class IB Sub-Account
Putnam VT High Yield - Class IB Sub-Account
Putnam VT Income - Class IB Sub-Account
Putnam VT International Equity - Class IB Sub-Account
Putnam VT Investors - Class IB Sub-Account
Putnam VT Money Market - Class IB Sub-Account
Putnam VT New Value - Class IB Sub-Account
Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account
Putnam VT Voyager - Class IB Sub-Account
Van Kampen LIT Comstock, Class II Sub-Account
Van Kampen LIT Emerging Growth, Class II Sub-Account
Van Kampen LIT Growth and Income, Class II Sub-Account
Van Kampen LIT Money Market, Class II Sub-Account
Van Kampen UIF Emerging Markets Debt, Class II Sub-Account(4)
Van Kampen UIF Equity and Income, Class II Sub-Account(4)
Van Kampen UIF Global Franchise, Class II Sub-Account(4)
Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account &
Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account(3)(4)
Van Kampen UIF U.S. Real Estate, Class II Sub-Account(4)
--------------------------------------------------------------------
                             Excluded
--------------------------------------------------------------------
Oppenheimer Global Securities/VA - Service Shares Sub-Account
Putnam VT Vista - Class IB Sub-Account
Van Kampen LIT Aggressive Growth, Class II Sub-Account
Van Kampen UIF Equity Growth, Class I Sub-Account &
Van Kampen UIF Equity Growth, Class II Sub-Account(3)(4)
Van Kampen UIF Small Company Growth, Class II Sub-Account(4)
--------------------------------------------------------------------

(1)The FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Account, which were closed to new investments effective May 1, 2003, are not available with the SureIncome Option. You must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts offered with the SureIncome Option prior to adding the SureIncome Option to your Contract.

(2)The Putnam VT Health Sciences - Class IB Sub-Account, the Putnam VT New Opportunities - Class IB Sub-Account, the Putnam VT Research - Class IB Sub-Account, and the Putnam VT Utilities Growth and Income - Class IB Sub-Account were offered only with Contracts issued prior to October 1, 2004, and closed to new investments effective October 1, 2004. Before adding this rider to your Contract, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with the SureIncome Option prior to adding the SureIncome Option to your Contract.

(3)The Van Kampen UIF Equity Growth, Class II Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may invest only in the Van Kampen UIF Equity Growth, Class I Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account.

(4)Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(5)Effective April 29, 2005, the Oppenheimer Bond/VA - Service Shares Sub-Account changed its name to Oppenheimer Core Bond/VA - Service Shares Sub-Account.

TRUEBALANCE/SM/ MODEL PORTFOLIO OPTIONS.

If you choose one of the TrueBalance/SM/ Model Portfolio Options or transfer your entire Contract Value into one of the TrueBalance/SM/ Model Portfolio Options, you may not choose the Variable Sub-Accounts or make transfers among the Variable Sub-Accounts in the TrueBalance Model Portfolio Option. Each TrueBalance Model Portfolio involves an allocation of assets among a group of pre-selected Variable Sub-Accounts. You cannot make transfers among the Variable Sub-Accounts nor vary the Variable Sub-Accounts that comprise a TrueBalance Model Portfolio Option. If you choose a TrueBalance Model Portfolio Option, we will invest and periodically reallocate your Contract Value according to the allocation percentages and requirements for the TrueBalance Model Portfolio Option you have selected currently. For more information regarding the TrueBalance program, see the "TrueBalance/SM/ Asset Allocation Program" section of this prospectus. However, note that the restrictions described in this section, specifically the restrictions on transfers and the requirement that all of your Contract Value be allocated to a TrueBalance Model Portfolio Option, apply to the TrueBalance program only if you have added the SureIncome Option to your Contract.

CANCELLATION OF THE SUREINCOME OPTION
You may not cancel the SureIncome Option prior to the 5th calendar year anniversary of the Rider Date. On or after the 5th calendar year anniversary of the Rider Date you may cancel the rider by notifying us in writing in a form satisfactory to us. We reserve the right to extend the date at which time the cancellation may occur to up to the 10th calendar year anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a SureIncome Option that was added to your Contract prior to the implementation date of the change.


                                 37  PROSPECTUS

RIDER TRADE-IN OPTION
We offer a "RIDER TRADE-IN OPTION" that allows you to cancel your SureIncome Option and immediately add a new Withdrawal Benefit Option ("New SureIncome Option"). We may also offer other Options ("Other New Options") under the Rider Trade-In Option. However, you may only select one Option under this Rider Trade-In Option at the time you cancel your SureIncome Option. Currently, we are also making the TrueReturn Accumulation Benefit Option available at the time of your first utilization of this Rider Trade-In Option so that you have the ability to switch from the SureIncome Option to the TrueReturn Accumulation Benefit Option. We may discontinue offering the TrueReturn Option under the Rider Trade-In Option for New SureIncome Options added in the future at anytime at our discretion.

This Rider Trade-in Option is available provided all of the following conditions are met:

.. The trade-in must occur on or after the 5th calendar year anniversary of the Rider Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th calendar year anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a SureIncome Option that was added to your Contract prior to the implementation date of the change.

.. The New Option will be made a part of your Contract on the date the existing
  Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

.. The New Option must be an Option that we make available for use with this Rider Trade-In Option.

.. The issue requirements and terms and conditions of the New Option must be met as of the date the New Option is made a part of your Contract.

If the New Option is a SureIncome Option, the New Option must provide that the new Benefit Payment be greater than or equal to your current Benefit Payment as of the date the Rider Trade-In Option is exercised, if applicable.

You should consult with your sales representative before trading in your SureIncome Option.


DEATH OF OWNER OR ANNUITANT
If the Owner or Annuitant dies and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provisions of your Contract, then the SureIncome Option will continue unless the Contract Owner(or new Contract Owner) elects to cancel the SureIncome Option. If the SureIncome Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D above, then the SureIncome Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.


TERMINATION OF THE SUREINCOME OPTION
This SureIncome Option will terminate on the earliest of the following to occur:

.. The Benefit Base is reduced to zero;

.. On the Payout Start Date (except if the Contract enters the Withdrawal Benefit
  Payout Phase as defined under the Withdrawal Benefit Payout Phase section);

.. On the date the Contract is terminated;

.. On the date the SureIncome Option is cancelled;

.. On the date we receive a Complete Request for Settlement of the Death
  Proceeds; or

.. On the date the SureIncome Option is replaced with a New Option under the Rider Trade-In Option.


INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS
--------------------------------------------------------------------------------

You may allocate your purchase payments to up to 45* Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with each Portfolio, please refer to the accompanying prospectuses for the Funds. You should carefully review the Fund prospectuses before allocating amounts to the Variable Sub-Accounts.

*Up to 51 Variable Sub-Accounts may be available depending on the date you purchased your Contract. Please see page 41-42 for information about Sub-Account and/or Portfolio liquidations, mergers and name changes.


                                 38  PROSPECTUS

PORTFOLIO:               EACH PORTFOLIO SEEKS:          INVESTMENT ADVISER:
FTVIP Franklin Growth    Capital appreciation with
 and Income Securities    current income as a
 Fund - Class 2           secondary goal.
-------------------------------------------------------
FTVIP Franklin Income    To maximize income while
 Securities Fund -        maintaining prospects for
 Class 2                  capital appreciation.
-------------------------------------------------------
FTVIP Franklin Large     Capital appreciation
 Cap Growth Securities
 Fund - Class 2                                        Franklin Advisers, Inc.
FTVIP Franklin           Long-term capital growth.
 Small-Mid Cap Growth
 Securities Fund -
 Class 2 (1)(*)
FTVIP Franklin U.S.      Income
 Government Fund -
 Class 2
FTVIP Templeton Global   High current income,
 Income Securities Fund   consistent with
 - Class 2 (1)            preservation of capital,
                          with capital appreciation
                          as a secondary
                          consideration.
FTVIP Franklin Small     Long-term total return.       Franklin Advisory
 Cap Value Securities                                  Services, LLC
 Fund - Class 2
-------------------------------------------------------------------------------
FTVIP Mutual Shares      Capital appreciation with     Franklin Mutual
 Securities Fund -        income as a secondary goal   Advisers, LLC
 Class 2
FTVIP Templeton          Long-term capital
 Developing Markets       appreciation.                Templeton Asset
 Securities Fund -                                     Management Ltd.
 Class 2
FTVIP Templeton Foreign  Long-term capital growth.     Templeton Investment
 Securities Fund -                                     Counsel, LLC
 Class 2
-------------------------------------------------------------------------------
Lord Abbett Series Fund  Long-term growth of capital
 - All Value Portfolio    and income without
                          excessive fluctuations in
                          market value
-------------------------------------------------------
Lord Abbett Series Fund  High current income and the
 - Bond-Debenture         opportunity for capital
 Portfolio                appreciation to produce a
                          high total return
-------------------------------------------------------
Lord Abbett Series Fund  Long-term growth of capital
 - Growth and Income      and income without           Lord, Abbett & Co. LLC
 Portfolio                excessive fluctuations in
                          market value
-------------------------------------------------------
Lord Abbett Series Fund  Capital appreciation
 - Growth Opportunities
 Portfolio
-------------------------------------------------------
Lord Abbett Series Fund  Capital appreciation through
 - Mid-Cap Value          investments, primarily in
 Portfolio                equity securities, which
                          are believed to be
                          undervalued in the
                          marketplace
-------------------------------------------------------------------------------
                                 39 PROSPECTUS

Oppenheimer Aggressive   Capital appreciation by
 Growth Fund/VA -         investing in ''growth
 Service Shares           type'' companies.
-------------------------------------------------------
Oppenheimer Balanced     A high total investment
 Fund/VA - Service        return, which includes
 Shares                   current income and capital
                          appreciation in the value
                          of its shares.
Oppenheimer Core Bond    High level of current
 Fund/VA - Service        income. As a secondary
 Shares (2)               objective, the Portfolio
                          seeks capital appreciation
                          when consistent with its
                          primary objective.
-------------------------------------------------------
Oppenheimer Capital      Capital appreciation by
 Appreciation Fund/VA -   investing in securities of
 Service Shares           well-known, established
                          companies.
-------------------------------------------------------
Oppenheimer Global       Long-term capital             OppenheimerFunds, Inc.
 Securities Fund/VA -     appreciation by investing a
 Service Shares           substantial portion of
                          assets in securities of
                          foreign issuers,
                          growth-type companies,
                          cyclical industries and
                          special situations that are
                          considered to have
                          appreciation possibilities.
Oppenheimer High Income  A high level of current
 Fund/VA - Service        income from investment in
 Shares                   high-yield fixed-income
                          securities.
-------------------------------------------------------
Oppenheimer Main Street  High total return (which
 Fund(R)/VA - Service     includes growth in the
 Shares                   value of its shares as well
                          as current income) from
                          equity and debt securities.
Oppenheimer Main Street  Capital appreciation.
 Small Cap Fund(R)/VA -
 Service Shares
-------------------------------------------------------------------------------
Oppenheimer Strategic    A high level of current
 Bond Fund/VA - Service   income principally derived
 Shares                   from interest on debt
                          securities.
-------------------------------------------------------
Putnam VT The George     To provide a balanced
 Putnam Fund of Boston    investment composed of a
 - Class IB               well diversified portfolio
                          of value stocks and bonds,
                          which produce both capital
                          growth and current income.
Putnam VT Global Asset   A high level of long-term
 Allocation Fund -        total return consistent
 Class IB                 with preservation of
                          capital.
-------------------------------------------------------
Putnam VT Growth and     Capital growth and current
 Income Fund - Class IB   income.
-------------------------------------------------------
Putnam VT Health         Capital appreciation.
 Sciences Fund - Class
 IB (5)
-------------------------------------------------------
Putnam VT High Yield     High current income. Capital
 Fund - Class IB          growth is a secondary goal
                          when consistent with
                          achieving high current
                          income.                      Putnam Investment
-------------------------------------------------------Management, LLC
Putnam VT Income Fund -  High current income           ("PUTNAM MANAGEMENT")
 Class IB                 consistent with what Putnam
                          Management believes to be
                          prudent risk.
-------------------------------------------------------
Putnam VT International  Capital appreciation.
 Equity Fund - Class IB
-------------------------------------------------------
Putnam VT Investors      Long-term growth of capital
 Fund - Class IB          and any increased income
                          that results from this
                          growth.
-------------------------------------------------------
Putnam VT Money Market   As high a rate of current
 Fund - Class IB          income as Putnam Management
                          believes is consistent with
                          preservation of capital and
                          maintenance of liquidity.
-------------------------------------------------------
Putnam VT New            Long-term capital
 Opportunities Fund -     appreciation.
 Class IB (5)
-------------------------------------------------------
Putnam VT New Value      Long-term capital
 Fund - Class IB          appreciation.
-------------------------------------------------------------------------------
Putnam VT Research Fund  Capital appreciation.
 - Class IB (5)
-------------------------------------------------------
Putnam VT Utilities      Capital growth and current
 Growth and Income Fund   income.
 - Class IB (5)
-------------------------------------------------------
Putnam VT Vista Fund -   Capital appreciation.
 Class IB
-------------------------------------------------------
Putnam VT Voyager Fund   Capital appreciation.
 - Class IB
-------------------------------------------------------
                                 40 PROSPECTUS

Van Kampen LIT           Capital growth
 Aggressive Growth
 Portfolio, Class II
-------------------------------------------------------
Van Kampen LIT Comstock  Capital growth and income
 Portfolio, Class II      through investments in
                          equity securities,
                          including common stocks,
                          preferred stocks and
                          securities convertible into  Van Kampen Asset
                          common and preferred         Management
                          stocks.
Van Kampen LIT Emerging  Capital appreciation.
 Growth Portfolio,
 Class II
Van Kampen LIT Growth    Long-term growth of capital
 and Income Portfolio,    and income.
 Class II
Van Kampen LIT Money     Protection of capital and
 Market Portfolio,        high current income through
 Class II                 investments in money market
                          instruments.                 ------------------------
-------------------------------------------------------
Van Kampen UIF Emerging  High total return by
 Markets Debt             investing primarily in
 Portfolio, Class II      fixed income securities of
                          government and
                          government-related issuers
                          and, to a lesser extent, of
                          corporate issuers in
                          emerging market countries.
Van Kampen UIF Equity    Long-term capital
 Growth Portfolio,        appreciation by investing
 Class I & Van Kampen     primarily in
 UIF Equity Growth        growth-oriented equity
 Portfolio, Class II      securities of large
 (3)                      capitalization companies
-------------------------------------------------------
Van Kampen UIF Equity    Capital appreciation and
 and Income Portfolio,    current income
 Class II
-------------------------------------------------------
Van Kampen UIF Global    Long-term capital             VAN KAMPEN (4)
 Franchise Portfolio,     appreciation
 Class II
-------------------------------------------------------
Van Kampen UIF Small     Long-term capital
 Company Growth           appreciation by investing
 Portfolio, Class II      primarily in
                          growth-oriented equity
                          securities of small
                          companies.
-------------------------------------------------------
Van Kampen UIF U.S. Mid  Above-average total return
 Cap Value Portfolio,     over a market cycle of
 Class I & Van Kampen     three to five years by
 UIF U.S. Mid Cap Value   investing in common stocks
 Portfolio, Class II      and other equity securities
 (3)
-------------------------------------------------------
Van Kampen UIF U.S.      Above average current income
 Real Estate Portfolio,   and long-term capital
 Class II                 appreciation by investing
                          primarily in equity          ------------------------
                          securities of companies in
                          the U.S. real estate
                          industry, including real
                          estate investment trusts
-------------------------------------------------------

*Effective April 29, 2005, the FTVIP Franklin Small Cap Fund - Class 2 changed its name to FTVIP Franklin Small-Mid Cap Growth Securities Fund - Class 2.

(1) Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 and the FTVIP Templeton Global Income Securities - Class 2 Sub-Accounts are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts you may continue those investments. If, prior to May 1, 2003, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-accounts in accordance with that program. Outside of these automatic transaction programs, you may not allocate purchase payments or make transfers to these Variable Sub-Accounts, additional allocations will not be allowed.

(2) Effective April 29, 2005, the Oppenheimer Bond Fund/VA - Service Shares changed its name to Oppenheimer Core Bond Fund/VA - Service Shares.

(3) The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth Portfolio, Class II and the Van Kampen UIF U.S. Mid Cap Value Portfolio, Class II are offered with Contracts issued on or after May 1, 2004. Contract Owners of contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth Portfolio, Class I and the Van Kampen UIF U.S. Mid Cap Value Portfolio, Class I.

(4) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.



                                 41  PROSPECTUS

(5) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Account Portfolios are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts, you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, you may not allocate purchase payments or make transfers to these Variable Sub-Accounts, additional allocations will not be allowed.

AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF THE PORTFOLIOS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE INVESTMENT RISK THAT THE PORTFOLIOS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES. SHARES OF THE PORTFOLIOS ARE NOT DEPOSITS IN, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

VARIABLE INSURANCE PORTFOLIOS MIGHT NOT BE MANAGED BY THE SAME PORTFOLIO MANAGERS WHO MANAGE RETAIL MUTUAL FUNDS WITH SIMILAR NAMES. THESE PORTFOLIOS ARE LIKELY TO DIFFER FROM SIMILARLY NAMED RETAIL MUTUAL FUNDS IN ASSETS, CASH FLOW, AND TAX MATTERS. ACCORDINGLY, THE HOLDINGS AND INVESTMENT RESULTS OF A VARIABLE INSURANCE PORTFOLIO CAN BE EXPECTED TO BE HIGHER OR LOWER THAN THE INVESTMENT RESULTS OF A SIMILARLY NAMED RETAIL MUTUAL FUND.


TRUEBALANCE/SM/ ASSET ALLOCATION PROGRAM
As a Contract Owner, you may elect to participate in the TrueBalance asset allocation program ("TrueBalance program") for no additional charge. Participation in the TrueBalance program may be limited if you have elected certain Contract Options impose restrictions on the investment alternatives which you may invest, such as the Income Protection Benefit Option, the TrueReturn Accumulation Benefit Option or the SureIncome Withdrawal Benefit Option. See the sections of this prospectus discussing these Options for more information.

Asset allocation is the process by which your Contract Value is invested in different asset classes in a way that matches your risk tolerance, time horizon, and investment goals. Theoretically, different asset classes tend to behave differently under various economic and market conditions. By spreading your Contract Value across a range of asset classes, you may, over time, be able to reduce the risk of investment volatility and potentially enhance returns. Asset allocation does not guarantee a profit or protect against loss in a declining market.

Your sales representative will help you determine whether participating in an
asset allocation program is appropriate for you.   If you decide to participate
in the TrueBalance program, your sales representative may ask you to complete an investment style questionnaire to help you and your sales representative identify your investment style. Once you and your sales representative have identified your investment style, you may select one of five currently available asset allocation model portfolios, each with different levels of risk. The model portfolios, which have been prepared by Standard & Poor's Investment Advisory Services LLC ("SPIAS"), represent five different investment styles: conservative, moderately conservative, moderate, moderately aggressive and aggressive. Once you select a model portfolio, your Contract Value will be allocated among the Variable Sub-Accounts exactly according to that model portfolio. If you wish to allocate any of your Contract Value to any Variable Sub-Accounts not included in that model portfolio, or if you do not wish to allocate any of your Contract Value to any Variable Sub-Accounts included in that model portfolio, you should not elect the TrueBalance program. We recommend that you consult with your sales representative before selecting a TrueBalance model portfolio.

Allstate Life and the principal underwriter of the Contracts, Allstate Distributors, L.L.C. ("Allstate Distributors"), do not intend to provide any personalized investment advice in connection with the TrueBalance program and you should not rely on this program as providing individualized investment recommendations to you.

The TrueBalance model portfolios described in this prospectus were prepared by SPIAS, a registered investment adviser and a wholly-owned subsidiary of The McGraw-Hill Companies, Inc. "S&P" and "Standard & Poor's" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Allstate Life. SPIAS is not affiliated with Allstate Life and its affiliates. SPIAS does not provide advice to Allstate Life's Contract Owners. SPIAS does not act as "fiduciary" or as an "investment manager", as defined under ERISA, to any investor.

The TrueBalance program is not endorsed, sold or promoted by SPIAS or its affiliates, and SPIAS and its affiliates make no representation regarding the advisability of investing in the TrueBalance program. The TrueBalance model portfolios described in this document, are only a general guideline. SPIAS does not have any discretionary authority or control with respect to purchasing or selling securities or making other investments for Contract Owners/investors. There is no agreement or understanding that SPIAS will provide

                                 42  PROSPECTUS
advice to any Contract Owner/investor. SPIAS does not take into account any information about any Contract Owner/investor or any Contract Owner's/investor's assets when creating, providing or maintaining any TrueBalance model portfolio. Individual Contract Owners/investors should ultimately rely on their own judgment and/or the judgment of a financial advisor in making their investment decisions. SPIAS makes no warranties, expressed or implied, as to results to be obtained from use of information provided by SPIAS and used in this service, and SPIAS expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect thereto. While SPIAS has obtained information believed to be reliable, SPIAS shall not be liable for any Contract Owner claims or losses of any nature in connection with information contained in this prospectus, including but not limited to, lost profits or punitive or consequential damages, even if it is advised of the possibility of same.

Analytic services and products provided by Standard & Poor's are the result of separate activities designed to preserve the independence and objectivity of each analytic process. Standard & Poor's has established policies and procedures to maintain the confidentiality of non-public information received during each analytic process.

Any investment based upon any of these TrueBalance model portfolios should only be made with an understanding of the associated risks. SPIAS is not responsible for suitability with respect to Contract Owners' use of the TrueBalance model portfolios.

Each of the five model portfolios specifies an allocation among a mix of Variable Sub-Accounts that is designed to meet the investment goals of the applicable investment style. On the business day we approve your participation in the TrueBalance program, we will automatically reallocate any existing Contract Value in the Variable Sub-Accounts according to the model portfolio you selected. If any portion of your existing Contract Value is allocated to the Standard Fixed Account or MVA Fixed Account Options and you wish to allocate any portion of it to the model portfolio, you must transfer that portion to the Variable Sub-Accounts. In addition, as long as you participate in the TrueBalance program, you must allocate all of your purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) to the Fixed Account Options and/or the Variable Sub-Accounts currently offered in your model portfolio. Any purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) you allocate to the DCA Fixed Account Option will be automatically transferred, along with interest, in equal monthly installments to the Variable Sub-Accounts according to the model portfolio you selected.

We use the term "Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. For TrueBalance model portfolios selected on or after May 1, 2005, at the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Account according to the percentage allocation for the model portfolio you selected.

SPIAS may review and analyze the model portfolio periodically and may create new or revised TrueBalance model portfolios at any time. Effective May 1, 2005, Allstate Life will not automatically reallocate your Contract Value allocated to the Variable Sub-Accounts to match any new or revised model portfolios prepared by SPIAS or any other firm chosen by Allstate Life. If you are invested in a TrueBalance model portfolio, your registered representative, or the selling broker-dealer for your Contract will notify you of any new or revised TrueBalance model portfolios prepared by SPIAS or any other firm chosen by Allstate Life. If you wish to invest in accordance with a new or revised TrueBalance model portfolio, you must submit a transfer request to transfer your Contract Value in your existing TrueBalance model portfolio in accordance with the new TrueBalance model portfolio. If you do not request a transfer to a new TrueBalance model portfolio, we will continue to rebalance your Contract Value in accordance with your existing TrueBalance model portfolio. At any given time, you may only elect a TrueBalance model portfolio that is available at the time of election.

You may select only one model portfolio at a time. However, you may change your selection of model portfolio at any time, provided you select a currently available model portfolio. Each change you make in your model portfolio selection will count against the 12 transfers you can make each Contract Year without paying a transfer fee. You should consult with your sales representative before making a change to your model portfolio selection to determine whether the new model portfolio is appropriate for your needs.

Since the performance of each Variable Sub-Account may cause a shift in the percentage allocated to each Variable Sub-Account, at least once every calendar quarter we will automatically rebalance all of your Contract Value in the Variable Sub-Accounts according to your currently selected model portfolio.

Unless you notify us otherwise, any purchase payments you make after electing the TrueBalance program will be allocated to your model portfolio and/or to the Fixed Account Options according to your most recent instructions on file with us. Once you elect to participate in the TrueBalance program, you may allocate subsequent purchase payments to any of the Fixed Account Options available with your Contract and/or to any of the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specifications of that model portfolio. You may not allocate subsequent purchase payments


                                 43  PROSPECTUS
to a Variable Sub-Account that is not included in your model portfolio. Subsequent purchase payments allocated to the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the allocation percentages for your currently selected model portfolio.

THE FOLLOWING APPLIES TO TRUEBALANCE MODEL PORTFOLIOS SELECTED PRIOR TO MAY 1, 2005. TRUEBALANCE MODEL PORTFOLIOS SELECTED PRIOR TO MAY 1, 2005, ARE NOT AVAILABLE WITH THE TRUERETURN OPTION OR THE SUREINCOME OPTION:

For TrueBalance model portfolios selected prior to May 1, 2005, you may make transfers to any of the available investment alternatives, except the DCA Fixed Account Option. However, all of your Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the percentage allocations for your currently selected model portfolio. Transfers to investment alternatives that are not included in the model portfolio you selected may be inconsistent with the investment style you selected and with the purpose of the TrueBalance program. You should consult with your sales representative before making transfers outside the model portfolio allocations.

THE FOLLOWING APPLIES TO TRUEBALANCE MODEL PORTFOLIOS SELECTED ON OR AFTER MAY 1, 2005, WITH THE TRUERETURN OPTION OR THE SUREINCOME OPTION:

For TrueBalance model portfolios selected on or after May 1, 2005, with the TrueReturn Option or SureIncome Option, you must allocate all of your Contract Value to a TrueBalance Model Portfolio Option, and you may not choose the Variable Sub-Accounts or make transfers among the Variable Sub-Accounts in the TrueBalance Model Portfolio Option. If you choose a TrueBalance Model Portfolio Option, we will invest and periodically reallocate your Contract Value according to the allocation percentages and requirements for the TrueBalance Model Portfolio Option you selected. You may, however, elect to reallocate your entire Contract Value from one Model Portfolio Option to another Model Portfolio Option available with your Option.

If you own the TrueReturn Accumulation Benefit Option, on the Rider Maturity Date the Contract Value may be increased due to the Option. Any increase will be allocated to the Putnam VT Money Market. You may make transfers from this Variable Sub-Account to the Fixed Account Options (as allowed) or the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specification of that model portfolio. All of your Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the next calendar quarter according to the allocation percentages for your currently selected model portfolio.

THE FOLLOWING APPLIES TO TRUEBALANCE MODEL PORTFOLIOS SELECTED ON OR AFTER MAY 1, 2005, WITHOUT THE TRUERETURN OPTION OR THE SUREINCOME OPTION:

For TrueBalance model portfolios selected on or after May 1, 2005, without the TrueReturn or SureIncome Option, you may not make transfers from the Variable Sub-Accounts to any of the other Variable Sub-Accounts. You may make transfers, as allowed under the contract, from the Fixed Account Options to other Fixed Account Options or to the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specifications of that model portfolio. You may make transfers from the Variable Sub-Accounts to any of the Fixed Account Options, except the DCA Fixed Account Option. Transfers to Fixed Account Options may be inconsistent with the investment style you selected and with the purpose of the TrueBalance program. However, all of your Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the next calendar quarter according to the percentage allocations for your currently selected model portfolio. You should consult with your sales representative before making transfers.

If you make a partial withdrawal from any of the Variable Sub-Accounts, your remaining Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the percentage allocations for your currently selected model portfolio allocations. If you are participating in the Systematic Withdrawal Program when you add the TrueBalance program or change your selection of model portfolios, you may need to update your withdrawal instructions. If you have any questions, please consult your sales representative.

Your participation in the TrueBalance program is subject to the program's terms and conditions, and you may change model portfolios or terminate your participation in the TrueBalance program at any time by notifying us in a form satisfactory to us. We reserve the right to modify or terminate the TrueBalance program at any time.


INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT OPTIONS
--------------------------------------------------------------------------------

You may allocate all or a portion of your purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) to the Fixed Account Options. The Fixed Account Options we offer include the DOLLAR COST AVERAGING FIXED ACCOUNT OPTION, the STANDARD FIXED ACCOUNT OPTION, and the MARKET VALUE ADJUSTED FIXED ACCOUNT OPTION. We may offer additional Fixed Account Options in the
future. Some Options are not available in all states.   In addition, Allstate
Life may limit the availability of some Fixed Account Options. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you

                                 44  PROSPECTUS
allocate to the Fixed Account does not entitle you to share in the investment experience of the Fixed Account.


DOLLAR COST AVERAGING FIXED ACCOUNT OPTION
The Dollar Cost Averaging Fixed Account Option ("DCA Fixed Account Option") is one of the investment alternatives that you can use to establish a Dollar Cost Averaging Program, as described on page 50.

This option allows you to allocate purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) to the Fixed Account that will then automatically be transferred, along with interest, in equal monthly installments to the investment alternatives that you have selected. In the future, we may offer other installment frequencies in our discretion. Each purchase payment allocated to the DCA Fixed Account Option must be at least $500.

At the time you allocate a purchase payment to the DCA Fixed Account Option, you must specify the term length over which the transfers are to take place. We use the term "Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. You establish a new Transfer Period Account each time you allocate a purchase payment to the DCA Fixed Account Option. We currently offer term lengths from which you may select for your Transfer Period Account(s), ranging from 3 to 12 months. We may modify or eliminate the term lengths we offer in the future. Refer to Appendix A for more information.

Your purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) will earn interest while in the DCA Fixed Account Option at the interest rate in effect at the time of the allocation, depending on the term length chosen for the Transfer Period Account and the type of Contract you have.
 The interest rates may also differ from those available for other Fixed Account Options. The minimum interest rate associated with the DCA Fixed Account Option is based upon state requirements and the date an application to purchase a Contract is signed. The minimum interest rate associated with the DCA Fixed Account Option is based upon state requirements and the date an application to purchase a Contract is signed. This minimum interest rate will not change after Contract issue.

You must transfer all of your money, plus accumulated interest, out of a Transfer Period Account to other investment alternatives in equal monthly installments during the term of the Transfer Period Account. We reserve the right to restrict the investment alternatives available for transfers from any Transfer Period Account. You may not transfer money from the Transfer Period Accounts to any of the fixed Account Options available under your Cotnract. The first transfer will occur on the next Valuation Date after you establish a Transfer Period Account. If we do not receive an allocation instruction from you when we receive the purchase payment, we will transfer each installment to the Putnam VT Money Market Variable Sub-Account until we receive a different allocation instruction. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Putnam VT Money Market Variable Sub-Account unless you request a different investment alternative. Transferring Contract Value to the Putnam VT Money Market Variable Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page 50.

If you discontinue the DCA Fixed Account Option before the expiration of a Transfer Period Account, we will transfer any remaining amount in the Transfer Period Account to the Putnam VT Money Market Variable Sub-Account unless you request a different investment alternative.

You may not transfer money into the DCA Fixed Account Option or add to an existing Transfer Period Account. You may not use the Automatic Additions Program to allocate purchase payments to the DCA Fixed Account Option.

The DCA Fixed Account Option currently is not available if you have selected the ALLSTATE ADVISOR PREFERRED CONTRACT WITH NO WITHDRAWAL CHARGE OPTION.

The DCA Fixed Account Option may not be available in your state. Please check with your representative for availability.


STANDARD FIXED ACCOUNT OPTION
You may allocate purchase payments or transfer amounts into the Standard Fixed Account Option. Each such allocation establishes a "GUARANTEE PERIOD ACCOUNT" within the Standard Fixed Account Option ("Standard Fixed Guarantee Period Account"), which is defined by the date of the allocation and the length of the initial interest rate guarantee period ("STANDARD FIXED GUARANTEE PERIOD"). You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer allocated to a Standard Fixed Guarantee Period Account must be at least $500.

At the time you allocate a purchase payment or transfer amount to the Standard Fixed Account Option, you must select the Guarantee Period for that allocation from among the available Standard Fixed Guarantee Periods. For ALLSTATE ADVISOR CONTRACTS, we currently offer Standard Fixed Guarantee Periods of 1, 3, 5 and 7 years in length. FOR ALLSTATE ADVISOR PLUS AND ALLSTATE ADVISOR PREFERRED CONTRACTS, WE CURRENTLY ARE NOT OFFERING THE STANDARD FIXED ACCOUNT OPTION. Refer to Appendix A for more information. We may offer other Guarantee Periods in the future. If you allocate a purchase payment to the Standard Fixed Account Option, but do not select a Standard Fixed Guarantee Period for the new Standard Fixed Guarantee Period Account, we will allocate the


                                 45  PROSPECTUS
purchase payment or transfer to a new Standard Fixed Guarantee Period Account with the same Standard Fixed Guarantee Period as the Standard Fixed Guarantee Period Account of your most recent purchase payment or transfer. If we no longer offer that Standard Fixed Guarantee Period, then we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account with the next shortest term currently offered. If you have not made a prior allocation to a Guarantee Period Account, then we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account of the shortest Standard Fixed Guarantee Period we are offering at that time.

Some Standard Fixed Guarantee Periods are not available in all states. Please check with your representative for availability.

The amount you allocate to a Standard Fixed Guarantee Period Account will earn interest at the interest rate in effect for that Standard Fixed Guarantee Period at the time of the allocation. Interest rates may differ depending on the type of Contract you have and may also differ from those available for other Fixed Account Options. The minimum interest rate associated with the Standard Fixed Account Option is based upon state requirements and the date an application to purchase a Contract is signed. This minimum interest rate will not change after Contract issue.

In any Contract Year, the combined amount of withdrawals and transfers from a Standard Fixed Guarantee Period Account may not exceed 30% of the amount used to establish that Standard Fixed Guarantee Period Account. This limitation is waived if you withdraw your entire Contract Value. It is also waived for amounts in a Standard Fixed Guarantee Period Account during the 30 days following its renewal date ("30-DAY WINDOW"), described below, and for a single withdrawal made by your surviving spouse within one year of continuing the Contract after your death.

Amounts under the 30% limit that are not withdrawn in a Contract Year do not carry over to subsequent Contract Years.

At the end of a Standard Fixed Guarantee Period and each year thereafter, we will declare a renewal interest rate that will be guaranteed for 1 year.
 Subsequent renewal dates will be on the anniversaries of the first renewal date. Prior to a renewal date, we will send you a notice that will outline the options available to you. During the 30-Day Window following the expiration of a Standard Fixed Guarantee Period Account, the 30% limit for transfers and withdrawals from that Guarantee Period Account is waived and you may elect to:

.. transfer all or part of the money from the Standard Fixed Guarantee Period
  Account to establish a new Guarantee Period Account within the Standard Fixed Account Option or the Market Value Adjusted Fixed Account Option, if available; or

.. transfer all or part of the money from the Standard Fixed Guarantee Period
  Account to other investment alternatives available at the time; or

.. withdraw all or part of the money from the Standard Fixed Guarantee Period
  Account.  Withdrawal charges and taxes may apply.

Withdrawals taken to satisfy IRS minimum distribution rules will count against the 30% limit. The 30% limit will be waived for a Contract Year to the extent that:

.. you have already exceeded the 30% limit and you must still make a withdrawal during that Contract Year to satisfy IRS minimum distribution rules; or

.. you have not yet exceeded the 30% limit but you must make a withdrawal during that Contract Year to satisfy IRS minimum distribution rules, and such withdrawal will put you over the 30% limit.

The money in the Standard Fixed Guarantee Period Account will earn interest at the declared renewal rate from the renewal date until the date we receive notification of your election. If we receive notification of your election to make a transfer or withdrawal from a renewing Standard Fixed Guarantee Period Account on or before the renewal date, the transfer or withdrawal will be deemed to have occurred on the renewal date. If we receive notification of your election to make a transfer or withdrawal from the renewing Standard Fixed Guarantee Period Account after the renewal date, but before the expiration of the 30-Day Window, the transfer or withdrawal will be deemed to have occurred on the day we receive such notice. Any remaining balance not withdrawn or transferred from the renewing Standard Fixed Guarantee Period Account will continue to earn interest until the next renewal date at the declared renewal rate. If we do not receive notification from you within the 30-Day Window, we will assume that you have elected to renew the Standard Fixed Guarantee Period Account and the amount in the renewing Standard Fixed Guarantee Period Account will continue to earn interest at the declared renewal rate until the next renewal date, and will be subject to all restrictions of the Standard Fixed Account Option.

The Standard Fixed Account Option currently is not available with ALLSTATE ADVISOR PLUS and ALLSTATE ADVISOR PREFERRED CONTRACTS.


MARKET VALUE ADJUSTED FIXED ACCOUNT OPTION
You may allocate purchase payments or transfer amounts into the Market Value Adjusted Fixed Account Option. Each such allocation establishes a Guarantee Period Account within the Market Value Adjusted Fixed Account Option ("Market Value Adjusted Fixed Guarantee Period Account"), which is defined by the date of the allocation and the length of the initial interest rate guarantee period ("MARKET VALUE ADJUSTED FIXED GUARANTEE PERIOD"). You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase


                                 46  PROSPECTUS
payment or transfer allocated to a Market Value Adjusted Fixed Guarantee Period Account must be at least $500.

At the time you allocate a purchase payment or transfer amount to the Market Value Adjusted Fixed Account Option, you must select the Guarantee Period for that allocation from among the Guarantee Periods available for the Market Value Adjusted Fixed Account Option ("Market Value Adjusted Fixed Guarantee Periods"). We currently offer Market Value Adjusted Fixed Guarantee Periods of 3, 5, 7, and 10 years. Refer to Appendix A for more information. We may offer other Guarantee Periods in the future. If you allocate a purchase payment to the Market Value Adjusted Fixed Account Option, but do not select a Market Value Adjusted Fixed Guarantee Period for the new Market Value Adjusted Fixed Guarantee Period Account, we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period as the Market Value Adjusted Fixed Guarantee Period Account of your most recent purchase payment or transfer. If we no longer offer that Market Value Adjusted Fixed Guarantee Period, then we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account with the next shortest term currently offered. If you have not made a prior allocation to a Market Value Adjusted Fixed Guarantee Period Account, then we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account of the shortest Market Value Adjusted Fixed Guarantee Period we are offering at that time. The Market Value Adjusted Fixed Account Option is not available in all states. Please check with your representative for availability.

The amount you allocate to a Market Value Adjusted Fixed Guarantee Period Account will earn interest at the interest rate in effect for that Market Value Adjusted Fixed Guarantee Period at the time of the allocation. Interest rates may differ depending on the type of Contract you have and may also differ from those available for other Fixed Account Options.

Withdrawals and transfers from a Market Value Adjusted Fixed Guarantee Period Account may be subject to a Market Value Adjustment. A Market Value Adjustment may also apply to amounts in the Market Value Adjusted Fixed Account Option if we pay Death Proceeds or if the Payout Start Date begins on a day other than during the 30-day period after such Market Value Adjusted Fixed Guarantee Period Account expires ("30-Day MVA Window"). We will not make a Market Value Adjustment if you make a transfer or withdrawal during the 30-Day MVA Window.

We apply a Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Market Value Adjusted Fixed Guarantee Period Account to the time the money is taken out of that Market Value Adjusted Fixed Guarantee Period Account under the circumstances described above. We use the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15 ("TREASURY RATE") to calculate the Market Value Adjustment. We do so by comparing the Treasury Rate for a maturity equal to the
 Market Value Adjusted Fixed Guarantee Period at the time the Market Value Adjusted Fixed Guarantee Period Account is established with the Treasury Rate for the same maturity at the time the money is taken from the Market Value Adjusted Fixed Guarantee Period Account.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates have increased since the establishment of a Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment, together with any applicable withdrawal charges, premium taxes, and income tax withholdings could reduce the amount you receive upon full withdrawal from a Market Value Adjusted Fixed Guarantee Period Account to an amount less than the purchase payment used to establish that Market Value Adjusted Fixed Guarantee Period Account.

Generally, if at the time you establish a Market Value Adjusted Fixed Guarantee Period Account, the Treasury Rate for a maturity equal to that Market Value Adjusted Fixed Guarantee Period is higher than the applicable Treasury Rate at the time money is to be taken from the Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment will be positive. Conversely, if at the time you establish a Market Value Adjusted Fixed Guarantee Period Account, the applicable Treasury Rate is lower than the applicable Treasury Rate at the time the money is to be taken from the Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment will be negative.

For example, assume that you purchase a Contract and allocate part of the initial purchase payment (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) to the Market Value Adjusted Fixed Account Option to establish a 5-year Market Value Adjusted Fixed Guarantee Period Account. Assume that the 5-year Treasury Rate at that time is 4.50%. Next, assume that at the end of the 3rd year, you withdraw money from the Market Value Adjusted Fixed Guarantee Period Account. If, at that time, the 5-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive. Conversely, if the 5-year Treasury Rate at that time is 4.80%, then the Market Value Adjustment will be negative.

The formula used to calculate the Market Value Adjustment and numerical examples illustrating its application are shown in Appendix B of this prospectus.

At the end of a Market Value Adjusted Fixed Guarantee Period, the Market Value Adjusted Fixed Guarantee Period Account expires and we will automatically transfer


                                 47  PROSPECTUS
the money from such Guarantee Period Account to establish a new Market
Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period, unless you notify us otherwise. The new Market Value Adjusted Fixed Guarantee Period Account will be established as of the day immediately following the expiration date of the expiring Market Value Adjusted Guarantee Period Account ("New Account Start Date.") If the Market Value Adjusted Fixed Guarantee Period is no longer being offered, we will establish a new Market Value Adjusted Fixed Guarantee Period Account with the next shortest Market Value Adjusted Fixed Guarantee Period available. Prior to the expiration date, we will send you a notice, which will outline the options available to you. During the 30-Day MVA Window a Market Value Adjustment will not be applied to transfers and withdrawals from the expiring Market Value Adjusted Fixed Guarantee Period Account and you may elect to:

.. transfer all or part of the money from the Market Value Adjusted Fixed
  Guarantee Period Account to establish a new Guarantee Period Account within the Standard Fixed Account Option or the Market Value Adjusted Fixed Account Option, if available; or

.. transfer all or part of the money from the Market Value Adjusted Fixed
  Guarantee Period Account to other investment alternatives available at the time; or

.. withdraw all or part of the money from the Market Value Adjusted Fixed
  Guarantee Period Account.  Withdrawal charges and taxes may apply.

The money in the Market Value Adjusted Fixed Guarantee Period Account will earn interest at the interest rate declared for the new Market Value Adjusted Fixed Guarantee Period Account from the New Account Start Date until the date we receive notification of your election. If we receive notification of your election to make a transfer or withdrawal from an expiring Market Value Adjusted Fixed Guarantee Period Account on or before the New Account Start Date, the transfer or withdrawal will be deemed to have occurred on the New Account Start Date. If we receive notification of your election to make a transfer or withdrawal from the expiring Market Value Adjusted Fixed Guarantee Period Account after the New Account Start Date, but before the expiration of the 30-Day MVA Window, the transfer or withdrawal will be deemed to have occurred on the day we receive such notice. Any remaining balance not withdrawn or transferred will earn interest for the term of the new Market Value Adjusted Fixed Guarantee Period Account, at the interest rate declared for such Account.
 If we do not receive notification from you within the 30-Day Window, we will assume that you have elected to transfer the amount in the expiring Market Value Adjusted Fixed Guarantee Period Account to establish a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period, and the amount in the new Market Value Adjusted Fixed Guarantee Period Account will continue to earn interest at the interest rate declared for the new Market Value Adjusted Fixed Guarantee Period Account, and will be subject to all restrictions of the Market Value Adjusted Fixed Account Option. If we no longer offer that Market Value Adjusted Fixed Guarantee Period, the Market Value Adjusted Fixed Guarantee Period for the new Market Value Adjusted Fixed Guarantee Period Account will be the next shortest term length we offer for the Market Value Adjusted Fixed Account Option at that time, and the interest rate will be the rate declared by us at that time for such term.


INVESTMENT ALTERNATIVES: TRANSFERS
--------------------------------------------------------------------------------


TRANSFERS DURING THE ACCUMULATION PHASE
During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may not transfer Contract Value to the DCA Fixed Account Option or add to an existing Transfer Period Account. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below.

You may make up to 12 transfers per Contract Year without charge. A transfer fee equal to 1.00% of the amount transferred applies to each transfer after the 12th transfer in any Contract Year. This fee may be changed, but in no event will it exceed 2.00% of the amount transferred. Multiple transfers on a single Valuation Date are considered a single transfer for purposes of assessing the transfer fee. If you added the TrueReturn Option or SureIncome Option to your Contract, certain restrictions on transfers apply. See the "TrueReturn/SM/ Accumulation Benefit Option" and "SureIncome Withdrawal Benefit Option" sections of this prospectus for more information.

The minimum amount that you may transfer from the Standard Fixed Account Option, Market Value Adjusted Fixed Account Option or a Variable Sub-Account is $100 or the total remaining balance in the Standard Fixed Account Option, Market Value Adjusted Fixed Account Option or the Variable Sub-Account, if less. These limitations do not apply to the DCA Fixed Account Option. The total amount that you may transfer or withdraw from a Standard Fixed Guarantee Period Account in a Contract Year is 30% of the amount used to establish that Guarantee Period Account. See "Standard Fixed Account Option". The minimum amount that can be transferred to the Standard Fixed Account Option and the Market Value Adjusted Fixed Account Option is $500. We will process transfer requests that we receive before 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process


                                 48  PROSPECTUS
requests completed after 3:00 p.m. on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account Options for up to 6 months from the date we receive your request. If we decide to postpone transfers from any Fixed Account Option for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

We reserve the right to waive any transfer restrictions.


TRANSFERS DURING THE PAYOUT PHASE
During the Payout Phase, you may make transfers among the Variable Sub-Accounts so as to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. You may make up to 12 transfers per Contract Year within each Income Plan. You may not convert any portion of your fixed income payments into variable income payments. You may not make transfers among Income Plans. You may make transfers from the variable income payments to the fixed income payments to increase the proportion of your income payments consisting of fixed income payments, unless you have selected the Income Protection Benefit Option.


TELEPHONE OR ELECTRONIC TRANSFERS
You may make transfers by telephone by calling 1-800-203-0068. The cut-off time for telephone transfer requests is 3:00 p.m. Central time. In the event that the New York Stock Exchange closes early, i.e., before 3:00 p.m. Central Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received from you at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange. If you own the Contract with a joint Contract Owner, unless we receive contrary instructions, we will accept instructions from either you or the other Contract Owner.

We may suspend, modify or terminate the telephone transfer privilege, as well as any other electronic or automated means we previously approved, at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.


MARKET TIMING & EXCESSIVE TRADING
The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance and adversely affect your Contract Value. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Portfolio, we will impose the trading limitations as described below under "Trading Limitations." Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable Sub-Accounts, because our procedures involve the exercise of reasonable judgment, we may not identify or prevent some market timing or excessive trading. Moreover, imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity. Therefore, our policies and procedures do not prevent such trading activity before it is detected. As a result, some investors may be able to engage in market timing and excessive trading, while others are prohibited, and the portfolio may experience the adverse effects of market timing and excessive trading described above.


TRADING LIMITATIONS
We reserve the right to limit transfers among the investment alternatives in any Contract year, or to refuse any transfer request, if:

.. we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

.. we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

                                 49 PROSPECTUS

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

.. the total dollar amount being transferred, both in the aggregate and in the transfer request;

.. the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a Variable Sub-Account in a short period of time can constitute market timing);

.. whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain Variable Sub-Account underlying Portfolios that we have identified as being susceptible to market timing activities;

.. whether the manager of the underlying Portfolio has indicated that the transfers interfere with Portfolio management or otherwise adversely impact the Portfolio; and

.. the investment objectives and/or size of the Variable Sub-Account underlying
  Portfolio.

We seek to apply these trading limitations uniformly. However, because these determinations involve the exercise of discretion, it is possible that we may not detect some market timing or excessive trading activity. As a result, it is possible that some investors may be able to engage in market timing or excessive trading activity, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.

If we determine that a Contract Owner has engaged in market timing or excessive trading activity, we will restrict that Contract Owner from making future additions or transfers into the impacted Variable Sub-Account(s). If we determine that a Contract Owner has engaged in a pattern of market timing or excessive trading activity involving multiple Variable Sub-Accounts, we will also require that all future transfer requests be submitted through regular U.S. mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery.

In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.


SHORT TERM TRADING FEES
We reserve the right to assess short-term trading fees in connection with transfers from Variable Sub-Accounts that occur within a certain number of days following the date of allocation to the Variable Sub-Accounts. Such fees may vary by Variable Sub-Account, but will only apply to those Variable Sub-Accounts corresponding to underlying mutual funds that assess such fees.


DOLLAR COST AVERAGING PROGRAM
Through our Dollar Cost Averaging Program, you may automatically transfer a fixed dollar amount on a regular basis from any Variable Sub-Account or any Fixed Account Option to any of the other Variable Sub-Accounts. You may not use the Dollar Cost Averaging Program to transfer amounts to the Fixed Account Options. This program is available only during the Accumulation Phase.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market. Call or write us for instructions on how to enroll.


AUTOMATIC PORTFOLIO REBALANCING PROGRAM
Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account quarterly, semi-annually, or annually. We will measure these periods according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your written or telephone request. We are not responsible for rebalancing that occurs prior to receipt of proper notice of your request.

Example:

     Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the Putnam VT Income - Class IB Sub-Account and 60% to be in the Oppenheimer Aggressive Growth/VA - Service Shares Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the Putnam VT Income - Class IB Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings in a Contract or Contracts rebalanced quarterly, on the first day of the

                                 50  PROSPECTUS
     next quarter we would sell some of your units in the Putnam VT Income - Class IB Sub-Account for the appropriate Contract(s) and use the money to buy more units in the Oppenheimer Aggressive Growth/ VA - Service Shares Sub-Account so that the percentage allocations would again be 40% and 60%, respectively.

The transfers made under the program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee. Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the Variable Sub-Accounts that performed better during the previous time period.


                                 51  PROSPECTUS

EXPENSES
--------------------------------------------------------------------------------

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.


CONTRACT MAINTENANCE CHARGE
During the Accumulation Phase, on each Contract Anniversary, we will deduct a $30 contract maintenance charge from your assets invested in the Putnam VT Money Market Variable Sub-Account. If there are insufficient assets in that Variable Sub-Account, we will deduct the balance of the charge proportionally from the other Variable Sub-Accounts. We also will deduct this charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is to compensate us for the cost of administering the Contracts and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies. We cannot increase the charge. We will waive this charge:

.. for the remaining term of the Contract once your total purchase payments to the Contract equal $50,000 or more; or

.. for a Contract Anniversary if, on that date, your entire Contract Value is allocated to the Fixed Account Options, or after the Payout Start Date, if all income payments are fixed income payments.

We also reserve the right to waive this charge if you own more than one Contract and the Contracts meet certain minimum dollar amount requirements. In addition, we reserve the right to waive this charge for all Contracts.


ADMINISTRATIVE EXPENSE CHARGE
We deduct an administrative expense charge daily at an annual rate of 0.19% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We may increase this charge for Contracts issued in the future, but in no event will it exceed 0.35%. We guarantee that after your Contract is issued we will not increase this charge for your Contract.


MORTALITY AND EXPENSE RISK CHARGE
We deduct a mortality and expense risk charge daily from the net assets you have invested in the Variable Sub-Accounts. We assess mortality and expense risk charges during the Accumulation and Payout Phases of the Contract, except as noted below. The annual mortality and expense risk charge for the Contracts without any optional benefit are as follows:

ALLSTATE ADVISOR                             1.10%
---------------------------------------------------
ALLSTATE ADVISOR PLUS                        1.40%
---------------------------------------------------
ALLSTATE ADVISOR PREFERRED
(5-YEAR WITHDRAWAL CHARGE OPTION)            1.40%
---------------------------------------------------
ALLSTATE ADVISOR PREFERRED
(3-YEAR WITHDRAWAL CHARGE OPTION)            1.50%
---------------------------------------------------
ALLSTATE ADVISOR PREFERRED                   1.60%
(NO WITHDRAWAL CHARGE OPTION)
---------------------------------------------------


The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will not be sufficient in the future to cover the cost of administering the Contract. The mortality and expense risk charge also helps pay for the cost of the Credit Enhancement under the ALLSTATE ADVISOR PLUS CONTRACT. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional amount for the optional benefits to compensate us for the additional risk that we accept by providing these options.

You will pay additional mortality and expense risk charges if you add any optional benefits to your Contract. The additional mortality and expense risk charge you pay will depend upon which of the options you select:

.. MAV Death Benefit Option: The current mortality and expense risk charge for this option is 0.20%. For Contract Owners who added the MAV Death Benefit Option prior to May 1, 2003, the mortality and expense risk charge is 0.15%. This charge may be increased, but will never exceed 0.30%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. We deduct the charge for this option only during the Accumulation Phase.

.. Enhanced Beneficiary Protection (Annual Increase) Option:  The current mortality and expense risk charge for this option is 0.30%. For Contract Owners who added the Enhanced Beneficiary Protection (Annual Increase) Option prior to May 1, 2003, the mortality and expense risk charge is 0.15%. This
   charge will never exceed 0.30%.   We  guarantee that we will not increase the
  mortality and expense risk charge for this option after you have added it to your Contract. We deduct the charge for this option only during the Accumulation Phase.


                                 52  PROSPECTUS

.. Earnings Protection Death Benefit Option: The current mortality and expense risk charge for this option is:

  . 0.25% (maximum of 0.35%) if the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date;

  . 0.40% (maximum of 0.50%) if the oldest Contract Owner or oldest Annuitant is age 71 or older and both are age 79 or younger on the Rider Application Date.

  The charges may be increased but they will never exceed the maximum charges shown above. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. However, if your spouse elects to continue the Contract in the event of your death and if he or she elects to continue the Earnings Protection Death Benefit Option, the charge will be based on the ages of the oldest new Contract Owner and the oldest Annuitant at the time the Contract is continued. Refer to the Death
  Benefit Payments provision in this prospectus for more information.   We
  deduct the charge for this option only during  the Accumulation Phase.

.. Income Protection Benefit Option: The current mortality and expense risk charge for this option is 0.50%. This charge may be increased, but will never exceed 0.75%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. The charge will be deducted only during the Payout Phase.


TRUERETURN/SM/ ACCUMULATION BENEFIT OPTION FEE
We charge a separate annual Rider Fee for the TrueReturn Option. The current annual Rider Fee is 0.50% of the Benefit Base. We deduct the Rider Fee on each Contract Anniversary during the Rider Period or until you terminate the Option, if earlier. We reserve the right to increase the Rider Fee to up to 1.25%. We currently charge the same Rider Fee regardless of the Rider Period and Guarantee Option you select; however, we reserve the right to charge different fees for different Rider Periods and Guarantee Options in the future. However, once we issue your Option, we cannot change the Rider Fee that applies to your Contract. If you elect to exercise the Rider Trade-In Option, the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Option at the time of trade-in.

The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro rata basis in the proportion that your value in each Variable Sub-Account bears to your total value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If you terminate this Option prior to the Rider Maturity Date on a date other than a Contract Anniversary, we will deduct an entire Rider Fee from your Contract Value on the date the Option is terminated. However, if the Option is terminated due to death of the Contract Owner or Annuitant, we will not charge a Rider Fee unless the date we receive a Complete Request for Settlement of the Death Proceeds is also a Contract Anniversary. If the Option is terminated on the Payout Start Date, we will not charge a Rider Fee unless the Payout Start Date is also a Contract Anniversary. Additionally, if you elect to exercise the Rider Trade-In Option and cancel the Option on a date other than a Contract Anniversary, we will not deduct a Rider Fee on the date the Option is terminated. Refer to the "TrueReturn/SM/ Accumulation Benefit Option" section of this prospectus for more information.


SPOUSAL PROTECTION BENEFIT(CO-ANNUITANT) OPTION FEE AND SPOUSAL PROTECTION BENEFIT(CO-ANNUITANT) OPTION FOR CUSTODIAL INDIVIDUAL RETIREMENT ACCOUNTS FEE
We charge a separate annual Rider Fee for both the Spousal Protection Benefit(Co-Annuitant) Option and Spousal Protection Benefit(Co-Annuitant) Option for Custodial Individual Retirement Accounts. The current annual Rider Fee is 0.10% of the Contract Value for either Option. This applies to all new Options added on or after January 1, 2005. For Options added prior to January 1, 2005, there is no charge associated with the Options. We deduct the Rider Fee on each Contract Anniversary up to and including the date you terminate the Option. We reserve the right to increase the annual Rider Fee to up to 0.15% of the Contract Value. We reserve the right to charge different Rider Fees for new Spousal Protection Benefit(Co-Annuitant) Options and/ or new Spousal Protection Benefit(Co-Annuitant) Options for Custodial Individual Retirement Accounts we offer in the future. Once we issue your Option, we cannot change the Rider Fee that applies to your Contract.

The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro-rata basis in the proportion that your value in each Variable Sub-Account bears to your total value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If, at the time the Rider Fee is deducted, the Rider Fee exceeds the total value in all Variable Sub-Accounts, the excess of the Rider Fee over the total value in all Variable Sub-Accounts will be waived.

The first Rider Fee will be deducted on the first Contract Anniversary following the Rider Date. A Rider Fee will be deducted on each subsequent Contract Anniversary up to and including the date the Option is terminated. We will not charge a Rider Fee on the date the Option is terminated, on a date other than the Contract Anniversary, if the Option is terminated on the Payout Start Date or due to death of the Contract Owner or Annuitant.


                                 53  PROSPECTUS

For the first Contract Anniversary following the Rider Date, the Rider Fee is equal to the number of months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.10%, with the result multiplied by the Contract Value as of the first Contract Anniversary. For subsequent Contract Anniversaries, the Rider Fee is equal to 0.10% multiplied by the Contract Value as of that Contract Anniversary. If you terminate this Option on a date other than a Contract Anniversary, we will deduct a Rider Fee. The Rider Fee will be pro-rated to cover the period from the last Contract Anniversary to the date of termination, or if you terminate this Option during the first Benefit Year, from the Rider Date to the date of termination. The pro-rated Rider Fee will be equal to the number of full months from the Contract Anniversary to the date of termination, or if you terminate this Option during the first Contract Year after adding the Option, the number of full months from the Rider Date to the date of termination, divided by twelve, multiplied by 0.10%, with the result multiplied by the Contract Value immediately prior to the termination.


RETIREMENT INCOME GUARANTEE OPTION FEE
We discontinued offering the Retirement Income Guarantee Options as of January 1, 2004 (up to May 1, 2004 in certain states). Fees described below apply to Contract Owners who selected an Option prior to January 1, 2004 (up to May 1, 2004 in certain states). We impose a separate annual Rider Fee for RIG 1 and RIG
2. The current annual Rider Fee for RIG 1 is 0.40% of the Income Base on each Contract Anniversary. For Contract Owners who added RIG 1 prior to May 1, 2003, the annual Rider Fee is 0.25%. The current annual Rider Fee for RIG 2 is 0.55% of the Income Base on each Contract Anniversary. For Contract Owners who added RIG 2 prior to May 1, 2003, the annual Rider Fee is 0.45%. See "Retirement Income Guarantee Options" for details.

We deduct the Rider Fees only from the Variable Sub-Account(s) on a pro-rata basis. For the initial Contract Anniversary after the Rider Date, we will deduct a fee pro rated to cover the period from the Rider Date to the Contract Anniversary. In the case of a full withdrawal of the Contract Value on any date other than the Contract Anniversary, we will deduct from the amount paid upon withdrawal the Rider Fee multiplied by the appropriate Income Base immediately prior to the withdrawal pro rated to cover the period the Option was in effect during the current Contract Year. We will not deduct the Rider Fee during the Payout Phase.


SUREINCOME WITHDRAWAL BENEFIT OPTION FEE
We charge a separate annual Rider Fee for the SureIncome Option ("SureIncome Option Fee" or "Rider Fee"). The current annual Rider Fee is 0.50% of the Benefit Base. We deduct the Rider Fee on each Contract Anniversary up to and including the date you terminate the Option. We reserve the right to increase the Rider Fee to up to 1.25% of the Benefit Base. We reserve the right to charge different Rider Fees for different Withdrawal Benefit Factors we may offer in the future. Once we issue your SureIncome Option, we cannot change the Rider Fee that applies to your Contract. If you elect to exercise the Rider Trade-In Option, the new Rider Fee will be based on the Rider Fee percentage applicable to a new SureIncome Option at the time of trade-in.

The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro-rata basis in the proportion that your Contract Value in each Variable Sub-Account bears to your total Contract Value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account.
 If, at the time the Rider Fee is deducted, the Rider Fee exceeds the total Contract Value in all Variable Sub-Accounts, the excess of the Rider Fee over the total Contract Value in all Variable Sub-Accounts will be waived.

The first Rider Fee will be deducted on the first Contract Anniversary following the Rider Date. A Rider Fee will be deducted on each subsequent Contract Anniversary up to and including the date the SureIncome Option is terminated.

For the first Contract Anniversary following the Rider Date, the Rider Fee is equal to the number of months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.50%, with the result multiplied by the Benefit Base as of the first Contract Anniversary. For subsequent Contract Anniversaries, the Rider Fee is equal to the 0.50% multiplied by the Benefit Base as of that Contract Anniversary.

If you terminate this SureIncome Option on a date other than a Contract Anniversary, we will deduct a Rider Fee unless the termination is on the Payout Start Date or is due to the death of the Contract Owner or Annuitant. The Rider Fee will be pro-rated to cover the period from the last Contract Anniversary to the date of termination or, if you terminate the SureIncome Option during the first Benefit Year, from the Rider Date to the date of termination. The pro-rated Rider Fee will be equal to the number of full months from the Contract Anniversary to the date of termination or, if you terminate this Option during the first Benefit Year, the number of full months from the Rider Date to the date of termination, divided by twelve, multiplied by 0.50%, with the result multiplied by the Benefit Base immediately prior to the withdrawal or termination. The Rider Fee will be waived during the Withdrawal Benefit Payout Phase.


TRANSFER FEE
We impose a fee upon transfers in excess of 12 during any Contract Year. The current fee is equal to 1.00% of the dollar amount transferred. This fee may be increased, but in no event will it exceed 2.00% of the dollar amount transferred. We will not charge a transfer fee on transfers


                                 54  PROSPECTUS
that are part of a Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program.


WITHDRAWAL CHARGE
We may assess a withdrawal charge from the purchase payment(s) you withdraw.
 The amount of the charge will depend on the number of years that have elapsed since we received the purchase payment being withdrawn. A schedule showing the withdrawal charges applicable to each Contract appears on page 11. If you make a withdrawal before the Payout Start Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower.

Withdrawals also may be subject to tax penalties or income tax. You should consult with your tax counsel or other tax advisor regarding any withdrawals.

Withdrawals from the Market Value Adjusted Fixed Account Option may be subject to a market value adjustment. Refer to page 87 for more information on market value adjustments.


FREE WITHDRAWAL AMOUNT
You can withdraw up to the Free Withdrawal Amount each Contract Year without paying the withdrawal charge. The Free Withdrawal Amount for a Contract Year is equal to 15% of all purchase payments (excluding Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) that are subject to a withdrawal charge as of the beginning of that Contract Year, plus 15% of the purchase payments added to the Contract during the Contract Year. The withdrawal charge applicable to Contracts owned by Charitable Remainder Trusts is described below.

Purchase payments no longer subject to a withdrawal charge will not be used to determine the Free Withdrawal Amount for a Contract Year, nor will they be assessed a withdrawal charge, if withdrawn. The Free Withdrawal Amount is not available in the Payout Phase.

You may withdraw up to the Free Withdrawal Amount in each Contract Year it is available without paying a withdrawal charge; however, the amount withdrawn may be subject to a Market Value Adjustment or applicable taxes. If you do not withdraw the entire Free Withdrawal Amount in a Contract Year, any remaining portion may not be carried forward to increase the Free Withdrawal Amount in a later Contract Year.

For purposes of assessing the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first as follows:

1) Purchase payments that no longer are subject to         withdrawal charges;

2) Free Withdrawal Amount (if available);

3) Remaining purchase payments subject to withdrawal charges, beginning with the oldest purchase payment;

4) Any earnings not previously withdrawn.

However, for federal income tax purposes, earnings are considered to come out first, which means that you will pay taxes on the earnings portion of your withdrawal.

If the Contract Owner is a Charitable Remainder Trust, the Free Withdrawal Amount in a Contract Year is equal to the greater of:

.. The Free Withdrawal Amount described above; or

.. Earnings as of the beginning of the Contract Year that have not been previously withdrawn.

For purposes of assessing the withdrawal charge for a Charitable Remainder Trust-Owned Contract, we will treat withdrawals as coming from the earnings first and then the oldest purchase payments as follows:

1) Earnings not previously withdrawn;

2) Purchase payments that are no longer subject to withdrawal charges;

3) Free Withdrawal Amount in excess of earnings;

4) Purchase payments subject to withdrawal charges, beginning with the oldest purchase payment.

If you have selected the ALLSTATE ADVISOR PREFERRED CONTRACT WITH NO WITHDRAWAL CHARGE OPTION, there are no withdrawal charges applicable and, therefore, no Free Withdrawal Amount. Amounts withdrawn may be subject to a Market Value Adjustment or applicable taxes.


ALL CONTRACTS
We do not apply a withdrawal charge in the following situations:

.. the death of the Contract Owner or Annuitant (unless the Settlement Value is used);

.. withdrawals taken to satisfy IRS minimum distribution rules for the Contract;
  or

.. withdrawals that qualify for one of the waivers described below.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts, and to help defray the cost of the Credit Enhancement for the ALLSTATE ADVISOR PLUS CONTRACTS. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, or the cost of the Credit Enhancement, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 591/2, may be subject to an


                                 55  PROSPECTUS
additional 10% federal tax penalty. You should consult your own tax counsel or other tax advisers regarding any withdrawals.


CONFINEMENT WAIVER. We will waive the withdrawal charge on any applicable withdrawal taken under your Contract if the following conditions are satisfied:

1. you or the Annuitant, if the Contract Owner is not a living person, are first confined to a long term care facility or a hospital for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date,

2. we receive your request for withdrawal and written proof of the stay no later than 90 days following the end of your or the Annuitant's stay at the long term care facility or hospital, and

3. a physician must have prescribed the stay and the stay must be medically necessary (as defined in the Contract).


TERMINAL ILLNESS WAIVER. We will waive the withdrawal charge on any applicable withdrawal under your Contract if:

1. you or the Annuitant, if the Contract Owner is not a living person, are diagnosed by a physician as having a terminal illness (as defined in the Contract) at least 30 days after the Issue Date, and

2. you provide adequate proof of diagnosis to us before or at the time you request the withdrawal.


UNEMPLOYMENT WAIVER. We will waive the withdrawal charge on one partial or a full withdrawal taken under your Contract, if you meet the following requirements:

1. you or the Annuitant, if the Contract Owner is not a living person, become unemployed at least one year after the Issue Date,

2. you or the Annuitant receive Unemployment Compensation for at least 30 days as a result of that unemployment, and

3. you or the Annuitant claim this benefit within 180 days of your or the Annuitant's initial receipt of Unemployment Compensation.

Before we will waive any withdrawal charges, you must give us Due Proof prior to, or at the time of, the withdrawal request, that you or the Annuitant have been unemployed and have been granted Unemployment Compensation for at least 30 consecutive days.

"UNEMPLOYMENT COMPENSATION" means unemployment compensation received from a unit of state or federal government in the U.S. "DUE PROOF" includes, but is not limited to, a legible photocopy of an unemployment compensation payment that meets the above described criteria with regard to dates and a signed letter from you stating that you or the Annuitant meet the above described criteria.

You may exercise this benefit once over the term of the Contract. Amounts withdrawn may be subject to Market Value Adjustments.

These waivers do not apply under the ALLSTATE ADVISOR PREFERRED CONTRACT WITH NO WITHDRAWAL CHARGE OPTION.

Please refer to your Contract for more detailed information about the terms and conditions of these waivers.

The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even if you do not pay a withdrawal charge because of these waivers, a Market Value Adjustment may apply and you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax advisor to determine the effect of a withdrawal on your taxes.


PREMIUM TAXES
Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs including payment upon death. We may some time in the future discontinue this practice and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state.

At the Payout Start Date, we deduct the charge for premium taxes from each investment alternative in the proportion that the Contract Value in the investment alternative bears to the total Contract Value.


DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES
We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the "Taxes" section of this prospectus.


OTHER EXPENSES
Each Portfolio deducts management fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectuses for the


                                 56  PROSPECTUS

Portfolios. For a summary of Portfolio annual expenses see page 14. Allstate Life or the principal underwriter of the Contracts, Allstate Distributors, may receive compensation from the investment advisers, administrators or distributors, or their affiliates, of the Portfolios in connection with the administrative, distribution (12b-1), or other services Allstate Distributors or we provide to the Portfolios.


ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 58.

The amount payable upon withdrawal is the Contract Value (or portion thereof) next computed after we receive the request for a withdrawal at our home office, adjusted by any applicable Market Value Adjustment, less any applicable withdrawal charges, income tax withholding, penalty tax, contract maintenance charge, Rider Fee, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances. You can withdraw money from the Variable Account or the Fixed Account Option(s) available under your Contract. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable charges, fees and taxes.

You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored.

In general, you must withdraw at least $50 at a time.

Withdrawals from the Standard Fixed Account Option may be subject to a restriction. See "Standard Fixed Account Options" on page 45.

Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 591/2, may be subject to an additional 10% federal penalty tax. If any withdrawal reduces your Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value, unless the SureIncome Withdrawal Benefit Option is currently attached to your Contract. If you request a total withdrawal, we may require that you return your Contract to us. Your Contract will terminate if you withdraw all of your Contract Value, subject to certain exceptions if the SureIncome Withdrawal Benefit Option is currently attached to your Contract. See "SureIncome Withdrawal Benefit Option" for more details. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, less withdrawal and other charges and taxes.


POSTPONEMENT OF PAYMENTS
We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted,

2. An emergency exists as defined by the SEC, or

3. The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account Option(s) available under your Contract for up to 6 months or shorter period if required by law. If we delay payment or transfer for 30 days or more, we will pay interest as required by law.


SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. Please consult your sales representative or call us at 1-800-203-0068 for more information.

Depending on fluctuations in the value of the Variable Sub-Accounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. At our discretion, we may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.


MINIMUM CONTRACT VALUE
If your request for a partial withdrawal would reduce your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value, unless the SureIncome Withdrawal Benefit Option is currently attached to your Contract. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.


                                 57  PROSPECTUS

INCOME PAYMENTS
--------------------------------------------------------------------------------


PAYOUT START DATE
The Payout Start Date is the day that we apply your Contract Value adjusted by any applicable Market Value Adjustment and less applicable taxes to an Income Plan. The first income payment must occur at least 30 days after the Issue Date. The Payout Start Date may be no later than:

.. the Annuitant's 99th birthday, or

.. the 10th Contract Anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.


INCOME PLANS
An "Income Plan" is a series of payments made on a scheduled basis to you or to another person designated by you. You may select more than one Income Plan. If you choose more than one Income Plan, you must specify what proportions of your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, should be allocated to each such Income Plan. For tax reporting purposes, your cost basis and any gain on the Contract will be allocated proportionally to each Income Plan you select based on the proportion of your Contract Value applied to each such Income Plan. We reserve the right to limit the number of Income Plans that you may select. If you choose to add the Income Protection Benefit Option, certain restrictions may apply as described under "Income Protection Benefit Option," below. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with a Guaranteed Payment Period of 10 years. If any Contract Owner dies during the Payout Phase, the new Contract Owner will be the surviving Contract Owner. If there is no surviving Contract Owner, the new Contract Owner will be the Beneficiary(ies) as described in the "Beneficiary" section of this prospectus. Any remaining income payments will be paid to the new Contract Owner as scheduled. Income payments to Beneficiaries may be subject to restrictions established by the Contract Owner. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Currently seven Income Plans are available. Depending on the Income Plan(s) you choose, you may receive:

.. fixed income payments;

.. variable income payments; or

.. a combination of the two.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis." Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 591/2, may be subject to an additional 10% federal tax penalty.

The seven Income Plans are:


INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED NUMBER OF PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies in the Payout Phase, we will continue to pay income payments until the guaranteed number of payments has been paid. The number of months guaranteed ("Guaranteed Payment Period") may range from 0 to 360 months. If the Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED NUMBER OF

PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant, named at the time the Income Plan was selected, lives. If both the Annuitant and joint Annuitant die in the Payout Phase, we will continue to pay the income payments until the guaranteed number of payments has been paid. The Guaranteed Payment Period may range from 0 to 360 months. If either the Annuitant or joint Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months. You may elect a reduced survivor plan of 50%, 66% or 75% of the payment amount. If you do not elect a reduced survivor amount, the payments will remain at 100%. If you elect a reduced survivor payment plan, the amount of each income payment initially will be higher but a reduction will take place at the later of 1) the death of an Annuitant; or 2) at the end of the guaranteed payment period.


INCOME PLAN 3 - GUARANTEED NUMBER OF PAYMENTS. Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. The shortest number of months guaranteed is 60 (120 if the Payout Start Date occurs prior to the third Contract Anniversary). The longest number of months guaranteed is 360 or the number of months between the Payout Start Date and the date that the Annuitant reaches age 100, if greater. In no event may the number of months guaranteed exceed 600. We will deduct the mortality and expense risk charge from the assets of the Variable Sub-Account supporting this Income Plan even though we may not bear any mortality risk. You may make withdrawals, change the length of the guaranteed payment period, or change the frequency of income payments under Income Plan 3.
 See "Modifying Payments" and "Payout Withdrawals" below for more details.


                                 58  PROSPECTUS

INCOME PLAN 4 - LIFE INCOME WITH CASH REFUND. Under this plan, we make periodic income payments until the death of the Annuitant. If the death of the Annuitant occurs before the total amount applied to an Income Plan is paid out, we will pay a lump sum payment of the remaining amount. Payments under this plan are available only as fixed income payments.


INCOME PLAN 5 - JOINT LIFE INCOME WITH CASH REFUND. Under this plan, we make periodic income payments until the deaths of both the Annuitant and joint Annuitant. If the deaths of both the Annuitant and joint Annuitant occur before the total amount applied to an Income Plan is paid out, we will pay a lump sum payment of the remaining amount. Currently, a reduced survivor plan is not available. Payments under this plan are available only as fixed income payments.


INCOME PLAN 6 - LIFE INCOME WITH INSTALLMENT REFUND. Under this plan, we make periodic income payments until the later of: (1) the death of the Annuitant; or
(2) the total amount paid out under the annuity is equal to the total amount applied to the Income Plan. If the death of the Annuitant occurs before the total amount applied to an Income Plan is paid out, we will continue to make payments in the same manner until any remaining payments are paid out. Payments under this plan are available only as fixed income payments.


INCOME PLAN 7 - JOINT LIFE INCOME WITH INSTALLMENT REFUND. Under this plan, we make periodic income payments until the later of: (1) the deaths of both the Annuitant and joint Annuitant; or (2) the total amount paid out under the annuity is equal to the total amount applied to the Income Plan. If the deaths of both the Annuitant and joint Annuitant occur before the total amount applied to an Income Plan is paid out, we will continue to make payments in the same manner until any remaining payments are paid out. Currently, a reduced survivor plan is not available. Payments under this plan are available only as fixed income payments.

If you choose an Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment. Please note that under Income Plans 1 and 2, if you do not select a Guaranteed Payment Period, it is possible that the payee could receive only one income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only two income payments if they die before the third income payment, and so on.

The length of any Guaranteed Payment Period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer Guarantee Payment Periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a specified Guaranteed Payment Period.


MODIFYING PAYMENTS
After the Payout Start Date, you may make the following changes under Income Plan 3:

.. You may request to modify the length of the Guaranteed Payment Period.
   Currently, we allow you to make this change once each Contract Year. We reserve the right to change this practice at any time without prior notice.
   If you elect to change the length of the Guaranteed Payment Period, the new Guaranteed Payment Period must be within the original minimum and maximum period you would have been permitted to select on the Payout Start Date.
   However, the maximum payment period permitted will be shortened by the period elapsed since the original Guaranteed Payment Period began. If you change the length of your Guaranteed Payment Period, we will compute the present value of your remaining payments, using the same assumptions we would use if you were terminating the income payments, as described in Payout Withdrawal. We will then adjust the remaining payments to equal what that value would support based on those same assumptions and based on the revised Guaranteed Payment Period.

.. You may request to change the frequency of your payments. We currently allow you to make this change once each Contract Year. We reserve the right to change this practice at any time without prior notice.

Changes to either the frequency of payments or length of the Guaranteed Payment Period will result in a change to the payment amount and may change the amount of each payment that is taxable to you.

Modifying payments of this Contract may not be allowed under qualified plans. In order to satisfy required minimum distributions ("RMD") under current Treasury regulations, once income payments have begun over a Guaranteed Payment Period, the Guaranteed Payment Period may not be changed even if the new period is shorter than the maximum permitted. Please consult with a competent tax advisor prior to making a request to modify payments if your Contract is subject to RMD requirements.

Any change to either the frequency of payments or length of a Guaranteed Payment Period will take effect on the next payment date after we accept the requested change.


PAYOUT WITHDRAWAL
You may terminate all or a portion of the income payments being made under Income Plan 3 at any time and withdraw their present value ("withdrawal value"), subject to a Payout Withdrawal Charge, by writing to us


                                 59  PROSPECTUS

("Payout Withdrawal"). For variable income payments, the withdrawal value is equal to the present value of the variable income payments being terminated, calculated using a discount rate equal to the assumed investment rate that was used in determining the initial variable payment. For fixed income payments, the withdrawal value is equal to the present value of the fixed income payments being terminated, calculated using a discount rate equal to the applicable current interest rate (this may be the initial interest rate in some states.) The applicable current interest rate is the rate we are using on the date we receive your Payout Withdrawal request to determine income payments for a new annuitization with a payment period equal to the remaining payment period of the income payments being terminated.

A Payout Withdrawal must be at least $50. If any Payout Withdrawal reduces the value of the remaining income payments to an amount not sufficient to provide an initial payment of at least $20, we reserve the right to terminate the Contract and pay you the present value of the remaining income payments in a lump sum. If you withdraw the entire value of the remaining income payments, the Contract will terminate.

You must specify the investment alternative(s) from which you wish to make a Payout Withdrawal. If you withdraw a portion of the value of your remaining income payments, the payment period will remain unchanged and your remaining payment amounts will be reduced proportionately.


PAYOUT WITHDRAWAL CHARGE
To determine the Payout Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When an amount equal to all purchase payments has been withdrawn, additional withdrawals will not be assessed a Payout Withdrawal Charge.



Payout Withdrawals will be subject to a Payout Withdrawal Charge for each Contract as follows:

                        Number of Complete Years Since We Received the Purchase Payment Being Withdrawn/Applicable Charge:
Contract:                    0           1           2           3           4           5           6          7           8+
-----------------------------------------------------------------------------------------------------------------------------------
Allstate Advisor              7%          7%          6%          5%          4%          3%        2%           0%         0%
Allstate Advisor Plus       8.5%        8.5%        8.5%        7.5%        6.5%        5.5%        4%         2.5%         0%
Allstate Advisor
 Preferred with:
 5-Year Withdrawal
 Charge Option                7%          6%          5%          4%          3%          0%
 3-Year Withdrawal
 Charge Option                7%          6%          5%          0%
 No Withdrawal Charge
 Option                                                                   None




ADDITIONAL INFORMATION. We may make other Income Plans available. You may obtain information about them by writing or calling us. On the Payout Start Date, you must specify the portion of the Contract Value to be applied to variable income payments and the portion to be applied to fixed income payments. For the portion of your Contract Value to be applied to variable income payments, you must also specify the Variable Sub-Accounts on which to base the variable income payments as well as the allocation among those Variable Sub-Accounts. If you do not choose how the Contract Value is to be applied, then the portion of the Contract Value in the Variable Account on the Payout Start Date will be applied to variable income payments, according to the Variable Sub-Account allocations as of the Payout Start Date, and the remainder of the Contract Value will be applied to fixed income payments.

We will apply your Contract Value, adjusted by any applicable Market Value Adjustment, less applicable taxes, to your Income Plan(s) on the Payout Start Date. We can make income payments in monthly, quarterly, semi-annual or annual installments, as you select. If the Contract Value is less than $2,000 when it is applied to the Income Plan(s) you choose, or not enough to provide an initial payment of at least $20 when it is applied to the Income Plan(s) you choose, and state law permits, we may:

.. terminate the Contract and pay you the Contract Value, adjusted by any applicable Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

.. reduce the frequency of your payments so that each payment will be at least
  $20.


VARIABLE INCOME PAYMENTS
The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by: (a) company mortality experience; or (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments, which may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolios; and (b) under some of the Income Plans, we make income payments only so long as an


                                 60  PROSPECTUS

Annuitant is alive or any applicable Guaranteed Payment Period has not yet expired.

In calculating the amount of the periodic payments in the annuity tables in the Contracts, we used an assumed investment rate ("AIR", also known as benchmark rate) of 3%. Currently, you may choose either a 6%, 5%, or 3% AIR per year. If you select the Income Protection Benefit Option, however, the 3% AIR must apply.
 The 6% and 5% AIR may not be available in all states (check with your representative for availability). Currently, if you do not choose one, the 5% AIR will automatically apply (except in states in which the 5% AIR is not available; in those states, the 3% AIR will automatically apply). You may not change the AIR after you have selected an Income Plan.

We reserve the right to offer other assumed investment rates. If the actual net investment return of the Variable Sub-Accounts you choose is less than the AIR, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the AIR. The dollar amount of the variable income payments stays level if the net investment return equals the AIR. With a higher AIR, your initial income payment will be larger than with a lower AIR. While income payments continue to be made, however, this disparity will become smaller and, if the payments have continued long enough, each payment will be smaller than if you had initially chosen a lower AIR.

Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.

You may also elect a variable income payment stream consisting of level monthly, quarterly or semi-annual payments. If you elect to receive level monthly, quarterly or semi-annual payments, the payments must be recalculated annually. You may only elect to receive level payments at or before the Payout Start Date. If you have elected level payments for an Income Plan(s), you may not make any variable to fixed payment transfers within such Income Plan(s). We will determine the amount of each annual payment as described above, place this amount in our general account, and then distribute it in level monthly, quarterly or semi-annual payments. The sum of the level payments will exceed the annual calculated amount because of an interest rate factor we use, which may vary from year to year, but will not be less than 2% per year. We do not allow withdrawals of the annual amount unless you make a full or partial withdrawal request of the value of the remaining payments under Income Plan 3. Withdrawals will be assessed a Payout Withdrawal Charge, if applicable. If the Annuitant dies while you are receiving level payments, you will not be entitled to receive any remaining level payments for that year (unless the Annuitant dies before the end of the Guaranteed Payment Period). For example, if you have selected Income Plan 1 with no Guaranteed Payment Period and the Annuitant dies during the year, the Beneficiary will not be entitled to receive the remaining level payments for that year.


INCOME PROTECTION BENEFIT OPTION
We offer an Income Protection Benefit Option, which may be added to your Contract on the Payout Start Date for an additional mortality and expense risk charge if you have selected variable income payments subject to the following conditions:

.. The Annuitant and joint Annuitant, if applicable, must be age 75 or younger on the Payout Start Date.

.. You must choose Income Plan 1 or 2, and the Guaranteed Payment Period must be for at least 120 months, unless the Internal Revenue Service requires a different payment period.

.. You may apply the Income Protection Benefit Option to more than one Income
  Plan.

.. The AIR must be 3% for the Income Plan(s) to which you wish to apply this benefit.

.. You may only add the Income Protection Benefit Option on the Payout Start Date and, once added, the option cannot be cancelled.

.. You may not add the Income Protection Benefit Option without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the Income Protection Benefit Option.

.. You may not convert variable income payments to fixed income payments.

If you select the Income Protection Benefit Option, we guarantee that your variable income payments under each of the Income Plans to which the option is applied will never be less that 85% of the initial variable amount income value ("Income Protection Benefit"), as calculated on the Payout Start Date under such Income Plans, unless you have elected a reduced survivor payment plan under Income Plan 2. If you have elected a reduced survivor payment plan, we guarantee that your variable income payments to which the option is applied will never be less than 85% of the initial variable amount income value prior to the later of 1) the death of an Annuitant; or 2) the end of the guaranteed payment period. On or after the later of these events, we guarantee that your variable income payments will never be less than 85% of the initial variable amount income value multiplied by the percentage you elected for your reduced survivor plan. See Appendix C for numerical examples that illustrate how the Income Protection Benefit is calculated.

If you add the Income Protection Benefit Option to your Contract, the mortality and expense risk charge during the Payout Phase will be increased. The charge for the Income Protection Benefit Option will apply only to the Income Plan(s) to which the option has been applied. Currently, the charge for this option is 0.50%. We may change the amount we charge, but it will not exceed


                                 61  PROSPECTUS

0.75%. Once the option is issued, we will not increase what we charge you for the benefit.

In order to ensure that we achieve adequate investment diversification ("INCOME PROTECTION DIVERSIFICATION REQUIREMENT"), we reserve the right, in our sole discretion, to impose limitations on the investment alternatives in which you may invest during the Payout Phase with respect to the assets supporting the variable income payments to which the Income Protection Benefit Option applies. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts, exclusion of certain Variable Sub-Accounts, required minimum allocations to certain Variable Sub-Accounts, and/or the required use of Automatic Portfolio Rebalancing.

To achieve our Income Protection Diversification Requirement, we have divided the Variable Sub-Accounts into three separate categories: "unrestricted," "restricted" and "excluded." Currently, we require that you allocate between 30% to 100% of the assets supporting your variable income payments to the unrestricted Variable Sub-Accounts in any manner you choose. You may allocate up to 70% of the assets supporting your variable income payments to the restricted Variable Sub-Accounts. You may not, however, allocate more than 20% of the assets supporting your variable income payments to any one of the restricted Variable Sub-Accounts. You may not allocate ANY PORTION of the assets supporting your variable income payments to the excluded Variable Sub-Accounts.

In the following three tables, we list our current Income Protection Diversification Requirement:


UNRESTRICTED VARIABLE SUB-ACCOUNTS. There is no limit to the amount of assets supporting your variable income payments that you may allocate to any one or more of the following Variable Sub-Accounts. Currently, we require that you allocate AT LEAST 30% of the assets supporting your variable income payments to this category.

  FTVIP Franklin U.S. Government - Class 2 Sub-Account

  FTVIP Templeton Global Income Securities - Class 2 Sub-Account*

  Oppenheimer Core Bond/VA - Service Shares Sub-Account****

  Oppenheimer Strategic Bond/VA - Service Shares Sub-Account

  Putnam VT Income - Class IB Sub-Account

  Putnam VT Money Market - Class IB Sub-Account

  Van Kampen LIT Money Market, Class II Sub-Account


RESTRICTED VARIABLE SUB-ACCOUNTS. You may allocate up to 70% of the amount of assets supporting your variable income payments to the following Variable Sub-Accounts. Currently, you may not allocate more than 20% of the amount of assets supporting your variable income payments to any one of the restricted Variable Sub-Accounts.

  FTVIP Franklin Income Securities - Class 2 Sub-Account

  FTVIP Franklin Growth and Income Securities - Class 2 Sub-Account

  FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account

  FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account*

  FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account

  FTVIP Mutual Shares Securities - Class 2 Sub-Account

  FTVIP Templeton Foreign Securities - Class 2 Sub-Account

  Lord Abbett Series - All Value Sub-Account

  Lord Abbett Series - Bond-Debenture Sub-Account

  Lord Abbett Series - Growth and Income Sub-Account

  Lord Abbett Series - Growth Opportunities Sub-Account

  Lord Abbett Series - Mid-Cap Value Sub-Account

  Oppenheimer Balanced/VA - Service Shares Sub-Account

  Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account

  Oppenheimer Global Securities/VA - Service Shares Sub-Account

  Oppenheimer High Income/VA Sub-Account

  Oppenheimer Main Street(R)/VA - Service Shares Sub-Account

  Oppenheimer Main Street Small Cap(R)/VA - Service Shares Sub-Account

  Putnam VT Global Asset Allocation - Class IB Sub-Account

  Putnam VT Growth and Income - Class IB Sub-Account

  Putnam VT High Yield - Class IB Sub-Account

  Putnam VT International Equity - Class IB Sub-Account

  Putnam VT Investors - Class IB Sub-Account

  Putnam VT New Value - Class IB Sub-Account

  Putnam VT Research - Class IB Sub-Account***


                                 62  PROSPECTUS

  Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account

  Putnam VT Utilities Growth and Income - Class IB Sub-Account ***

  Putnam VT Voyager - Class IB Sub-Account

  Van Kampen LIT Comstock, Class II Sub-Account

  Van Kampen LIT Growth and Income, Class II Sub-Account

  Van Kampen UIF Equity and Income, Class II Sub-Account

  Van Kampen UIF Equity Growth, Class II Sub-Account (Class I & II)**

  Van Kampen UIF Global Franchise, Class II Sub-Account

  Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account (Class I & II)**

  Van Kampen UIF U.S. Real Estate, Class II Sub-Account


EXCLUDED VARIABLE SUB-ACCOUNTS. Currently, none of the following Variable Sub-Accounts are available to support variable income payments.

  FTVIP Templeton Developing Markets Securities - Class 2 Sub-Account

  Oppenheimer Aggressive Growth/VA - Service Shares Sub-Account

  Putnam VT Health Sciences - Class IB Sub-Account ***

  Putnam VT New Opportunities - Class IB Sub-Account ***

  Putnam VT Vista - Class IB Sub-Account

  Van Kampen LIT Aggressive Growth, Class II Sub-Account

  Van Kampen LIT Emerging Growth, Class II Sub-Account

  Van Kampen UIF Emerging Markets Debt, Class II Sub-Account

  Van Kampen UIF Small Company Growth, Class II Sub-Account

* Effective May 1, 2003, the FTVIP Franklin Small Cap Fund (Class 2) , now known as FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account, and FTVIP Templeton Global Income Securities - Class 2 Sub-Account are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment.
 If you are currently enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to the Portfolios in accordance with that program.

**The Van Kampen UIF Equity Growth, Class II Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Van Kampen UIF Equity Growth, Class I Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account.

***Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, the Putnam VT New Opportunities - Class IB Sub-Account , the Putnam VT Research - Class IB Sub-Account, and the Putnam VT Utilities Growth and Income - Class IB Sub-Account closed to new investments.

****Effective April 29, 2005, the Oppenheimer Bond Fund/VA - Service Shares changed its name to Oppenheimer Core Bond/VA - Service Shares Sub-Account.

You must use quarterly Automatic Portfolio Rebalancing to meet our Income Protection Diversification Requirement. On the date of each rebalancing, we will reallocate the amount of the assets supporting your variable income payments according to the rebalancing percentages you have selected, subject to the then current restrictions and exclusions in effect. We expect that the restrictions and exclusions for each category will change from time to time. Any change in these restrictions and exclusions will become effective no later than the next regularly scheduled rebalancing of your Variable Sub-Account choices on or immediately after the date of change.

The Income Protection Diversification Requirement is based on a model. We may use a model developed and maintained by us or we may elect to use a model developed or provided by an independent third party. We will notify you at least 30 days before we make any change to our Income Protection Diversification Requirement.

We may determine which Variable Sub-Accounts are eligible for each category or we may elect to follow the recommendations of an independent third party. We may at any time make new determinations as to which Variable Sub-Accounts are unrestricted, restricted or excluded. We may do so for a variety of reasons including, but not limited to, a change in the investment objectives or policies of a Portfolio, or the failure, in our sole determination, of such Portfolio to invest in accordance with its stated investment objective or policies.

Transfers made for purposes of meeting the Income Protection Diversification Requirement will not count towards the number of free transfers you may make each Contract Year. See "Investment Alternatives: Transfers," on page 48, for additional information.


                                 63  PROSPECTUS

FIXED INCOME PAYMENTS
We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. The guaranteed income payment amounts will change if the frequency of payments or the length of the payment period changes.

We calculate the fixed income payments by:

.. adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

.. deducting any applicable taxes; and

.. applying the resulting amount to the greater of: (a) the appropriate income payment factor for the selected Income Plan from the Income Payment Table in your Contract; or (b) such other income payment factor as we are offering on the Payout Start Date.

We may defer your request to make a withdrawal from fixed income payments for a period of up to 6 months or whatever shorter time state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

RETIREMENT INCOME GUARANTEE OPTIONS Effective January 1, 2004, we ceased offering the Retirement Income Guarantee Options ("RIG 1" and "RIG 2"), except in a limited number of states. Effective May 1, 2004, the RIG 1 and RIG 2 Options are no longer available in any state. If you added a Retirement Income Guarantee Option to your Contract prior to January 1, 2004 (up to May 1, 2004 in certain states), your Option will continue to apply to your Contract. Also, effective January 1, 2004, we discontinued the Trade-In Program, except for Contract Owners who added RIG 1 or RIG 2 prior to May 1, 2003. For Contract Owners who added RIG 1 or RIG 2 on or after May 1, 2003, you may cancel your RIG 1 or RIG 2 Option during the 60-day period following your next 3rd Contract Anniversary after January 1, 2004. If you do not cancel the Option during this 60-day period, you will not be permitted to cancel it later. Please check with your sales representative for details. The following describes the Retirement Income Guarantee Options for Contract Owners who elected the Option prior to January 1, 2004 (up to May 1, 2004 in certain states).

We refer to the issue date of the option as the "RIDER DATE." You may add only one Retirement Income Guarantee Option to your Contract. The oldest Contract Owner and oldest Annuitant must be age 75 or younger on the Rider Application Date. Once you add a rider to your Contract, it may not be cancelled except during the 60-day period following the next 3/RD/ Contract Anniversary after January 1, 2004, as described above.

WE RESERVE THE RIGHT TO IMPOSE LIMITATIONS ON THE INVESTMENT ALTERNATIVES IN WHICH YOU MAY INVEST AS A CONDITION OF THESE OPTIONS. THESE RESTRICTIONS MAY INCLUDE, BUT ARE NOT LIMITED TO, MAXIMUM INVESTMENT LIMITS ON CERTAIN INVESTMENT ALTERNATIVES, EXCLUSION OF CERTAIN INVESTMENT ALTERNATIVES, REQUIRED MINIMUM ALLOCATIONS TO CERTAIN VARIABLE SUB-ACCOUNTS AND/OR THE AUTOMATIC PORTFOLIO REBALANCING. CURRENTLY, NO SUCH RESTRICTIONS ARE BEING IMPOSED.

For each option, an "INCOME BASE" is calculated, which is used only for the purpose of calculating the "GUARANTEED RETIREMENT INCOME BENEFIT" and the appropriate "RIDER FEE," all defined below. The Income Base does not provide a Contract Value or guarantee performance of any investment option. The Income Base for RIG 1 and RIG 2 are described in more detail below.

You may apply the Income Base less applicable taxes to an Income Plan on the Payout Start Date and receive the Guaranteed Retirement Income Benefit if all of the following conditions are satisfied:

.. The Payout Start Date must be on or after the 10/th/ Contract Anniversary of the Rider Date.

.. The Payout Start Date must occur during the 30-day period following a Contract
  Anniversary.

.. The oldest Annuitant must be age 99 or younger as of the Payout Start Date.

.. You must select Fixed Amount Income Payments only.

.. You must select Income Plan 1 or 2, with a Guaranteed Payment Period of at least:

  . 120 months, if the youngest Annuitant is age 80 or younger as of the Payout Start Date; or

  . 60 months, if the youngest Annuitant is older than age 80 as of the Payout Start Date.

The "GUARANTEED RETIREMENT INCOME BENEFIT" is determined by applying the Income Base, less any applicable taxes, to the appropriate monthly income payment factor shown in the Income Payment Tables in your Contract for the selected Income Plan.

If a different payment frequency (quarterly, semi-annual, or annual) or different Income Plan is selected, an income payment factor for the selected payment frequency and Income Plan is determined on the same mortality and interest rate basis as the Income Payment Tables shown in your Contract.

On the Payout Start Date, the income payments for the selected Income Plan will be the greater of:

.. The Guaranteed Retirement Income Benefit; or

.. For fixed income payments, the Contract Value, adjusted by any applicable
  Market Value Adjustment, less any applicable taxes is applied to the greater of: the appropriate income payment factor for the selected Income Plan from the income payment tables in your Contract, or an income payment factor for the selected Income Plan that we are offering on the Payout Start Date.


                                 64  PROSPECTUS

We assess an annual Rider Fee if you selected one of the Retirement Income Guarantee Options. The Rider Fee is deducted on each Contract Anniversary on a pro rata basis from each of the Variable Sub-Accounts in which your Contract Value is invested on that date. The Rider Fee will decrease the number of Accumulation Units in each Variable Sub-Account. The Rider Fee is deducted only during the Accumulation Phase of the Contract. For the first Contract Anniversary following the Rider Date, the Rider Fee will be prorated to cover the period between the Rider Date and the first Contract Anniversary after the Rider Date. In the case of a full withdrawal of the Contract Value, the Rider Fee is prorated to cover the period between the Contract Anniversary immediately prior to the withdrawal and the date of the withdrawal.

The current Rider Fee for RIG 1 is 0.40% of the Income Base on each Contract Anniversary (0.25% for Contract Owners who added RIG 1 prior to May 1, 2003). The current Rider Fee for the RIG 2 is 0.55% of the Income Base on each Contract Anniversary (0.45% for Contract Owners who added RIG 2 prior to May 1, 2003). These options will terminate and the corresponding Rider Fee will cease on the earliest of the following to occur:

.. The date the Contract is terminated;

.. If the Contract is not continued in the Accumulation Phase under either the Death of Owner or Death of Annuitant provisions of the Contract. The option will terminate on the date we determine the Death Proceeds;

.. The Payout Start Date; or

.. For Contract Owners who added a RIG 1 or RIG 2 Option on or after May 1, 2003, if you elect to cancel your RIG 1 or RIG 2 Option during the 60-day period following the next 3/RD /Contract Anniversary after January 1, 2004 (since we discontinued offering the Trade-In Program as of that date).

Otherwise, the options may not be terminated or cancelled.


CALCULATION OF INCOME BASE.
On the Rider Date, the "RIG 1 INCOME BASE" is equal to the Contract Value. The RIG 1 Income Base, plus purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) made after the Rider Date and less RIG 1 withdrawal adjustments for withdrawals made after the Rider Date, will accumulate interest on a daily basis at a rate equivalent to 5% per year (3% in certain states), subject to the "CAP" defined below. This accumulation will continue until the first Contract Anniversary following the 85/th/ birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first. After the 5% interest accumulation ends (3% in certain states), the RIG 1 Income Base will continue to be increased by purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) and reduced by RIG 1 withdrawal adjustments for withdrawals until the option terminates. The "RIG 1 WITHDRAWAL ADJUSTMENT" is defined below.

The RIG 1 Income Base will not exceed a CAP equal to:

.. 200% of the Contract Value as of the Rider Date; plus

.. 200% of purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS
  CONTRACTS) made after the Rider Date, but excluding any purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) made in the 12-month period immediately prior to the Payout Start Date; minus

.. RIG 1 Withdrawal Adjustments for any withdrawals made after the Rider Date.


RIG 1 WITHDRAWAL ADJUSTMENT. Prior to the first Contract Anniversary following the 85/th/ birthday of the oldest Contract Owner or oldest Annuitant, whichever is earlier, the withdrawal adjustment is as follows:

.. In each Contract Year, for the portion of withdrawals that do not cumulatively exceed 5% (3% in certain states) of the RIG 1 Income Base as of the beginning of the Contract Year (or as of the Rider Date for the first Contract Year in which RIG 1 is added), the withdrawal adjustment is equal to the amount withdrawn (or portion thereof) multiplied by a discount factor. The discount factor is calculated using a 5% annual interest rate (3% in certain states) and the portion of the Contract Year between the withdrawal date and the end of the Contract Year. This withdrawal adjustment has the effect of reducing the RIG 1 Income Base at the end of the Contract Year by the actual amount of the withdrawal. In other words, for purposes of calculating the RIG 1 Income Base, the withdrawal is treated as if it occurred at the end of the Contract Year.

.. In each Contract Year, for the portion of withdrawals that cumulatively exceed
  5% (3% in certain states) of the RIG 1 Income Base as of the beginning of the Contract Year (or as of the Rider Date for the first Contract Year in which RIG 1 is added), the withdrawal adjustment is equal to the withdrawal amount (or portion thereof), divided by the Contract Value immediately prior to the withdrawal and reduced for the portion of withdrawals that do not cumulatively exceed 5% (3% in certain states), and the result multiplied by the most recently calculated RIG 1 Income Base, reduced for the portion of withdrawals that do not cummulatively exceed 5% (3% in certain states).

On or after the first Contract Anniversary following the 85/th/ birthday of the oldest Contract Owner or the Annuitant, all withdrawal adjustments are equal to the withdrawal amount, divided by the Contract Value immediately prior to the withdrawal, and the result


                                 65  PROSPECTUS
multiplied by the most recently calculated RIG 1 Income Base.

See Appendix D for numerical examples that illustrate how the RIG 1 Withdrawal Adjustment is applied.

The "RIG 2 INCOME BASE" is defined as the greater of "INCOME BASE A" or "INCOME BASE B."

"INCOME BASE A" and its corresponding Withdrawal Adjustment are calculated in the same manner as the RIG 1 Income Base and RIG 1 Withdrawal Adjustment.

On the Rider Date, "INCOME BASE B" is equal to the Contract Value. After the Rider Date and prior to the Payout Start Date, Income Base B is recalculated each time a purchase payment or withdrawal is made as well as on each Contract Anniversary as follows:

.. Each time a purchase payment is made, Income Base B is increased by the amount of the purchase payment (and Credit Enhancement for ALLSTATE ADVISOR PLUS CONTRACTS).

.. Each time a withdrawal is made, Income Base B is reduced by a proportional withdrawal adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated Income Base B.

.. On each Contract Anniversary until the first Contract Anniversary following the 85/th/ birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first, Income Base B is equal to the greater of the Contract Value on that date or the most recently calculated Income Base B.

If no purchase payments or withdrawals are made after the Rider Date, Income Base B will be equal to the greatest of the Contract Value on the Rider Date and the Contract Values on each subsequent Contract Anniversary until the earlier of the Payout Start Date or the Contract Anniversary following the 85/th/ birthday of the oldest Contact Owner or oldest Annuitant, whichever occurs first.


CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the Contract is appropriate.


DEATH BENEFITS
--------------------------------------------------------------------------------


DEATH PROCEEDS
Under certain conditions, described below, we will pay Death Proceeds for this Contract on the death of the Contract Owner, Annuitant, or Co-Annuitant if the death occurs prior to the Payout Start Date. If the Owner or Annuitant dies after the Payout Start Date, we will pay remaining income payments as described in the "Payout Phase" section of your Contract. See "Income Payments" for more information.

We will determine the value of the Death Proceeds as of the end of the Valuation Date during which we receive the first Complete Request for Settlement (the next Valuation Date, if we receive the request after 3:00 p.m. Central Time). In order to be considered a "COMPLETE REQUEST FOR SETTLEMENT," a claim for distribution of the Death Proceeds must include "DUE PROOF OF DEATH" in any of the following forms of documentation:

.. A certified copy of the death certificate;

.. A certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

.. Any other proof acceptable to us.

"DEATH PROCEEDS" are determined based on when we receive a Complete Request for
Settlement:

.. If we receive a Complete Request for Settlement within 180 days of the death of the Contract Owner, Annuitant, or Co-Annuitant, as applicable, the Death Proceeds is equal to the "DEATH BENEFIT."

.. If we receive a Complete Request for Settlement more than 180 days after the death of the Contract Owner, Annuitant, or Co-Annuitant, as applicable, the Death Proceeds are equal to the greater of the Contract Value or Settlement Value. We reserve the right to waive or extend, in a nondiscriminatory manner, the 180-day period in which the Death Proceeds will equal the Death Benefit.

Where there are multiple Beneficiaries, we will only value the Death Proceeds at the time the first Beneficiary submits the necessary documentation in good order. Any Death Proceeds amounts attributable to any Beneficiary which remain in the Variable Sub-Accounts are subject to investment risk.


DEATH BENEFIT OPTIONS
In addition to the ROP Death Benefit included in your Contract, we offer the following death benefit options which may be added to your Contract:

.. MAV Death Benefit Option

.. Enhanced Beneficiary Protection (Annual Increase) Option

.. Earnings Protection Death Benefit Option

                                 66  PROSPECTUS

The amount of the Death Benefit depends on which death benefit option(s) you select. Not all death benefit options are available in all states.

You may select any combination of death benefit options on the Issue Date of your Contract or at a later date, subject to state availability and issue age restrictions. You may not add any of the death benefit option(s) to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add an option(s).

The "DEATH BENEFIT" is equal to the Earnings Protection Death Benefit (if selected) plus the greatest of:

.. The Contract Value;

.. The Settlement Value;

.. The ROP Death Benefit;

.. The MAV Death Benefit Option (if selected); or

.. The Enhanced Beneficiary Protection (Annual Increase) Option (if selected).

The "Settlement Value" is the amount that would be paid in the event of a full withdrawal of the Contract Value.

The "ROP DEATH BENEFIT" is equal to the sum of all purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS), reduced by a proportional withdrawal adjustment for each withdrawal. The withdrawal adjustment is equal to the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result is multiplied by:

  The sum of all purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) made prior to the withdrawal, less any prior withdrawal adjustments.


MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT OPTION.
The "MAV DEATH BENEFIT OPTION" is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to 0.20% (0.15% for Contract Owners who added this option prior to May 1, 2003). We may change what we charge for this death benefit option, but it will never exceed 0.30%. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option.

On the date we issue the rider for this benefit ("Rider Date"), the MAV DEATH BENEFIT is equal to the Contract Value. After the Rider Date and prior to the date we determine the Death Proceeds (see "Death Proceeds" on page 66), the MAV Death Benefit is recalculated each time a purchase payment or withdrawal is made as well as on each Contract Anniversary as follows:

.. Each time a purchase payment is made, the MAV Death Benefit is increased by the amount of the purchase payment (and Credit Enhancement for ALLSTATE ADVISOR PLUS CONTRACTS).

.. Each time a withdrawal is made, the MAV Death Benefit is reduced by a proportional withdrawal adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated MAV Death Benefit.

.. On each Contract Anniversary until the first Contract Anniversary following the 80/TH/ birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first, the MAV Death Benefit is recalculated as the greater of the Contract Value on that date or the most recently calculated MAV Death Benefit.

If no purchase payments or withdrawals are made after the Rider Date, the MAV Death Benefit will be equal to the greatest of the Contract Value on the Rider Date and the Contract Values on each subsequent Contract Anniversary after the Rider Date, but before the date we determine the Death Proceeds. If, upon death of the Contract Owner, the Contract is continued under Option D as described on page 70, and if the oldest New Contract Owner and the oldest Annuitant are age 80 or younger on the date we determine the Death Proceeds, then the MAV Death Benefit Option will continue. The MAV Death Benefit will continue to be recalculated for purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS), withdrawals, and on each Contract Anniversary after the date we determine the Death Proceeds until the earlier of:

.. The first Contract Anniversary following the 80/th/ birthday of either the oldest New Contract Owner or the oldest Annuitant, whichever is earlier. (After the 80/th/ birthday of either the oldest New Contract Owner or the oldest Annuitant, whichever is earlier, the MAV Death Benefit will be recalculated only for purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) and withdrawals); or

.. The date we next determine the Death Proceeds.


ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION.
The Enhanced Beneficiary Protection (Annual Increase) Option is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to 0.30% (0.15% for Contract Owners who added this option prior to May 1, 2003). We may change what we charge for this death benefit option, but it will never exceed 0.30%. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option.

On the date we issue the rider for this benefit ("Rider Date"), the Enhanced Beneficiary Protection (Annual


                                 67  PROSPECTUS

Increase) Benefit is equal to the Contract Value. The Enhanced Beneficiary Protection (Annual Increase) Benefit, plus purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) made after the Rider Date and less withdrawal adjustments for withdrawals made after the Rider Date, will accumulate interest on a daily basis at a rate equivalent to 5% per year (3% in certain states), subject to the "CAP" defined below. This accumulation will continue until the earlier of:

  (a) the first Contract Anniversary following the 80/th/ birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first; or

  (b) the date we determine the Death Proceeds.

After the 5% interest accumulation ends (3% in certain states), the Enhanced Beneficiary Protection (Annual Increase) Benefit will continue to be increased by purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) and reduced by withdrawal adjustments for withdrawals until the death benefit option terminates. The withdrawal adjustment is a proportional adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the amount of the Enhanced Beneficiary Protection (Annual Increase) Benefit immediately prior to the withdrawal.

The Enhanced Beneficiary Protection (Annual Increase) Benefit CAP is equal to:

.. 200% of the Contract Value as of the Rider Date; plus

.. 200% of purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS
  CONTRACTS) made after the Rider Date, but excluding any purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) made in the 12-month period immediately prior to the death of the Contract Owner or the Annuitant; minus

.. Withdrawal adjustments for any withdrawals made after the Rider Date. Refer to Appendix E for withdrawal adjustment examples.

If, upon death of the Contract Owner, the Contract is continued under Option D as described on page 70, and if the oldest New Contract Owner and the oldest Annuitant are age 80 or younger on the date we determine the Death Proceeds, then the Enhanced Beneficiary Protection (Annual Increase) Option will continue. The amount of the Enhanced Beneficiary Protection (Annual Increase) Benefit as of the date we determine the Death Proceeds, plus subsequent purchase payments (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS), less withdrawal adjustments for any subsequent withdrawals, will accumulate daily at a rate equivalent to 5% per year (3% in certain states) from the date we determine the Death Proceeds, until the earlier of:

.. The first Contract Anniversary following the 80/th/ birthday of either the oldest New Contract Owner or the oldest Annuitant, whichever is earlier. (After the 80/th/ birthday of either the oldest New Owner or the oldest Annuitant, whichever is earlier, the Enhanced Beneficiary Protection (Annual Increase) Benefit will be recalculated only for purchase payments and withdrawals (and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS); or

.. The date we next determine the Death Proceeds.


EARNINGS PROTECTION DEATH BENEFIT OPTION.
The "EARNINGS PROTECTION DEATH BENEFIT OPTION" is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to:

.. 0.25%, if the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date; and

.. 0.40%, if the oldest Contract Owner or oldest Annuitant is over age 70 and all are age 79 or younger on the Rider Application Date.

We may change what we charge for this death benefit option, but it will never exceed 0.35% for issue ages 0-70 and 0.50% for issue ages 71-79. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option. However, if your spouse elects to continue the Contract in the event of your death and if he or she elects to continue the Earnings Protection Death Benefit Option, the mortality and expense risk charge for the death benefit option will be based on the ages of the oldest new Contract Owner and the oldest Annuitant at the time the Contract is continued.

If the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date, the EARNINGS PROTECTION DEATH BENEFIT is equal to the lesser of:

.. 100% of "IN-FORCE PREMIUM" (excluding purchase payments (and Credit
  Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) made after the date we issue the rider for this benefit ("Rider Date") and during the twelve-month period immediately prior to the death of the Contract Owner or Annuitant); or

.. 40% of "IN-FORCE EARNINGS"

calculated as of the date we determine the Death Proceeds.

If the oldest Contract Owner or oldest Annuitant is over age 70 and all are age 79 or younger on the Rider Application Date, the EARNINGS PROTECTION DEATH BENEFIT is equal to the lesser of:

.. 50% of "IN-FORCE PREMIUM" (excluding purchase payments (and Credit
  Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS) made after the Rider Date and during the twelve-month period immediately prior to the death of the Contract Owner or Annuitant); or

                                 68  PROSPECTUS

.. 25% of "IN-FORCE EARNINGS"

calculated as of the date we determine the Death Proceeds.

IN-FORCE EARNINGS are equal to the current Contract Value less In-Force Premium.
 If this quantity is negative, then In-Force Earnings are equal to zero.

IN-FORCE PREMIUM is equal to the Contract Value on the Rider Date, plus the sum of all purchase payments made after the Rider Date, less the sum of all "EXCESS-OF-EARNINGS WITHDRAWALS" made after the Rider Date.

An EXCESS-OF-EARNINGS WITHDRAWAL is equal to the excess, if any, of the amount of the withdrawal over the amount of the In-Force Earnings immediately prior to the withdrawal.

Refer to Appendix F for numerical examples that illustrate how the Earnings Protection Death Benefit Option is calculated.

If, upon death of the Contract Owner, the Contract is continued under Option D as described on page 70 below, and if the oldest new Owner and the oldest Annuitant are younger than age 80 on the date we determine the Death Proceeds, then this death benefit option will continue unless the New Contract Owner elects to terminate the death benefit option. If the death benefit option is continued, the following will apply as of the date we determine the Death Proceeds upon continuation:

.. The Rider Date will be changed to the date we determine the Death Proceeds;

.. The In-Force Premium is equal to the Contract Value as of the new Rider Date plus all purchase payments made after the Rider Date, less the sum of all the Excess-of-Earnings Withdrawals made after the Rider Date;

.. The Earnings Protection Death Benefit after the new Rider Date will be determined as described above, but using the ages of the oldest new Contract Owner and the oldest Annuitant as of the new Rider Date.

.. The mortality and expense risk charge, for this rider, will be determined as described above, but using the ages of the oldest new Contract Owner and the oldest Annuitant as of the new Rider Date.

If either the Contract Owner's or the Annuitant's age is misstated, the Earnings Protection Death Benefit and the mortality and expense risk charge for this death benefit option will be calculated according to the corrected age as of the Rider Date. Your Contract Value will be adjusted to reflect the mortality and expense risk charge for this death benefit option that should have been assessed based on the corrected age.


ALL OPTIONS.
WE RESERVE THE RIGHT TO IMPOSE LIMITATIONS ON THE INVESTMENT ALTERNATIVES IN WHICH YOU MAY INVEST AS A CONDITION OF THESE OPTIONS. THESE RESTRICTIONS MAY INCLUDE, BUT ARE NOT LIMITED TO, MAXIMUM INVESTMENT LIMITS ON CERTAIN INVESTMENT ALTERNATIVES, EXCLUSION OF CERTAIN INVESTMENT ALTERNATIVES, REQUIRED MINIMUM ALLOCATIONS TO CERTAIN VARIABLE SUB-ACCOUNTS AND/OR THE REQUIRED USE OF AUTOMATIC PORTFOLIO REBALANCING. CURRENTLY, NO SUCH RESTRICTIONS ARE BEING IMPOSED.

These death benefit options will terminate and the corresponding Rider Fee will cease on the earliest of the following to occur:

.. the date the Contract is terminated;

.. if, upon the death of the Contract Owner, the Contract is continued under Option D as described in the Death of Owner section on page 31, and either the oldest New Owner or the oldest Annuitant is older than age 80 (age 80 or older for the Earnings Protection Death Benefit Option) on the date we determine the Death Proceeds. The death benefit option will terminate on the date we determine the Death Proceeds;

.. if the Contract is not continued in the Accumulation Phase under either the Death of Owner or Death of Annuitant provisions of the Contract. The death benefit option will terminate on the date we determine the Death Proceeds;

.. on the date the Contract Owner (if the current Contract Owner is a living person) is changed for any reason other than death unless the New Contract Owner is a trust and the Annuitant is the current Contract Owner;

.. on the date the Contract Owner (if the current Contract Owner is a non-living person) is changed for any reason unless the New Contract Owner is a non-living person or is the current Annuitant; or

.. the Payout Start Date.

Notwithstanding the preceding, in the event of the Contract Owner's death, if the Contract Owner's spouse elects to continue the Contract (as permitted in the Death of Owner provision below) he or she may terminate the Earnings Protection Death Benefit at that time.


DEATH BENEFIT PAYMENTS

DEATH OF CONTRACT OWNER
If a Contract Owner dies prior to the Payout Start Date, then the surviving Contract Owners will be "NEW CONTRACT OWNERS". If there are no surviving Contract Owners, then subject to any restrictions previously placed upon them, the Beneficiaries will be the New Contract Owners.

If there is more than one New Contract Owner taking a share of the Death Proceeds, each New Contract Owner will be treated as a separate and independent Contract Owner of his or her respective share of the Death Proceeds. Each New Contract Owner will exercise all rights related to his or her share of the Death Proceeds, including the sole right to elect one of the Option(s)

                                 69  PROSPECTUS
below, subject to any restrictions previously placed upon the New Contract Owner. Each New Contract Owner may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Option chosen by the original New Contract Owner.

The Options available to the New Contract Owner will be determined by the applicable following Category in which the New Contract Owner is defined. An Option will be deemed to have been chosen on the day we receive written notification in a form satisfactory to us.

NEW CONTRACT OWNER CATEGORIES


CATEGORY 1. If your spouse (or Annuitant's spouse in the case of a grantor trust-owned Contract) is the sole New Contract Owner of the entire Contract, your spouse must choose from among the death settlement Options A, B, C, D, or E described below. If he or she does not choose one of these Options, then Option D will apply.


CATEGORY 2. If the New Contract Owner is a living person who is not your spouse (or Annuitant's spouse in the case of a grantor trust-owned Contract), or there is more than one New Contract Owner, all of whom are living persons, each New Contract Owner must choose from among the death settlement Options A, B, C, or E described below. If a New Contract Owner does not choose one of these Options, then Option C will apply for that New Contract Owner.


CATEGORY 3. If there are one or more New Contract Owner(s) and at least one of the New Contract Owners is a non-living person such as a corporation or a trust, all New Contract Owners are considered to be non-living persons for purposes of the death settlement options. Each New Contract Owner must choose death settlement Option A or C described below. If a New Contract Owner does not choose one of these Options, then Option C will apply for that New Contract Owner.

The death settlement options we currently offer are:


OPTION A. The New Contract Owner may elect to receive the Death Proceeds in a lump sum.


OPTION B. The New Contract Owner may elect to apply the Death Proceeds to one of the Income Plans described above. Such income payments must begin within one year of the date of death and must be payable:

.. Over the life of the New Contract Owner; or

.. For a guaranteed payment period of at least 5 years (60 months), but not to exceed the life expectancy of the New Contract Owner; or

.. Over the life of the New Contract Owner with a guaranteed payment period of at least 5 years (60 months), but not to exceed the life expectancy of the New Contract Owner.


OPTION C. The New Contract Owner may elect to receive the Contract Value payable within 5 years of the date of death. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. Any excess amount of the Death Proceeds over the Contract Value on that date will be allocated to the Putnam VT Money Market Variable Sub-Account unless the New Contract Owner provides other allocation instructions.

The New Contract Owner may not make any additional purchase payments under this option. Withdrawal charges will be waived for any withdrawals made during the 5-year period after the date of death; however, amounts withdrawn may be subject to Market Value Adjustments. The New Contract Owner may exercise all rights set forth in the Transfers provision.

If the New Contract Owner dies before the Contract Value is completely withdrawn, the New Contract Owner's Beneficiary(ies) will receive the greater of the remaining Settlement Value or the remaining Contract Value within 5 years of the date of the original Contract Owner's death.


OPTION D. The New Contract Owner may elect to continue the Contract in the Accumulation Phase. If the Contract Owner was also the Annuitant, then the New Contract Owner will be the new Annuitant. This Option may only be exercised once per Contract. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date.

Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-Accounts of the Variable Account. This excess will be allocated in proportion to your Contract Value in those Sub-Accounts as of the end of the Valuation Date that we receive the complete request for settlement except that any portion of this excess attributable to the Fixed Account Options will be allocated to the Putnam VT Money Market Variable Sub-Account.

Within 30 days after the date we determine the Death Proceeds, the New Contract Owner may make a one-time transfer of all or a portion of the excess of the Death Proceeds, if any, into any combination of Variable Sub-Accounts, the Standard Fixed Account and the Market Value Adjusted Fixed Account without incurring a transfer fee, provided the investment alternative is available with the Contract at that time. Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in this Contract.

The New Contract Owner may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge; however, the amount withdrawn may be subject to a Market Value Adjustment and a 10% tax penalty if the New Contract Owner is under age 59 1/2.


OPTION E. EFFECTIVE JULY 1, 2005, for Nonqualified Contracts, the New Contract Owner may elect to make
                                 70  PROSPECTUS
withdrawals at least annually of amounts equal to the "ANNUAL REQUIRED DISTRIBUTION" calculated for each calendar year. The first such withdrawal must occur within:

.. One year of the date of death;

.. The same calendar year as the date we receive the first Complete Request for Settlement; and

.. One withdrawal frequency.

The New Contract Owner must select the withdrawal frequency (monthly, quarterly, semi-annual, or annual). Once this option is elected and frequency of withdrawals is chosen, they cannot be changed by the New Contract Owner and become irrevocable.

In the calendar year in which the Death Proceeds are determined, the ANNUAL REQUIRED DISTRIBUTION is equal to the Contract Value on the date of the first distribution divided by the "Life Expectancy" of the New Contract Owner and the result multiplied by a fraction that represents the portion of the calendar year remaining after the date of the first distribution. (The Contract Value, as of the date we receive the Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. The Contract Value on the date of the first distribution may be more or less than the Contract Value as of the date we receive the Complete Request for Settlement.) The Life Expectancy in that calendar year is equal to the life expectancy value from IRS Tables based on the age of the New Contract Owner as of his or her birthday in the same calendar year.

In any subsequent calendar year, the Annual Required Distribution is equal to the Contract Value as of December 31 of the prior year divided by the remaining Life Expectancy of the New Contract Owner. In each calendar year after the calendar year in which the first distribution occured, the Life Expectancy of the New Contract Owner is the Life Expectancy calculated in the previous calendar year minus one (1) year. If the Life Expectancy is less than one (1), the Annual Required Distribution is equal to the Contract Value.

If the New Contract Owner dies before the Contract Value is completely withdrawn, the scheduled withdrawals will continue to be paid to the New Contract Owner's Beneficiary(ies). The Contract Value invested in the Variable Sub-Accounts will be subject to investment risk until it is withdrawn.

We reserve the right to offer additional death settlement options.


DEATH OF ANNUITANT
If the Annuitant dies prior to the Payout Start Date, then the surviving Contract Owners will have the Options available to the New Contract Owner, determined by the applicable following category in which the New Contract Owner is defined, unless:

.. The Annuitant was also the Contract Owner, in which case the Death of Owner provisions above apply; or

.. The Contract Owner is a grantor trust not established by a business, in which case the Beneficiary(ies) will be deemed the New Contract Owners and the Death of Contract Owner provisions above will apply.

SURVIVING CONTRACT OWNER CATEGORIES


CATEGORY 1. If the Contract Owner is a living person, prior to the Annuitant's death, the Contract Owner must choose from among the death settlement Options A, B, or D described below. If the Contract Owner does not choose one of these Options, then Option D will apply.


CATEGORY 2. If the Contract Owner is a non-living person such as a corporation or a trust, the Contract Owner must choose from death settlement Options A or C described below. If the Contract Owner does not choose one of these Options, then Option C will apply.

The death settlement options we currently offer are:


OPTION A. The Contract Owner may elect to receive the Death Proceeds in a lump sum.


OPTION B. The Contract Owner may elect to apply the Death Proceeds to one of the Income Plans described above. Such income payments must begin within one year of the date of death.


OPTION C. The Contract Owner may elect to receive the Contract Value payable within 5 years of the date of death. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. Any excess amount of the Death Proceeds over the Contract Value on that date will be allocated to the Putnam VT Money Market Variable Sub-Account unless the Contract Owner provides other allocation instructions.

The Contract Owner may not make any additional purchase payments under this option. Withdrawal charges will be waived for any withdrawals made during the 5-year period after the date of death; however, amounts withdrawn may be subject to Market Value Adjustments. The Contract Owner may exercise all rights set forth in the Transfers provision.


OPTION D. The Contract Owner may elect to continue the Contract and the youngest Contract Owner will become the new Annuitant. The Contract Value of the continued Contract will not be adjusted to equal the Death Proceeds.

We reserve the right to offer additional death settlement options.

QUALIFIED CONTRACTS

The death settlement options for qualified plans, including IRAs, may be different to conform with the individual tax requirements of each type of qualified plan. Please refer to your Endorsement for IRAs or 403(b) plans,

                                 71  PROSPECTUS
if applicable, for additional information on your death settlement options. In the case of certain qualified plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION AND DEATH OF CO-ANNUITANT

We offer a Spousal Protection Benefit (Co-Annuitant) Option that may be added to your Contract subject to the following conditions:

.. The individually owned Contract must be either a traditional, Roth, or Simplified Employee Pension IRA.

.. The Contract Owner's spouse must be the sole Primary Beneficiary of the Contract and will be the named Co-Annuitant.

.. The Contract Owner must be age 90 or younger on the Rider Application Date;
  and the Co-Annuitant must be age 79 or younger on the Rider Application Date.

.. The option may be added at Contract issue or anytime after Contract issue through April 30, 2005. On or after May 1, 2005, the option may only be added when we issue the Contract or within 6 months of the Contract Owner's marriage. You may not add the Option to your Contract without our prior approval if you Contract Value is greater than $1,000,000 at the time you choose to add the option. We may require proof of marriage in a form satisfactory to us.

Under the Spousal Protection Benefit Option, the Co-Annuitant will be considered to be an Annuitant under the Contract during the Accumulation Phase except that the "Death of Annuitant" provision does not apply on the death of the Co-Annuitant, and the latest Payout Start Date will be based solely on the Contact Owner's age.

You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. Once we accept a change, the change will take effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it. At any time, there may only be one Co-Annuitant under your Contract.

There is an annual Rider Fee of 0.10% of the Contract Value for new Options added on or after January 1, 2005. For Options added prior to this date, there is no charge for this option. We reserve the right to assess an annual Rider Fee not to exceed 0.15% for Options added in the future. Once this option is added to your Contract, we guarantee that we will not increase what we charge you for this option. For Contracts purchased on or after January 1, 2005, we may discontinue offering the Spousal Protection Benefit (Co-Annuitant) Option at any time prior to the time you elect to receive it.

The option will terminate upon the date termination is accepted by us or will terminate on the earliest of the following occurrences:

.. upon the death of the Co-Annuitant (as of the date we determine the Death
  Proceeds);

.. upon the death of the Contract Owner (as of the date we determine the Death
  Proceeds);

.. on the date the Contract is terminated;

.. on the Payout Start Date; or

.. on the date you change the beneficiary of the Contract and the change is accepted by us;

.. for options added on or after January 1, 2005, the Owner may terminate the option upon the divorce of the Owner and the Co-Annuitant by providing written notice and proof of divorce in a form satisfactory to us;

.. for options added prior to January 1, 2005, the Owner may terminate this option at anytime by written notice in a form satisfactory to us.

Once terminated, a new Spousal Protection Benefit (Co-Annuitant) Option cannot be added to the Contract unless the last option attached to the Contract was terminated due to divorce or a change of beneficiary.


DEATH OF CO-ANNUITANT. If the Co-Annuitant dies prior to the Payout Start Date, subject to the following conditions, the Contract will be continued according to Option D under the "Death of Owner" provision of your Contract:

.. The Co-Annuitant must have been your legal spouse on the date of his or her death; and

.. Option D of the "Death of Owner" provision of your Contract has not previously been exercised.

The Contract may only be continued once under Option D under the "Death of Owner" provision. For a description of Option D, see the "Death of Owner" section of this prospectus.


SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION FOR CUSTODIAL INDIVIDUAL RETIREMENT ACCOUNTS AND DEATH OF CO-ANNUITANT
We offer a Spousal Protection Benefit (Co-Annuitant) Option for certain Custodial Individual Retirement Accounts established under Code Section 408(a) that may be added to your Contract. CSP may not be available in all states.
 CSP is subject to the following conditions ("CSP Conditions"):

.. The beneficially owned Contract must be a Custodial traditional IRA, Custodial
  Roth IRA, or a Custodial Simplified Employee Pension IRA.

.. The Annuitant must be the beneficial owner of the Custodial traditional IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA.

.. The Co-Annuitant must be the legal spouse of the Annuitant. Only one
  Co-Annuitant may be named.


                                 72  PROSPECTUS

.. The Co-Annuitant must be the sole beneficiary of the Custodial traditional
  IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA.

.. The Annuitant must be age 90 or younger on the CSP Application Date.

.. The Co-Annuitant must be age 79 or younger on the CSP Application Date.

.. The CSP may be added at Contract issue or anytime after Contract issue through April 30, 2005. On or after May 1, 2005, the CSP may only be added when we issue the Contract or within 6 months of the beneficial owner's marriage. You may not add the CSP to your Contract without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the CSP. We may require proof of marriage in a form satisfactory to us.

.. We have made no payments under any Income Plan.

.. There is an annual Rider Fee of 0.10% of the Contract Value for new Options added on or after January 1, 2005. For Options added prior to this date, there is no charge for this Option. We reserve the right to increase the annual Rider Fee to up to 0.15% of the Contract Value.

Under CSP, the Co-Annuitant will be considered to be an Annuitant under the Contract during the Accumulation Phase except that:

.. The Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date.

.. The "Death of Annuitant" provision of the Contract does not apply on the death of the Co-Annuitant.

.. The Co-Annuitant is not considered the beneficial owner of the Custodial traditional IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA.

You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. Once we accept a change, the change will take effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it. At any time, there may only be one Co-Annuitant under your Contract.

For Spousal Protection Benefit (Co-Annuitant) Options for Custodial Individual Retirement Accounts added on or after January 1, 2005, there is an annual Rider Fee of 0.10% of the Contract Value for this Option. For Options added prior to this date, there is no charge for this Option. We reserve the right to assess an annual Rider Fee not to exceed 0.15% for Options added in the future. Once this Option is added to your Contract, we guarantee that we will not increase what we charge you for this Option. For Contracts issued on or after January 1, 2005, we may discontinue offering the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts at any time to new Contract Owners and to existing Contract Owners who did not elect the Option prior to the date of discontinuance.

The Owner may terminate CSP upon the divorce of the Annuitant and the Co-Annuitant by providing written notice and proof of divorce in a form satisfactory to us. The Owner may also terminate CSP upon a change in the beneficiary of the IRA by providing written notice and proof of the change in a form satisfactory to us. CSP will terminate upon the date termination is accepted by us or on the earliest of the following occurrences:

.. On the date CSP is terminated as described above; or

.. Upon the death of the Annuitant; or

.. Upon the death of the Co-Annuitant; or

.. On the date the Contract is terminated; or

.. On the Payout Start Date.

Once terminated, a new CSP cannot be added to the Contract unless the last option attached to the Contract was terminated due to divorce or change of beneficiary of the IRA.

DEATH OF CO-ANNUITANT.  This section applies if:

.. The CSP Conditions are met.

  . The Annuitant was, at the time of the Co-Annuitant's death, the beneficial owner of the Custodial traditional IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA.

  .  We have received proof satisfactory to us that the Co-Annuitant has died.

  . The Co-Annuitant was, at the time of the Co-Annuitant's death, the sole beneficiary of the Custodial traditional IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA, and

  . the Co-Annuitant was, at the time of the Co-Annuitant's death, the legal spouse of the Annuitant.

If this section applies and if the Co-Annuitant dies prior to the Payout Start Date, then, subject to the following conditions, the Contract may be continued according to Option D under the "Death of Owner" provisions under the same terms and conditions that would apply if the Co-Annuitant were the Owner of the Contract before death and the sole new Owner of the Contract were the Annuitant provided that:

.. The Co-Annuitant was the legal spouse of the Annuitant on the date of Annuitant's death.

.. The Owner does not thereafter name a new Co-Annuitant; and

.. The Owner of the Custodial traditional IRA, Custodial Roth IRA, or Custodial
  Simplified Employee Pension IRA remains the Custodian; and

.. The Contract may only be continued once.


                                 73  PROSPECTUS

MORE INFORMATION
--------------------------------------------------------------------------------


ALLSTATE
Allstate Life is the issuer of the Contract. Allstate Life was organized in 1957 as a stock life insurance company under the laws of the state of Illinois.

Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company organized under the laws of the state of Illinois. All of the capital stock issued and outstanding of Allstate Insurance Company is owned by The Allstate Corporation.

Allstate Life is licensed to operate in the District of Columbia, Puerto Rico, and all jurisdictions except the state of New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3100 Sanders Road, Northbrook, Illinois, 60062.


VARIABLE ACCOUNT
Allstate Life established the Allstate Financial Advisors Separate Account I ("Variable Account") in 1999. The Contracts were previously issued through Allstate Life Insurance Company Separate Account A. Effective May 1, 2004, the Variable Account combined with Allstate Life Insurance Company Separate Account A and consolidated duplicative Variable Sub-Accounts that invest in the same Portfolio (the "Consolidation"). The Accumulation Unit Values for the Variable Sub-Accounts in which you invest did not change as a result of the Consolidation, and your Contract Value immediately after the Consolidation was the same as the value immediately before the Consolidation. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate Life.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under Illinois law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Allstate Life.

The Variable Account consists of multiple Variable Sub-Accounts, each of which invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.


THE PORTFOLIOS

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolios at their net asset value.


VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract Owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted upon on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.


CHANGES IN PORTFOLIOS. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that

                                 74  PROSPECTUS

Portfolio and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new Variable Sub-Accounts that invest in additional underlying funds. We will notify you in advance of any change.


CONFLICTS OF INTEREST. Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. The board of directors/trustees of these Portfolios monitors for possible conflicts among separate accounts buying shares of the Portfolios. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, the Portfolio's board of directors/trustees may require a separate account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.


THE CONTRACT

DISTRIBUTION. Allstate Distributors, L.L.C., located at 3100 Sanders Road, Northbrook, IL 60062, is the principal underwriter and distributor of the Contract. Allstate Distributors is a wholly owned subsidiary of Allstate Life.
 Allstate Distributors is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the National Association of Securities Dealers, Inc ("NASD").

Allstate Distributors does not sell Contracts directly to purchasers. Allstate Distributors enters into selling agreements with affiliated and unaffiliated broker-dealers and banks to sell the Contracts through their registered
representatives.   The broker-dealers are registered with the SEC and are NASD member firms. Their registered representatives are also licensed as insurance agents by applicable state insurance authorities and appointed as agents of Allstate Life in order to sell the Contracts. Contracts also may be sold by representatives or employees of banks that may be acting as broker-dealers without separate registration under the Exchange Act, pursuant to legal and regulatory exceptions.

We will pay commissions to broker-dealers and banks which sell the Contracts.
 Commissions paid vary, but we may pay up to a maximum sales commission of 7.25% of total purchase payments. In addition, we may pay ongoing annual compensation of up to 1.25% of Contract Value. Individual representatives receive a portion of compensation paid to the broker-dealer or bank with which they are associated in accordance with the broker-dealer's or bank's practices. We estimate that commissions and annual compensation, when combined, will not exceed 8.5% of total purchase payments. However, commissions and annual compensation could exceed that amount because ongoing annual compensation is related to Contract Value and the number of years the Contract is held.

From time to time, we pay asset-based compensation and/or marketing allowances to banks and broker-dealers. These payments vary among individual banks and broker dealers, and the asset-based payments may be up to 0.25% of Contract Value annually. These payments are intended to contribute to the promotion and marketing of the Contracts, and they vary among banks and broker-dealers. The marketing and distribution support services include but are not limited to: (1) placement of the Contracts on a list of preferred or recommended products in the bank's or broker-dealer's distribution system; (2) sales promotions with regard to the Contracts; (3) participation in sales conferences; and (4) helping to defray the costs of sales conferences and educational seminars for the bank or broker-dealer's registered representatives. For more information on the compensation associated with this Contract that your registered representative or his or her bank or brokerage firm may receive, please consult your registered representative.

Allstate Life does not pay Allstate Distributors a commission for distribution of the Contracts. Allstate Distributors compensates its representatives who act as wholesalers, and their sales management personnel, for Contract sales. This compensation is based on a percentage of premium payments and/or a percentage of Contract Values. The underwriting agreement with Allstate Distributors provides that we will reimburse Allstate Distributors for expenses incurred in distributing the Contracts, including any liability to Contract Owners arising out of services rendered or Contracts issued.


ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account.

We provide the following administrative services, among others:

.. issuance of the Contracts;

.. maintenance of Contract Owner records;

.. Contract Owner services;

.. calculation of unit values;

.. maintenance of the Variable Account; and

.. preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least annually. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will

                                 75  PROSPECTUS
make the adjustment as of the date that we receive notice of the potential error.

 We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.


ANNUITIES HELD WITHIN A QUALIFIED PLAN
If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.


LEGAL MATTERS
Foley & Lardner, LLP, Washington, D.C., has advised Allstate Life on certain federal securities law matters. All matters of Illinois law pertaining to the Contracts, including the validity of the Contracts and Allstate Life's right to issue such Contracts under Illinois insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate Life.


                                 76  PROSPECTUS

TAXES
--------------------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE LIFE MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.


TAXATION OF ALLSTATE LIFE INSURANCE COMPANY
Allstate Life is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Variable Account is not an entity separate from Allstate Life, and its operations form a part of Allstate Life, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Allstate Life believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Allstate Life does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Allstate Life does not intend to make provisions for any such taxes. If Allstate Life is taxed on investment income or capital gains of the Variable Account, then Allstate Life may impose a charge against the Variable Account in order to make provision for such taxes.


TAXATION OF VARIABLE ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

.. the Contract Owner is a natural person,

.. the investments of the Variable Account are "adequately diversified" according to Treasury Department regulations, and

.. Allstate Life is considered the owner of the Variable Account assets for federal income tax purposes.


NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.


EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.


GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section.
 In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the beneficiary. A trust named beneficiary, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment, or 2) payment deferred up to five years from date of death.


DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Allstate Life does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.


OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future


                                 77  PROSPECTUS
guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate Life does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.


TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.


TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.


TAXATION OF LEVEL MONTHLY VARIABLE ANNUITY PAYMENTS. You may have an option to elect a variable income payment stream consisting of level monthly payments that are recalculated annually. Although we will report your levelized payments to the IRS in the year distributed, it is possible the IRS could determine that receipt of the first monthly payout of each annual amount is constructive receipt of the entire annual amount. If the IRS were to take this position, the taxable amount of your levelized payments would be accelerated to the time of the first monthly payout and reported in the tax year in which the first monthly payout is received.


WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.


DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

.. if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

.. if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

.. if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.


TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:


                                 78  PROSPECTUS

.. if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

.. if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.


PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made as a result of the Contract Owner's death or becoming totally disabled,

.. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

.. made under an immediate annuity, or

.. attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.


SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.


TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.


PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance; as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different. Your Contract may not permit partial exchanges.


TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.


AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Allstate Life (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.


INCOME TAX WITHHOLDING
Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Allstate Life is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien.
 Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully


                                 79  PROSPECTUS
completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN").
ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.


TAX QUALIFIED CONTRACTS
The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as or in connection with:

.. Individual Retirement Annuities (IRAs) under Code Section 408(b);

.. Roth IRAs under Code Section 408A;

.. Simplified Employee Pension (SEP IRA) under Code Section 408(k);

.. Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code Section
  408(p);

.. Tax Sheltered Annuities under Code Section 403(b);

.. Corporate and Self Employed Pension and Profit Sharing Plans under Code
  Section 401; and

.. State and Local Government and Tax-Exempt Organization Deferred Compensation
  Plans under Code Section 457.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate Life can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Allstate Life does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored qualified retirement plan.

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain qualified plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.


TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made to a beneficiary after the Contract Owner's death,

.. attributable to the Contract Owner being disabled, or

.. made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.


REQUIRED MINIMUM DISTRIBUTIONS. Generally, Tax Qualified Contracts (excluding Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.


THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase


                                 80  PROSPECTUS
payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a TSA or employer sponsored qualified retirement plan.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.


PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made as a result of the Contract Owner's death or total disability,

.. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

.. made after separation from service after age 55 (does not apply to IRAs),

.. made pursuant to an IRS levy,

.. made for certain medical expenses,

.. made to pay for health insurance premiums while unemployed (applies only for IRAs),

.. made for qualified higher education expenses (applies only for IRAs), and

.. made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.


SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.


INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate Life is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Tax Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

.. required minimum distributions, or,

.. a series of substantially equal periodic payments made over a period of at least 10 years, or,

.. a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

.. hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate Life is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien or to certain other 'foreign persons'. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's


                                 81  PROSPECTUS
country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN").
 ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.


INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.


ROTH INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL

IRAS). Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3) We receive a complete request for settlement for the death of the Annuitant; and

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

  (a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

  (b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

  (c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.


SIMPLIFIED EMPLOYEE PENSION IRA. Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.


SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Code Section 408(p) allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.


TAX SHELTERED ANNUITIES. Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

.. attains age 59 1/2,

.. severs employment,

.. dies,

.. becomes disabled, or

.. incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).


                                 82  PROSPECTUS

These limitations do not apply to withdrawals where Allstate Life is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept funds in 403(b) contracts that are subject to the Employee Retirement Income Security Act of 1974 (ERISA).


ANNUAL REPORTS AND OTHER DOCUMENTS
--------------------------------------------------------------------------------

 Allstate Life's Annual Report on Form 10-K for the year ended December 31, 2004, is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q, electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000352736. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at P.O. Box 80469, Lincoln, NE 68501-0469 (telephone:
1-800-203-0068).






                                 83  PROSPECTUS

STATEMENT OF ADDITIONAL INFORMATION
TABLE OF CONTENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Additions, Deletions, or Substitutions of Investments
--------------------------------------------------------------------------------
  The Contracts
--------------------------------------------------------------------------------
  Calculation of Accumulation Unit Values
--------------------------------------------------------------------------------
  Calculation of Variable Income Payments
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  General Matters
--------------------------------------------------------------------------------
  Experts
--------------------------------------------------------------------------------
  Financial Statements
--------------------------------------------------------------------------------
  Appendix A
--------------------------------------------------------------------------------


THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.


                                 84  PROSPECTUS

APPENDIX A
ALLSTATE ADVISOR CONTRACT COMPARISON CHART

                FEATURE                          ADVISOR               ADVISOR PLUS                               ADVISOR PREFERRED
------------------------------------------------------------------------------------------------------------------------------------
                                                                                            5-YEAR WITHDRAWAL     3-YEAR WITHDRAWAL
                                                                                              CHARGE OPTION         CHARGE OPTION
------------------------------------------------------------------------------------------------------------------------------------
                                                                  up to 5% depending on
                                                                  issue age and amount
Credit Enhancement                                 None           of                              None                  None
                                                                  purchase payments
------------------------------------------------------------------------------------------------------------------------------------
Mortality and Expense
Risk Charge                                       1.10%                   1.40%                   1.40%                 1.50%
(Base Contract)
------------------------------------------------------------------------------------------------------------------------------------
Withdrawal Charge                           7/ 7/ 6/ 5/ 4/ 3/ 2    8.5/ 8.5/ 8.5/ 7.5/
(% of purchase payment)                                             6.5/ 5.5/ 4/2.5           7/ 6/ 5/ 4/ 3            7/ 6/ 5

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Confinement,
Withdrawal Charge                         Confinement, Terminal   Confinement, Terminal   Confinement, Terminal  Terminal
Waivers                                   Illness, Unemployment   Illness, Unemployment   Illness, Unemployment  Illness,
                                                                                                                 Unemployment
------------------------------------------------------------------------------------------------------------------------------------
                FEATURE
---------------------------------------------------------
                                           NO WITHDRAWAL
                                           CHARGE OPTION
---------------------------------------------------------
Credit Enhancement                             None
---------------------------------------------------------
Mortality and Expense                          1.60%
Risk Charge
(Base Contract)
---------------------------------------------------------
Withdrawal Charge                              None
(% of purchase payment)
---------------------------------------------------------
Withdrawal Charge                               N/A
Waivers
---------------------------------------------------------

--------------------------------------------------------------------------------

The Fixed Account Options available depend on the type of Contract you have purchased and the state in which your Contract was issued. The following tables summarize the availability of the Fixed Account Options in general. Please check with your representative for specific details for your state.

                                     DCA FIXED ACCOUNT OPTION
-----------------------------------------------------------------------------------------------------
                     Advisor     Advisor Plus                    Advisor Preferred
                                                -----------------------------------------------------
                                                     5-YEAR             3-YEAR         NO WITHDRAWAL
                                                WITHDRAWAL CHARGE  WITHDRAWAL CHARGE   CHARGE OPTION
------------------------------------------------     OPTION             OPTION
                                                -----------------------------------------------------
TRANSFER PERIODS  3 to  6-month  3 to  6-month    3 to  6-month      3 to  6-month          N/A

-----------------------------------------------------------------------------------------------------
                  7 to 12-month  7 to 12-month   7 to  12-month      7 to 12-month          N/A
                  -----------------------------------------------------------------------------------



               STANDARD FIXED ACCOUNT OPTION (SOME OPTIONS NOT AVAILABLE IN ALL STATES)
--------------------------------------------------------------------------------------------------------
                     Advisor     AdvisorPlus                      Advisor Preferred
                                               ---------------------------------------------------------
                                                    5-YEAR             3-YEAR                NO
                                               WITHDRAWAL CHARGE  WITHDRAWAL CHARGE   WITHDRAWAL CHARGE
                   ----------------------------     OPTION             OPTION              OPTION
                                               ---------------------------------------------------------

GUARANTEE PERIODS     1-year         N/A              N/A                N/A                 N/A




--------------------------------------------------------------------------------------------------------
                     3-year*         N/A              N/A                N/A                 N/A
                   -------------------------------------------------------------------------------------
                     5-year*         N/A              N/A                N/A                 N/A
                   -------------------------------------------------------------------------------------
                     7-year*         N/A              N/A                N/A                 N/A
                   -------------------------------------------------------------------------------------



* Available only in states in which the MVA Fixed Account Option is not offered.


                                 85  PROSPECTUS

                       MVA FIXED ACCOUNT OPTION (NOT AVAILABLE IN ALL STATES)**
--------------------------------------------------------------------------------------------------------
                     Advisor     Advisor Plus                     Advisor Preferred
                                               ---------------------------------------------------------
                                                    5-YEAR             3-YEAR                NO
                                               WITHDRAWAL CHARGE  WITHDRAWAL CHARGE   WITHDRAWAL CHARGE
                   ----------------------------     OPTION             OPTION              OPTION
                                               ---------------------------------------------------------
GUARANTEE PERIODS     3-year        3-year          3-year             3-year              3-year




--------------------------------------------------------------------------------------------------------
                      5-year        5-year          5-year             5-year              5-year
                   -------------------------------------------------------------------------------------
                      7-year        7-year          7-year             7-year              7-year
                   -------------------------------------------------------------------------------------
                     10-year       10-year          10-year            10-year             10-year
                   -------------------------------------------------------------------------------------


** Not available in states in which the 3-, 5-, or 7-year Standard Fixed Account
   Options are offered.


                                 86  PROSPECTUS

APPENDIX B - MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

The Market Value Adjustment is based on the following:

 I                =    the Treasury Rate for a maturity equal to the term length of the
                       Guarantee Period Account for the week preceding the establishment of the Market Value Adjusted Fixed Guarantee Period Account;
J                 =    the Treasury Rate for a maturity equal to the term length of the
                       Market Value Adjusted Fixed Guarantee Period Account for the week preceding the date amounts are transferred or withdrawn from the
                       Market Value Adjusted Fixed Guarantee Period Account, the date we determine the Death Proceeds, or the Payout Start Date, as the case may be ("Market Value Adjustment Date").
N                 =    the number of whole and partial years from the Market Value
                       Adjustment Date to the expiration of the term length of the Market
                       Value Adjusted Fixed Guarantee Period Account.


Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release H.15. If such yields cease to be available in Federal Reserve Bulletin Release H.15, then we will use an alternate source for such information in our discretion.

The Market Value Adjustment factor is determined from the following formula:

                            .9 X [I-(J + .0025)] X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn, paid as Death Proceeds, or applied to an Income Plan from a Market Value Adjusted Fixed Guarantee Period Account at any time other than during the 30 day period after such Guarantee Period Account expires. NOTE: These examples assume that premium taxes are not applicable.

                     EXAMPLES OF MARKET VALUE ADJUSTMENT
                   $10,000 allocated to a Market Value Adjusted Fixed Guarantee
Purchase Payment:  Period Account
Guarantee Period:  5 years
Interest Rate:     4.50%
Full Withdrawal:   End of Contract Year 3
Contract:          Allstate Advisor*



                EXAMPLE 1: (ASSUMES DECLINING INTEREST RATES)

Step 1: Calculate Contract Value at  = $10,000.00 X (1.045) /3/ = $11,411.66
 End of Contract Year 3:
Step 2: Calculate the Free           = .15 X $10,000 = $1500
 Withdrawal Amount:
Step 3: Calculate the Withdrawal     = .06 X ($10,000 - $1,500) = $510
 Charge:
Step 4: Calculate the Market Value   I   =   4.50%
 Adjustment:                         J   =   4.20%
                                              730 DAYS
                                     N  =   --------   =   2
                                              365 DAYS
                                     Market Value Adjustment Factor: .9 X [I -
                                     (J + .0025)] X N
                                     = .9 X [.045 - (.042 + .0025)] X 2 = .0009
                                     Market Value Adjustment = Market Value
                                     Adjustment Factor X Amount
                                     Subject To Market Value Adjustment:
                                     = .0009 X $11,411.66  = $10.27
Step 5: Calculate the amount          = $11,411.66 - $510 + $10.27 = $10,911.93
 received by Contract owner as a
 result of full withdrawal at the
 end of Contract Year 3:




                                 87  PROSPECTUS

                                         EXAMPLE 2: (ASSUMES RISING INTEREST RATES)
Step 1: Calculate Contract Value at End of Contract Year 3:        = $10,000.00 X (1.045) /3/ = $11,411.66
Step 2: Calculate The Free Withdrawal Amount:                     = .15 X $10,000 =  $1,500
Step 3: Calculate the Withdrawal Charge:                          = 0.6 X ($10,000 - $1,500) = $510
Step 4: Calculate the Market Value Adjustment:                    I   =   4.50%
                                                                  J   =   4.80%
                                                                           730 DAYS
                                                                  N  =    -----------   =   2
                                                                            365 DAYS
                                                                  Market Value Adjustment Factor: .9 X [I - (J + .0025)] X N
                                                                  = .9 X [(.045 - (.048 + .0025)] X (2) = -.0099
                                                                  Market Value Adjustment = Market Value Adjustment Factor X
                                                                  Amount Subject To Market Value Adjustment:
                                                                  = -.0099 X $11,411.66 = -($112.98)
Step    5: Calculate the amount received by Contract owner as a   = $11,411.66 - $510 -  $112.98 = $10,788.68
 result of full withdrawal at the end of Contract Year 3:


   *These examples assume the election of the ALLSTATE ADVISOR CONTRACT for the purpose of illustrating the Market Value Adjustment calculation. The amounts would be different under ALLSTATE ADVISOR PLUS and ALLSTATE ADVISOR PREFERRED CONTRACTS, which have different expenses and withdrawal charges.




                                 88  PROSPECTUS

APPENDIX C
EXAMPLE OF CALCULATION OF INCOME PROTECTION BENEFIT
--------------------------------------------------------------------------------

Appendix C illustrates how we calculate the amount guaranteed under the Income Protection Benefit Option. Please remember that you are looking at an example only. Please also remember that the Income Protection Benefit Option may only be added to Income Plans 1 and/or 2, and only to those Income Plans for which you have selected variable income payments.

To illustrate the calculation of the amount guaranteed under the Income Protection Benefit Option, we assume the following:


Adjusted age of Annuitant on the Payout Start                   65
Date:
-------------------------------------------------------------------------------
Sex of Annuitant:                                              male
-------------------------------------------------------------------------------
Income Plan selected:                                            1
-------------------------------------------------------------------------------
Payment frequency:                                            monthly
-------------------------------------------------------------------------------
Amount applied to variable income payments under            $100,000.00
the Income Plan:
-------------------------------------------------------------------------------





The example assumes that the withdrawal charge period has expired for all purchase payments. In accordance with the terms of the Contract, the following additional assumptions apply:

Assumed investment rate:                                 3%
-------------------------------------------------------------------------------
Guaranteed minimum variable income   85% of the initial variable amount income
payment:                                               value
-------------------------------------------------------------------------------


STEP 1 -  CALCULATION OF THE INITIAL VARIABLE AMOUNT INCOME VALUE:

Using the assumptions stated above, the initial monthly income payment is $5.49 per $1,000 applied to variable income payments under Income Plan 1. Therefore, the initial variable amount income value = $100,000 X $5.49/1000 = $549.00.

STEP 2 - CALCULATION OF THE AMOUNT GUARANTEED UNDER THE INCOME PROTECTION BENEFIT OPTION:

guaranteed minimum variable income payment = 85% X initial variable amount income value = 85% X $549.00 = $466.65.

STEP 3 - ILLUSTRATION OF THE EFFECT OF THE MINIMUM PAYMENT GUARANTEE UNDER THE INCOME PROTECTION BENEFIT OPTION:

If in any month your variable income payments would fall below the amount guaranteed under the Income Protection Benefit Option, your payment for that month will equal the guaranteed minimum variable income payment. For example, you would receive $466.65 even if the amount of your monthly income payment would have been less than that as a result of declining investment experience. On the other hand, if your monthly income payment is greater than the minimum guaranteed $466.65, you would receive the greater amount.




                                 89  PROSPECTUS

APPENDIX D
WITHDRAWAL ADJUSTMENT EXAMPLE - INCOME BENEFITS*
--------------------------------------------------------------------------------

Issue Date: January 1, 2003

Initial Purchase Payment: $50,000 (For Allstate Advisor Plus Contracts, assume a $2,000 Credit Enhancement would apply assuming issue age 85 or younger (a $1,000 Credit Enhancement would apply assuming issue age 86-90))


                                                                                        Income Benefit Amount

                                                                                                  5%
                                                                                           Roll-Up Value**
                                                                                         ----------------------
                                       Beginning                Contract      Maximum
                   Type of             Contract   Transaction  Value After  Anniversary  Advisor and
 Date             Occurrence             Value      Amount     Occurrence      Value      Preferred     Plus
---------------------------------------------------------------------------------------------------------------
1/1/04       Contract Anniversary       $55,000           _      $55,000      $55,000      $52,500     $54,600
---------------------------------------------------------------------------------------------------------------
7/1/04        Partial Withdrawal        $60,000     $15,000      $45,000      $41,250      $40,176     $41,859
---------------------------------------------------------------------------------------------------------------



The following shows how we compute the adjusted income benefits in the example above. Please note that the withdrawal adjustment reduces the Maximum Anniversary Value by the same proportion as the withdrawal reduces the Contract Value. The withdrawal adjustment reduces the 5% Roll-Up Value part dollar-for-dollar and part proportionally.

                                                                Advisor and Preferred     Plus
-------------------------------------------------------------------------------------------------

MAXIMUM ANNIVERSARY VALUE INCOME BENEFIT
-------------------------------------------------------------------------------------------------
Partial Withdrawal Amount                         (a)                  $15,000           $15,000
-------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to               (b)                  $60,000           $60,000
Partial Withdrawal
-------------------------------------------------------------------------------------------------
Value of Income Benefit Amount                    (c)                  $55,000           $55,000
Immediately Prior to Partial Withdrawal
-------------------------------------------------------------------------------------------------
Withdrawal Adjustment                        [(a)/(b)]*(c)             $13,750           $13,750
-------------------------------------------------------------------------------------------------
Adjusted Income Benefit                                                $41,250           $41,250
-------------------------------------------------------------------------------------------------

5 % ROLL-UP VALUE INCOME BENEFIT**
-------------------------------------------------------------------------------------------------
Total Partial Withdrawal Amount                   (a)                  $15,000           $15,000
-------------------------------------------------------------------------------------------------
STEP I - DOLLAR FOR DOLLAR PORTION
-------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to               (b)                  $60,000           $60,000
Partial Withdrawal
-------------------------------------------------------------------------------------------------
Value of Income Benefit Amount
Immediately Prior to Partial Withdrawal
(assumes 181 days worth of interest on            (c)                  $53,786           $55,937
$52,500 and $54,600, respectively)
-------------------------------------------------------------------------------------------------
Partial Withdrawal Amount (Corridor = 5%          (d)                  $ 2,625           $ 2,730
of Roll-Up Value on 1/1/04)
-------------------------------------------------------------------------------------------------
Dollar for Dollar Withdrawal Adjustment
(discounted for a half year's worth of    (e)=(d) * 1.05^ -0.5         $ 2,562           $ 2,664
interest)
-------------------------------------------------------------------------------------------------
Contract Value After Step 1                  (b')=(b) - (d)            $57,375           $57,270
-------------------------------------------------------------------------------------------------
Adjusted Income Benefit After Step 1         (c')=(c) - (e)            $51,224           $53,273
-------------------------------------------------------------------------------------------------
STEP 2 - PROPORTIONAL PORTION
-------------------------------------------------------------------------------------------------
Partial Withdrawal Amount                    (a')=(a) - (d)            $12,375           $12,270
-------------------------------------------------------------------------------------------------
Proportional Adjustment                      (a')/(b')*(c')            $11,048           $11,414
-------------------------------------------------------------------------------------------------
Contract Value After Step 2                   (b') - (a')              $45,000           $45,000
-------------------------------------------------------------------------------------------------
Adjusted Income Benefit After Step 2                                   $40,176           $41,859
-------------------------------------------------------------------------------------------------



 * For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values and Maximum Anniversary Value for all Contracts, net of applicable fees and charges. Actual income benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the ALLSTATE ADVISOR PLUS CONTRACT. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

**In certain states, the Roll-Up Value Income Benefit accumulates interest on a daily basis at a rate equivalent to 3% per year rather than 5%. If calculations assumed an interest rate of 3% per year, the adjusted income benefit would be lower.


                                 90  PROSPECTUS

APPENDIX E
WITHDRAWAL ADJUSTMENT EXAMPLE - DEATH BENEFITS*
--------------------------------------------------------------------------------

Issue Date: January 1, 2005

Initial Purchase Payment: $50,000 (For ALLSTATE ADVISOR PLUS CONTRACTS, assume a $2,000 Credit Enhancement would apply assuming issue age 85 or younger (a $1,000 Credit Enhancement would apply assuming issue age 86-90))


                                                                                      Death Benefit Amount

                                                                    -------Purchase----------------------------Enhanced--------
                                                                        Payment Value                    Beneficiary Value**

                               Beginning                Contract    ------------------------  Maximum    ----------------------
               Type of         Contract   Transaction  Value After  Advisor and             Anniversary  Advisor and
 Date         Occurrence         Value      Amount     Occurrence    Preferred      Plus       Value      Preferred     Plus

-------------------------------------------------------------------------------------------------------------------------------
1/1/06   Contract Anniversary   $55,000           _      $55,000      $50,000     $52,000     $55,000      $52,500     $54,600
-------------------------------------------------------------------------------------------------------------------------------
7/1/06    Partial Withdrawal    $60,000     $15,000      $45,000      $37,500     $39,000     $41,250      $40,339     $41,953
-------------------------------------------------------------------------------------------------------------------------------



The following shows how we compute the adjusted death benefits in the example above. Please note that the withdrawal reduces the Purchase Payment Value, the Maximum Anniversary Value, and the Enhanced Beneficiary Value by the same proportion as the withdrawal reduces the Contract Value.

                                                                          Advisor and
                                                                           Preferred     Plus
------------------------------------------------------------------------------------------------
PURCHASE PAYMENT VALUE DEATH BENEFIT
------------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                     (a)           $15,000     $15,000
------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal        (b)           $60,000     $60,000
------------------------------------------------------------------------------------------------
Value of Death Benefit Amount Immediately Prior to            (c)           $50,000     $52,000
Partial Withdrawal
------------------------------------------------------------------------------------------------
Withdrawal Adjustment                                    [(a)/(b)]*(c)      $12,500     $13,000
------------------------------------------------------------------------------------------------
Adjusted Death Benefit                                                      $37,500     $39,000
------------------------------------------------------------------------------------------------

MAV DEATH BENEFIT
------------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                     (a)           $15,000     $15,000
------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal        (b)           $60,000     $60,000
------------------------------------------------------------------------------------------------
Value of Death Benefit Amount Immediately Prior to            (c)           $55,000     $55,000
Partial Withdrawal
------------------------------------------------------------------------------------------------
Withdrawal Adjustment                                    [(a)/(b)]*(c)      $13,750     $13,750
------------------------------------------------------------------------------------------------
Adjusted Death Benefit                                                      $41,250     $41,250
------------------------------------------------------------------------------------------------

ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE)
BENEFIT**
------------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                     (a)           $15,000     $15,000
------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal        (b)           $60,000     $60,000
------------------------------------------------------------------------------------------------
Value of Death Benefit Amount Immediately Prior to
Partial Withdrawal (assumes 181 days worth of interest        (c)           $53,786     $55,937
on $52,500 and $54,600, respectively)
------------------------------------------------------------------------------------------------
Withdrawal Adjustment                                    [(a)/(b)]*(c)      $13,446     $13,984
------------------------------------------------------------------------------------------------
Adjusted Death Benefit                                                      $40,339     $41,953
------------------------------------------------------------------------------------------------



 * For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values and Maximum Anniversary Value for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the ALLSTATE ADVISOR PLUS CONTRACT. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

**Calculations for the Enhanced Beneficiary Protection (Annual Increase) Benefit assume that interest accumulates on a daily basis at a rate equivalent to 5% per year. In certain states, the Benefit provides for interest that accumulates at a rate of 3% per year. If calculations assumed an interest rate of 3% per year, the adjusted death benefit would be lower.


                                 91  PROSPECTUS

APPENDIX F
CALCULATION OF EARNINGS PROTECTION DEATH BENEFIT*
--------------------------------------------------------------------------------

The following are examples of the Earnings Protection Death Benefit Option. For illustrative purposes, the examples assume Earnings in each case. Please remember that you are looking at examples and that your investment performance may be greater or lower than the figures shown.

EXAMPLE 1: ELECTED WHEN CONTRACT WAS ISSUED WITHOUT ANY SUBSEQUENT ADDITIONS OR WITHDRAWALS

In this example, assume that the oldest Contract Owner is age 55 on the Rider Application Date and elects the Earnings Protection Death Benefit Option when the Contract is issued. The Contract Owner makes an initial purchase payment of $100,000. After four years, the Contract Owner dies. On the date Allstate Life receives a Complete Request for Settlement, the Contract Value is $125,000. Prior to his death, the Contract Owner did not make any additional purchase payments or take any withdrawals.


Excess of Earnings Withdrawals                    =    $0
Purchase Payments in the 12 months prior to       =    $0
 death
In-Force Premium                                  =    $100,000
                                                       ($100,000 + $0 - $0)
In-Force Earnings                                 =    $25,000
                                                       ($125,000 - $100,000)
EARNINGS PROTECTION DEATH BENEFIT**               =    40 % * $25,000 = $10,000





Since In-Force Earnings are less than 100% of the In-Force Premium (excluding purchase payments and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the ALLSTATE ADVISOR PLUS CONTRACT.

**If the oldest Contract Owner or Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($6,250.00).




EXAMPLE 2: ELECTED WHEN CONTRACT WAS ISSUED WITH SUBSEQUENT WITHDRAWALS

In this example, assume the same facts as above, except that the Contract Owner has taken a withdrawal of $10,000 during the second year of the Contract. Immediately prior to the withdrawal, the Contract Value is $105,000. Here, $5,000 of the withdrawal is in excess of the In-Force Earnings at the time of the withdrawal. The Contract Value on the date Allstate Life receives a Complete Request for Settlement will be assumed to be $114,000.

Excess of Earnings Withdrawals                        =    $5,000
                                                           ($10,000-$5,000)
Purchase Payments in the 12 months prior to death     =    $0
In-Force Premium                                      =    $95,000
                                                           ($100,000+$0-$5,000)
In-Force Earnings                                     =    $19,000
                                                           ($114,000-$95,000)
EARNINGS PROTECTION DEATH BENEFIT**                   =    40%*$19,000=$7,600


Since In-Force Earnings are less than 100% of the In-Force Premium (excluding purchase payments and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts


                                 92  PROSPECTUS
will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the ALLSTATE ADVISOR PLUS CONTRACT.

**If the oldest Contract Owner or Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($4,750.00).




EXAMPLE 3: ELECTED AFTER CONTRACT WAS ISSUED WITH SUBSEQUENT ADDITIONS AND WITHDRAWALS

This example is intended to illustrate the effect of adding the Earnings Protection Death Benefit Option after the Contract has been issued and the effect of later purchase payments. In this example, assume that the oldest Contract Owner is age 72 on the Rider Application Date. At the time the Contract is issued, the Contract Owner makes a purchase payment of $100,000. After two years pass, the Contract Owner elects to add the Earnings Protection Death Benefit Option. On the date this Rider is added, the Contract Value is $110,000. Two years later, the Contract Owner withdraws $50,000. Immediately prior to the withdrawal, the Contract Value is $130,000. Another two years later, the Contract Owner makes an additional purchase payment of $40,000. Immediately after the additional purchase payment, the Contract Value is $130,000. Two years later, the Contract Owner dies with a Contract Value of $140,000 on the date Allstate Life receives a Complete Request for Settlement.

Excess of Earnings Withdrawals                                                =    $30,000
                                                                                   ($50,000-$20,000)
Purchase Payments in the 12 months prior to death                             =    $0
In-Force Premium                                                              =    $120,000
                                                                                    ($110,000+$40,000-$30,000)
In-Force Earnings                                                             =    $20,000
                                                                                   ($140,000-$120,000)
EARNINGS PROTECTION DEATH BENEFIT**                                           =    25%*$20,000=$5,000


In this example, In-Force Premium is equal to the Contract Value on Rider Application Date plus the additional purchase payment and minus the Excess-of-Earnings Withdrawal.

Since In-Force Earnings are less than 50% of the In-Force Premium (excluding purchase payments and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS in the 12 months prior to death ), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the ALLSTATE ADVISOR PLUS CONTRACT.

**If the oldest Contract Owner or Annuitant had been age 70 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 40% of the In-Force Earnings ($8,000.00) and Credit Enhancement for ALLSTATE ADVISOR PLUS CONTRACT.






                                 93  PROSPECTUS

EXAMPLE 4: SPOUSAL CONTINUATION

This example is intended to illustrate the effect of a surviving spouse electing to continue the Contract upon the death of the Contract Owner on a Contract with the Earnings Protection Death Benefit Option. In this example, assume that the oldest Contract Owner is age 60 at the time the Contract is purchased (with the Earnings Protection Death Benefit Option and MAV Death Benefit Option) with a $100,000 purchase payment. Five years later the Contract Owner dies and the surviving spouse elects to continue the Contract. The Contract Value and Maximum Anniversary Value at this time are $150,000 and $160,000, respectively.

Excess of Earnings Withdrawals                                         =    $0
Purchase Payments in the 12 months prior to death                      =    $0
In-Force Premium                                                       =    $100,000
                                                                            ($100,000+$0-$0)
In-Force Earnings                                                      =    $50,000
                                                                            ($150,000-$100,000)
EARNINGS PROTECTION DEATH BENEFIT**                                    =    40%*$50,000=$20,000

Contract Value                                                         =    $150,000
Death Benefit                                                          =    $160,000
Earnings Protection Death Benefit                                      =    $20,000
Continuing Contract Value                                              =    $180,000
                                                                            ($160,000+$20,000)


Since In-Force Earnings are less than 100% of the In-Force Premium (excluding purchase payments and Credit Enhancements for ALLSTATE ADVISOR PLUS CONTRACTS in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

Assume the surviving spouse is age 72 when the Contract is continued. At this time, the surviving spouse has the option to continue the Earnings Protection Death Benefit Option at an additional mortality and expense risk charge of 0.40% and with an In-Force Premium amount equal to the Contract Value and the Rider Date reset to the date the Contract is continued. If this selection is made, the Earnings Protection Death Benefit will be equal to the lesser of 25% of the In-Force Earnings and 50% of In-Force Premium. Otherwise, the surviving spouse may elect to terminate the Earnings Protection Death Benefit Option at the time of continuation.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values and Maximum Anniversary Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the ALLSTATE ADVISOR PLUS CONTRACT.

**If the oldest Contract Owner or Annuitant had been over age 70 , and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($12,500.00).


                                 94  PROSPECTUS

APPENDIX G - WITHDRAWAL ADJUSTMENT EXAMPLE - TRUERETURN ACCUMULATION BENEFIT*
--------------------------------------------------------------------------------

Issue Date: January 2, 2005

Initial Purchase Payment: $50,000 (For ALLSTATE ADVISOR PLUS CONTRACTS, assume a $2,000 Credit Enhancement would apply assuming issue age 85 or younger (a $1,000 Credit Enhancement would apply assuming issue age 86-90))

Initial Benefit Base: $50,000 for ALLSTATE ADVISOR AND ALLSTATE ADVISOR PREFERRED CONTRACTS, $52,000 for ALLSTATE ADVISOR PLUS CONTRACTS (assuming issue age 85 or younger)


                                                                         Benefit Base

                                                                      ------Purchase--------
                                                                         Payment Value

                                 Beginning                Contract    ----------------------
                Type of          Contract   Transaction  Value After  Advisor and
 Date          Occurrence          Value      Amount     Occurrence    Preferred     Plus

--------------------------------------------------------------------------------------------
1/2/06    Contract Anniversary    $55,000           _      $55,000      $50,000     $52,000
--------------------------------------------------------------------------------------------
7/2/06     Partial Withdrawal     $60,000     $15,000      $45,000      $37,500     $39,000
--------------------------------------------------------------------------------------------



The following shows how we compute the adjusted Benefit Bases in the example above. Please note that the withdrawal reduces the Benefit Base by the same proportion as the withdrawal reduces the Contract Value.

                                                                          Advisor and
                                                                           Preferred     Plus
------------------------------------------------------------------------------------------------
BENEFIT BASE
------------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                     (a)           $15,000     $15,000
------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal        (b)           $60,000     $60,000
------------------------------------------------------------------------------------------------
Value of Benefit Base Immediately Prior to Partial            (c)           $50,000     $52,000
Withdrawal
------------------------------------------------------------------------------------------------
Withdrawal Adjustment                                    [(a)/(b)]*(c)      $12,500     $13,000
------------------------------------------------------------------------------------------------
Adjusted Benefit Base                                                       $37,500     $39,000
------------------------------------------------------------------------------------------------



 * For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values, net of applicable fees and charges for all Contracts. Actual Contract Values will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the ALLSTATE ADVISOR PLUS CONTRACT. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.


                                 95  PROSPECTUS

APPENDIX H-SUREINCOME WITHDRAWAL BENEFIT OPTION CALCULATION EXAMPLES
--------------------------------------------------------------------------------

Example 1: Assume you purchase an Allstate Advisor contract with a $100,000 initial purchase payment and add the SureIncome Option at issue.

Your Benefit Base is $100,000, which is your initial purchase payment of $100,000.

Your Benefit Payment is $8,000, which is 8% of your initial purchase payment.

Your Benefit Payment Remaining for this Benefit Year is $8,000, which is equal to your Benefit Payment at the beginning of this Benefit Year.

Example 2: Assume Example 1 is continued and an additional purchase payment of
---------
40,000 is made in the first Benefit Year.

The Benefit Base is increased to $140,000, which is your prior Benefit Base ($100,000) plus your additional purchase payment ($40,000).

The Benefit Payment is increased to $11,200, which is your prior Benefit Payment ($8,000) plus 8% of your additional purchase payment ($40,000).

The Benefit Payment Remaining is increased to $11,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($8,000) plus 8% of your additional purchase payment ($40,000).

Example 3: Assume Example 1 is continued and a withdrawal of $8,000 is made
---------
during the first Benefit Year.

The Benefit Base is reduced to $92,000, which is your prior Benefit Base ($100,000) less your withdrawal ($8,000).

The Benefit Payment is unchanged and remains $8,000.

The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($8,000) less your withdrawal ($8,000).

Example 4: Assume example 1 is continued and a withdrawal of $25,000 is made
---------
during the first Benefit Year. Assume the Contract Value prior to the withdrawal was $130,000. Because the $25,000 withdrawal is larger than the Benefit Payment Remaining, the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000)=$75,000.

The Benefit Payment remains $8,000, determined by the following calculation: the lesser of ($8,000) and (8% x ($130,000-$25,000))=$8,000

There is no Benefit Payment Remaining because the withdrawal has reduced it to $0.

Example 5: Assume example 3 is continued and an additional withdrawal of $5,000
---------
is taken in the same year (the first Benefit Year). Assume the Contract Value prior to the additional withdrawal was $60,000. Because the $5,000 withdrawal is larger than the Benefit Payment Remaining ($0), the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 - $5,000) and ($92,000 - $5,000)=$55,000.

The Benefit Payment is reduced to $4,400, determined by the following formula: the lesser of ($8,000) and ((8% x ($60,000-$5,000))=$4,400.

The Benefit Payment Remaining is unchanged at $0.

Example 6: Assume example 5 is continued and an additional Purchase Payment of
---------
40,000 is made in the same year (the first Benefit Year).

The Benefit Base is increased to $95,000, which is your prior Benefit Base ($55,000) plus your additional purchase payment ($40,000).

The Benefit Payment is increased to $7,600, which is your prior Benefit Payment ($4,400) plus 8% of your additional purchase payment ($40,000).

 The Benefit Payment Remaining is increased to $3,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($0) plus 8% of your additional purchase payment ($40,000).


                                 96  PROSPECTUS

Example 7: Assume example 6 is continued and an additional withdrawal of $3,200
---------
is taken in the same year (the first Benefit Year).

The Benefit Base is reduced to $91,800, which is your prior Benefit Base ($95,000) less your withdrawal ($3,200).

The Benefit Payment is unchanged and remains $7,600.

The Benefit Payment Remaining is reduced to $0, which is your Benefit Payment Remaining prior to your withdrawal ($3,200) less your withdrawal ($3,200).
























                                 97  PROSPECTUS

APPENDIX I - ACCUMULATION UNIT VALUES
--------------------------------------------------------------------------------

Appendix H presents the Accumulation Unit Values and number of Accumulation Units outstanding for each Variable Sub-Account since the Variable Sub-Accounts were first offered under the Contracts. This Appendix includes Accumulation Unit Values representing the highest and lowest available combinations of Contract charges that affect Accumulation Unit Values for each Contract. The Statement of Additional Information, which is available upon request without charge, contains the Accumulation Unit Values for all other available combinations for each Contract. Please contract us at 1-800-203-0068 to obtain a copy of the Statement of Additional Information.




ALLSTATE ADVISOR CONTRACTS: ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (BASIC CONTRACT)
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending
December 31,
-------------------------------------------------------------------------------
SUB-ACCOUNTS                                       2002      2003         2004
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities -
Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period   $10.000  $ 10.860   $   13.475
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period         $10.860  $ 13.475   $   14.713
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period       4,339   576,019    1,237,251
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period        --        --   $   10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period              --        --   $   11.263
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period          --        --      550,454
-------------------------------------------------------------------------------
FTVIP Franklin Large Cap Growth Securities -
Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period        --        --   $   10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period              --        --   $   10.533
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period          --        --       43,535
-------------------------------------------------------------------------------
FTVIP Franklin Small-Mid Cap Growth Securities
- Class 2 Sub-Account (1)(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period   $10.000  $ 11.545   $   15.641
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period         $11.545  $ 15.641   $   17.211
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period         882    21,349       21,824
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities -
Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period   $10.000  $ 11.235   $   14.653
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period         $11.235  $ 14.653   $   17.899
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period       2,864   211,298      454,938
-------------------------------------------------------------------------------
FTVIP Franklin U.S. Government - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period        --        --   $   10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period              --        --   $   10.274
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period          --        --      268,158
-------------------------------------------------------------------------------
FTVIP Mutual Shares Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period   $10.000  $ 10.333   $   12.765
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period         $10.333  $ 12.765   $   14.191
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period       6,303   442,689    1,161,162
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities
- Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period   $10.000  $ 11.243   $   16.979
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period         $11.243  $ 16.979   $   20.902
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period         112    43,987      127,960
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period   $10.000  $ 10.484   $   13.683
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period         $10.484  $ 13.683   $   16.009
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period       1,995   141,338      352,761
-------------------------------------------------------------------------------
                                 98 PROSPECTUS

FTVIP Templeton Global Income Securities -
Class 2 Sub-Account (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period   $10.000  $ 10.730   $   12.969
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period         $10.730  $ 12.969   $   14.688
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period       1,065    27,419       28,702
-------------------------------------------------------------------------------
Lord Abbett Series - All Value Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period        --        --   $   10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period              --        --   $   10.920
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period          --        --       15,276
-------------------------------------------------------------------------------
Lord Abbett Series - Bond-Debenture
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period        --        --   $   10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period              --        --   $   10.370
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period          --        --       81,198
-------------------------------------------------------------------------------
Lord Abbett Series - Growth and Income
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period        --        --   $   10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period              --        --   $   10.904
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period          --        --      142,509
-------------------------------------------------------------------------------
Lord Abbett Series - Growth Opportunities
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period        --        --   $   10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period              --        --   $   11.153
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period          --        --       16,581
-------------------------------------------------------------------------------
Lord Abbett Series - Mid-Cap Value Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period        --        --   $   10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period              --        --   $   11.136
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period          --        --      136,025
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth/VA - Service
Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period   $10.000  $ 10.069   $   12.468
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period         $10.069  $ 12.468   $   14.698
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period       1,697   147,767      230,665
-------------------------------------------------------------------------------
Oppenheimer Balanced/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period   $10.000  $ 10.706   $   13.176
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period         $10.706  $ 13.176   $   14.280
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period       2,115   259,159      562,275
-------------------------------------------------------------------------------
Oppenheimer Core Bond/VA - Service Shares
Sub-Account (3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period        --        --   $   10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period              --        --   $   10.118
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period          --        --       16,015
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation/VA - Service
Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period        --  $ 10.000   $   12.323
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period              --  $ 12.323   $   12.968
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period          --   250,178      723,531
-------------------------------------------------------------------------------
Oppenheimer Global Securities/VA - Service
Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period   $10.000  $ 10.157   $   14.323
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period         $10.157  $ 14.323   $   16.808
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period          45   200,904      384,682
-------------------------------------------------------------------------------
Oppenheimer High Income/VA Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period   $10.000  $ 10.670   $   13.039
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period         $10.670  $ 13.039   $   13.995
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period       1,293   199,763      512,385
-------------------------------------------------------------------------------
Oppenheimer Main Street(R)/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period   $10.000  $ 10.186   $   12.713
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period         $10.186  $ 12.713   $   13.696
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period       4,827   432,829      752,941
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap(R)/VA -
Service Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period   $10.000  $ 10.363   $   14.755
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period         $10.363  $ 14.755   $   17.358
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period         944   156,683      294,993
-------------------------------------------------------------------------------
                                 99 PROSPECTUS

Oppenheimer Strategic Bond/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period   $10.000  $ 10.560   $   12.213
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period         $10.560  $ 12.213   $   13.072
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period      10,218   432,449    1,265,037
-------------------------------------------------------------------------------
Putnam VT Global Asset Allocation - Class IB
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period   $10.000  $ 10.397   $   12.510
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period         $10.397  $ 12.510   $   13.473
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period          46    27,406      100,508
-------------------------------------------------------------------------------
Putnam VT Growth and Income - Class IB
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period   $10.000  $ 10.807   $   13.589
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period         $10.807  $ 13.589   $   14.904
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period      10,128   581,918      872,350
-------------------------------------------------------------------------------
Putnam VT Health Sciences - Class IB
Sub-Account (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period   $10.000  $  9.732   $   11.373
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period         $ 9.732  $ 11.373   $   12.026
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period       4,020    87,288      143,322
-------------------------------------------------------------------------------
Putnam VT High Yield - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period   $10.000  $ 10.750   $   13.428
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period         $10.750  $ 13.428   $   14.652
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period       2,077   238,535      421,723
-------------------------------------------------------------------------------
Putnam VT Income - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period   $10.000  $ 10.194   $   10.507
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period         $10.194  $ 10.507   $   10.832
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period      10,364   486,154      887,522
-------------------------------------------------------------------------------
Putnam VT International Equity - Class IB
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period   $10.000  $ 10.613   $   13.465
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period         $10.613  $ 13.465   $   15.444
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period       3,753   172,681      250,483
-------------------------------------------------------------------------------
Putnam VT Investors - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period   $10.000  $ 10.416   $   13.072
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period         $10.416  $ 13.072   $   14.535
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period       3,968    94,549      111,067
-------------------------------------------------------------------------------
Putnam VT Money Market - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period   $10.000  $  9.993   $    9.914
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period         $ 9.993  $  9.914   $    9.851
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period       5,773   239,378      611,958
-------------------------------------------------------------------------------
Putnam VT New Opportunities - Class IB
Sub-Account (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period   $10.000  $ 10.388   $   13.580
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period         $10.388  $ 13.580   $   14.787
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period       2,917   115,558      110,548
-------------------------------------------------------------------------------
Putnam VT New Value - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period   $10.000  $ 11.214   $   14.664
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period         $11.214  $ 14.664   $   16.708
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period         114    77,578      251,024
-------------------------------------------------------------------------------
Putnam VT Research - Class IB Sub-Account (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period   $10.000  $ 10.651   $   13.177
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period         $10.651  $ 13.177   $   13.990
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period           5    56,293       84,821
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston -
Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period   $10.000  $ 10.524   $   12.158
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period         $10.524  $ 12.158   $   12.986
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period       6,824   384,959      698,080
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income - Class
IB Sub-Account (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period   $10.000  $ 11.480   $   14.145
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period         $11.480  $ 14.145   $   16.978
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period         377    50,148       84,872
-------------------------------------------------------------------------------
                                 100 PROSPECTUS

Putnam VT Vista - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period   $10.000  $ 10.381   $   13.646
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period         $10.381  $ 13.646   $   15.976
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period       2,612    97,780      138,680
-------------------------------------------------------------------------------
Putnam VT Voyager - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period   $10.000  $ 10.118   $   12.475
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period         $10.118  $ 12.475   $   12.934
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period       8,458   496,984      797,854
-------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth, Class II
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period        --        --   $   10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period              --        --   $   11.153
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period          --        --      148,068
-------------------------------------------------------------------------------
Van Kampen LIT Comstock, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period        --        --   $   10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period              --        --   $   11.366
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period          --        --      214,722
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth, Class II
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period   $10.000  $  9.418   $   11.811
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period         $ 9.418  $ 11.811   $   12.448
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period          62   128,295      253,189
-------------------------------------------------------------------------------
Van Kampen LIT Growth and Income, Class II
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period   $10.000  $ 10.662   $   13.437
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period         $10.662  $ 13.437   $   15.137
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period       3,897   400,708      755,669
-------------------------------------------------------------------------------
Van Kampen LIT Money Market, Class II
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period        --  $ 10.000   $   10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period              --  $ 10.000   $    9.925
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period          --         0      437,391
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period   $10.000  $ 11.069   $   13.960
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period         $11.069  $ 13.960   $   15.169
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period          33    23,912      159,393
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period        --        --   $   10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period              --        --   $   10.989
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period          --        --      202,603
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth, Class I
Sub-Account (5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period        --        --   $   10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period              --        --   $   10.785
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period          --        --      242,720
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth, Class II
Sub-Account (5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period        --        --   $   10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period              --        --   $   10.760
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period          --        --       76,401
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period        --  $ 10.000   $   10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period              --  $ 10.000   $   11.131
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period          --         0      130,721
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period        --  $ 10.000   $   13.621
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period              --  $ 13.621   $   15.993
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period          --    49,008       76,697
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value, Class I
Sub-Account (5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period        --        --   $   10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period              --        --   $   11.330
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period          --        --      226,309
-------------------------------------------------------------------------------
                                 101 PROSPECTUS

Van Kampen UIF U.S. Mid Cap Value, Class II
Sub-Account (5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period        --        --   $   10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period              --        --   $   11.323
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period          --        --      123,762
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period   $10.000  $ 10.710   $   14.601
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period         $10.710  $ 14.601   $   19.601
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period       4,083   143,509        7,395
-------------------------------------------------------------------------------


* The Allstate Advisor Contracts were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Contracts on October 14, 2002, except for the Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account and Van Kampen UIF Small Company Growth, Class II Sub-Accounts which were first offered under the Contracts on May 1, 2003, the Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class I Sub-Account and Van Kampen UIF Equity Growth, Class II Sub-Account, and Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Accounts, which were first offered under the Contracts on May 1, 2004 and the FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series Fund - All Value Portfolio, Lord Abbett Series Fund - Bond-Debenture Portfolio, Lord Abbett Series Fund - Growth and Income Portfolio, Lord Abbett Series Fund - Growth Opportunities Portfolio, Lord Abbett Series Fund - Mid-Cap Value Portfolio and Oppenheimer Core Bond/VA - Service Shares Sub-Account which were first offered with the Contracts on October 1, 2004. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.10% and an administrative expense charge of 0.19%.

(1) Effective April 29, 2005, the FTVIP Franklin Small Cap Fund - Class 2 changed its name to FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(2) Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to May 1, 2003, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Effective April 29, 2005, the Oppenheimer Bond/VA - Service Shares changed its name to Oppenheimer Core Bond/VA - Service Shares Sub-Account. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(4) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(5) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(6) The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class II Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class I Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account.




                                102  PROSPECTUS

ALLSTATE ADVISOR CONTRACTS: ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (WITH THE MAV DEATH BENEFIT OPTION, THE ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION, BOTH ADDED ON OR AFTER MAY 1, 2003, AND THE EARNINGS PROTECTION DEATH BENEFIT OPTION (AGE 71-79))
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending
December 31,

                                                       ------------------------
SUB-ACCOUNTS                                           2002     2003      2004
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.698   $13.341
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.341   $14.434
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    3,763     5,784
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.194
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --       119
-------------------------------------------------------------------------------
FTVIP Franklin Large Cap Growth Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.509
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --        60
-------------------------------------------------------------------------------
FTVIP Franklin Small-Mid Cap Growth Securities -
Class 2 Sub-Account (1)(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.821   $15.485
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $15.485   $16.884
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.039   $14.507
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $14.507   $17.559
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    7,052     4,525
-------------------------------------------------------------------------------
FTVIP Franklin U.S. Government - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.211
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --       518
-------------------------------------------------------------------------------
FTVIP Mutual Shares Securities - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.599   $12.638
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.638   $13.923
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --   12,747    12,480
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities - Class
2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.674   $16.810
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $16.810   $20.505
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.377   $13.547
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.547   $15.705
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --      285       580
-------------------------------------------------------------------------------
FTVIP Templeton Global Income Securities - Class 2
Sub-Account (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.583   $12.839
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.839   $14.409
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
                                 103 PROSPECTUS

Lord Abbett Series - All Value Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.895
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --        58
-------------------------------------------------------------------------------
Lord Abbett Series - Bond-Debenture Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.347
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Growth and Income Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.880
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --     1,259
-------------------------------------------------------------------------------
Lord Abbett Series - Growth Opportunities Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.127
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Mid-Cap Value Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.110
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --     1,275
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.337   $12.344
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.344   $14.419
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --      678       677
-------------------------------------------------------------------------------
Oppenheimer Balanced/VA - Service Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.104   $13.045
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.045   $14.009
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --      973     3,172
-------------------------------------------------------------------------------
Oppenheimer Core Bond/VA - Service Shares Sub-Account
(3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.095
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.000   $12.248
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.248   $12.772
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       33     1,597
-------------------------------------------------------------------------------
Oppenheimer Global Securities/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.079   $14.181
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $14.181   $16.489
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --      237       227
-------------------------------------------------------------------------------
Oppenheimer High Income/VA Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.727   $12.909
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.909   $13.729
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    1,353     4,420
-------------------------------------------------------------------------------
Oppenheimer Main Street(R)/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.460   $12.586
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.586   $13.437
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    2,396     4,635
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap(R)/VA - Service
Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.710   $14.608
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $14.608   $17.029
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    2,493     1,308
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.243   $12.091
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.091   $12.824
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    4,270     8,589
-------------------------------------------------------------------------------
                                 104 PROSPECTUS

Putnam VT Global Asset Allocation - Class IB
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.748   $12.385
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.385   $13.218
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0       116
-------------------------------------------------------------------------------
Putnam VT Growth and Income - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.989   $13.454
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.454   $14.621
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    1,648     1,792
-------------------------------------------------------------------------------
Putnam VT Health Sciences - Class IB Sub-Account (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.230   $11.260
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $11.260   $11.798
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Putnam VT High Yield - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.861   $13.294
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.294   $14.374
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    1,125     4,411
-------------------------------------------------------------------------------
Putnam VT Income - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.352   $10.403
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $10.403   $10.626
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    2,859    10,273
-------------------------------------------------------------------------------
Putnam VT International Equity - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.571   $13.331
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.331   $15.151
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    3,933     1,561
-------------------------------------------------------------------------------
Putnam VT Investors - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.688   $12.942
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.942   $14.259
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --      417     3,302
-------------------------------------------------------------------------------
Putnam VT Money Market - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $ 9.933   $ 9.815
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $ 9.815   $ 9.664
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --      158     7,242
-------------------------------------------------------------------------------
Putnam VT New Opportunities - Class IB Sub-Account
(4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.975   $13.445
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.445   $14.506
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --      196       489
-------------------------------------------------------------------------------
Putnam VT New Value - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.317   $14.518
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $14.518   $16.391
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --      107       948
-------------------------------------------------------------------------------
Putnam VT Research - Class IB Sub-Account (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.837   $13.046
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.046   $13.725
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --      124       580
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston - Class IB
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.678   $12.037
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.037   $12.740
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    4,283     5,947
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income - Class IB
Sub-Account (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.642   $14.004
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $14.004   $16.656
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --      118       265
-------------------------------------------------------------------------------
Putnam VT Vista - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.794   $13.510
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.510   $15.673
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --      434       969
-------------------------------------------------------------------------------
                                 105 PROSPECTUS

Putnam VT Voyager - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.574   $12.351
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.351   $12.688
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    5,778     2,080
-------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth, Class II
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.084
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --     1,694
-------------------------------------------------------------------------------
Van Kampen LIT Comstock, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.297
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $ 9.925   $11.693
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $11.693   $12.212
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    1,278         0
-------------------------------------------------------------------------------
Van Kampen LIT Growth and Income, Class II
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.775   $13.304
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.304   $14.850
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    1,395     1,131
-------------------------------------------------------------------------------
Van Kampen LIT Money Market, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.000   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $10.000   $ 9.835
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0     4,172
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $12.285   $13.821
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.821   $14.881
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0     1,477
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.922
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth, Class I Sub-Account
(Class I) (5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.719
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --       388
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth, Class II Sub-Account
(Class II) (5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.694
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --     1,255
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise, Class II Sub-Account
(5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.000   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $10.000   $11.030
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.000   $13.538
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.538   $15.751
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    1,345     1,461
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value, Class I
Sub-Account (Class I) (5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.260
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --     1,108
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value, Class II
Sub-Account (Class II) (5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.254
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --     1,042
-------------------------------------------------------------------------------
                                 106 PROSPECTUS

Van Kampen UIF U.S. Real Estate, Class II
Sub-Account(5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.376   $14.455
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $14.455   $19.239
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    1,499     2,484
-------------------------------------------------------------------------------


* The Allstate Advisor Contracts were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Allstate Advisor Contracts with the Earnings Protection Death Benefit Option, the MAV Death Benefit Option at 0.20%, and the Enhanced Beneficiary Protection (Annual Increase) Option at 0.30% on May 1, 2003, except for the FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account, and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account, which were first offered under the Contracts on May 1, 2004 and the FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series Fund - All Value Portfolio, Lord Abbett Series Fund - Bond-Debenture Portfolio, Lord Abbett Series Fund - Growth and Income Portfolio, Lord Abbett Series Fund - Growth Opportunities Portfolio, Lord Abbett Series Fund - Mid-Cap Value Portfolio and Oppenheimer Core Bond/VA - Service Shares Sub-Account which were first offered with the Contracts on October 1, 2004. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.00% and an administrative expense charge of 0.19%.

(1) Effective April 29, 2005, the FTVIP Franklin Small Cap Fund - Class 2 changed its name to FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(2) Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to May 1, 2003, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Effective April 29, 2005, the Oppenheimer Bond/VA - Service Shares changed its name to Oppenheimer Core Bond/VA - Service Shares Sub-Account. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(4) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(5) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(6) The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class II Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class I Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account.


                                107  PROSPECTUS

ALLSTATE ADVISOR PLUS CONTRACTS: ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (BASIC CONTRACT)
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending
December 31,

                                                  -----------------------------
SUB-ACCOUNTS                                         2002      2003       2004
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities -
Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.853   $ 13.425
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.853  $ 13.425   $ 14.614
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period           903   204,532    239,720
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 11.240
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --     20,529
-------------------------------------------------------------------------------
FTVIP Franklin Large Cap Growth Securities -
Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 10.525
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --      5,010
-------------------------------------------------------------------------------
FTVIP Franklin Small-Mid Cap Growth Securities -
Class 2 Sub-Account (1)(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 11.538   $ 15.583
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $11.538  $ 15.583   $ 17.095
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period           290   12.,058     23,996
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities -
Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 11.228   $ 14.599
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $11.228  $ 14.599   $ 17.778
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period         1,221   109,873     78,714
-------------------------------------------------------------------------------
FTVIP Franklin U.S. Government - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 10.253
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --      9,294
-------------------------------------------------------------------------------
FTVIP Mutual Shares Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.327   $ 12.718
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.327  $ 12.718   $ 14.097
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period         4,512   203,839    154,189
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities -
Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 11.236   $ 16.917
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $11.236  $ 16.917   $ 20.762
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period           101    58,107     14,136
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.477   $ 13.633
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.477  $ 13.633   $ 15.902
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period         1,484    79,873     59,175
-------------------------------------------------------------------------------
FTVIP Templeton Global Income Securities - Class
2 Sub-Account (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.723   $ 12.921
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.723  $ 12.921   $ 14.589
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0     3,305      8,097
-------------------------------------------------------------------------------
Lord Abbett Series - All Value Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 10.912
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --      5,559
-------------------------------------------------------------------------------
                                 108 PROSPECTUS

Lord Abbett Series - Bond-Debenture Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 10.363
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --      5,743
-------------------------------------------------------------------------------
Lord Abbett Series - Growth and Income
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 10.896
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --      1,993
-------------------------------------------------------------------------------
Lord Abbett Series - Growth Opportunities
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 11.144
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --        268
-------------------------------------------------------------------------------
Lord Abbett Series - Mid-Cap Value Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 11.127
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --      1,679
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth/VA - Service
Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.063   $ 12.422
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.063  $ 12.422   $ 14.600
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             6    43,239     24,359
-------------------------------------------------------------------------------
Oppenheimer Balanced/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.699   $ 13.128
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.699  $ 13.128   $ 14.184
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period           381   118,638     99,388
-------------------------------------------------------------------------------
Oppenheimer Core Bond/VA - Service Shares
Sub-Account (3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 10.110
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --         18
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation/VA - Service
Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --  $ 10.000   $ 12.298
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --  $ 12.298   $ 12.903
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --   127,891     60,080
-------------------------------------------------------------------------------
Oppenheimer Global Securities/VA - Service
Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.150   $ 14.270
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.150  $ 14.270   $ 16.695
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period         1,468    71,158     79,066
-------------------------------------------------------------------------------
Oppenheimer High Income/VA Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.663   $ 12.991
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.663  $ 12.991   $ 13.901
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period         2,578   158,346    108,252
-------------------------------------------------------------------------------
Oppenheimer Main Street(R)/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.179   $ 12.666
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.179  $ 12.666   $ 13.604
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period           776   331,015    209,165
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap(R)/VA -
Service Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.356   $ 14.701
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.356  $ 14.701   $ 17.242
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period         1,102    95,842     57,383
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.553   $ 12.168
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.553  $ 12.168   $ 12.984
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period         2,732   218,046    182,539
-------------------------------------------------------------------------------
Putnam VT Global Asset Allocation - Class IB
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.390   $ 12.464
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.390  $ 12.464   $ 13.383
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             4    31,401     29,830
-------------------------------------------------------------------------------
                                 109 PROSPECTUS

Putnam VT Growth and Income - Class IB
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.800   $ 13.539
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.800  $ 13.539   $ 14.804
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period         3,560   241,997    172,124
-------------------------------------------------------------------------------
Putnam VT Health Sciences - Class IB Sub-Account
(4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $  9.726   $ 11.331
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $ 9.726  $ 11.331   $ 11.945
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period         1,736    43,250     54,726
-------------------------------------------------------------------------------
Putnam VT High Yield - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.743   $ 13.378
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.743  $ 13.378   $ 14.554
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period           475   120,256     48,270
-------------------------------------------------------------------------------
Putnam VT Income - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.187   $ 10.469
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.187  $ 10.469   $ 10.759
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period         5,609   263,037    201,668
-------------------------------------------------------------------------------
Putnam VT International Equity - Class IB
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.606   $ 13.416
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.606  $ 13.416   $ 15.341
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period           683    57,398     79,696
-------------------------------------------------------------------------------
Putnam VT Investors - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.409   $ 13.024
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.409  $ 13.024   $ 14.437
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period           302    46,132     19,447
-------------------------------------------------------------------------------
Putnam VT Money Market - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $  9.987   $  9.878
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $ 9.987  $  9.878   $  9.785
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period         5,174   199,617     78,052
-------------------------------------------------------------------------------
Putnam VT New Opportunities - Class IB
Sub-Account (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.381   $ 13.530
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.381  $ 13.530   $ 14.687
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0    57,917     29,678
-------------------------------------------------------------------------------
Putnam VT New Value - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 11.206   $ 14.610
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $11.206  $ 14.610   $ 16.596
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period         1,048    58,917     47,472
-------------------------------------------------------------------------------
Putnam VT Research - Class IB Sub-Account (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.644   $ 13.128
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.644  $ 13.128   $ 13.896
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            66    38,525     25,803
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston -
Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.517   $ 12.113
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.517  $ 12.113   $ 12.899
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period         4,392   147,503    131,257
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income - Class IB
Sub-Account (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 11.472   $ 14.093
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $11.472  $ 14.093   $ 16.864
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0    14.092      7,591
-------------------------------------------------------------------------------
Putnam VT Vista - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.374   $ 13.596
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.374  $ 13.596   $ 15.869
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            66    32,814     37,929
-------------------------------------------------------------------------------
Putnam VT Voyager - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.111   $ 12.429
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.111  $ 12.429   $ 12.847
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period         2,714   204,603    232,660
-------------------------------------------------------------------------------
                                 110 PROSPECTUS

Van Kampen LIT Aggressive Growth, Class II
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 11.130
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --     46,225
-------------------------------------------------------------------------------
Van Kampen LIT Comstock, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 11.343
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --     14,269
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth, Class II
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $  9.412   $ 11.767
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $ 9.412  $ 11.767   $ 12.365
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period           226    49,664     54,076
-------------------------------------------------------------------------------
Van Kampen LIT Growth and Income, Class II
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.655   $ 13.388
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.655  $ 13.388   $ 15.035
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period         3,194   152,359    119,515
-------------------------------------------------------------------------------
Van Kampen LIT Money Market, Class II
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --  $ 10.000   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --  $ 10.000   $  9.895
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --         0     66,137
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 11.062   $ 13.908
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $11.062  $ 13.908   $ 15.067
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0    21,280     16,192
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 10.967
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --     16,162
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth, Class I
Sub-Account (5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 10.763
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --     24,252
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth, Class II
Sub-Account (5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 10.738
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --      9,011
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --  $ 10.000   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --  $ 10.000   $ 11.098
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --         0     14,221
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --  $ 10.000   $ 13.593
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --  $ 13.593   $ 15.912
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --    20,071     19,130
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value, Class I
Sub-Account (5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 11.306
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --     58,610
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value, Class II
Sub-Account (5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 11.300
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --     14,404
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.703   $ 14.547
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.703  $ 14.547   $ 19.479
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period         1,077    58,906     58,603
-------------------------------------------------------------------------------

* The Allstate Advisor Plus Contracts were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Contracts on October 14, 2002, except for the except for the Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account and Van Kampen UIF Small Company Growth, Class II Sub-Accounts which were first offered under the Contracts on May 1, 2003, the Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account, and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account, which were first offered under the Contracts on May 1, 2004 and the FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series Fund - All Value Portfolio, Lord Abbett Series Fund - Bond-Debenture Portfolio, Lord Abbett Series Fund - Growth and Income Portfolio, Lord Abbett Series Fund - Growth Opportunities Portfolio, Lord Abbett Series Fund - Mid-Cap Value Portfolio and Oppenheimer Core Bond/VA - Service Shares Sub-Account which were first offered with the Contracts on October 1, 2004. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.40% and an administrative expense charge of 0.19%.

(1) Effective April 29, 2005, the FTVIP Franklin Small Cap Fund - Class 2 changed its name to FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(2) Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to May 1, 2003, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Effective April 29, 2005, the Oppenheimer Bond/VA - Service Shares changed its name to Oppenheimer Core Bond/VA - Service Shares Sub-Account. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(4) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(5) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(6) The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class II Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class I Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account.


                                112  PROSPECTUS

ALLSTATE ADVISOR PLUS CONTRACTS: ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (WITH THE MAV DEATH BENEFIT OPTION, THE ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION, BOTH ADDED ON OR AFTER MAY 1, 2003, AND THE EARNINGS PROTECTION DEATH BENEFIT OPTION (AGE 71-79))
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending
December 31,
-------------------------------------------------------------------------------
SUB-ACCOUNTS                                           2002     2003      2004
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.680   $13.292
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.292   $14.336
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --      794     1,584
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.171
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
FTVIP Franklin Large Cap Growth Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.501
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
FTVIP Franklin Small-Mid Cap Growth Securities -
Class 2 Sub-Account (1)(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.801   $15.428
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $15.428   $16.770
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.021   $14.453
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $14.453   $17.440
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    5,633     5,461
-------------------------------------------------------------------------------
FTVIP Franklin U.S. Government - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.190
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
FTVIP Mutual Shares Securities - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.581   $12.591
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.591   $13.829
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0       404
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities - Class
2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.655   $16.748
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $16.748   $20.367
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0       274
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.359   $13.497
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.497   $15.599
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --      785       785
-------------------------------------------------------------------------------
FTVIP Templeton Global Income Securities - Class 2
Sub-Account (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.563   $12.792
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.792   $14.312
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Lord Abbett Series - All Value Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.887
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
                                 113 PROSPECTUS

Lord Abbett Series - Bond-Debenture Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.339
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Growth and Income Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.871
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Growth Opportunities Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.119
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Mid-Cap Value Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.102
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.319   $12.298
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.298   $14.322
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    4,939     4,736
-------------------------------------------------------------------------------
Oppenheimer Balanced/VA - Service Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.085   $12.997
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.997   $13.914
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0       468
-------------------------------------------------------------------------------
Oppenheimer Core Bond/VA - Service Shares Sub-Account
(3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.087
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.000   $12.222
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.222   $12.707
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0     1,319
-------------------------------------------------------------------------------
Oppenheimer Global Securities/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.062   $14.128
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $14.128   $16.377
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Oppenheimer High Income/VA Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.708   $12.861
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.861   $13.636
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    3,096     3,274
-------------------------------------------------------------------------------
Oppenheimer Main Street(R)/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.442   $12.540
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.540   $13.346
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    2,031     1,958
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap(R)/VA - Service
Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.692   $14.554
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $14.554   $16.914
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --      715     1,046
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.224   $12.046
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.046   $12.737
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    4,565     6,173
-------------------------------------------------------------------------------
Putnam VT Global Asset Allocation - Class IB
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.730   $12.339
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.339   $13.128
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
                                 114 PROSPECTUS

Putnam VT Growth and Income - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.971   $13.404
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.404   $14.522
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --      263       212
-------------------------------------------------------------------------------
Putnam VT Health Sciences - Class IB Sub-Account (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.213   $11.218
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $11.218   $11.718
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --      116        96
-------------------------------------------------------------------------------
Putnam VT High Yield - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.841   $13.245
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.245   $14.277
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0       391
-------------------------------------------------------------------------------
Putnam VT Income - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.335   $10.364
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $10.364   $10.554
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    1,290     2,104
-------------------------------------------------------------------------------
Putnam VT International Equity - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.554   $13.282
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.282   $15.049
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --   15,292     8,870
-------------------------------------------------------------------------------
Putnam VT Investors - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.670   $12,894
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12,894   $14.163
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Putnam VT Money Market - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $ 9.917   $ 9.779
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $ 9.779   $ 9.598
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    1,411     3,015
-------------------------------------------------------------------------------
Putnam VT Money Market - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $ 9.779
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $ 9.598
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --     3,015
-------------------------------------------------------------------------------
Putnam VT New Opportunities - Class IB Sub-Account
(4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.957   $13.395
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.395   $14.408
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Putnam VT New Value - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.298   $14.464
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $14.464   $16.280
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --   12,046    13,910
-------------------------------------------------------------------------------
Putnam VT Research - Class IB Sub-Account (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.819   $12.997
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.997   $13.632
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston - Class IB
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.660   $11.992
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $11.992   $12.654
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    1,563     1,561
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income - Class IB
Sub-Account (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.455   $13.971
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.971   $16.543
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Putnam VT Vista - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.776   $13.460
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.460   $15.567
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
                                 115 PROSPECTUS

Putnam VT Voyager - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.557   $12.305
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.305   $12.603
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --      813       915
-------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth, Class II
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.062
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --     1,030
-------------------------------------------------------------------------------
Van Kampen LIT Comstock, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.274
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $ 9.909   $11.650
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $11.650   $12.129
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --   14,005    16,837
-------------------------------------------------------------------------------
Van Kampen LIT Growth and Income, Class II
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.757   $13.254
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.254   $14.749
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    2,676     2,467
-------------------------------------------------------------------------------
Van Kampen LIT Money Market, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.000   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $10.000   $ 9.805
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $12.265   $13.770
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.770   $14.780
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.900
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth, Class I Sub-Account
(5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.697
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --     3,557
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth, Class II Sub-Account
(5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.672
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise, Class II Sub-Account
(5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.000   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $10.000   $10.996
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.000   $13.510
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.510   $15.670
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value, Class I
Sub-Account (5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.237
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --     1,038
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value, Class II
Sub-Account (5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.231
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
                                 116 PROSPECTUS

Van Kampen UIF U.S. Real Estate, Class II Sub-Account
(5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.357   $14.402
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $14.402   $19.109
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    2,467     2,258
-------------------------------------------------------------------------------

* The Allstate Advisor Plus Contracts were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Allstate Advisor Plus Contracts with the Earnings Protection Death Benefit Option, the MAV Death Benefit Option at 0.20%, and the Enhanced Beneficiary Protection (Annual Increase) Option at 0.30% on May 1, 2003, except for the Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account, and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account, which were first offered under the Contracts on May 1, 2004 and the FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series Fund - All Value Portfolio, Lord Abbett Series Fund - Bond-Debenture Portfolio, Lord Abbett Series Fund - Growth and Income Portfolio, Lord Abbett Series Fund - Growth Opportunities Portfolio, Lord Abbett Series Fund - Mid-Cap Value Portfolio and Oppenheimer Core Bond/VA - Service Shares Sub-Account which were first offered with the Contracts on October 1, 2004. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.30% and an administrative expense charge of 0.19%.

(1) Effective April 29, 2005, the FTVIP Franklin Small Cap Fund - Class 2 changed its name to FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(2) Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to May 1, 2003, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Effective April 29, 2005, the Oppenheimer Bond/VA - Service Shares changed its name to Oppenheimer Core Bond/VA - Service Shares Sub-Account. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(4) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(5) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(6) The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class II Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class I Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account.


                                117  PROSPECTUS

ALLSTATE ADVISOR PREFERRED CONTRACTS WITH 5 YEAR WITHDRAWAL CHARGE OPTION:
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (BASIC CONTRACT)
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending
December 31,
                                                    ---------------------------
SUB-ACCOUNTS                                           2002     2003      2004
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities -
Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period       $10.000  $10.853   $13.425
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period             $10.853  $13.425   $14.614
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period           1,895   31,028    68,823
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.240
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --    22,636
-------------------------------------------------------------------------------
FTVIP Franklin Large Cap Growth Securities - Class
2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.525
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --     1,153
-------------------------------------------------------------------------------
FTVIP Franklin Small-Mid Cap Growth Securities -
Class 2 Sub-Account (1)(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period       $10.000  $11.538   $15.583
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period             $11.538  $15.583   $17.095
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period               0    2,120     1,457
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities - Class
2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period       $10.000  $11.228   $14.599
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period             $11.228  $14.599   $17.778
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period               0   17,710    32,091
-------------------------------------------------------------------------------
FTVIP Franklin U.S. Government - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.253
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --     4,788
-------------------------------------------------------------------------------
FTVIP Mutual Shares Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period       $10.000  $10.327   $12.718
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period             $10.327  $12.718   $14.097
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period               0   51,247    89,468
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities -
Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period       $10.000  $11.236   $16.917
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period             $11.236  $16.917   $20.762
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period               0    4,338    10,936
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period       $10.000  $10.477   $13.633
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period             $10.477  $13.633   $15.902
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period               0   10,738    24,545
-------------------------------------------------------------------------------
FTVIP Templeton Global Income Securities - Class 2
Sub-Account (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period       $10.000  $10.723   $12.920
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period             $10.723  $12.920   $14.589
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period           1,921    1,995     2,561
-------------------------------------------------------------------------------
Lord Abbett Series - All Value Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.912
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --     2,680
-------------------------------------------------------------------------------
                                 118 PROSPECTUS

Lord Abbett Series - Bond-Debenture Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.363
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --     1,954
-------------------------------------------------------------------------------
Lord Abbett Series - Growth and Income Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.896
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --     7,786
-------------------------------------------------------------------------------
Lord Abbett Series - Growth Opportunities
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.144
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --        86
-------------------------------------------------------------------------------
Lord Abbett Series - Mid-Cap Value Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.127
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --     2,907
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period       $10.000  $10.063   $12.422
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period             $10.063  $12.422   $14.600
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period               0    8,483    22,403
-------------------------------------------------------------------------------
Oppenheimer Balanced/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period       $10.000  $10.699   $13.128
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period             $10.699  $13.128   $14.184
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period               0   14,806    25,039
-------------------------------------------------------------------------------
Oppenheimer Core Bond/VA - Service Shares
Sub-Account (3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.110
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --     1,900
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation/VA - Service
Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.000   $12.298
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.298   $12.903
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --   16,293    62,821
-------------------------------------------------------------------------------
Oppenheimer Global Securities/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period       $10.000  $10.150   $14.270
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period             $10.150  $14.270   $16.695
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period               0    4,146    18,071
-------------------------------------------------------------------------------
Oppenheimer High Income/VA Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period       $10.000  $10.663   $12.991
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period             $10.663  $12.991   $13.901
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period               0   11.846    41,186
-------------------------------------------------------------------------------
Oppenheimer Main Street(R)/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period       $10.000  $10.179   $12.666
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period             $10.179  $12.666   $13.604
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period           1,945   26,782    59,125
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap(R)/VA - Service
Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period       $10.000  $10.356   $14.701
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period             $10.356  $14.701   $17.242
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period               0   14,941    25,485
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period       $10.000  $10.553   $12.168
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period             $10.553  $12.168   $12.984
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period           1,928   41,097    77,772
-------------------------------------------------------------------------------
Putnam VT Global Asset Allocation - Class IB
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period       $10.000  $10.390   $12.464
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period             $10.390  $12.464   $13.383
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period               0    8,988    14,779
-------------------------------------------------------------------------------
                                 119 PROSPECTUS

Putnam VT Growth and Income - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period       $10.000  $10.800   $14.093
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period             $10.800  $14.093   $14.804
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period               0    2,112    49,986
-------------------------------------------------------------------------------
Putnam VT Health Sciences - Class IB Sub-Account
(4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period       $10.000  $ 9.726   $11.331
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period             $ 9.726  $11.331   $11.945
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period               0      978     1,958
-------------------------------------------------------------------------------
Putnam VT High Yield - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period       $10.000  $10.743   $13.378
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period             $10.743  $13.378   $14.554
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period               0   20,709    39,241
-------------------------------------------------------------------------------
Putnam VT Income - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period       $10.000  $10.187   $10.469
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period             $10.187  $10.469   $10.759
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period               0   33,742    65,425
-------------------------------------------------------------------------------
Putnam VT International Equity - Class IB
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period       $10.000  $10.606   $13.416
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period             $10.606  $13.416   $15.341
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period               0   16,560    23,536
-------------------------------------------------------------------------------
Putnam VT Investors - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period       $10.000  $10.409   $13.024
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period             $10.409  $13.024   $14.437
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period               0    4,222     5,134
-------------------------------------------------------------------------------
Putnam VT Money Market - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period       $10.000  $ 9.987   $ 9.878
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period             $ 9.987  $ 9.878   $ 9.785
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period               0    3,503    25,745
-------------------------------------------------------------------------------
Putnam VT New Opportunities - Class IB Sub-Account
(4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period       $10.000  $10.381   $13.530
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period             $10.381  $13.530   $14.687
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period               0    4,646     4,607
-------------------------------------------------------------------------------
Putnam VT New Value - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period       $10.000  $11.206   $14.610
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period             $11.206  $14.610   $16.596
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period               0    3,413     9,332
-------------------------------------------------------------------------------
Putnam VT Research - Class IB Sub-Account (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period       $10.000  $10.644   $13.128
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period             $10.644  $13.128   $13.896
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period               0    2,239     4,387
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston - Class
IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period       $10.000  $10.517   $12.113
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period             $10.517  $12.113   $12.899
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period               0   24,540    64,309
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income - Class IB
Sub-Account (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period       $10.000  $11.472   $14.093
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period             $11.472  $14.093   $16.864
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period               0    2,112     5,170
-------------------------------------------------------------------------------
Putnam VT Vista - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period       $10.000  $10.374   $13.596
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period             $10.374  $13.596   $15.869
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period               0    9,417    15,619
-------------------------------------------------------------------------------
Putnam VT Voyager - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period       $10.000  $10.111   $12.429
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period             $10.111  $12.429   $12.847
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period               0   44,440    54,946
-------------------------------------------------------------------------------
                                 120 PROSPECTUS

Van Kampen LIT Aggressive Growth, Class II
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.130
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --     5,000
-------------------------------------------------------------------------------
Van Kampen LIT Comstock, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.343
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --    29,089
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth, Class II
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period       $10.000  $ 9.412   $11.767
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period             $ 9.412  $11.767   $12.365
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period               0    4,800    16,427
-------------------------------------------------------------------------------
Van Kampen LIT Growth and Income, Class II
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period       $10.000  $10.655   $13.388
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period             $10.655  $13.388   $15.035
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period               0   16,041    55,062
-------------------------------------------------------------------------------
Van Kampen LIT Money Market, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.000   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $10.000   $ 9.895
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0    23,867
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period       $10.000  $11.062   $13.908
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period             $11.062  $13.908   $15.067
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period               0    2,511     7,583
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.967
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --    40,892
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth, Class I Sub-Account
(5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.763
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --     7,291
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth, Class II Sub-Account
(5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.738
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --     4,141
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.000   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $10.000   $11.098
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0    20,294
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.000   $13.593
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.593   $15.912
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    1,742     8,905
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value, Class I
Sub-Account (5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.306
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --    17,454
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value, Class II
Sub-Account (5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.300
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --    18,683
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period       $10.000  $10.703   $14.547
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period             $10.703  $14.547   $19.479
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period               0   10,341    25,715
-------------------------------------------------------------------------------

* The Allstate Advisor Preferred Contracts with 5 Year Withdrawal Charge Option were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Contracts on October 14, 2002, except for the Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account and Van Kampen UIF Small Company Growth, Class II Sub-Accounts which were first offered under the Contracts on May 1, 2003, the Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government
- Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account,Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account, and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account, which were first offered under the Contracts on May 1, 2004 and the FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series Fund - All Value Portfolio, Lord Abbett Series Fund - Bond-Debenture Portfolio, Lord Abbett Series Fund - Growth and Income Portfolio, Lord Abbett Series Fund - Growth Opportunities Portfolio, Lord Abbett Series Fund - Mid-Cap Value Portfolio and Oppenheimer Core Bond/VA - Service Shares Sub-Account which were first offered with the Contracts on October 1, 2004. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.40% and an administrative expense charge of 0.19%.

(1) Effective April 29, 2005, the FTVIP Franklin Small Cap Fund - Class 2 changed its name to FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(2) Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to May 1, 2003, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Effective April 29, 2005, the Oppenheimer Bond/VA - Service Shares changed its name to Oppenheimer Core Bond/VA - Service Shares Sub-Account. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(4) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(5) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(6) The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class II Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class I Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account.


                                122  PROSPECTUS

ALLSTATE ADVISOR PREFERRED CONTRACTS WITH 5 YEAR WITHDRAWAL CHARGE OPTION:
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (WITH THE MAV DEATH BENEFIT OPTION, THE ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION, BOTH ADDED ON OR AFTER MAY 1, 2003, AND THE EARNINGS PROTECTION DEATH BENEFIT OPTION (AGE 71-79))
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending
December 31,

                                                       ------------------------
SUB-ACCOUNTS                                           2002     2003      2004
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.680   $13.292
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.292   $14.336
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.171
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
FTVIP Franklin Large Cap Growth Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.501
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
FTVIP Franklin Small-Mid Cap Growth Securities -
Class 2 Sub-Account (1)(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.801   $15.428
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $15.428   $16.770
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.021   $14.453
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $14.453   $17.440
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
FTVIP Franklin U.S. Government - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.190
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
FTVIP Mutual Shares Securities - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.581   $12.591
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.591   $13.829
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities - Class
2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.655   $16.748
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $16.748   $20.367
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.359   $13.497
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.497   $15.599
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
FTVIP Templeton Global Income Securities - Class 2
Sub-Account (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.563   $12.792
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.792   $14.312
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
                                 123 PROSPECTUS

Lord Abbett Series - All Value Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.887
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Bond-Debenture Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.339
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Growth and Income Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.871
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Growth Opportunities Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.119
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Mid-Cap Value Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.102
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.319   $12.298
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.298   $14.322
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Oppenheimer Balanced/VA - Service Shares Sub-Account
(3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.085   $12.997
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.997   $13.914
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Oppenheimer Core Bond/VA - Service Shares Sub-Account
(3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.087
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.000   $12.222
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.222   $12.707
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Oppenheimer Global Securities/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.062   $14.128
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $14.128   $16.377
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Oppenheimer High Income/VA Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.708   $12.861
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.861   $13.636
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Oppenheimer Main Street(R)/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.442   $12.540
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.540   $13.346
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      370       498
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap(R)/VA - Service
Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.692   $14.554
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $14.554   $16.914
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --      321       428
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.224   $12.046
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.046   $12.737
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
                                 124 PROSPECTUS

Putnam VT Global Asset Allocation - Class IB
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.730   $12.339
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.339   $13.128
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Putnam VT Growth and Income - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.971   $13.404
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.404   $14.522
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Putnam VT Health Sciences - Class IB Sub-Account (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.213   $11.218
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $11.218   $11.718
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Putnam VT High Yield - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.841   $13.245
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.245   $14.277
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Putnam VT Income - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.335   $10.364
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $10.364   $10.554
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Putnam VT International Equity - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.554   $13.282
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.282   $15.049
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Putnam VT Investors - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.670   $12.894
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.894   $14.163
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Putnam VT Money Market - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $ 9.917   $ 9.779
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $ 9.779   $ 9.598
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Putnam VT New Opportunities - Class IB Sub-Account
(4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.957   $13.395
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.395   $14.408
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Putnam VT New Value - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.298   $14.464
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $14.464   $16.280
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Putnam VT Research - Class IB Sub-Account (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.819   $12.997
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.997   $13.632
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --      356       481
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston - Class IB
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.660   $11.992
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $11.992   $12.654
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income - Class IB
Sub-Account (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.623   $13.975
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.975   $16.543
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Putnam VT Vista - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.776   $13.460
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.460   $15.567
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
                                 125 PROSPECTUS

Putnam VT Voyager - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.557   $12.305
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.305   $12.603
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth, Class II
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.062
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Van Kampen LIT Comstock, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.274
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $ 9.909   $11.650
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $11.650   $12.129
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Van Kampen LIT Growth and Income, Class II
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.757   $13.254
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.254   $14.749
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --      354       476
-------------------------------------------------------------------------------
Van Kampen LIT Money Market, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.000   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $10.000   $ 9.805
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $12.265   $13.770
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.770   $14.780
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.900
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth, Class I Sub-Account
(5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.697
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth, Class II Sub-Account
(5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.672
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise, Class II Sub-Account
(5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.000   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $10.000   $10.996
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.000   $13.510
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.510   $15.670
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value, Class I
Sub-Account (5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.237
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --       629
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value, Class II
Sub-Account (5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.231
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
                                 126 PROSPECTUS

Van Kampen UIF U.S. Real Estate, Class II Sub-Account
(5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.357   $14.402
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $14.402   $19.109
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------

* The Allstate Advisor Preferred Contracts with 5 Year Withdrawal Charge Option were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Allstate Advisor Preferred Contracts with 5 Year Withdrawal Charge Option and with the Earnings Protection Death Benefit Option, the MAV Death Benefit Option at 0.20%, and the Enhanced Beneficiary Protection (Annual Increase) Option at 0.30% on May 1, 2003, except for the Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account,Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account, and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account, which were first offered under the Contracts on May 1, 2004 and the FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series Fund - All Value Portfolio, Lord Abbett Series Fund - Bond-Debenture Portfolio, Lord Abbett Series Fund - Growth and Income Portfolio, Lord Abbett Series Fund - Growth Opportunities Portfolio, Lord Abbett Series Fund - Mid-Cap Value Portfolio and Oppenheimer Core Bond/VA - Service Shares Sub-Account which were first offered with the Contracts on October 1, 2004. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.30% and an administrative expense charge of 0.19%.

(1) Effective April 29, 2005, the FTVIP Franklin Small Cap Fund - Class 2 changed its name to FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(2) Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to May 1, 2003, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Effective April 29, 2005, the Oppenheimer Bond/VA - Service Shares changed its name to Oppenheimer Core Bond/VA - Service Shares Sub-Account. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(4) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(5) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(6) The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class II Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class I Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account.




                                127  PROSPECTUS

ALLSTATE ADVISOR PREFERRED CONTRACTS WITH 3 YEAR WITHDRAWAL CHARGE OPTION:
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (BASIC CONTRACT)
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending
December 31,
-------------------------------------------------------------------------------
SUB-ACCOUNTS                                         2002      2003       2004
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities -
Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.851   $ 13.409
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.851  $ 13.409   $ 14.582
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period           347   117,457    236,098
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 11.233
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --     66,922
-------------------------------------------------------------------------------
FTVIP Franklin Large Cap Growth Securities -
Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 10.523
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --      2,116
-------------------------------------------------------------------------------
FTVIP Franklin Small-Mid Cap Growth Securities -
Class 2 Sub-Account (1)(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 11.535   $ 15.564
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $11.535  $ 15.564   $ 17.057
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period           434     4,327      3,941
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities -
Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 11.225   $ 14.581
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $11.225  $ 14.581   $ 17.739
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period           860   101,030    168,475
-------------------------------------------------------------------------------
FTVIP Franklin U.S. Government - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 10.246
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --     42,893
-------------------------------------------------------------------------------
FTVIP Mutual Shares Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.324   $ 12.703
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.324  $ 12.703   $ 14.065
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period         2,174   148,918    358,905
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities -
Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 11.233   $ 16.896
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $11.233  $ 16.896   $ 20.715
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0    54,196     85,691
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.475   $ 13.616
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.475  $ 13.616   $ 15.866
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period           640    53,801    104,501
-------------------------------------------------------------------------------
FTVIP Templeton Global Income Securities - Class
2 Sub-Account (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.721   $ 12.905
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.721  $ 12.905   $ 14.556
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period           135    12,812      4,209
-------------------------------------------------------------------------------
Lord Abbett Series - All Value Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 10.909
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --      1,724
-------------------------------------------------------------------------------
                                 128 PROSPECTUS

Lord Abbett Series - Bond-Debenture Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 10.360
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --      3,670
-------------------------------------------------------------------------------
Lord Abbett Series - Growth and Income
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 10.893
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --     11,058
-------------------------------------------------------------------------------
Lord Abbett Series - Growth Opportunities
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 11.141
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --      2,150
-------------------------------------------------------------------------------
Lord Abbett Series - Mid-Cap Value Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 11.124
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --     16.166
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth/VA - Service
Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.060   $ 12.406
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.060  $ 12.406   $ 14.567
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0    22,549     68,809
-------------------------------------------------------------------------------
Oppenheimer Balanced/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.696   $ 13.112
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.696  $ 13.112   $ 14.152
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0    73,942    124,555
-------------------------------------------------------------------------------
Oppenheimer Core Bond/VA - Service Shares
Sub-Account (3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 10.108
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --        274
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation/VA - Service
Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --  $ 10.000   $ 12.289
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --  $ 12.289   $ 12.881
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --    45,608    124,466
-------------------------------------------------------------------------------
Oppenheimer Global Securities/VA - Service
Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.148   $ 14.253
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.148  $ 14.253   $ 16.657
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0    38,933     62,907
-------------------------------------------------------------------------------
Oppenheimer High Income/VA Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.661   $ 12.975
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.661  $ 12.975   $ 13.869
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period           508    81,371    165,436
-------------------------------------------------------------------------------
Oppenheimer Main Street(R)/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.177   $ 12.650
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.177  $ 12.650   $ 13.574
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period         1,007    83,324    196,103
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap(R)/VA -
Service Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.354   $ 14.682
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.354  $ 14.682   $ 17.203
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period           745    58,798    106,502
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.551   $ 12.153
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.551  $ 12.153   $ 12.955
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0   261,984    475,970
-------------------------------------------------------------------------------
Putnam VT Global Asset Allocation - Class IB
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.388   $ 12.448
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.388  $ 12.448   $ 13.353
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0    12,054     35,146
-------------------------------------------------------------------------------
                                 129 PROSPECTUS

Putnam VT Growth and Income - Class IB
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.798   $ 14.075
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.798  $ 14.075   $ 14.771
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period         1,666    15,549    186,092
-------------------------------------------------------------------------------
Putnam VT Health Sciences - Class IB Sub-Account
(4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $  9.724   $ 11.317
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $ 9.724  $ 11.317   $ 11.919
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0    24,389     34,838
-------------------------------------------------------------------------------
Putnam VT High Yield - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.741   $ 13.362
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.741  $ 13.362   $ 14.521
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period         1,550   114,140    182,596
-------------------------------------------------------------------------------
Putnam VT Income - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.185   $ 10.456
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.185  $ 10.456   $ 10.735
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period         1,811   155,621    329,460
-------------------------------------------------------------------------------
Putnam VT International Equity - Class IB
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.604   $ 13.399
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.604  $ 13.399   $ 15.306
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period           319    50,972     72,525
-------------------------------------------------------------------------------
Putnam VT Investors - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.407   $ 13.008
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.407  $ 13.008   $ 14.405
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period           150    41,343     41,743
-------------------------------------------------------------------------------
Putnam VT Money Market - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $  9.985   $  9.865
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $ 9.985  $  9.865   $  9.763
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0   652,592    641,522
-------------------------------------------------------------------------------
Putnam VT New Opportunities - Class IB
Sub-Account (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.379   $ 13.513
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.379  $ 13.513   $ 14.654
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period         1,640    20,679     33,167
-------------------------------------------------------------------------------
Putnam VT New Value - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 11.204   $ 14.592
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $11.204  $ 14.592   $ 16.559
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period           424    48,650     96,870
-------------------------------------------------------------------------------
Putnam VT Research - Class IB Sub-Account (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.642   $ 13.112
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.642  $ 13.112   $ 13.865
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0     7,152     14,354
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston -
Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.515   $ 12.098
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.515  $ 12.098   $ 12.870
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period         2,030    79,093    157,776
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income - Class IB
Sub-Account (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 11.470   $ 14.075
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $11.470  $ 14.075   $ 16.826
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0    15,549     25,933
-------------------------------------------------------------------------------
Putnam VT Vista - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.372   $ 13.579
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.372  $ 13.579   $ 15.833
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period         2,547    50,687     82,701
-------------------------------------------------------------------------------
Putnam VT Voyager - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.109   $ 12.414
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.109  $ 12.414   $ 12.818
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period           617   153,342    248,311
-------------------------------------------------------------------------------
                                 130 PROSPECTUS

Van Kampen LIT Aggressive Growth, Class II
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 11.122
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --     49,268
-------------------------------------------------------------------------------
Van Kampen LIT Comstock, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 11.336
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --     53,964
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth, Class II
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $  9.410   $ 11.753
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $ 9.410  $ 11.753   $ 12.337
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0    31,986     49,070
-------------------------------------------------------------------------------
Van Kampen LIT Growth and Income, Class II
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.653   $ 13.371
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.653  $ 13.371   $ 15.002
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0    74,198    146,747
-------------------------------------------------------------------------------
Van Kampen LIT Money Market, Class II
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --  $ 10.000   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --  $ 10.000   $  9.885
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --         0     95,428
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 11.059   $ 13.891
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $11.059  $ 13.891   $ 15.033
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0    12,459     61,335
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 10.959
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --     70,540
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth, Class I
Sub-Account (5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 10.756
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --     63,467
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth, Class II
Sub-Account (5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 10.731
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --     41,130
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --  $ 10.000   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --  $ 10.000   $ 11.086
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --         0     36,213
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --  $ 10.000   $ 13.584
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --  $ 13.584   $ 15.885
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --    13,341     33,746
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value, Class I
Sub-Account (5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 11.299
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --    104,318
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value, Class II
Sub-Account (5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 11.292
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --     33,745
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.701   $ 14.529
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.701  $ 14.529   $ 19.436
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0    19,376    121,865
-------------------------------------------------------------------------------

                                 131 PROSPECTUS

* The Allstate Advisor Preferred Contracts with 3 Year Withdrawal Charge Option were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Contracts on October 14, 2002, except for the Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account and Van Kampen UIF Small Company Growth, Class II Sub-Accounts which were first offered under the Contracts on May 1, 2003, the Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government
- Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account, and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account, which were first offered under the Contracts on May 1, 2004 and the FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series Fund - All Value Portfolio, Lord Abbett Series Fund - Bond-Debenture Portfolio, Lord Abbett Series Fund - Growth and Income Portfolio, Lord Abbett Series Fund - Growth Opportunities Portfolio, Lord Abbett Series Fund - Mid-Cap Value Portfolio and Oppenheimer Core Bond/VA - Service Shares Sub-Account which were first offered with the Contracts on October 1, 2004. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.50% and an administrative expense charge of 0.19%.

(1) Effective April 29, 2005, the FTVIP Franklin Small Cap Fund - Class 2 changed its name to FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(2) Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to May 1, 2003, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Effective April 29, 2005, the Oppenheimer Bond/VA - Service Shares changed its name to Oppenheimer Core Bond/VA - Service Shares Sub-Account. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(4) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(5) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(6) The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class II Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class I Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account.




                                132  PROSPECTUS

ALLSTATE ADVISOR PREFERRED CONTRACTS WITH 3 YEAR WITHDRAWAL CHARGE OPTION:
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (WITH THE MAV DEATH BENEFIT OPTION, THE ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION, BOTH ADDED ON OR AFTER MAY 1, 2003, AND THE EARNINGS PROTECTION DEATH BENEFIT OPTION (AGE 71-79))
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending
December 31,

                                                       ------------------------
SUB-ACCOUNTS                                           2002     2003      2004
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.675   $13.275
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.275   $14.304
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --      544     1,424
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.164
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
FTVIP Franklin Large Cap Growth Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.499
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
FTVIP Franklin Small-Mid Cap Growth Securities -
Class 2 Sub-Account (1)(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.794   $15.409
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $15.409   $16.732
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.014   $14.435
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $14.435   $17.401
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    4,865     5,390
-------------------------------------------------------------------------------
FTVIP Franklin U.S. Government - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.183
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
FTVIP Mutual Shares Securities - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.575   $12.576
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.576   $13.797
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    3,040     4,637
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities - Class
2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.648   $16.727
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $16.727   $20.321
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    1,444     1,931
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.354   $13.480
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.480   $15.564
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
FTVIP Templeton Global Income Securities - Class 2
Sub-Account (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.557   $12.776
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.776   $14.279
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
                                 133 PROSPECTUS

Lord Abbett Series - All Value Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.884
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Bond-Debenture Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.336
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Growth and Income Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.868
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Growth Opportunities Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.116
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Mid-Cap Value Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.099
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.314   $12.283
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.283   $14.289
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Oppenheimer Balanced/VA - Service Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.079   $12.981
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.981   $13.883
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0       212
-------------------------------------------------------------------------------
Oppenheimer Core Bond/VA - Service Shares Sub-Account
(3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.084
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.000   $12.214
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.214   $12.685
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --      995     2,545
-------------------------------------------------------------------------------
Oppenheimer Global Securities/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.056   $14.111
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $14.111   $16.340
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Oppenheimer High Income/VA Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.702   $12.845
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.845   $13.605
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0       612
-------------------------------------------------------------------------------
Oppenheimer Main Street(R)/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.436   $12.524
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.524   $13.315
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    6,474     7,620
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap(R)/VA - Service
Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.686   $14.536
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $14.536   $16.878
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --      487       802
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.218   $11.218
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.031   $12.708
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0     1,731
-------------------------------------------------------------------------------
                                 134 PROSPECTUS

Putnam VT Global Asset Allocation - Class IB
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.724   $12.324
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.324   $13.098
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    6,221     9,245
-------------------------------------------------------------------------------
Putnam VT Growth and Income - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.965   $13.387
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.387   $14.490
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    7,904     8,998
-------------------------------------------------------------------------------
Putnam VT Health Sciences - Class IB Sub-Account (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.207   $11.204
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $11.204   $11.691
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Putnam VT High Yield - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.835   $13.228
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.228   $14.244
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0       686
-------------------------------------------------------------------------------
Putnam VT Income - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.329   $10.351
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $10.351   $10.530
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0     1,298
-------------------------------------------------------------------------------
Putnam VT International Equity - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.548   $13.265
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.265   $15.015
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    3,566     4,094
-------------------------------------------------------------------------------
Putnam VT Investors - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.664   $12.878
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.878   $14.131
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Putnam VT Money Market - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $ 9.911   $ 9.767
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $ 9.767   $ 9.576
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0     1,427
-------------------------------------------------------------------------------
Putnam VT New Opportunities - Class IB Sub-Account
(4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.951   $13.378
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.378   $14.375
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    1,010       937
-------------------------------------------------------------------------------
Putnam VT New Value - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.292   $14.446
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $14.446   $16.244
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0       421
-------------------------------------------------------------------------------
Putnam VT Research - Class IB Sub-Account (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.813   $12.981
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.981   $13.601
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston - Class IB
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.654   $11.977
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $11.977   $12.625
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --      427       712
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income - Class IB
Sub-Account (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.616   $13.935
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.935   $16.506
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Putnam VT Vista - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.770   $13.443
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.443   $15.532
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    3,822     4,339
-------------------------------------------------------------------------------
                                 135 PROSPECTUS

Putnam VT Voyager - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.551   $12.290
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.290   $12.574
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    8,426    10.138
-------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth, Class II
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.054
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --     4,384
-------------------------------------------------------------------------------
Van Kampen LIT Comstock, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.266
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $ 9.903   $11.635
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $11.635   $12.012
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    1,920     2,937
-------------------------------------------------------------------------------
Van Kampen LIT Growth and Income, Class II
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.751   $13.238
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.238   $14.716
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --      938       804
-------------------------------------------------------------------------------
Van Kampen LIT Money Market, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.000   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $10.000   $ 9.794
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0     1,001
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $12.258   $13.752
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.752   $14.746
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0       166
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.892
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth, Class I Sub-Account
(5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.690
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --       478
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth, Class II Sub-Account
(5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.665
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --     1,922
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise, Class II Sub-Account
(5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.000   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $10.000   $10.985
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.000   $13.501
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.501   $15.644
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value, Class I
Sub-Account (5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.229
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --     1,052
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value, Class II
Sub-Account) (5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.223
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
                                 136 PROSPECTUS

Van Kampen UIF U.S. Real Estate, Class II Sub-Account
(5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.351   $14.384
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $14.384   $19.066
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0       129
-------------------------------------------------------------------------------


* The Allstate Advisor Preferred Contracts with the 3 Year Withdrawal Charge Option were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Allstate Advisor Preferred Contracts with the Earnings Protection Death Benefit Option, the MAV Death Benefit Option at 0.20%, and the Enhanced Beneficiary Protection (Annual Increase) Option at 0.30% on May 1, 2003, except for the Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account and Van Kampen UIF Small Company Growth, Class II Sub-Accounts which were first offered under the Contracts on May 1, 2003, the Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account, and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account, which were first offered under the Contracts on May 1, 2004 and the FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series Fund - All Value Portfolio, Lord Abbett Series Fund - Bond-Debenture Portfolio, Lord Abbett Series Fund - Growth and Income Portfolio, Lord Abbett Series Fund - Growth Opportunities Portfolio, Lord Abbett Series Fund - Mid-Cap Value Portfolio and Oppenheimer Core Bond/VA - Service Shares Sub-Account which were first offered with the Contracts on October 1, 2004. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.40% and an administrative expense charge of 0.19%.

(1) Effective April 29, 2005, the FTVIP Franklin Small Cap Fund - Class 2 changed its name to FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(2) Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to May 1, 2003, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Effective April 29, 2005, the Oppenheimer Bond/VA - Service Shares changed its name to Oppenheimer Core Bond/VA - Service Shares Sub-Account. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(4) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(5) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(6) The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class II Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class I Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account.












                                137  PROSPECTUS

ALLSTATE ADVISOR PREFERRED CONTRACTS WITH NO WITHDRAWAL CHARGE OPTION:
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (BASIC CONTRACT)
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending
December 31,

                                                  -----------------------------
SUB-ACCOUNTS                                         2002      2003       2004
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities -
Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.849   $ 13.392
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.849  $ 13.392   $ 14.549
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0    23,469     42,275
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 11.225
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --     33,355
-------------------------------------------------------------------------------
FTVIP Franklin Large Cap Growth Securities -
Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 10.050
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --      1,205
-------------------------------------------------------------------------------
FTVIP Franklin Small-Mid Cap Growth Securities -
Class 2 Sub-Account (1)(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 11.533   $ 15.545
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $11.533  $ 15.545   $ 17.018
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0         0          0
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities -
Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 11.223   $ 14.563
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $11.223  $ 14.563   $ 17.699
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0     7,677     14,403
-------------------------------------------------------------------------------
FTVIP Franklin U.S. Government - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 10.239
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --      7,924
-------------------------------------------------------------------------------
FTVIP Mutual Shares Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.322   $ 12.687
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.322  $ 12.687   $ 14.034
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0    13,840     35,124
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities -
Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 11.231   $ 16.875
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $11.231  $ 16.875   $ 20.668
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0     3,012      8,722
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.473   $ 13.599
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.473  $ 13.599   $ 15.830
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0     7,819     25,595
-------------------------------------------------------------------------------
FTVIP Templeton Global Income Securities - Class
2 Sub-Account (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.719   $ 12.889
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.719  $ 12.889   $ 14.524
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0         0          0
-------------------------------------------------------------------------------
Lord Abbett Series - All Value Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 10.906
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --      2,629
-------------------------------------------------------------------------------
                                 138 PROSPECTUS

Lord Abbett Series - Bond-Debenture Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 10.357
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --        494
-------------------------------------------------------------------------------
Lord Abbett Series - Growth and Income
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 10.891
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --      4,338
-------------------------------------------------------------------------------
Lord Abbett Series - Growth Opportunities
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 11.139
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --          0
-------------------------------------------------------------------------------
Lord Abbett Series - Mid-Cap Value Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 11.122
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --      4,630
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth/VA - Service
Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.058   $ 12.391
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.058  $ 12.391   $ 14.534
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0     5,954     15,708
-------------------------------------------------------------------------------
Oppenheimer Balanced/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.694   $ 13.095
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.694  $ 13.095   $ 14.121
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0     7,233     19,314
-------------------------------------------------------------------------------
Oppenheimer Core Bond/VA - Service Shares
Sub-Account (3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 10.105
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --      1,761
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation/VA - Service
Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --  $ 10.000   $ 12.281
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --  $ 12.281   $ 12.859
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --    19,650    139,232
-------------------------------------------------------------------------------
Oppenheimer Global Securities/VA - Service
Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.146   $ 14.235
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.146  $ 14.235   $ 16.620
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0     3,483     69,433
-------------------------------------------------------------------------------
Oppenheimer High Income/VA Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.659   $ 12.959
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.659  $ 12.959   $ 13.838
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0    14,596     24,084
-------------------------------------------------------------------------------
Oppenheimer Main Street(R)/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.175   $ 12.635
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.175  $ 12.635   $ 13.543
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period         3,180    20,820     44,796
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap(R)/VA -
Service Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.351   $ 14.664
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.351  $ 14.664   $ 17.164
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0     7,755     16,016
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.549   $ 12.138
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.549  $ 12.138   $ 12.926
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0    36,470     76,890
-------------------------------------------------------------------------------
Putnam VT Global Asset Allocation - Class IB
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.386   $ 12.433
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.386  $ 12.433   $ 13.323
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0         0        373
-------------------------------------------------------------------------------
                                 139 PROSPECTUS

Putnam VT Growth and Income - Class IB
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.796   $ 13.506
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.796  $ 13.506   $ 14.738
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0    13,936     20,681
-------------------------------------------------------------------------------
Putnam VT Health Sciences - Class IB Sub-Account
(4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $  9.722   $ 11.303
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $ 9.722  $ 11.303   $ 11.892
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0     1,277      1,832
-------------------------------------------------------------------------------
Putnam VT High Yield - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.738   $ 13.345
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.738  $ 13.345   $ 14.488
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0   363,012     53,015
-------------------------------------------------------------------------------
Putnam VT Income - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.183   $ 10.443
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.183  $ 10.443   $ 10.711
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0   163,346     94,571
-------------------------------------------------------------------------------
Putnam VT International Equity - Class IB
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.602   $ 13.383
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.602  $ 13.383   $ 15.272
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0   228,069    171,334
-------------------------------------------------------------------------------
Putnam VT Investors - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.405   $ 12.992
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.405  $ 12.992   $ 14.373
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0     5,187      4,353
-------------------------------------------------------------------------------
Putnam VT Money Market - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $  9.983   $  9.853
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $ 9.983  $  9.853   $  9.741
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period         4,006   776,190    571,779
-------------------------------------------------------------------------------
Putnam VT New Opportunities - Class IB
Sub-Account (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.377   $ 13.497
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.377  $ 13.497   $ 14.621
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0     3,291      3,402
-------------------------------------------------------------------------------
Putnam VT New Value - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 11.202   $ 14.574
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $11.202  $ 14.574   $ 16.522
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0     6,517     18,620
-------------------------------------------------------------------------------
Putnam VT Research - Class IB Sub-Account (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.640   $ 13.096
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.640  $ 13.096   $ 13.834
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0     5,620      6,279
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston -
Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.512   $ 12.083
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.512  $ 12.083   $ 12.841
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period         3,141    17,937     19,997
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income - Class IB
Sub-Account (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 11.467   $ 14.058
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $11.467  $ 14.058   $ 16.789
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0     3,216      3,706
-------------------------------------------------------------------------------
Putnam VT Vista - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.370   $ 13.562
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.370  $ 13.562   $ 15.798
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0     2,975      2,606
-------------------------------------------------------------------------------
Putnam VT Voyager - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.107   $ 12.398
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.107  $ 12.398   $ 12.789
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0    27,311     27,234
-------------------------------------------------------------------------------
                                 140 PROSPECTUS

Van Kampen LIT Aggressive Growth, Class II
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 11.115
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --      6,523
-------------------------------------------------------------------------------
Van Kampen LIT Comstock, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 11.328
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --     35,103
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth, Class II
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $  9.408   $ 13.874
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $ 9.408  $ 13.874   $ 12.309
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0         0     22,487
-------------------------------------------------------------------------------
Van Kampen LIT Growth and Income, Class II
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.650   $ 13.355
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.650  $ 13.355   $ 14.968
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0    36,801     81,112
-------------------------------------------------------------------------------
Van Kampen LIT Money Market, Class II
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --  $ 10.000   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --  $ 10.000   $  9.875
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --         0    113,071
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 11.057   $ 13.874
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $11.057  $ 13.874   $ 14.999
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0         0      6,120
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 10.952
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --     12,560
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth, Class I
Sub-Account (5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 10.749
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --     18,791
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth, Class II
Sub-Account (5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 10.723
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --     10,867
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --  $ 10.000   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --  $ 10.000   $ 11.075
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --         0     24,900
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --  $ 10.000   $ 13.575
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --  $ 13.575   $ 15.858
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --       504      1,901
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value, Class I
Sub-Account (5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 11.291
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --      9,030
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value, Class II
Sub-Account (5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period          --        --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                --        --   $ 11.284
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period            --        --      3,401
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period     $10.000  $ 10.698   $ 14.511
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period           $10.698  $ 14.511   $ 19.392
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period             0     6,427     23,013
-------------------------------------------------------------------------------

                                141  PROSPECTUS

* The Allstate Advisor Preferred Contracts with No Withdrawal Charge Option were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Contracts on October 14, 2002, except for the Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account and Van Kampen UIF Small Company Growth, Class II Sub-Accounts which were first offered under the Contracts on May 1, 2003, the Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government
- Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account,Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account, and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account, which were first offered under the Contracts on May 1, 2004 and the FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series Fund - All Value Portfolio, Lord Abbett Series Fund - Bond-Debenture Portfolio, Lord Abbett Series Fund - Growth and Income Portfolio, Lord Abbett Series Fund - Growth Opportunities Portfolio, Lord Abbett Series Fund - Mid-Cap Value Portfolio and Oppenheimer Core Bond/VA - Service Shares Sub-Account which were first offered with the Contracts on October 1, 2004. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.60% and an administrative expense charge of 0.19%.

(1) Effective April 29, 2005, the FTVIP Franklin Small Cap Fund - Class 2 changed its name to FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(2) Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to May 1, 2003, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Effective April 29, 2005, the Oppenheimer Bond/VA - Service Shares changed its name to Oppenheimer Core Bond/VA - Service Shares Sub-Account. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(4) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(5) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(6) The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class II Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class I Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account.






                                142  PROSPECTUS

ALLSTATE ADVISOR PREFERRED CONTRACTS WITH NO WITHDRAWAL CHARGE OPTION:
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (WITH THE MAV DEATH BENEFIT OPTION, THE ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION, BOTH ADDED ON OR AFTER MAY 1, 2003, AND THE EARNINGS PROTECTION DEATH BENEFIT OPTION (AGE 71-79))
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending
December 31,

                                                       ------------------------
SUB-ACCOUNTS                                           2002     2003      2004
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.669   $13.259
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.259   $14.271
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --      576       539
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.156
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
FTVIP Franklin Large Cap Growth Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.496
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
FTVIP Franklin Small-Mid Cap Growth Securities -
Class 2 Sub-Account (1)(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.788   $15.390
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $15.390   $16.694
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.008   $14.417
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $14.417   $17.361
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --      722       641
-------------------------------------------------------------------------------
FTVIP Franklin U.S. Government - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.176
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --     1,084
-------------------------------------------------------------------------------
FTVIP Mutual Shares Securities - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.569   $12.560
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.560   $13.766
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    1,429     1,378
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities - Class
2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.642   $16.706
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $16.706   $20.275
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.348   $13.463
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.463   $15.528
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0       608
-------------------------------------------------------------------------------
FTVIP Templeton Global Income Securities - Class 2
Sub-Account (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.550   $12.760
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.760   $14.247
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
                                 143 PROSPECTUS

Lord Abbett Series - All Value Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.881
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Bond-Debenture Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.334
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Growth and Income Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.866
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Growth Opportunities Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.113
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Mid-Cap Value Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.096
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.308   $12.267
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.267   $14.257
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Oppenheimer Balanced/VA - Service Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.073   $12.964
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.964   $13.851
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Oppenheimer Core Bond/VA - Service Shares Sub-Account
(3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.082
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.000   $12.206
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.206   $12.663
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    1,456     1,465
-------------------------------------------------------------------------------
Oppenheimer Global Securities/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.051   $14.093
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $14.093   $16.303
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Oppenheimer High Income/VA Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.695   $12.829
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.829   $13.574
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Oppenheimer Main Street(R)/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.431   $12.508
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.508   $13.285
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    1,423     2,527
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap(R)/VA - Service
Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.680   $14.518
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $14.518   $16.837
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.212   $12.016
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.016   $12.679
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       57        56
-------------------------------------------------------------------------------
                                 144 PROSPECTUS

Putnam VT Global Asset Allocation - Class IB
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.717   $12.309
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.309   $13.069
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Putnam VT Growth and Income - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.958   $13.370
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.370   $14.457
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    1,360     2,340
-------------------------------------------------------------------------------
Putnam VT Health Sciences - Class IB Sub-Account (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.201   $11.190
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $11.190   $11.665
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Putnam VT High Yield - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.828   $13.212
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.212   $14.212
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Putnam VT Income - Class IB Sub-Account (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.324   $10.338
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $10.338   $10.506
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Putnam VT International Equity - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.542   $13.249
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.249   $14.981
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Putnam VT Investors - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.658   $12.862
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.862   $14.098
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Putnam VT Money Market - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $ 9.906   $ 9.755
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $ 9.755   $ 9.555
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Putnam VT New Opportunities - Class IB Sub-Account
(4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.944   $13.362
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.362   $14.343
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    1,492     1,502
-------------------------------------------------------------------------------
Putnam VT New Value - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.285   $14.429
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $14.429   $16.207
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Putnam VT Research - Class IB Sub-Account (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.807   $12.965
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.965   $13.570
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston - Class IB
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.649   $11.963
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $11.963   $12.596
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0       911
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income - Class IB
Sub-Account (4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.450   $13.937
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.937   $16.469
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0        44
-------------------------------------------------------------------------------
Putnam VT Vista - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.764   $13.427
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.427   $15.497
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --      736       728
-------------------------------------------------------------------------------
                                 145 PROSPECTUS

Putnam VT Voyager - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.545   $12.274
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $12.274   $12.545
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    1,630     1,697
-------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth, Class II
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.047
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Van Kampen LIT Comstock, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.258
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $ 9.898   $11.621
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $11.621   $12.075
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Van Kampen LIT Growth and Income, Class II
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.754   $13.221
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.221   $14.683
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --    1,365     1,280
-------------------------------------------------------------------------------
Van Kampen LIT Money Market, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.000   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $10.000   $ 9.784
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $12.251   $13.735
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.735   $14.713
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.885
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth, Class I Sub-Account
(5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.683
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --     1,685
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth, Class II Sub-Account
(5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $10.657
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise, Class II Sub-Account
(5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.000   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $10.000   $10.974
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth, Class II
Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $10.000   $13.492
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $13.492   $15.617
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0         0
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value, Class I
Sub-Account (5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.222
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --     1,693
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value, Class II
Sub-Account (5)(6)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --       --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --       --   $11.215
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --       --         0
-------------------------------------------------------------------------------
                                 146 PROSPECTUS

Van Kampen UIF U.S. Real Estate, Class II Sub-Account
(5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period            --  $11.344   $14.366
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                  --  $14.366   $19.022
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period              --        0       510
-------------------------------------------------------------------------------

* The Allstate Advisor Preferred Contracts with No Withdrawal Charge Option were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Allstate Advisor Preferred Contracts with No Withdrawal Charge Option and with the Earnings Protection Death Benefit Option, the MAV Death Benefit Option at 0.20%, and the Enhanced Beneficiary Protection (Annual Increase) Option at 0.30% on May 1, 2003, except for the Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account, and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Accounts, which were first offered under the Contracts on May 1, 2004 and the FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series Fund - All Value Portfolio, Lord Abbett Series Fund - Bond-Debenture Portfolio, Lord Abbett Series Fund - Growth and Income Portfolio, Lord Abbett Series Fund - Growth Opportunities Portfolio, Lord Abbett Series Fund - Mid-Cap Value Portfolio and Oppenheimer Core Bond/VA - Service Shares Sub-Account which were first offered with the Contracts on October 1, 2004. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.50% and an administrative expense charge of 0.19%.

(1) Effective April 29, 2005, the FTVIP Franklin Small Cap Fund - Class 2 changed its name to FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(2) Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to May 1, 2003, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Effective April 29, 2005, the Oppenheimer Bond/VA - Service Shares changed its name to Oppenheimer Core Bond/VA - Service Shares Sub-Account. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(4) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(5) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(6) The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class II Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class I Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account.


                                147  PROSPECTUS

THE ALLSTATE VARIABLE ANNUITIES
(ALLSTATE VARIABLE ANNUITY,
ALLSTATE VARIABLE ANNUITY - L SHARE)

ALLSTATE LIFE INSURANCE COMPANY
STREET ADDRESS: 2940 S. 84TH STREET, LINCOLN, NE 68506-4142
MAILING ADDRESS: P.O. BOX 80469, LINCOLN, NE 68501-0469
TELEPHONE NUMBER: 1-800-654-2397                 PROSPECTUS DATED APRIL 30, 2005
 -------------------------------------------------------------------------------
Allstate Life Insurance Company ("Allstate Life") is offering the following individual and group flexible premium deferred variable annuity contracts (each, a "CONTRACT"):

.. ALLSTATE VARIABLE ANNUITY
  (FORMERLY REFERRED TO AS THE "MORGAN STANLEY VARIABLE ANNUITY")
.. ALLSTATE VARIABLE ANNUITY - L SHARE
  (FORMERLY REFERRED TO AS THE "MORGAN STANLEY VARIABLE ANNUITY - L SHARE")

This prospectus contains information about each Contract that you should know before investing. Please keep it for future reference. Both Contracts may not be available in all states or through your sales representative. Please check with your Morgan Stanley Financial Advisor for details.

Each Contract currently offers several investment alternatives ("INVESTMENT ALTERNATIVES"). The investment alternatives include up to 3 fixed account options ("FIXED ACCOUNT OPTIONS"), depending on the Contract, and include 44* variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the Allstate Financial Advisors Separate Account I ("VARIABLE ACCOUNT"). Each Variable Sub-Account invests exclusively in shares of the following mutual funds ("FUNDS"):

MORGAN STANLEY VARIABLE INVESTMENT SERIES (CLASS Y)                   FIDELITY(R) VARIABLE INSURANCE PRODUCTS
THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (CLASS II)                     (SERVICE CLASS 2)
VAN KAMPEN LIFE INVESTMENT TRUST (CLASS II)                           FRANKLIN TEMPLETON VARIABLE INSURANCE
AIM VARIABLE INSURANCE FUNDS (SERIES II)                               PRODUCTS TRUST (CLASS 2)
ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND, INC. (CLASS B)       GOLDMAN SACHS VARIABLE INSURANCE TRUST
                                                                      PUTNAM VARIABLE TRUST (CLASS IB)


*Up to 15 additional Variable Sub-Accounts may be available depending on the date you purchased your Contract. Please see page 41 for information about Sub-Accounts and/or Portfolio liquidations, mergers, closures and name changes.

Each Fund has multiple investment portfolios ("PORTFOLIOS"). Not all of the Funds and/or Portfolios, however, may be available with your Contract. You should check with your Morgan Stanley Financial Advisor for further information on the availability of the Funds and/or Portfolios. Your annuity application will list all available Portfolios.

WE (Allstate Life) have filed a Statement of Additional Information, dated April 30, 2005, with the Securities and Exchange Commission ("SEC"). It contains more information about each Contract and is incorporated herein by reference, which means that it is legally a part of this prospectus. Its Table of Contents appears on page 81 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http://www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.


                THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
                DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR
  IMPORTANT     HAS IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS
                PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A
   NOTICES      FEDERAL CRIME.

                INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS,
                INCLUDING POSSIBLE LOSS OF PRINCIPAL.





                                 1  PROSPECTUS

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                                        PAGE

--------------------------------------------------------------------------------
OVERVIEW
--------------------------------------------------------------------------------
  Important Terms                                                       3
--------------------------------------------------------------------------------
  Overview of Contracts                                                 4
--------------------------------------------------------------------------------
  The Contracts at a Glance                                             5
--------------------------------------------------------------------------------
  How the Contracts Work                                                10
--------------------------------------------------------------------------------
  Expense Table                                                         11
--------------------------------------------------------------------------------
  Financial Information                                                 19
--------------------------------------------------------------------------------
CONTRACT FEATURES
--------------------------------------------------------------------------------
  The Contracts                                                         19
--------------------------------------------------------------------------------
  Purchases                                                             22
--------------------------------------------------------------------------------
  Contract Value                                                        23
--------------------------------------------------------------------------------
  Investment Alternatives                                               38
--------------------------------------------------------------------------------
     The Variable Sub-Accounts                                          38
--------------------------------------------------------------------------------
     The Fixed Account Options                                          43
--------------------------------------------------------------------------------
     Transfers                                                          47
--------------------------------------------------------------------------------
  Expenses                                                              50
--------------------------------------------------------------------------------
  Access to Your Money                                                  54
--------------------------------------------------------------------------------
  Income Payments                                                       55
--------------------------------------------------------------------------------

                                                                        PAGE

--------------------------------------------------------------------------------
  Death Benefits                                                        64
--------------------------------------------------------------------------------
OTHER INFORMATION
--------------------------------------------------------------------------------
  More Information                                                      72
--------------------------------------------------------------------------------
  Taxes                                                                 74
--------------------------------------------------------------------------------
  Annual Reports and Other Documents                                    80
--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS                   81
--------------------------------------------------------------------------------
APPENDIX A - CONTRACT COMPARISON CHART                                  82
--------------------------------------------------------------------------------
APPENDIX B - MARKET VALUE ADJUSTMENT                                    83
--------------------------------------------------------------------------------
APPENDIX C - EXAMPLE OF CALCULATION OF INCOME PROTECTION BENEFIT        85
--------------------------------------------------------------------------------
APPENDIX D- WITHDRAWAL ADJUSTMENT EXAMPLE-INCOME BENEFITS               86
--------------------------------------------------------------------------------
APPENDIX E- WITHDRAWAL ADJUSTMENT EXAMPLE-DEATH BENEFITS                87
--------------------------------------------------------------------------------
APPENDIX F- CALCULATION OF EARNINGS PROTECTION DEATH BENEFIT            88
--------------------------------------------------------------------------------
APPENDIX G- WITHDRAWAL ADJUSTMENT EXAMPLE - TRUERETURN ACCUMULATION BENEFIT 91
--------------------------------------------------------------------------------
APPENDIX H- SUREINCOME WITHDRAWAL BENEFIT OPTION CALCULATION EXAMPLES   92
--------------------------------------------------------------------------------
APPENDIX I- ACCUMULATION UNIT VALUES                                    94
--------------------------------------------------------------------------------


                                 2  PROSPECTUS

IMPORTANT TERMS
--------------------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.


                                                                        PAGE

--------------------------------------------------------------------------------
AB Factor                                                               24
--------------------------------------------------------------------------------
Accumulation Benefit                                                    24
--------------------------------------------------------------------------------
Accumulation Phase                                                      10
--------------------------------------------------------------------------------
Accumulation Unit                                                       23
--------------------------------------------------------------------------------
Accumulation Unit Value                                                 23
--------------------------------------------------------------------------------
Allstate Life ("We")                                                    1
--------------------------------------------------------------------------------
Annuitant                                                               20
--------------------------------------------------------------------------------
Automatic Additions Program                                             22
--------------------------------------------------------------------------------
Automatic Portfolio Rebalancing Program                                 49
--------------------------------------------------------------------------------
Beneficiary                                                             20
--------------------------------------------------------------------------------
Benefit Base (for the TrueReturn Accumulation Benefit Option)           6
--------------------------------------------------------------------------------
Benefit Base (for the SureIncome Withdrawal Benefit Option)             6
--------------------------------------------------------------------------------
Benefit Payment                                                         32
--------------------------------------------------------------------------------
Benefit Payment Remaining                                               32
--------------------------------------------------------------------------------
Benefit Year                                                            32
--------------------------------------------------------------------------------
Co-Annuitant                                                            20
--------------------------------------------------------------------------------
*Contract                                                               73
--------------------------------------------------------------------------------
Contract Anniversary                                                    6
--------------------------------------------------------------------------------
Contract Owner ("You")                                                  10
--------------------------------------------------------------------------------
Contract Value                                                          7
--------------------------------------------------------------------------------
Contract Year                                                           7
--------------------------------------------------------------------------------
Dollar Cost Averaging Program                                           49
--------------------------------------------------------------------------------
Due Proof of Death                                                      64
--------------------------------------------------------------------------------
Earnings Protection Death Benefit Option                                6
--------------------------------------------------------------------------------
Enhanced Beneficiary Protection (Annual Increase) Option                6
--------------------------------------------------------------------------------
Excess of Earnings Withdrawal                                           67
--------------------------------------------------------------------------------
Fixed Account Options                                                   43
--------------------------------------------------------------------------------
Free Withdrawal Amount                                                  53
--------------------------------------------------------------------------------
Funds                                                                   1
--------------------------------------------------------------------------------
Guarantee Option                                                        23
--------------------------------------------------------------------------------
Guarantee Period Accounts                                               44
--------------------------------------------------------------------------------
Income Base                                                             6
--------------------------------------------------------------------------------
Income Plan                                                             56
--------------------------------------------------------------------------------
Income Protection Benefit Option                                        6
--------------------------------------------------------------------------------
In-Force Earnings                                                       66
--------------------------------------------------------------------------------
In-Force Premium                                                        66
--------------------------------------------------------------------------------
Investment Alternatives                                                 38
--------------------------------------------------------------------------------
IRA Contract                                                            7
--------------------------------------------------------------------------------

                                                                        PAGE

--------------------------------------------------------------------------------
Issue Date                                                              10
--------------------------------------------------------------------------------
Market Value Adjustment                                                 45
--------------------------------------------------------------------------------
Maximum Anniversary Value                                               6
--------------------------------------------------------------------------------
Maximum Anniversary Value (MAV) Death Benefit Option                    65
--------------------------------------------------------------------------------
Payout Phase                                                            10
--------------------------------------------------------------------------------
Payout Start Date                                                       55
--------------------------------------------------------------------------------
Portfolios                                                              72
--------------------------------------------------------------------------------
Qualified Contract                                                      69
--------------------------------------------------------------------------------
Retirement Income Guarantee Options                                     6
--------------------------------------------------------------------------------
Return of Premium Death Benefit                                         65
--------------------------------------------------------------------------------
Rider Anniversary                                                       23
--------------------------------------------------------------------------------
Rider Application Date                                                  6
--------------------------------------------------------------------------------
Rider Date                                                              23
--------------------------------------------------------------------------------
Rider Fee                                                               6
--------------------------------------------------------------------------------
Rider Fee Percentage                                                    51
--------------------------------------------------------------------------------
Rider Maturity Date                                                     23
--------------------------------------------------------------------------------
Rider Period                                                            23
--------------------------------------------------------------------------------
Rider Trade-In Option                                                   31
--------------------------------------------------------------------------------
Right to Cancel                                                         22
--------------------------------------------------------------------------------
SEC                                                                     1
--------------------------------------------------------------------------------
Settlement Value                                                        65
--------------------------------------------------------------------------------
Spousal Protection Benefit (Co-Annuitant) Option                        20
--------------------------------------------------------------------------------
Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual
Retirement Accounts                                                     20
--------------------------------------------------------------------------------
Standard Fixed Account Option                                           44
--------------------------------------------------------------------------------
SureIncome Withdrawal Benefit Option                                    6
--------------------------------------------------------------------------------
Systematic Withdrawal Program                                           55
--------------------------------------------------------------------------------
Tax Qualified Contract                                                  77
--------------------------------------------------------------------------------
Transfer Period Accounts                                                25
--------------------------------------------------------------------------------
Trial Examination Period                                                5
--------------------------------------------------------------------------------
TrueReturn/SM/ Accumulation Benefit Option                              6
--------------------------------------------------------------------------------
Valuation Date                                                          22
--------------------------------------------------------------------------------
Variable Account                                                        72
--------------------------------------------------------------------------------
Variable Sub-Account                                                    38
--------------------------------------------------------------------------------
Withdrawal Benefit Factor                                               32
--------------------------------------------------------------------------------
Withdrawal Benefit Payout Phase                                         32
--------------------------------------------------------------------------------
Withdrawal Benefit Payout Phase Start Date                              33
--------------------------------------------------------------------------------


* In certain states a Contract may be available only as a group Contract. If you purchase a group Contract, we will issue you a certificate that represents your ownership and that summarizes the provisions of the group Contract. References to "Contract" in this prospectus include certificates, unless the context requires otherwise. References to "Contract" also include both Contracts listed on the cover page of this prospectus, unless otherwise noted. However, we administer each Contract separately.


                                 3  PROSPECTUS

OVERVIEW OF CONTRACTS
--------------------------------------------------------------------------------

The Contracts offer many of the same basic features and benefits. They differ primarily with respect to the charges imposed, as follows:

.. The ALLSTATE VARIABLE ANNUITY CONTRACT has a mortality and expense risk charge of 1.10%, an administrative expense charge of 0.30%*, and a withdrawal charge of up to 7% with a 7-year withdrawal charge period;

.. The ALLSTATE VARIABLE ANNUITY - L SHARE CONTRACT has a mortality and expense risk charge of 1.50%, an administrative expense charge of 0.30%*, and a withdrawal charge of up to 7% with a 3-year withdrawal charge period.

Other differences between the Contracts relate to available Fixed Account Options. For a side-by-side comparison of these differences, please refer to Appendix A of this prospectus.

* The administrative expense charge may be increased, but will never exceed 0.35%. Once your Contract is issued, we will not increase the administrative expense charge for your Contract. The administrative expense charge is 0.19% for Contracts issued before January 1, 2005.


                                 4  PROSPECTUS

THE CONTRACTS AT A GLANCE
--------------------------------------------------------------------------------

The following is a snapshot of the Contracts. Please read the remainder of this prospectus for more information.

FLEXIBLE PAYMENTS               You can purchase each Contract with as little as
                                $10,000 ($2,000 for Contracts issued with an IRA or
                                TSA). You can add to your Contract as often and as much
                                as you like, but each subsequent payment must be at
                                least $1,000 ($50 for automatic payments).

                                We reserve the right to accept a lesser initial
                                purchase payment amount for each Contract. We may limit
                                the cumulative amount of purchase payments to a maximum
                                of $1,000,000 in any Contract.
---------------------------------------------------------------------------------------
TRIAL EXAMINATION PERIOD        You may cancel your Contract within 20 days of receipt
                                or any longer period as your state may require ("TRIAL
                                EXAMINATION PERIOD"). Upon cancellation, we will return
                                your purchase payments adjusted, to the extent federal
                                or state law permits, to reflect the investment
                                experience of any amounts allocated to the Variable
                                Account, including the deduction of mortality and
                                expense risk charges and administrative expense
                                charges. See "Trial Examination Period" for details.
---------------------------------------------------------------------------------------
EXPENSES                        Each Portfolio pays expenses that you will bear
                                indirectly if you invest in a Variable Sub-Account. You
                                also will bear the following expenses:

                                ALLSTATE VARIABLE ANNUITY CONTRACTS

                                .Annual mortality and expense risk charge equal to
                                  1.10% of average daily net assets.

                                .Withdrawal charges ranging from 0% to 7% of purchase
                                  payments withdrawn.

                                ALLSTATE VARIABLE ANNUITY - L SHARE CONTRACTS

                                .Annual mortality and expense risk charge equal to
                                  1.50% of average daily net assets.

                                .Withdrawal charges ranging from 0% to 7% of purchase
                                  payments withdrawn.


                                 5  PROSPECTUS

                                ALL CONTRACTS

                                .Annual administrative expense charge of 0.30% (0.19%
                                  for Contracts issued before January 1, 2005; up to
                                  0.35% for future Contracts).

                                .Annual contract maintenance charge of $30 (waived in
                                  certain cases).

                                .If you select the MAXIMUM ANNIVERSARY VALUE (MAV)
                                  DEATH BENEFIT OPTION ("MAV DEATH BENEFIT OPTION") you
                                  will pay an additional mortality and expense risk
                                  charge of 0.20% (up to 0.30% for Options added in the
                                  future).

                                .
                                  If you select ENHANCED BENEFICIARY PROTECTION (ANNUAL
                                  INCREASE) OPTION, you will pay an additional
                                  mortality and expense risk charge of 0.30%.

                                .If you select the EARNINGS PROTECTION DEATH BENEFIT
                                  OPTION you will pay an additional mortality and
                                  expense risk charge of 0.25% or 0.40% (up to 0.35% or
                                  0.50% for Options added in the future) depending on
                                  the age of the oldest Owner and oldest Annuitant on
                                  the date we receive the completed application or
                                  request to add the benefit, whichever is later
                                  ("RIDER APPLICATION DATE").

                                .
                                  If you select the TRUERETURN/SM/ ACCUMULATION BENEFIT
                                  OPTION ("TRUERETURN OPTION") you would pay an
                                  additional annual fee ("RIDER FEE") of 0.50% (up to
                                  1.25% for Options added in the future) of the BENEFIT
                                  BASE in effect on each Contract anniversary
                                  ("CONTRACT ANNIVERSARY") during the Rider Period. You
                                  may not select the TrueReturn Option together with a
                                  Retirement Income Guarantee Option or a SureIncome
                                  Withdrawal Benefit Option.

                                .If you select the SUREINCOME WITHDRAWAL BENEFIT
                                  OPTION ("SUREINCOME OPTION") you would pay an
                                  additional annual fee ("SUREINCOME OPTION FEE OR
                                  RIDER FEE") of 0.50% (up to 1.25% for Options added
                                  in the future) of the BENEFIT BASE on each Contract
                                  Anniversary (See the SureIncome Option Fee section).
                                  You may not select the SureIncome Option together
                                  with a Retirement Income Guarantee Option or a
                                  TrueReturn Option.

                                .We discontinued offering RETIREMENT INCOME GUARANTEE
                                  OPTION 1 ("RIG 1") as of January 1, 2004 (up to May
                                  1, 2004 in certain states). If you elected RIG 1
                                  prior to May 1, 2004, you will pay an additional
                                  annual fee ("Rider Fee") of 0.40% of the INCOME BASE
                                  in effect on a Contract Anniversary.

                                .We discontinued offering RETIREMENT INCOME GUARANTEE
                                  OPTION 2 ("RIG 2") as of January 1, 2004 (up to May
                                  1, 2004 in certain states). If you elected RIG 2
                                  prior to May 1, 2004, you will pay an additional
                                  annual Rider Fee of 0.55% of the INCOME BASE in
                                  effect on a Contract Anniversary.

                                .If you select the INCOME PROTECTION BENEFIT OPTION
                                  you will pay an additional mortality and expense risk
                                  charge of 0.50% (up to 0.75% for Options added in the
                                  future) during the Payout Phase of your Contract.

                                 6  PROSPECTUS

                                .If you select the SPOUSAL PROTECTION BENEFIT
                                  (CO-ANNUITANT) OPTION or SPOUSAL PROTECTION BENEFIT
                                  (CO-ANNUITANT) OPTION FOR CUSTODIAL INDIVIDUAL
                                  RETIREMENT ACCOUNTS ("CSP") you would pay an
                                  additional annual fee ("RIDER FEE") of 0.10%** (up to
                                  0.15% for Options added in the future) of the
                                  Contract Value ("CONTRACT VALUE") on each Contract
                                  Anniversary. These Options are only available for
                                  certain types of IRA Contracts, which are Contracts
                                  issued with an Individual Retirement Annuity or
                                  Account ("IRA") under Section 408 of the Internal
                                  Revenue Code. The CSP is only available for certain
                                  Custodial Individual Retirement Accounts established
                                  under Section 408 of the Internal Revenue Code. For
                                  Contracts purchased on or after January 1, 2005, we
                                  may discontinue offering the Spousal Protection
                                  Benefit (Co-Annuitant) Option at any time prior to
                                  the time you elect to receive it.

                                  **No Rider Fee was charged for these Options for Contract Owners who added these Options prior to January 1, 2005. See page 20 for details.

                                .Transfer fee equal to 1.00% (subject to increase to
                                  up to 2.00%) of the amount transferred after the
                                  12/th/ transfer in any Contract Year ("CONTRACT
                                  YEAR"), which we measure from the date we issue your
                                  Contract or a Contract Anniversary.

                                . State premium tax (if your state imposes one)

                                . NOT ALL OPTIONS ARE AVAILABLE IN ALL STATES

                                WE MAY DISCONTINUE OFFERING ANY OF THESE OPTIONS AT ANY
                                TIME PRIOR TO THE TIME YOU ELECT TO RECEIVE IT.
---------------------------------------------------------------------------------------


                                 7  PROSPECTUS

INVESTMENT ALTERNATIVES         Each Contract offers several investment alternatives
                                including:

                                .
                                  up to 3 Fixed Account Options that credit interest at
                                  rates we guarantee, and

                                .44* Variable Sub-Accounts investing in Portfolios
                                  offering professional money management by these investment advisers:

                                . Morgan Stanley Investment Advisors Inc.

                                . Van Kampen**

                                . Van Kampen Asset Management

                                . A I M Advisors, Inc.

                                . Alliance Capital Management, L.P.

                                . Fidelity Management & Research Company

                                . Franklin Advisers, Inc.

                                . Franklin Mutual Advisers, LLC

                                . Templeton Investment Counsel, LLC

                                . Goldman Sachs Asset Management, L.P.

                                . Putnam Investment Management, LLC

                                *Up to 15 additional Variable Sub-Accounts may be
                                available depending on the date you purchased your
                                Contract. Please see page 41 for information about
                                Sub-Accounts and/or Portfolio liquidations, mergers,
                                closures and name changes.

                                ** Morgan Stanley Investment Management Inc., the
                                investment adviser to the UIF Portfolios, does business
                                in certain instances using the name Van Kampen.

                                NOT ALL FIXED ACCOUNT OPTIONS ARE AVAILABLE IN ALL
                                STATES OR WITH ALL CONTRACTS.

                                To find out current rates being paid on the Fixed
                                Account Option(s), or to find out how the Variable
                                Sub-Accounts have performed, please call us at
                                1-800-654-2397.
---------------------------------------------------------------------------------------
SPECIAL SERVICES                For your convenience, we offer these special services:

                                . AUTOMATIC PORTFOLIO REBALANCING PROGRAM

                                . AUTOMATIC ADDITIONS PROGRAM

                                . DOLLAR COST AVERAGING PROGRAM

                                . SYSTEMATIC WITHDRAWAL PROGRAM
---------------------------------------------------------------------------------------



                                 8  PROSPECTUS

INCOME PAYMENTS                 You can choose fixed income payments, variable income
                                payments, or a combination of the two. You can receive
                                your income payments in one of the following ways (you
                                may select more than one income plan):

                                . life income with guaranteed number of payments

                                .
                                  joint and survivor life income with guaranteed number
                                  of payments

                                . guaranteed number of payments for a specified period

                                . life income with cash refund

                                . joint life income with cash refund

                                . life income with installment refund

                                . joint life income with installment refund

                                Prior to May 1, 2004, Allstate Life also offered two
                                Retirement Income Guarantee Options that guarantee a
                                minimum amount of fixed income payments you can receive
                                if you elect to receive income payments.

                                In addition, we offer an Income Protection Benefit
                                Option that guarantees that your variable income
                                payments will not fall below a certain level.
DEATH BENEFITS                  If you, the Annuitant, or Co-Annuitant die before the
                                Payout Start Date, we will pay a death benefit subject
                                to the conditions described in the Contract. In
                                addition to the death benefit included in your Contract
                                ("Return of Premium Death Benefit" or "ROP Death
                                Benefit"), the death benefit options we currently offer
                                include:

                                . MAV DEATH BENEFIT OPTION;

                                .ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE)
                                  OPTION; and

                                . EARNINGS PROTECTION DEATH BENEFIT OPTION
---------------------------------------------------------------------------------------
TRANSFERS                       Before the Payout Start Date, you may transfer your
                                Contract Value among the investment alternatives, with
                                certain restrictions. The minimum amount you may
                                transfer is $100 or the amount remaining in the
                                investment alternative, if less. The minimum amount
                                that can be transferred into the Standard Fixed Account
                                or Market Value Adjusted Account Options is $500.

                                A charge may apply after the 12/th/ transfer in each
                                Contract Year.
---------------------------------------------------------------------------------------
WITHDRAWALS                     You may withdraw some or all of your Contract Value at
                                any time during the Accumulation Phase and during the
                                Payout Phase in certain cases. In general, you must
                                withdraw at least $50 at a time. Withdrawals taken
                                prior to the Payout Start Date are generally considered
                                to come from the earnings in the Contract first. If the
                                Contract is tax-qualified, generally all withdrawals
                                are treated as distributions of earnings. Withdrawals
                                of earnings are taxed as ordinary income and, if taken
                                prior to age 59 1/2, may be subject to an additional
                                10% federal tax penalty. A withdrawal charge and a
                                MARKET VALUE ADJUSTMENT may also apply.

                                If any withdrawal reduces your Contract Value to less
                                than $1,000, we will treat the request as a withdrawal
                                of the entire Contract Value unless the SureIncome
                                Withdrawal Benefit Option is in effect under your
                                Contract. Your Contract will terminate if you withdraw
                                all of your Contract Value.

                                 9  PROSPECTUS

HOW THE CONTRACTS WORK
--------------------------------------------------------------------------------

Each Contract basically works in two ways.

First, each Contract can help you (we assume you are the "CONTRACT OWNER") save for retirement because you can invest in your Contract's investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account Options. If you invest in a Fixed Account Option, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, each Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page 56. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

Issue                                           Payout Start
Date            Accumulation Phase                  Date                 Payout Phase
------------------------------------------------------------------------------------------------------------>
You buy    You save for retirement              You elect to receive    You can receive    Or you can receive
a Contract                                      income payments or      income payments    income payments
                                                receive a lump sum      for a set period   for life
                                                payment




Other income payment options are also available. See "INCOME PAYMENTS."

As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if there is none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. See "The Contracts." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner or, if there is none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-654-2397 if you have any question about how the Contracts work.


                                 10  PROSPECTUS

EXPENSE TABLE
--------------------------------------------------------------------------------

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes that may be imposed by the state where you reside. For more information about Variable Account expenses, see "Expenses," below. For more information about Portfolio expenses, please refer to the prospectuses for the Funds.


CONTRACT OWNER TRANSACTION EXPENSES
Withdrawal Charge (as a percentage of purchase payments withdrawn)/* /

                        Number of Complete Years Since We Received the Purchase Payment Being Withdrawn/Applicable Charge:
------------------------------------------------------------------------------------------------------------------------------------
Contract:                   0           1           2           3           4           5           6           7            8+
Allstate Variable
 Annuity                    7%          7%          6%          5%          4%          3%          2%          0%           0%
Allstate Variable
 Annuity - L Share          7%          6%          5%          0%

All Contracts:
------------------------------------------------------------------------------------------------------------------------------------
Annual Contract
 Maintenance Charge                                                       $30**
Transfer Fee                                             up to 2.00% of the amount transferred***


* Each Contract Year, you may withdraw a portion of your purchase payments (and/or your earnings, in the case of Charitable Remainder Trusts) without incurring a withdrawal charge ("Free Withdrawal Amount"). See "Withdrawal Charges" for more information.

**  / /Waived in certain cases. See "Expenses."

*** Applies solely to the 13th and subsequent transfers within a Contract Year, excluding transfers due to dollar cost averaging and automatic portfolio rebalancing. We are currently assessing a transfer fee of 1.00% of the amount transferred, however, we reserve the right to raise the transfer fee to up to 2.00% of the amount transferred.


VARIABLE ACCOUNT ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSET VALUE DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)


If you select the basic Contract without any optional benefits, your Variable Account expenses would be as follows:

                                                   Mortality and Expense Risk             Administrative
Basic Contract (without any optional benefit)               Charge                       Expense Charge*
------------------------------------------------------------------------------------------------------------------
Allstate Variable Annuity                                                  1.10%                           0.30%
------------------------------------------------------------------------------------------------------------------
Allstate Variable Annuity - L Share                                        1.50%                           0.30%
------------------------------------------------------------------------------------------------------------------
                                                        Total Variable Account
Basic Contract (without any optional benefit)              Annual Expense
--------------------------------------------------------------------------------------
Allstate Variable Annuity                                                       1.40%
--------------------------------------------------------------------------------------
Allstate Variable Annuity - L Share                                             1.80%
--------------------------------------------------------------------------------------


*We reserve the right to raise the administrative expense charge to 0.35%. However, we will not increase the charge once we issue your Contract. The administrative expense charge is 0.19% for Contracts issued before January 1, 2005.

Each Contract also offers optional riders that may be added to the Contract. For each optional rider you select, you would pay the following additional mortality and expense risk charge associated with each rider.

                                                   0.20% (up to 0.30% for Options added
MAV Death Benefit Option                           in the future)

Enhanced Beneficiary Protection (Annual Increase)
Option                                             0.30%

Earnings Protection Death Benefit Option (issue    0.25% (up to 0.35% for Options added
age 0-70)                                          in the future)

Earnings Protection Death Benefit Option (issue    0.40% (up to 0.50% for Options added
age 71-79)                                         in the future)




If you select the Options with the highest possible combination of mortality and expense risk charges, your Variable Account expenses would be as follows, assuming current expenses:

Contract with the MAV Death Benefit Option, Enhanced
Beneficiary Protection (Annual Increase) Option, Earnings         Mortality and Expense                Administrative
Protection Death Benefit Option (issue age 71-79)                     Risk Charge*                    Expense Charge*
-------------------------------------------------------------------------------------------------------------------------------
Allstate Variable Annuity                                                               2.00%                           0.30%
-------------------------------------------------------------------------------------------------------------------------------
Allstate Variable Annuity - L Share                                                     2.40%                           0.30%
-------------------------------------------------------------------------------------------------------------------------------
Contract with the MAV Death Benefit Option, Enhanced
Beneficiary Protection (Annual Increase) Option, Earnings           Total Variable Account
Protection Death Benefit Option (issue age 71-79)                      Annual Expense
--------------------------------------------------------------------------------------------------
Allstate Variable Annuity                                                                   2.30%
--------------------------------------------------------------------------------------------------
Allstate Variable Annuity - L Share                                                         2.70%
--------------------------------------------------------------------------------------------------




                                 11  PROSPECTUS

  *As described above the administrative expense charge and the mortality and expense charge for certain Options may be higher for future Contracts. However, we will not increase the administrative expense charge once we issue your Contract, and we will not increase the charge for an Option once we add the Option to your Contract. The administrative expense charge is 0.19% for Contracts issued before January 1, 2005.

TRUERETURN/SM/ ACCUMULATION BENEFIT OPTION FEE
(ANNUAL RATE AS A PERCENTAGE OF BENEFIT BASE ON A CONTRACT ANNIVERSARY)

TrueReturn/SM/ Accumulation Benefit Option                             0.50%*
-------------------------------------------------------------------------------


*Up to 1.25% for TrueReturn Options added in the future. See "TrueReturn/SM/ Accumulation Benefit Option" for details.



SUREINCOME WITHDRAWAL BENEFIT OPTION FEE
(ANNUAL RATE AS A PERCENTAGE OF BENEFIT BASE ON A CONTRACT ANNIVERSARY)

SureIncome Withdrawal Benefit Option                                   0.50%*
-------------------------------------------------------------------------------


*Up to 1.25% for SureIncome Options added in the future. See "SureIncome Withdrawal Benefit Option" for details.

RETIREMENT INCOME GUARANTEE OPTION FEE*
(ANNUAL RATE AS A PERCENTAGE OF INCOME BASE ON A CONTRACT ANNIVERSARY)

 RIG 1                                                                 0.40%
-----------------------------------------------------------------------------
 RIG 2                                                                 0.55%
-----------------------------------------------------------------------------


* We discontinued offering the Retirement Income Guarantee Options as of January 1, 2004 (up to May 1, 2004 in certain states). Fees shown apply to Contract Owners who selected an Option prior to January 1, 2004 (up to May 1, 2004 in certain states).



SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION FEE
(AS A PERCENTAGE OF CONTRACT VALUE ON EACH CONTRACT ANNIVERSARY)

Spousal Protection Benefit (Co-Annuitant) Option                 0.10%*
------------------------------------------------------------------------


* Applies to Contract Owners who select the option on or after January 1, 2005. Up to 0.15% for options added in the future.



SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION FOR CUSTODIAL INDIVIDUAL RETIREMENT ACCOUNTS FEE
(AS A PERCENTAGE OF CONTRACT VALUE ON EACH CONTRACT ANNIVERSARY)

Spousal Protection Benefit (Co-Annuitant) Option for Custodial   0.10%*
Individual Retirement Accounts
------------------------------------------------------------------------


* Applies to Contract owners who select the option on or after January 1, 2005. Up to 0.15% for options added in the future.

If you select the Spousal Protection Benefit (Co-Annuitant) Option or Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts on or after January 1, 2005, you will pay a Rider Fee at the annual rate of 0.10% of the Contract Value on each Contract Anniversary. We reserve the right to increase the annual Rider Fee to up to 0.15% of the Contract Value. If you selected either of these Options prior to January 1, 2005, there is no charge associated with your Option. See "Spousal Protection Benefit (Co-Annuitant) Option Fee and Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts Fee" for details.


                                 12  PROSPECTUS

INCOME PROTECTION BENEFIT OPTION
(AS A PERCENTAGE OF THE AVERAGE DAILY NET VARIABLE ACCOUNT ASSETS SUPPORTING THE VARIABLE INCOME PAYMENTS TO WHICH THE OPTION APPLIES)

 Income Protection Benefit Option                     0.50%*
-------------------------------------------------------------


*The charge for the Income Protection Benefit Option applies during the Payout Phase. We reserve the right to raise the charge to up to 0.75% for Options added in the future. See "Income Payments - Income Protection Benefit Option," below, for details.


PORTFOLIO ANNUAL EXPENSES - MINIMUM AND MAXIMUM
The next table shows the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the Contract. Advisers and/or other service providers of certain Portfolios may have agreed to waive their fees and/or reimburse Portfolio expenses in order to keep the Portfolios' expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement. More detail concerning each Portfolio's fees and expenses appears in the second table below and in the prospectus for each Portfolio.

                          ANNUAL PORTFOLIO EXPENSES
--------------------------------------------------------------------------------
                                 Minimum                      Maximum
--------------------------------------------------------------------------------
Total Annual Portfolio
Operating
Expenses/(1)/
(expenses that are
deducted from
Portfolio assets,
which may include
management fees,
distribution and/or
services (12b-1) fees,              0.51%                        2.06%
and other expenses)
--------------------------------------------------------------------------------


(1) Expenses are shown as a percentage of Portfolio average daily net assets (before any waiver or reimbursement) as of December 31, 2004.



PORTFOLIO ANNUAL EXPENSES - FULL TABLE (1)

The next table shows the Portfolio operating expenses for each Portfolio available under the Contract. These expenses may vary from year to year. Advisers and/or other service providers of certain Portfolios have agreed to waive their fees and/or other Portfolio expenses in order to keep the Portfolio's expenses below specified limits. The expenses shown in the table below do not show the effect of any such fee waiver or expense reimbursement. All fee waiver and expense reimbursements are described in the footnotes to the table. More detail concerning each Portfolio's fees and expenses appears in the prospectus for each Portfolio.


                                          RULE
                              MANAGEMENT  12B-1   OTHER        TOTAL ANNUAL
PORTFOLIO                        FEES     FEES   EXPENSES   PORTFOLIO EXPENSES
-------------------------------------------------------------------------------
MORGAN STANLEY VARIABLE
INVESTMENT SERIES
-------------------------------------------------------------------------------
Morgan Stanley VIS
Aggressive Equity Portfolio     0.67%     0.25%   0.18%           1.10%
- Class Y(2)
-------------------------------------------------------------------------------
Morgan Stanley VIS Dividend
Growth Portfolio - Class        0.45%     0.25%   0.10%           0.80%
Y(2)
-------------------------------------------------------------------------------
Morgan Stanley VIS Equity       0.42%     0.25%   0.11%           0.78%
Portfolio - Class Y(2)
-------------------------------------------------------------------------------
Morgan Stanley VIS European
Equity Portfolio - Class        0.87%     0.25%   0.17%           1.29%
Y(2,4)
-------------------------------------------------------------------------------
Morgan Stanley VIS Global
Advantage Portfolio - Class     0.57%     0.25%   0.27%           1.09%
Y(2,3)
-------------------------------------------------------------------------------
Morgan Stanley VIS Global
Dividend Growth Portfolio -     0.67%     0.25%   0.14%           1.06%
Class Y(2)
-------------------------------------------------------------------------------
Morgan Stanley VIS High
Yield Portfolio - Class         0.42%     0.25%   0.24%           0.91%
Y(2,3)
-------------------------------------------------------------------------------
Morgan Stanley VIS Income
Builder Portfolio - Class       0.67%     0.25%   0.15%           1.07%
Y(2,3)
-------------------------------------------------------------------------------
Morgan Stanley VIS Income
Plus Portfolio - Class          0.42%     0.25%   0.12%           0.79%
Y(2,22)
-------------------------------------------------------------------------------
Morgan Stanley VIS
Information Portfolio -         0.67%     0.25%   0.30%           1.22%
Class Y(2,3)
-------------------------------------------------------------------------------
Morgan Stanley VIS Limited
Duration Portfolio - Class      0.30%     0.25%   0.13%           0.68%
Y(2)
-------------------------------------------------------------------------------
Morgan Stanley VIS Money
Market Portfolio - Class        0.44%     0.25%   0.08%           0.77%
Y(2)
-------------------------------------------------------------------------------

                                 13  PROSPECTUS

Morgan Stanley VIS S&P 500
Index Portfolio - Class         0.12%     0.25%   0.14%           0.51%
Y(2,5)
-------------------------------------------------------------------------------
Morgan Stanley VIS
Strategist Portfolio - Class    0.42%     0.25%   0.11%           0.78%
Y(2)
-------------------------------------------------------------------------------
Morgan Stanley VIS Utilities    0.57%     0.25%   0.12%           0.94%
Portfolio - Class Y(2,3)
-------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL
FUNDS, INC.
-------------------------------------------------------------------------------
Van Kampen UIF Emerging
Markets Debt Portfolio,         0.75%     0.35%   0.35%           1.45%
Class II(2,3,6,7)
-------------------------------------------------------------------------------
Van Kampen UIF Emerging
Markets Equity Portfolio,       1.25%     0.35%   0.46%           2.06%
Class II(6,7,8)
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth    0.49%     0.35%   0.36%           1.20%
Portfolio, Class II(2,6,7)
-------------------------------------------------------------------------------
Van Kampen UIF Equity and
Income Portfolio, Class         0.50%     0.35%   0.34%           1.19%
II(2,6,7)
-------------------------------------------------------------------------------
Van Kampen UIF Global
Franchise Portfolio, Class      0.80%     0.35%   0.50%           1.65%
II(6,7)
-------------------------------------------------------------------------------
Van Kampen UIF Mid Cap
Growth Portfolio, Class         0.75%     0.35%   0.38%           1.48%
II(6,7)
-------------------------------------------------------------------------------
Van Kampen UIF Small Company
Growth Portfolio, Class         0.92%     0.35%   0.61%           1.88%
II(2,6,7)
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap
Value Portfolio, Class          0.72%     0.35%   0.30%           1.37%
II(2,6,7)
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real
Estate Portfolio, Class         0.76%     0.35%   0.26%           1.37%
II(6,7)
-------------------------------------------------------------------------------
VAN KAMPEN LIFE INVESTMENT
TRUST
-------------------------------------------------------------------------------
Van Kampen LIT Aggressive
Growth Portfolio, Class         0.75%     0.25%   0.63%           1.63%
II(9)
-------------------------------------------------------------------------------
Van Kampen LIT Comstock         0.57%     0.25%   0.04%           0.86%
Portfolio, Class II
-------------------------------------------------------------------------------
Van Kampen LIT Emerging         0.70%     0.25%   0.07%           1.02%
Growth Portfolio, Class II
-------------------------------------------------------------------------------
Van Kampen LIT Growth and       0.58%     0.25%   0.04%           0.87%
Income Portfolio, Class II
-------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS
-------------------------------------------------------------------------------
AIM V.I. Basic Value Fund -     0.72%     0.25%   0.30%           1.27%
Series II(3,10)
-------------------------------------------------------------------------------
AIM V.I. Capital
Appreciation Fund - Series      0.61%     0.25%   0.30%           1.16%
II(3)
-------------------------------------------------------------------------------
AIM V.I. Mid Cap Core Equity    0.73%     0.25%   0.31%           1.29%
Fund - Series II (3)
-------------------------------------------------------------------------------
AIM V.I. Premier Equity Fund    0.61%     0.25%   0.30%           1.16%
- Series II(3)
-------------------------------------------------------------------------------
ALLIANCEBERNSTEIN VARIABLE
PRODUCTS SERIES FUND, INC.
-------------------------------------------------------------------------------
AllianceBernstein Growth        0.55%     0.25%   0.05%           0.85%
Portfolio - Class B(3)
-------------------------------------------------------------------------------
AllianceBernstein Growth and    0.75%     0.25%   0.13%           1.13%
Income Portfolio - Class B
-------------------------------------------------------------------------------
AllianceBernstein
International Value             0.75%     0.25%   0.20%           1.20%
Portfolio - Class B
-------------------------------------------------------------------------------
AllianceBernstein Large Cap
Growth Portfolio - Class        0.75%     0.25%   0.06%           1.06%
B(3,11)
-------------------------------------------------------------------------------
AllianceBernstein Small/Mid
Cap Value Portfolio - Class     0.75%     0.25%   0.12%           1.12%
B(11)
-------------------------------------------------------------------------------
AllianceBernstein Utility       0.55%     0.25%   0.50%           1.30%
Income Portfolio - Class B
-------------------------------------------------------------------------------
AllianceBernstein Value         0.55%     0.25%   0.17%           0.97%
Portfolio - Class B
-------------------------------------------------------------------------------
FIDELITY(R) VARIABLE
INSURANCE PRODUCTS
-------------------------------------------------------------------------------
Fidelity VIP Contrafund(R)
 Portfolio - Service Class      0.57%     0.25%   0.11%           0.93%
2(12)
-------------------------------------------------------------------------------
Fidelity VIP Growth & Income    0.47%     0.25%   0.13%           0.85%
Portfolio - Service Class 2
-------------------------------------------------------------------------------
Fidelity VIP High Income        0.58%     0.25%   0.14%           0.97%
Portfolio - Service Class 2
-------------------------------------------------------------------------------
Fidelity VIP Mid Cap
Portfolio - Service Class       0.57%     0.25%   0.14%           0.96%
2(12)
-------------------------------------------------------------------------------
FRANKLIN TEMPLETON VARIABLE
INSURANCE PRODUCTS TRUST
-------------------------------------------------------------------------------
FTVIP Franklin Flex Cap
Growth Securities Fund -        0.75%     0.25%   0.28%           1.28%
Class 2(13,14,15)
-------------------------------------------------------------------------------
FTVIP Franklin High Income      0.56%     0.25%   0.06%           0.87%
Fund - Class 2(3,13,16)
-------------------------------------------------------------------------------
FTVIP Franklin Income
Securities Fund - Class         0.47%     0.25%   0.02%           0.74%
2(13,16)
-------------------------------------------------------------------------------
FTVIP Mutual Discovery
Securities Fund - Class         0.60%     0.25%   0.15%           1.00%
2(13)
-------------------------------------------------------------------------------
FTVIP Mutual Shares
Securities Fund - Class         0.80%     0.25%   0.21%           1.26%
2(13)
-------------------------------------------------------------------------------
FTVIP Templeton Foreign
Securities Fund - Class         0.68%     0.25%   0.19%           1.12%
2(17)
-------------------------------------------------------------------------------
GOLDMAN SACHS VARIABLE
INSURANCE TRUST
-------------------------------------------------------------------------------
Goldman Sachs VIT CORE(SM)      0.75%      N/A    0.22%           0.97%
Small Cap Equity Fund(18,19)
-------------------------------------------------------------------------------
Goldman Sachs VIT CORE(SM)      0.65%      N/A    0.08%           0.73%
U.S. Equity Fund(18,19,20)
-------------------------------------------------------------------------------
Goldman Sachs VIT Growth and    0.75%      N/A    0.11%           0.86%
Income Fund(18,19)
-------------------------------------------------------------------------------
Goldman Sachs VIT Mid Cap       0.80%      N/A    0.08%           0.88%
Value Fund(18,19)
-------------------------------------------------------------------------------
PUTNAM VARIABLE TRUST
-------------------------------------------------------------------------------
Putnam VT The George Putnam     0.62%     0.25%   0.11%           0.98%
Fund of Boston - Class IB
-------------------------------------------------------------------------------
Putnam VT Growth and Income     0.48%     0.25%   0.06%           0.79%
Fund - Class IB(3)
-------------------------------------------------------------------------------
Putnam VT International         0.75%     0.25%   0.19%           1.19%
Equity Fund - Class IB
-------------------------------------------------------------------------------

                                 14  PROSPECTUS


Putnam VT Investors Fund -      0.64%     0.25%   0.12%           1.01%
Class IB(21)
-------------------------------------------------------------------------------
Putnam VT New Value Fund -      0.69%     0.25%   0.10%           1.04%
Class IB
-------------------------------------------------------------------------------
Putnam VT Voyager Fund -        0.56%     0.25%   0.08%           0.89%
Class IB
-------------------------------------------------------------------------------

1. Figures shown in the Table are for the year ended December 31, 2004 (except as otherwise noted).

2. Expense information has been restated to reflect current fees in effect as of November 1, 2004.

3. Effective May 1, 2005, the AIM V.I. Basic Value - Series II Sub-Account, the AIM V.I. Capital Appreciation - Series II Sub-Account, the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, the AIM V.I. Premier Equity - Series II Sub-Account, the AllianceBernstein Growth and Income - Class B Sub-Account, the AllianceBernstein Large Cap Growth - Class B Sub-Account, the FTVIP Franklin High Income - Class 2 Sub-Account, the Morgan Stanley VIS Global Advantage - Class Y Sub-Account, the Morgan Stanley VIS High Yield - Class Y Sub-Account, the Morgan Stanley VIS Income Builder - Class Y Sub-Account, the Morgan Stanley VIS Information - Class Y Sub-Account, the Morgan Stanley VIS Utilities - Class Y Sub-Account, the Putnam VT Growth and Income - Class IB Sub-Account and the Van Kampen UIF Emerging Markets Debt, Class II Sub-Accounts are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts, you may continue your investment. If prior to May 1, 2005, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

4. Effective December 30, 2004, the Morgan Stanley VIS European Growth Portfolio
- Class Y changed its name to the Morgan Stanley VIS European Equity Portfolio - Class Y.

5. Morgan Stanley Investment Advisors Inc. has agreed to cap the Portfolio's operating expenses (except for brokerage and "Rule 12b-1 Fees") by assuming the Portfolio's "Other Expenses" and/or waiving its fee under the Portfolio's Investment Advisory Agreement and the Administration Agreement to the extent such operating expenses (except for brokerage and "Rule 12b-1 Fees") exceed, on an annualized basis, 0.40% of the average daily net assets of the Portfolio.

6. Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

7. The fees disclosed in the Table reflect gross ratios prior to any voluntary waivers/reimbursements of expenses by the adviser. The adviser has voluntarily agreed to waive a portion or all of its management fee and/or reimburse expenses to the extent necessary so that "Total Annual Portfolio Expenses," excluding certain investment related expenses such as foreign country tax expense and interest expense on borrowing, do not exceed the "Operating "Expense Limitation" in the table below. The adviser may terminate these voluntary waivers at any time at its sole discretion. Additionally, the distributor has agreed to waive a portion of the "Rule 12b-1 Fees" for Class II shares. The distributor may terminate these voluntary waivers at any time at its sole discretion. After such reductions, the "Management Fees", "Rule 12b-1 Fees", "Other Expenses" and "Total Annual Portfolio Expenses", were as follows:

                                                        Operating Expense
                                                           Limitation               Management       Rule 12b-1         Other
Portfolio                                                                             Fees              Fees          Expenses
------------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt Portfolio,                           1.15%             0.75%     0.05%                  0.35%
Class II
------------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Equity Portfolio,                         1.70%             1.19%     0.05%                  0.46%
Class II
------------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity and Income Portfolio, Class                         1.00%             0.49%     0.05%                  0.36%
II
------------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio, Class II                          1.10%             0.50%     0.25%                  0.34%
------------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Global Franchise Portfolio, Class                          1.20%             0.65%     0.05%                  0.50%
II
------------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Growth Portfolio, Class II                         1.15%             0.67%     0.10%                  0.38%
------------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth Portfolio,                            1.25%             0.59%     0.05%                  0.61%
Class II
------------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value Portfolio,                              1.15%             0.72%     0.10%                  0.30%
Class II
------------------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate Portfolio, Class                          1.35%             0.76%     0.25%                  0.26%
II
------------------------------------------------------------------------------------------------------------------------------------
                                                                 Total
                                                                Annual
Portfolio                                                 Portfolio Expenses
-------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt Portfolio,                                1.15%
Class II
-------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Equity Portfolio,                              1.70%
Class II
-------------------------------------------------------------------------------------
Van Kampen UIF Equity and Income Portfolio, Class                              0.90%
II
-------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio, Class II                               1.09%
-------------------------------------------------------------------------------------
Van Kampen UIF Global Franchise Portfolio, Class                               1.20%
II
-------------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Growth Portfolio, Class II                              1.15%
-------------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth Portfolio,                                 1.25%
Class II
-------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value Portfolio,                                   1.12%
Class II
-------------------------------------------------------------------------------------

                                 15  PROSPECTUS


Van Kampen UIF U.S. Real Estate Portfolio, Class                               1.27%
II
-------------------------------------------------------------------------------------

8. Effective November 1, 2004, the adviser has agreed to limit "Total Annual Portfolio Expenses" to 1.70%. Prior to November 1, 2004, the limitation to "Total Annual Portfolio Expenses" was 1.80%.

9. For the year ended December 31, 2004, the adviser voluntarily waived $99,706 of its investment advisory fees and assumed $1,234 of the Portfolio's "Other Expenses." This waiver is voluntary in nature and can be discontinued at the
adviser's discretion.   When the effects of the voluntary waivers are taken into
consideration, the "Management Fees", "Rule 12b-1 Fees", "Other Expenses" and "Total Annual Portfolio Expenses", were 0.38%, 0.25%, 0.62% and 1.25%, respectively.

10. Effective January 1, 2005, through December 31, 2009, the advisor has contractually agreed to waive a portion of its advisory fees. The fees waiver reflects this arrangement. When the effects of the contractual fee waiver is taken into consideration, the "Management Fees", "Rule 12b-1 Fees", "Other Expenses" and "Total Annual Portfolio Expenses", as of December 31, 2004, were 0.67%, 0.25%, 0.30% and 1.22%, respectively.

11. Effective May 2, 2005, the AllianceBernstein Premier Growth Portfolio - Class B and the AllianceBernstein Small Cap Value Portfolio - Class B changed their names to the AllianceBernstein Large Cap Growth Portfolio - Class B and the AllianceBernstein Small/Mid Cap Value Portfolio - Class B, respectively.

12. A portion of the brokerage commissions that the Portfolio pays may be reimbursed and used to reduce the Portfolio's expenses. In addition, through arrangements with the Portfolio's custodian, credits realized as a result of uninvested cash balances are used to reduce the Portfolio's custodian expenses. Including these reductions, the "Total Annual Portfolio Expenses" would have been 0.91% and 0.93% for Fidelity VIP Contrafund(R) Portfolio - Service Class 2 and Fidelity VIP Mid Cap Portfolio - Service Class 2, respectively. These offsets may be discontinued at any time.

13. While the maximum amount payable under the Portfolio's Rule 12b-1 plan is 0.35% per year of the Portfolio's average annual net assets, the Board has set the current rate at 0.25% per year.

14. "Total Annual Portfolio Expenses" are based on contractual "Management Fees", maximum current rate Distribution and service "Rule 12b-1 Fees" and estimated "Other Expenses."

15. The manager has agreed in advance to waive or limit its "Management Fees" so that the Portfolio's "Total Annual Portfolio Expenses" do not exceed 0.93%. After May 1, 2006, the manager may end this arrangement at any time.

16. The Fund administration fee is paid indirectly through the management fee.

17. The Portfolio's manager has agreed in advance to reduce its fees from assets invested by the Portfolio in a Franklin Templeton Money Market Fund (the Sweep Money Fund). This reduction is required by the Portfolio's Board of Trustees and an order by the Securities and Exchange Commission. With this reduction, "Management Fees", "Rule 12b-1 Fees", "Other Expenses" and "Total Annual Portfolio Expenses" were 0.63%, 0.25%, 0.19% and 1.07%, respectively.

18. "Other Expenses" include transfer agency fees and equal, on an annualized basis, 0.04% of the average daily net assets of the Portfolio plus all other ordinary expenses.

19. The Investment Adviser has contractually agreed to limit "Other Expenses" (excluding "Management Fees," transfer agent fees and expenses, taxes, interest, brokerage, litigation and indemnification costs, shareholder meeting and other extraordinary expenses) to the extent that such expenses exceed, on an annual basis, 0.11% of the Portfolio's average daily net assets for the Goldman Sachs VIT CORE(SM) Small Cap Equity Fund and Goldman Sachs VIT Growth and Income Fund, 0.16% of the Portfolio's average daily net assets for the Goldman Sachs VIT CORE(SM) U.S. Equity Fund and 0.25% of the Portfolio's average daily net assets for the Goldman Sachs VIT Mid Cap Value Fund. The Investment Adviser has contractually agreed to maintain these expense limitations for the Goldman Sachs VIT CORE(SM) Small Cap Equity Fund, Goldman Sachs VIT CORE(SM) U.S. Equity Fund and Goldman Sachs VIT Growth and Income Fund through June 30, 2005. After this date, the Investment Adviser may cease or modify these expense limitations at its discretion at any time. If this occurs, "Other Expenses" and "Total Annual Portfolio Expenses"


                                 16  PROSPECTUS
may increase without shareholder approval. When the effects of the limitations are taken into consideration, the "Management Fees", "Rule 12b-1 Fees", "Other Expenses" and "Total Annual Portfolio Expenses", were as follows:

                                                                                                                           Total
                                                                                                         Other             Annual
                           Portfolio                             Management Fees  Rule 12b-1 Fees       Expenses         Portfolio
------------------------------------------------------------------------------------------------------------------------  Expenses
                                                                                                                        ------------
Goldman Sachs VIT CORE(SM) Small Cap Equity Fund                      0.75%             N/A                      0.15%     0.90%
------------------------------------------------------------------------------------------------------------------------------------
Goldman Sachs VIT Growth and Income Fund                              0.75%             N/A                      0.11%     0.86%
------------------------------------------------------------------------------------------------------------------------------------
Goldman Sachs VIT Mid Cap Value Fund                                  0.80%             N/A                      0.08%     0.88%
------------------------------------------------------------------------------------------------------------------------------------


20. Effective the date of this prospectus the Investment Adviser has entered into a Fee Reduction Commitment with the Goldman Sachs VIT CORE(SM) U.S. Equity Fund. The commitment permanently reduces the management fee for the Portfolio to an annual rate equal to 0.65% of the Portfolio's average daily net assets. As a result, "Management Fees" and "Total Annual Portfolio Expenses" of the Portfolio have been restated to reflect expenses that are expected for the current fiscal year.

21. Effective May 1, 2004, the Putnam VT Investors - Class IB Sub-Account is no
longer available for new investments.   If you are currently invested in this
Variable Sub-Account, you may continue your investment. If prior to May 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to this Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

22. Effective April 29, 2005, the Morgan Stanley VIS Quality Income Plus Portfolio - Class Y changed its name to the Morgan Stanley VIS Income Plus Portfolio - Class Y.


                                 17  PROSPECTUS

EXAMPLE 1
This Example is intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Variable Account annual expenses, and Portfolio fees and expenses.

The example shows the dollar amount of expenses that you would bear directly or indirectly if you:

.. invested $10,000 in the Contract for the time periods indicated;

.. earned a 5% annual return on your investment;

.. surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period;

.. elected the MAV Death Benefit Option and the Enhanced Beneficiary Protection
  (Annual Increase) Option;

.. elected the Earnings Protection Death Benefit Option (assuming issue age
  71-79);

.. elected RIG 2 (assuming Income Base A); and

.. elected the Spousal Protection Benefit (Co-Annuitant) Option.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT.

The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.

                                                            Allstate Variable Annuity         Allstate Variable Annuity - L Share
                                                       1 Year   3 Years   5 Years  10 Years  1 Year   3 Years   5 Years    10 Years
------------------------------------------------------------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses       $1,140    $2,061   $2,986    $5,484   $1,096    $1,752    $2,914     $5,794
------------------------------------------------------------------------------------------------------------------------------------
Costs Based on Minimum Annual Portfolio Expenses       $  981    $1,602   $2,249    $4,158   $  937    $1,297    $2,189     $4,521
------------------------------------------------------------------------------------------------------------------------------------



EXAMPLE 2
THIS EXAMPLE USES THE SAME ASSUMPTIONS AS EXAMPLE 1 ABOVE, EXCEPT THAT IT ASSUMES YOU DECIDED NOT TO SURRENDER YOUR CONTRACT, OR YOU BEGAN RECEIVING INCOME PAYMENTS FOR A SPECIFIED PERIOD OF AT LEAST 120 MONTHS, AT THE END OF EACH TIME PERIOD.

                            Allstate Variable Annuity        Allstate Variable Annuity - L Share
                        1 Year  3 Years  5 Years  10 Years  1 Year   3 Years   5 Years    10 Years
----------------------------------------------------------------------------------------------------
Costs Based on Maximum
Annual Portfolio         $545   $1,636   $2,731    $5,484    $586     $1,752    $2,914     $5,794
Expenses
----------------------------------------------------------------------------------------------------
Costs Based on Minimum
Annual Portfolio         $386   $1,177   $1,994    $4,158    $427     $1,297    $2,189     $4,521
Expenses
----------------------------------------------------------------------------------------------------


PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. YOUR RATE OF RETURN MAY BE HIGHER OR LOWER THAN 5%, WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY PORTFOLIO EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED. THE EXAMPLES REFLECT THE FREE WITHDRAWAL AMOUNTS, IF APPLICABLE, AND THE DEDUCTION OF THE ANNUAL CONTRACT MAINTENANCE CHARGE OF $30 EACH YEAR. THE ABOVE EXAMPLES ASSUME YOU HAVE SELECTED THE MAV DEATH BENEFIT OPTION AND THE ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION, THE EARNINGS PROTECTION DEATH BENEFIT OPTION (ASSUMING THE OLDEST CONTRACT OWNER OR ANNUITANT IS AGE 71 OR OLDER, AND ALL ARE AGE 79 OR YOUNGER ON THE RIDER APPLICATION DATE), RIG 2 AND THAT INCOME BASE A IS APPLIED, AND THE SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION. IF ANY OR ALL OF THESE FEATURES WERE NOT ELECTED, THE EXPENSE FIGURES SHOWN ABOVE WOULD BE SLIGHTLY LOWER.


                                 18  PROSPECTUS

FINANCIAL INFORMATION
--------------------------------------------------------------------------------

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT." Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Accumulation Unit Values for the Contracts appear in Appendix I and in the Statement of Additional Information. The consolidated financial statements of Allstate Life and the financial statements of the Variable Account, which are comprised of the underlying financial statements of the Sub-Accounts, appear in the Statement of Additional Information.

No Accumulation Unit Values are shown for the following Variable Sub-Accounts:
AllianceBernstein International Value - Class B, AllianceBernstein Utility Income - Class B, AllianceBernstein Value - Class B, Fidelity VIP Contrafund(R)
- Service Class 2, Fidelity VIP Growth & Income - Service Class 2, Fidelity VIP High Income - Service Class 2, Fidelity VIP Mid Cap - Service Class 2, FTVIP Franklin Flex Cap Growth Securities - Class 2, FTVIP Mutual Discovery Securities
- Class 2, Goldman Sachs VIT CORE/SM/ Small Cap Equity, Goldman Sachs VIT CORE/SM/ U.S. Equity, Goldman Sachs VIT Growth and Income, Goldman Sachs VIT Mid Cap Value and Putnam VT New Value - Class IB which were first offered under the Contracts on April 30, 2005.

In addition, no Accumulation Unit Values are shown for Contracts with administrative expense charges of 0.30% which applies to Contracts purchased on or after January 1, 2005.


THE CONTRACT
--------------------------------------------------------------------------------


CONTRACT OWNER
Each Contract is an agreement between you, the Contract Owner, and Allstate Life, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

.. the investment alternatives during the Accumulation and Payout Phases,

.. the amount and timing of your purchase payments and withdrawals,

.. the programs you want to use to invest or withdraw money,

.. the income payment plan(s) you want to use to receive retirement income,

.. the Annuitant (either yourself or someone else) on whose life the income payments will be based,

.. the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner or the Annuitant dies, and

.. any other rights that the Contract provides, including restricting income payments to Beneficiaries.

If you die, any surviving joint Contract Owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract. If the sole surviving Contract Owner dies after the Payout Start Date, the Primary Beneficiary will receive any guaranteed income payments scheduled to continue.

If the Annuitant dies prior to the Payout Start Date and the Contract Owner is a grantor trust not established by a business, the new Contract Owner will be the Beneficiary(ies).

The Contract cannot be jointly owned by both a non-living person and a living person unless the Contract Owner(s) assumed ownership of the Contract as a Beneficiary(ies). The maximum age of any Contract Owner on the date we receive the completed application for each Contract is 90.

If you select the Enhanced Beneficiary Protection (MAV) Option, the Enhanced Beneficiary Protection (Annual Increase) Option or the Earnings Protection Death Benefit Option, the maximum age of any Contract Owner on the Rider Application Date is currently age 79. If you select the Spousal Protection Benefit (Co-Annuitant) Option or the Spousal Protection (Co-Annuitant) Option for Custodial Individual Retirement Accounts (CSP), the maximum age of any Contract Owner or beneficial owner for CSP on the Rider Application Date is currently age
90. If you select the SureIncome Withdrawal Benefit Option, the maximum age of any Contract Owner on the Rider Application Date is currently age 80.

The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Code may limit or modify your rights and privileges under the Contract. We use the term "QUALIFIED CONTRACT" to refer to a Contract issued as an IRA, 403(b), or with a qualified plan.

Except for certain retirement plans, you may change the Contract Owner at any time by written notice in a form satisfactory to us. Until we receive your written notice to change the Contract Owner, we are entitled to rely on the most recent information in our files. We will provide a change of ownership form to be signed by you and filed


                                 19  PROSPECTUS
with us. Once we accept the change, the change will take effect as of the date you signed the request. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change the Contract Owner, you should deliver your written notice to us promptly. Each change is subject to any payment we make or other action we take before we accept it. Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.


ANNUITANT
The Annuitant is the individual whose age determines the latest Payout Start Date and whose life determines the amount and duration of income payments (other than under Income Plan 3). You may not change the Annuitant at any time. You may designate a joint Annuitant, who is a second person on whose life income payments depend, at the time you select an Income Plan. The maximum age of the Annuitant on the date we receive the completed application for each Contract is 90.

If you select the Enhanced Beneficiary Protection (MAV) Option, Enhanced Beneficiary Protection (Annual Increase) Option or the Earnings Protection Death Benefit Option, the maximum age of any Annuitant on the Rider Application Date is 79. If you select the Spousal Protection Benefit (Co-Annuitant) Option, the maximum age of any Annuitant on the Rider Application Date is age 90. If you select the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts, the maximum age of any Annuitant on the Rider Application Date is age 90. If you select the SureIncome Withdrawal Benefit Option, the maximum age of any Annuitant on the Rider Application Date is currently age 80.

If you select the Income Protection Benefit Option, the oldest Annuitant and joint Annuitant (if applicable) must be age 75 or younger on the Payout Start Date.

If you select an Income Plan that depends on the Annuitant or a joint Annuitant's life, we may require proof of age and sex before income payments begin and proof that the Annuitant or joint Annuitant is still alive before we make each payment.


CO-ANNUITANT
SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION Contract Owners of IRA Contracts that meet the following conditions and that elect the Spousal Protection Benefit Option may name their spouse as a Co-Annuitant:

.. the individually owned Contract must be either a traditional, Roth, or Simplified Employee Pension IRA;

.. the Contract Owner must be age 90 or younger on the Rider Application Date;

.. the Co-Annuitant must be age 79 or younger on the Rider Application Date; and

.. the Co-Annuitant must be the sole Primary Beneficiary under the Contract.

Under the Spousal Protection Benefit (Co-Annuitant) Option, the Co-Annuitant will be considered to be an Annuitant during the Accumulation Phase, except the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date or upon the death of the Co-Annuitant. You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. At any time, there may only be one Co-Annuitant under your Contract. See "Spousal Protection Benefit Option and Death of Co-Annuitant" for more information.

SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION FOR CUSTODIAL INDIVIDUAL RETIREMENT ACCOUNTS Contracts that meet the following conditions and that elect the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts may name the spouse of the Annuitant as a Co-Annuitant:

.. the beneficially owned Contract must be a Custodial traditional IRA, Custodial
  Roth IRA, or a Custodial Simplified Employee Pension IRA;

.. the Annuitant must be the beneficial owner of the Custodial traditional IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA;

.. the Co-Annuitant must be the legal spouse of the Annuitant and only one
  Co-Annuitant may be named;

.. the Co-Annuitant must be the sole beneficiary of the Custodial traditional
  IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA;

.. the Annuitant must be age 90 or younger on the Rider Application Date; and

.. the Co-Annuitant must be age 79 or younger on the Rider Application Date.

Under the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts, the Co-Annuitant will be considered to be an Annuitant during the Accumulation Phase, except the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date or upon the death of the Co-Annuitant. The Co-Annuitant is not considered the beneficial owner of the Custodial traditional IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA. See "Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts and Death of Co-Annuitant" for more information.


BENEFICIARY
You may name one or more Primary and Contingent Beneficiaries when you apply for a Contract. The Primary Beneficiary is the person who may, in accordance with the terms of the Contract, elect to receive the death


                                 20  PROSPECTUS
settlement ("DEATH PROCEEDS") or become the new Contract Owner pursuant to the Contract if the sole surviving Contract Owner dies before the Payout Start Date. A Contingent Beneficiary is the person selected by the Contract Owner who will exercise the rights of the Primary Beneficiary if all named Primary Beneficiaries die before the death of the sole surviving Contract Owner.

You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed by you and filed with us. After we accept the form, the change of Beneficiary will be effective as of the date you signed the form. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. Each Beneficiary change is subject to any payment made by us or any other action we take before we accept the change.

You may restrict income payments to Beneficiaries by providing us with a written request. Once we accept the written request, the restriction will take effect as of the date you signed the request. Any restriction is subject to any payment made by us or any other action we take before we accept the request.

If you did not name a Beneficiary or, unless otherwise provided in the Beneficiary designation, if a named Beneficiary is no longer living and there are no other surviving Primary or Contingent Beneficiaries when the sole surviving Contract Owner dies, the new Beneficiary will be:

.. your spouse or, if he or she is no longer alive,

.. your surviving children equally, or if you have no surviving children,

.. your estate.

If more than one Beneficiary survives you (or the Annuitant, if the Contract Owner is a grantor trust), we will divide the Death Proceeds among the surviving Beneficiaries according to your most recent written instructions. If you have not given us written instructions in a form satisfactory to us, we will pay the Death Proceeds in equal amounts to the surviving Beneficiaries. If there is more than one Beneficiary in a class (e.g., more than one Primary Beneficiary) and one of the Beneficiaries predeceases the Contract Owner (the Annuitant if the Contract Owner is a grantor trust), the remaining Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original share of the remaining Beneficiaries.

For purposes of this Contract, in determining whether a living person, including a Contract Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person A") has survived another living person, including a Contract Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person B"), Living Person A must survive Living Person B by at least 24 hours. Otherwise, Living Person A will be conclusively deemed to have predeceased Living Person B.

Where there are multiple beneficiaries, we will only value the Death Proceeds at the time the first beneficiary submits the necessary documentation in good order. Any Death Proceeds amounts attributable to any beneficiary which remain in the Variable Sub-Accounts are subject to investment risk. If there is more than one Beneficiary taking shares of the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share of the Death Proceeds. Each Beneficiary will exercise all rights related to his or her share of the Death Proceeds, including the sole right to select a death settlement option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the death settlement option chosen by the original Beneficiary.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation, trust or other non-living person, all Beneficiaries will be considered to be non-living persons.


MODIFICATION OF THE CONTRACT
Only an Allstate Life officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.


ASSIGNMENT
You may not assign an interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.


                                 21  PROSPECTUS

PURCHASES
--------------------------------------------------------------------------------


MINIMUM PURCHASE PAYMENTS
The minimum initial purchase payment for Non- Qualified Contracts is $10,000, ($2,000 for Contracts issued with an IRA or TSA). All subsequent purchase payments under a Contract must be $1,000 or more ($50 for automatic payments). You may make purchase payments at any time prior to the Payout Start Date; however, additional payments may be limited in some states. Please consult with your Morgan Stanley Financial Advisor for details. The total amount of purchase payments we will accept for each Contract without our prior approval is $1,000,000. We reserve the right to accept a lesser initial purchase payment amount or lesser subsequent purchase payment amounts. We reserve the right to limit the availability of the investment alternatives for additional investments. We also reserve the right to reject any application.


AUTOMATIC ADDITIONS PROGRAM
You may make subsequent purchase payments of $50 or more per month by automatically transferring money from your bank account. Please consult with your Morgan Stanley Financial Advisor for detailed information. The AUTOMATIC ADDITIONS PROGRAM is not available for making purchase payments into the Dollar Cost Averaging Fixed Account Option.


ALLOCATION OF PURCHASE PAYMENTS
At the time you apply for a Contract, you must decide how to allocate your purchase payment among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by calling 1-800-654-2397.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our home office. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our home office.

We use the term "business day" to refer to each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "Valuation Dates." Our business day closes when the New York Stock Exchange closes for regular trading, usually 4:00 p.m. Eastern Time (3:00 p.m. Central
Time). If we receive your purchase payment after 3:00 p.m. Central Time on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.


TRIAL EXAMINATION PERIOD
You may cancel your Contract by providing us with written notice within the Trial Examination Period, which is the 20 day period after you receive the Contract, or such longer period that your state may require. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. We also will return your purchase payments allocated to the Variable Account adjusted, to the extent federal or state law permits, to reflect investment gain or loss, including the deduction of mortality and expense risk charges and administrative expense charges, that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Code Section 408(b) we will refund the greater of any purchase payments or the Contract Value.

We reserve the right to allocate your purchase payments to the Morgan Stanley VIS Money Market Variable Sub-Account during the Trial Examination Period.

For Contracts purchased in California by persons age 60 and older, you may elect to defer until the end of the Trial Examination Period allocation of your purchase payment to the Variable Sub-Accounts. Unless you instruct otherwise, upon making this election, your purchase payment will be allocated to the Morgan Stanley VIS Money Market Variable Sub-Account. On the next Valuation Date 40 days after the Issue Date, your Contract Value will then be reallocated in accordance with your most recent investment allocation instructions.

State laws vary and may require a different period, other variations or adjustments. Please refer to your Contract for state specific information.


                                 22  PROSPECTUS

CONTRACT VALUE
--------------------------------------------------------------------------------

On the Issue Date, the Contract Value is equal to your initial purchase payment. Thereafter, your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus your value in the Fixed Account Option(s) offered by your Contract.


ACCUMULATION UNITS
To determine the number of Accumulation Units of each Variable Sub-Account to allocate to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Sub-Account allocated to your Contract.


ACCUMULATION UNIT VALUE
As a general matter, the Accumulation Unit Value for each Variable Sub-Account for each Contract will rise or fall to reflect:

.. changes in the share price of the Portfolio in which the Variable Sub-Account invests, and

.. the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine any applicable withdrawal charges, Rider Fees (if applicable), transfer fees, and contract maintenance charges separately for each Contract. They do not affect the Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we compute Accumulation Unit Values, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account for each Contract on each Valuation Date. We also determine a separate set of Accumulation Unit Values that reflect the cost of each optional benefit, or available combination thereof, offered under the Contract.

YOU SHOULD REFER TO THE PROSPECTUSES FOR THE FUNDS THAT ACCOMPANY THIS PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH PORTFOLIO ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.


TRUERETURN/SM/ ACCUMULATION BENEFIT OPTION
We offer the TrueReturn/SM/ Accumulation Benefit Option, which is available for an additional fee. The TrueReturn Option guarantees a minimum Contract Value on the "RIDER MATURITY DATE." The Rider Maturity Date is determined by the length of the Rider Period which you select. The Option provides no minimum Contract Value if the Option terminates before the Rider Maturity Date. See "Termination of the TrueReturn Option" below for details on termination.

The TrueReturn Option is available at issue of the Contract or may be added later, subject to availability and issue requirements. You may not add the TrueReturn Option to your Contract after Contract issue without prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the TrueReturn Option. Currently, you may have only one TrueReturn Option in effect on your Contract at one time. You may only have one of the following in effect on your Contract at the same time: a TrueReturn Option, a Retirement Income Guarantee Option, or a SureIncome Option. The TrueReturn Option has no maximum issue age, however the Rider Maturity Date must occur before the latest Payout Start Date, which is the later of the Annuitant's 99th birthday or the 10th Contract Anniversary. Once added to your Contract, the TrueReturn Option may be cancelled at any time on or after the 5th Rider Anniversary by notifying us in writing in a form satisfactory to us.

The "RIDER ANNIVERSARY" is the anniversary of the Rider Date. We reserve the right to extend the date on which the TrueReturn Option may be cancelled to up to the 10th Rider Anniversary at any time in our sole discretion. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

When you add the TrueReturn Option to your Contract, you must select a Rider Period and a Guarantee Option. The Rider Period and Guarantee Option you select determine the AB Factor, which is used to determine the Accumulation Benefit, described below. The "RIDER PERIOD" begins on the Rider Date and ends on the Rider Maturity Date. The "RIDER DATE" is the date the TrueReturn Option was made a part of your Contract. We currently offer Rider Periods ranging from 8 to 20 years depending on the Guarantee Option you select. You may select any Rider Period from among those we currently offer, provided the Rider Maturity Date occurs prior to the latest Payout Start Date. We reserve the right to offer additional Rider Periods in the future, and to discontinue offering any of the Rider Periods at any time. Each Model Portfolio Option available under a Guarantee Option has specific investment requirements that are described in the "Investment Restrictions"


                                 23  PROSPECTUS
section below and may depend upon the Rider Date of your TrueReturn Option. We reserve the right to offer additional Guarantee Options in the future, and to discontinue offering any of the Guarantee Options at any time. After the Rider Date, the Rider Period and Guarantee Option may not be changed.

The TrueReturn Option may not be available in all states. We may discontinue offering the TrueReturn Option at any time to new Contract Owners and to existing Contract Owners who did not elect the Option prior to the date of discontinuance.


ACCUMULATION BENEFIT.
On the Rider Maturity Date, if the Accumulation Benefit is greater than the Contract Value, then the Contract Value will be increased to equal the Accumulation Benefit. The excess amount of any such increase will be allocated to the Morgan Stanley VIS Money Market Variable Sub-Account. You may transfer the excess amount out of the Morgan Stanley VIS Money Market Variable Sub-Account and into another investment alternative at any time thereafter. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee. Prior to the Rider Maturity Date, the Accumulation Benefit will not be available as a Contract Value, Settlement Value, or Death Proceeds. Additionally, we will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date. After the Rider Maturity Date, the TrueReturn Option provides no additional benefit.

The "ACCUMULATION BENEFIT" is equal to the Benefit Base multiplied by the AB Factor. The "AB FACTOR" is determined by the Rider Period and Guarantee Option you selected as of the Rider Date. The following table shows the AB Factors available for the Rider Periods and Guarantee Options we currently offer.

                AB FACTORS
  RIDER PERIOD      GUARANTEE     GUARANTEE
(NUMBER OF YEARS)   OPTION 1      OPTION 2
---------------------------------------------
        8            100.0%           NA
---------------------------------------------
        9            112.5%           NA
---------------------------------------------
       10            125.0%        100.0%
---------------------------------------------
       11            137.5%        110.0%
---------------------------------------------
       12            150.0%        120.0%
---------------------------------------------
       13            162.5%        130.0%
---------------------------------------------
       14            175.0%        140.0%
---------------------------------------------
       15            187.5%        150.0%
---------------------------------------------
       16            200.0%        160.0%
---------------------------------------------
       17            212.5%        170.0%
---------------------------------------------
       18            225.0%        180.0%
---------------------------------------------
       19            237.5%        190.0%
---------------------------------------------
       20            250.0%        200.0%
---------------------------------------------


The following examples illustrate the Accumulation Benefit calculations under Guarantee Options 1 and 2 on the Rider Maturity Date. For the purpose of illustrating the Accumulation Benefit calculation, the examples assume the Benefit Base is the same on the Rider Date and the Rider Maturity Date.

 Example 1: Guarantee Option 1

Guarantee Option:                                   1
Rider Period:                                      15
AB Factor:                                     187.5%
Rider Date:                                    1/2/04
Rider Maturity Date:                           1/2/19
Benefit Base on Rider Date:                   $50,000
Benefit Base on rider Maturity Date:          $50,000


On the Rider Maturity Date (1/2/19):
Accumulation Benefit  = Benefit Base on Rider Maturity
                       Date x AB Factor
                       = $50,000 x 187.5%
                       = $93,750


Example 2: Guarantee Option 2

Guarantee Option:                                   2
Rider Period:                                      15
AB Factor:                                     150.0%
Rider Date:                                    1/2/04
Rider Maturity Date:                           1/2/19
Benefit Base on Rider Date:                   $50,000
Benefit Base on rider Maturity Date:          $50,000


On the Rider Maturity Date (1/2/19):
Accumulation Benefit  = Benefit Base on Rider Maturity
                       Date x AB Factor
                       = $50,000 x 150.0%
                       = $75,000


Guarantee Option 1 offers a higher AB Factor and more rider periods than Guarantee Option 2. Guarantee Option 1 and Guarantee Option 2 have different investment restrictions. See "Investment Requirements" below for more information.


BENEFIT BASE.
The Benefit Base is used solely for purposes of determining the Rider Fee and the Accumulation Benefit. The Benefit Base is not available as a Contract Value, Settlement Value, or Death Proceeds. On the Rider Date, the "BENEFIT BASE" is equal to the Contract Value. After the Rider Date, the Benefit Base will be recalculated for purchase payments and withdrawals as follows:

.. The Benefit Base will be increased by purchase payments made prior to or on the first Contract Anniversary following the Rider Date. Subject to the terms and conditions of your Contract, you may add purchase payments after this date, but they will not be included in the calculation of the Benefit Base. THEREFORE, IF YOU PLAN TO MAKE PURCHASE PAYMENTS AFTER THE FIRST CONTRACT ANNIVERSARY FOLLOWING THE RIDER DATE, YOU SHOULD CONSIDER


                                 24  PROSPECTUS

  CAREFULLY WHETHER THIS OPTION IS APPROPRIATE FOR YOUR NEEDS.

.. The Benefit Base will be decreased by a Withdrawal Adjustment for each withdrawal you make. The Withdrawal Adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

  (a) = the withdrawal amount;

  (b) = the Contract Value immediately prior to the withdrawal; and

  (c) = the Benefit Base immediately prior to the withdrawal.

Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge also may apply. See Appendix G for numerical examples that illustrate how the Withdrawal Adjustment is applied.

The Benefit Base will never be less than zero.


INVESTMENT REQUIREMENTS.
If you add the TrueReturn Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest during the Rider Period. The specific requirements will depend on the model portfolio option ("Model Portfolio Option") you have selected and the effective date of your TrueReturn Option. These requirements are described below in more detail. These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-Accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and restrictions on transfers to or from certain investment alternatives. We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable to a Guarantee Option or a Model Portfolio Option available under a Guarantee Option at any time in our sole discretion. Any changes we make will not apply to a TrueReturn Option that was made a part of your Contract prior to the implementation date of the change, except for changes made due to a change in investment alternatives available under the Contract. Any changes we make will apply to a new TrueReturn Option elected subsequent to the change pursuant to the Rider Trade-In Option.

When you add the TrueReturn Option to your Contract, you must allocate your entire Contract Value as follows:

(1) to a Model Portfolio Option available with the Guarantee Option you selected, as defined below; or

(2) to the DCA Fixed Account Option and then transfer all purchase payments and interest according to a Model Portfolio Option available with the Guarantee Option you selected; or

(3) to a combination of (1) and (2) above.

For (2) and (3) above, the requirements for the DCA Fixed Account Option must be met. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information.

On the Rider Date, you must select only one of the Model Portfolio Options in which to allocate your Contract Value. After the Rider Date, you may transfer your entire Contract Value to any of the other Model Portfolio Options available with your Guarantee Option. We currently offer several Model Portfolio Options with each of the available Guarantee Options. The Model Portfolio Options that are available under Guarantee Options may differ depending upon the effective date of your TrueReturn Option. Please refer to the Model Portfolio Option 1, Model Portfolio Option 2 and TrueBalance/SM/ Model Portfolio Options sections below for more details. We may add other Model Portfolio Options in the future. We also may remove Model Portfolio Options in the future anytime prior to the date you select such Model Portfolio Option. In addition, if the investment alternatives available under the Contract change, we may revise the Model Portfolio Options. The following table summarizes the Model Portfolio Options currently available for use with each Guarantee Option under the TrueReturn
Option:

                           GUARANTEE OPTION 1                                     GUARANTEE OPTION 2
------------------------------------------------------------------------------------------------------------
* Model Portfolio Option 1                                                  * Model Portfolio Option 2
* TrueBalance Conservative Model Portfolio Option                          * TrueBalance Conservative Model
* TrueBalance Moderately Conservative Model Portfolio Option                Portfolio Option
                                                                           * TrueBalance Moderately
                                                                            Conservative Model Portfolio
                                                                            Option
                                                                           * TrueBalance Moderate Model
                                                                            Portfolio Option
                                                                           * TrueBalance Moderately
                                                                            Aggressive Model Portfolio
                                                                            Option
                                                                           * TrueBalance Aggressive Model
                                                                            Portfolio Option
------------------------------------------------------------------------------------------------------------


You may not allocate any of your Contract Value to the Standard Fixed Account Option or to the MVA Fixed Account Option. You must transfer any portion of your Contract Value that is allocated to the Standard Fixed Account Option or to the MVA Fixed Account Option to the Variable Sub-Accounts prior to adding the TrueReturn Option to your Contract. Transfers from the MVA Fixed Account Option may be subject to a Market Value Adjustment. You may allocate any portion of your purchase payments to the DCA Fixed Account Option on the Rider Date, provided the DCA Fixed Account Option is available with your Contract and in your state. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information. We use the term "Transfer Period Account" to refer to each purchase


                                 25  PROSPECTUS
payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to the percentage allocations for the Model Portfolio Option you selected.

Any subsequent purchase payments made to your Contract will be allocated to the Variable Sub-Accounts according to your most recent instructions on file with us. You must comply with any required percentage allocations for the Model Portfolio Option you have selected. You may also request that purchase payments be allocated to the DCA Fixed Account Option. Purchase payments allocated to the DCA Fixed Account Option must be $500 or more. Any withdrawals you request will reduce your Contract Value invested in each of the investment alternatives on a pro rata basis in the proportion that your Contract Value in each bears to your total Contract Value in all Variable Sub-Accounts, unless you request otherwise.


MODEL PORTFOLIO OPTION 1.
If you choose Model Portfolio Option 1 or transfer your entire Contract Value into Model Portfolio Option 1 under Guarantee Option 1, you must allocate a certain percentage of your Contract Value into each of three asset categories. Please note that certain investment alternatives are not available under Model Portfolio Option 1. You may choose the Variable Sub-Accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-Accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

Effective October 1, 2004, certain Variable Sub-Accounts under Model Portfolio 1 were reclassified into different asset categories. These changes apply to True Return Options effective prior to and on or after October 1, 2004.

The following table describes the percentage allocation requirements for Model Portfolio Option 1 and Variable Sub-Accounts available under each category (1,7):

                     MODEL PORTFOLIO OPTION 1
---------------------------------------------------------------------
                          20% Category A
                          50% Category B
                          30% Category C
                           0% Category D
---------------------------------------------------------------------
CATEGORY A
Morgan Stanley VIS Money Market - Class Y Sub-Account
CATEGORY B
Morgan Stanley VIS High Yield - Class Y Sub-Account(1)
Morgan Stanley VIS Income Plus - Class Y Sub-Account(6)
Morgan Stanley VIS Limited Duration - Class Y Sub-Account
Fidelity VIP High Income - Service Class 2 Sub-Account(2)
FTVIP Franklin High Income - Class 2 Sub-Account(1)
Van Kampen UIF Emerging Markets Debt, Class II Sub-Account(1)
Van Kampen UIF U.S. Real Estate, Class II Sub-Account(3)
CATEGORY C
Morgan Stanley VIS Dividend Growth - Class Y Sub-Account
Morgan Stanley VIS Equity - Class Y Sub-Account
Morgan Stanley VIS Global Dividend Growth - Class Y Sub-Account
Morgan Stanley VIS Income Builder - Class Y Sub-Account(1)
Morgan Stanley VIS Strategist - Class Y Sub-Account
Morgan Stanley VIS S&P 500 Index - Class Y Sub-Account
Morgan Stanley VIS Utilities - Class Y Sub-Account(1)
AllianceBernstein Growth - Class B Sub-Account
AllianceBernstein Growth and Income - Class B Sub-Account(1)
AllianceBernstein International Value - Class B Sub-Account(2)
AllianceBernstein Small/Mid Cap Value - Class B Sub-Account(5)
AllianceBernstein Utility Income - Class B Sub-Account(2)
AllianceBernstein Value - Class B Sub-Account(2)
AIM V.I. Basic Value - Series II Sub-Account(1)
AIM V.I. Premier Equity - Series II Sub-Account(1)
Fidelity VIP Contrafund(R)  - Service Class 2 Sub-Account(2)
Fidelity VIP Growth & Income - Service Class 2 Sub-Account(2)
Fidelity VIP Mid Cap - Service Class 2 Sub-Account(2)
FTVIP Franklin Flex Cap Growth Securities - Class 2 Sub-Account(2)
FTVIP Franklin Income Securities - Class 2 Sub-Account
FTVIP Mutual Discovery Securities - Class 2 Sub-Account(2)
FTVIP Mutual Shares Securities - Class 2 Sub-Account
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
Goldman Sachs VIT CORE(SM) Small Cap Equity Sub-Account(2)
Goldman Sachs VIT CORE(SM) U.S. Equity Sub-Account(2)
Goldman Sachs VIT Growth and Income Sub-Account(2)
Goldman Sachs VIT Mid Cap Value Sub-Account(2)
Putnam VT Growth and Income - Class IB Sub-Account(1)
Putnam VT International Equity - Class IB Sub-Account
Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account
Putnam VT New Value - Class IB Sub-Account(2)
Putnam VT Voyager - Class IB Sub-Account
Van Kampen LIT Comstock, Class II Sub-Account
Van Kampen LIT Emerging Growth, Class II Sub-Account
Van Kampen LIT Growth and Income, Class II Sub-Account
Van Kampen UIF Emerging Markets Equity, Class II Sub-Account(3)
Van Kampen UIF Equity and Income, Class II Sub-Account(3)
Van Kampen UIF Global Franchise, Class II Sub-Account(3)
Van Kampen UIF Mid Cap Growth, Class II Sub-Account(3)
Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account(3)
CATEGORY D (VARIABLE SUB-ACCOUNTS NOT AVAILABLE UNDER MODEL
PORTFOLIO OPTION 1)
Morgan Stanley VIS Aggressive Equity - Class Y Sub-Account
Morgan Stanley VIS European Equity - Class Y Sub-Account(4)
Morgan Stanley VIS Global Advantage - Class Y Sub-Account(1)
Morgan Stanley VIS Information - Class Y Sub-Account(1)
AIM V.I. Capital Appreciation - Series II Sub-Account(1)
AIM V.I. Mid Cap Core Equity - Series II Sub-Account(1)
AllianceBernstein Large Cap Growth - Class B Sub-Account(1,5)
Putnam VT Investors - Class IB Sub-Account(7)
Van Kampen LIT Aggressive Growth, Class II Sub-Account
Van Kampen UIF Equity Growth, Class II Sub-Account(3)
Van Kampen UIF Small Company Growth, Class II Sub-Account

Each calendar quarter, we will use the Automatic Portfolio Rebalancing Program to automatically rebalance your Contract Value in each Variable Sub-


                                 26  PROSPECTUS

Account and return it to the percentage allocation requirements for Model Portfolio Option 1. We will use the percentage allocations as of your most recent instructions.

1) Effective May 1, 2005, the AIM V.I. Basic Value - Series II Sub-Account, the AIM V.I. Capital Appreciation - Series II Sub-Account, the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, the AIM V.I. Premier Equity - Series II Sub-Account, the AllianceBernstein Growth and Income - Class B Sub-Account, the AllianceBernstein Large Cap Growth - Class B Sub-Account (formerly AllianceBernstein Premier Growth - Class B Sub-Account), the FTVIP Franklin High Income - Class 2 Sub-Account, the Morgan Stanley VIS Global Advantage - Class Y Sub-Account, the Morgan Stanley VIS High Yield - Class Y Sub-Account, the Morgan Stanley VIS Income Builder - Class Y Sub-Account, the Morgan Stanley VIS Information - Class Y Sub-Account, the Morgan Stanley VIS Utilities - Class Y Sub-Account, the Putnam VT Growth and Income - Class IB Sub-Account and the Van Kampen UIF Emerging Markets Debt, Class II Sub-Account are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts, you may continue your investments. If prior to May 1, 2005, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed. If you choose to add this TrueReturn Option on or after May 1, 2005, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with the TrueReturn Option prior to adding the TrueReturn Option to your Contract.

2) The Variable Sub-Account was first offered under the Contracts on April 30, 2005.

3) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

4) Effective December 30, 2004, the Morgan Stanley VIS European Growth Portfolio
  - Class Y, changed its name to the Morgan Stanley VIS European Equity Portfolio - Class Y. We have made a corresponding change to the name of the Variable Sub-Account that invests in this Portfolio.

5) Effective May 2, 2005, the AllianceBernstein Premier Growth Portfolio - Class B and the AllianceBernstein Small Cap Value Portfolio - Class B changed their names to the AllianceBernstein Large Cap Growth Portfolio - Class B and the AllianceBernstein Small/ Mid Cap Value Portfolio - Class B, respectively. We have made a corresponding change to the name of the Variable Sub-Accounts that invest in these Portfolios.

6) Effective April 29, 2005, the Morgan Stanley VIS Quality Income Plus Portfolio-Class Y changed its name to Morgan Stanley VIS Income Plus Portfolio
  - Class Y. We have made a corresponding change to the name of the Variable Sub-Account that invests in this Portfolio.

7) The Putnam VT Investors - Class IB Sub-Account was only offered with Contracts issued prior to May 1, 2004, and is no longer available for new investments. If you invested in this Variable Sub-Account prior to May 1, 2004, you may continue your investment. If prior to May 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to this Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed. On or after May 1, 2004, you must transfer any portion of your Contract Value that is allocated to this Variable Sub-Account to any of the remaining Variable Sub-Accounts available with TrueReturn Option prior to adding the TrueReturn Option to your Contract.

MODEL PORTFOLIO OPTION 2
The investment requirements under Model Portfolio Option 2 depend on the Rider Date of your TrueReturn Option.

MODEL PORTFOLIO OPTION 2 (RIDER DATE PRIOR TO OCTOBER 1, 2004)
If your TrueReturn Option Rider Date is prior to October 1, 2004, and you choose Model Portfolio Option 2 or transfer your entire Contract Value into Model Portfolio Option 2, you may allocate your Contract Value among any of a selected group of available Variable Sub-Accounts listed below. You may choose the Variable Sub-Accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-Accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The following table describes the percentage allocation requirements for Model Portfolio Option 2 (Rider Date prior to October 1, 2004) and the Variable Sub-Accounts available under each category (1,7):

  Model Portfolio Option 2 (Rider Date Prior to October 1, 2004)

---------------------------------------------------------------------
                          10% Category A
                          20% Category B
                          50% Category C
                          20% Category D
---------------------------------------------------------------------

                                 27  PROSPECTUS

CATEGORY A
Morgan Stanley VIS Money Market - Class Y Sub-Account
CATEGORY B
Morgan Stanley VIS High Yield - Class Y Sub-Account(1)
Morgan Stanley VIS Income Plus - Class Y Sub-Account(6)
Morgan Stanley VIS Limited Duration - Class Y Sub-Account
FTVIP Franklin High Income - Class 2 Sub-Account(1)
Fidelity VIP High Income - Service Class 2 Sub-Account(2)
Van Kampen UIF U.S. Real Estate, Class II Sub-Account(3)
Van Kampen UIF Emerging Markets Debt, Class II Sub-Account(1)(3)
CATEGORY C
Morgan Stanley VIS Dividend Growth - Class Y Sub-Account
Morgan Stanley VIS Equity - Class Y Sub-Account
Morgan Stanley VIS Income Builder - Class Y Sub-Account
Morgan Stanley VIS S&P 500 Index - Class Y Sub-Account
Morgan Stanley VIS Strategist - Class Y Sub-Account
Morgan Stanley VIS Utilities - Class Y Sub-Account(1)
AIM V.I. Basic Value - Series II Sub-Account(1)
AIM V.I. Premier Equity - Series II Sub-Account(1)
AllianceBernstein Growth and Income - Class B Sub-Account(1)
AllianceBernstein International Value - Class B Sub-Account(2)
AllianceBernstein Utility Income - Class B Sub-Account(2)
AllianceBernstein Value - Class B Sub-Account(2)
Fidelity VIP Contrafund(R)  - Service Class 2 Sub-Account(2)
Fidelity VIP Growth & Income - Service Class 2 Sub-Account(2)
Fidelity VIP Mid Cap - Service Class 2 Sub-Account(2)
FTVIP Franklin Flex Cap Growth Securities - Class 2 Sub-Account(2)
FTVIP Franklin Income Securities - Class 2 Sub-Account
FTVIP Mutual Discovery Securities - Class 2 Sub-Account(2)
FTVIP Mutual Shares Securities - Class 2 Sub-Account
Goldman Sachs VIT CORE(SM) Small Cap Equity Sub-Account(2)
Goldman Sachs VIT CORE(SM) U.S. Equity Sub-Account(2)
Goldman Sachs VIT Growth and Income Sub-Account(2)
Goldman Sachs VIT Mid Cap Value Sub-Account(2)
Putnam VT Growth and Income - Class IB Sub-Account(1)
Putnam VT New Value - Class IB Sub-Account(2)
Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account
Van Kampen LIT Comstock, Class II Sub-Account
Van Kampen LIT Growth and Income, Class II Sub-Account
Van Kampen UIF Equity and Income, Class II Sub-Account(3)
Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account(3)
CATEGORY D
Morgan Stanley VIS Aggressive Equity - Class Y Sub-Account
Morgan Stanley VIS European Equity - Class Y Sub-Account(4)
Morgan Stanley VIS Global Advantage - Class Y Sub-Account(1)
Morgan Stanley VIS Global Dividend Growth - Class Y Sub-Account
Morgan Stanley VIS Information - Class Y Sub-Account(1)
AIM V.I. Capital Appreciation - Series II Sub-Account(1)
AIM V.I. Mid Cap Core Equity - Series II Sub-Account(1)
AllianceBernstein Growth - Class B Sub-Account
AllianceBernstein Large Cap Growth - Class B Sub-Account(1,5)
AllianceBernstein Small/Mid Cap Value - Class B Sub-Account(5)
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
Putnam VT International Equity - Class IB Sub-Account
Putnam VT Investors - Class IB Sub-Account(7)
Putnam VT Voyager - Class IB Sub-Account
Van Kampen LIT Aggressive Growth, Class II Sub-Account
Van Kampen LIT Emerging Growth, Class II Sub-Account
Van Kampen UIF Emerging Markets Equity, Class II Sub-Account(3)
Van Kampen UIF Equity Growth, Class II Sub-Account(3)
Van Kampen UIF Global Franchise, Class II Sub-Account(1)(3)
Van Kampen UIF Mid Cap Growth, Class II Sub-Account(3)
Van Kampen UIF Small Company Growth, Class II Sub-Account(3)

Each calendar quarter, we will use the Automatic Portfolio Rebalancing Program to automatically rebalance your Contract Value in each Variable Sub-Account and return it to the percentage allocation requirements for Model Portfolio Option 2 (Rider Date prior to October 1, 2004). We will use the percentage allocations as of your most recent instructions.

1) Effective May 1, 2005, the AIM V.I. Basic Value - Series II Sub-Account, the AIM V.I. Capital Appreciation - Series II Sub-Account, the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, the AIM V.I. Premier Equity - Series II Sub-Account, the AllianceBernstein Growth and Income - Class B Sub-Account, the AllianceBernstein Large Cap Growth - Class B Sub-Account (formerly AllianceBernstein Premier Growth - Class B Sub-Account), the FTVIP Franklin High Income - Class 2 Sub-Account, the Morgan Stanley VIS Global Advantage - Class Y Sub-Account, the Morgan Stanley VIS High Yield - Class Y Sub-Account, the Morgan Stanley VIS Income Builder - Class Y Sub-Account, the Morgan Stanley VIS Information - Class Y Sub-Account, the Morgan Stanley VIS Utilities - Class Y Sub-Account, the Putnam VT Growth and Income - Class IB Sub-Account and the Van Kampen UIF Emerging Markets Debt, Class II Sub-Account are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts, you may continue your investments. If prior to May 1, 2005, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed. If you choose to add this TrueReturn Option on or after May 1, 2005, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with the TrueReturn Option prior to adding the TrueReturn Option to your Contract.

2) The Variable Sub-Account was first offered under the Contracts on April 30, 2005.

3) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.


                                 28  PROSPECTUS

4) Effective December 30, 2004, the Morgan Stanley VIS European Growth Portfolio
  - Class Y, changed its name to the Morgan Stanley VIS European Equity Portfolio - Class Y. We have made a corresponding change to the name of the Variable Sub-Account that invests in this Portfolio.

5) Effective May 2, 2005, the AllianceBernstein Premier Growth Portfolio - Class B and the AllianceBernstein Small Cap Value Portfolio - Class B changed their names to the AllianceBernstein Large Cap Growth Portfolio - Class B and the AllianceBernstein Small/ Mid Cap Value Portfolio - Class B, respectively. We have made a corresponding change to the name of the Variable Sub-Accounts that invest in these Portfolios.

6) Effective April 29, 2005, the Morgan Stanley VIS Quality Income Plus Portfolio-Class Y changed its name to Morgan Stanley VIS Income Plus Portfolio
  - Class Y. We have made a corresponding change to the name of the Variable Sub-Account that invests in this Portfolio.

7) The Putnam VT Investors - Class IB Sub-Account was only offered with Contracts issued prior to May 1, 2004, and is no longer available for new investments. If you invested in the Variable Sub-Account that invests in this Portfolio prior to May 1, 2004, you may continue your investment. If prior to May 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to this Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed. On or after May 1, 2004, you must transfer any portion of your Contract Value that is allocated to this Variable Sub-Account to any of the remaining Variable Sub-Accounts available with TrueReturn Option prior to adding the TrueReturn Option to your Contract.

MODEL PORTFOLIO OPTION 2 (RIDER DATE ON OR AFTER OCTOBER 1, 2004)
If your TrueReturn Option Rider Date is on or after October 1, 2004, and you choose Model Portfolio Option 2 or transfer your entire Contract Value into Model Portfolio Option 2, you may allocate your Contract Value among any of a selected group of available Variable Sub-Accounts listed below. However, you may not allocate your Contract Value among any of the excluded Variable Sub-Accounts listed below. You may choose to invest in or transfer among any of the available Variable Sub-Accounts. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.



The following table lists the available and excluded Variable Sub-Accounts under Model Portfolio Option 2(Rider Date on or after October 1, 2004)(1):

                           AVAILABLE
Morgan Stanley VIS Dividend Growth - Class Y Sub-Account
Morgan Stanley VIS Equity - Class Y Sub-Account
Morgan Stanley VIS Global Dividend Growth - Class Y Sub-Account
Morgan Stanley VIS High Yield - Class Y Sub-Account(1)
Morgan Stanley VIS Income Builder - Class Y Sub-Account(1)
Morgan Stanley VIS Income Plus - Class Y Sub-Account(6)
Morgan Stanley VIS Limited Duration - Class Y Sub-Account
Morgan Stanley VIS Money Market - Class Y Sub-Account
Morgan Stanley VIS S&P 500 Index - Class Y Sub-Account
Morgan Stanley VIS Strategist - Class Y Sub-Account
Morgan Stanley VIS Utilities - Class Y Sub-Account(1)
AIM V.I. Basic Value - Series II Sub-Account(1)
AIM V.I. Premier Equity - Series II Sub-Account(1)
AllianceBernstein Growth - Class B Sub-Account
AllianceBernstein Growth and Income - Class B Sub-Account(1)
AllianceBernstein International Value - Class B Sub-Account(2)
AllianceBernstein Small/Mid Cap Value - Class B Sub-Account(5)
AllianceBernstein Utility Income - Class B Sub-Account(2)
AllianceBernstein Value - Class B Sub-Account(2)
Fidelity VIP Contrafund(R)  - Service Class 2 Sub-Account(2)
Fidelity VIP Growth & Income - Service Class 2 Sub-Account(2)
Fidelity VIP High Income - Service Class 2 Sub-Account(2)
Fidelity VIP Mid Cap - Service Class 2 Sub-Account(2)
FTVIP Franklin Flex Cap Growth Securities - Class 2
Sub-Account(2)
FTVIP Franklin High Income - Class 2 Sub-Account(1)
FTVIP Franklin Income Securities - Class 2 Sub-Account
FTVIP Mutual Discovery Securities - Class 2 Sub-Account(2)
FTVIP Mutual Shares Securities - Class 2 Sub-Account
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
Goldman Sachs VIT CORE(SM) Small Cap Equity Sub-Account(2)
Goldman Sachs VIT CORE(SM) U.S. Equity Sub-Account(2)
Goldman Sachs VIT Growth and Income Sub-Account(2)
Goldman Sachs VIT Mid Cap Value Sub-Account(2)
Putnam VT Growth and Income - Class IB Sub-Account(1)
Putnam VT International Equity - Class IB Sub-Account
Putnam VT New Value - Class IB Sub-Account(2)
Putnam VT The George Putnam Fund of Boston - Class IB
Sub-Account
Putnam VT Voyager - Class IB Sub-Account
Van Kampen LIT Comstock, Class II Sub-Account
Van Kampen LIT Emerging Growth, Class II Sub-Account
Van Kampen LIT Growth and Income, Class II Sub-Account
Van Kampen UIF Emerging Markets Debt, Class II Sub-Account(1)
Van Kampen UIF Emerging Markets Equity, Class II Sub-Account(3)
Van Kampen UIF Equity and Income, Class II Sub-Account(3)
Van Kampen UIF Global Franchise, Class II Sub-Account(3)
Van Kampen UIF Mid Cap Growth, Class II Sub-Account(3)
Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account(3)
Van Kampen UIF U.S. Real Estate, Class II Sub-Account(3)
                            EXCLUDED
Morgan Stanley VIS Aggressive Equity - Class Y Sub-Account
Morgan Stanley VIS European Equity - Class Y Sub-Account(4)
Morgan Stanley VIS Global Advantage - Class Y Sub-Account(1)
Morgan Stanley VIS Information - Class Y Sub-Account(1)
AIM V.I. Capital Appreciation - Series II Sub-Account(1)
AIM V.I. Mid Cap Core Equity - Series II Sub-Account(1)
AllianceBernstein Large Cap Growth - Class B Sub-Account(1,5)
Van Kampen LIT Aggressive Growth, Class II Sub-Account
Van Kampen UIF Equity Growth, Class II Sub-Account(3)
Van Kampen UIF Small Company Growth, Class II Sub-Account



                                 29  PROSPECTUS

1) The Putnam VT Investors - Class IB Sub-Account was only offered with Contracts issued prior to May 1, 2004, closed to new investments effective May 1, 2004, and is not available with this TrueReturn Option. On or after May 1, 2004, you must transfer any portion of your Contract Value that is allocated to this Variable Sub-Account to any of the remaining Variable Sub-Accounts available with this TrueReturn Option prior to adding the TrueReturn Option to your Contract. Effective May 1, 2005, the AIM V.I. Basic Value - Series II Sub-Account, the AIM V.I. Capital Appreciation - Series II Sub-Account, the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, the AIM V.I. Premier Equity - Series II Sub-Account, the AllianceBernstein Growth and Income - Class B Sub-Account, the AllianceBernstein Large Cap Growth - Class B Sub-Account (formerly AllianceBernstein Premier Growth - Class B Sub-Account), the FTVIP Franklin High Income - Class 2 Sub-Account, the Morgan Stanley VIS Global Advantage - Class Y Sub-Account, the Morgan Stanley VIS High Yield - Class Y Sub-Account, the Morgan Stanley VIS Income Builder - Class Y Sub-Account, the Morgan Stanley VIS Information - Class Y Sub-Account, the Morgan Stanley VIS Utilities - Class Y Sub-Account, the Putnam VT Growth and Income - Class IB Sub-Account and the Van Kampen UIF Emerging Markets Debt, Class II Sub-Account are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts, you may continue your investments. If prior to May 1, 2005, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed. If you choose to add this TrueReturn Option on or after May 1, 2005, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with the TrueReturn Option prior to adding the TrueReturn Option to your Contract.

2) The Variable Sub-Account was first offered under the Contracts on April 30, 2005.

3) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

4) Effective December 30, 2004, the Morgan Stanley VIS European Growth Portfolio
  - Class Y, changed its name to the Morgan Stanley VIS European Equity Portfolio - Class Y. We have made a corresponding change to the name of the Variable Sub-Account that invests in this Portfolio.

5) Effective May 2, 2005, the AllianceBernstein Premier Growth Portfolio - Class B and the AllianceBernstein Small Cap Value Portfolio - Class B changed their names to the AllianceBernstein Large Cap Growth Portfolio - Class B and the AllianceBernstein Small/ Mid Cap Value Portfolio - Class B, respectively. We have made a corresponding change to the name of the Variable Sub-Accounts that invest in these Portfolios.

6) Effective April 29, 2005, the Morgan Stanley VIS Quality Income Plus Portfolio-Class Y changed its name to Morgan Stanley VIS Income Plus Portfolio
  - Class Y. We have made a corresponding change to the name of the Variable Sub-Account that invests in this Portfolio.

TRUEBALANCE/SM/ MODEL PORTFOLIO OPTIONS.
If you choose one of the TrueBalance/SM/ Model Portfolio Options or transfer your entire Contract Value into one of the TrueBalance/SM/ Model Portfolio Options, you may not choose the Variable Sub-Accounts or make transfers among the Variable Sub-Accounts in the TrueBalance Model Portfolio Option. Each TrueBalance Model Portfolio involves an allocation of assets among a group of pre-selected Variable Sub-Accounts. You cannot make transfers among the Variable Sub-Accounts nor vary the Variable Sub-Accounts that comprise a TrueBalance Model Portfolio Option. If you choose a TrueBalance Model Portfolio Option, we will invest and periodically reallocate your Contract Value according to the allocation percentages and requirements for the TrueBalance Model Portfolio Option you have selected currently. For more information regarding the TrueBalance program, see the "TrueBalance/SM/ Asset Allocation Program" section of this prospectus. However, note that the restrictions described in this section, specifically the restrictions on transfers and the requirement that all of your Contract Value be allocated to a TrueBalance Model Portfolio Option, apply to the TrueBalance program only if you have added the TrueReturn Option to your Contract.

Please note only certain TrueBalance Model Portfolio Options are available with your TrueReturn Option as summarized in the table under Investment Requirements above.


CANCELLATION OF THE TRUERETURN OPTION.
You may not cancel the TrueReturn Option or make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option and/or Model Portfolio Option prior to the 5th Rider Anniversary. On or after the 5th Rider Anniversary, we will cancel the TrueReturn Option if you make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option and/or Model Portfolio Option. We will not cancel the TrueReturn Option or make any changes to your investment allocations or to the Automatic Portfolio Rebalancing Program that are inconsistent with the

                                 30  PROSPECTUS
investment restrictions applicable to your Guarantee Option until we receive notice from you that you wish to cancel the TrueReturn Option. No Accumulation Benefit will be paid if you cancel the Option prior to the Rider Maturity Date.


DEATH OF OWNER OR ANNUITANT.
If the Contract Owner or Annuitant dies before the Rider Maturity Date and the Contract is continued under Option D, as described on page 68, of the Death of Owner or Death of Annuitant provision of your Contract, then the TrueReturn Option will continue, unless the new Contract Owner elects to cancel this Option. If the TrueReturn Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D, then the TrueReturn Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.


RIDER TRADE-IN OPTION.
We offer a "RIDER TRADE-IN OPTION" that allows you to cancel your TrueReturn Option and immediately add a new TrueReturn Option ("NEW OPTION"), provided all of the following conditions are met:

.. The trade-in must occur on or after the 5th Rider Anniversary and prior to the Rider Maturity Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

.. The New Option will be made a part of your Contract on the date the existing
  TrueReturn Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

.. The New Option must be a TrueReturn Option that we make available for use with the Rider Trade-In Option.

.. The issue requirements and terms and conditions of the New Option must be met as of the date the New Option is made a part of your Contract.

For example, if you trade-in your TrueReturn Option:

.. the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Option at the time of trade-in;

.. the Benefit Base for the New Option will be based on the Contract Value as of the new Rider Date;

.. the AB Factor will be determined by the Rider Periods and Guarantee Options available with the New Option;

.. the Model Portfolio Options will be determined by the Model Portfolio Options offered with the Guarantee Options available with the New Option;

.. any waiting period for canceling the New Option will start again on the new
  Rider Date;

.. any waiting period for exercising the Rider Trade-In Option will start again on the new Rider Date; and

.. the terms and conditions of the Rider Trade-In Option will be according to the requirements of the New Option.

Currently, we are also making the SureIncome Option available at the time of your first utilization of this TrueReturn Rider Trade-In Option. We may discontinue offering the SureIncome Option under the Rider Trade-In Option for new TrueReturn Options added in the future at anytime at our discretion. You may cancel your TrueReturn Option and immediately add a new SureIncome Option, provided all of the following conditions are met:

.. The trade-in must occur on or after the 5th Rider Anniversary and prior to the Rider Maturity Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

.. The new SureIncome Option will be made a part of your Contract on the date the existing TrueReturn Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

.. The new SureIncome Option must be a SureIncome Option that we make available for use with this Rider Trade-In Option.

.. The issue requirements and terms and conditions of the new SureIncome Option must be met as of the date the new SureIncome Option is made a part of your Contract.

You should consult with your Morgan Stanley Financial Advisor before trading in your TrueReturn Option.


TERMINATION OF THE TRUERETURN OPTION.
The TrueReturn Option will terminate on the earliest of the following to occur:

.. on the Rider Maturity Date;

.. on the Payout Start Date;

.. on the date your Contract is terminated;

.. on the date the Option is cancelled;

.. on the date we receive a Complete Request for Settlement of the Death
  Proceeds; or

.. on the date the Option is replaced with a New Option under the Rider Trade-In
  Option.

We will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date.

                                 31  PROSPECTUS

SUREINCOME WITHDRAWAL BENEFIT OPTION
We offer the SureIncome Withdrawal Benefit Option which is available for an additional fee. The SureIncome Option provides a guaranteed withdrawal benefit that gives you the right to take limited partial withdrawals that total an amount equal to your purchase payments (subject to certain restrictions). Therefore, regardless of the subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until your Benefit Base is exhausted (terms defined below).

The SureIncome Option guarantees an amount up to the "BENEFIT PAYMENT REMAINING" which will be available for withdrawal from the Contract each "BENEFIT YEAR" until the "BENEFIT BASE" (defined below) is reduced to zero. If the Contract Value is reduced to zero and the Benefit Base is still greater than zero, we will distribute an amount equal to the Benefit Base to the Contract owner as described below under the "WITHDRAWAL BENEFIT PAYOUT PHASE".

For purposes of the SureIncome Option, "withdrawal" means the gross amount of a withdrawal before any applicable charges such as withdrawal charges, fees, taxes or adjustments including any applicable Market Value Adjustments and surrender charges. Under the SureIncome Option, we do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value.

The "RIDER DATE" is the date the SureIncome Option was made a part of your Contract. The initial Benefit Year is the period between the Rider Date and the first Contract Anniversary after the Rider Date. Each subsequent Benefit Year will coincide with (the same as) the Contract Year.

The SureIncome Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. You may not add the SureIncome Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the SureIncome Option. Currently, you may have only one SureIncome Option in effect on your Contract at one time. You may only have one of the following in effect on your Contract at the same time: a SureIncome Option, a TrueReturn Option, or a Retirement Income Guarantee Option. The SureIncome Option is only available if the oldest Contract Owner and oldest Annuitant are age 80 or younger on the effective date of the Rider (the "Rider Application Date") (The maximum age may depend on your state). The SureIncome Option is not available to be added to a Contract categorized as a Tax Sheltered Annuity as defined under Internal Revenue Code Section 403(b) at this time. We reserve the right to make the SureIncome Option available to such Contracts on a nondiscriminatory basis in the future at our discretion. Once added to your Contract, the SureIncome Option may be cancelled at any time on or after the 5th calendar year anniversary of the Rider Date by notifying us in writing in a form satisfactory to us.

The SureIncome Option may not be available in all states. We may discontinue offering the SureIncome Option at any time to new Contract Owners and to existing Contract Owners who did not elect the SureIncome Option prior to the date of discontinuance.


WITHDRAWAL BENEFIT FACTOR
The "WITHDRAWAL BENEFIT FACTOR" is used to determine the "BENEFIT PAYMENT" and Benefit Payment Remaining. We currently offer a Withdrawal Benefit Factor equal to 8%. We reserve the right to make other Withdrawal Benefit Factors available in the future for new SureIncome Options and/or to eliminate the current Withdrawal Benefit Factor. Once a Withdrawal Benefit Factor has been established for a SureIncome Option, it cannot be changed after the Rider Date unless that SureIncome Option is terminated.


BENEFIT PAYMENT AND BENEFIT PAYMENT REMAINING
The Benefit Payment is the amount available at the beginning of each Benefit Year that you may withdraw during that Benefit Year. The Withdrawal Benefit Factor and the Benefit Base are used to determine your Benefit Payment. The Benefit Payment Remaining is the amount remaining after any previous withdrawals in a Benefit Year that you may withdraw without reducing your Benefit Base by more than the amount of the withdrawal and without reducing your Benefit Payment available in future Benefit Years. Please note that any premiums or withdrawals made on a Contract Anniversary would be applied to the Benefit Year that just ended on that Contract Anniversary.

The Benefit Payment Remaining is equal to the Benefit Payment at the beginning of each Benefit Year.

During each Benefit Year the Benefit Payment Remaining will be increased by purchase payments multiplied by the Withdrawal Benefit Factor (currently 8% for new SureIncome Options) and reduced by the amount of each withdrawal. The Benefit Payment Remaining will never be less than zero.

On the Rider Date, the Benefit Payment is equal to the greater of:

.. The Contract Value multiplied by the Withdrawal Benefit Factor (currently 8% for new SureIncome Options); or

.. The value of the Benefit Payment of the previous Withdrawal Benefit Option
  (attached to your Contract) which is being terminated under a rider trade-in option (see "Rider Trade-In Option" below for more information), if applicable.

After the Rider Date, the Benefit Payment will be increased by purchase payments multiplied by the
                                 32  PROSPECTUS

Withdrawal Benefit Factor and affected by withdrawals as follows:

  If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment is unchanged.

If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment will be the lesser of:

.. The Benefit Payment immediately prior to the withdrawal; or

.. the Contract Value immediately prior to withdrawal less the amount of the withdrawal, multiplied by the Withdrawal Benefit Factor.

At our discretion, the Benefit Payment available during a Benefit Year may be increased on a nondiscriminatory basis and without prior notice in order to satisfy IRS minimum distribution requirements on the Contract under which this Option has been elected. We are currently not increasing the Benefit Payment available to satisfy IRS minimum distribution requirements.


BENEFIT BASE
The Benefit Base is not available as a Contract Value or Settlement Value. The Benefit Base is used solely to help calculate the Rider Fee, the amount that may be withdrawn and payments that may be received under the SureIncome Option. On the Rider Date, the Benefit Base is equal to the Contract Value. After the Rider Date, the Benefit Base will be increased by purchase payments and decreased by withdrawals as follows:

.. If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be reduced by the amount of the withdrawal.

If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be the lesser of:

.. The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or

.. The Benefit Base immediately prior to withdrawal less the amount of the withdrawal.

The Benefit Base may also be reduced in other situations as detailed in the "Owner and Assignment of Payments or Interest" section below.

IF THE BENEFIT BASE IS REDUCED TO ZERO, THIS SUREINCOME OPTION WILL TERMINATE.

For numerical examples that illustrate how the values defined under the SureIncome Option are calculated, see Appendix H.


CONTRACT OWNER AND ASSIGNMENT OF PAYMENTS OR INTEREST
If you change the Contract Owner or assign any payments or interest under this Contract, as allowed, to any living or non-living person other than your spouse on or after the first calendar year anniversary of the Rider Date, the Benefit Base will be recalculated to be the lesser of the Contract Value and the Benefit Base at the time of assignment.


CONTRACT VALUE
If your Contract Value is reduced to zero due to fees or withdrawals and your Benefit Base is still greater than zero, your Contract will immediately enter the Withdrawal Benefit Payout Phase.

Under the SureIncome Option, we currently do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value. We reserve the right to change this at any time.


WITHDRAWAL BENEFIT PAYOUT PHASE
Under the Withdrawal Benefit Payout Phase, the Accumulation Phase of the Contract ends and the Contract enters the Payout Phase subject to the following:

  The "WITHDRAWAL BENEFIT PAYOUT START DATE" is the date the Withdrawal Benefit Payout Phase is entered and the Accumulation Phase of the Contract ends.

No further withdrawals, purchase payments or any other actions associated with the Accumulation Phase can be made after the Withdrawal Benefit Payout Start Date.

The Payout Start Date is the first day of the next Benefit Year after the Withdrawal Benefit Payout Start Date. We reserve the right to allow other Payout Start Dates to be requested on a nondiscriminatory basis without prior notice.

During the Withdrawal Benefit Payout Phase, we will make scheduled fixed income payments to the Owner (or new Contract Owner) at the end of each month starting one month after the Payout Start Date. The amount of each payment will be equal to the Benefit Payment divided by 12, unless a payment frequency other than monthly is requested in a form acceptable to us and received by us before the first payment is made (the amount of each payment will be adjusted accordingly; i.e. if the payment frequency requested is quarterly, the amount of each payment will be equal to the Benefit Payment divided by 4). Payments will be made over a period certain such that total payments made will equal the Benefit Base on the Payout Start Date; therefore, the final payment may be reduced. If your Contract is a qualified contract, meaning an individual retirement annuity qualified as defined under Internal Revenue Code Section 408(b) or a Tax Sheltered Annuity as defined under Internal Revenue Code Section 403(b), the period certain cannot exceed that which is required by Internal Revenue Code Section 401(a)(9) and regulations promulgated thereunder. Therefore, the amount of each payment under this Option may be larger so that the sum of the payments made over this period equals the Benefit Base on the Payout Start Date. Additionally, if your

                                 33  PROSPECTUS

Contract is a qualified contract, we will not permit a change in the payment frequency or level.

If your Contract is a non-qualified contract, we reserve the right to allow other payment frequencies or levels to be requested on a nondiscriminatory basis without prior notice. In no event will we allow more than one change in the payment frequency or level during a Contract Year.

If the Owner dies before all payments have been made, the remaining payments will continue to be made to the new Contract Owner as scheduled.

Once all scheduled payments have been paid, the Contract will terminate.

Generally, you may not make withdrawals, purchase payments or any other actions associated with the Accumulation Phase after the Withdrawal Benefit Payout Start Date.


EXAMPLE
BEGINNING OF BENEFIT YEAR 1*
Contract Value = $100,000
Benefit Base = $100,000
Benefit Payment = $8,000
Benefit Payment Remaining = $8,000

In this example, you can take a Benefit Payment of up to $8,000 in Benefit Year
1. If a withdrawal of $6,000 is taken then the following values would apply:

Contract Value = $94,000 (Assuming that your Contract Value has not been affected by any other factors)
Benefit Base = $94,000
Benefit Payment = $8,000
Benefit Payment Remaining = $2,000

BEGINNING OF BENEFIT YEAR 2
Contract Value = $70,000 (Assuming that your contract value has declined due to poor performance)
Benefit Base = $94,000
Benefit Payment = $8,000
Benefit Payment Remaining = $8,000 (resets at the beginning of each benefit year)

In Benefit Year 2 you have the right to a Benefit Payment of $8,000 and since you have not taken any withdrawals yet in Benefit Year 2, the Benefit Payment Remaining would also be $8,000 at the beginning of Benefit Year 2.

*This example assumes an initial Contract Value of $100,000, no additional purchase payments, a withdrawal benefit factor of 8% and does not take into account fees or charges.


INVESTMENT REQUIREMENTS
If you add the SureIncome Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest. The specific requirements are described below and will depend on the Model Portfolio Option you have selected currently and your Withdrawal Benefit Factor. These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-Accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and restrictions on transfers to or from certain investment alternatives. We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable at any time in our sole discretion. Any changes we make will not apply to a SureIncome Option that was made a part of your Contract prior to the implementation date of the change, except for changes made due to a change in investment alternatives available under the Contract. This restriction does not apply to a new Option elected pursuant to the Rider Trade-In Option. We reserve the right to have requirements unique to specific Withdrawal Benefit Factors if we make other Withdrawal Benefit Factors available in the future including specific model portfolio options ("Model Portfolio Options"), as described below, available only to certain Withdrawal Benefit Factors.

When you add the SureIncome Option to your Contract, you must allocate your entire Contract Value as follows:

1) to a MODEL PORTFOLIO OPTION available as defined below;

2) to the DCA Fixed Account Option and then transfer all purchase payments and interest to an available Model Portfolio Option; or

3) to a combination of (1) and (2) above.

For (2) and (3) above, the requirements for the DCA Fixed Account Option must be met. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information.

On the Rider Date, you must select only one of the Model Portfolio Options in which to allocate your Contract Value. After the Rider Date, you may transfer your entire Contract Value to any of the other available Model Portfolio Options. We currently offer several Model Portfolio Options. The Model Portfolio Options that are available may differ depending upon the effective date of your Withdrawal Benefit Option and your Withdrawal Benefit Factor. Please refer to the Model Portfolio Option and TrueBalance/SM/ Model Portfolio Options sections for more details. We may add other Model Portfolio Options in the future. We also may remove Model Portfolio Options in the future anytime prior to the date you select such Model Portfolio Option. In addition, if the investment alternatives available under the Contract change, we may revise the Model Portfolio

                                 34  PROSPECTUS

Options. The following table summarizes the Model Portfolio Options currently available for use:


 * Model Portfolio Option 1
 * TrueBalance Conservative Model Portfolio Option
 * TrueBalance Moderately Conservative Model Portfolio Option
 * TrueBalance Moderate Model Portfolio Option
 * TrueBalance Moderately Aggressive Model Portfolio Option
 * TrueBalance Aggressive Model Portfolio Option
-------------------------------------------------------------


You may not allocate any of your Contract Value to the Standard Fixed Account Option or to the Market Value Adjusted Fixed Account Option. You must transfer any portion of your Contract Value that is allocated to the Standard Fixed Account Option or to the Market Value Adjusted Fixed Account Option to the Variable Sub-Accounts prior to adding the SureIncome Option to your Contract. Transfers from the Market Value Adjusted Fixed Account Option may be subject to a Market Value Adjustment. You may allocate any portion of your purchase payments to the DCA Fixed Account Option on the Rider Date, provided the DCA Fixed Account Option is available with your Contract and in your state. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information. We use the term "Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to your most recent percentage allocation for your Model Portfolio Option.

Any subsequent purchase payments made to your Contract will be allocated to the Variable Sub-Accounts according to your specific instructions or your allocation for the previous purchase payment (for Model Portfolio Option 1) or the percentage allocations for your current Model Portfolio Option (for TrueBalance Model Portfolio Options) unless you request that the purchase payment be allocated to the DCA Fixed Account Option. Purchase payments allocated to the DCA Fixed Account Option must be $500 or more. Any withdrawals you request will reduce your Contract Value invested in each of the investment alternatives on a pro rata basis in the proportion that your Contract Value in each bears to your total Contract Value in all Variable Sub-Accounts, unless you request otherwise.

MODEL PORTFOLIO OPTION 1.
If you choose Model Portfolio Option 1 or transfer your entire Contract Value into Model Portfolio Option 1, we have divided the Variable Sub-Accounts into two separate categories: "Available," and "Excluded." Currently, you may allocate up to 100% of your Contract Value to the Available Variable Sub-Accounts in any manner you choose. You may not allocate ANY PORTION of your Contract Value to the Excluded Variable Sub-Accounts. You may make transfers among any of the Available Variable Sub-Accounts. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

Currently the Available Variable Sub-Accounts and the Excluded Variable Sub-Accounts are as follows (1):

                           AVAILABLE
Morgan Stanley VIS Dividend Growth - Class Y Sub-Account
Morgan Stanley VIS Equity - Class Y Sub-Account
Morgan Stanley VIS Global Dividend Growth - Class Y Sub-Account
Morgan Stanley VIS High Yield - Class Y Sub-Account(1)
Morgan Stanley VIS Income Builder - Class Y Sub-Account(1)
Morgan Stanley VIS Income Plus - Class Y Sub-Account(6)
Morgan Stanley VIS Limited Duration - Class Y Sub-Account
Morgan Stanley VIS Money Market - Class Y Sub-Account
Morgan Stanley VIS S&P 500 Index - Class Y Sub-Account
Morgan Stanley VIS Strategist - Class Y Sub-Account
Morgan Stanley VIS Utilities - Class Y Sub-Account(1)
AIM V.I. Basic Value - Series II Sub-Account(1)
AIM V.I. Premier Equity - Series II Sub-Account(1)
AllianceBernstein Growth - Class B Sub-Account
AllianceBernstein Growth and Income - Class B Sub-Account(1)
AllianceBernstein International Value - Class B Sub-Account(2)
AllianceBernstein Small/Mid Cap Value - Class B Sub-Account(5)
AllianceBernstein Utility Income - Class B Sub-Account(2)
AllianceBernstein Value - Class B Sub-Account(2)
Fidelity VIP Contrafund(R)  - Service Class 2 Sub-Account(2)
Fidelity VIP Growth & Income - Service Class 2 Sub-Account(2)
Fidelity VIP High Income - Service Class 2 Sub-Account(2)
Fidelity VIP Mid Cap - Service Class 2 Sub-Account(2)
FTVIP Franklin Flex Cap Growth Securities - Class 2
Sub-Account(2)
FTVIP Franklin High Income - Class 2 Sub-Account(1)
FTVIP Franklin Income Securities - Class 2 Sub-Account
FTVIP Mutual Discovery Securities - Class 2 Sub-Account(2)
FTVIP Mutual Shares Securities - Class 2 Sub-Account
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
Goldman Sachs VIT CORE(SM) Small Cap Equity Sub-Account(2)
Goldman Sachs VIT CORE(SM) U.S. Equity Sub-Account(2)
Goldman Sachs VIT Growth and Income Sub-Account(2)
Goldman Sachs VIT Mid Cap Value Sub-Account(2)
Putnam VT Growth and Income - Class IB Sub-Account(1)
Putnam VT International Equity - Class IB Sub-Account
Putnam VT New Value - Class IB Sub-Account(2)
Putnam VT The George Putnam Fund of Boston - Class IB
Sub-Account
Putnam VT Voyager - Class IB Sub-Account
Van Kampen LIT Comstock, Class II Sub-Account
Van Kampen LIT Emerging Growth, Class II Sub-Account
Van Kampen LIT Growth and Income, Class II Sub-Account
Van Kampen UIF Emerging Markets Debt, Class II Sub-Account(1)
Van Kampen UIF Emerging Markets Equity, Class II Sub-Account(3)
Van Kampen UIF Equity and Income, Class II Sub-Account(3)
Van Kampen UIF Global Franchise, Class II Sub-Account(3)
Van Kampen UIF Mid Cap Growth, Class II Sub-Account(3)
Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account(3)
Van Kampen UIF U.S. Real Estate, Class II Sub-Account(3)
                            EXCLUDED
Morgan Stanley VIS Aggressive Equity - Class Y Sub-Account
Morgan Stanley VIS European Equity - Class Y Sub-Account(4)
Morgan Stanley VIS Global Advantage - Class Y Sub-Account(1)
Morgan Stanley VIS Information - Class Y Sub-Account(1)
AIM V.I. Capital Appreciation - Series II Sub-Account(1)
AIM V.I. Mid Cap Core Equity - Series II Sub-Account(1)
AllianceBernstein Large Cap Growth - Class B Sub-Account(1,5)
Van Kampen LIT Aggressive Growth, Class II Sub-Account
Van Kampen UIF Equity Growth, Class II Sub-Account(3)
Van Kampen UIF Small Company Growth, Class II Sub-Account



                                 35  PROSPECTUS

1) The Putnam VT Investors - Class IB Sub-Account was only offered with Contracts issued prior to May 1, 2004, closed to new investments effective May 1, 2004, and is not available with the SureIncome Option. On or after May 1, 2004, you must transfer any portion of your Contract Value that is allocated to this Variable Sub-Account to any of the remaining Variable Sub-Accounts available with SureIncome Option prior to adding the SureIncome Option to your Contract. Effective May 1, 2005, the AIM V.I. Basic Value - Series II Sub-Account, the AIM V.I. Capital Appreciation - Series II Sub-Account, the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, the AIM V.I. Premier Equity - Series II Sub-Account, the AllianceBernstein Growth and Income - Class B Sub-Account, the AllianceBernstein Large Cap Growth - Class B Sub-Account (formerly AllianceBernstein Premier Growth - Class B Sub-Account), the FTVIP Franklin High Income - Class 2 Sub-Account, the Morgan Stanley VIS Global Advantage - Class Y Sub-Account, the Morgan Stanley VIS High Yield - Class Y Sub-Account, the Morgan Stanley VIS Income Builder - Class Y Sub-Account, the Morgan Stanley VIS Information - Class Y Sub-Account, the Morgan Stanley VIS Utilities - Class Y Sub-Account, the Putnam VT Growth and Income - Class IB Sub-Account and the Van Kampen UIF Emerging Markets Debt, Class II Sub-Account are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts, you may continue your investments. If prior to May 1, 2005, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed. If you choose to add the SureIncome Option on or after May 1, 2005, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with the SureIncome Option prior to adding the SureIncome Option to your Contract.

2) The Variable Sub-Account was first offered under the Contracts on April 30, 2005.

3) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

4) Effective December 30, 2004, the Morgan Stanley VIS European Growth Portfolio
  - Class Y, changed its name to the Morgan Stanley VIS European Equity Portfolio - Class Y. We have made a corresponding change to the name of the Variable Sub-Account that invests in that Portfolio.

5) Effective May 2, 2005, the AllianceBernstein Premier Growth Portfolio - Class B and the AllianceBernstein Small Cap Value Portfolio - Class B changed their names to the AllianceBernstein Large Cap Growth Portfolio - Class B and the AllianceBernstein Small/ Mid Cap Value Portfolio - Class B, respectively. We have made a corresponding change to the name of the Variable Sub-Accounts that invest in these Portfolios.

6) Effective April 29, 2005, the Morgan Stanley VIS Quality Income Plus Portfolio-Class Y changed its name to Morgan Stanley VIS Income Plus Portfolio
  - Class Y. We have made a corresponding change to the name of the Variable Sub-Account that invests in that Portfolio.

TRUEBALANCE/SM/ MODEL PORTFOLIO OPTIONS.
If you choose one of the TrueBalance/SM/ Model Portfolio Options or transfer your entire Contract Value into one of the TrueBalance/SM/ Model Portfolio Options, you may not choose the Variable Sub-Accounts or make transfers among the Variable Sub-Accounts in the TrueBalance Model Portfolio Option. Each TrueBalance Model Portfolio involves an allocation of assets among a group of pre-selected Variable Sub-Accounts. You cannot make transfers among the Variable Sub-Accounts nor vary the Variable Sub-Accounts that comprise a TrueBalance Model Portfolio Option. If you choose a TrueBalance Model Portfolio Option, we will invest and periodically reallocate your Contract Value according to the allocation percentages and requirements for the TrueBalance Model Portfolio Option you have selected currently. For more information regarding the TrueBalance program, see the "TrueBalance/SM/ Asset Allocation Program" section of this prospectus. However, note that the restrictions described in this section, specifically the restrictions on transfers and the requirement that all of your Contract Value be allocated to a TrueBalance Model Portfolio Option, apply to the TrueBalance program only if you have added the SureIncome Option to your Contract.


CANCELLATION OF THE SUREINCOME  OPTION
You may not cancel the SureIncome Option prior to the 5th calendar year anniversary of the Rider Date. On or after the 5th calendar year anniversary of the Rider Date you may cancel the rider by notifying us in writing in a form satisfactory to us. We reserve the right to extend the date at which time the cancellation may occur to up to the 10th calendar year anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a SureIncome Option that was added to your Contract prior to the implementation date of the change.


RIDER TRADE-IN OPTION
We offer a "RIDER TRADE-IN OPTION" that allows you to cancel your SureIncome Option and immediately add a new Withdrawal Benefit Option ("New SureIncome Option"). We may also offer other Options ("Other New Options") under the Rider Trade-In Option. However, you may only select one Option under this Rider Trade-In Option at the time you cancel your SureIncome Option. Currently, we are also making the TrueReturn

                                 36  PROSPECTUS

Accumulation Benefit Option available at the time of your first utilization of this Rider Trade-In Option so that you have the ability to switch from the SureIncome Option to the TrueReturn Accumulation Benefit Option. We may discontinue offering the TrueReturn Option under the Rider Trade-In Option for New SureIncome Options added in the future at anytime at our discretion.

This Rider Trade-in Option is available provided all of the following conditions are met:

.. The trade-in must occur on or after the 5th calendar year anniversary of the Rider Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th calendar year anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a SureIncome Option that was added to your Contract prior to the implementation date of the change.

.. The New Option will be made a part of your Contract on the date the existing
  Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

.. The New Option must be an Option that we make available for use with this Rider Trade-In Option.

.. The issue requirements and terms and conditions of the New Option must be met as of the date the New Option is made a part of your Contract.

If the New Option is a SureIncome Option, the New Option must provide that the new Benefit Payment be greater than or equal to your current Benefit Payment as of the date the Rider Trade-In Option is exercised, if applicable.

You should consult with your sales representative before trading in your SureIncome Option.


DEATH OF OWNER OR ANNUITANT
If the Owner or Annuitant dies and the Contract is continued under Option D, as described on page 68, of the Death of Owner or Death of Annuitant provisions of your Contract, then the SureIncome Option will continue unless the Contract Owner (or new Contract Owner) elects to cancel the SureIncome Option. If the SureIncome Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D above, then the SureIncome Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.


TERMINATION OF THE SUREINCOME OPTION
This SureIncome Option will terminate on the earliest of the following to occur:

.. The Benefit Base is reduced to zero;

.. On the Payout Start Date (except if the Contract enters the Withdrawal Benefit
  Payout Phase as defined under the Withdrawal Benefit Payout Phase section);

.. On the date the Contract is terminated;

.. On the date the SureIncome Option is cancelled;

  On the date we receive a Complete Request for Settlement of the Death Proceeds; or

.. On the date the SureIncome Option is replaced with a New Option under the Rider Trade-In Option.


                                 37  PROSPECTUS

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS
--------------------------------------------------------------------------------

You may allocate your purchase payments to up to 44* Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with each Portfolio, please refer to the accompanying prospectuses for the Funds. You should carefully review the Fund prospectuses before allocating amounts to the Variable Sub-Accounts.

*Up to 15 additional Variable Sub-Accounts may be available depending on the date you purchased your Contract. Please see page 41 for information about Sub-Accounts and/or Portfolio liquidations, mergers, closures and name changes.


PORTFOLIO:                 EACH PORTFOLIO SEEKS:       INVESTMENT ADVISOR:
-------------------------------------------------------------------------------
MORGAN STANLEY VARIABLE INVESTMENT SERIES
-------------------------------------------------------------------------------
Morgan Stanley VIS         Long-term capital growth
 Aggressive Equity
 Portfolio - Class Y
-------------------------------------------------------
Morgan Stanley VIS         Reasonable current income
 Dividend Growth            and long term growth of
 Portfolio - Class Y        income and capital.
-------------------------------------------------------
Morgan Stanley VIS Equity  Growth of capital through
 Portfolio - Class Y        investments in common
                            stocks believed by the
                            Investment Manager to
                            have potential for
                            superior growth. As a
                            secondary objective,
                            income but only when
                            consistent with its
                            primary objective.
-------------------------------------------------------
Morgan Stanley VIS         To maximize the capital
 European Equity            appreciation of its
 Portfolio - Class Y/(6)/   investments
-------------------------------------------------------
Morgan Stanley VIS Global  Long-term capital growth
 Advantage Portfolio -
 Class Y/(3)/
-------------------------------------------------------
Morgan Stanley VIS Global  Reasonable current income
 Dividend Growth            and long-term growth of
 Portfolio - Class Y        income and capital.
-------------------------------------------------------
Morgan Stanley VIS High    High level of current
 Yield Portfolio - Class    income by investing in a
 Y/(3)/                     diversified portfolio      MORGAN STANLEY
                            consisting principally of  INVESTMENT ADVISORS INC.
                            fixed-income securities,
                            which may include both
                            non-convertible and
                            convertible debt
                            securities and preferred
                            stocks. As a secondary
                            objective, capital
                            appreciation, but only
                            when consistent with its
                            primary objective.
-------------------------------------------------------
Morgan Stanley VIS Income  Reasonable income and, as
 Builder Portfolio -        a secondary objective,
 Class Y/(3)/               growth of capital
-------------------------------------------------------
Morgan Stanley VIS Income  High level of current
 Plus Portfolio - Class     income by investing
 Y/(7)/                     primarily in U.S.
                            government securities and
                            other fixed-income
                            securities. As a
                            secondary objective,
                            capital appreciation but
                            only when consistent with
                            its primary objective.
-------------------------------------------------------
Morgan Stanley VIS         Long-term capital
 Information Portfolio -    appreciation
 Class Y/(3)/
-------------------------------------------------------
Morgan Stanley VIS         High level of current
 Limited Duration           income consistent with
 Portfolio - Class Y        preservation of capital
--------------------------------------------------------
Morgan Stanley VIS Money   High current income,
 Market Portfolio - Class   preservation of capital,
 Y                          and liquidity
-------------------------------------------------------
Morgan Stanley VIS S&P     Investment results that,
 500 Index Portfolio -      before expenses,
 Class Y                    correspond to the total
                            return (i.e., combination
                            of capital changes and
                            income) of the Standard
                            and Poor's 500 Composite
                            Stock Price Index
------------------------------------------------------------------------------

                                 38  PROSPECTUS

Morgan Stanley VIS         High total investment
 Strategist Portfolio -     return                     MORGAN STANLEY
 Class Y                                               INVESTMENT ADVISORS INC.
-------------------------------------------------------
Morgan Stanley VIS         Capital appreciation and
 Utilities Portfolio -      current income
 Class Y/(3)/
-------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC./(3)/
-------------------------------------------------------------------------------
Van Kampen UIF Emerging    High total return by
 Markets Debt Portfolio,    investing primarily in
 Class II/(3)/              fixed income securities
                            of government and
                            government-related
                            issuers and, to a lesser
                            extent, of corporate
                            issuers in emerging
                            market countries.
-------------------------------------------------------
Van Kampen UIF Emerging    Long-term capital
 Markets Equity             appreciation by investing
 Portfolio, Class II        primarily in
                            growth-oriented equity
                            securities of issuers in
                            emerging market
                            countries.
--------------------------------------------------------
Van Kampen UIF Equity      Long-term capital
 Growth Portfolio, Class    appreciation by investing
 II                         primarily in
                            growth-oriented equity
                            securities of large
                            capitalization companies
--------------------------------------------------------
Van Kampen UIF Equity and  Capital appreciation and
 Income Portfolio, Class    current income
 II
--------------------------------------------------------
Van Kampen UIF Global      Long-term capital           VAN KAMPEN/(//2//)/
 Franchise Portfolio,       appreciation
 Class II
--------------------------------------------------------
Van Kampen UIF Mid Cap     Long-term capital growth
 Growth Portfolio, Class    by investing primarily in
 II                         common stocks and other
                            equity securities.
-------------------------------------------------------
Van Kampen UIF Small       Long-term capital
 Company Growth             appreciation by investing
 Portfolio, Class II        primarily in
                            growth-oriented equity
                            securities of small
                            companies.
-------------------------------------------------------
Van Kampen UIF U.S. Mid    Above-average total return
 Cap Value Portfolio,       over a market cycle of
 Class II                   three to five years by
                            investing in common
                            stocks and other equity
                            securities
-------------------------------------------------------
Van Kampen UIF U.S. Real   Above average current
 Estate Portfolio, Class    income and long-term
 II                         capital appreciation by
                            investing primarily in
                            equity securities of
                            companies in the U.S.
                            real estate industry,
                            including real estate
                            investment trusts
-------------------------------------------------------------------------------
VAN KAMPEN LIFE INVESTMENT TRUST
-------------------------------------------------------------------------------
Van Kampen LIT Aggressive  Capital growth
 Growth Portfolio, Class
 II
-------------------------------------------------------
Van Kampen LIT Comstock    Capital growth and income
 Portfolio, Class II        through investments in
                            equity securities,
                            including common stocks,
                            preferred stocks and
                            securities convertible
                            into common and preferred
                            stocks.
-------------------------------------------------------
Van Kampen LIT Emerging    Capital appreciation.       VAN KAMPEN ASSET
 Growth Portfolio, Class                               MANAGEMENT
 II
-------------------------------------------------------
Van Kampen LIT Growth and  Long-term growth of
 Income Portfolio, Class    capital and income.
 II
-------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS/(1)/
-------------------------------------------------------------------------------
AIM V.I. Basic Value Fund  Long-term growth of
 - Series II/(3)/           capital
-------------------------------------------------------
AIM V.I. Capital           Growth of capital
 Appreciation Fund -
 Series II/(3)/
-------------------------------------------------------A I M ADVISORS, INC.
AIM V.I. Mid Cap Core      Long-term growth of
 Equity Fund - Series       capital
 II/(3)/
-------------------------------------------------------
AIM V.I. Premier Equity    Long-term growth of
 Fund - Series II/(3)/      capital with income as a
                            secondary objective
-------------------------------------------------------------------------------


                                 39  PROSPECTUS

ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND, INC.
-------------------------------------------------------------------------------
AllianceBernstein Growth   Long-term growth of
 Portfolio - Class B        capital. Current income
                            is incidental to the
                            Portfolio's objective.
-------------------------------------------------------
AllianceBernstein Growth   Reasonable current income
 and Income Portfolio -     and reasonable
 Class B/(3)/               opportunity for
                            appreciation through
                            investments primarily in
                            dividend-paying common
                            stocks of good quality
                            companies
-------------------------------------------------------ALLIANCE CAPITAL
AllianceBernstein          Long-term growth of         MANAGEMENT, L.P.
 International Value        capital
 Portfolio - Class B
-------------------------------------------------------
AllianceBernstein Large    Growth of capital by
 Cap Growth Portfolio -     pursuing aggressive
 Class B/(3,5)/             investment policies
-------------------------------------------------------
AllianceBernstein          Long-term growth of
 Small/Mid Cap Value        capital
 Portfolio - Class B/(5)/
-------------------------------------------------------
AllianceBernstein Utility  Current income and capital
 Income Portfolio - Class   appreciation by investing
 B                          primarily in equity and
                            fixed-income securities
                            of companies in the
                            utilities industry
-------------------------------------------------------
AllianceBernstein Value    Long-term growth of
 Portfolio - Class B        capital
-------------------------------------------------------------------------------
FIDELITY(R) VARIABLE INSURANCE PRODUCTS
-------------------------------------------------------------------------------
Fidelity VIP               Long-term capital
 Contrafund(R)  Portfolio   appreciation
 - Service Class 2
-------------------------------------------------------FIDELITY MANAGEMENT &
Fidelity VIP Growth &      High total return through   RESEARCH COMPANY
 Income Portfolio -         a combination of current
 Service Class 2            income and capital
                            appreciation
-------------------------------------------------------
Fidelity VIP High Income   High level of current
 Portfolio - Service        income, while also
 Class 2                    considering growth of
                            capital
-------------------------------------------------------
Fidelity VIP Mid Cap       Long-term growth of
 Portfolio - Service        capital
 Class 2
-------------------------------------------------------------------------------
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
-------------------------------------------------------------------------------
FTVIP Franklin Flex Cap    Capital appreciation
 Growth Securities Fund -
 Class 2
-------------------------------------------------------
FTVIP Franklin High        High level of current       FRANKLIN ADVISERS, INC.
 Income Fund - Class        income with capital
 2/(3)/                     appreciation as a
                            secondary goal
-------------------------------------------------------
FTVIP Franklin Income      To maximize income while
 Securities Fund - Class    maintaining prospects for
 2                          capital appreciation.
-------------------------------------------------------------------------------
FTVIP Mutual Discovery     Capital appreciation
 Securities Fund - Class                               FRANKLIN MUTUAL
 2                                                     ADVISERS, LLC
-------------------------------------------------------
FTVIP Mutual Shares        Capital appreciation with
 Securities Fund - Class    income as a secondary
 2                          goal
-------------------------------------------------------------------------------
FTVIP Templeton Foreign    Long-term capital growth.   TEMPLETON INVESTMENT
 Securities Fund - Class                               COUNSEL, LLC
 2
-------------------------------------------------------------------------------
GOLDMAN SACHS VARIABLE INSURANCE TRUST

-------------------------------------------------------
Goldman Sachs VIT          Long-term growth of
 CORE(SM) Small Cap         capital                    GOLDMAN SACHS ASSET
 Equity Fund                                           MANAGEMENT, L.P.
-------------------------------------------------------
Goldman Sachs VIT          Long-term growth of
 CORE(SM) U.S. Equity       capital and dividend
 Fund                       income
-------------------------------------------------------
Goldman Sachs VIT Growth   Long-term growth of
 and Income Fund            capital and growth of
                            income
-------------------------------------------------------
Goldman Sachs VIT Mid Cap  Long-term capital
 Value Fund                 appreciation
-------------------------------------------------------------------------------

                                 40  PROSPECTUS


PUTNAM VARIABLE TRUST
-------------------------------------------------------------------------------
Putnam VT The George       To provide a balanced
 Putnam Fund of Boston -    investment composed of a
 Class IB                   well diversified
                            portfolio of value stocks
                            and bonds, which produce
                            both capital growth and
                            current income.
-------------------------------------------------------
Putnam VT Growth and       Capital growth and current  PUTNAM INVESTMENT
 Income Fund - Class        income.                    MANAGEMENT, LLC
 IB/(3)/
-------------------------------------------------------
Putnam VT International    Capital appreciation.
 Equity Fund - Class IB
-------------------------------------------------------
Putnam VT Investors Fund   Long-term growth of
 - Class IB/(4)/            capital and any increased
                            income that results from
                            this growth.
-------------------------------------------------------
Putnam VT New Value Fund   Long-term capital
 - Class IB                 appreciation.
-------------------------------------------------------
Putnam VT Voyager Fund -   Capital appreciation.
 Class IB
-------------------------------------------------------------------------------

(1) A Fund's investment objective(s) may be changed by the Fund's Board of Trustees without shareholder approval.

(2) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen. Effective May 1, 2004, the Morgan Stanley UIF Portfolios were rebranded the Van Kampen UIF Portfolios.

(3) Effective May 1, 2005, the AIM V.I. Basic Value - Series II Sub-Account, the AIM V.I. Capital Appreciation - Series II Sub-Account, the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, the AIM V.I. Premier Equity - Series II Sub-Account, the AllianceBernstein Growth and Income - Class B Sub-Account, the AllianceBernstein Large Cap Growth - Class B Sub-Account, the FTVIP Franklin High Income - Class 2 Sub-Account, the Morgan Stanley VIS Global Advantage - Class Y Sub-Account, the Morgan Stanley VIS High Yield - Class Y Sub-Account, the Morgan Stanley VIS Income Builder - Class Y Sub-Account, the Morgan Stanley VIS Information - Class Y Sub-Account, the Morgan Stanley VIS Utilities - Class Y Sub-Account, the Putnam VT Growth and Income - Class IB Sub-Account and the
 are no longer available for Van Kampen UIF Emerging Markets Debt, Class II Sub-Account new investments. If you are currently invested in these Variable Sub-Accounts, you may continue your investment. If prior to May 1, 2005, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(4) Effective May 1, 2004, the Putnam VT Investors - Class IB Sub-Account is no
longer available for new investments.   If you are currently invested in this
Variable Sub-Account, you may continue your investment. If prior to May 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(5) Effective May 2, 2005, the AllianceBernstein Premier Growth Portfolio - Class B and the AllianceBernstein Small Cap Value Portfolio - Class B changed their names to the AllianceBernstein Large Cap Growth Portfolio - Class B and the AllianceBernstein Small/Mid Cap Value Portfolio - Class B, respectively.

(6) Effective December 30, 2004, the Morgan Stanley VIS European Growth Portfolio - Class Y changed its name to the Morgan Stanley VIS European Equity Portfolio - Class Y.

(7) Effective April 29, 2005, the Morgan Stanley VIS Quality Income Plus Portfolio - Class Y changed its name to the Morgan Stanley VIS Income Plus Portfolio - Class Y.

AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF THE PORTFOLIOS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE INVESTMENT RISK THAT THE PORTFOLIOS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES. SHARES OF THE PORTFOLIOS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

VARIABLE INSURANCE PORTFOLIOS MIGHT NOT BE MANAGED BY THE SAME PORTFOLIO MANAGERS WHO MANAGE RETAIL MUTUAL FUNDS WITH SIMILAR NAMES. THESE PORTFOLIOS ARE LIKELY TO DIFFER FROM SIMILARLY NAMED RETAIL MUTUAL FUNDS IN ASSETS, CASH FLOW, AND TAX MATTERS. ACCORDINGLY, THE HOLDINGS AND INVESTMENT RESULTS OF A VARIABLE INSURANCE PORTFOLIO CAN BE EXPECTED TO BE HIGHER OR LOWER THAN THE INVESTMENT RESULTS OF A SIMILARLY NAMED RETAIL MUTUAL FUND.


TRUEBALANCE/SM/ ASSET ALLOCATION PROGRAM
As a Contract Owner, you may elect to participate in the TrueBalance asset allocation program ("TrueBalance program") for no additional charge. Participation in the TrueBalance program may be limited if you have elected certain Contract Options that impose restrictions on the investment alternatives which you may select, such as the Income Protection Benefit Option, the TrueReturn Accumulation Benefit Option or the SureIncome Withdrawal Benefit Option. See the sections of this prospectus discussing these Options for more information.

Asset allocation is the process by which your Contract Value is invested in different asset classes in a way that


                                 41  PROSPECTUS
matches your risk tolerance, time horizon, and investment goals. Theoretically, different asset classes tend to behave differently under various economic and market conditions. By spreading your Contract Value across a range of asset classes, you may, over time, be able to reduce the risk of investment volatility and potentially enhance returns. Asset allocation does not guarantee a profit or protect against loss in a declining market.

Your Morgan Stanley Financial Advisor will help you determine whether
participating in an asset allocation program is appropriate for you.   If you
decide to participate in the TrueBalance program, your Morgan Stanley Financial Advisor may ask you to complete an investment style questionnaire to help you and your Morgan Stanley Financial Advisor identify your investment style. Once you and your Morgan Stanley Financial Advisor have identified your investment style, you may select one of five currently available asset allocation model portfolios, each with different levels of risk. The model portfolios, which have been prepared by Ibbotson Associates Inc., ("Ibbotson"), represent five different investment styles: conservative, moderately conservative, moderate, moderately aggressive and aggressive. Once you select a model portfolio, your Contract Value will be allocated among the Variable Sub-Accounts exactly according to that model portfolio. If you wish to allocate any of your Contract Value to any Variable Sub-Accounts not included in that model portfolio, or if you do not wish to allocate any of your Contract Value to any Variable Sub-Accounts included in that model portfolio, you should not elect the TrueBalance program. We recommend that you consult with your Morgan Stanley Financial Advisor before selecting a TrueBalance model portfolio.

Allstate Life does not intend to provide any personalized investment advice in connection with the TrueBalance program and you should not rely on this program as providing individualized investment recommendations to you.

Ibbotson has been licensed for use by Allstate Life. Ibbotson is not affiliated with Allstate Life. Ibbotson does not provide advice to Allstate Life's Contract Owners/ investors. Ibbotson does not act as "fiduciary" or as an "investment manager", as defined under ERISA, to any Contract Owner/investor.

Ibbotson does not take into account any information about any Contract Owner/investor or any Contract Owner's/investor's assets when creating, providing or maintaining any TrueBalance model portfolio. Individual Contract Owners/investors should ultimately rely on their own judgment and/or the judgment of a financial advisor in making their investment decisions. Ibbotson is not responsible for suitability with respect to Contract Owners'/investors' use of the TrueBalance model portfolios.

Each of the five model portfolios specifies an allocation among a mix of Variable Sub-Accounts that is designed to meet the investment goals of the applicable investment style. On the business day we approve your participation in the TrueBalance program, we will automatically reallocate any existing Contract Value in the Variable Sub-Accounts according to the model portfolio you selected. If any portion of your existing Contract Value is allocated to the Standard Fixed Account or MVA Fixed Account Options and you wish to allocate any portion of it to the model portfolio, you must transfer that portion to the Variable Sub-Accounts. In addition, as long as you participate in the TrueBalance program, you must allocate all of your purchase payments to the Fixed Account Options and/or the Variable Sub-Accounts currently offered in your model portfolio. Any purchase payments you allocate to the DCA Fixed Account Option will be automatically transferred, along with interest, in equal monthly installments to the Variable Sub-Accounts according to the model portfolio you selected.

We use the term "Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to the percentage allocation for the model portfolio you selected.

Ibbotson may review and analyze the model portfolios periodically and may create new or revised TrueBalance model portfolios at any time. Allstate Life will not automatically reallocate your Contract Value allocated to the Variable Sub-Accounts to match any new or revised model portfolios prepared by Ibbotson or any other firm chosen by Allstate Life. If you are invested in the TrueBalance model portfolio, your Morgan Stanley Financial Advisor will notify you of any new or revised TrueBalance model portfolios prepared by Ibbotson or any other firm chosen by Allstate Life. If you wish to invest in accordance with a new or revised TrueBalance model portfolio, you must submit a transfer request to transfer your Contract Value in your existing TrueBalance model portfolio in accordance with the new TrueBalance model portfolio. If you do not request a transfer to a new TrueBalance model portfolio, we will continue to rebalance your Contract Value in accordance with your existing TrueBalance model portfolio. At any given time, you may only elect a TrueBalance model portfolio that is available at the time of election.

You may only select one model portfolio at a time. However, you may change your selection of model portfolio at any time, provided you select a currently available model portfolio. Each change you make in your model portfolio selection will count against the 12 transfers you can make each Contract Year without paying a transfer fee. You should consult with your Morgan Stanley Financial Advisor before making a change to your model portfolio selection to determine whether the new model portfolio is appropriate for your needs.


                                 42  PROSPECTUS

Since the performance of each Variable Sub-Account may cause a shift in the percentage allocated to each Variable Sub-Account, at least once every calendar quarter we will automatically rebalance all of your Contract Value in the Variable Sub-Accounts according to your currently selected model portfolio.

Unless you notify us otherwise, any purchase payments you make after electing the TrueBalance program will be allocated to your model portfolio and/or to the Fixed Account Options according to your most recent instructions on file with us. Once you elect to participate in the TrueBalance program, you may allocate subsequent purchase payments to any of the Fixed Account Options available with your Contract and/or to any of the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specifications of that model portfolio. You may not allocate subsequent purchase payments to a Variable Sub-Account that is not included in your model portfolio. Subsequent purchase payments allocated to the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the allocation percentages for your currently selected model portfolio.

THE FOLLOWING APPLIES TO TRUEBALANCE MODEL PORTFOLIOS SELECTED WITH THE TRUERETURN OPTION OR THE SUREINCOME OPTION:

For TrueBalance model portfolios selected with the TrueReturn Option or SureIncome Option, you must allocate all of your Contract Value to a TrueBalance Model Portfolio Option, and you may not choose the Variable Sub-Accounts or make transfers among the Variable Sub-Accounts in the TrueBalance Model Portfolio Option. If you choose a TrueBalance Model Portfolio Option, we will invest and periodically reallocate your Contract Value according to the allocation percentages and requirements for the TrueBalance Model Portfolio Option you selected. You may, however, elect to reallocate your entire Contract Value from one Model Portfolio Option to another Model Portfolio Option available with your Option.

If you own the TrueReturn Option, on the Rider Maturity Date, the Contract Value may be increased due to the Option. Any increase will be allocated to the Morgan Stanley VIS Money Market-Class Y Sub-Account. You may make transfers from this Variable Sub-Account to the Fixed Account Options (as allowed) or to the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specification of that model portfolio. All of your Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the next calendar quarter according to the allocation percentages for your currently selected model portfolio.

THE FOLLOWING APPLIES TO TRUEBALANCE MODEL PORTFOLIOS SELECTED WITHOUT THE TRUERETURN OPTION OR THE SUREINCOME OPTION:

For TrueBalance model portfolios selected without the TrueReturn or SureIncome Option, you may not make transfers from the Variable Sub-Accounts to any of the other Variable Sub-Accounts. You may make transfers, as allowed under the Contract, from the Fixed Account Options to other Fixed Account Options or to the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specifications of that model portfolio. You may make transfers from the Variable Sub-Accounts to any of the Fixed Account Options, except the DCA Fixed Account Option. Transfers to Fixed Account Options may be inconsistent with the investment style you selected and with the purpose of the TrueBalance program. However, all of your Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the next calendar quarter according to the percentage allocations for your currently selected model portfolio. You should consult with your Morgan Stanley Financial Advisor before making transfers.

If you make a partial withdrawal from any of the Variable Sub-Accounts, your remaining Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the percentage allocations for your currently selected model portfolio. If you are participating in the Systematic Withdrawal Program when you add the TrueBalance program or change your selection of model portfolios, you may need to update your withdrawal instructions. If you have any questions, please consult your Morgan Stanley Financial Advisor.

Your participation in the TrueBalance program is subject to the program's terms and conditions, and you may change model portfolios or terminate your participation in the TrueBalance program at any time by notifying us in a form satisfactory to us. We reserve the right to modify or terminate the TrueBalance program at any time.


INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT OPTIONS
--------------------------------------------------------------------------------

You may allocate all or a portion of your purchase payments to the Fixed Account Options. The Fixed Account Options we offer include the DOLLAR COST AVERAGING FIXED ACCOUNT OPTION, the STANDARD FIXED ACCOUNT OPTION, and the MARKET VALUE ADJUSTED FIXED ACCOUNT OPTION. We may offer additional Fixed Account Options in
the future. Some Options are not available in all states.   In addition,
Allstate Life may limit the availability of some Fixed Account Options. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general


                                 43  PROSPECTUS
assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to the Fixed Account does not entitle you to share in the investment experience of the Fixed Account.


DOLLAR COST AVERAGING FIXED ACCOUNT OPTION
The Dollar Cost Averaging Fixed Account Option ("DCA Fixed Account Option") is one of the investment alternatives that you can use to establish a Dollar Cost Averaging Program, as described on page 49.

This option allows you to allocate purchase payments to the Fixed Account that will then automatically be transferred, along with interest, in equal monthly installments to the investment alternatives that you have selected. In the future, we may offer other installment frequencies in our discretion. Each purchase payment allocated to the DCA Fixed Account Option must be at least $500.

At the time you allocate a purchase payment to the DCA Fixed Account Option, you
must specify the term length over which the transfers are to take place.   We
use the term "Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. You establish a new Transfer Period Account each time you allocate a purchase payment to the DCA Fixed Account Option. We currently offer term lengths from which you may select for your Transfer Period Account(s), ranging from 3 to 12 months. We may modify or eliminate the term lengths we offer in the future. Refer to Appendix A for more information.

Your purchase payments will earn interest while in the DCA Fixed Account Option at the interest rate in effect at the time of the allocation, depending on the term length chosen for the Transfer Period Account and the type of Contract you have. The interest rates may also differ from those available for other Fixed Account Options. The minimum interest rate associated with the DCA Fixed Account Option is based upon state requirements and the date an application to purchase a Contract is signed. This minimum interest rate will not change after Contract issue.

You must transfer all of your money, plus accumulated interest, out of a Transfer Period Account to other investment alternatives in equal monthly installments during the term of the Transfer Period Account. We reserve the right to restrict the investment alternatives available for transfers from any Transfer Period Account. You may not transfer money from the Transfer Period Accounts to any of the Fixed Account Options available under your Contract. The first transfer will occur on the next Valuation Date after you establish a Transfer Period Account. If we do not receive an allocation instruction from you when we receive the purchase payment, we will transfer each installment to the Morgan Stanley VIS Money Market Variable Sub-Account until we receive a different allocation instruction. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Morgan Stanley VIS Money Market Variable Sub-Account unless you request a different investment alternative. Transferring Contract Value to the Morgan Stanley VIS Money Market Variable Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page 49.

If you discontinue the DCA Fixed Account Option before the expiration of a Transfer Period Account, we will transfer any remaining amount in the Transfer Period Account to the Morgan Stanley VIS Money Market Variable Sub-Account unless you request a different investment alternative.

You may not transfer money into the DCA Fixed Account Option or add to an existing Transfer Period Account. You may not use the Automatic Additions Program to allocate purchase payments to the DCA Fixed Account Option.

The DCA Fixed Account Option may not be available in your state. Please check with your Morgan Stanley Financial Advisor for availability.


STANDARD FIXED ACCOUNT OPTION
You may allocate purchase payments or transfer amounts into the Standard Fixed Account Option. Each such allocation establishes a "GUARANTEE PERIOD ACCOUNT" within the Standard Fixed Account Option ("Standard Fixed Guarantee Period Account"), which is defined by the date of the allocation and the length of the initial interest rate guarantee period ("STANDARD FIXED GUARANTEE PERIOD"). You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer allocated to a Standard Fixed Guarantee Period Account must be at least $500.

At the time you allocate a purchase payment or transfer amount to the Standard Fixed Account Option, you must select the Guarantee Period for that allocation from among the available Standard Fixed Guarantee Periods. For Allstate Variable Annuity Contracts, we currently offer Standard Fixed Guarantee Periods of 1, 3, 5 and 7 years in length. For Allstate Variable Annuity - L Share Contracts, we currently are not offering the Standard Fixed Account Option. Refer to Appendix A for more information. We may offer other Guarantee Periods in the future. If you allocate a purchase payment to the Standard Fixed Account Option, but do not select a Standard Fixed Guarantee Period for the new Standard Fixed Guarantee Period Account, we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account with the same Standard Fixed Guarantee Period as the Standard Fixed Guarantee Period Account of your most recent purchase payment or transfer. If we no longer offer that Standard Fixed


                                 44  PROSPECTUS

Guarantee Period, then we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account with the next shortest term currently offered. If you have not made a prior allocation to a Guarantee Period Account, then we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account of the shortest Standard Fixed Guarantee Period we are offering at that time.

Some Standard Fixed Guarantee Periods are not available in all states. Please check with your Morgan Stanley Financial Advisor for availability.

The amount you allocate to a Standard Fixed Guarantee Period Account will earn interest at the interest rate in effect for that Standard Fixed Guarantee Period at the time of the allocation. Interest rates may differ depending on the type of Contract you have and may also differ from those available for other Fixed Account Options. The minimum interest rate associated with the Standard Fixed Account Option is based upon state requirements and the date an application to purchase a Contract is signed. This minimum interest rate will not change after Contract issue.

In any Contract Year, the combined amount of withdrawals and transfers from a Standard Fixed Guarantee Period Account may not exceed 30% of the amount used to establish that Standard Fixed Guarantee Period Account. This limitation is waived if you withdraw your entire Contract Value. It is also waived for amounts in a Standard Fixed Guarantee Period Account during the 30 days following its renewal date ("30-DAY WINDOW"), described below, and for a single withdrawal made by your surviving spouse within one year of continuing the Contract after your death.

Amounts under the 30% limit that are not withdrawn in a Contract Year do not carry over to subsequent Contract Years.

At the end of a Standard Fixed Guarantee Period and each year thereafter, we will declare a renewal interest rate that will be guaranteed for 1 year. Subsequent renewal dates will be on the anniversaries of the first renewal date. Prior to a renewal date, we will send you a notice that will outline the options available to you. During the 30-Day Window following the expiration of a Standard Fixed Guarantee Period Account, the 30% limit for transfers and withdrawals from that Guarantee Period Account is waived and you may elect to:

.. transfer all or part of the money from the Standard Fixed Guarantee Period
  Account to establish a new Guarantee Period Account within the Standard Fixed Account Option or the Market Value Adjusted Fixed Account Option, if available; or

.. transfer all or part of the money from the Standard Fixed Guarantee Period
  Account to other investment alternatives available at the time; or

.. withdraw all or part of the money from the Standard Fixed Guarantee Period
  Account. Withdrawal charges and taxes may apply.

Withdrawals taken to satisfy IRS minimum distribution rules will count against the 30% limit. The 30% limit will be waived for a Contract Year to the extent that:

.. you have already exceeded the 30% limit and you must still make a withdrawal during that Contract Year to satisfy IRS minimum distribution rules; or

.. you have not yet exceeded the 30% limit but you must make a withdrawal during that Contract Year to satisfy IRS minimum distribution rules, and such withdrawal will put you over the 30% limit.

The money in the Standard Fixed Guarantee Period Account will earn interest at the declared renewal rate from the renewal date until the date we receive notification of your election. If we receive notification of your election to make a transfer or withdrawal from a renewing Standard Fixed Guarantee Period Account on or before the renewal date, the transfer or withdrawal will be deemed to have occurred on the renewal date. If we receive notification of your election to make a transfer or withdrawal from the renewing Standard Fixed Guarantee Period Account after the renewal date, but before the expiration of the 30-Day Window, the transfer or withdrawal will be deemed to have occurred on the day we receive such notice. Any remaining balance not withdrawn or transferred from the renewing Standard Fixed Guarantee Period Account will continue to earn interest until the next renewal date at the declared renewal rate. If we do not receive notification from you within the 30-Day Window, we will assume that you have elected to renew the Standard Fixed Guarantee Period Account and the amount in the renewing Standard Fixed Guarantee Period Account will continue to earn interest at the declared renewal rate until the next renewal date, and will be subject to all restrictions of the Standard Fixed Account Option.

The Standard Fixed Account Option currently is not available with the Allstate Variable Annuity - L Share Contract.


MARKET VALUE ADJUSTED FIXED ACCOUNT OPTION
You may allocate purchase payments or transfer amounts into the Market Value Adjusted Fixed Account Option. Each such allocation establishes a Guarantee Period Account within the Market Value Adjusted Fixed Account Option ("Market Value Adjusted Fixed Guarantee Period Account"), which is defined by the date of the allocation and the length of the initial interest rate guarantee period ("MARKET VALUE ADJUSTED FIXED GUARANTEE PERIOD"). You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer allocated to a Market Value Adjusted Fixed Guarantee Period Account must be at least $500.


                                 45  PROSPECTUS

At the time you allocate a purchase payment or transfer amount to the Market Value Adjusted Fixed Account Option, you must select the Guarantee Period for that allocation from among the Guarantee Periods available for the Market Value Adjusted Fixed Account Option ("Market Value Adjusted Fixed Guarantee Periods"). We currently offer Market Value Adjusted Fixed Guarantee Periods of 3, 5, 7, and 10 years. Refer to Appendix A for more information. We may offer other Guarantee
Periods in the future.   If you allocate a purchase payment to the Market Value
Adjusted Fixed Account Option, but do not select a Market Value Adjusted Fixed Guarantee Period for the new Market Value Adjusted Fixed Guarantee Period Account, we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period as the Market Value Adjusted Fixed Guarantee Period Account of your most recent purchase payment or transfer. If we no longer offer that Market Value Adjusted Fixed Guarantee Period, then we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account with the next shortest term currently offered. If you have not made a prior allocation to a Market Value Adjusted Fixed Guarantee Period Account, then we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account of the shortest Market Value Adjusted Fixed Guarantee Period we are offering at that time. The Market Value Adjusted Fixed Account Option is not available in all states. Please check with your Morgan Stanley Financial Advisor for availability.

The amount you allocate to a Market Value Adjusted Fixed Guarantee Period Account will earn interest at the interest rate in effect for that Market Value Adjusted Fixed Guarantee Period at the time of the allocation. Interest rates may differ depending on the type of Contract you have and may also differ from those available for other Fixed Account Options.

Withdrawals and transfers from a Market Value Adjusted Fixed Guarantee Period Account may be subject to a Market Value Adjustment. A Market Value Adjustment may also apply to amounts in the Market Value Adjusted Fixed Account Option if we pay Death Proceeds or if the Payout Start Date begins on a day other than during the 30-day period after such Market Value Adjusted Fixed Guarantee Period Account expires ("30-Day MVA Window"). We will not make a Market Value Adjustment if you make a transfer or withdrawal during the 30-Day MVA Window.

We apply a Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Market Value Adjusted Fixed Guarantee Period Account to the time the money is taken out of that Market Value Adjusted Fixed Guarantee Period Account under the circumstances described above. We use the U.S. Treasury Note Constant Maturity Yields as reported in Federal Reserve Board Statistical Release H.15 ("TREASURY RATE") to calculate the Market Value Adjustment. We do so by comparing the Treasury Rate for a maturity equal to the Market Value Adjusted Fixed Guarantee Period at the time the Market Value Adjusted Fixed Guarantee Period Account is established with the Treasury Rate for the same maturity at the time the money is taken from the Market Value Adjusted Fixed Guarantee Period Account.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates have increased since the establishment of a Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment, together with any applicable withdrawal charges, premium taxes, and income tax withholdings could reduce the amount you receive upon full withdrawal from a Market Value Adjusted Fixed Guarantee Period Account to an amount less than the purchase payment used to establish that Market Value Adjusted Fixed Guarantee Period Account.

Generally, if at the time you establish a Market Value Adjusted Fixed Guarantee Period Account, the Treasury Rate for a maturity equal to that Market Value Adjusted Fixed Guarantee Period is higher than the applicable Treasury Rate at the time money is to be taken from the Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment will be positive. Conversely, if at the time you establish a Market Value Adjusted Fixed Guarantee Period Account, the applicable Treasury Rate is lower than the applicable Treasury Rate at the time the money is to be taken from the Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment will be negative.

For example, assume that you purchase a Contract and allocate part of the initial purchase payment to the Market Value Adjusted Fixed Account Option to establish a 5-year Market Value Adjusted Fixed Guarantee Period Account. Assume that the 5-year Treasury Rate at that time is 4.50%. Next, assume that at the end of the 3rd year, you withdraw money from the Market Value Adjusted Fixed Guarantee Period Account. If, at that time, the 5-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive. Conversely, if the 5-year Treasury Rate at that time is 4.80%, then the Market Value Adjustment will be negative.

The formula used to calculate the Market Value Adjustment and numerical examples illustrating its application are shown in Appendix B of this prospectus.

At the end of a Market Value Adjusted Fixed Guarantee Period, the Market Value Adjusted Fixed Guarantee Period Account expires and we will automatically transfer the money from such Guarantee Period Account to establish a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period, unless you notify us otherwise.

The new Market Value Adjusted Fixed Guarantee Period

                                 46  PROSPECTUS

Account will be established as of the day immediately following the expiration date of the expiring Market Value Adjusted Guarantee Period Account ("New Account Start Date.") If the Market Value Adjusted Fixed Guarantee Period is no longer being offered, we will establish a new Market Value Adjusted Fixed
Guarantee  Period  Account with the next shortest  Market Value  Adjusted  Fixed
Guarantee Period available. Prior to the expiration date, we will send you a notice, which will outline the options available to you. During the 30-Day MVA Window a Market Value Adjustment will not be applied to transfers and withdrawals from the expiring Market Value Adjusted Fixed Guarantee Period Account and you may elect to:

.. transfer all or part of the money from the Market Value Adjusted Fixed
  Guarantee Period Account to establish a new Guarantee Period Account within the Standard Fixed Account Option or the Market Value Adjusted Fixed Account Option, if available; or

.. transfer all or part of the money from the Market Value Adjusted Fixed
  Guarantee Period Account to other investment alternatives available at the time; or

.. withdraw all or part of the money from the Market Value Adjusted Fixed
  Guarantee Period Account. Withdrawal charges and taxes may apply.

The money in the Market Value Adjusted Fixed Guarantee Period Account will earn interest at the interest rate declared for the new Market Value Adjusted Fixed Guarantee Period Account from the New Account Start Date until the date we receive notification of your election. If we receive notification of your election to make a transfer or withdrawal from an expiring Market Value Adjusted Fixed Guarantee Period Account on or before the New Account Start Date, the transfer or withdrawal will be deemed to have occurred on the New Account Start Date. If we receive notification of your election to make a transfer or withdrawal from the expiring Market Value Adjusted Fixed Guarantee Period Account after the New Account Start Date, but before the expiration of the 30-Day MVA Window, the transfer or withdrawal will be deemed to have occurred on the day we receive such notice. Any remaining balance not withdrawn or transferred will earn interest for the term of the new Market Value Adjusted Fixed Guarantee Period Account, at the interest rate declared for such Account. If we do not receive notification from you within the 30-Day Window, we will assume that you have elected to transfer the amount in the expiring Market Value Adjusted Fixed Guarantee Period Account to establish a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period, and the amount in the new Market Value Adjusted Fixed Guarantee Period Account will continue to earn interest at the interest rate declared for the new Market Value Adjusted Fixed Guarantee Period Account, and will be subject to all restrictions of the Market Value Adjusted Fixed Account Option. If we no longer offer that Market Value Adjusted Fixed Guarantee Period, the Market Value Adjusted Fixed Guarantee Period for the new Market Value Adjusted Fixed Guarantee Period Account will be the next shortest term length we offer for the Market Value Adjusted Fixed Account Option at that time, and the interest rate will be the rate declared by us at that time for such term.


INVESTMENT ALTERNATIVES: TRANSFERS
--------------------------------------------------------------------------------


TRANSFERS DURING THE ACCUMULATION PHASE
During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may not transfer Contract Value to the DCA Fixed Account Option or add to an existing Transfer Period Account. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below.

You may make up to 12 transfers per Contract Year without charge. A transfer fee equal to 1.00% of the amount transferred applies to each transfer after the 12th transfer in any Contract Year. This fee may be changed, but in no event will it exceed 2.00% of the amount transferred. Multiple transfers on a single Valuation Date are considered a single transfer for purposes of assessing the transfer fee. If you added the TrueReturn or SureIncome Option to your Contract, certain restrictions on transfers apply. See the "TrueReturn/SM /Accumulation Benefit Option" and "Withdrawal Benefit Option" sections of this prospectus for more information.

The minimum amount that you may transfer from the Standard Fixed Account Option, Market Value Adjusted Fixed Account Option or a Variable Sub-Account is $100 or the total remaining balance in the Standard Fixed Account Option, Market Value Adjusted Fixed Account Option or the Variable Sub-Account, if less. These limitations do not apply to the DCA Fixed Account Option. The total amount that you may transfer or withdraw from a Standard Fixed Guarantee Period Account in a Contract Year is 30% of the amount used to establish that Guarantee Period Account. See "Standard Fixed Account Option". The minimum amount that can be transferred to the Standard Fixed Account Option and the Market Value Adjusted Fixed Account Option is $500.

We will process transfer requests that we receive before 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 3:00 p.m. on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account Options for up to 6

                                 47  PROSPECTUS
months from the date we receive your request. If we decide to postpone transfers from any Fixed Account Option for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

We reserve the right to waive any transfer restrictions.


TRANSFERS DURING THE PAYOUT PHASE
During the Payout Phase, you may make transfers among the Variable Sub-Accounts so as to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. You may make up to 12 transfers per Contract Year within each Income Plan. You may not convert any portion of your fixed income payments into variable income payments. You may not make transfers among Income Plans. You may make transfers from the variable income payments to the fixed income payments to increase the proportion of your income payments consisting of fixed income payments, unless you have selected the Income Protection Benefit Option.


TELEPHONE OR ELECTRONIC TRANSFERS
You may make transfers by telephone by calling 1-800-654-2397. The cut off time for telephone transfer requests is 3:00 p.m. Central time. In the event that the New York Stock Exchange closes early, i.e., before 3:00 p.m. Central Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received from you at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange. If you own the Contract with a joint Contract Owner, unless we receive contrary instructions, we will accept instructions from either you or the other Contract Owner.

We may suspend, modify or terminate the telephone transfer privilege, as well as any other electronic or automated means we previously approved, at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.


MARKET TIMING & EXCESSIVE TRADING
The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance and adversely affect your Contract Value. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Portfolio, we will impose the trading limitations as described below under "Trading Limitations." Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable Sub-Accounts, because our procedures involve the exercise of reasonable judgment, we may not identify or prevent some market timing or excessive trading. Moreover, imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity. Therefore, our policies and procedures do not prevent such trading activity before it is detected. As a result, some investors may be able to engage in market timing and excessive trading, while others are prohibited, and the portfolio may experience the adverse effects of market timing and excessive trading described above.


TRADING LIMITATIONS
We reserve the right to limit transfers among the investment alternatives in any Contract year, or to refuse any transfer request, if:

.. we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

.. we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:


                                 48  PROSPECTUS

.. the total dollar amount being transferred, both in the aggregate and in the transfer request;

.. the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a Variable Sub-Account in a short period of time can constitute market timing);

.. whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain Variable Sub-Account underlying Portfolios that we have identified as being susceptible to market timing activities;

.. whether the manager of the underlying Portfolio has indicated that the transfers interfere with Portfolio management or otherwise adversely impact the Portfolio; and

.. the investment objectives and/or size of the Variable Sub-Account underlying
  Portfolio.

We seek to apply these trading limitations uniformly. However, because these determinations involve the exercise of discretion, it is possible that we may not detect some market timing or excessive trading activity. As a result, it is possible that some investors may be able to engage in market timing or excessive trading activity, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.

If we determine that a Contract Owner has engaged in market timing or excessive trading activity, we will restrict that Contract Owner from making future additions or transfers into the impacted Variable Sub-Account(s). If we determine that a Contract Owner has engaged in a pattern of market timing or excessive trading activity involving multiple Variable Sub-Accounts, we will also require that all future transfer requests be submitted through regular U.S. mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery.

In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.


SHORT TERM TRADING FEES
We reserve the right to assess short-term trading fees in connection with transfers from Variable Sub-Accounts that occur within a certain number of days following the date of allocation to the Variable Sub-Accounts. Such fees may vary by Variable Sub-Account, but will only apply to those Variable Sub-Accounts corresponding to underlying mutual funds that assess such fees.


DOLLAR COST AVERAGING PROGRAM
Through our Dollar Cost Averaging Program, you may automatically transfer a fixed dollar amount on a regular basis from any Variable Sub-Account or any Fixed Account Option to any of the other Variable Sub-Accounts. You may not use the Dollar Cost Averaging Program to transfer amounts to the Fixed Account Options. This program is available only during the Accumulation Phase.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market. Call or write us for instructions on how to enroll.


AUTOMATIC PORTFOLIO REBALANCING PROGRAM
Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account quarterly, semi-annually, or annually. We will measure these periods according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your written or telephone request. We are not responsible for rebalancing that occurs prior to receipt of proper notice of your request.

Example:

     Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the Morgan Stanley VIS Income Plus - Class Y Sub-Account and 60% to be in the Van Kampen LIT Aggressive Growth, Class II Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the Morgan Stanley VIS Income Plus - Class Y Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings in a Contract or Contracts rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the Morgan Stanley VIS Income Plus - Class Y Sub-Account for the appropriate Contract(s) and use the money to buy more units in the Van Kampen LIT Aggressive Growth, Class II Sub-Account so that the


                                 49  PROSPECTUS
     percentage allocations would again be 40% and 60% respectively.

The transfers made under the program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee. Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.


EXPENSES
--------------------------------------------------------------------------------

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.


CONTRACT MAINTENANCE CHARGE
During the Accumulation Phase, on each Contract Anniversary, we will deduct a $30 contract maintenance charge from your assets invested in the Morgan Stanley VIS Money Market Variable Sub-Account. If there are insufficient assets in that Variable Sub-Account, we will deduct the balance of the charge proportionally from the other Variable Sub-Accounts. We also will deduct this charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is to compensate us for the cost of administering the Contracts and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies. We cannot increase the charge. We will waive this charge:

.. for the remaining term of the Contract once your total purchase payments to the Contract equal $50,000 or more; or

.. for a Contract Anniversary, if on that date, your entire Contract Value is allocated to the Fixed Account Options, or after the Payout Start Date, if all income payments are fixed income payments.

We reserve the right to waive this charge for all Contracts.


ADMINISTRATIVE EXPENSE CHARGE
We deduct an administrative expense charge daily at an annual rate of 0.30% (0.19% for Contracts issued before January 1, 2005) of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We may increase this charge for Contracts issued in the future, but in no event will it exceed 0.35%. We guarantee that after your Contract is issued we will not increase this charge for your Contract.


MORTALITY AND EXPENSE RISK CHARGE
We deduct a mortality and expense risk charge daily from the net assets you have invested in the Variable Sub-Accounts. We assess mortality and expense risk charges during the Accumulation and Payout Phases of the Contract, except as noted below. The annual mortality and expense risk charge for the Contracts without any optional benefit are as follows:

ALLSTATE VARIABLE ANNUITY                    1.10%
---------------------------------------------------
ALLSTATE VARIABLE ANNUITY - L SHARE
                                             1.50%
---------------------------------------------------


The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will not be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional amount for the optional benefits to compensate us for the additional risk that we accept by providing these options.

You will pay additional mortality and expense risk charges if you add any optional benefits to your Contract. The additional mortality and expense risk charge you pay will depend upon which of the options you select:

.. MAV Death Benefit Option: The current mortality and expense risk charge for this option is 0.20%. This charge may be increased, but will never exceed 0.30%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. We deduct the charge for this option only during the Accumulation Phase.

.. Enhanced Beneficiary Protection (Annual Increase) Option: The current mortality and expense risk charge for this option is 0.30%. This charge will
  never exceed 0.30%.   We guarantee that we will not increase the mortality and
  expense risk charge for this option after you have added it to your Contract. We deduct the charge for this option only during the Accumulation Phase.


                                 50  PROSPECTUS

.. Earnings Protection Death Benefit Option: The current mortality and expense risk charge for this option is:

  . 0.25% (maximum of 0.35%) if the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date;

  . 0.40% (maximum of 0.50%) if the oldest Contract Owner or oldest Annuitant is age 71 or older and both are age 79 or younger on the Rider Application Date.

The charges may be increased but they will never exceed the maximum charges shown above. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. However, if your spouse elects to continue the Contract in the event of your death and if he or she elects to continue the Earnings Protection Death Benefit Option, the charge will be based on the ages of the oldest new Contract Owner and the oldest Annuitant at the time the Contract is continued. Refer to the Death Benefit
Payments provision in this prospectus for more information.   We deduct the
charge for this option only during the Accumulation Phase.

.. Income Protection Benefit Option: The current mortality and expense risk charge for this option is 0.50%. This charge may be increased, but will never exceed 0.75%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. The charge will be deducted only during the Payout Phase.


TRUERETURN/SM/ ACCUMULATION BENEFIT OPTION FEE
We charge a separate annual Rider Fee for the TrueReturn Option. The current annual Rider Fee is 0.50% of the Benefit Base. We deduct the Rider Fee on each Contract Anniversary during the Rider Period or until you terminate the Option, if earlier. We reserve the right to increase the Rider Fee to up to 1.25%. We currently charge the same Rider Fee regardless of the Rider Period and Guarantee Option you select, however we reserve the right to charge different fees for different Rider Periods and Guarantee Options in the future. However, once we issue your Option, we cannot change the Rider Fee that applies to your Contract. If you elect to exercise the Rider Trade-In Option, the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Option at the time of trade-in.

The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro rata basis in the proportion that your value in each Variable Sub-Account bears to your total value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If you terminate this Option prior to the Rider Maturity Date on a date other than a Contract Anniversary, we will deduct an entire Rider Fee from your Contract Value on the date the Option is terminated. However, if the Option is terminated due to death of the Contract Owner or Annuitant, we will not charge a Rider Fee unless the date we receive a Complete Request for Settlement of the Death Proceeds is also
a Contract Anniversary.    If the Option is terminated on the Payout Start Date,
we will not charge a Rider Fee unless the Payout Start Date is also a Contract Anniversary. Additionally, if you elect to exercise the Rider Trade-In Option and cancel the Option on a date other than a Contract Anniversary, we will not deduct a Rider Fee on the date the Option is terminated. Refer to the "TrueReturn/sm/ Accumulation Benefit Option" section of this prospectus for more information.


SPOUSAL PROTECTION BENEFIT(CO-ANNUITANT) OPTION FEE AND SPOUSAL PROTECTION BENEFIT(CO-ANNUITANT) OPTION FOR CUSTODIAL INDIVIDUAL RETIREMENT ACCOUNTS FEE
We charge a separate annual Rider Fee for both the Spousal Protection Benefit (Co-Annuitant) Option and Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts. The current annual Rider Fee is 0.10% of the Contract Value for either Option. This applies to all new Options added on or after January 1, 2005. For Options added prior to January 1, 2005, there is no charge associated with the Options. We deduct the Rider Fee on each Contract Anniversary up to and including the date you terminate the Option. We reserve the right to increase the annual Rider Fee to up to 0.15% of the Contract Value. We reserve the right to charge different Rider Fees for new Spousal Protection Benefit (Co-Annuitant) Options and/ or new Spousal Protection Benefit (Co-Annuitant) Options for Custodial Individual Retirement Accounts we offer in the future. Once we issue your Option, we cannot change the Rider Fee that applies to your Contract.

The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro-rata basis in the proportion that your value in each Variable Sub-Account bears to your total value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If, at the time the Rider Fee is deducted, the Rider Fee exceeds the total value in all Variable Sub-Accounts, the excess of the Rider Fee over the total value in all Variable Sub-Accounts will be waived.

The first Rider Fee will be deducted on the first Contract Anniversary following the Rider Date. A Rider Fee will be deducted on each subsequent Contract Anniversary up to and including the date the Option is terminated. We will not charge a Rider Fee on the date the Option is terminated, on a date other than the Contract Anniversary, if the Option is terminated on the Payout Start Date or due to death of the Contract Owner or Annuitant.


                                 51  PROSPECTUS

For the first Contract Anniversary following the Rider Date, the Rider Fee is equal to the number of months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.10%, with the result multiplied by the Contract Value as of the first Contract Anniversary. For subsequent Contract Anniversaries, the Rider Fee is equal to 0.10% multiplied by the Contract Value as of that Contract Anniversary. If you terminate this Option on a date other than a Contract Anniversary, we will deduct a Rider Fee. The Rider Fee will be pro-rated to cover the period from the last Contract Anniversary to the date of termination, or if you terminate this Option during the first Benefit Year, from the Rider Date to the date of termination. The pro-rated Rider Fee will be equal to the number of full months from the Contract Anniversary to the date of termination, or if you terminate this Option during the first Contract Year after adding the Option, the number of full months from the Rider Date to the date of termination, divided by twelve, multiplied by 0.10%, with the result multiplied by the Contract Value immediately prior to the termination.


RETIREMENT INCOME GUARANTEE OPTION FEE
We discontinued offering the Retirement Income Guarantee Options as of January 1, 2004 (up to May 1, 2004 in certain states). Fees described below apply to Contract Owners who selected an Option prior to January 1, 2004 (up to May 1, 2004 in certain states). We impose a separate annual Rider Fee for RIG 1 and RIG
2. The current annual Rider Fee for RIG 1 is 0.40% of the Income Base on each Contract Anniversary. The current annual Rider Fee for RIG 2 is 0.55% of the Income Base on each Contract Anniversary. See "Retirement Income Guarantee Options" for details.

We deduct the Rider Fees only from the Variable Sub-Account(s) on a pro-rata basis. For the initial Contract Anniversary after the Rider Date, we will deduct a fee pro rated to cover the period from the Rider Date to the Contract Anniversary. In the case of a full withdrawal of the Contract Value on any date other than the Contract Anniversary, we will deduct from the amount paid upon withdrawal the Rider Fee multiplied by the appropriate Income Base immediately prior to the withdrawal pro rated to cover the period the Option was in effect during the current Contract Year. We will not deduct the Rider Fee during the Payout Phase.


SUREINCOME WITHDRAWAL BENEFIT OPTION FEE
We charge a separate annual fee for the SureIncome Option ("SureIncome Option Fee" or "Rider Fee"). The current annual Rider Fee is 0.50% of the Benefit Base. We deduct the Rider Fee on each Contract Anniversary up to and including the date you terminate the Option. We reserve the right to increase the Rider Fee to up to 1.25% of the Benefit Base. We reserve the right to charge different Rider Fees for different Withdrawal Benefit Factors we may offer in the future. Once we issue your SureIncome Option, we cannot change the Rider Fee that applies to your Contract. If you elect to exercise the Rider Trade-In Option, the new Rider Fee will be based on the Rider Fee percentage applicable to a new SureIncome Option at the time of trade-in.

The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro-rata basis in the proportion that your Contract Value in each Variable Sub-Account bears to your total Contract Value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If, at the time the Rider Fee is deducted, the Rider Fee exceeds the total Contract Value in all Variable Sub-Accounts, the excess of the Rider Fee over the total Contract Value in all Variable Sub-Accounts will be waived.

The first Rider Fee will be deducted on the first Contract Anniversary following the Rider Date. A Rider Fee will be deducted on each subsequent Contract Anniversary up to and including the date the SureIncome Option is terminated.

For the first Contract Anniversary following the Rider Date, the Rider Fee is equal to the number of months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.50%, with the result multiplied by the Benefit Base as of the first Contract Anniversary. For subsequent Contract Anniversaries, the Rider Fee is equal to the 0.50% multiplied by the Benefit Base as of that Contract Anniversary.

If you terminate this SureIncome Option on a date other than a Contract Anniversary, we will deduct a Rider Fee unless the termination is on the Payout Start Date or is due to the death of the Contract Owner or Annuitant. The Rider Fee will be pro-rated to cover the period from the last Contract Anniversary to the date of termination or, if you terminate the SureIncome Option during the first Benefit Year, from the Rider Date to the date of termination. The pro-rated Rider Fee will be equal to the number of full months from the Contract Anniversary to the date of termination or, if you terminate this Option during the first Benefit Year, the number of full months from the Rider Date to the date of termination, divided by twelve, multiplied by 0.50%, with the result multiplied by the Benefit Base immediately prior to the withdrawal or termination. The Rider Fee will be waived during the Withdrawal Benefit Payout Phase.


TRANSFER FEE
We impose a fee upon transfers in excess of 12 during any Contract Year. The current fee is equal to 1.00% of the dollar amount transferred. This fee may be increased, but in no event will it exceed 2.00% of the dollar amount transferred. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program.


                                 52  PROSPECTUS

WITHDRAWAL CHARGE
We may assess a withdrawal charge from the purchase payment(s) you withdraw. The amount of the charge will depend on the number of years that have elapsed since we received the purchase payment being withdrawn. A schedule showing the withdrawal charges applicable to each Contract appears on page 11. If you make a withdrawal before the Payout Start Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower.

Withdrawals also may be subject to tax penalties or income tax. You should consult with your tax counsel or other tax advisor regarding any withdrawals.

Withdrawals from the Market Value Adjusted Fixed Account Option may be subject to a market value adjustment. Refer to page 45 for more information on market value adjustments.


FREE WITHDRAWAL AMOUNT
You can withdraw up to the Free Withdrawal Amount each Contract Year without paying the withdrawal charge. The Free Withdrawal Amount for a Contract Year is equal to 15% of all purchase payments that are subject to a withdrawal charge as of the beginning of that Contract Year, plus 15% of the purchase payments added to the Contract during the Contract Year. The withdrawal charge applicable to Contracts owned by Charitable Remainder Trusts is described below.

Purchase payments no longer subject to a withdrawal charge will not be used to determine the Free Withdrawal Amount for a Contract Year, nor will they be assessed a withdrawal charge, if withdrawn. The Free Withdrawal Amount is not available in the Payout Phase.

You may withdraw up to the Free Withdrawal Amount in each Contract Year it is available without paying a withdrawal charge; however, the amount withdrawn may be subject to a Market Value Adjustment or applicable taxes. If you do not withdraw the entire Free Withdrawal Amount in a Contract Year, any remaining portion may not be carried forward to increase the Free Withdrawal Amount in a later Contract Year.

For purposes of assessing the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first as follows:

1) Purchase payments that no longer are subject to        withdrawal charges;

2) Free Withdrawal Amount (if available);

3) Remaining purchase payments subject to withdrawal charges, beginning with the oldest purchase payment;

4) Any earnings not previously withdrawn.

However, for federal income tax purposes, earnings are considered to come out first, which means that you will pay taxes on the earnings portion of your withdrawal.

If the Contract Owner is a Charitable Remainder Trust, the Free Withdrawal Amount in a Contract Year is equal to the greater of:

.. The Free Withdrawal Amount described above; or

.. Earnings as of the beginning of the Contract Year that have not been previously withdrawn.

For purposes of assessing the withdrawal charge for a Charitable Remainder Trust-Owned Contract, we will treat withdrawals as coming from the earnings first and then the oldest purchase payments as follows:

1) Earnings not previously withdrawn;

2) Purchase payments that are no longer subject to withdrawal charges;

3) Free Withdrawal Amount in excess of earnings;

4) Purchase payments subject to withdrawal charges, beginning with the oldest purchase payment.




ALL CONTRACTS
We do not apply a withdrawal charge in the following situations:

.. the death of the Contract Owner or Annuitant (unless the Settlement Value is used);

.. withdrawals taken to satisfy IRS minimum distribution rules for the Contract;
  or

.. withdrawals that qualify for one of the waivers described below.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. You should consult your own tax counsel or other tax advisers regarding any withdrawals.


CONFINEMENT WAIVER. We will waive the withdrawal charge on any applicable withdrawal taken under your Contract if the following conditions are satisfied:

1. you or the Annuitant, if the Contract Owner is not a living person, are first confined to a long term care facility or a hospital for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date,


                                 53  PROSPECTUS

2. we receive your request for withdrawal and written proof of the stay no later than 90 days following the end of your or the Annuitant's stay at the long term care facility or hospital, and

3. a physician must have prescribed the stay and the stay must be medically necessary (as defined in the Contract).


TERMINAL ILLNESS WAIVER. We will waive the withdrawal charge on any applicable withdrawal under your Contract if:

1. you or the Annuitant, if the Contract Owner is not a living person, are diagnosed by a physician as having a terminal illness (as defined in the Contract) at least 30 days after the Issue Date, and

2. you provide adequate proof of diagnosis to us before or at the time you request the withdrawal.


UNEMPLOYMENT WAIVER. We will waive the withdrawal charge on one partial or a full withdrawal taken under your Contract, if you meet the following requirements:

1. you or the Annuitant, if the Contract Owner is not a living person, become unemployed at least one year after the Issue Date,

2. you or the Annuitant receive Unemployment Compensation for at least 30 days as a result of that unemployment, and

3. you or the Annuitant claim this benefit within 180 days of your or the Annuitant's initial receipt of Unemployment Compensation.

Before we will waive any withdrawal charges, you must give us Due Proof prior to, or at the time of, the withdrawal request, that you or the Annuitant have been unemployed and have been granted Unemployment Compensation for at least 30 consecutive days.

"UNEMPLOYMENT COMPENSATION" means unemployment compensation received from a unit of state or federal government in the U.S. "DUE PROOF" includes, but is not limited to, a legible photocopy of an unemployment compensation payment that meets the above described criteria with regard to dates and a signed letter from you stating that you or the Annuitant meet the above described criteria.

You may exercise this benefit once over the term of the Contract. Amounts withdrawn may be subject to Market Value Adjustments.

Please refer to your Contract for more detailed information about the terms and conditions of these waivers.

The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even if you do not pay a withdrawal charge because of these waivers, a Market Value Adjustment may apply and you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax advisor to determine the effect of a withdrawal on your taxes.


PREMIUM TAXES
Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs including payment upon death. We may some time in the future discontinue this practice and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state.

At the Payout Start Date, we deduct the charge for premium taxes from each investment alternative in the proportion that the Contract Value in the investment alternative bears to the total Contract Value.


DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES
We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the "Taxes" section of this prospectus.


OTHER EXPENSES
Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectuses for the Portfolios. For a summary of Portfolio annual expenses, see pages 13. We may receive compensation from the investment advisers, administrators or distributors, or their affiliates, of the Portfolios in connection with the administrative, distribution, or other services we provide to the Portfolios.

ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 56.

                                 54  PROSPECTUS

The amount payable upon withdrawal is the Contract Value (or portion thereof) next computed after we receive the request for a withdrawal at our home office, adjusted by any applicable Market Value Adjustment, less any applicable withdrawal charges, income tax withholding, penalty tax, contract maintenance charge, Rider Fee, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances. You can withdraw money from the Variable Account or the Fixed Account Option(s) available under your Contract. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable charges, fees and premium taxes.

You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored.

In general, you must withdraw at least $50 at a time.

Withdrawals from the Standard Fixed Account Option may be subject to a restriction. See "Standard Fixed Account Options" on page 44.

Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal penalty tax. If any withdrawal reduces your Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value unless the SureIncome Withdrawal Benefit Option is currently attached to your Contract. If you request a total withdrawal, we may require that you return your Contract to us. Your Contract will terminate if you withdraw all of your Contract Value, subject to certain exceptions if the SureIncome Withdrawal Benefit Option is currently attached to your Contract. See "SureIncome Withdrawal Benefit Option" for more details. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and taxes.


POSTPONEMENT OF PAYMENTS
We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted,

2. An emergency exists as defined by the SEC, or

3. The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account Option(s) available under your Contract for up to 6 months or shorter period if required by law. If we delay payment or transfer for 30 days or more, we will pay interest as required by law.


SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. Please consult your sales representative or call us at 1-800-654-2397 for more information.

Depending on fluctuations in the value of the Variable Sub-Accounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. At our discretion, we may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.


MINIMUM CONTRACT VALUE
If your request for a partial withdrawal would reduce your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value unless the SureIncome Withdrawal Benefit Option is currently attached to your Contract. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.


INCOME PAYMENTS
--------------------------------------------------------------------------------


PAYOUT START DATE
The Payout Start Date is the day that we apply your Contract Value adjusted by any applicable Market Value Adjustment and less applicable taxes to an Income Plan. The first income payment must occur at least 30 days after the Issue Date. The Payout Start Date may be no later than:

.. the Annuitant's 99th birthday, or

.. the 10th Contract Anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

                                 55  PROSPECTUS

INCOME PLANS
An "Income Plan" is a series of payments made on a scheduled basis to you or to another person designated by you. You may select more than one Income Plan. If you choose more than one Income Plan, you must specify what proportions of your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, should be allocated to each such Income Plan. For tax reporting purposes, your cost basis and any gain on the Contract will be allocated proportionally to each Income Plan you select based on the proportion of your Contract Value applied to each such Income Plan. We reserve the right to limit the number of Income Plans that you may select. If you choose to add the Income Protection Benefit Option, certain restrictions may apply as described under "Income Protection Benefit Option," below. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with a Guaranteed Payment Period of 10 years. If any Contract Owner dies during the Payout Phase, the new Contract Owner will be the surviving Contract Owner. If there is no surviving Contract Owner, the new Contract Owner will be the Beneficiary(ies) as described in the "Beneficiary" section of this prospectus. Any remaining income payments will be paid to the new Contract Owner as scheduled. Income payments to Beneficiaries may be subject to restrictions established by the Contract Owner. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Currently seven Income Plans are available. Depending on the Income Plan(s) you choose, you may receive:

.. fixed income payments;

.. variable income payments; or

.. a combination of the two.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis". Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 591/2 may be subject to an additional 10% federal tax penalty.

The seven Income Plans are:


INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED NUMBER OF PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies in the Payout Phase, we will continue to pay income payments until the guaranteed number of payments has been paid. The number of months guaranteed ("Guaranteed Payment Period") may range from 0 to 360 months. If the Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED NUMBER OF

PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant, named at the time the Income Plan was selected, lives. If both the Annuitant and joint Annuitant die in the Payout Phase, we will continue to pay the income payments until the guaranteed number of payments has been paid. The Guaranteed Payment Period may range from 0 to 360 months. If either the Annuitant or joint Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months. You may elect a reduced survivor plan of 50%, 66% or 75% of the payment amount. If you do not elect a reduced survivor amount, the payments will remain at 100%. If you elect a reduced survivor payment plan, the amount of each income payment initially will be higher but a reduction will take place at the later of 1) the death of an Annuitant; or 2) at the end of the guaranteed payment period.


INCOME PLAN 3 - GUARANTEED NUMBER OF PAYMENTS. Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. The shortest number of months guaranteed is 60 (120 if the Payout Start Date occurs prior to the third Contract Anniversary). The longest number of months guaranteed is 360 or the number of months between the Payout Start Date and the date that the Annuitant reaches age 100, if greater. In no event may the number of months guaranteed exceed 600. We will deduct the mortality and expense risk charge from the assets of the Variable Sub-Account supporting this Income Plan even though we may not bear any mortality risk. You may make withdrawals, change the length of the guaranteed payment period, or change the frequency of income payments under Income Plan 3. See "Modifying Payments" and "Payout Withdrawals" below for more details.


INCOME PLAN 4 -LIFE INCOME WITH CASH REFUND. Under this plan, we make periodic income payments until the death of the Annuitant. If the death of the Annuitant occurs before the total amount applied to an Income Plan is paid out, we will pay a lump sum payment of the remaining amount. Payments under this plan are available only as fixed income payments.


INCOME PLAN 5 -JOINT LIFE INCOME WITH CASH REFUND. Under this plan, we make periodic income payments until the deaths of both the Annuitant and joint Annuitant. If the deaths of both the Annuitant and joint Annuitant occur before the total amount applied to an Income Plan is paid out, we will pay a lump sum payment of the remaining amount. Currently, a reduced survivor plan is not available. Payments under this plan are available only as fixed income payments.


INCOME PLAN 6 -LIFE INCOME WITH INSTALLMENT REFUND. Under this plan, we make periodic income payments until the later of (1) the death of the Annuitant,

                                 56  PROSPECTUS
or (2) the total amount paid out under the annuity is equal to the total amount applied to the Income Plan. If the death of the Annuitant occurs before the total amount applied to an Income Plan is paid out, we will continue to make payments in the same manner until any remaining payments are paid out. Payments under this plan are available only as fixed income payments.


INCOME PLAN 7 - JOINT LIFE INCOME WITH INSTALLMENT REFUND. Under this plan, we make periodic income payments until the later of (1) the deaths of both the Annuitant and joint Annuitant, or (2) the total amount paid out under the annuity is equal to the total amount applied to the Income Plan. If the deaths of both the Annuitant and joint Annuitant occur before the total amount applied to an Income Plan is paid out, we will continue to make payments in the same manner until any remaining payments are paid out. Currently, a reduced survivor plan is not available. Payments under this plan are available only as fixed income payments.

If you choose an Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment. Please note that under Income Plans 1 and 2, if you do not select a Guaranteed Payment Period, it is possible that the payee could receive only one income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only two income payments if they die before the third income payment, and so on.

The length of any Guaranteed Payment Period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer Guarantee Payment Periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a specified Guaranteed Payment Period.


MODIFYING PAYMENTS
After the Payout Start Date, you may make the following changes under Income Plan 3:

.. You may request to modify the length of the Guaranteed Payment Period.
  Currently, we allow you to make this change once each Contract Year. We reserve the right to change this practice at any time without prior notice. If you elect to change the length of the Guaranteed Payment Period, the new Guaranteed Payment Period must be within the original minimum and maximum period you would have been permitted to select on the Payout Start Date. However, the maximum payment period permitted will be shortened by the period elapsed since the original Guaranteed Payment Period began. If you change the length of your Guaranteed Payment Period, we will compute the present value of your remaining payments, using the same assumptions we would use if you were terminating the income payments, as described in Payout Withdrawal. We will then adjust the remaining payments to equal what that value would support based on those same assumptions and based on the revised Guaranteed Payment Period.

.. You may request to change the frequency of your payments. We currently allow you to make this change once each Contract Year. We reserve the right to change this practice at any time without prior notice.

Changes to either the frequency of payments or length of the Guaranteed Payment Period will result in a change to the payment amount and may change the amount of each payment that is taxable to you.

Modifying payments of this Contract may not be allowed under qualified plans. In order to satisfy required minimum distributions ("RMD") under current Treasury regulations, once income payments have begun over a Guaranteed Payment Period, the Guaranteed Payment Period may not be changed even if the new period is shorter than the maximum permitted. Please consult with a competent tax advisor prior to making a request to modify payments if your contract is subject to RMD requirements.

 Any change to either the frequency of payments or length of a Guaranteed Payment Period will take effect on the next payment date after we accept the requested change.


PAYOUT WITHDRAWAL
You may terminate all or a portion of the income payments being made under Income Plan 3 at any time and withdraw their present value ("withdrawal value"), subject to a Payout Withdrawal Charge, by writing to us ("Payout Withdrawal"). For variable income payments, the withdrawal value is equal to the present value of the variable income payments being terminated, calculated using a discount rate equal to the assumed investment rate that was used in determining the initial variable payment. For fixed income payments, the withdrawal value is equal to the present value of the fixed income payments being terminated, calculated using a discount rate equal to the applicable current interest rate (this may be the initial interest rate in some states). The applicable current interest rate is the rate we are using on the date we receive your Payout Withdrawal request to determine income payments for a new annuitization with a payment period equal to the remaining payment period of the income payments being terminated.

A Payout Withdrawal must be a least $50. If any Payout Withdrawal reduces the value of the remaining income payments to an amount not sufficient to provide an initial

                                 57  PROSPECTUS
payment of at least $20, we reserve the right to terminate the Contract and pay you the present value of the remaining income payments in a lump sum. If you withdraw the entire value of the remaining income payments, the Contract will terminate.

You must specify the investment alternative(s) from which you wish to make a Payout Withdrawal. If you withdraw a portion of the value of your remaining income payments, the payment period will remain unchanged and your remaining payment amounts will be reduced proportionately.


PAYOUT WITHDRAWAL CHARGE
To determine the Payout Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When an amount equal to all purchase payments has been withdrawn, additional withdrawals will not be assessed a Payout Withdrawal Charge.

Payout Withdrawals will be subject to a Payout Withdrawal Charge for each Contract as follows:

                        Number of Complete Years Since We Received the Purchase Payment Being Withdrawn/Applicable Charge:
Contract:                   0           1           2           3           4           5           6           7            8+
------------------------------------------------------------------------------------------------------------------------------------
Allstate Variable
 Annuity                    7%          7%          6%          5%          4%          3%          2%          0%           0%
Allstate Variable
 Annuity - L Share          7%          6%          5%          0%



ADDITIONAL INFORMATION. We may make other Income Plans available. You may obtain information about them by writing or calling us. On the Payout Start Date, you must specify the portion of the Contract Value to be applied to variable income payments and the portion to be applied to fixed income payments. For the portion of your Contract Value to be applied to variable income payments, you must also specify the Variable Sub-Accounts on which to base the variable income payments as well as the allocation among those Variable Sub-Accounts. If you do not choose how the Contract Value is to be applied, then the portion of the Contract Value in the Variable Account on the Payout Start Date will be applied to variable income payments, according to the Variable Sub-Account allocations as of the Payout Start Date, and the remainder of the Contract Value will be applied to fixed income payments.

We will apply your Contract Value, adjusted by any applicable Market Value Adjustment, less applicable taxes to your Income Plan(s) on the Payout Start Date. We can make income payments in monthly, quarterly, semi-annual or annual installments, as you select. If the Contract Value is less than $2,000 when it is applied to the Income Plan(s) you choose, or not enough to provide an initial payment of at least $20 when it is applied to the Income Plan(s) you choose, and state law permits, we may:

.. terminate the Contract and pay you the Contract Value, adjusted by any applicable Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

.. reduce the frequency of your payments so that each payment will be at least
  $20.


VARIABLE INCOME PAYMENTS
The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) company mortality experience or (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments, which may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolios; and (b) under some of the Income Plans, we make income payments only so long as an Annuitant is alive or any applicable Guaranteed Payment Period has not yet expired.

In calculating the amount of the periodic payments in the annuity tables in the Contracts, we used an assumed investment rate ("AIR", also known as benchmark rate) of 3%. Currently, you may choose either a 6%, 5%, or 3% AIR per year. If you select the Income Protection Benefit Option, however, the 3% AIR must apply. The 6% and 5% AIR may not be available in all states (check with your representative for availability). Currently, if you do not choose one, the 5% AIR will automatically apply (except in states in which the 5% AIR is not available; in those states, the 3% AIR will automatically apply). You may not change the AIR after you have selected an Income Plan.

We reserve the right to offer other assumed investment rates. If the actual net investment return of the Variable Sub-Accounts you choose is less than the AIR, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the AIR. The dollar amount of the variable income payments stays level if the net investment return equals the AIR. With a higher AIR, your initial income payment will be larger than with a lower AIR. While income payments continue to be made, however, this disparity will become smaller and, if the payments have continued long enough, each payment will be smaller than if you had initially chosen a lower AIR.

Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.

                                 58  PROSPECTUS

You may also elect a variable income payment stream consisting of level monthly, quarterly or semi-annual payments. If you elect to receive level monthly, quarterly or semi-annual payments, the payments must be recalculated annually. You may only elect to receive level payments at or before the Payout Start Date. If you have elected level payments for an Income Plan(s), you may not make any variable to fixed payment transfers within such Income Plan(s). We will determine the amount of each annual payment as described above, place this amount in our general account, and then distribute it in level monthly, quarterly or semi-annual payments. The sum of the level payments will exceed the annual calculated amount because of an interest rate factor we use, which may vary from year to year, but will not be less than 2% per year. We do not allow withdrawals of the annual amount unless you make a full or partial withdrawal request of the value of the remaining payments under Income Plan 3. Withdrawals will be assessed a Payout Withdrawal Charge, if applicable. If the Annuitant dies while you are receiving level payments, you will not be entitled to receive any remaining level payments for that year (unless the Annuitant dies before the end of the Guaranteed Payment Period). For example, if you have selected Income Plan 1 with no Guaranteed Payment Period and the Annuitant dies during the year, the Beneficiary will not be entitled to receive the remaining level payments for that year.


INCOME PROTECTION BENEFIT OPTION
We offer an Income Protection Benefit Option, which may be added to your Contract on the Payout Start Date for an additional mortality and expense risk charge if you have selected variable income payments subject to the following conditions:

.. The Annuitant and joint Annuitant, if applicable, must be age 75 or younger on the Payout Start Date.

.. You must choose Income Plan 1 or 2, and the Guaranteed Payment Period must be for at least 120 months, unless the Internal Revenue Service requires a different payment period.

.. You may apply the Income Protection Benefit Option to more than one Income
  Plan.

.. The AIR must be 3% for the Income Plan(s) to which you wish to apply this benefit.

.. You may only add the Income Protection Benefit Option on the Payout Start Date and, once added, the option cannot be cancelled.

.. You may not convert variable income payments to fixed income payments.

You may not add the Income Protection Benefit Option without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the Income Protection Benefit Option.

If you select the Income Protection Benefit Option, we guarantee that your variable income payments under each of the Income Plans to which the option is applied will never be less that 85% of the initial variable amount income value ("Income Protection Benefit"), as calculated on the Payout Start Date under such Income Plans, unless you have elected a reduced survivor payment plan under Income Plan 2. If you have elected a reduced survivor plan, we guarantee that your variable income payments to which the option is applied will never be less than 85% of the initial variable amount income value prior to the later of 1) the death of Annuitant; or 2) the end of the guarantee payment period. On or after the later of these events, we guarantee that your variable income payments will never be less than 85% of the initial variable amount income value multiplied by the percentage you elected for your reduced survivor plan. See Appendix C for numerical examples that illustrate how the Income Protection Benefit is calculated.

If you add the Income Protection Benefit Option to your Contract, the mortality and expense risk charge during the Payout Phase will be increased. The change for the Income Protection Benefit Option will apply only to the Income Plan(s) to which the option has been applied. Currently, the charge for this option is 0.50%. We may change the amount we charge, but it will not exceed 0.75%. Once the option is issued, we will not increase what we charge you for the benefit.

In order to ensure that we achieve adequate investment diversification ("INCOME PROTECTION DIVERSIFICATION REQUIREMENT"), we reserve the right, in our sole discretion, to impose limitations on the investment alternatives in which you may invest during the Payout Phase with respect to the assets supporting the variable income payments to which the Income Protection Benefit Option applies. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts, exclusion of certain Variable Sub-Accounts, required minimum allocations to certain Variable Sub-Accounts, and/or the required use of Automatic Portfolio Rebalancing.

To achieve our Income Protection Diversification Requirement, we have divided the Variable Sub-Accounts into three separate categories: "unrestricted," "restricted" and "excluded." Currently, we require that you allocate between 30% to 100% of the assets supporting your variable income payments to the unrestricted Variable Sub-Accounts in any manner you choose. You may allocate up to 70% of the assets supporting your variable income payments to the restricted Variable Sub-Accounts. You may not, however, allocate more than 20% of the assets supporting your variable income payments to any one of the restricted Variable Sub-Accounts. You may not allocate ANY PORTION of the assets supporting your variable income payments to the excluded Variable Sub-Accounts.

In the following three tables, we list our current Income Protection Diversification Requirement:

                                 59  PROSPECTUS

UNRESTRICTED VARIABLE SUB-ACCOUNTS. There is no limit to the amount of assets supporting your variable income payments that you may allocate to any one or more of the following Variable Sub-Accounts. Currently, we require that you allocate AT LEAST 30% of the assets supporting your variable income payments to this category.

  Morgan Stanley VIS Income Plus - Class Y Sub-Account/(6)/

  Morgan Stanley VIS Limited Duration - Class Y Sub-Account

  Morgan Stanley VIS Money Market - Class Y Sub-Account


RESTRICTED VARIABLE SUB-ACCOUNTS. You may allocate up to 70% of the amount of assets supporting your variable income payments to the following Variable Sub-Accounts. Currently, you may not allocate more than 20% of the amount of assets supporting your variable income payments to any one of the restricted Variable Sub-Accounts.

  Morgan Stanley VIS Aggressive Equity - Class Y Sub-Account

  Morgan Stanley VIS Dividend Growth - Class Y Sub-Account

  Morgan Stanley VIS Equity - Class Y Sub-Account

  Morgan Stanley VIS European Equity - Class Y Sub-Account/(4)/

  Morgan Stanley VIS Global Advantage - Class Y Sub-Account/(1)/

  Morgan Stanley VIS Global Dividend Growth - Class Y Sub-Account

  Morgan Stanley VIS High Yield - Class Y Sub-Account/(1)/

  Morgan Stanley VIS Income Builder - Class Y Sub-Account/(1)/

  Morgan Stanley VIS S&P 500 Index - Class Y Sub-Account

  Morgan Stanley VIS Strategist - Class Y Sub-Account

  Morgan Stanley VIS Utilities - Class Y Sub-Account/(1)/

  AIM V.I. Basic Value - Series II Sub-Account/(1)/

  AIM V.I. Premier Equity - Series II Sub-Account/(1)/

  AllianceBernstein Growth - Class B Sub-Account

  AllianceBernstein Growth and Income - Class B Sub-Account/(1)/

  AllianceBernstein International Value - Class B Sub-Account/(2)/

  AllianceBernstein Large Cap Growth - Class B Sub-Account/(1,5)/

  AllianceBernstein Small/Mid Cap Value - Class B Sub-Account/(5)/

  AllianceBernstein Utility Income - Class B Sub-Account/(2)/

  AllianceBernstein Value - Class B Sub-Account/(2)/

  Fidelity VIP Contrafund(R)  - Service Class 2 Sub-Account/(2)/

  Fidelity VIP Growth & Income - Service Class 2 Sub-Account/(2)/

  Fidelity VIP High Income - Service Class 2 Sub-Account/(2)/

  Fidelity VIP Mid Cap - Service Class 2 Sub-Account/(2)/

  FTVIP Franklin High Income - Class 2 Sub-Account/(1)/

  FTVIP Franklin Income Securities - Class 2 Sub-Account

  FTVIP Mutual Discovery Securities - Class 2 Sub-Account/(2)/

  FTVIP Mutual Shares Securities - Class 2 Sub-Account

  FTVIP Templeton Foreign Securities - Class 2 Sub-Account

  Goldman Sachs VIT CORE(SM) U.S. Equity Sub-Account/(2)/

  Goldman Sachs VIT Growth and Income Sub-Account/(2)/

  Goldman Sachs VIT Mid Cap Value Sub-Account/(2)/

  Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account

  Putnam VT Growth and Income - Class IB Sub-Account/(1)/

  Putnam VT International Equity - Class IB Sub-Account

  Putnam VT Investors - Class IB Sub-Account/(1)/

  Putnam VT New Value - Class IB Sub-Account/(2)/

  Putnam VT Voyager - Class IB Sub-Account

  Van Kampen LIT Comstock, Class II Sub-Account

  Van Kampen LIT Growth and Income, Class II Sub-Account

  Van Kampen UIF Equity and Income, Class II Sub-Account/(3)/

  Van Kampen UIF Equity Growth, Class II Sub-Account/(3)/

                                 60  PROSPECTUS

  Van Kampen UIF Global Franchise, Class II Sub-Account/(3)/

  Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account/(3)/

  Van Kampen UIF U.S. Real Estate, Class II Sub-Account/(3)/


EXCLUDED VARIABLE SUB-ACCOUNTS. Currently, none of the following Variable Sub-Accounts are available to support variable income payments.

  Morgan Stanley VIS Information - Class Y Sub-Account/(1)/

  AIM V.I. Capital Appreciation - Series II Sub-Account/(1)/

  AIM V.I. Mid Cap Core Equity - Series II Sub-Account/(1)/

  FTVIP Franklin Flex Cap Growth Securities - Class 2 Sub-Account/(2)/

  Goldman Sachs VIT CORE(SM) Small Cap Equity Sub-Account/(2)/

  Van Kampen LIT Aggressive Growth, Class II Sub-Account

  Van Kampen LIT Emerging Growth, Class II Sub-Account

  Van Kampen UIF Small Company Growth, Class II Sub-Account/(3)/

  Van Kampen UIF Emerging Markets Equity, Class II Sub-Account/(3)/

  Van Kampen UIF Mid Cap Growth, Class II Sub-Account/(3)/

  Van Kampen UIF Emerging Markets Debt, Class II Sub-Account/(1,3)/

1) The Putnam VT Investors - Class IB Sub-Account (Restricted) was only offered with Contracts issued prior to May 1, 2004, and closed to new investments effective May 1, 2004. Effective May 1, 2005, the AIM V.I. Basic Value - Series II Sub-Account (Restricted), the AIM V.I. Capital Appreciation - Series II Sub-Account (Excluded), the AIM V.I. Mid Cap Core Equity - Series II Sub-Account (Excluded), the AIM V.I. Premier Equity - Series II Sub-Account (Restricted), the AllianceBernstein Growth and Income - Class B Sub-Account (Restricted), the AllianceBernstein Large Cap Growth - Class B Sub-Account (formerly AllianceBernstein Premier Growth - Class B Sub-Account) (Restricted), the FTVIP Franklin High Income - Class 2 Sub-Account (Restricted), the Morgan Stanley VIS Global Advantage - Class Y Sub-Account (Restricted), the Morgan Stanley VIS High Yield - Class Y Sub-Account (Restricted), the Morgan Stanley VIS Income Builder - Class Y Sub-Account (Restricted), the Morgan Stanley VIS Information - Class Y Sub-Account (Excluded), the Morgan Stanley VIS Utilities - Class Y Sub-Account (Restricted), the Putnam VT Growth and Income - Class IB Sub-Account(Restricted) and the Van Kampen UIF Emerging Markets Debt, Class II
  Sub-Account (Excluded) are no longer available for new investments.   If you
  are currently invested in these Variable Sub-Accounts, you may continue your investments. If prior to May 1, 2005, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Portfolios in accordance with that program. If you choose to add the Income Protection Benefit Option on or after May 1, 2005, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with the Income Protection Benefit Option prior to adding the Income Protection Benefit Option to your Contract.

2) The Variable Sub-Account was first offered under the Contracts on April 30, 2005.

3) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

4) Effective December 30, 2004, the Morgan Stanley VIS European Growth Portfolio
  - Class Y, changed its name to the Morgan Stanley VIS European Equity Portfolio - Class Y. We have made a corresponding change to the name of the Variable Sub-Account that invests in that Portfolio.

5) Effective May 2, 2005, the AllianceBernstein Premier Growth Portfolio - Class B and the AllianceBernstein Small Cap Value Portfolio - Class B changed their names to the AllianceBernstein Large Cap Growth Portfolio - Class B and the AllianceBernstein Small/ Mid Cap Value Portfolio - Class B, respectively. We have made a corresponding change to the name of the Variable Sub-Accounts that invest in these Portfolios.

6) Effective April 29, 2005, the Morgan Stanley VIS Quality Income Plus Portfolio-Class Y changed its name to Morgan Stanley VIS Income Plus Portfolio
  - Class Y. We have made a corresponding change to the name of the Variable Sub-Accounts that invest in these Portfolios.

You must use quarterly Automatic Portfolio Rebalancing to meet our Income Protection Diversification Requirement. On the date of each rebalancing, we will reallocate the amount of the assets supporting your variable income payments according to the rebalancing percentages you have selected, subject to the then current restrictions and exclusions in effect. We expect that the restrictions and exclusions for each category will change from time to time. Any change in these restrictions and exclusions will become effective no later than the next

                                 61  PROSPECTUS
regularly scheduled rebalancing of your Variable Sub-Account choices on or immediately after the date of change.

The Income Protection Diversification Requirement is based on a model. We may use a model developed and maintained by us or we may elect to use a model developed or provided by an independent third party. We will notify you at least 30 days before we make any change to our Income Protection Diversification Requirement.

We may determine which Variable Sub-Accounts are eligible for each category or we may elect to follow the recommendations of an independent third party. We may at any time make new determinations as to which Variable Sub-Accounts are unrestricted, restricted or excluded. We may do so for a variety of reasons including, but not limited to, a change in the investment objectives or policies of a Portfolio, or the failure, in our sole determination, of such Portfolio to invest in accordance with its stated investment objective or policies.

Transfers made for purposes of meeting the Income Protection Diversification Requirement will not count towards the number of free transfers you may make each Contract Year. See "Investment Alternatives: Transfers," above, for additional information.


FIXED INCOME PAYMENTS
We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. The guaranteed income payment amounts will change if the frequency of payments or the length of the payment period changes.

We calculate the fixed income payments by:

.. adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

.. deducting any applicable taxes; and

.. applying the resulting amount to the greater of (a) the appropriate income payment factor for the selected Income Plan from the Income Payment Table in your Contract or (b) such other income payment factor as we are offering on the Payout Start Date.

We may defer your request to make a withdrawal from fixed income payments for a period of up to 6 months or whatever shorter time state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

RETIREMENT INCOME GUARANTEE OPTIONS Effective January 1, 2004, we ceased offering the Retirement Income Guarantee Options ("RIG 1" and "RIG 2"), except in a limited number of states. Effective May 1, 2004, the RIG 1 and RIG 2 Options are no longer available in any state. If you added a Retirement Income Guarantee Option to your Contract prior to January 1, 2004 (up to May 1, 2004 in certain states), your Option will continue to apply to your Contract. Also, effective January 1, 2004, we discontinued the Trade-In Program. If you previously elected a RIG Option, you may cancel your RIG 1 or RIG 2 Option during the 60-day period following your next 3/rd/ Contract Anniversary after January 1, 2004. If you do not cancel the Option during this 60-day period, you will not be permitted to cancel it later. Please check with your Morgan Stanley Financial Advisor for details.

The following describes the Retirement Income Guarantee Options for Contract Owners who elected the Option prior to May 1, 2004.

We refer to the issue date of the option as the "RIDER DATE." You may add only one Retirement Income Guarantee Option to your Contract. The oldest Contract Owner and oldest Annuitant must be age 75 or younger on the Rider Application Date. Once you add a rider to your Contract, it may not be cancelled except during the 60-day period following the next 3rd Contract Anniversary after January 1, 2004, as described above.

WE RESERVE THE RIGHT TO IMPOSE LIMITATIONS ON THE INVESTMENT ALTERNATIVES IN WHICH YOU MAY INVEST AS A CONDITION OF THESE OPTIONS. THESE RESTRICTIONS MAY INCLUDE, BUT ARE NOT LIMITED TO, MAXIMUM INVESTMENT LIMITS ON CERTAIN INVESTMENT ALTERNATIVES, EXCLUSION OF CERTAIN INVESTMENT ALTERNATIVES, REQUIRED MINIMUM ALLOCATIONS TO CERTAIN VARIABLE SUB-ACCOUNTS AND/OR THE AUTOMATIC PORTFOLIO REBALANCING. CURRENTLY, NO SUCH RESTRICTIONS ARE BEING IMPOSED.

For each option, an "INCOME BASE" is calculated, which is used only for the purpose of calculating the "GUARANTEED RETIREMENT INCOME BENEFIT" and the appropriate "RIDER FEE," all defined below. The Income Base does not provide a Contract Value or guarantee performance of any investment option. The Income Base for RIG 1 and RIG 2 are described in more detail below.

You may apply the Income Base less applicable taxes to an Income Plan on the Payout Start Date and receive the Guaranteed Retirement Income Benefit if all of the following conditions are satisfied:

.. The Payout Start Date must be on or after the 10/th/ Contract Anniversary of the Rider Date.

.. The Payout Start Date must occur during the 30-day period following a Contract
  Anniversary.

.. The oldest Annuitant must be age 99 or younger as of the Payout Start Date.

.. You must select Fixed Amount Income Payments only.

.. You must select Income Plan 1 or 2, with a Guaranteed Payment Period of at least:

  . 120 months, if the youngest Annuitant is age 80 or younger as of the Payout Start Date; or

                                 62  PROSPECTUS

  . 60 months, if the youngest Annuitant is older than age 80 as of the Payout Start Date.

The "GUARANTEED RETIREMENT INCOME BENEFIT" is determined by applying the Income Base, less any applicable taxes, to the appropriate monthly income payment factor shown in the Income Payment Tables in your Contract for the selected Income Plan.

If a different payment frequency (quarterly, semi-annual, or annual) or different Income Plan is selected, an income payment factor for the selected payment frequency and Income Plan is determined on the same mortality and interest rate basis as the Income Payment Tables shown in your Contract.

On the Payout Start Date, the income payments for the selected Income Plan will be the greater of:

.. The Guaranteed Retirement Income Benefit; or

.. For fixed income payments, the Contract Value, adjusted by any applicable
  Market Value Adjustment, less any applicable taxes is applied to the greater of: the appropriate income payment factor for the selected Income Plan from the income payment tables in your Contract, or an income payment factor for the selected Income Plan that we are offering on the Payout Start Date.

We assess an annual Rider Fee if you selected one of the Retirement Income Guarantee Options. The Rider Fee is deducted on each Contract Anniversary on a pro rata basis from each of the Variable Sub-Accounts in which your Contract Value is invested on that date. The Rider Fee will decrease the number of Accumulation Units in each Variable Sub-Account. The Rider Fee is deducted only during the Accumulation Phase of the Contract. For the first Contract Anniversary following the Rider Date, the Rider Fee will be prorated to cover the period between the Rider Date and the first Contract Anniversary after the Rider Date. In the case of a full withdrawal of the Contract Value, the Rider Fee is prorated to cover the period between the Contract Anniversary immediately prior to the withdrawal and the date of the withdrawal.

The Rider Fee for RIG 1 is 0.40% of the Income Base on each Contract Anniversary. The Rider Fee for RIG 2 is 0.55% of the Income Base on each Contract Anniversary.

These options will terminate and the corresponding Rider Fee will cease on the earliest of the following to occur:

.. The date the Contract is terminated;

.. If the Contract is not continued in the Accumulation Phase under either the Death of Owner or Death of Annuitant provisions of the Contract. The option will terminate on the date we determine the Death Proceeds;

.. The Payout Start Date; or

.. You elect to cancel your RIG 1 or RIG 2 Option during the 60-day period following the next 3rd Contract Anniversary after January 1, 2004 (since we discontinued offering the Trade-In Program as of that date).

Otherwise, the options may not be terminated or cancelled.


CALCULATION OF INCOME BASE.
On the Rider Date, the "RIG 1 INCOME BASE" is equal to the Contract Value. The RIG 1 Income Base, plus purchase payments made after the Rider Date and less RIG 1 withdrawal adjustments for withdrawals made after the Rider Date, will accumulate interest on a daily basis at a rate equivalent to 5% per year (3% in certain states), subject to the "CAP" defined below. This accumulation will continue until the first Contract Anniversary following the 85/th/ birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first. After the 5% interest accumulation ends (3% in certain states), the RIG 1 Income Base will continue to be increased by purchase payments and reduced by RIG 1 withdrawal adjustments for withdrawals until the option terminates. The "RIG 1 WITHDRAWAL ADJUSTMENT" is defined below.

The RIG 1 Income Base will not exceed a CAP equal to:

.. 200% of the Contract Value as of the Rider Date; plus

.. 200% of purchase payments made after the Rider Date, but excluding any purchase payments made in the 12-month period immediately prior to the Payout Start Date; minus

.. RIG 1 Withdrawal Adjustments for any withdrawals made after the Rider Date.


RIG 1 WITHDRAWAL ADJUSTMENT. Prior to the first Contract Anniversary following the 85/th/ birthday of the oldest Contract Owner or oldest Annuitant, whichever is earlier, the withdrawal adjustment is as follows:

.. In each Contract Year, for the portion of withdrawals that do not cumulatively exceed 5% (3% in certain states) of

                                 63  PROSPECTUS
  the RIG 1 Income Base as of the beginning of the Contract Year (or as of the Rider Date for the first Contract Year in which RIG 1 is added), the withdrawal adjustment is equal to the amount withdrawn (or portion thereof) multiplied by a discount factor. The discount factor is calculated using a 5% annual interest rate (3% in certain states) and the portion of the Contract Year between the withdrawal date and the end of the Contract Year. This withdrawal adjustment has the effect of reducing the RIG 1 Income Base at the end of the Contract Year by the actual amount of the withdrawal. In other words, for purposes of calculating the RIG 1 Income Base, the withdrawal is treated as if it occurred at the end of the Contract Year.

.. In each Contract Year, for the portion of withdrawals that cumulatively exceed
  5% (3% in certain states) of the RIG 1 Income Base as of the beginning of the Contract Year (or as of the Rider Date for the first Contract Year in which RIG 1 is added), the withdrawal adjustment is equal to the withdrawal amount (or portion thereof), divided by the Contract Value immediately prior to the withdrawal and reduced for the portion of withdrawals that does not cumulatively exceed 5% (3% in certain states), and the result multiplied by the most recently calculated RIG 1 Income Base, reduced for the portion of withdrawal that does not cumulatively exceed 5% (3% in certain states).

On or after the first Contract Anniversary following the 85/th/ birthday of the oldest Contract Owner or the Annuitant, all withdrawal adjustments are equal to the withdrawal amount, divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated RIG 1 Income Base.

See Appendix D for numerical examples that illustrate how the RIG 1 Withdrawal Adjustment is applied.

The "RIG 2 INCOME BASE" is defined as the greater of "INCOME BASE A" or "INCOME BASE B."

"INCOME BASE A" and its corresponding Withdrawal Adjustment are calculated in the same manner as the RIG 1 Income Base and RIG 1 Withdrawal Adjustment.

On the Rider Date, "INCOME BASE B" is equal to the Contract Value. After the Rider Date and prior to the Payout Start Date, Income Base B is recalculated each time a purchase payment or withdrawal is made as well as on each Contract Anniversary as follows:

.. Each time a purchase payment is made, Income Base B is increased by the amount of the purchase payment.

.. Each time a withdrawal is made, Income Base B is reduced by a proportional withdrawal adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated Income Base B.

.. On each Contract Anniversary until the first Contract Anniversary following the 85/th/ birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first, Income Base B is equal to the greater of the Contract Value on that date or the most recently calculated Income Base B.

If no purchase payments or withdrawals are made after the Rider Date, Income Base B will be equal to the greatest of the Contract Value on the Rider Date and the Contract Values on each subsequent Contract Anniversary until the earlier of the Payout Start Date or the Contract Anniversary following the 85/th/ birthday of the oldest Contact Owner or oldest Annuitant, whichever occurs first.


CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the Contract is appropriate.


DEATH BENEFITS
--------------------------------------------------------------------------------


DEATH PROCEEDS
Under certain conditions, described below, we will pay Death Proceeds for this Contract on the death of the Contract Owner, Annuitant, or Co-Annuitant if the death occurs prior to the Payout Start Date. If the Owner or Annuitant dies after the Payout Start Date, we will pay remaining income payments as described in the "Payout Phase" section of your Contract. See "Income Payments" for more information.

We will determine the value of the Death Proceeds as of the end of the Valuation Date during which we receive the first Complete Request for Settlement (the next Valuation Date, if we receive the request after 3:00 p.m. Central Time). In order to be considered a "COMPLETE REQUEST FOR SETTLEMENT," a claim for distribution of the Death Proceeds must include "DUE PROOF OF DEATH" in any of the following forms of documentation:

.. A certified copy of the death certificate;

.. A certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

.. Any other proof acceptable to us.

"DEATH PROCEEDS" are determined based on when we receive a Complete Request for
Settlement:

.. If we receive a Complete Request for Settlement within 180 days of the death of the Contract Owner, Annuitant, or Co-Annuitant, as applicable, the Death Proceeds is equal to the "DEATH BENEFIT."

.. If we receive a Complete Request for Settlement more than 180 days after the death of the Contract Owner, Annuitant, or Co-Annuitant, as applicable, the Death Proceeds are equal to the greater of the Contract Value or Settlement Value. We reserve the right to waive or extend, in a nondiscriminatory manner, the 180-day period in which the Death Proceeds will equal the Death Benefit.

                                 64  PROSPECTUS

Where there are multiple beneficiaries, we will only value the Death Proceeds at the time the first beneficiary submits the necessary documentation in good order. Any Death Proceeds amounts attributable to any beneficiary which remain in the Variable Sub-Accounts are subject to investment risk.


DEATH BENEFIT OPTIONS
In addition to the ROP Death Benefit included in your Contract, we offer the following death benefit options which may be added to your Contract:

.. MAV Death Benefit Option

.. Enhanced Beneficiary Protection (Annual Increase) Option

.. Earnings Protection Death Benefit Option

The amount of the Death Benefit depends on which death benefit option(s) you select. Not all death benefit options are available in all states.

You may select any combination of death benefit options on the issue date of your Contract or at a later date, subject to state availability and issue age restrictions. You may not add any death benefit option(s) to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the death benefit option(s).

The "DEATH BENEFIT" is equal to the Earnings Protection Death Benefit (if selected) plus the greatest of:

.. The Contract Value;

.. The Settlement Value;

.. The ROP Death Benefit;

.. The MAV Death Benefit Option (if selected); or

.. The Enhanced Beneficiary Protection (Annual Increase) Option (if selected).

The "Settlement Value" is the amount that would be paid in the event of a full withdrawal of the Contract Value.

The "ROP DEATH BENEFIT" is equal to the sum of all purchase payments, reduced by a proportional withdrawal adjustment for each withdrawal. The withdrawal adjustment is equal to the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result is multiplied by:

  The sum of all purchase payments made prior to the withdrawal, less any prior withdrawal adjustments.


MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT OPTION.
The "MAV DEATH BENEFIT OPTION" is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to 0.20%. We may change what we charge for this death benefit option, but it will never exceed 0.30%. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option.

On the date we issue the rider for this benefit ("Rider Date"), the MAV DEATH BENEFIT is equal to the Contract Value. After the Rider Date and prior to the date we determine the Death Proceeds (see "Death Proceeds" on page 64), the MAV Death Benefit is recalculated each time a purchase payment or withdrawal is made as well as on each Contract Anniversary as follows:

.. Each time a purchase payment is made, the MAV Death Benefit is increased by the amount of the purchase payment.

.. Each time a withdrawal is made, the MAV Death Benefit is reduced by a proportional withdrawal adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated MAV Death Benefit.

.. On each Contract Anniversary until the first Contract Anniversary following the 80/TH/ birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first, the MAV Death Benefit is recalculated as the greater of the Contract Value on that date or the most recently calculated MAV Death Benefit.

If no purchase payments or withdrawals are made after the Rider Date, the MAV Death Benefit will be equal to the greatest of the Contract Value on the Rider Date and the Contract Values on each subsequent Contract Anniversary after the Rider Date, but before the date we determine the Death Proceeds. If, upon death of the Contract Owner, the Contract is continued under Option D as described on page 68 below, and if the oldest New Contract Owner and the oldest Annuitant are age 80 or younger on the date we determine the Death Proceeds, then the MAV Death Benefit Option will continue. The MAV Death Benefit will continue to be recalculated for purchase payments, withdrawals, and on each Contract Anniversary after the date we determine the Death Proceeds until the earlier of:

.. The first Contract Anniversary following the 80/th/ birthday of either the oldest New Contract Owner or the oldest Annuitant, whichever is earlier. (After the 80/th/ birthday of either the oldest New Contract Owner or the oldest Annuitant, whichever is earlier, the MAV Death Benefit will be recalculated only for purchase payments and withdrawals); or

.. The date we next determine the Death Proceeds.


ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION.
The Enhanced Beneficiary Protection (Annual Increase) Option is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option,

                                 65  PROSPECTUS
currently equal to 0.30%. We may change what we charge for this death benefit option, but it will never exceed 0.30%. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option.

On the date we issue the rider for this benefit ("Rider Date"), the Enhanced Beneficiary Protection (Annual Increase) Benefit is equal to the Contract Value. The Enhanced Beneficiary Protection (Annual Increase) Benefit, plus purchase payments made after the Rider Date and less withdrawal adjustments for withdrawals made after the Rider Date, will accumulate interest on a daily basis at a rate equivalent to 5% per year (3% in certain states), subject to the "CAP" defined below. This accumulation will continue until the earlier of:

  (a) the first Contract Anniversary following the 80/th/ birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first; or

  (b) the date we determine the Death Proceeds.

After the 5% interest accumulation ends (3% in certain states), the Enhanced Beneficiary Protection (Annual Increase) Benefit will continue to be increased by purchase payments and reduced by withdrawal adjustments for withdrawals until the death benefit option terminates. The withdrawal adjustment is a proportional adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the amount of the Enhanced Beneficiary Protection (Annual Increase) Benefit immediately prior to the withdrawal.

The Enhanced Beneficiary Protection (Annual Increase) Benefit CAP is equal to:

.. 200% of the Contract Value as of the Rider Date; plus

.. 200% of purchase payments made after the Rider Date, but excluding any purchase payments made in the 12-month period immediately prior to the death of the Contract Owner or the Annuitant; minus

.. Withdrawal adjustments for any withdrawals made after the Rider Date. Refer to Appendix E for withdrawal adjustment examples.

If, upon death of the Contract Owner, the Contract is continued under Option D as described on page 68, and if the oldest New Contract Owner and the oldest Annuitant are age 80 or younger on the date we determine the Death Proceeds, then the Enhanced Beneficiary Protection (Annual Increase) Option will continue. The amount of the Enhanced Beneficiary Protection (Annual Increase) Benefit as of the date we determine the Death Proceeds, plus subsequent purchase payments, less withdrawal adjustments for any subsequent withdrawals, will accumulate daily at a rate equivalent to 5% per year (3% in certain states) from the date we determine the Death Proceeds, until the earlier of:

.. The first Contract Anniversary following the 80/th/ birthday of either the oldest New Contract Owner or the oldest Annuitant, whichever is earlier. (After the 80/th/ birthday of either the oldest New Owner or the oldest Annuitant, whichever is earlier, the Enhanced Beneficiary Protection (Annual Increase) Benefit will be recalculated only for purchase payments and withdrawals); or

.. The date we next determine the Death Proceeds.


EARNINGS PROTECTION DEATH BENEFIT OPTION.
The "EARNINGS PROTECTION DEATH BENEFIT OPTION" is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to:

.. 0.25%, if the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date; and

.. 0.40%, if the oldest Contract Owner or oldest Annuitant is over age 70 and all are age 79 or younger on the Rider Application Date.

We may change what we charge for this death benefit option, but it will never exceed 0.35% for issue ages 0-70 and 0.50% for issue ages 71-79. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option. However, if your spouse elects to continue the Contract in the event of your death and if he or she elects to continue the Earnings Protection Death Benefit Option, the mortality and expense risk charge for the death benefit option will be based on the ages of the oldest new Contract Owner and the oldest Annuitant at the time the Contract is continued.

If the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date, the EARNINGS PROTECTION DEATH BENEFIT is equal to the lesser of:

.. 100% of "IN-FORCE PREMIUM" (excluding purchase payments made after the date we issue the rider for this benefit ("Rider Date") and during the twelve-month period immediately prior to the death of the Contract Owner or Annuitant); or

.. 40% of "IN-FORCE EARNINGS"

calculated as of the date we determine the Death Proceeds.

If the oldest Contract Owner or oldest Annuitant is over age 70 and all are age 79 or younger on the Rider Application Date, the EARNINGS PROTECTION DEATH BENEFIT is equal to the lesser of:

.. 50% of "IN-FORCE PREMIUM" (excluding purchase payments made after the Rider
  Date and during the twelve-month period immediately prior to the death of the Contract Owner or Annuitant); or

.. 25% of "IN-FORCE EARNINGS"

                                 66  PROSPECTUS
calculated as of the date we determine the Death Proceeds.

IN-FORCE EARNINGS are equal to the current Contract Value less In-Force Premium. If this quantity is negative, then In-Force Earnings are equal to zero.

IN-FORCE PREMIUM is equal to the Contract Value on the Rider Date, plus the sum of all purchase payments made after the Rider Date, less the sum of all "EXCESS-OF-EARNINGS WITHDRAWALS" made after the Rider Date.

An EXCESS-OF-EARNINGS WITHDRAWAL is equal to the excess, if any, of the amount of the withdrawal over the amount of the In-Force Earnings immediately prior to the withdrawal.

Refer to Appendix F for numerical examples that illustrate how the Earnings Protection Death Benefit Option is calculated.

If, upon death of the Contract Owner, the Contract is continued under Option D as described on page 68 below, and if the oldest new Owner and the oldest Annuitant are younger than age 80 on the date we determine the Death Proceeds, then this death benefit option will continue unless the New Contract Owner elects to terminate the death benefit option. If the death benefit option is continued, the following will apply as of the date we determine the Death Proceeds upon continuation:

.. The Rider Date will be changed to the date we determine the Death Proceeds;

.. The In-Force Premium is equal to the Contract Value as of the new Rider Date plus all purchase payments made after the Rider Date, less the sum of all the Excess-of-Earnings Withdrawals made after the Rider Date;

.. The Earnings Protection Death Benefit after the new Rider Date will be determined as described above, but using the ages of the oldest new Contract Owner and the oldest Annuitant as of the new Rider Date.

.. The mortality and expense risk charge, for this rider, will be determined as described above, but using the ages of the oldest new Contract Owner and the oldest Annuitant as of the new Rider Date.

If either the Contract Owner's or the Annuitant's age is misstated, the Earnings Protection Death Benefit and the mortality and expense risk charge for this death benefit option will be calculated according to the corrected age as of the Rider Date. Your Contract Value will be adjusted to reflect the mortality and expense risk charge for this death benefit option that should have been assessed based on the corrected age.


ALL OPTIONS.
WE RESERVE THE RIGHT TO IMPOSE LIMITATIONS ON THE INVESTMENT ALTERNATIVES IN WHICH YOU MAY INVEST AS A CONDITION OF THESE OPTIONS. THESE RESTRICTIONS MAY INCLUDE, BUT ARE NOT LIMITED TO, MAXIMUM INVESTMENT LIMITS ON CERTAIN INVESTMENT ALTERNATIVES, EXCLUSION OF CERTAIN INVESTMENT ALTERNATIVES, REQUIRED MINIMUM ALLOCATIONS TO CERTAIN VARIABLE SUB-ACCOUNTS AND/OR THE REQUIRED USE OF AUTOMATIC PORTFOLIO REBALANCING. CURRENTLY, NO SUCH RESTRICTIONS ARE BEING IMPOSED.

These death benefit options will terminate and the corresponding Rider Fee will cease on the earliest of the following to occur:

.. the date the Contract is terminated;

.. if, upon the death of the Contract Owner, the Contract is continued under Option D as described in the Death of Owner section on page 68, and either the oldest New Owner or the oldest Annuitant is older than age 80 (age 80 or older for the Earnings Protection Death Benefit Option) on the date we determine the Death Proceeds. The death benefit option will terminate on the date we determine the Death Proceeds;

.. if the Contract is not continued in the Accumulation Phase under either the Death of Owner or Death of Annuitant provisions of the Contract. The death benefit option will terminate on the date we determine the Death Proceeds;

.. on the date the Contract Owner (if the current Contract Owner is a living person) is changed for any reason other than death unless the New Contract Owner is a trust and the Annuitant is the current Contract Owner;

.. on the date the Contract Owner (if the current Contract Owner is a non-living person) is changed for any reason unless the New Contract Owner is a non-living person or is the current Annuitant; or

.. the Payout Start Date.

Notwithstanding the preceding, in the event of the Contract Owner's death, if the Contract Owner's spouse elects to continue the Contract (as permitted in the Death of Owner provision below) he or she may terminate the Earnings Protection Death Benefit at that time.

DEATH BENEFIT PAYMENTS

DEATH OF CONTRACT OWNER
If a Contract Owner dies prior to the Payout Start Date, then the surviving Contract Owners will be "NEW CONTRACT OWNERS". If there are no surviving Contract Owners, then subject to any restrictions previously placed upon them, the Beneficiaries will be the New Contract Owners.

If there is more than one New Contract Owner taking a share of the Death Proceeds, each New Contract Owner will be treated as a separate and independent Contract Owner of his or her respective share of the Death Proceeds. Each New Contract Owner will exercise all rights related to his or her share of the Death Proceeds, including the sole right to elect one of the Option(s) below, subject to any restrictions previously placed upon

                                 67  PROSPECTUS
the New Contract Owner. Each New Contract Owner may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Option chosen by the original New Contract Owner.

The Options available to the New Contract Owner will be determined by the applicable following Category in which the New Contract Owner is defined. An Option will be deemed to have been chosen on the day we receive written notification in a form satisfactory to us.

NEW CONTRACT OWNER CATEGORIES


CATEGORY 1. If your spouse (or Annuitant's spouse in the case of a grantor trust-owned Contract) is the sole New Contract Owner of the entire Contract, your spouse must choose from among the death settlement Options A, B, C, D, or E described below. If he or she does not choose one of these Options, then Option D will apply.


CATEGORY 2. If the New Contract Owner is a living person who is not your spouse (or Annuitant's spouse in the case of a grantor trust-owned Contract), or there is more than one New Contract Owner, all of whom are living persons, each New Contract Owner must choose from among the death settlement Options A, B, C, or E described below. If a New Contract Owner does not choose one of these Options, then Option C will apply for that New Contract Owner.


CATEGORY 3. If there are one or more New Contract Owner(s) and at least one of the New Contract Owners is a non-living person such as a corporation or a trust, all New Contract Owners are considered to be non-living persons for purposes of the death settlement options. Each New Contract Owner must choose death settlement Option A or C described below. If a New Contract Owner does not choose one of these Options, then Option C will apply for that New Contract Owner.

The death settlement options we currently offer are:


OPTION A. The New Contract Owner may elect to receive the Death Proceeds in a lump sum.


OPTION B. The New Contract Owner may elect to apply the Death Proceeds to one of the Income Plans described above. Such income payments must begin within one year of the date of death and must be payable:

.. Over the life of the New Contract Owner; or

.. For a guaranteed payment period of at least 5 years (60 months), but not to exceed the life expectancy of the New Contract Owner; or

.. Over the life of the New Contract Owner with a guaranteed payment period of at least 5 years (60 months), but not to exceed the life expectancy of the New Contract Owner.


OPTION C. The New Contract Owner may elect to receive the Contract Value payable within 5 years of the date of death. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. Any excess amount of the Death Proceeds over the Contract Value on that date will be allocated to the Morgan Stanley VIS Money Market Variable Sub-Account unless the New Contract Owner provides other allocation instructions.

The New Contract Owner may not make any additional purchase payments under this option. Withdrawal charges will be waived for any withdrawals made during the 5-year period after the date of death; however, amounts withdrawn may be subject to Market Value Adjustments. The New Contract Owner may exercise all rights set forth in the Transfers provision.

If the New Contract Owner dies before the Contract Value is completely withdrawn, the New Contract Owner's Beneficiary(ies) will receive the greater of the remaining Settlement Value or the remaining Contract Value within 5 years of the date of the original Contract Owner's death.


OPTION D. The New Contract Owner may elect to continue the Contract in the Accumulation Phase. If the Contract Owner was also the Annuitant, then the New Contract Owner will be the new Annuitant. This Option may only be exercised once per Contract. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date.

Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-Accounts of the Variable Account. This excess will be allocated in proportion to your Contract Value in those Sub-Accounts as of the end of the Valuation Date that we receive the complete request for settlement except that any portion of this excess attributable to the Fixed Account Options will be allocated to the Morgan Stanley VIS Money Market Variable Sub-Account.

Within 30 days after the date we determine the Death Proceeds, the New Contract Owner may make a one- time transfer of all or a portion of the excess of the Death Proceeds, if any, into any combination of Variable Sub-Accounts, the Standard Fixed Account and the Market Value Adjusted Fixed Account without incurring a transfer fee, provided the investment alternative is available with the Contract at that time. Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in this Contract.

The New Contract Owner may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge; however, the amount withdrawn may be subject to a Market Value Adjustment and a 10% tax penalty if the New Contract Owner is under age 59 1/2.


OPTION E. Effective July 1, 2005, for Nonqualified Contracts, the New Contract Owner may elect to make

                                 68  PROSPECTUS
withdrawals at least annually of amounts equal to the "ANNUAL REQUIRED DISTRIBUTION" calculated for each calendar year. The first such withdrawal must occur within:

.. One year of the date of death;

.. The same calendar year as the date we receive the first Complete Request for Settlement; and

.. One withdrawal frequency.

The New Contract Owner must select the withdrawal frequency (monthly, quarterly, semi-annual, or annual). Once this option is elected and frequency of withdrawals is chosen, they cannot be changed by the New Contract Owner and become irrevocable.

In the calendar year in which the Death Proceeds are determined, the ANNUAL REQUIRED DISTRIBUTION is equal to the Contract Value on the date of the first distribution divided by the "Life Expectancy" of the New Contract Owner, and the result multiplied by a fraction that represents the portion of the calendar year remaining after the date of the first distribution. (The Contract Value, as of the date we receive the Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. The Contract Value on the date of the first distribution may be more or less than the Contract Value as of the date we receive the Complete Request for Settlement.) The Life Expectancy in that calendar year is equal to the life expectancy value from IRS Tables, based on the age of the New Contract Owner as of his or her birthday in the same calendar year.

In any subsequent calendar year, the Annual Required Distribution is equal to the Contract Value as of December 31 of the prior year divided by the remaining Life Expectancy of the New Contract Owner. In each calendar year after the calendar year in which the first distribution occurred, the Life Expectancy of the New Contract Owner is the Life Expectancy calculated in the previous calendar year minus one (1) year. If the Life Expectancy is less than one (1), the Annual Required Distribution is equal to the Contract Value.

If the New Contract Owner dies before the Contract Value is completely withdrawn, the scheduled withdrawals will continue to be paid to the New Contract Owner's Beneficiary(ies). The Contract Value invested in the Variable Sub-Accounts will be subject to investment risk until it is withdrawn.

We reserve the right to offer additional death settlement options.

DEATH OF ANNUITANT

If the Annuitant dies prior to the Payout Start Date, then the surviving Contract Owners will have the Options available to the New Contract Owner, determined by the applicable following category in which the New Contract Owner is defined, unless:

.. The Annuitant was also the Contract Owner, in which case the Death of Owner provisions above apply; or

.. The Contract Owner is a grantor trust not established by a business, in which case the Beneficiary(ies) will be deemed the New Contract Owners and the Death of Contract Owner provisions above will apply.

SURVIVING CONTRACT OWNER CATEGORIES


CATEGORY 1. If the Contract Owner is a living person, prior to the Annuitant's death, the Contract Owner must choose from among the death settlement Options A, B, or D described below. If the Contract Owner does not choose one of these Options, then Option D will apply.


CATEGORY 2. If the Contract Owner is a non-living person such as a corporation or a trust, the Contract Owner must choose from death settlement Options A or C described below. If the Contract Owner does not choose one of these Options, then Option C will apply.

The death settlement options we currently offer are:


OPTION A. The Contract Owner may elect to receive the Death Proceeds in a lump sum.


OPTION B. The Contract Owner may elect to apply the Death Proceeds to one of the Income Plans described above. Such income payments must begin within one year of the date of death.


OPTION C. The Contract Owner may elect to receive the Contract Value payable within 5 years of the date of death. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. Any excess amount of the Death Proceeds over the Contract Value on that date will be allocated to the Morgan Stanley VIS Money Market Variable Sub-Account unless the Contract Owner provides other allocation instructions.

The Contract Owner may not make any additional purchase payments under this option. Withdrawal charges will be waived for any withdrawals made during the 5-year period after the date of death; however, amounts withdrawn may be subject to Market Value Adjustments. The Contract Owner may exercise all rights set forth in the Transfers provision.


OPTION D. The Contract Owner may elect to continue the Contract and the youngest Contract Owner will become the new Annuitant. The Contract Value of the continued Contract will not be adjusted to equal the Death Proceeds.

We reserve the right to offer additional death settlement options.

QUALIFIED CONTRACTS

The death settlement options for qualified plans, including IRAs, may be different to conform with the individual tax requirements of each type of qualified plan.

                                 69  PROSPECTUS

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain qualified plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION AND DEATH OF CO-ANNUITANT

We offer a Spousal Protection Benefit (Co-Annuitant) Option that may be added to your Contract subject to the following conditions:

.. The individually owned Contract must be either a traditional, Roth, or Simplified Employee Pension IRA.

.. The Contract Owner's spouse must be the sole Primary Beneficiary of the Contract and will be the named Co-Annuitant.

.. The Contract Owner must be age 90 or younger on the Rider Application Date, and the Co-Annuitant must be age 79 or younger on the Rider Application Date.

.. The Option may be added at Contract issue or anything after Contract issue through April 30, 2005. On or after May 1, 2005, the Option may only be added when we issue the Contract or within 6 months of the Contract Owner's marriage. We may require proof of marriage in a form satisfactory to us.

Currently, you may not add the Option to your Contract without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the Option.

Under the Spousal Protection Benefit Option, the Co-Annuitant will be considered to be an Annuitant under the Contract during the Accumulation Phase except that the Death of Annuitant provision does not apply on the death of the Co-Annuitant, and the latest Payout Start Date will be based solely on the Contract Owner's age.

You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. Once we accept a change, the change will take effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it. At any time, there may only be one Co-Annuitant under your Contract.

There is an annual Rider Fee of 0.10% of the Contract Value for new Options added on or after January 1, 2005. For Options added prior to this date, there is no charge for this Option. We reserve the right to assess an annual Rider Fee not to exceed 0.15% for Options added in the future. Once this Option is added to your Contract, we guarantee that we will not increase what we charge you for this Option. For Contracts purchased on or after January 1, 2005, we may discontinue offering the Spousal Protection Benefit (Co-Annuitant) Option at any time prior to the time you elect to receive it.

The option will terminate upon the date termination is accepted by us or will terminate on the earliest of the following occurrences:

.. upon the death of the Co-Annuitant (as of the date we determine the Death
  Proceeds);

.. upon the death of the Contract Owner (as of the date we determine the Death
  Proceeds);

.. on the date the Contract is terminated;

.. on the Payout Start Date; or

.. on the date you change the beneficiary of the Contract and the change is accepted by us;

.. for options added on or after January 1, 2005, the Owner may terminate the option upon the divorce of the Owner and the Co-Annuitant by providing written notice and proof of divorce in a form satisfactory to us;

.. for options added prior to January 1, 2005, the Owner may terminate this option at anytime by written notice in a form satisfactory to us.

Once terminated, a new Spousal Protection Benefit (Co-Annuitant) Option cannot be added to the Contract unless the last option attached to the Contract was terminated due to divorce or a change of beneficiary.


DEATH OF CO-ANNUITANT. If the Co-Annuitant dies prior to the Payout Start Date, subject to the following conditions, the Contract will be continued according to Option D under the "Death of Owner" provision of your Contract:

.. The Co-Annuitant must have been your legal spouse on the date of his or her death; and

.. Option D of the "Death of Owner" provision of your Contract has not previously been exercised.

The Contract may only be continued once under Option D under the "Death of Owner" provision. For a description of Option D, see the "Death of Owner" section of this prospectus.

SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION FOR CUSTODIAL INDIVIDUAL

RETIREMENT ACCOUNTS AND DEATH OF CO-ANNUITANT. We offer a Spousal Protection Benefit (Co-Annuitant) Option for certain Custodial Individual Retirement Accounts established under Code Section 408(a) that may be added to your Contract. CSP may not be available in all states. CSP is subject to the following conditions ("CSP Conditions"):

.. The beneficially owned Contract must be a Custodial traditional IRA, Custodial
  Roth IRA, or a Custodial Simplified Employee Pension IRA.

.. The Annuitant must be the beneficial owner of the Custodial traditional IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA.

.. The Co-Annuitant must be the legal spouse of the Annuitant. Only one
  Co-Annuitant may be named.

                                 70  PROSPECTUS

.. The Co-Annuitant must be the sole beneficiary of the Custodial traditional
  IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA.

.. The Annuitant must be age 90 or younger on the CSP Application Date.

.. The Co-Annuitant must be age 79 or younger on the CSP Application Date.

.. The CSP may be added at Contract issue or anytime after Contract issue through April 30, 2005. On or after May 1, 2005, the CSP may only be added when we issue the Contract or within 6 months of the beneficial owner's marriage. We may require proof of marriage in a form satisfactory to us. Currently, you may not add the CSP to your Contract without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the CSP.

.. We have made no payments under any Income Plan.

.. There is an annual Rider Fee of 0.10% of the Contract Value for new Options added on or after January 1, 2005. For Options added prior to this date, there is no charge for this Option. We reserve the right to increase the annual Rider Fee to up to 0.15% of the Contract Value.

Under CSP, the Co-Annuitant will be considered to be an Annuitant under the Contract during the Accumulation Phase except that:

.. The Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date.

.. The "Death of Annuitant" provision of the Contract does not apply on the death of the Co-Annuitant.

.. The Co-Annuitant is not considered the beneficial owner of the Custodial traditional IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA.

You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. Once we accept a change, the change will take effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it. At any time, there may only be one Co-Annuitant under your Contract.

For Spousal Protection Benefit (Co-Annuitant) Options for Custodial Individual Retirement Accounts added on or after January 1, 2005, there is an annual Rider Fee of 0.10% of the Contract Value for this Option. For Options added prior to this date, there is no charge for this Option. We reserve the right to assess an annual Rider Fee not to exceed 0.15% for Options added in the future. Once this Option is added to your Contract, we guarantee that we will not increase what we charge you for this Option. For Contracts issued on or after January 1, 2005, we may discontinue offering the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts at any time to new Contract Owners and to existing Contract Owners who did not elect the Option prior to the date of discontinuance.

The Owner may terminate CSP upon the divorce of the Annuitant and the Co-Annuitant by providing written notice and proof of divorce in a form satisfactory to us. The Owner may also terminate CSP upon a change in the beneficiary of the IRA by providing written notice and proof of the change in a form satisfactory to us. CSP will terminate upon the date termination is accepted by us or on the earliest of the following occurrences:

.. On the date CSP is terminated as described above; or

.. Upon the death of the Annuitant; or

.. Upon the death of the Co-Annuitant; or

.. On the date the Contract is terminated; or

.. On the Payout Start Date.

Once terminated, a new CSP cannot be added to the Contract unless the last option attached to the Contract was terminated due to divorce or change of beneficiary of the IRA.

Death of Co-Annuitant. This section applies if:

.. The CSP Conditions are met.

.. The Annuitant was, at the time of the Co-Annuitant's death, the beneficial owner of the Custodial traditional IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA.

.. We have received proof satisfactory to us that the Co-Annuitant has died.

.. The Co-Annuitant was, at the time of the Co-Annuitant's death, the sole beneficiary of the Custodial traditional IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA, and

.. The Co-Annuitant was, at the time of the Co-Annuitant's death, the legal spouse of the Annuitant.

If this section applies and if the Co-Annuitant dies prior to the Payout Start Date, then, subject to the following conditions, the Contract may be continued according to Option D under the "Death of Owner" provisions under the same terms and conditions that would apply if the Co-Annuitant were the Owner of the Contract before death and the sole new Owner of the Contract were the Annuitant provided that:

.. The Co-Annuitant was the legal spouse of the Annuitant on the date of Annuitant's death.

.. The Owner does not thereafter name a new Co-Annuitant; and

.. The Owner of the Custodial traditional IRA, Custodial Roth IRA, or Custodial
  Simplified Employee Pension IRA remains the Custodian; and

.. The Contract may only be continued once.

                                 71  PROSPECTUS

MORE INFORMATION
--------------------------------------------------------------------------------


ALLSTATE LIFE
Allstate Life is the issuer of the Contract. Allstate Life was organized in 1957 as a stock life insurance company under the laws of the state of Illinois.

Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company organized under the laws of the state of Illinois. All of the capital stock issued and outstanding of Allstate Insurance Company is owned by The Allstate Corporation.

Allstate Life is licensed to operate in the District of Columbia, Puerto Rico, and all jurisdictions except the state of New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3100 Sanders Road, Northbrook, Illinois, 60062.


VARIABLE ACCOUNT
Allstate Life established the Allstate Financial Advisors Separate Account I in 1999. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate Life.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under Illinois law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Allstate Life.

The Variable Account currently consists of multiple Variable Sub-Accounts. Each Variable Sub-Account offered under this Contract invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.


THE PORTFOLIOS

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolios at their net asset value.


VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract Owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted upon on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN PORTFOLIOS. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new Variable Sub-Accounts that invest in additional underlying funds. We will notify you in advance of any change.


CONFLICTS OF INTEREST. Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. The board of directors/trustees of these Portfolios monitors for possible conflicts among separate accounts

                                 72  PROSPECTUS
buying shares of the Portfolios. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, the Portfolio's board of directors/trustees may require a separate account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.


THE CONTRACT
DISTRIBUTION. The Contracts are distributed exclusively by their principal
underwriter, Morgan Stanley DW Inc. ("Morgan Stanley DW").   Morgan Stanley DW,
a wholly owned subsidiary of Morgan Stanley, is located at 1585 Broadway, New York, New York 10036. Morgan Stanley DW is a registered broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the New York Stock Exchange and the NASD. Contracts are sold through the registered representatives of Morgan Stanley DW Inc. These registered representatives are also licensed as insurance agents by applicable state insurance authorities and appointed as agents of Allstate Life in order to sell the Contracts.

We will pay commissions to Morgan Stanley DW for selling the Contracts. We may pay to Morgan Stanley DW up to a maximum sales commission of 6.0% of total purchase payments and a sales administration expense charge of up to 0.75%. In addition, we may pay ongoing annual compensation of up to 1.25% of Contract value. We estimate that commissions and annual compensation, when combined, will not exceed 8.5% of total purchase payments. However, commissions and annual compensation could exceed that amount because ongoing annual compensation is related to Contract Value and the number of years the Contract is held. Individual representatives receive a portion of compensation paid to Morgan Stanley DW in accordance with Morgan Stanley DW's practices.

We also make additional payments to Morgan Stanley DW for promotional marketing and educational expenses and to reimburse certain expenses of registered representatives relating to sales of Contracts. For more information on the exact compensation arrangement associated with this Contract, please consult your registered representative.

In addition, Morgan Stanley DW may pay annually to its representatives, from its profits, a persistency bonus that will take into account, among other things, the length of time purchase payments have been held under the Contract and Contract Value.


ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account.

We provide the following administrative services, among others:

.. issuance of the Contracts;

.. maintenance of Contract Owner records;

.. Contract Owner services;

.. calculation of unit values;

.. maintenance of the Variable Account; and

.. preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least annually. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

 We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.


ANNUITIES HELD WITHIN A QUALIFIED PLAN
If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.

LEGAL MATTERS
Foley & Lardner, LLP, Washington, D.C., has advised Allstate Life on certain federal securities law matters. All matters of Illinois law pertaining to the Contracts, including the validity of the Contracts and Allstate Life's right to issue such Contracts under Illinois insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate Life.


                                 73  PROSPECTUS

TAXES
--------------------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE LIFE MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.


TAXATION OF ALLSTATE LIFE INSURANCE COMPANY
Allstate Life is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Variable Account is not an entity separate from Allstate Life, and its operations form a part of Allstate Life, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Allstate Life believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Allstate Life does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Allstate Life does not intend to make provisions for any such taxes. If Allstate Life is taxed on investment income or capital gains of the Variable Account, then Allstate Life may impose a charge against the Variable Account in order to make provision for such taxes.


TAXATION OF VARIABLE ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

.. the Contract Owner is a natural person,

.. the investments of the Variable Account are "adequately diversified" according to Treasury Department regulations, and

.. Allstate Life is considered the owner of the Variable Account assets for federal income tax purposes.


NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.


EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.


GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the beneficiary. A trust named beneficiary, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment, or 2) payment deferred up to five years from date of death.


DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Allstate Life does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.


OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future


                                 74  PROSPECTUS
guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate Life does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.


TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.


TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.


TAXATION OF LEVEL MONTHLY VARIABLE ANNUITY PAYMENTS. You may have an option to elect a variable income payment stream consisting of level monthly payments that are recalculated annually. Although we will report your levelized payments to the IRS in the year distributed, it is possible the IRS could determine that receipt of the first monthly payout of each annual amount is constructive receipt of the entire annual amount. If the IRS were to take this position, the taxable amount of your levelized payments would be accelerated to the time of the first monthly payout and reported in the tax year in which the first monthly payout is received.


WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.


DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

.. if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

.. if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

.. if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.


TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:


                                 75  PROSPECTUS

.. if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

.. if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.


PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made as a result of the Contract Owner's death or becoming totally disabled,

.. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

.. made under an immediate annuity, or

.. attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.


SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.


TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.


PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance; as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different. Your Contract may not permit partial exchanges.


TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.


AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Allstate Life (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.


INCOME TAX WITHHOLDING
Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Allstate Life is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully


                                 76  PROSPECTUS
completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.


TAX QUALIFIED CONTRACTS
The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as or in connection with:

.. Individual Retirement Annuities (IRAs) under Code Section 408(b);

.. Roth IRAs under Code Section 408A;

.. Simplified Employee Pension (SEP IRA) under Code Section 408(k);

.. Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code Section
  408(p);

.. Tax Sheltered Annuities under Code Section 403(b);

.. Corporate and Self Employed Pension and Profit Sharing Plans under Code
  Section 401; and

.. State and Local Government and Tax-Exempt Organization Deferred Compensation
  Plans under Code Section 457.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate Life can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Allstate Life does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored qualified retirement plan.

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain qualified plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.


TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made to a beneficiary after the Contract Owner's death,

.. attributable to the Contract Owner being disabled, or

.. made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.


REQUIRED MINIMUM DISTRIBUTIONS. Generally, Tax Qualified Contracts (excluding Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.


THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase


                                 77  PROSPECTUS
payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a TSA or employer sponsored qualified retirement plan.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.


PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made as a result of the Contract Owner's death or total disability,

.. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

.. made after separation from service after age 55 (does not apply to IRAs),

.. made pursuant to an IRS levy,

.. made for certain medical expenses,

.. made to pay for health insurance premiums while unemployed (applies only for IRAs),

.. made for qualified higher education expenses (applies only for IRAs), and

.. made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.


SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.


INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate Life is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Tax Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

.. required minimum distributions, or,

.. a series of substantially equal periodic payments made over a period of at least 10 years, or,

.. a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

.. hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate Life is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien or to certain other 'foreign persons'. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's


                                 78  PROSPECTUS
country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.


INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.


ROTH INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL

IRAS). Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3) We receive a complete request for settlement for the death of the Annuitant; and

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

  (a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

  (b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

  (c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.


SIMPLIFIED EMPLOYEE PENSION IRA. Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.


SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Code Section 408(p) allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.


TAX SHELTERED ANNUITIES. Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

.. attains age 59 1/2,

.. severs employment,

.. dies,

.. becomes disabled, or

.. incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).


                                 79  PROSPECTUS

These limitations do not apply to withdrawals where Allstate Life is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept funds in 403(b) contracts that are subject to the Employee Retirement Income Security Act of 1974 (ERISA).


ANNUAL REPORTS AND OTHER DOCUMENTS
--------------------------------------------------------------------------------

 Allstate Life's Annual Report on Form 10-K for the year ended December 31, 2004, is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000352736. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at P.O. Box 80469, Lincoln, NE 68501-0469 (telephone:
1-800-654-2397).


                                 80  PROSPECTUS

STATEMENT OF ADDITIONAL INFORMATION
TABLE OF CONTENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Additions, Deletions, or Substitutions of Investments
--------------------------------------------------------------------------------
  The Contracts
--------------------------------------------------------------------------------
  Calculation of Accumulation Unit Values
--------------------------------------------------------------------------------
  Calculation of Variable Income Payments
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  General Matters
--------------------------------------------------------------------------------
  Experts
--------------------------------------------------------------------------------
  Financial Statements
--------------------------------------------------------------------------------
  Appendix A
--------------------------------------------------------------------------------


THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.


                                 81  PROSPECTUS

APPENDIX A
CONTRACT COMPARISON CHART

        FEATURE            ALLSTATE VARIABLE       ALLSTATE VARIABLE ANNUITY - L
-------------------------       ANNUITY                        SHARE
                         ----------------------------------------------------------
DCA Fixed Account        3 to 6 month transfer
Option                          periods            3 to 6 month transfer periods
                         7 to 12 month transfer    7 to 12 month transfer periods
                                periods
                         ----------------------------------------------------------
Standard Fixed Account   1-, 3-*, 5-*, and 7-*                  N/A
Option                   year guarantee periods
-----------------------------------------------------------------------------------
MVA Fixed Account         3-, 5-, 7-, and 10-    3-, 5-, 7-, and 10- year guarantee
Option**                 year guarantee periods               periods
-----------------------------------------------------------------------------------
Mortality and Expense
Risk Charge                      1.10%                         1.50%
(Base Contract)
-----------------------------------------------------------------------------------
Withdrawal Charge          7/ 7/ 6/ 5/ 4/ 3/ 2                 7/ 6/ 5
(% of purchase payment)
-----------------------------------------------------------------------------------
Withdrawal Charge        Confinement, Terminal         Confinement, Terminal
Waivers                  Illness, Unemployment         Illness, Unemployment
-----------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The Fixed Account Options available depend on the type of Contract you have purchased and the state in which your Contract was issued. The table summarizes the availability of the Fixed Account Options in general. Please check with your Morgan Stanley Financial Advisor for specific details for your state.

* Available only in states in which the MVA Fixed Account Option is not offered.

** Not available in states in which the 3-, 5-, or 7-year Standard Fixed Account
   Options are offered.


                                 82  PROSPECTUS

APPENDIX B - MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

The Market Value Adjustment is based on the following:

 I                     =    the Treasury Rate for a maturity equal to the term length of the
                            Guarantee Period Account for the week preceding the establishment of the Market Value Adjusted Fixed Guarantee Period Account;
J                      =    the Treasury Rate for a maturity equal to the term length of the
                            Market Value Adjusted Fixed Guarantee Period Account for the week preceding the date amounts are transferred or withdrawn from the
                            Market Value Adjusted Fixed Guarantee Period Account, the date we determine the Death Proceeds, or the Payout Start Date, as the case may be ("Market Value Adjustment Date").
N                      =    the number of whole and partial years from the Market Value
                            Adjustment Date to the expiration of the term length of the Market
                            Value Adjusted Fixed Guarantee Period Account.


Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release H.15. If such yields cease to be available in Federal Reserve Bulletin Release H.15, then we will use an alternate source for such information in our discretion.

The Market Value Adjustment factor is determined from the following formula:

                            .9 X [I-(J + .0025)] X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn, paid as Death Proceeds, or applied to an Income Plan from a Market Value Adjusted Fixed Guarantee Period Account at any time other than during the 30 day period after such Guarantee Period Account expires. NOTE: These examples assume that premium taxes are not applicable.

                     EXAMPLES OF MARKET VALUE ADJUSTMENT
                   $10,000 allocated to a Market Value Adjusted Fixed Guarantee
Purchase Payment:  Period Account
Guarantee Period:  5 years
Interest Rate:     4.50%
Full Withdrawal:   End of Contract Year 3
Contract:          Allstate Variable Annuity*



                EXAMPLE 1: (ASSUMES DECLINING INTEREST RATES)

Step 1: Calculate Contract Value at  = $10,000.00 X (1.045) /3/ = $11,411.66
 End of Contract Year 3:
Step 2: Calculate the Free           = .15 X $10,000 = $1500
 Withdrawal Amount:
Step 3: Calculate the Withdrawal     = .06 X ($10,000 - $1,500) = $510
 Charge:
Step 4: Calculate the Market Value   I   =   4.50%
 Adjustment:                         J   =   4.20%
                                              730 DAYS
                                     N  =   --------   =   2
                                              365 DAYS
                                     Market Value Adjustment Factor: .9 X [I -
                                     (J + .0025)] X N
                                     = .9 X [.045 - (.042 + .0025)] X 2 = .0009
                                     Market Value Adjustment = Market Value
                                     Adjustment Factor X Amount
                                     Subject To Market Value Adjustment:
                                     = .0009 X $11,411.66  = $10.27
Step 5: Calculate the amount          = $11,411.66 - $510 + $10.27 = $10,911.93
 received by Contract owner as a
 result of full withdrawal at the
 end of Contract Year 3:


                                 83  PROSPECTUS

                   EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1: Calculate Contract Value at End of Contract Year 3:        = $10,000.00 X (1.045) /3/ = $11,411.66
Step 2: Calculate The Free Withdrawal Amount:                     = .15 X $10,000 =  $1,500
Step 3: Calculate the Withdrawal Charge:                          = 0.06 X ($10,000 - $1,500) = $510
Step 4: Calculate the Market Value Adjustment:                    I   =   4.50%
                                                                  J   =   4.80%
                                                                           730 DAYS
                                                                  N  =    -----------   =   2
                                                                            365 DAYS
                                                                  Market Value Adjustment Factor: .9 X [I - (J + .0025)] X N
                                                                  = .9 X [(.045 - (.048 + .0025)] X (2) = -.0099
                                                                  Market Value Adjustment = Market Value Adjustment Factor X
                                                                  Amount Subject To Market Value Adjustment:
                                                                  = -.0099 X $11,411.66 = -$112.98
Step    5: Calculate the amount received by Contract owner as a   = $11,411.66 - $510 -  $112.98 = $10,788.68
 result of full withdrawal at the end of Contract Year 3:



   *These examples assume the election of the ALLSTATE VARIABLE ANNUITY CONTRACT for the purpose of illustrating the Market Value Adjustment calculation. The amounts would be different under the ALLSTATE VARIABLE ANNUITY - L SHARE CONTRACT, which has different expenses and withdrawal charges.




                                 84  PROSPECTUS

APPENDIX C
EXAMPLE OF CALCULATION OF INCOME PROTECTION BENEFIT
--------------------------------------------------------------------------------

Appendix C illustrates how we calculate the amount guaranteed under the Income Protection Benefit Option. Please remember that you are looking at an example only. Please also remember that the Income Protection Benefit Option may only be added to Income Plans 1 and/or 2, and only to those Income Plans for which you have selected variable income payments.

To illustrate the calculation of the amount guaranteed under the Income Protection Benefit Option, we assume the following:


Adjusted age of Annuitant on the Payout Start                  65
Date:
-------------------------------------------------------------------------------
Sex of Annuitant:                                             male
-------------------------------------------------------------------------------
Income Plan selected:                                          1
-------------------------------------------------------------------------------
Payment frequency:                                          monthly
-------------------------------------------------------------------------------
Amount applied to variable income payments                $100,000.00
under the Income Plan:
-------------------------------------------------------------------------------





The example assumes that the withdrawal charge period has expired for all purchase payments. In accordance with the terms of the Contract, the following additional assumptions apply:

Assumed investment rate:                                 3%
-------------------------------------------------------------------------------
Guaranteed minimum variable income   85% of the initial variable amount income
payment:                                               value
-------------------------------------------------------------------------------


STEP 1 - CALCULATION OF THE INITIAL VARIABLE AMOUNT INCOME VALUE:

Using the assumptions stated above, the initial monthly income payment is $5.49 per $1,000 applied to variable income payments under Income Plan 1. Therefore, the initial variable amount income value = $100,000 X $5.49/1000 = $549.00.

STEP 2 - CALCULATION OF THE AMOUNT GUARANTEED UNDER THE INCOME PROTECTION BENEFIT OPTION:

guaranteed minimum variable income payment = 85% X initial variable amount income value = 85% X $549.00 = $466.65.

STEP 3 - ILLUSTRATION OF THE EFFECT OF THE MINIMUM PAYMENT GUARANTEE UNDER THE INCOME PROTECTION BENEFIT OPTION:

If in any month your variable income payments would fall below the amount guaranteed under the Income Protection Benefit Option, your payment for that month will equal the guaranteed minimum variable income payment. For example, you would receive $466.65 even if the amount of your monthly income payment would have been less than that as a result of declining investment experience. On the other hand, if your monthly income payment is greater than the minimum guaranteed $466.65, you would receive the greater amount.




                                 85  PROSPECTUS

APPENDIX D
WITHDRAWAL ADJUSTMENT EXAMPLE - INCOME BENEFITS*
--------------------------------------------------------------------------------

Issue Date: January 1, 2003



Initial Purchase Payment: $50,000.

                                                                                                 Income Benefit Amount

                                                                                      Contract
                                            Type             Beginning                 Value            Maximum              5%
                                             of              Contract   Transaction    After          Anniversary         Roll-Up
              Date                       Occurrence            Value      Amount     Occurrence          Value            Value**
------------------------------------------------------------------------------------------------------------------------------------
             1/1/04                  Contract Anniversary     $55,000           _     $55,000           $55,000           $52,500
------------------------------------------------------------------------------------------------------------------------------------
             7/1/04                   Partial Withdrawal      $60,000     $15,000     $45,000           $41,250           $40,176
------------------------------------------------------------------------------------------------------------------------------------


The following shows how we compute the adjusted income benefits in the example above. Please note that the withdrawal adjustment reduces the Maximum Anniversary Value by the same proportion as the withdrawal reduces the Contract Value. The withdrawal adjustment reduces the 5% Roll-Up Value part dollar-for-dollar and part proportionally.


-------------------------------------------------------------------------------

MAXIMUM ANNIVERSARY VALUE INCOME BENEFIT
-------------------------------------------------------------------------------
Partial Withdrawal Amount                                 (a)          $15,000
-------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial               (b)          $60,000
Withdrawal
-------------------------------------------------------------------------------
Value of Income Benefit Amount Immediately Prior          (c)          $55,000
to Partial Withdrawal
-------------------------------------------------------------------------------
Withdrawal Adjustment                                [(a)/(b)]*(c)     $13,750
-------------------------------------------------------------------------------
Adjusted Income Benefit                                                $41,250
-------------------------------------------------------------------------------
5% ROLL-UP VALUE INCOME BENEFIT**
-------------------------------------------------------------------------------
Total Partial Withdrawal Amount                           (a)          $15,000
-------------------------------------------------------------------------------
STEP I - DOLLAR FOR DOLLAR PORTION
-------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial               (b)          $60,000
Withdrawal
-------------------------------------------------------------------------------
Value of Income Benefit Amount Immediately Prior
to Partial Withdrawal (assumes 181 days worth of          (c)          $53,786
interest on $52,500 and $54,600, respectively)
-------------------------------------------------------------------------------
Partial Withdrawal Amount (Corridor = 5% of               (d)          $ 2,625
Roll-Up Value on 1/1/04)
-------------------------------------------------------------------------------
Dollar for Dollar Withdrawal Adjustment            (e)=(d)*1.05^-0.5   $ 2,562
(discounted for a half year's worth of interest)
-------------------------------------------------------------------------------
Contract Value After Step 1                          (b')=(b)-(d)      $57,375
-------------------------------------------------------------------------------
Adjusted Income Benefit After Step 1                 (c')=(c)-(e)      $51,224
-------------------------------------------------------------------------------
STEP 2 - PROPORTIONAL PORTION
-------------------------------------------------------------------------------
Partial Withdrawal Amount                            (a')=(a)-(d)      $12,375
-------------------------------------------------------------------------------
Proportional Adjustment                             (a')/(b')*(c')     $11,048
-------------------------------------------------------------------------------
Contract Value After Step 2                            (b')-(a')       $45,000
-------------------------------------------------------------------------------
Adjusted Income Benefit After Step 2                                   $40,176
-------------------------------------------------------------------------------



 * For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values and Maximum Anniversary Value for all Contracts, net of applicable fees and charges. Actual income benefit amounts will differ due to the different fees and charges under each Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

** In certain states, the Roll-Up Value Income Benefit accumulates interest on a daily basis at a rate equivalent to 3% per year rather than 5%. If calculations assumed an interest rate of 3% per year, the adjusted income benefit would be lower.


                                 86  PROSPECTUS

APPENDIX E
WITHDRAWAL ADJUSTMENT EXAMPLE - DEATH BENEFITS*
--------------------------------------------------------------------------------

Issue Date: January 1, 2005

Initial Purchase Payment: $50,000

                                                                                                      Death Benefit Amount
                                                                                            ----------------------------------------
                                                       Beginning                Contract                     Maximum
                                       Type of         Contract   Transaction  Value After    Purchase     Anniversary    Enhanced
             Date                     Occurrence         Value      Amount     Occurrence   Payment Value     Value     Beneficiary
------------------------------------------------------------------------------------------------------------------------  Value**
                                                                                                                        ------------
            1/1/06               Contract Anniversary   $55,000           _      $55,000       $50,000       $55,000      $52,500
------------------------------------------------------------------------------------------------------------------------------------
            7/1/06                Partial Withdrawal    $60,000     $15,000      $45,000       $37,500       $41,250      $40,339
------------------------------------------------------------------------------------------------------------------------------------


The following shows how we compute the adjusted death benefits in the example above. Please note that the withdrawal reduces the Purchase Payment Value, the Maximum Anniversary Value, and the Enhanced Beneficiary Value by the same proportion as the withdrawal reduces the Contract Value.


-----------------------------------------------------------------------------------
PURCHASE PAYMENT VALUE DEATH BENEFIT
-----------------------------------------------------------------------------------
Partial Withdrawal Amount                                     (a)          $15,000
-----------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal        (b)          $60,000
-----------------------------------------------------------------------------------
Value of Death Benefit Amount Immediately Prior to            (c)          $50,000
Partial Withdrawal
-----------------------------------------------------------------------------------
Withdrawal Adjustment                                    [(a)/(b)]*(c)     $12,500
-----------------------------------------------------------------------------------
Adjusted Death Benefit                                                     $37,500
-----------------------------------------------------------------------------------

MAV DEATH BENEFIT
-----------------------------------------------------------------------------------
Partial Withdrawal Amount                                     (a)          $15,000
-----------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal        (b)          $60,000
-----------------------------------------------------------------------------------
Value of Death Benefit Amount Immediately Prior to            (c)          $55,000
Partial Withdrawal
-----------------------------------------------------------------------------------
Withdrawal Adjustment                                    [(a)/(b)]*(c)     $13,750
-----------------------------------------------------------------------------------
Adjusted Death Benefit                                                     $41,250
-----------------------------------------------------------------------------------

ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE)
BENEFIT**
-----------------------------------------------------------------------------------
Partial Withdrawal Amount                                     (a)          $15,000
-----------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal        (b)          $60,000
-----------------------------------------------------------------------------------
Value of Death Benefit Amount Immediately Prior to
Partial Withdrawal (assumes 181 days worth of interest        (c)          $53,786
on $52,500 and $54,600, respectively)
-----------------------------------------------------------------------------------
Withdrawal Adjustment                                    [(a)/(b)]*(c)     $13,446
-----------------------------------------------------------------------------------
Adjusted Death Benefit                                                     $40,339
-----------------------------------------------------------------------------------



 * For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values and Maximum Anniversary Value for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

** Calculations for the Enhanced Beneficiary Protection (Annual Increase) Benefit assumed that interest accumulates on a daily basis at a rate equivalent to 5% per year. In certain states, the benefit provides for interest that accumulates at a rate of 3% per year. If calculations assumed an interest rate of 3% per year, the adjusted death benefit would be lower.


                                 87  PROSPECTUS

APPENDIX F
CALCULATION OF EARNINGS PROTECTION DEATH BENEFIT*
--------------------------------------------------------------------------------

The following are examples of the Earnings Protection Death Benefit Option. For illustrative purposes, the examples assume Earnings in each case. Please remember that you are looking at examples and that your investment performance may be greater or lower than the figures shown.

EXAMPLE 1: ELECTED WHEN CONTRACT WAS ISSUED WITHOUT ANY SUBSEQUENT ADDITIONS OR WITHDRAWALS

In this example, assume that the oldest Contract Owner is age 55 on the Rider Application Date and elects the Earnings Protection Death Benefit Option when the Contract is issued. The Contract Owner makes an initial purchase payment of $100,000. After four years, the Contract Owner dies. On the date Allstate Life receives a Complete Request for Settlement, the Contract Value is $125,000. Prior to his death, the Contract Owner did not make any additional purchase payments or take any withdrawals.

Excess of Earnings Withdrawals                    =    $0
Purchase Payments in the 12 months prior to       =    $0
 death
In-Force Premium                                  =    $100,000
                                                       ($100,000 + $0 - $0)
In-Force Earnings                                 =    $25,000
                                                       ($125,000 - $100,000)
EARNINGS PROTECTION DEATH BENEFIT**               =    40 % * $25,000 = $10,000


Since 40% of In-Force Earnings is less than 100% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract.

**If the oldest Contract Owner or Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($6,250.00).




EXAMPLE 2: ELECTED WHEN CONTRACT WAS ISSUED WITH SUBSEQUENT WITHDRAWALS

In this example, assume the same facts as above, except that the Contract Owner has taken a withdrawal of $10,000 during the second year of the Contract. Immediately prior to the withdrawal, the Contract Value is $105,000. Here, $5,000 of the withdrawal is in excess of the In-Force Earnings at the time of the withdrawal. The Contract Value on the date Allstate Life receives a Complete Request for Settlement will be assumed to be $114,000.

Excess of Earnings Withdrawals                        =    $5,000
                                                           ($10,000-$5,000)
Purchase Payments in the 12 months prior to death     =    $0
In-Force Premium                                      =    $95,000
                                                           ($100,000+$0-$5,000)
In-Force Earnings                                     =    $19,000
                                                           ($114,000-$95,000)
EARNINGS PROTECTION DEATH BENEFIT**                   =    40%*$19,000=$7,600


Since 40% of In-Force Earnings is less than 100% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract.

**If the oldest Contract Owner or Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($4,750.00).







                                 88  PROSPECTUS

EXAMPLE 3: ELECTED AFTER CONTRACT WAS ISSUED WITH SUBSEQUENT ADDITIONS AND WITHDRAWALS

This example is intended to illustrate the effect of adding the Earnings Protection Death Benefit Option after the Contract has been issued and the effect of later purchase payments. In this example, assume that the oldest Contract Owner is age 72 on the Rider Application Date. At the time the Contract is issued, the Contract Owner makes a purchase payment of $100,000. After two years pass, the Contract Owner elects to add the Earnings Protection Death Benefit Option. On the date this Rider is added, the Contract Value is $110,000. Two years later, the Contract Owner withdraws $50,000. Immediately prior to the withdrawal, the Contract Value is $130,000. Another two years later, the Contract Owner makes an additional purchase payment of $40,000. Immediately after the additional purchase payment, the Contract Value is $130,000. Two years later, the Contract Owner dies with a Contract Value of $140,000 on the date Allstate Life receives a Complete Request for Settlement.

Excess of Earnings Withdrawals                           =    $30,000
                                                              ($50,000-$20,000)
Purchase Payments in the 12 months prior to death        =    $0
In-Force Premium                                         =    $120,000
                                                               ($110,000+$40,000-$30,000)
In-Force Earnings                                        =    $20,000
                                                              ($140,000-$120,000)
EARNINGS PROTECTION DEATH BENEFIT**                      =    25%*$20,000=$5,000


In this example, In-Force Premium is equal to the Contract Value on Rider Application Date plus the additional purchase payment and minus the Excess-of-Earnings Withdrawal.

Since 25% of In-Force Earnings is less than 50% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract.

**If the oldest Contract Owner or Annuitant had been age 70 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 40% of the In-Force Earnings ($8,000.00).


EXAMPLE 4: SPOUSAL CONTINUATION

This example is intended to illustrate the effect of a surviving spouse electing to continue the Contract upon the death of the Contract Owner on a Contract with the Earnings Protection Death Benefit Option. In this example, assume that the oldest Contract Owner is age 60 at the time the Contract is purchased (with the Earnings Protection Death Benefit Option and MAV Death Benefit Option) with a $100,000 purchase payment. Five years later the Contract Owner dies and the surviving spouse elects to continue the Contract. The Contract Value and Maximum Anniversary Value at this time are $150,000 and $160,000, respectively.

Excess of Earnings Withdrawals                                         =    $0
Purchase Payments in the 12 months prior to death                      =    $0
In-Force Premium                                                       =    $100,000
                                                                            ($100,000+$0-$0)
In-Force Earnings                                                      =    $50,000
                                                                            ($150,000-$100,000)
Earnings Protection Death Benefit**                                    =    40%*$50,000=$20,000

Contract Value                                                         =    $150,000
Death Benefit                                                          =    $160,000
Earnings Protection Death Benefit                                      =    $20,000
Continuing Contract Value                                              =    $180,000
                                                                            ($160,000+$20,000)


Since 40% of In-Force Earnings is less than 100% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

Assume the surviving spouse is age 72 when the Contract is continued. At this time, the surviving spouse has the option to continue the Earnings Protection Death Benefit Option at an additional mortality and expense risk charge of 0.40% and with an In-Force Premium amount equal to the Contract Value and the Rider Date reset to the date the Contract is continued. If this selection is made, the Earnings Protection Death Benefit will be equal to the lesser of 25% of the In--


                                 89  PROSPECTUS

Force Earnings and 50% of In-Force Premium. Otherwise, the surviving spouse may elect to terminate the Earnings Protection Death Benefit Option at the time of continuation.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values and Maximum Anniversary Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract.

**If the oldest Contract Owner or Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($12,500.00).


                                 90  PROSPECTUS

APPENDIX G
WITHDRAWAL ADJUSTMENT EXAMPLE - TRUERETURN ACCUMULATION BENEFIT*
--------------------------------------------------------------------------------

ISSUE DATE: January 2, 2005

INITIAL PURCHASE PAYMENT: $50,000

INITIAL BENEFIT BASE: $50,000

                                                     Beginning                Contract
                                    Type of          Contract   Transaction  Value After
           Date                    Occurrence          Value      Amount     Occurrence    Benefit Base
--------------------------------------------------------------------------------------------------------
          1/2/06              Contract Anniversary    $55,000           _      $55,000       $50,000
--------------------------------------------------------------------------------------------------------
          7/2/06               Partial Withdrawal     $60,000     $15,000      $45,000       $37,500
--------------------------------------------------------------------------------------------------------


The following shows how we compute the adjusted Benefit Bases in the example above. Please note the withdrawal reduces the Benefit Bases by the same proportion as the withdrawal reduces the Contract Value.


-----------------------------------------------------------------------------------
BENEFIT BASE
-----------------------------------------------------------------------------------
Partial Withdrawal Amount                                     (a)          $15,000
-----------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal        (b)          $60,000
-----------------------------------------------------------------------------------
Value of Benefit Base Amount Immediately Prior to             (c)          $50,000
Partial Withdrawal
-----------------------------------------------------------------------------------
Withdrawal Adjustment                                    [(a)/(b)]*(c)     $12,500
-----------------------------------------------------------------------------------
Adjusted Benefit Base                                                      $37,500
-----------------------------------------------------------------------------------



 * For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values, net of applicable fees and charges for all Contracts. Actual Contract Values will differ due to the different fees and charges under each Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.


                                 91  PROSPECTUS

APPENDIX H - SUREINCOME WITHDRAWAL BENEFIT OPTION CALCULATION EXAMPLES
--------------------------------------------------------------------------------

Example 1: Assume you purchase an Allstate Variable Annuity contract with a
----------
$100,000 initial purchase payment and add the SureIncome Option at issue.

Your Benefit Base is $100,000, which is your initial purchase payment of $100,000. Your Benefit Payment is $8,000, which is 8% of your initial purchase payment. Your Benefit Payment Remaining for this Benefit Year is $8,000, which is equal to your Benefit Payment at the beginning of this Benefit Year.



Example 2: Assume Example 1 is continued and an additional purchase payment of
----------
40,000 is made in the first Benefit Year.

The Benefit Base is increased to $140,000, which is your prior Benefit Base ($100,000) plus your additional purchase payment ($40,000). The Benefit Payment is increased to $11,200, which is your prior Benefit Payment ($8,000) plus 8% of your additional purchase payment ($40,000). The Benefit Payment Remaining is increased to $11,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($8,000) plus 8% of your additional purchase payment ($40,000).



Example 3: Assume Example 1 is continued and a withdrawal of $8,000 is made
----------
during the first Benefit Year.

The Benefit Base is reduced to $92,000, which is your prior Benefit Base ($100,000) less your withdrawal ($8,000). The Benefit Payment is unchanged and remains $8,000. The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($8,000) less your withdrawal ($8,000).



Example 4: Assume example 1 is continued and a withdrawal of $25,000 is made
----------
during the first Benefit Year. Assume the Contract Value prior to the withdrawal was $130,000. Because the $25,000 withdrawal is larger than the Benefit Payment Remaining, the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000)=$75,000. The Benefit
Payment remains $8,000, determined by the following calculation: the lesser of ($8,000) and (8% x ($130,000-$25,000))=$8,000. There is no Benefit Payment
Remaining because the withdrawal has reduced it to $0.



Example 5: Assume example 3 is continued and an additional withdrawal of $5,000
----------
is taken in the same year (the first Benefit Year). Assume the Contract Value prior to the additional withdrawal was $60,000. Because the $5,000 withdrawal is larger than the Benefit Payment Remaining ($0), the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 - $5,000) and ($92,000 - $5,000)=$55,000. The Benefit
Payment is reduced to $4,400, determined by the following formula: the lesser of ($8,000) and ((8% x ($60,000-$5,000))=$4,400. The Benefit Payment Remaining is
unchanged at $0.



Example 6: Assume example 5 is continued and an additional Purchase Payment of
----------
40,000 is made in the same year (the first Benefit Year).

The Benefit Base is increased to $95,000, which is your prior Benefit Base ($55,000) plus your additional purchase payment ($40,000). The Benefit Payment is increased to $7,600, which is your prior Benefit Payment ($4,400) plus 8% of your additional purchase payment ($40,000). The Benefit Payment Remaining is increased to $3,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($0) plus 8% of your additional purchase payment ($40,000).





                                 92  PROSPECTUS

Example 7: Assume example 6 is continued and an additional withdrawal of $3,200
----------
is taken in the same year (the first Benefit Year).

The Benefit Base is reduced to $91,800, which is your prior Benefit Base ($95,000) less your withdrawal ($3,200). The Benefit Payment is unchanged and remains $7,600. The Benefit Payment Remaining is reduced to $0, which is your Benefit Payment Remaining prior to your withdrawal ($3,200) less your withdrawal ($3,200).


                                 93  PROSPECTUS

APPENDIX I- ACCUMULATION UNIT VALUES
--------------------------------------------------------------------------------

Appendix I presents the Accumulation Unit Values and number of Accumulation Units outstanding for each Variable Sub-Account since the Variable Sub-Accounts were first offered under the Contracts. This Appendix includes Accumulation Unit Values representing the highest and lowest available combinations of Contract charges that affect Accumulation Unit Values for each Contract. The Statement of Additional Information, which is available upon request without charge, contains the Accumulation Unit Values for all other available combinations for each Contract. Please contract us at 1-800-654-2397 to obtain a copy of the Statement of Additional Information.


ALLSTATE VARIABLE ANNUITY CONTRACTS: ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (BASIC CONTRACT)
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending December 31,             2003      2004
---------------------------------------------------------------------------------------------
SUB-ACCOUNTS
---------------------------------------------------------------------------------------------
Morgan Stanley VIS Aggressive Equity - Class Y Sub-Account
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   12.234
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 12.234   $   13.583
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              24,578       35,573
---------------------------------------------------------------------------------------------
Morgan Stanley VIS Dividend Growth - Class Y Sub-Account
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   12.260
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 12.260   $   13.095
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                             237,797      556,690
---------------------------------------------------------------------------------------------
Morgan Stanley VIS Equity - Class Y Sub-Account
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   11.884
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 11.884   $   13.005
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                             180,194      463,438
---------------------------------------------------------------------------------------------
Morgan Stanley VIS European Equity - Class Y Sub-Account(1)
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   12.690
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 12.690   $   14.090
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              65,859      102,460
---------------------------------------------------------------------------------------------
Morgan Stanley VIS Global Advantage - Class Y Sub-Account(2)
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   12.603
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 12.603   $   13.968
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              10,209       19,661
---------------------------------------------------------------------------------------------
Morgan Stanley VIS Global Dividend Growth - Class Y Sub-Account
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   12.971
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 12.971   $   14.679
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                             150,827      331,007
---------------------------------------------------------------------------------------------
Morgan Stanley VIS High Yield - Class Y Sub-Account(2)
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   11.331
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 11.331   $   12.255
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              95,060      191,354
---------------------------------------------------------------------------------------------
Morgan Stanley VIS Income Builder - Class Y Sub-Account(2)
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   11.666
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 11.666   $   12.750
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              83,633      132,998
---------------------------------------------------------------------------------------------
Morgan Stanley VIS Income Plus - Class Y Sub-Account(1)
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   10.311
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 10.311   $   10.694
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                             285,576    1,071,611
---------------------------------------------------------------------------------------------

                                 94  PROSPECTUS

Morgan Stanley VIS Information - Class Y Sub-Account(2)
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   14.965
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 14.965   $   15.267
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              56,208       53,334
---------------------------------------------------------------------------------------------
Morgan Stanley VIS Limited Duration - Class Y Sub-Account
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   10.018
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 10.018   $   10.005
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                             337,847      691,339
---------------------------------------------------------------------------------------------
Morgan Stanley VIS Money Market - Class Y Sub-Account
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $    9.936
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $  9.936   $    9.868
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                             184,536      812,228
---------------------------------------------------------------------------------------------
Morgan Stanley VIS S&P 500 Index - Class Y Sub-Account
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   12.114
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 12.114   $   13.188
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                             380,784      779,233
---------------------------------------------------------------------------------------------
Morgan Stanley VIS Strategist - Class Y Sub-Account
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   12.034
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 12.034   $   13.080
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                             156,369      290,870
---------------------------------------------------------------------------------------------
Morgan Stanley VIS Utilities - Class Y Sub-Account(2)
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   11.505
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 11.505   $   13.660
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              30,741       45,533
---------------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt, Class II Sub-Account(2,3)
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   11.319
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 11.319   $   12.299
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              32,114      141,903
---------------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Equity, Class II Sub-Account (3)
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   14.912
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 14.912   $   18.105
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              35,093      100,831
---------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth, Class II Sub-Account (3)
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   11.622
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 11.622   $   12.793
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                             125,143      215,383
---------------------------------------------------------------------------------------------
Van Kampen UIF Equity and Income, Class II Sub-Account (3)
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   11.715
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 11.715   $   12.423
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                             121,087      179,761
---------------------------------------------------------------------------------------------
Van Kampen UIF Global Franchise, Class II Sub-Account (3)
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   12.251
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 12.251   $   13.637
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              91,178      311,486
---------------------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Growth, Class II Sub-Account (3)
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   13.116
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 13.116   $   15.727
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                             104,776      190,348
---------------------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth, Class II Sub-Account (3)
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   13.621
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 13.621   $   15.993
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                             104,846      150,004
---------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account (3)
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   13.408
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 13.408   $   15.158
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                             162,337      366,700
---------------------------------------------------------------------------------------------


                                 95  PROSPECTUS

Van Kampen UIF U.S. Real Estate, Class II Sub-Account (3)
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   12.785
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 12.785   $   17.172
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              95,259      267,480
---------------------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth, Class II Sub-Account
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   12.864
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 12.864   $   14.589
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              64,393       91,273
---------------------------------------------------------------------------------------------
Van Kampen LIT Comstock, Class II Sub-Account
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   12.525
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 12.525   $   14.519
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                             611,638    1,368,363
---------------------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth, Class II Sub-Account
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   11.853
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 11.853   $   12.493
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                             105,623      143,473
---------------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income, Class II Sub-Account
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   12.423
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 12.423   $   13.994
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                             346,255      706,160
---------------------------------------------------------------------------------------------
AIM V.I. Basic Value - Series II Sub-Account(2)
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   12.922
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 12.922   $   14.138
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              93,006      197,926
---------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation - Series II Sub-Account(2)
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   12.268
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 12.268   $   12.876
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              41,151       74,440
---------------------------------------------------------------------------------------------
AIM V.I. Mid Cap Core Equity - Series II Sub-Account(2)
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                                 -   $   10.000
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                       -   $   10.826
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                   -       41,968
---------------------------------------------------------------------------------------------
AIM V.I. Premier Equity - Series II Sub-Account (2)
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   11.785
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 11.785   $   12.272
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              59,649       45,741
---------------------------------------------------------------------------------------------
AllianceBernstein Growth - Class B Sub-Account
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   12.479
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 12.479   $   14.108
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              84,678      170,808
---------------------------------------------------------------------------------------------



                                 96  PROSPECTUS


AllianceBernstein Growth and Income - Class B Sub-Account(2)
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   12.313
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 12.313   $   13.518
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                             186,043      415,731
---------------------------------------------------------------------------------------------
AllianceBernstein International Value - Class B Sub-Account
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                                 -            -
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                       -            -
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                   -            -
---------------------------------------------------------------------------------------------
AllianceBernstein Large Cap Growth - Class B Sub-Account(2,4)
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   11.511
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 11.511   $   12.311
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              61,318      104,368
---------------------------------------------------------------------------------------------
AllianceBernstein Small/Mid Cap Value - Class B Sub-Account(4)
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   13.642
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 13.642   $   16.034
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                             128,236      220,201
---------------------------------------------------------------------------------------------
AllianceBernstein Utility Income - Class B Sub-Account
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                                 -            -
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                       -            -
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                   -            -
---------------------------------------------------------------------------------------------
AllianceBernstein Value - Class B Sub-Account
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                                 -            -
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                       -            -
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                   -            -
---------------------------------------------------------------------------------------------
Fidelity VIP Contrafund(R)  - Service Class 2 Sub-Account
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                                 -            -
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                       -            -
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                   -            -
---------------------------------------------------------------------------------------------
Fidelity VIP Growth & Income - Service Class 2 Sub-Account
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                                 -            -
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                       -            -
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                   -            -
---------------------------------------------------------------------------------------------
Fidelity VIP High Income - Service Class 2 Sub-Account
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                                 -            -
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                       -            -
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                   -            -
---------------------------------------------------------------------------------------------
Fidelity VIP Mid Cap - Service Class 2 Sub-Account
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                                 -            -
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                       -            -
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                   -            -
---------------------------------------------------------------------------------------------
FTVIP Franklin Flex Cap Growth Securities - Class 2 Sub-Account
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                                 -            -
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                       -            -
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                   -            -
---------------------------------------------------------------------------------------------
FTVIP Franklin High Income - Class 2 Sub-Account(2)
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                                 -   $   10.000
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                       -   $   10.717
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                   -      126,010
---------------------------------------------------------------------------------------------
FTVIP Franklin Income Securities - Class 2 Sub-Account
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                                 -   $   10.000
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                       -   $   11.263
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                   -      117,847
---------------------------------------------------------------------------------------------
FTVIP Mutual Discovery Securities - Class 2 Sub-Account
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                                 -            -
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                       -            -
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                   -            -
---------------------------------------------------------------------------------------------
FTVIP Mutual Shares Securities - Class 2 Sub-Account
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                                 -   $   10.000
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                       -   $   10.974
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                   -       89,975
---------------------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                                 -   $   10.000
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                       -   $   11.543
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                   -       91,246
---------------------------------------------------------------------------------------------
Goldman Sachs VIT CORE(SM) Small Cap Equity Sub-Account
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                                 -            -
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                       -            -
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                   -            -
---------------------------------------------------------------------------------------------
Goldman Sachs VIT CORE(SM) U.S. Equity Sub-Account
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                                 -            -
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                       -            -
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                   -            -
---------------------------------------------------------------------------------------------
Goldman Sachs VIT Growth and Income Sub-Account
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                                 -            -
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                       -            -
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                   -            -
---------------------------------------------------------------------------------------------



                                 97  PROSPECTUS

Goldman Sachs VIT Mid Cap Value Sub-Account
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                                 -            -
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                       -            -
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                   -            -
---------------------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   11.342
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 11.342   $   12.114
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              59,242       89,594
---------------------------------------------------------------------------------------------
Putnam VT Growth and Income - Class IB Sub-Account(2)
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   12.318
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 12.318   $   13.510
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                               8,159       83,914
---------------------------------------------------------------------------------------------
Putnam VT International Equity - Class IB Sub-Account
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   12.688
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 12.688   $   14.553
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              71,672      165,086
---------------------------------------------------------------------------------------------
Putnam VT Investors - Class IB Sub-Account (5)
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   12.184
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 12.184   $   13.547
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                               8,159        5,886
---------------------------------------------------------------------------------------------
Putnam VT New Value - Class IB Sub-Account
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                                 -            -
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                       -            -
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                   -            -
---------------------------------------------------------------------------------------------
Putnam VT Voyager - Class IB Sub-Account
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                          $ 10.000   $   11.752
---------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                $ 11.752   $   12.184
---------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                              63,955      135,230
---------------------------------------------------------------------------------------------

* The Allstate Variable Annuity Contracts and all of the Variable Sub-Accounts shown above were first offered under the Contracts on May 1, 2003, except for the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, FTVIP Franklin High Income - Class 2 Sub-Account, FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Mutual Shares Securities - Class 2 Sub-Account, and FTVIP Templeton Foreign Securities - Class 2 Sub-Account, which were first offered under the Contracts on May 1, 2004, and the AllianceBernstein International Value - Class B Sub-Account, the AllianceBernstein Utility Income - Class B Sub-Account, the AllianceBernstein Value - Class B Sub-Account, the Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account, the Fidelity VIP Growth & Income - Service Class 2 Sub-Account, the Fidelity VIP High Income - Service Class 2 Sub-Account, the Fidelity VIP Mid Cap - Service Class 2 Sub-Account, the FTVIP Franklin Flex Cap Growth Securities - Class 2 Sub-Account, the FTVIP Mutual Discovery Securities - Class 2 Sub-Account, the Goldman Sachs VIT CORE(SM) Small Cap Equity Sub-Account, the Goldman Sachs VIT CORE(SM) U.S. Equity Sub-Account, the Goldman Sachs VIT Growth and Income Sub-Account, the Goldman Sachs VIT Mid Cap Value Sub-Account and the Putnam VT New Value - Class IB Sub-Account which were first offered under the Contracts on April 30, 2005. Accumulation Unit Values for the Variable Sub-Accounts first offered under the Contracts on April 30, 2005 are not shown. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.10% and an administration expense charge of 0.19%.

(1) Effective December 30, 2004 and April 29, 2005, respectively, the Morgan Stanley VIS European Growth Portfolio - Class Y and Morgan Stanley VIS Quality Income Plus Portfolio - Class Y changed their names to Morgan Stanley VIS European Equity Portfolio - Class Y and Morgan Stanley VIS Income Plus Portfolio
- Class Y, respectively. We have made a corresponding change in the name of the Variable Sub-accounts that invest in these Portfolios.

(2) Effective May 1, 2005, the AIM V.I. Basic Value - Series II Sub-Account, the AIM V.I. Capital Appreciation - Series II Sub-Account, the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, the AIM V.I. Premier Equity - Series II Sub-Account, the AllianceBernstein Growth and Income - Class B Sub-Account, the AllianceBernstein Large Cap Growth - Class B Sub-Account, the FTVIP Franklin High Income - Class 2 Sub-Account, the Morgan Stanley VIS Global Advantage - Class Y Sub-Account, the Morgan Stanley VIS High Yield - Class Y Sub-Account, the Morgan Stanley VIS Income Builder - Class Y Sub-Account, the Morgan Stanley VIS Information - Class Y Sub-Account, the Morgan Stanley VIS Utilities Portfolio - Class Y, the Putnam VT Growth and Income Fund - Class IB and the Van Kampen UIF Emerging Markets Debt Portfolio, Class II are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts, you may continue your investment. If prior to May 1, 2005, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(4) Effective May 2, 2005, the AllianceBernstein Premier Growth Portfolio - Class B and the AllianceBernstein Small Cap Value Portfolio - Class B changed their names to the AllianceBernstein Large Cap Growth Portfolio - Class B and the AllianceBernstein Small/Mid Cap Value Portfolio - Class B, respectively. We have made a corresponding change to the name of the Variable Sub-Accounts that invest in these Portfolios.

(5) Effective May 1, 2004, the Putnam VT Investors - Class IB Sub-Account is no longer available for new investments. If you are currently invested in this Variable Sub-Account, you may continue your investment. If prior to May 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to this Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.


                                98  PROSPECTUS

ALLSTATE VARIABLE ANNUITY CONTRACTS: ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (WITH THE MAV DEATH BENEFIT OPTION, THE ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION AND THE EARNINGS PROTECTION DEATH BENEFIT OPTION (AGE 71-79))
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending December 31,  2003     2004
-------------------------------------------------------------------------------
SUB-ACCOUNTS
-------------------------------------------------------------------------------
Morgan Stanley VIS Aggressive Equity - Class Y Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 12.159
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $12.159   $ 13.377
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     189        951
-------------------------------------------------------------------------------
Morgan Stanley VIS Dividend Growth - Class Y Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 12.185
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $12.185   $ 12.897
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  20,116     18,199
-------------------------------------------------------------------------------
Morgan Stanley VIS Equity - Class Y Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.812
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.812   $ 12.808
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  22,754     25,327
-------------------------------------------------------------------------------
Morgan Stanley VIS European Equity - Class Y
Sub-Account(1)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 12.613
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $12.613   $ 13.877
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   3,061      3,942
-------------------------------------------------------------------------------
Morgan Stanley VIS Global Advantage - Class Y
Sub-Account(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 12.526
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $12.526   $ 13.757
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     979          0
-------------------------------------------------------------------------------
Morgan Stanley VIS Global Dividend Growth - Class Y
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 12.892
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $12.892   $ 14.457
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   5,234     11,314
-------------------------------------------------------------------------------
Morgan Stanley VIS High Yield - Class Y Sub-Account(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.262
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.262   $ 12.069
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   5,624      5,399
-------------------------------------------------------------------------------
Morgan Stanley VIS Income Builder - Class Y Sub-Account(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.595
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.595   $ 12.556
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     388        388
-------------------------------------------------------------------------------
Morgan Stanley VIS Income Plus - Class Y Sub-Account(1)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.248
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.248   $ 10.532
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  36,354     31,834
-------------------------------------------------------------------------------
Morgan Stanley VIS Information - Class Y Sub-Account(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 14.874
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $14.874   $ 15.036
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     297        388
-------------------------------------------------------------------------------
Morgan Stanley VIS Limited Duration - Class Y Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $  9.957
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $ 9.957   $  9.853
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  22,303     25,373
-------------------------------------------------------------------------------

                                 99  PROSPECTUS

Morgan Stanley VIS Money Market - Class Y Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $  9.875
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $ 9.875   $  9.719
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  45,906    100,138
-------------------------------------------------------------------------------
Morgan Stanley VIS S&P 500 Index - Class Y Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 12.040
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $12.040   $ 12.988
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  15,094     15,844
-------------------------------------------------------------------------------
Morgan Stanley VIS Strategist - Class Y Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.961
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.961   $ 12.882
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  14,926     15,995
-------------------------------------------------------------------------------
Morgan Stanley VIS Utilities - Class Y Sub-Account(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.435
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.435   $ 13.453
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   1,101      1,096
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt, Class II
Sub-Account(2,3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.250
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.250   $ 12.113
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  15,238        793
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Equity, Class II
Sub-Account (3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 14.821
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $14.821   $ 17.831
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  12,008        578
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth, Class II Sub-Account (3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.643
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.643   $ 12.234
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     732      1,444
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income, Class II Sub-Account (3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.551
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.551   $ 12.599
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   4,382      8,845
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise, Class II Sub-Account (3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 12.176
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $12.176   $ 13.430
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   1,170      4,254
-------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Growth, Class II Sub-Account (3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 13.036
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $13.036   $ 15.489
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   6,524      7,472
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth, Class II Sub-Account
(3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 13.538
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $13.538   $ 15.751
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  12,094      7,725
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account
(3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 13.327
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $13.327   $ 14.928
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  13,892      9,406
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate, Class II Sub-Account (3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 12.707
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $12.707   $ 16.912
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   2,217      7,785
-------------------------------------------------------------------------------


                                100  PROSPECTUS

Van Kampen LIT Aggressive Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 12.785
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $12.785   $ 14.368
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     428      1,015
-------------------------------------------------------------------------------
Van Kampen LIT Comstock, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 12.449
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $12.449   $ 14.299
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  73,598     44,257
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.781
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.781   $ 12.304
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   7,119      5,330
-------------------------------------------------------------------------------
Van Kampen LIT Growth and Income, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 12.347
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $12.347   $ 13.782
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  52,658     27,103
-------------------------------------------------------------------------------
AIM V.I. Basic Value - Series II Sub-Account(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 12.843
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $12.843   $ 13.924
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   2,967      4,311
-------------------------------------------------------------------------------
AIM V.I. Capital Appreciation - Series II Sub-Account(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 12.193
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $12.193   $ 12.681
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   1,401        895
-------------------------------------------------------------------------------
AIM V.I. Mid Cap Core Equity - Series II Sub-Account(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -   $ 10.760
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       -          0
-------------------------------------------------------------------------------
AIM V.I. Premier Equity - Series II Sub-Account (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.713
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.713   $ 12.086
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   2,619      6,687
-------------------------------------------------------------------------------
AllianceBernstein Growth - Class B Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 12.403
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $12.403   $ 13.894
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   5,243      6,926
-------------------------------------------------------------------------------
AllianceBernstein Growth and Income - Class B
Sub-Account(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 12.238
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $12.238   $ 13.313
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  30,085     30,581
-------------------------------------------------------------------------------
AllianceBernstein International Value - Class B
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -          -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       -          -
-------------------------------------------------------------------------------
AllianceBernstein Large Cap Growth - Class B
Sub-Account(2,4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.441
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.441   $ 12.124
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   5,752     11,686
-------------------------------------------------------------------------------
AllianceBernstein Small/Mid Cap Value - Class B
Sub-Account(4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 13.558
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $13.558   $ 15.791
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   5,419      7,226
-------------------------------------------------------------------------------
AllianceBernstein Utility Income - Class B Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -          -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       -          -
-------------------------------------------------------------------------------



                                101  PROSPECTUS

AllianceBernstein Value - Class B Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -          -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       -          -
-------------------------------------------------------------------------------
Fidelity VIP Contrafund(R)  - Service Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -          -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       -          -
-------------------------------------------------------------------------------
Fidelity VIP Growth & Income - Service Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -          -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       -          -
-------------------------------------------------------------------------------
Fidelity VIP High Income - Service Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -          -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       -          -
-------------------------------------------------------------------------------
Fidelity VIP Mid Cap - Service Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -          -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       -          -
-------------------------------------------------------------------------------
FTVIP Franklin Flex Cap Growth Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -          -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       -          -
-------------------------------------------------------------------------------
FTVIP Franklin High Income - Class 2 Sub-Account(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -   $ 10.652
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       -      1,781
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -   $ 11.194
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       -      1,924
-------------------------------------------------------------------------------
FTVIP Mutual Discovery Securities - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -          -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       -          -
-------------------------------------------------------------------------------
FTVIP Mutual Shares Securities - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -   $ 10.907
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       -      7,597
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -   $ 11.472
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       -          0
-------------------------------------------------------------------------------
Goldman Sachs VIT CORE(SM) Small Cap Equity Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -          -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       -          -
-------------------------------------------------------------------------------
Goldman Sachs VIT CORE(SM) U.S. Equity Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -          -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       -          -
-------------------------------------------------------------------------------
Goldman Sachs VIT Growth and Income Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -          -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       -          -
-------------------------------------------------------------------------------




                                102  PROSPECTUS

Goldman Sachs VIT Mid Cap Value Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -          -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       -          -
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston - Class IB
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.273
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.273   $ 11.931
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0      1,133
-------------------------------------------------------------------------------
Putnam VT Growth and Income - Class IB Sub-Account(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 12.243
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $12.243   $ 13.306
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  14,285     12,788
-------------------------------------------------------------------------------
Putnam VT International Equity - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 12.611
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $12.611   $ 14.333
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     128      2,233
-------------------------------------------------------------------------------
Putnam VT Investors - Class IB Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 12.109
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $12.109   $ 13.342
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0          0
-------------------------------------------------------------------------------
Putnam VT New Value - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -          -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       -          -
-------------------------------------------------------------------------------
Putnam VT Voyager - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.680
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.680   $ 11.999
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   2,470      2,601
-------------------------------------------------------------------------------

* The Allstate Variable Annuity Contracts and all of the Variable Sub-Accounts shown above were first offered under the Contracts with the MAV Death Benefit Option, the Enhanced Beneficiary Protection (Annual Increase) Option and the Earnings Protection Death Benefit Option on May 1, 2003, except for the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, FTVIP Franklin High Income - Class 2 Sub-Account, FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Mutual Shares Securities - Class 2 Sub-Account, and FTVIP Templeton Foreign Securities - Class 2 Sub-Account, which were first offered under the Contracts on May 1, 2004, and the AllianceBernstein International Value - Class B Sub-Account, the AllianceBernstein Utility Income - Class B Sub-Account, the AllianceBernstein Value - Class B Sub-Account, the Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account, the Fidelity VIP Growth & Income - Service Class 2 Sub-Account, the Fidelity VIP High Income - Service Class 2 Sub-Account, the Fidelity VIP Mid Cap - Service Class 2 Sub-Account, the FTVIP Franklin Flex Cap Growth Securities - Class 2 Sub-Account, the FTVIP Mutual Discovery Securities - Class 2 Sub-Account, the Goldman Sachs VIT CORE(SM) Small Cap Equity Sub-Account, the Goldman Sachs VIT CORE(SM) U.S. Equity Sub-Account, the Goldman Sachs VIT Growth and Income Sub-Account, the Goldman Sachs VIT Mid Cap Value Sub-Account and the Putnam VT New Value - Class IB Sub-Account which were first offered under the Contracts on April 30, 2005. Accumulation Unit Values for the Variable Sub-Accounts first offered under the Contracts on April 30, 2005 are not shown. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.00% and an administration expense charge of 0.19%.

(1) Effective December 30, 2004 and April 29, 2005, respectively, the Morgan Stanley VIS European Growth Portfolio - Class Y and Morgan Stanley VIS Quality Income Plus Portfolio - Class Y changed their names to Morgan Stanley VIS European Equity Portfolio - Class Y and Morgan Stanley VIS Income Plus Portfolio
- Class Y, respectively. We have made a corresponding change in the name of the Variable Sub-accounts that invest in these Portfolios.

(2) Effective May 1, 2005, the AIM V.I. Basic Value - Series II Sub-Account, the AIM V.I. Capital Appreciation - Series II Sub-Account, the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, the AIM V.I. Premier Equity - Series II Sub-Account, the AllianceBernstein Growth and Income - Class B Sub-Account, the AllianceBernstein Large Cap Growth - Class B Sub-Account, the FTVIP Franklin High Income - Class 2 Sub-Account, the Morgan Stanley VIS Global Advantage - Class Y Sub-Account, the Morgan Stanley VIS High Yield - Class Y Sub-Account, the Morgan Stanley VIS Income Builder - Class Y Sub-Account, the Morgan Stanley VIS Information - Class Y Sub-Account, the Morgan Stanley VIS Utilities Portfolio - Class Y, the Putnam VT Growth and Income Fund - Class IB and the Van Kampen UIF Emerging Markets Debt Portfolio, Class II are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts, you may continue your investment. If prior to May 1, 2005, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(4) Effective May 2, 2005, the AllianceBernstein Premier Growth Portfolio - Class B and the AllianceBernstein Small Cap Value Portfolio - Class B changed their names to the AllianceBernstein Large Cap Growth Portfolio - Class B and the AllianceBernstein Small/Mid Cap Value Portfolio - Class B, respectively. We have made a corresponding change to the name of the Variable Sub-Accounts that invest in these Portfolios.


                                103  PROSPECTUS

(5) Effective May 1, 2004, the Putnam VT Investors - Class IB Sub-Account is no longer available for new investments. If you are currently invested in this Variable Sub-Account, you may continue your investment. If prior to May 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to this Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.


                                104  PROSPECTUS

ALLSTATE VARIABLE ANNUITY-L SHARE CONTRACTS: ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (BASIC CONTRACT)
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending December     2003      2004
31,
-------------------------------------------------------------------------------
SUB-ACCOUNTS
-------------------------------------------------------------------------------
Morgan Stanley VIS Aggressive Equity - Class Y
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 10.000   $ 12.201
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                    $ 12.201   $ 13.491
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   6,634     10,689
-------------------------------------------------------------------------------
Morgan Stanley VIS Dividend Growth - Class Y Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 10.000   $ 12.227
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                    $ 12.227   $ 13.007
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  66,915    240,939
-------------------------------------------------------------------------------
Morgan Stanley VIS Equity - Class Y Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 10.000   $ 11.852
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                    $ 11.852   $ 12.918
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  46,977    184,114
-------------------------------------------------------------------------------
Morgan Stanley VIS European Equity - Class Y
Sub-Account(1)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 10.000   $ 12.656
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                    $ 12.656   $ 13.995
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  15,404     35,187
-------------------------------------------------------------------------------
Morgan Stanley VIS Global Advantage - Class Y
Sub-Account(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 10.000   $ 12.568
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                    $ 12.568   $ 13.874
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  11,186     16,323
-------------------------------------------------------------------------------
Morgan Stanley VIS Global Dividend Growth - Class Y
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 10.000   $ 12.936
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                    $ 12.936   $ 14.580
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  78,822    127,171
-------------------------------------------------------------------------------
Morgan Stanley VIS High Yield - Class Y Sub-Account(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 10.000   $ 11.301
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                    $ 11.301   $ 12.172
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  65,540    163,222
-------------------------------------------------------------------------------
Morgan Stanley VIS Income Builder - Class Y
Sub-Account(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 10.000   $ 11.634
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                    $ 11.634   $ 12.664
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  21,733     47,530
-------------------------------------------------------------------------------
Morgan Stanley VIS Income Plus - Class Y Sub-Account(1)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 10.000   $ 10.283
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                    $ 10.283   $ 10.622
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                 184,686    643,073
-------------------------------------------------------------------------------
Morgan Stanley VIS Information - Class Y Sub-Account(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 10.000   $ 14.925
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                    $ 14.925   $ 15.164
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   3,426      4,859
-------------------------------------------------------------------------------
Morgan Stanley VIS Limited Duration - Class Y Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 10.000   $  9.991
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                    $  9.991   $  9.937
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                 206,331    413,637
-------------------------------------------------------------------------------
Morgan Stanley VIS Money Market - Class Y Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 10.000   $  9.909
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                    $  9.909   $  9.802
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                 108,929    428,989
-------------------------------------------------------------------------------

                                105  PROSPECTUS

Morgan Stanley VIS S&P 500 Index - Class Y Sub-Account     $ 10.000   $ 12.081
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 12.081   $ 13.099
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     103,071    207,780
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
Morgan Stanley VIS Strategist - Class Y Sub-Account        $ 10.000   $ 12.001
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 12.001   $ 12.992
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      70,971    147,140
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
Morgan Stanley VIS Utilities - Class Y Sub-Account(2)      $ 10.000   $ 11.474
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 11.474   $ 13.568
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                       6,583     31,117
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt, Class II             $ 10.000   $ 11.288
Sub-Account (2,3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 11.288   $ 12.216
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                       9,598     69,282
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Equity, Class II           $ 10.000   $ 14.872
Sub-Account (3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 14.872   $ 17.983
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      15,373     39,200
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth, Class II Sub-Account (3)     $ 10.000   $ 11.683
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 11.683   $ 12.339
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      51,300    103,097
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income, Class II Sub-Account     $ 10.000   $ 11.590
(3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 11.590   $ 12.707
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      31,795    121,831
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise, Class II Sub-Account (3)  $ 10.000   $ 12.217
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 12.217   $ 13.545
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      64,033    234,429
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Growth, Class II Sub-Account (3)    $ 10.000   $ 13.080
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 13.080   $ 15.621
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      56,943    107,152
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth, Class II Sub-Account  $ 10.000   $ 13.584
(3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 13.584   $ 15.885
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      66,608    104,445
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account    $ 10.000   $ 13.372
(3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 13.372   $ 15.056
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      88,639    199,551
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate, Class II Sub-Account (3)  $ 10.000   $ 12.750
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 12.750   $ 17.057
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      61,183    172,705
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth, Class II Sub-Account     $ 10.000   $ 12.829
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 12.829   $ 14.490
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      14,674     22,291
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------




                                106  PROSPECTUS

Van Kampen LIT Comstock, Class II Sub-Account              $ 10.000   $ 12.491
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 12.491   $ 14.421
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     286,089    699,495
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth, Class II Sub-Account       $ 10.000   $ 11.821
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 11.821   $ 12.409
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      67,081    101,974
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
Van Kampen LIT Growth and Income, Class II Sub-Account     $ 10.000   $ 12.390
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 12.390   $ 13.900
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     176,200    319,496
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
AIM V.I. Basic Value - Series II Sub-Account(2)            $ 10.000   $ 12.887
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 12.887   $ 14.042
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      29,372     99,790
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
AIM V.I. Capital Appreciation - Series II Sub-Account(2)   $ 10.000   $ 12.234
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 12.234   $ 12.789
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      12,830     21,060
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
AIM V.I. Mid Cap Core Equity - Series II Sub-Account(2)           -   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -   $ 10.797
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -     21,750
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
AIM V.I. Premier Equity - Series II Sub-Account (2)        $ 10.000   $ 11.753
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 11.753   $ 12.189
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                       5,582     15,922
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
AllianceBernstein Growth - Class B Sub-Account             $ 10.000   $ 12.446
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 12.446   $ 14.013
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      28,817     80,635
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
AllianceBernstein Growth and Income - Class B              $ 10.000   $ 12.279
Sub-Account(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 12.279   $ 13.427
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      54,387    166,492
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
AllianceBernstein International Value - Class B                   -          -
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -          -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
AllianceBernstein Large Cap Growth - Class B               $ 10.000   $ 11.480
Sub-Account(2,4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 11.480   $ 12.228
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      40,183     66,960
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
AllianceBernstein Small/Mid Cap Value - Class B            $ 10.000   $ 13.605
Sub-Account(4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 13.605   $ 15.926
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      46,809    101,345
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
AllianceBernstein Utility Income - Class B Sub-Account            -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -          -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
AllianceBernstein Value - Class B Sub-Account                     -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -          -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------


                                107  PROSPECTUS

Fidelity VIP Contrafund(R)  - Service Class 2 Sub-Account         -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -          -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
Fidelity VIP Growth & Income - Service Class 2                    -          -
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -          -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
Fidelity VIP High Income - Service Class 2 Sub-Account            -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -          -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
Fidelity VIP Mid Cap - Service Class 2 Sub-Account                -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -          -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
FTVIP Franklin Flex Cap Growth Securities - Class 2               -          -
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -          -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
FTVIP Franklin High Income - Class 2 Sub-Account(2)               -   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -   $ 10.688
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -    105,202
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities - Class 2 Sub-Account            -   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -   $ 11.233
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -     86,915
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
FTVIP Mutual Discovery Securities - Class 2 Sub-Account           -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -          -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
FTVIP Mutual Shares Securities - Class 2 Sub-Account              -   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -   $ 10.944
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -     51,882
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities - Class 2 Sub-Account          -   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -   $ 11.511
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -     36,969
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
Goldman Sachs VIT CORE(SM) Small Cap Equity Sub-Account           -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -          -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
Goldman Sachs VIT CORE(SM) U.S. Equity Sub-Account                -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -          -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
Goldman Sachs VIT Growth and Income Sub-Account                   -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -          -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
Goldman Sachs VIT Mid Cap Value Sub-Account                       -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -          -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------


                                108  PROSPECTUS


Putnam VT The George Putnam Fund of Boston - Class IB      $ 10.000   $ 11.311
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 11.311   $ 12.033
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      50,397     50,051
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
Putnam VT Growth and Income - Class IB Sub-Account(2)      $ 10.000   $ 12.285
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 12.285   $ 13.419
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      28,104     34,565
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
Putnam VT International Equity - Class IB Sub-Account      $ 10.000   $ 12.654
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 12.654   $ 14.455
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      57,292    104,567
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
Putnam VT Investors - Class IB Sub-Account (5)             $ 10.000   $ 12.151
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 12.151   $ 13.455
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                       1,120      1,114
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
Putnam VT New Value - Class IB Sub-Account                        -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     -          -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           -          -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
Putnam VT Voyager - Class IB Sub-Account                   $ 10.000   $ 11.720
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period              $ 11.720   $ 12.102
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      44,404     93,142
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------

* The Allstate Variable Annuity-L Share Contracts and all of the Variable Sub-Accounts shown above were first offered under the Contracts on May 1, 2003, except for the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, FTVIP Franklin High Income - Class 2 Sub-Account, FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Mutual Shares Securities - Class 2 Sub-Account, and FTVIP Templeton Foreign Securities - Class 2 Sub-Account, which were first offered under the Contracts on May 1, 2004, and the AllianceBernstein International Value - Class B Sub-Account, the AllianceBernstein Utility Income
- Class B Sub-Account, the AllianceBernstein Value - Class B Sub-Account, the Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account, the Fidelity VIP Growth & Income - Service Class 2 Sub-Account, the Fidelity VIP High Income - Service Class 2 Sub-Account, the Fidelity VIP Mid Cap - Service Class 2 Sub-Account, the FTVIP Franklin Flex Cap Growth Securities - Class 2 Sub-Account, the FTVIP Mutual Discovery Securities - Class 2 Sub-Account, the Goldman Sachs VIT CORE(SM) Small Cap Equity Sub-Account, the Goldman Sachs VIT CORE(SM) U.S. Equity Sub-Account, the Goldman Sachs VIT Growth and Income Sub-Account, the Goldman Sachs VIT Mid Cap Value Sub-Account and the Putnam VT New Value - Class IB Sub-Account which were first offered under the Contracts on April 30, 2005. Accumulation Unit Values for the Variable Sub-Accounts first offered under the Contracts on April 30, 2005 are not shown. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.50% and an administration expense charge of 0.19%.

(1) Effective December 30, 2004 and April 29, 2005, respectively, the Morgan Stanley VIS European Growth Portfolio - Class Y and Morgan Stanley VIS Quality Income Plus Portfolio - Class Y changed their names to Morgan Stanley VIS European Equity Portfolio - Class Y and Morgan Stanley VIS Income Plus Portfolio
- Class Y, respectively. We have made a corresponding change in the name of the Variable Sub-accounts that invest in these Portfolios.

(2) Effective May 1, 2005, the AIM V.I. Basic Value - Series II Sub-Account, the AIM V.I. Capital Appreciation - Series II Sub-Account, the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, the AIM V.I. Premier Equity - Series II Sub-Account, the AllianceBernstein Growth and Income - Class B Sub-Account, the AllianceBernstein Large Cap Growth - Class B Sub-Account, the FTVIP Franklin High Income - Class 2 Sub-Account, the Morgan Stanley VIS Global Advantage - Class Y Sub-Account, the Morgan Stanley VIS High Yield - Class Y Sub-Account, the Morgan Stanley VIS Income Builder - Class Y Sub-Account, the Morgan Stanley VIS Information - Class Y Sub-Account, the Morgan Stanley VIS Utilities Portfolio - Class Y, the Putnam VT Growth and Income Fund - Class IB and the Van Kampen UIF Emerging Markets Debt Portfolio, Class II are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts, you may continue your investment. If prior to May 1, 2005, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(4) Effective May 2, 2005, the AllianceBernstein Premier Growth Portfolio - Class B and the AllianceBernstein Small Cap Value Portfolio - Class B changed their names to the AllianceBernstein Large Cap Growth Portfolio - Class B and the AllianceBernstein Small/Mid Cap Value Portfolio - Class B, respectively. We have made a corresponding change to the name of the Variable Sub-Accounts that invest in these Portfolios.

(5) Effective May 1, 2004, the Putnam VT Investors - Class IB Sub-Account is no longer available for new investments. If you are currently invested in this Variable Sub-Account, you may continue your investment. If prior to May 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to this Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.


                                109  PROSPECTUS

ALLSTATE VARIABLE ANNUITY-L SHARE CONTRACTS: ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (WITH THE MAV DEATH BENEFIT OPTION, THE ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION AND THE EARNINGS PROTECTION DEATH BENEFIT OPTION (AGE 71-79))
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending December 31,   2003     2004
-------------------------------------------------------------------------------
SUB-ACCOUNTS
-------------------------------------------------------------------------------
Morgan Stanley VIS Aggressive Equity - Class Y Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $12.126
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.126   $13.286
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      975     2,497
-------------------------------------------------------------------------------
Morgan Stanley VIS Dividend Growth - Class Y Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $12.152
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.152   $12.809
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    9,726    13,250
-------------------------------------------------------------------------------
Morgan Stanley VIS Equity - Class Y Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.780
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.780   $12.721
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    8,629     6,633
-------------------------------------------------------------------------------
Morgan Stanley VIS European Equity - Class Y Sub-Account(1)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $12.579
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.579   $13.782
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    2,328     3,942
-------------------------------------------------------------------------------
Morgan Stanley VIS Global Advantage - Class Y
Sub-Account(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $12.492
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.492   $13.663
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    1,841     1,851
-------------------------------------------------------------------------------
Morgan Stanley VIS Global Dividend Growth - Class Y
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $12.857
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.857   $14.359
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    5,126    15,771
-------------------------------------------------------------------------------
Morgan Stanley VIS High Yield - Class Y Sub-Account(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.232
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.232   $11.987
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    5,462     8,598
-------------------------------------------------------------------------------
Morgan Stanley VIS Income Builder - Class Y Sub-Account(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.563
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.563   $12.471
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    3,527     4,145
-------------------------------------------------------------------------------
Morgan Stanley VIS Income Plus - Class Y Sub-Account(1)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.220
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.220   $10.460
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   13,208    30,413
-------------------------------------------------------------------------------
Morgan Stanley VIS Information - Class Y Sub-Account(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $14.833
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.833   $14.934
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    4,964     5,754
-------------------------------------------------------------------------------
Morgan Stanley VIS Limited Duration - Class Y Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $ 9.930
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $ 9.930   $ 9.786
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   28,903    45,574
-------------------------------------------------------------------------------

                                110  PROSPECTUS

Morgan Stanley VIS Money Market - Class Y Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $ 9.848
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $ 9.848   $ 9.652
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       34     3,303
-------------------------------------------------------------------------------
Morgan Stanley VIS S&P 500 Index - Class Y Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $12.007
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.007   $12.900
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   10,343    11,431
-------------------------------------------------------------------------------
Morgan Stanley VIS Strategist - Class Y Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.928
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.928   $12.794
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    4,574    11,396
-------------------------------------------------------------------------------
Morgan Stanley VIS Utilities - Class Y Sub-Account(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.404
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.404   $13.362
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    4,063     5,082
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt, Class II Sub-Account
(2,3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.219
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.219   $12.030
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      819     1,348
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Equity, Class II
Sub-Account (3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $14.781
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.781   $17.709
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         6
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth, Class II Sub-Account (3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.519
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.519   $12.514
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    4,613     6,479
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income, Class II Sub-Account (3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.611
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.611   $12.151
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    6,422     6,273
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise, Class II Sub-Account (3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $12.143
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.143   $13.339
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    3,320     6,166
-------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Growth, Class II Sub-Account (3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $13.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.000   $15.384
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   10,978    11,035
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth, Class II Sub-Account
(3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $13.501
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.501   $15.644
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    1,773     3,184
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account (3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $13.290
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.290   $14.827
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    9,060    15,617
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate, Class II Sub-Account (3)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $12.672
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.672   $16.797
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    9,699     9,204
-------------------------------------------------------------------------------



                                111  PROSPECTUS

Van Kampen LIT Aggressive Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $12.750
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.750   $14.270
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    4,072     4,072
-------------------------------------------------------------------------------
Van Kampen LIT Comstock, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $12.415
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.415   $14.201
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   54,058    67,986
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.749
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.749   $12.220
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    9,005    12,541
-------------------------------------------------------------------------------
Van Kampen LIT Growth and Income, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $12.314
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.314   $13.689
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   10,194    22,591
-------------------------------------------------------------------------------
AIM V.I. Basic Value - Series II Sub-Account(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $12.808
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.808   $13.829
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    7,325     7,540
-------------------------------------------------------------------------------
AIM V.I. Capital Appreciation - Series II Sub-Account(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $12.160
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.160   $12.595
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    7,325     3,493
-------------------------------------------------------------------------------
AIM V.I. Mid Cap Core Equity - Series II Sub-Account(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                      -   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                            -   $10.730
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        -         0
-------------------------------------------------------------------------------
AIM V.I. Premier Equity - Series II Sub-Account (2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.681
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.681   $12.004
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      799       799
-------------------------------------------------------------------------------
AllianceBernstein Growth - Class B Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $12.369
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.369   $13.800
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    5,816    16,835
-------------------------------------------------------------------------------
AllianceBernstein Growth and Income - Class B
Sub-Account(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $12.204
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.204   $13.222
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    7,429    13,342
-------------------------------------------------------------------------------
AllianceBernstein International Value - Class B Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                      -         -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                            -         -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        -         -
-------------------------------------------------------------------------------
AllianceBernstein Large Cap Growth - Class B
Sub-Account(2,4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.410
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.410   $12.042
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    3,318     4,534
-------------------------------------------------------------------------------
AllianceBernstein Small/Mid Cap Value - Class B
Sub-Account(4)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $13.521
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.521   $15.684
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    6,234    11,695
-------------------------------------------------------------------------------
AllianceBernstein Utility Income - Class B Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                      -         -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                            -         -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        -         -
-------------------------------------------------------------------------------



                                112  PROSPECTUS


AllianceBernstein Value - Class B Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                      -         -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                            -         -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        -         -
-------------------------------------------------------------------------------
Fidelity VIP Contrafund(R)  - Service Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                      -         -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                            -         -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        -         -
-------------------------------------------------------------------------------
Fidelity VIP Growth & Income - Service Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                      -         -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                            -         -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        -         -
-------------------------------------------------------------------------------
Fidelity VIP High Income - Service Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                      -         -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                            -         -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        -         -
-------------------------------------------------------------------------------
Fidelity VIP Mid Cap - Service Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                      -         -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                            -         -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        -         -
-------------------------------------------------------------------------------
FTVIP Franklin Flex Cap Growth Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                      -         -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                            -         -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        -         -
-------------------------------------------------------------------------------
FTVIP Franklin High Income - Class 2 Sub-Account(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                      -   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                            -   $10.623
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        -         0
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                      -   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                            -   $11.164
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        -         0
-------------------------------------------------------------------------------
FTVIP Mutual Discovery Securities - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                      -         -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                            -         -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        -         -
-------------------------------------------------------------------------------
FTVIP Mutual Shares Securities - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                      -   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                            -   $10.877
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        -     1,636
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                      -   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                            -   $11.441
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        -       410
-------------------------------------------------------------------------------
Goldman Sachs VIT CORE(SM) Small Cap Equity Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                      -         -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                            -         -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        -         -
-------------------------------------------------------------------------------
Goldman Sachs VIT CORE(SM) U.S. Equity Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                      -         -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                            -         -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        -         -
-------------------------------------------------------------------------------
Goldman Sachs VIT Growth and Income Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                      -         -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                            -         -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        -         -
-------------------------------------------------------------------------------


                                113  PROSPECTUS

Goldman Sachs VIT Mid Cap Value Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                      -         -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                            -         -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        -         -
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston - Class IB
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.242
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.242   $11.850
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    2,556     2,552
-------------------------------------------------------------------------------
Putnam VT Growth and Income - Class IB Sub-Account(2)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $12.210
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.210   $13.215
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT International Equity - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $12.577
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.577   $14.235
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    6,690    10,996
-------------------------------------------------------------------------------
Putnam VT Investors - Class IB Sub-Account (5)
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $12.076
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.076   $13.251
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT New Value - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                      -         -
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                            -         -
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        -         -
-------------------------------------------------------------------------------
Putnam VT Voyager - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.648
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.648   $11.917
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    1,000     1,219
-------------------------------------------------------------------------------

* The Allstate Variable Annuity-L Share Contracts and all of the Variable Sub-Accounts shown above were first offered under the Contracts with the MAV Death Benefit Option, the Enhanced Beneficiary Protection (Annual Increase) Option and the Earnings Protection Death Benefit Option on May 1, 2003, except for the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, FTVIP Franklin High Income - Class 2 Sub-Account, FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Mutual Shares Securities - Class 2 Sub-Account, and FTVIP Templeton Foreign Securities - Class 2 Sub-Account, which were first offered under the Contracts on May 1, 2004, and the AllianceBernstein International Value - Class B Sub-Account, the AllianceBernstein Utility Income - Class B Sub-Account, the AllianceBernstein Value - Class B Sub-Account, the Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account, the Fidelity VIP Growth & Income - Service Class 2 Sub-Account, the Fidelity VIP High Income - Service Class 2 Sub-Account, the Fidelity VIP Mid Cap - Service Class 2 Sub-Account, the FTVIP Franklin Flex Cap Growth Securities - Class 2 Sub-Account, the FTVIP Mutual Discovery Securities - Class 2 Sub-Account, the Goldman Sachs VIT CORE(SM) Small Cap Equity Sub-Account, the Goldman Sachs VIT CORE(SM) U.S. Equity Sub-Account, the Goldman Sachs VIT Growth and Income Sub-Account, the Goldman Sachs VIT Mid Cap Value Sub-Account and the Putnam VT New Value - Class IB Sub-Account which were first offered under the Contracts on April 30, 2005. Accumulation Unit Values for the Variable Sub-Accounts first offered under the Contracts on April 30, 2005 are not shown. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.40% and an administration expense charge of 0.19%.

(1) Effective December 30, 2004 and April 29, 2005, respectively, the Morgan Stanley VIS European Growth Portfolio - Class Y and Morgan Stanley VIS Quality Income Plus Portfolio - Class Y changed their names to Morgan Stanley VIS European Equity Portfolio - Class Y and Morgan Stanley VIS Income Plus Portfolio
- Class Y, respectively. We have made a corresponding change in the name of the Variable Sub-accounts that invest in these Portfolios.

(2) Effective May 1, 2005, the AIM V.I. Basic Value - Series II Sub-Account, the AIM V.I. Capital Appreciation - Series II Sub-Account, the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, the AIM V.I. Premier Equity - Series II Sub-Account, the AllianceBernstein Growth and Income - Class B Sub-Account, the AllianceBernstein Large Cap Growth - Class B Sub-Account, the FTVIP Franklin High Income - Class 2 Sub-Account, the Morgan Stanley VIS Global Advantage - Class Y Sub-Account, the Morgan Stanley VIS High Yield - Class Y Sub-Account, the Morgan Stanley VIS Income Builder - Class Y Sub-Account, the Morgan Stanley VIS Information - Class Y Sub-Account, the Morgan Stanley VIS Utilities Portfolio - Class Y, the Putnam VT Growth and Income Fund - Class IB and the Van Kampen UIF Emerging Markets Debt Portfolio, Class II are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts, you may continue your investment. If prior to May 1, 2005, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(4) Effective May 2, 2005, the AllianceBernstein Premier Growth Portfolio - Class B and the AllianceBernstein Small Cap Value Portfolio - Class B changed their names to the AllianceBernstein Large Cap Growth Portfolio - Class B and the AllianceBernstein Small/Mid Cap Value Portfolio - Class B, respectively. We have made a corresponding change to the name of the Variable Sub-Accounts that invest in these Portfolios.


                                114  PROSPECTUS

(5) Effective May 1, 2004, the Putnam VT Investors - Class IB Sub-Account is no longer available for new investments. If you are currently invested in this Variable Sub-Account, you may continue your investment. If prior to May 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to this Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.


                                115  PROSPECTUS

THE ALLSTATE ADVISOR VARIABLE ANNUITIES
(ADVISOR, ADVISOR PREFERRED)

ALLSTATE LIFE INSURANCE COMPANY
STREET ADDRESS: 2940 S. 84TH STREET, LINCOLN, NE 68506-4142
MAILING ADDRESS: P.O. BOX 80469, LINCOLN, NE 68501-0469
TELEPHONE NUMBER: 1-800-203-0068                 PROSPECTUS DATED APRIL 30, 2005
 -------------------------------------------------------------------------------
Allstate Life Insurance Company ("Allstate Life") is offering the following individual and group flexible premium deferred variable annuity contracts (each, a "CONTRACT"):

.. ALLSTATE ADVISOR
.. ALLSTATE ADVISOR PREFERRED

This prospectus contains information about each Contract that you should know before investing. Please keep it for future reference. Both Contracts may not be available in all states or through your sales representative. Please check with your sales representative for details.

Each Contract currently offers several investment alternatives ("INVESTMENT ALTERNATIVES"). The investment alternatives include up to 3 fixed account options ("FIXED ACCOUNT OPTIONS"), depending on the Contract, and include 52* variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the Allstate Financial Advisors Separate Account I ("VARIABLE ACCOUNT"). Each Variable Sub-Account invests exclusively in shares of the following mutual funds ("FUNDS"):

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST (CLASS 2)        PUTNAM VARIABLE TRUST (CLASS IB)
LORD ABBETT SERIES FUND, INC. (CLASS VC)                              STI CLASSIC VARIABLE TRUST
OPPENHEIMER VARIABLE ACCOUNT FUNDS (SERVICE SHARES)                   VAN KAMPEN LIFE INVESTMENT TRUST (CLASS II)
                                                                      THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
                                                                       (CLASS II)


*Up to four additional Variable Sub-Accounts may be available depending on the date you purchased your Contract. Please see pages 36-37 for information about Sub-Account and/or Portfolio liquidations, mergers, closures and name changes.

Each Fund has multiple investment Portfolios ("PORTFOLIOS"). Not all of the Funds and/or Portfolios, however, may be available with your Contract. You should check with your sales representative for further information on the availability of the Funds and/or Portfolios. Your annuity application will list all available Portfolios.

WE (Allstate Life) have filed a Statement of Additional Information, dated April 30, 2005 with the Securities and Exchange Commission ("SEC"). It contains more information about each Contract and is incorporated herein by reference, which means that it is legally a part of this prospectus. Its Table of Contents appears on page 75 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http://www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.


                THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
                DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR
                HAS IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS
                PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A
                FEDERAL CRIME.

  IMPORTANT     THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS THAT
                HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL INSTITUTIONS
   NOTICES      OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE CONTRACTS ARE NOT
                DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED BY SUCH INSTITUTIONS
                OR ANY FEDERAL REGULATORY AGENCY. INVESTMENT IN THE CONTRACTS
                INVOLVES INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF
                PRINCIPAL.

                THE CONTRACTS ARE NOT FDIC INSURED.





                                 1  PROSPECTUS

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                                        PAGE

--------------------------------------------------------------------------------
OVERVIEW
--------------------------------------------------------------------------------
  Important Terms                                                       3
--------------------------------------------------------------------------------
  Overview of Contracts                                                 4
--------------------------------------------------------------------------------
  The Contracts at a Glance                                             5
--------------------------------------------------------------------------------
  How the Contracts Work                                                10
--------------------------------------------------------------------------------
  Expense Table                                                         11
--------------------------------------------------------------------------------
  Financial Information                                                 18
--------------------------------------------------------------------------------
CONTRACT FEATURES
--------------------------------------------------------------------------------
  The Contract                                                          19
--------------------------------------------------------------------------------
  Purchases                                                             21
--------------------------------------------------------------------------------
  Contract Value                                                        22
--------------------------------------------------------------------------------
  Investment Alternatives                                               34
--------------------------------------------------------------------------------
     The Variable Sub-Accounts                                          34
--------------------------------------------------------------------------------
     The Fixed Account Options                                          37
--------------------------------------------------------------------------------
     Transfers                                                          41
--------------------------------------------------------------------------------
  Expenses                                                              43
--------------------------------------------------------------------------------
  Access to Your Money                                                  48
--------------------------------------------------------------------------------

                                                                        PAGE

--------------------------------------------------------------------------------
  Income Payments                                                       49
--------------------------------------------------------------------------------
  Death Benefits                                                        57
--------------------------------------------------------------------------------
OTHER INFORMATION
--------------------------------------------------------------------------------
  More Information                                                      65
--------------------------------------------------------------------------------
  Taxes                                                                 68
--------------------------------------------------------------------------------
  Annual Reports and Other Documents                                    74
--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS                   75
--------------------------------------------------------------------------------
APPENDIX A - CONTRACT COMPARISON CHART                                  76
--------------------------------------------------------------------------------
APPENDIX B - MARKET VALUE ADJUSTMENT                                    77
--------------------------------------------------------------------------------
APPENDIX C - EXAMPLE OF CALCULATION OF INCOME PROTECTION BENEFIT        79
--------------------------------------------------------------------------------
APPENDIX D-WITHDRAWAL ADJUSTMENT EXAMPLE-INCOME BENEFITS                80
--------------------------------------------------------------------------------
APPENDIX E-WITHDRAWAL ADJUSTMENT EXAMPLE-DEATH BENEFITS                 81
--------------------------------------------------------------------------------
APPENDIX F-CALCULATION OF EARNINGS PROTECTION DEATH BENEFIT             82
--------------------------------------------------------------------------------
APPENDIX G- WITHDRAWAL ADJUSTMENT EXAMPLE-TRUERETURN ACCUMULATION BENEFIT 85
--------------------------------------------------------------------------------
APPENDIX H-SUREINCOME WITHDRAWAL BENEFIT OPTION CALCULATION EXAMPLES    86
--------------------------------------------------------------------------------
APPENDIX I-ACCUMULATION UNIT VALUES                                     88
--------------------------------------------------------------------------------


                                 2  PROSPECTUS

IMPORTANT TERMS
--------------------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.


                                                                        PAGE

--------------------------------------------------------------------------------
AB Factor                                                               23
--------------------------------------------------------------------------------
Accumulation Benefit                                                    23
--------------------------------------------------------------------------------
Accumulation Phase                                                      10
--------------------------------------------------------------------------------
Accumulation Unit                                                       22
--------------------------------------------------------------------------------
Accumulation Unit Value                                                 22
--------------------------------------------------------------------------------
Allstate Life ("We")                                                    1
--------------------------------------------------------------------------------
Annuitant                                                               19
--------------------------------------------------------------------------------
Automatic Additions Program                                             21
--------------------------------------------------------------------------------
Automatic Portfolio Rebalancing Program                                 43
--------------------------------------------------------------------------------
Beneficiary                                                             19
--------------------------------------------------------------------------------
Benefit Base (for the TrueReturn Accumulation Benefit Option)           23
--------------------------------------------------------------------------------
Benefit Base (for the SureIncome Withdrawal Benefit Option)             30
--------------------------------------------------------------------------------
Benefit Payment                                                         29
--------------------------------------------------------------------------------
Benefit Payment Remaining                                               29
--------------------------------------------------------------------------------
Benefit Year                                                            29
--------------------------------------------------------------------------------
Co-Annuitant                                                            19
--------------------------------------------------------------------------------
*Contract                                                               18
--------------------------------------------------------------------------------
Contract Anniversary                                                    6
--------------------------------------------------------------------------------
Contract Owner ("You")                                                  10
--------------------------------------------------------------------------------
Contract Value                                                          7
--------------------------------------------------------------------------------
Contract Year                                                           7
--------------------------------------------------------------------------------
Dollar Cost Averaging Program                                           42
--------------------------------------------------------------------------------
Due Proof                                                               47
--------------------------------------------------------------------------------
Due Proof of Death                                                      57
--------------------------------------------------------------------------------
Earnings Protection Death Benefit Option                                60
--------------------------------------------------------------------------------
Enhanced Beneficiary Protection (Annual Increase) Option                59
--------------------------------------------------------------------------------
Excess of Earnings Withdrawal                                           60
--------------------------------------------------------------------------------
Fixed Account Options                                                   37
--------------------------------------------------------------------------------
Free Withdrawal Amount                                                  46
--------------------------------------------------------------------------------
Funds                                                                   1
--------------------------------------------------------------------------------
Guarantee Period Accounts                                               38
--------------------------------------------------------------------------------
Guarantee Option                                                        22
--------------------------------------------------------------------------------
Income Base                                                             55
--------------------------------------------------------------------------------
Income Plan                                                             49
--------------------------------------------------------------------------------
Income Protection Benefit Option                                        52
--------------------------------------------------------------------------------
In-Force Earnings                                                       60
--------------------------------------------------------------------------------
In-Force Premium                                                        60
--------------------------------------------------------------------------------
Investment Alternatives                                                 34
--------------------------------------------------------------------------------
IRA Contract                                                            5
--------------------------------------------------------------------------------

                                                                        PAGE

--------------------------------------------------------------------------------
Issue Date                                                              10
--------------------------------------------------------------------------------
Market Timing and Excessive Trading                                     41
--------------------------------------------------------------------------------
Market Value Adjustment                                                 9
--------------------------------------------------------------------------------
Maximum Anniversary Value (MAV) Death Benefit Option                    58
--------------------------------------------------------------------------------
Payout Phase                                                            10
--------------------------------------------------------------------------------
Payout Start Date                                                       50
--------------------------------------------------------------------------------
Portfolios                                                              1
--------------------------------------------------------------------------------
Qualified Contract                                                      18
--------------------------------------------------------------------------------
Retirement Income Guarantee Options                                     55
--------------------------------------------------------------------------------
Return of Premium Death Benefit                                         9
--------------------------------------------------------------------------------
Rider Anniversary                                                       22
--------------------------------------------------------------------------------
Rider Application Date                                                  6
--------------------------------------------------------------------------------
Rider Date                                                              22
--------------------------------------------------------------------------------
Rider Fee                                                               44
--------------------------------------------------------------------------------
Rider Fee Percentage                                                    44
--------------------------------------------------------------------------------
Rider Maturity Date                                                     22
--------------------------------------------------------------------------------
Rider Period                                                            22
--------------------------------------------------------------------------------
Rider Trade-In Option                                                   28
--------------------------------------------------------------------------------
Right to Cancel                                                         21
--------------------------------------------------------------------------------
SEC                                                                     1
--------------------------------------------------------------------------------
Settlement Value                                                        23
--------------------------------------------------------------------------------
Spousal Protection Benefit (Co-Annuitant) Option                        45
--------------------------------------------------------------------------------
Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual
Retirement Accounts                                                     45
--------------------------------------------------------------------------------
Standard Fixed Account Option                                           38
--------------------------------------------------------------------------------
SureIncome Withdrawal Benefit Option                                    29
--------------------------------------------------------------------------------
Systematic Withdrawal Program                                           49
--------------------------------------------------------------------------------
Tax Qualified Contract                                                  71
--------------------------------------------------------------------------------
Transfer Period Account                                                 37
--------------------------------------------------------------------------------
Trial Examination Period                                                5
--------------------------------------------------------------------------------
TrueReturn /SM/ Accumulation Benefit Option                             6
--------------------------------------------------------------------------------
Unemployment Compensation                                               47
--------------------------------------------------------------------------------
Valuation Date                                                          21
--------------------------------------------------------------------------------
Variable Account                                                        65
--------------------------------------------------------------------------------
Variable Sub-Account                                                    34
--------------------------------------------------------------------------------
Withdrawal Benefit Factor                                               29
--------------------------------------------------------------------------------
Withdrawal Benefit Payout Phase                                         30
--------------------------------------------------------------------------------
Withdrawal Benefit Payout Start Date                                    30
--------------------------------------------------------------------------------
* In certain states a Contract may be available only as a group Contract. If you purchase a group Contract, we will issue you a certificate that represents your ownership and that summarizes the provisions of the group Contract. References to "Contract" in this prospectus include certificates, unless the context requires otherwise. References to "Contract" also include both Contracts listed on the cover page of this prospectus, unless otherwise noted. However, we administer each Contract separately.


                                 3  PROSPECTUS

OVERVIEW OF CONTRACTS
--------------------------------------------------------------------------------

The Contracts offer many of the same basic features and benefits. They differ primarily with respect to the charges imposed, as follows:

.. The ALLSTATE ADVISOR CONTRACT has a mortality and expense risk charge of 1.10%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 7% with a 7-year withdrawal charge period;

.. The ALLSTATE ADVISOR PREFERRED CONTRACT WITH 5-YEAR WITHDRAWAL CHARGE OPTION
  ("Package III") has a mortality and expense risk charge of 1.40%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 7% with a 5-year withdrawal charge period;

.. The ALLSTATE ADVISOR PREFERRED CONTRACT WITH 3-YEAR WITHDRAWAL CHARGE OPTION
  ("Package II") has a mortality and expense risk charge of 1.50%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 7% with a 3-year withdrawal charge period; and

.. The ALLSTATE ADVISOR PREFERRED CONTRACT WITH NO WITHDRAWAL CHARGE OPTION
  ("Package I") has a mortality and expense risk charge of 1.60%, an administrative expense charge of 0.19%*, and no withdrawal charges.

Other differences between the Contracts relate to available Fixed Account Options. For a side-by-side comparison of these differences, please refer to Appendix A of this prospectus.

* The administrative expense charge may be increased, but will never exceed 0.35%. Once your Contract is issued, we will not increase the administrative expense charge for your Contract.


                                 4  PROSPECTUS

THE CONTRACTS AT A GLANCE
--------------------------------------------------------------------------------

The following is a snapshot of the Contracts. Please read the remainder of this prospectus for more information.

FLEXIBLE PAYMENTS               You can purchase each Contract with as little as
                                $10,000 ($2,000 for Contracts issued with an IRA or
                                TSA). You can add to your Contract as often and as much
                                as you like, but each subsequent payment must be at
                                least $1,000 ($50 for automatic payments).

                                We reserve the right to accept a lesser initial
                                purchase payment amount for each Contract. We may limit
                                the cumulative amount of purchase payments to a maximum
                                of $1,000,000 in any Contract.
---------------------------------------------------------------------------------------
TRIAL EXAMINATION PERIOD        You may cancel your Contract within 20 days of receipt
                                or any longer period as your state may require ("TRIAL
                                EXAMINATION PERIOD"). Upon cancellation, we will return
                                your purchase payments adjusted, to the extent federal
                                or state law permits, to reflect the investment
                                experience of any amounts allocated to the Variable
                                Account, including the deduction of mortality and
                                expense risk charges and administrative expense
                                charges. See "Trial Examination Period" for details.
---------------------------------------------------------------------------------------
EXPENSES                        Each Portfolio pays expenses that you will bear
                                indirectly if you invest in a Variable Sub-Account. You
                                also will bear the following expenses:

                                ALLSTATE ADVISOR CONTRACTS

                                .Annual mortality and expense risk charge equal to
                                  1.10% of average daily net assets.

                                .Withdrawal charges ranging from 0% to 7% of purchase
                                  payments withdrawn.

                                ALLSTATE ADVISOR PREFERRED CONTRACTS (WITH 5-YEAR
                                WITHDRAWAL CHARGE OPTION)

                                .Annual mortality and expense risk charge equal to
                                  1.40% of average daily net assets.

                                .Withdrawal charges ranging from 0% to 7% of purchase
                                  payments withdrawn.

                                ALLSTATE ADVISOR PREFERRED CONTRACTS (WITH 3-YEAR
                                WITHDRAWAL CHARGE OPTION)

                                .Annual mortality and expense risk charge equal to
                                  1.50% of average daily net assets.

                                .Withdrawal charges ranging from 0% to 7% of purchase
                                  payments withdrawn.


                                 5  PROSPECTUS

                                ALLSTATE ADVISOR PREFERRED CONTRACTS (WITH NO
                                WITHDRAWAL CHARGE OPTION)

                                .Annual mortality and expense risk charge equal to
                                  1.60% of average daily net assets.

                                . No withdrawal charge.

                                ALL CONTRACTS

                                .Annual administrative expense charge of 0.19% (up to
                                  0.35% for future Contracts).

                                .Annual contract maintenance charge of $30 (waived in
                                  certain cases).

                                .If you select the MAXIMUM ANNIVERSARY VALUE (MAV)
                                  DEATH BENEFIT OPTION ("MAV DEATH BENEFIT OPTION") you
                                  will pay an additional mortality and expense risk
                                  charge of 0.20% (up to 0.30% for Options added in the
                                  future).

                                .
                                  If you select ENHANCED BENEFICIARY PROTECTION (ANNUAL
                                  INCREASE) OPTION, you will pay an additional
                                  mortality and expense risk charge of 0.30%.

                                .If you select the EARNINGS PROTECTION DEATH BENEFIT
                                  OPTION you will pay an additional mortality and
                                  expense risk charge of 0.25% or 0.40% (up to 0.35% or
                                  0.50% for Options added in the future) depending on
                                  the age of the oldest Owner and oldest Annuitant on
                                  the date we receive the completed application or
                                  request to add the benefit, whichever is later
                                  ("RIDER APPLICATION DATE").

                                .
                                  If you select the TRUERETURN/SM/ ACCUMULATION BENEFIT
                                  OPTION ("TRUERETURN OPTION") you will pay an
                                  additional annual fee ("RIDER FEE") of 0.50% (up to
                                  1.25% for Options added in the future) of the BENEFIT
                                  BASE in effect on each Contract Anniversary
                                  ("CONTRACT ANNIVERSARY") during the Rider Period. You
                                  may not select the TrueReturn Option together with a
                                  Retirement Income Guarantee Option or a SureIncome
                                  Withdrawal Benefit Option.

                                .If you select the SUREINCOME WITHDRAWAL BENEFIT
                                  OPTION ("SUREINCOME OPTION") you would pay an
                                  additional annual fee ("SUREINCOME OPTION FEE OR
                                  RIDER FEE") of 0.50% (up to 1.25% for Options added
                                  in the future) of the BENEFIT BASE on each Contract
                                  Anniversary (See the SureIncome Option Fee section).
                                  You may not select the SureIncome Option together
                                  with a Retirement Income Guarantee Option or a
                                  TrueReturn Option.

                                .We discontinued offering the RETIREMENT INCOME
                                  GUARANTEE OPTION 1 ("RIG 1") as of January 1, 2004.
                                  If you selected RIG 1 prior to January 1, 2004, you
                                  will pay an additional annual fee ("Rider Fee") of
                                  0.40% of the INCOME BASE in effect on a Contract
                                  Anniversary.

                                .We discontinued offering the RETIREMENT INCOME
                                  GUARANTEE OPTION 2 ("RIG 2") as of January 1, 2004.
                                  If you selected RIG 2 prior to January 1, 2004, you
                                  will pay an additional annual Rider Fee of 0.55% of
                                  the INCOME BASE in effect on a Contract Anniversary.




                                 6  PROSPECTUS

                                .If you select the INCOME PROTECTION BENEFIT OPTION
                                  you will pay an additional mortality and expense risk
                                  charge of 0.50% (up to 0.75% for Options added in the
                                  future) during the Payout Phase of your Contract.

                                .If you select the SPOUSAL PROTECTION BENEFIT
                                  (CO-ANNUITANT) OPTION or SPOUSAL PROTECTION BENEFIT
                                  (CO-ANNUITANT) OPTION FOR CUSTODIAL INDIVIDUAL
                                  RETIREMENT ACCOUNTS ("CSP") you would pay an
                                  additional annual fee ("RIDER FEE") of 0.10%** (up to
                                  0.15% for Options added in the future) of the
                                  Contract value ("CONTRACT VALUE") on each Contract
                                  Anniversary. These Options are only available for
                                  certain types of IRA Contracts, which are Contracts
                                  issued with an Individual Retirement Annuity or
                                  Account ("IRA") under Section 408 of the Internal
                                  Revenue Code. The CSP is only available for certain
                                  Custodial Individual Retirement Accounts established
                                  under Section 408 of the Internal Revenue Code. For
                                  Contracts purchased on or after January 1, 2005, we
                                  may discontinue offering the Spousal Protection
                                  Benefit (Co-Annuitant) Option at any time prior to
                                  the time you elect to receive it.

                                  **No Rider Fee was charged for these Options for Contract Owners who added these Options prior to January 1, 2005. See page 45 for details.

                                .Transfer fee equal to 1.00% (subject to increase to
                                  up to 2.00%) of the amount transferred after the
                                  12/th/ transfer in any Contract year ("CONTRACT
                                  YEAR"), which we measure from the date we issue your
                                  Contract or a Contract Anniversary.

                                . State premium tax (if your state imposes one)

                                WE MAY DISCONTINUE OFFERING ANY OF THESE OPTIONS AT
                                ANYTIME PRIOR TO THE TIME YOU ELECT TO RECEIVE IT.
---------------------------------------------------------------------------------------


                                 7  PROSPECTUS

INVESTMENT ALTERNATIVES         Each Contract offers several investment alternatives
                                including:

                                .
                                  up to 3 Fixed Account Options that credit interest at
                                  rates we guarantee, and

                                .52* Variable Sub-Accounts investing in Portfolios
                                  offering professional money management by these investment advisers:

                                  . Franklin Advisers, Inc.

                                  . Franklin Advisory Services, LLC

                                  . Franklin Mutual Advisers, LLC

                                  . Lord, Abbett & Co. LLC

                                  . OppenheimerFunds, Inc.

                                  . Putnam Investment Management, LLC

                                  . Templeton Asset Management Ltd.

                                  . Templeton Investment Counsel, LLC

                                  . Trusco Capital Management, Inc.

                                  . Van Kampen Asset Management

                                  . Van Kampen**

                                  * Up to four additional Variable Sub-Accounts may be
                                  available depending on the date you purchased your
                                  Contract. Please see pages 36-37 for information
                                  about Sub-Account and/or Portfolio liquidations,
                                  mergers, closures and name changes.

                                  **Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

                                NOT ALL FIXED ACCOUNT OPTIONS ARE AVAILABLE IN ALL
                                STATES OR WITH ALL CONTRACTS.

                                To find out current rates being paid on the Fixed
                                Account Option(s), or to find out how the Variable
                                Sub-Accounts have performed, please call us at
                                1-800-203-0068.
---------------------------------------------------------------------------------------
SPECIAL SERVICES                For your convenience, we offer these special services:

                                . AUTOMATIC PORTFOLIO REBALANCING PROGRAM

                                . AUTOMATIC ADDITIONS PROGRAM

                                . DOLLAR COST AVERAGING PROGRAM

                                . SYSTEMATIC WITHDRAWAL PROGRAM
---------------------------------------------------------------------------------------


                                 8  PROSPECTUS


INCOME PAYMENTS                 You can choose fixed income payments, variable income
                                payments, or a combination of the two. You can receive
                                your income payments in one of the following ways (you
                                may select more than one income plan):

                                . life income with guaranteed number of payments

                                .
                                  joint and survivor life income with guaranteed number
                                  of payments

                                . guaranteed number of payments for a specified period

                                . life income with cash refund

                                . joint life income with cash refund

                                . life income with installment refund

                                . joint life income with installment refund

                                Prior to January 1, 2004, Allstate Life also offered
                                two Retirement Income Guarantee Options that guarantee
                                a minimum amount of fixed income payments you can
                                receive if you elect to receive income payments.

                                In addition, we offer an Income Protection Benefit
                                Option that guarantees that your variable income
                                payments will not fall below a certain level.
DEATH BENEFITS                  If you, the Annuitant, or Co-Annuitant die before the
                                Payout Start Date, we will pay a death benefit subject
                                to the conditions described in the Contract. In
                                addition to the death benefit included in your Contract
                                ("Return of Premium Death Benefit" or "ROP Death
                                Benefit"), the death benefit options we currently offer
                                include:

                                . MAV DEATH BENEFIT OPTION;

                                .ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE)
                                  OPTION; and

                                . EARNINGS PROTECTION DEATH BENEFIT OPTION
---------------------------------------------------------------------------------------
TRANSFERS                       Before the Payout Start Date, you may transfer your
                                Contract Value among the investment alternatives, with
                                certain restrictions. The minimum amount you may
                                transfer is $100 or the amount remaining in the
                                investment alternative, if less. The minimum amount
                                that can be transferred into the Standard Fixed Account
                                or Market Value Adjusted Account Options is $500.

                                A charge may apply after the 12/th/ transfer in each
                                Contract Year. See page 42 for information about short
                                term trading fees.
---------------------------------------------------------------------------------------
WITHDRAWALS                     You may withdraw some or all of your Contract Value at
                                any time during the Accumulation Phase and during the
                                Payout Phase in certain cases. In general, you must
                                withdraw at least $50 at a time. Withdrawals taken
                                prior to the Payout Start Date are generally considered
                                to come from the earnings in the Contract first. If the
                                Contract is tax-qualified, generally all withdrawals
                                are treated as distributions of earnings. Withdrawals
                                of earnings are taxed as ordinary income and, if taken
                                prior to age 59 1/2, may be subject to an additional
                                10% federal tax penalty. A withdrawal charge and a
                                MARKET VALUE ADJUSTMENT may also apply. If any
                                withdrawal reduces your Contract Value to less than
                                $1,000, we will treat the request as a withdrawal of
                                the entire Contract Value unless the SureIncome
                                Withdrawal Benefit Option is in effect under your
                                Contract. Your Contract will terminate if you withdraw
                                all of your Contract Value.


                                 9  PROSPECTUS

HOW THE CONTRACTS WORK
--------------------------------------------------------------------------------

Each Contract basically works in two ways.

First, each Contract can help you (we assume you are the "CONTRACT OWNER") save for retirement because you can invest in your Contract's investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account Options. If you invest in a Fixed Account Option, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, each Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page 49. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

Issue                                           Payout Start
Date            Accumulation Phase                  Date                 Payout Phase
------------------------------------------------------------------------------------------------------------>
You buy    You save for retirement              You elect to receive    You can receive    Or you can receive
a Contract                                      income payments or      income payments    income payments
                                                receive a lump sum      for a set period   for life
                                                payment




Other income payment options are also available. See "INCOME PAYMENTS."

As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if there is none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. See "The Contracts." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner or, if there is none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-203-0068 if you have any question about how the Contracts work.


                                 10  PROSPECTUS

EXPENSE TABLE
--------------------------------------------------------------------------------

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes that may be imposed by the state where you reside. For more information about Variable Account expenses, see "Expenses," below. For more information about Portfolio expenses, please refer to the prospectuses for the Portfolios.


CONTRACT OWNER TRANSACTION EXPENSES
Withdrawal Charge (as a percentage of purchase payments withdrawn)/* /

                        Number of Complete Years Since We Received the Purchase Payment Being Withdrawn/Applicable Charge:
------------------------------------------------------------------------------------------------------------------------------------
Contract:                   0           1           2           3           4           5           6           7            7+
Allstate Advisor            7%          7%          6%          5%          4%          3%          2%          0%           0%
Allstate Advisor
 Preferred with:
 5-Year Withdrawal
 Charge Option              7%          6%          5%          4%          3%          0%
 3-Year Withdrawal
 Charge Option              7%          6%          5%          0%
 No Withdrawal Charge
 Option                                                                    None

All Contracts:
------------------------------------------------------------------------------------------------------------------------------------
Annual Contract
 Maintenance Charge                                                       $30**
Transfer Fee                                             up to 2.00% of the amount transferred***


* Each Contract Year, you may withdraw a portion of your purchase payments (and/or your earnings, in the case of Charitable Remainder Trusts) without incurring a withdrawal charge ("Free Withdrawal Amount"). See "Withdrawal Charges" for more information.

**  / /Waived in certain cases. See "Expenses."

*** Applies solely to the 13th and subsequent transfers within a Contract Year, excluding transfers due to dollar cost averaging and automatic portfolio rebalancing. We are currently assessing a transfer fee of 1.00% of the amount transferred, however, we reserve the right to raise the transfer fee to up to 2.00% of the amount transferred.


VARIABLE ACCOUNT ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSET VALUE DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)


If you select the basic Contract without any optional benefits, your Variable Account expenses would be as follows:

                                                                   Mortality and Expense Risk             Administrative
Basic Contract (without any optional benefit)                               Charge                       Expense Charge*
----------------------------------------------------------------------------------------------------------------------------------
Allstate Advisor                                                                           1.10%                           0.19%
----------------------------------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (5- year Withdrawal Charge Option)                              1.40%                           0.19%
----------------------------------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (3- year Withdrawal Charge Option)                              1.50%                           0.19%
----------------------------------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (No Withdrawal Charge Option)                                   1.60%                           0.19%
----------------------------------------------------------------------------------------------------------------------------------
                                                                        Total Variable Account
Basic Contract (without any optional benefit)                              Annual Expense
------------------------------------------------------------------------------------------------------
Allstate Advisor                                                                                1.29%
------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (5- year Withdrawal Charge Option)                                   1.59%
------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (3- year Withdrawal Charge Option)                                   1.69%
------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (No Withdrawal Charge Option)                                        1.79%
------------------------------------------------------------------------------------------------------


*We reserve the right to raise the administrative expense charge to 0.35%. However, we will not increase the charge once we issue your Contract.

Each Contract also offers optional riders that may be added to the Contract. For each optional rider you select, you would pay the following additional mortality and expense risk charge associated with each rider.


                                                   0.20% (up to 0.30% for Options added in
MAV Death Benefit Option                           the future)

Enhanced Beneficiary Protection (Annual Increase)
Option                                             0.30 %

Earnings Protection Death Benefit Option (issue    0.25% (up to 0.35% for Options added in
age 0-70)                                          the future)

Earnings Protection Death Benefit Option (issue    0.40% (up to 0.50% for Options added in
age 71-79)                                         the future)




                                 11  PROSPECTUS

If you select the Options with the highest possible combination of mortality and expense risk charges, your Variable Account expenses would be as follows, assuming current expenses:

Contract with the MAV Death Benefit Option, Enhanced
Beneficiary Protection (Annual Increase) Option, and Earnings         Mortality and Expense                Administrative
Protection Death Benefit Option (issue age 71-79)                         Risk Charge*                    Expense Charge*
-----------------------------------------------------------------------------------------------------------------------------------
Allstate Advisor                                                                            2.00%                           0.19%
-----------------------------------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (5- year Withdrawal Charge Option)                               2.30%                           0.19%
-----------------------------------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (3- year Withdrawal Charge Option)                               2.40%                           0.19%
-----------------------------------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (No Withdrawal Charge Option)                                    2.50%                           0.19%
-----------------------------------------------------------------------------------------------------------------------------------
Contract with the MAV Death Benefit Option, Enhanced
Beneficiary Protection (Annual Increase) Option, and Earnings           Total Variable Account
Protection Death Benefit Option (issue age 71-79)                          Annual Expense
------------------------------------------------------------------------------------------------------
Allstate Advisor                                                                                2.19%
------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (5- year Withdrawal Charge Option)                                   2.49%
------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (3- year Withdrawal Charge Option)                                   2.59%
------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (No Withdrawal Charge Option)                                        2.69%
------------------------------------------------------------------------------------------------------


  *As described above the administrative expense charge and the mortality and expense charge for certain Options may be higher for future Contracts. However, we will not increase the administrative expense charge once we issue your Contract, and we will not increase the charge for an Option once we add the Option to your Contract.



TRUERETURN/SM/ ACCUMULATION BENEFIT OPTION FEE
(ANNUAL RATE AS A PERCENTAGE OF BENEFIT BASE ON A CONTRACT ANNIVERSARY)

TrueReturn/SM/ Accumulation Benefit Option                              0.50%*
-------------------------------------------------------------------------------



*Up to 1.25% for TrueReturn Options added in the future. See "TrueReturn/SM/
   Accumulation Benefit Option" for details.



SUREINCOME WITHDRAWAL BENEFIT OPTION FEE
(ANNUAL RATE AS A PERCENTAGE OF BENEFIT BASE ON A CONTRACT ANNIVERSARY)

SureIncome Withdrawal Benefit Option                                    0.50%*
-------------------------------------------------------------------------------


*Up to 1.25% for SureIncome Options added in the future. See "SureIncome
   Withdrawal Benefit Option" for details.



RETIREMENT INCOME GUARANTEE OPTION FEE*
(ANNUAL RATE AS A PERCENTAGE OF INCOME BASE ON A CONTRACT ANNIVERSARY)

 RIG 1                                                                 0.40%
-----------------------------------------------------------------------------
 RIG 2                                                                 0.55%
-----------------------------------------------------------------------------


* We discontinued offering the Retirement Income Guarantee Option as of January 1, 2004. Fees shown apply to owners who selected the option prior to January 1, 2004.



SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION FEE
(AS A PERCENTAGE OF CONTRACT VALUE ON EACH CONTRACT ANNIVERSARY)

Spousal Protection Benefit (Co-Annuitant) Option                 0.10%*
------------------------------------------------------------------------


* Applies to Contract Owners who select the option on or after January 1, 2005. Up to 0.15% for options added in the future.



SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION FOR CUSTODIAL INDIVIDUAL RETIREMENT ACCOUNTS FEE
(AS A PERCENTAGE OF CONTRACT VALUE ON EACH CONTRACT ANNIVERSARY)

Spousal Protection Benefit (Co-Annuitant) Option for Custodial   0.10%*
Individual Retirement Accounts
------------------------------------------------------------------------


* Applies to Contract Owners who select the option on or after January 1, 2005. Up to 0.15% for options added in the future.


                                 12  PROSPECTUS

If you select the Spousal Protection Benefit (Co-Annuitant) Option or Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts on or after January 1, 2005, you will pay a Rider Fee at the annual rate of 0.10% of the Contract Value on each Contract Anniversary. We reserve the right to increase the annual Rider Fee to up to 0.15% of the Contract Value. If you selected either of these Options prior to January 1, 2005, there is no charge associated with your Option. See "Spousal Protection Benefit {Co-Annuitant) Option Fee and Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts Fee" for details.

INCOME PROTECTION BENEFIT OPTION
(AS A PERCENTAGE OF THE AVERAGE DAILY NET VARIABLE ACCOUNT ASSETS SUPPORTING THE VARIABLE INCOME PAYMENTS TO WHICH THE OPTION APPLIES)

 Income Protection Benefit Option                     0.50%*
-------------------------------------------------------------


*The charge for the Income Protection Benefit Option applies during the Payout Phase. We reserve the right to raise the charge to up to 0.75% for Options added in the future. See "Income Payments - Income Protection Benefit Option" for details.


PORTFOLIO ANNUAL EXPENSES - MINIMUM AND MAXIMUM
The next table shows the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the Contract. Advisers and/or other service providers of certain Portfolios may have agreed to waive their fees and/or reimburse Portfolio expenses in order to keep the Portfolios' expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement. More detail concerning each Portfolio's fees and expenses appears in the second table below and in the prospectus for each Portfolio.

                           ANNUAL PORTFOLIO EXPENSES
----------------------------------------------------------------------------------
                                 Minimum                       Maximum
----------------------------------------------------------------------------------
Total Annual Portfolio
Operating
Expenses/(1)/
(expenses that are
deducted from
Portfolio assets,
which may include
management fees,
distribution and/or
services (12b-1) fees,              0.74%                         3.89%
and other expenses)
----------------------------------------------------------------------------------


(1) Expenses are shown as a percentage of Portfolio average daily net assets (before any waiver or reimbursement) as of December 31, 2004.


PORTFOLIO ANNUAL EXPENSES - FULL TABLE (1)
The next table shows the Portfolio operating expenses for each Portfolio available under the Contract. These expenses may vary from year to year. Advisers and/or other service providers of certain Portfolios have agreed to waive their fees and/or other Portfolio expenses in order to keep the Portfolio's expenses below specified limits. The expenses shown in the table below do not show the effect of any such fee waiver or expense reimbursement. All fee waiver and expense reimbursements are described in the footnotes to the table. More detail concerning each Portfolio's fees and expenses appears in the prospectus for each Portfolio.

                                                                       Total
                                                   Rule              Portfolio
                                     Management   12b-1    Other      Annual
             Portfolio                  Fees       Fees   Expenses   Expenses
-------------------------------------------------------------------------------
STI Classic Capital Appreciation        1.15%      N/A     0.28%       1.43%
Fund(2)
-------------------------------------------------------------------------------
STI Classic Growth and Income           0.90%      N/A     0.63%       1.53%
Fund(2)
-------------------------------------------------------------------------------
STI Classic International Equity        1.25%      N/A     2.64%       3.89%
Fund(2)
-------------------------------------------------------------------------------
STI Classic Investment Grade Bond       0.74%      N/A     0.45%       1.19%
Fund(2)
-------------------------------------------------------------------------------
STI Classic Mid-Cap Equity Fund(2)      1.15%      N/A     0.50%       1.65%
-------------------------------------------------------------------------------
STI Classic Small Cap Value Equity      1.15%      N/A     0.42%       1.57%
Fund(2)
-------------------------------------------------------------------------------
STI Classic Value Income Stock          0.80%      N/A     0.31%       1.11%
Fund(2)
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income        0.49%     0.25%    0.03%       0.77%
Securities Fund - Class 2(3,4)
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities        0.47%     0.25%    0.02%       0.74%
Fund - Class 2(3,4)
-------------------------------------------------------------------------------


                                13  PROSPECTUS

FTVIP Franklin Large Cap Growth         0.75%     0.25%    0.04%       1.04%
Securities Fund - Class 2(3,4)
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value          0.53%     0.25%    0.18%       0.96%
Securities Fund - Class 2(4,5)
-------------------------------------------------------------------------------
FTVIP Franklin U.S. Government Fund     0.49%     0.25%    0.05%       0.79%
- Class 2 (3,4)
-------------------------------------------------------------------------------
FTVIP Mutual Shares Securities Fund     0.80%     0.25%    0.21%       1.26%
- Class 2(4)
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets      1.25%     0.25%    0.29%       1.79%
Securities Fund - Class 2
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities      0.68%     0.25%    0.19%       1.12%
Fund - Class 2(5)
-------------------------------------------------------------------------------
Lord Abbett Series Fund - All Value     0.75%      N/A     2.31%       3.06%
Portfolio(6)
-------------------------------------------------------------------------------
Lord Abbett Series Fund -               0.50%      N/A     0.48%       0.98%
Bond-Debenture Portfolio(6)
-------------------------------------------------------------------------------
Lord Abbett Series Fund - Growth        0.50%      N/A     0.39%       0.89%
and Income Portfolio
-------------------------------------------------------------------------------
Lord Abbett Series Fund - Growth        0.80%      N/A     1.06%       1.86%
Opportunities Portfolio(6)
-------------------------------------------------------------------------------
Lord Abbett Series Fund - Mid-Cap       0.75%      N/A     0.42%       1.17%
Value Portfolio
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth           0.67%     0.25%    0.07%       0.99%
Fund/VA - Service Shares
-------------------------------------------------------------------------------
Oppenheimer Balanced Fund/VA -          0.72%     0.25%    0.05%       1.02%
Service Shares
-------------------------------------------------------------------------------
Oppenheimer Core Bond Fund/VA -         0.64%     0.25%    0.02%       0.91%
Service Shares(7)
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation        0.72%     0.25%    0.02%       0.99%
Fund/VA - Service Shares
-------------------------------------------------------------------------------
Oppenheimer Global Securities           0.63%     0.25%    0.03%       0.91%
Fund/VA - Service Shares
-------------------------------------------------------------------------------
Oppenheimer High Income Fund/VA -       0.72%     0.25%    0.04%       1.01%
Service Shares
-------------------------------------------------------------------------------
Oppenheimer Main Street Fund(R)/VA      0.66%     0.25%    0.01%       0.92%
- Service Shares
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap       0.75%     0.25%    0.06%       1.06%
Fund(R)/VA - Service Shares
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond Fund/VA      0.71%     0.25%    0.03%       0.99%
- Service Shares
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of     0.62%     0.25%    0.11%       0.98%
Boston - Class IB
-------------------------------------------------------------------------------
Putnam VT Global Asset Allocation       0.70%     0.25%    0.23%       1.18%
Fund - Class IB
-------------------------------------------------------------------------------
Putnam VT Growth and Income Fund -      0.48%     0.25%    0.06%       0.79%
Class IB
-------------------------------------------------------------------------------
Putnam VT Health Sciences Fund -        0.70%     0.25%    0.15%       1.10%
Class IB(8)
-------------------------------------------------------------------------------
Putnam VT High Yield Fund - Class       0.67%     0.25%    0.12%       1.04%
IB
-------------------------------------------------------------------------------
Putnam VT Income Fund - Class IB(9)     0.60%     0.25%    0.10%       0.95%
-------------------------------------------------------------------------------
Putnam VT International Equity Fund     0.75%     0.25%    0.19%       1.19%
- Class IB
-------------------------------------------------------------------------------
Putnam VT Investors Fund - Class IB     0.64%     0.25%    0.12%       1.01%
-------------------------------------------------------------------------------
Putnam VT Money Market Fund - Class     0.45%     0.25%    0.10%       0.80%
IB(9)
-------------------------------------------------------------------------------
Putnam VT New Opportunities Fund -      0.60%     0.25%    0.09%       0.94%
Class IB(8)
-------------------------------------------------------------------------------
Putnam VT New Value Fund - Class IB     0.69%     0.25%    0.10%       1.04%
-------------------------------------------------------------------------------
Putnam VT Research Fund - Class         0.65%     0.25%    0.15%       1.05%
IB(8)
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and          0.70%     0.25%    0.15%       1.10%
Income Fund - Class IB(8)
-------------------------------------------------------------------------------
Putnam VT Vista Fund - Class IB         0.65%     0.25%    0.14%       1.04%
-------------------------------------------------------------------------------
Putnam VT Voyager Fund - Class IB       0.56%     0.25%    0.08%       0.89%
-------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth        0.75%     0.25%    0.63%       1.63%
Portfolio, Class II(11,12)
-------------------------------------------------------------------------------
Van Kampen LIT Comstock Portfolio,      0.57%     0.25%    0.04%       0.86%
Class II
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth          0.70%     0.25%    0.07%       1.02%
Portfolio, Class II
-------------------------------------------------------------------------------
Van Kampen LIT Growth and Income        0.58%     0.25%    0.04%       0.87%
Portfolio, Class II
-------------------------------------------------------------------------------
Van Kampen LIT Money Market             0.49%     0.25%    0.22%       0.96%
Portfolio, Class II(11,12)
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets         0.75%     0.35%    0.35%       1.45%
Debt Portfolio, Class II(13,14,15)
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income        0.49%     0.35%    0.36%       1.20%
Portfolio, Class II(13,14,15)
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth            0.50%     0.35%    0.34%       1.19%
Portfolio, Class II(13,14,15)
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise         0.80%     0.35%    0.50%       1.65%
Portfolio, Class II(13,14)
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth     0.92%     0.35%    0.61%       1.88%
Portfolio, Class II(13,14,15)
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value       0.72%     0.35%    0.30%       1.37%
Portfolio, Class II(13,14,15)
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate         0.76%     0.35%    0.26%       1.37%
Portfolio, Class II(13,14)
-------------------------------------------------------------------------------

1. Figures shown in the Table are for the year ended December 31, 2004 (except as otherwise noted).

2. The Investment Adviser has voluntarily agreed to waive all or a portion of its fees and to reimburse Portfolio expenses. Fee waivers and expense reimbursements are voluntary, with the exception of the STI Classic Growth and


                                 14  PROSPECTUS

Income Fund, (for which the expense limit is contractual until May 1, 2005), and may be terminated at any time. When the effects of these fee waivers and expense reimbursements are taken into consideration, the "Management Fees", "Rule 12b-1 Fees", "Other Expenses" and "Total Annual Portfolio Expenses", were as follows:

                                                                               Management  Rule 12b-1   Other       Total Annual
PORTFOLIO                                                                         Fees        Fees     Expenses  Portfolio Expenses
------------------------------------------------------------------------------------------------------------------------------------
STI Classic Capital Appreciation Fund                                            0.87%        N/A       0.28%           1.15%
------------------------------------------------------------------------------------------------------------------------------------
STI Classic Growth and Income Fund                                               0.55%        N/A       0.63%           1.18%
------------------------------------------------------------------------------------------------------------------------------------
STI Classic International Equity Fund                                            0.00%        N/A       1.60%           1.60%
------------------------------------------------------------------------------------------------------------------------------------
STI Classic Investment Grade Bond Fund                                           0.30%        N/A       0.45%           0.75%
------------------------------------------------------------------------------------------------------------------------------------
STI Classic Mid-Cap Equity Fund                                                  0.65%        N/A       0.50%           1.15%
------------------------------------------------------------------------------------------------------------------------------------
STI Classic Small Cap Value Equity Fund                                          0.78%        N/A       0.42%           1.20%
------------------------------------------------------------------------------------------------------------------------------------
STI Classic Value Income Stock Fund                                              0.64%        N/A       0.31%           0.95%
------------------------------------------------------------------------------------------------------------------------------------


3. The Fund administration fee is paid indirectly through the management fee.

4. While the maximum amount payable under the Portfolio's Rule 12b-1 plan is 0.35% per year of the Portfolio's average annual net assets, the Portfolio's Board of Trustees has set the current rate at 0.25% per year.

5. The Portfolio's manager has agreed in advance to reduce its fees from assets invested by the Portfolio in a Franklin Templeton Money Market Fund (the Sweep Money Fund). This reduction is required by the Portfolio's Board of Trustees and an order by the Securities and Exchange Commission. With this reduction, "Management Fees", "Rule 12b-1 Fees", "Other Expenses" and "Total Annual Portfolio Expenses" were as follows:

                                    Management  Rule 12b-1   Other        Total Annual
PORTFOLIO                              Fees        Fees     Expenses   Portfolio Expenses
------------------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value        0.49%       0.25%      0.18%           0.92%
Securities Fund - Class 2
------------------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities    0.63%       0.25%      0.19%           1.07%
Fund - Class 2
------------------------------------------------------------------------------------------


6. For the year ending December 31, 2005, Lord, Abbett & Co. LLC has contractually agreed to reimburse a portion of each Portfolio's expenses to the extent necessary to maintain its "Other Expenses" at an aggregate rate of 0.40% of its average daily net assets. With this reimbursement, "Management Fees", "Rule 12b-1 Fees", "Other Expenses" and "Total Annual Portfolio Expenses" are as follows:

                                                                                                                     Total
                                                                                                                    Annual
                                                                                Management  Rule 12b-1   Other     Portfolio
PORTFOLIO                                                                          Fees        Fees     Expenses   Expenses
-----------------------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - All Value Portfolio                                     0.75%        N/A       0.39%       1.14%
-----------------------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Bond-Debenture Portfolio                                0.50%        N/A       0.40%       0.90%
-----------------------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Growth Opportunities Portfolio                          0.80%        N/A       0.40%       1.20%
-----------------------------------------------------------------------------------------------------------------------------


7. Effective April 29, 2005, the Oppenheimer Bond Fund/VA - Service Shares changed its name to Oppenheimer Core Bond/VA - Service Shares Sub-Account.

8. Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Account are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts, you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

9. Reflects Putnam Management's agreement, effective January 28, 2004, to waive fees and reimburse expenses of the Portfolio through December 31, 2005 to the extent necessary to ensure that the Portfolio's expenses do not exceed the average expenses of the Portfolios viewed by Lipper Inc. as having the same investment classification or objective as the Portfolio. The expense reimbursement is based on a comparison of the Portfolio's expenses with the average annualized operating expenses of the Portfolios in its Lipper peer group, as reported by Lipper, for each calendar quarter during the Portfolio's last fiscal year, excluding "Rule 12b-1 Fees" and without giving effect to any expense offset and


                                 15  PROSPECTUS
brokerage service arrangements that may reduce fund expenses. After such reductions, the "Management Fees", "Rule 12b-1 Fees", "Other Expenses" and "Total Annual Portfolio Expenses", were as follows:

                                                   Management  Rule 12b-1   Other        Total Annual
PORTFOLIO                                             Fees        Fees     Expenses   Portfolio Expenses
---------------------------------------------------------------------------------------------------------
Putnam VT Income Fund - Class IB                     0.57%       0.25%      0.10%           0.92%
---------------------------------------------------------------------------------------------------------
Putnam VT Money Market Fund - Class IB               0.43%       0.25%      0.10%           0.78%
---------------------------------------------------------------------------------------------------------


10. For the year ended December 31, 2004, the adviser voluntarily waived $99,706 of its investment advisory fees and assumed $1,234 of the Portfolio's other expenses. This waiver is voluntary in nature and can be discontinued at the adviser's discretion.

11. For the year ended December 31, 2004, the adviser waived approximately $68,600 of its advisory fees. Under the terms of the advisory agreement, if the total ordinary business expenses, exclusive of taxes, distribution fees and interest, exceed.95% of the average daily net assets of the Portfolio, the adviser will reimburse the Portfolio for the amount of the excess. The adviser has agreed to waive all expenses in excess 0.85% of average net assets. This waiver is voluntary and can be discontinued at any time.

12. The fees disclosed in the Table reflect gross ratios prior to any voluntary waivers/reimbursements of expenses by the adviser. When the effects of the voluntary waivers discussed in footnotes 10 and 11 are taken into consideration, the "Management Fees", "Rule 12b-1 Fees", "Other Expenses" and "Total Annual Portfolio Expenses", were as follows:

                                     Management  Rule 12b-1   Other        Total Annual
PORTFOLIO                               Fees        Fees     Expenses   Portfolio Expenses
-------------------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth       0.38%       0.25%      0.62%           1.25%
Portfolio, Class II
-------------------------------------------------------------------------------------------
Van Kampen LIT Money Market            0.38%       0.25%      0.22%           0.85%
Portfolio, Class II
-------------------------------------------------------------------------------------------


13. Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

14. The fees disclosed in the Table reflect gross ratios prior to any voluntary waivers/reimbursements of expenses by the adviser. The adviser has voluntarily agreed to waive a portion or all of its management fee and/or reimburse expenses to the extent necessary so that "Total Annual Portfolio Expenses," excluding certain investment related expenses such a foreign country tax expense and interest expense on borrowing, do not exceed the "Operating "Expense Limitation" in the table below. The adviser may terminate these voluntary waivers at any time at its sole discretion. Additionally, the distributor has agreed to waive a portion of the "Rule 12b-1 Fees" for Class II shares. The distributor may terminate these voluntary waivers at any time at its sole discretion. After such reductions, the "Management Fees", "Rule 12b-1 Fees", "Other Expenses" and "Total Annual Portfolio Expenses", were as follows:

                                                   Operating
                                                    Expense    Management  Rule 12b-1   Other        Total Annual
PORTFOLIO                                          Limitation     Fees        Fees     Expenses   Portfolio Expenses
---------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt Portfolio,      1.15%       0.75%       0.05%      0.35%           1.15%
Class II
---------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity and Income Portfolio, Class    1.00%       0.49%       0.05%      0.36%           0.90%
II
---------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio, Class II     1.10%       0.50%       0.25%      0.34%           1.09%
---------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Global Franchise Portfolio, Class     1.20%       0.65%       0.05%      0.50%           1.20%
II
---------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth Portfolio,       1.25%       0.59%       0.05%      0.61%           1.25%
Class II
---------------------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value Portfolio,         1.15%       0.72%       0.10%      0.30%           1.12%
Class II
---------------------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate Portfolio, Class     1.35%       0.76%       0.25%      0.26%           1.27%
II
---------------------------------------------------------------------------------------------------------------------


15. Expense information has been restated to reflect current fees in effect as of November 1, 2004.


                                 16  PROSPECTUS

EXAMPLE 1
This Example is intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Variable Account annual expenses, and Portfolio fees and expenses.

The example shows the dollar amount of expenses that you would bear directly or indirectly if you:

.. invested $10,000 in the Contract for the time periods indicated;

.. earned a 5% annual return on your investment;

.. surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period;

.. elected the MAV Death Benefit Option and the Enhanced Beneficiary Protection
  (Annual Increase) Option;

.. elected the Earnings Protection Death Benefit Option (assuming issue age
  71-79);

.. elected RIG 2 (assuming Income Base A); and

.. elected the Spousal Protection Benefit (Co-Annuitant) Option.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT.

The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.

                                                                Allstate Advisor
                                                       1 Year  3 Years  5 Years  10 Years
--------------------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses       $1,316  $2,554   $3,749    $6,725
--------------------------------------------------------------------------------------------
Costs Based on Minimum Annual Portfolio Expenses       $  993  $1,638   $2,308    $4,268
--------------------------------------------------------------------------------------------


                            Allstate Advisor Preferred          Allstate Advisor Preferred
                                     (5 Year)                            (3 Year)
                        1 Year  3 Years  5 Years  10 Years  1 Year  3 Years  5 Years  10 Years
------------------------------------------------------------------------------------------------
Costs Based on Maximum
Annual Portfolio        $1,261  $2,553   $3,621    $6,919   $1,272  $2,241   $3,663    $6,982
Expenses
------------------------------------------------------------------------------------------------
Costs Based on Minimum
Annual Portfolio        $  939  $1,643   $2,198    $4,538   $  949  $1,333   $2,247    $4,627
Expenses
------------------------------------------------------------------------------------------------
                            Allstate Advisor Preferred
                                     (0 Year)
                        1 Year  3 Years  5 Years  10 Years
------------------------------------------------------------
Costs Based on Maximum   $772   $2,269   $3,705     $7,045
Annual Portfolio
Expenses
------------------------------------------------------------
Costs Based on Minimum   $449   $1,362   $2,295     $4,714
Annual Portfolio
Expenses
------------------------------------------------------------



EXAMPLE 2
This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

                                 Allstate Advisor
                        1 Year  3 Years  5 Years  10 Years
------------------------------------------------------------
Costs Based on Maximum
Annual Portfolio         $721   $2,129   $3,494    $6,725
Expenses
------------------------------------------------------------
Costs Based on Minimum
Annual Portfolio         $398   $1,213   $2,053    $4,268
Expenses
------------------------------------------------------------


                            Allstate Advisor Preferred          Allstate Advisor Preferred
                                     (5 Year)                            (3 Year)
                        1 Year  3 Years  5 Years  10 Years  1 Year  3 Years  5 Years  10 Years
------------------------------------------------------------------------------------------------
Costs Based on Maximum
Annual Portfolio         $751   $2,213   $3,621    $6,919    $762   $2,241   $3,663    $6,982
Expenses
------------------------------------------------------------------------------------------------
Costs Based on Minimum
Annual Portfolio         $429   $1,303   $2,198    $4,538    $439   $1,333   $2,247    $4,627
Expenses
------------------------------------------------------------------------------------------------
                            Allstate Advisor Preferred
                                     (0 Year)
                        1 Year  3 Years  5 Years  10 Years
------------------------------------------------------------
Costs Based on Maximum   $772   $2,269   $3,705     $7,045
Annual Portfolio
Expenses
------------------------------------------------------------
Costs Based on Minimum   $449   $1,362   $2,295     $4,714
Annual Portfolio
Expenses
------------------------------------------------------------


PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. YOUR RATE OF RETURN MAY BE HIGHER OR LOWER THAN 5%, WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY PORTFOLIO EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED. THE EXAMPLES REFLECT THE FREE WITHDRAWAL AMOUNTS, IF APPLICABLE, AND THE DEDUCTION OF THE ANNUAL CONTRACT MAINTENANCE CHARGE OF $30 EACH YEAR. THE ABOVE EXAMPLES ASSUME YOU HAVE SELECTED THE MAV DEATH BENEFIT


                                 17  PROSPECTUS

OPTION AND THE ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION, THE EARNINGS PROTECTION DEATH BENEFIT OPTION (ASSUMING THE OLDEST CONTRACT OWNER OR ANNUITANT IS AGE 71 OR OLDER, AND ALL ARE AGE 79 OR YOUNGER ON THE RIDER APPLICATION DATE), RIG 2 AND THAT INCOME BASE A IS APPLIED AND THE SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION. IF ANY OR ALL OF THESE FEATURES WERE NOT ELECTED, THE EXPENSE FIGURES SHOWN ABOVE WOULD BE SLIGHTLY LOWER.


FINANCIAL INFORMATION
--------------------------------------------------------------------------------

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT." Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Accumulation Unit Values for the Contracts appear in Appendix I and in the Statement of Additional Information. The consolidated financial statements of Allstate Life and the financial statements of the Variable Account, which are comprised of the underlying financial statements of the Sub-Accounts, appear in the Statement of Additional Information.


THE CONTRACT
--------------------------------------------------------------------------------


CONTRACT OWNER
Each Contract is an agreement between you, the Contract Owner, and Allstate Life, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

.. the investment alternatives during the Accumulation and Payout Phases,

.. the amount and timing of your purchase payments and withdrawals,

.. the programs you want to use to invest or withdraw money,

.. the income payment plan(s) you want to use to receive retirement income,

.. the Annuitant (either yourself or someone else) on whose life the income payments will be based,

.. the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner or the Annuitant dies, and

.. any other rights that the Contract provides, including restricting income payments to Beneficiaries.

If you die, any surviving joint Contract Owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract. If the sole surviving Contract Owner dies after the Payout Start Date, the Primary Beneficiary will receive any guaranteed income payments scheduled to continue.

If the Annuitant dies prior to the Payout Start Date and the Contract Owner is a grantor trust not established by a business, the new Contract Owner will be the Beneficiary(ies).

The Contract cannot be jointly owned by both a non-living person and a living person unless the Contract Owner(s) assumed ownership of the Contract as a Beneficiary(ies). The maximum age of any Contract Owner on the date we receive the completed application for each Contract is 90.

If you select the Enhanced Beneficiary Protection (MAV) Option, the Enhanced Beneficiary Protection (Annual Increase) Option or the Earnings Protection Death Benefit Option the maximum age of any Contract Owner on the Rider Application Date is currently age 79. If you select the Spousal Protection Benefit (Co-Annuitant) Option or the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts, the maximum age of any Contract Owner or beneficial owner for CSP on the Rider Application Date is currently age
90. If you select the SureIncome Withdrawal Benefit Option, the maximum age of any Contract Owner on the Rider Application Date is currently age 85.

The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Internal Revenue Code of 1986, as amended, ("Code") may limit or modify your rights and privileges under the Contract. We use the term "QUALIFIED CONTRACT" to refer to a Contract issued as an IRA, 403(b), or with a qualified plan.

Except for certain retirement plans, you may change the Contract Owner at any time by written notice in a form satisfactory to us. Until we receive your written notice to change the Contract Owner, we are entitled to rely on the most recent information in our files. We will provide a change of ownership form to be signed by you and filed with us. Once we accept the change, the change will take effect as of the date you signed the request. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change the Contract Owner, you should deliver your written notice to us promptly. Each change is subject to any payment we make or other action we take before we accept it. Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax


                                 18  PROSPECTUS
advisor prior to making a request for a change of Contract Owner.


ANNUITANT
The Annuitant is the individual whose age determines the latest Payout Start Date and whose life determines the amount and duration of income payments (other than under Income Plan 3). You may not change the Annuitant at any time. You may designate a joint Annuitant, who is a second person on whose life income payments depend, at the time you select an Income Plan. The maximum age of the Annuitant on the date we receive the completed application for each Contract is 90.

If you select the Enhanced Beneficiary Protection (MAV) Option, Enhanced Beneficiary Protection (Annual Increase) Option or the Earnings Protection Death Benefit Option the maximum age of any Annuitant on the Rider Application Date is
79. If you select the Spousal Protection Benefit (Co-Annuitant) Option, the maximum age of any Annuitant on the Rider Application Date is age 90. If you select the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts, the maximum age of any Annuitant on the Rider Application Date is age 90. If you select the SureIncome Withdrawal Benefit Option, the maximum age of any Contract Owner on the Rider Application Date is currently age 85.

If you select the Income Protection Benefit Option, the oldest Annuitant and joint Annuitant (if applicable) must be age 75 or younger on the Payout Start Date.

If you select an Income Plan that depends on the Annuitant or a joint Annuitant's life, we may require proof of age and sex before income payments begin and proof that the Annuitant or joint Annuitant is still alive before we make each payment.


CO-ANNUITANT
SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION
Contract Owners of IRA Contracts that meet the following conditions and that elect the Spousal Protection Benefit Option may name their spouse as a Co-Annuitant:

.. the individually owned Contract must be either a traditional, Roth or Simplified Employee Pension IRA;

.. the Contract Owner must be age 90 or younger on the Rider Application Date;

.. the Co-Annuitant must be age 79 or younger on the Rider Application Date; and

.. the Co-Annuitant must be the sole Primary Beneficiary under the Contract.

Under the Spousal Protection Benefit (Co-Annuitant) Option, the Co-Annuitant will be considered to be an Annuitant during the Accumulation Phase, except the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date or upon the death of the Co-Annuitant. You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. At any time, there may only be one Co-Annuitant under your Contract. See "Spousal Protection Benefit Option and Death of Co-Annuitant" for more information.


SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION FOR CUSTODIAL INDIVIDUAL RETIREMENT ACCOUNTS
Contract Owners that meet the following conditions and that elect the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts may name the spouse of the Annuitant as a Co-Annuitant:

.. the beneficially owned Contract must be a Custodial traditional IRA, Custodial
  Roth IRA, or a Custodial Simplified Employee Pension IRA;

.. the Annuitant must be the beneficial owner of the Custodial traditional IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA;

.. the Co-Annuitant must be the legal spouse of the Annuitant and only one
  Co-Annuitant may be named;

.. the Co-Annuitant must be the sole beneficiary of the Custodial traditional
  IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA;

.. the Annuitant must be age 90 or younger on the Rider Application Date; and

.. the Co-Annuitant must be age 79 or younger on the Rider Application Date.

Under the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts, the Co-Annuitant will be considered to be an Annuitant during the Accumulation Phase, except the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date or upon the death of the Co-Annuitant. The Co-Annuitant is not considered the beneficial owner of the Custodial traditional IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA. See "Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts and Death of Co-Annuitant" for more information.


BENEFICIARY
You may name one or more Primary and Contingent Beneficiaries when you apply for a Contract. The Primary Beneficiary is the person who may, in accordance with the terms of the Contract, elect to receive the death settlement ("DEATH PROCEEDS") or become the new Contract Owner pursuant to the Contract if the sole surviving Contract Owner dies before the Payout Start Date. A Contingent Beneficiary is the person selected by the Contract Owner who will exercise the rights of the Primary Beneficiary if all named Primary Beneficiaries


                                 19  PROSPECTUS
die before the death of the sole surviving Contract Owner.

You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed by you and filed with us. After we accept the form, the change of Beneficiary will be effective as of the date you signed the form. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. Each Beneficiary change is subject to any payment made by us or any other action we take before we accept the change.

You may restrict income payments to Beneficiaries by providing us with a written request. Once we accept the written request, the restriction will take effect as of the date you signed the request. Any restriction is subject to any payment made by us or any other action we take before we accept the request.

If you did not name a Beneficiary or, unless otherwise provided in the Beneficiary designation, if a named Beneficiary is no longer living and there are no other surviving Primary or Contingent Beneficiaries when the sole surviving Contract Owner dies, the new Beneficiary will be:

.. your spouse or, if he or she is no longer alive,

.. your surviving children equally, or if you have no surviving children,

.. your estate.

If more than one Beneficiary survives you (or the Annuitant, if the Contract Owner is a grantor trust), we will divide the Death Proceeds among the surviving Beneficiaries according to your most recent written instructions. If you have not given us written instructions in a form satisfactory to us, we will pay the Death Proceeds in equal amounts to the surviving Beneficiaries. If there is more than one Beneficiary in a class (e.g., more than one Primary Beneficiary) and one of the Beneficiaries predeceases the Contract Owner (the Annuitant if the Contract owner is not a living person), the remaining Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original share of the remaining Beneficiaries.

For purposes of this Contract, in determining whether a living person, including a Contract Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person A") has survived another living person, including a Contract Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person B"), Living Person A must survive Living Person B by at least 24 hours. Otherwise, Living Person A will be conclusively deemed to have predeceased Living Person B.

Where there are multiple beneficiaries, we will only value the Death Proceeds at the time the first beneficiary submits the necessary documentation in good order. Any Death Proceeds amounts attributable to any beneficiary which remain in the Variable Sub-Accounts are subject to investment risk. If there is more than one Beneficiary taking shares of the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share of the Death Proceeds. Each Beneficiary will exercise all rights related to his or her share of the Death Proceeds, including the sole right to select a death settlement option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the death settlement option chosen by the original Beneficiary.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation, trust or other non-living person, all Beneficiaries will be considered to be non-living persons.


MODIFICATION OF THE CONTRACT
Only an Allstate Life officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.


ASSIGNMENT
You may not assign an interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.


                                 20  PROSPECTUS

PURCHASES
--------------------------------------------------------------------------------


MINIMUM PURCHASE PAYMENTS
The minimum initial purchase payment for Non- Qualified Contracts is $10,000, ($2,000 for Contracts issued with an IRA or TSA). All subsequent purchase payments under a Contract must be $1,000 or more ($50 for automatic payments). You may make purchase payments at any time prior to the Payout Start Date; however, additional payments may be limited in some states. Please consult with your representative for details. The total amount of purchase payments we will accept for each Contract without our prior approval is $1,000,000. We reserve the right to accept a lesser initial purchase payment amount or lesser subsequent purchase payment amounts. We reserve the right to limit the availability of the investment alternatives for additional investments. We also reserve the right to reject any application.


AUTOMATIC ADDITIONS PROGRAM
You may make subsequent purchase payments of $50 or more per month by automatically transferring money from your bank account. Please consult with your sales representative for detailed information. The AUTOMATIC ADDITIONS PROGRAM is not available for making purchase payments into the Dollar Cost Averaging Fixed Account Option.


ALLOCATION OF PURCHASE PAYMENTS
At the time you apply for a Contract, you must decide how to allocate your purchase payment among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by calling 1-800-203-0068.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our home office. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our home office.

We use the term "business day" to refer to each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "Valuation Dates." Our business day closes when the New York Stock Exchange closes for regular trading, usually 4:00 p.m. Eastern Time (3:00 p.m. Central
Time). If we receive your purchase payment after 3:00 p.m. Central Time on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.


TRIAL EXAMINATION PERIOD
You may cancel your Contract by providing us with written notice within the Trial Examination Period, which is the 20 day period after you receive the Contract, or such longer period that your state may require. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. We also will return your purchase payments allocated to the Variable Account adjusted, to the extent federal or state law permits, to reflect investment gain or loss, including the deduction of mortality and expense risk charges and administrative expense charges, that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Code Section 408(b), we will refund the greater of any purchase payments or the Contract Value.

We reserve the right to allocate your purchase payments to the Putnam VT Money Market Variable Sub-Account during the Trial Examination Period.

For Contracts purchased in California by persons age 60 and older, you may elect to defer until the end of the Trial Examination Period allocation of your purchase payment to the Variable Sub-Accounts. Unless you instruct otherwise, upon making this election, your purchase payment will be allocated to the Putnam VT Money Market Variable Sub-Account. On the next Valuation Date 40 days after the Issue Date, your Contract Value will then be reallocated in accordance with your most recent investment allocation instructions.

State laws vary and may require a different period, other variations or adjustments. Please refer to your Contract for state specific information.


                                 21  PROSPECTUS

CONTRACT VALUE
--------------------------------------------------------------------------------

On the Issue Date, the Contract Value is equal to your initial purchase payment. Thereafter, your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus your value in the Fixed Account Option(s) offered by your Contract.


ACCUMULATION UNITS
To determine the number of Accumulation Units of each Variable Sub-Account to allocate to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Sub-Account allocated to your Contract.


ACCUMULATION UNIT VALUE
As a general matter, the Accumulation Unit Value for each Variable Sub-Account for each Contract will rise or fall to reflect:

.. changes in the share price of the Portfolio in which the Variable Sub-Account invests, and

.. the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine any applicable withdrawal charges, Rider Fees (if applicable), transfer fees, and contract maintenance charges separately for each Contract. They do not affect the Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we compute Accumulation Unit Values, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account for each Contract on each Valuation Date. We also determine a separate set of Accumulation Unit Values that reflect the cost of each optional benefit, or available combination thereof, offered under the Contract.

YOU SHOULD REFER TO THE PROSPECTUSES FOR THE FUNDS THAT ACCOMPANIES THIS PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH PORTFOLIO ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.


TRUERETURN/SM/ ACCUMULATION BENEFIT OPTION
We offer the TrueReturn/SM/ Accumulation Benefit Option, which is available for an additional fee. The TrueReturn Option guarantees a minimum Contract Value on the "RIDER MATURITY DATE." The Rider Maturity Date is determined by the length of the Rider Period which you select. The Option provides no minimum Contract Value if the Option terminates before the Rider Maturity Date. See "Termination of the TrueReturn Option" below for details on termination.

The TrueReturn Option is available at issue of the Contract or may be added later, subject to availability and issue requirements. You may not add the TrueReturn Option to your Contract after Contract issue without prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the TrueReturn Option. Currently, you may have only one TrueReturn Option in effect on your Contract at one time. You may only have one of the following in effect on your Contract at the same time: a TrueReturn Option, a Retirement Income Guarantee Option, or a SureIncome Option. The TrueReturn Option has no maximum issue age, however the Rider Maturity Date must occur before the latest Payout Start Date, which is the later of the Annuitant's 99th birthday or the 10th Contract Anniversary. Once added to your Contract, the TrueReturn Option may be cancelled at any time on or after the 5th Rider Anniversary by:

.. notifying us in writing in a form satisfactory to us.

The "RIDER ANNIVERSARY" is the anniversary of the Rider Date. We reserve the right to extend the date on which the TrueReturn Option may be cancelled to up to the 10th Rider Anniversary at any time in our sole discretion. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

When you add the TrueReturn Option to your Contract, you must select a Rider Period and a Guarantee Option. The Rider Period and Guarantee Option you select determine the AB Factor, which is used to determine the Accumulation Benefit, described below. The "RIDER PERIOD" begins on the Rider Date and ends on the Rider Maturity Date. The "RIDER DATE" is the date the TrueReturn Option was made a part of your Contract. We currently offer Rider Periods ranging from 8 to 20 years depending on the Guarantee Option you select. You may select any Rider Period from among those we currently offer, provided the Rider Maturity Date occurs prior to the latest Payout Start Date. We reserve the right to offer additional Rider Periods in the future, and to discontinue offering any of the Rider Periods at any time. We currently offer two "GUARANTEE OPTIONS," Guarantee Option 1 and Guarantee Option 2. The Model Portfolio Option under a Guarantee Option has specific


                                 22  PROSPECTUS
investment requirements, that are described in the "Investment Requirements" section below and may depend upon the Rider Date of your TrueReturn Option. We reserve the right to offer additional Guarantee Options in the future, and to discontinue offering any of the Guarantee Options at any time. After the Rider Date, the Rider Period and Guarantee Option may not be changed.

The TrueReturn Option may not be available in all states. We may discontinue offering the TrueReturn Option at any time to new Contract Owners and to existing Contract Owners who did not elect the Option prior to the date of discontinuance.


ACCUMULATION BENEFIT.
On the Rider Maturity Date, if the Accumulation Benefit is greater than the Contract Value, then the Contract Value will be increased to equal the Accumulation Benefit. The excess amount of any such increase will be allocated to the Putnam VT Money Market Variable Sub-Account. You may transfer the excess amount out of the Putnam VT Money Market Variable Sub-Account and into another investment alternative at any time thereafter. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee. Prior to the Rider Maturity Date, the Accumulation Benefit will not be available as a Contract Value, Settlement Value, or Death Proceeds. Additionally, we will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date. After the Rider Maturity Date, the TrueReturn Option provides no additional benefit.

The "ACCUMULATION BENEFIT" is equal to the Benefit Base multiplied by the AB Factor. The "AB FACTOR" is determined by the Rider Period and Guarantee Option you selected as of the Rider Date. The following table shows the AB Factors available for the Rider Periods and Guarantee Options we currently offer.

                AB FACTORS
  RIDER PERIOD      GUARANTEE     GUARANTEE
(NUMBER OF YEARS)   OPTION 1      OPTION 2
---------------------------------------------
        8            100.0%           NA
---------------------------------------------
        9            112.5%           NA
---------------------------------------------
       10            125.0%        100.0%
---------------------------------------------
       11            137.5%        110.0%
---------------------------------------------
       12            150.0%        120.0%
---------------------------------------------
       13            162.5%        130.0%
---------------------------------------------
       14            175.0%        140.0%
---------------------------------------------
       15            187.5%        150.0%
---------------------------------------------
       16            200.0%        160.0%
---------------------------------------------
       17            212.5%        170.0%
---------------------------------------------
       18            225.0%        180.0%
---------------------------------------------
       19            237.5%        190.0%
---------------------------------------------
       20            250.0%        200.0%
---------------------------------------------


The following examples illustrate the Accumulation Benefit calculations under Guarantee Options 1 and 2 on the Rider Maturity Date. For the purpose of illustrating the Accumulation Benefit calculation, the examples assume the Benefit Base is the same on the Rider Date and the Rider Maturity Date.

 Example 1: Guarantee Option 1

Guarantee Option:                                   1
Rider Period:                                      15
AB Factor:                                     187.5%
Rider Date:                                    1/2/04
Rider Maturity Date:                           1/2/19
Benefit Base on Rider Date:                   $50,000
Benefit Base on rider Maturity Date:          $50,000


On the Rider Maturity Date (1/2/19):
Accumulation Benefit  = Benefit Base on Rider Maturity
                       Date x AB Factor
                       = $50,000 x 187.5%
                       = $93,750


Example 2: Guarantee Option 2

Guarantee Option:                                   2
Rider Period:                                      15
AB Factor:                                     150.0%
Rider Date:                                    1/2/04
Rider Maturity Date:                           1/2/19
Benefit Base on Rider Date:                   $50,000
Benefit Base on rider Maturity Date:          $50,000


On the Rider Maturity Date (1/2/19):
Accumulation Benefit  = Benefit Base on Rider Maturity
                       Date x AB Factor
                       = $50,000 x 150.0%
                       = $75,000


Guarantee Option 1 offers a higher AB Factor and more rider periods than Guarantee Option 2. Guarantee Option 1 and Guarantee Option 2 have different investment restrictions. See "Investment Requirements" below for more information.


BENEFIT BASE.
The Benefit Base is used solely for purposes of determining the Rider Fee and the Accumulation Benefit. The Benefit Base is not available as a Contract Value, Settlement Value, or Death Proceeds. On the Rider Date, the "BENEFIT BASE" is equal to the Contract Value. After the Rider Date, the Benefit Base will be recalculated for purchase payments and withdrawals as follows:

.. The Benefit Base will be increased by purchase payments made prior to or on the first Contract Anniversary following the Rider Date. Subject to the terms and conditions of your Contract, you may add purchase payments after this date, but they will not be included in the calculation of the Benefit Base. THEREFORE, IF YOU PLAN TO MAKE PURCHASE


                                 23  PROSPECTUS

  PAYMENTS AFTER THE FIRST CONTRACT ANNIVERSARY FOLLOWING THE RIDER DATE, YOU SHOULD CONSIDER CAREFULLY WHETHER THIS OPTION IS APPROPRIATE FOR YOUR NEEDS.

.. The Benefit Base will be decreased by a Withdrawal Adjustment for each withdrawal you make. The Withdrawal Adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

  (a) = the withdrawal amount;

  (b) = the Contract Value immediately prior to the withdrawal; and

  (c) = the Benefit Base immediately prior to the withdrawal.

Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge also may apply. See Appendix G for numerical examples that illustrate how the Withdrawal Adjustment is applied.

The Benefit Base will never be less than zero.


INVESTMENT REQUIREMENTS.
If you add the TrueReturn Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest during the Rider Period. The specific requirements will depend on the Model Portfolio Option you select and the effective date of your TrueReturn Option. These requirements are described below in more detail. These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-Accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and restrictions on transfers to or from certain investment alternatives. We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable to a Guarantee Option at any time in our sole discretion. Any changes we make will not apply to a TrueReturn Option that was made a part of your Contract prior to the implementation date of the change, except for changes made due to a change in investment alternatives available under the Contract. Any changes we make will apply to a new TrueReturn Option elected pursuant to the Rider Trade-In Option.

When you add the TrueReturn Option to your Contract, you must allocate your entire Contract Value as follows:

(1) to a model portfolio option ("MODEL PORTFOLIO OPTION") available with the Guarantee Option you selected, as defined below; or

(2) to the DCA Fixed Account Option and then transfer all purchase payments and interest according to a Model Portfolio Option available with the Guarantee Option you selected; or

(3) to a combination of (1) and (2) above.

For (2) and (3) above, the requirements for the DCA Fixed Account Option must be met. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information.

On the Rider Date, you must select only one of the Model Portfolio Options in which to allocate your Contract Value. We currently offer one Model Portfolio Option with each of the available Guarantee Options. The Model Portfolio Options that are available under Guarantee Options may differ depending upon the effective date of your TrueReturn Option. Please refer to the Model Portfolio Option 1 and Model Portfolio Option 2 sections for more details. We may add Model Portfolio Options in the future. The following table summarizes the Model Portfolio Option currently available for use with each Guarantee Period under the TrueReturn Option:

   GUARANTEE OPTION 1         GUARANTEE OPTION 2
----------------------------------------------------
Model Portfolio Option 1   Model Portfolio Option 2
----------------------------------------------------


You may not allocate any of your Contract Value to the Standard Fixed Account Option or to the MVA Fixed Account Option. You must transfer any portion of your Contract Value that is allocated to the Standard Fixed Account Option or to the MVA Fixed Account Option to the Variable Sub-Accounts prior to adding the TrueReturn Option to your Contract. Transfers from the MVA Fixed Account Option may be subject to a Market Value Adjustment. You may allocate any portion of your purchase payments to the DCA Fixed Account Option on the Rider Date, provided the DCA Fixed Account Option is available with your Contract and in your state. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information. We use the term "Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to the percentage allocations for the Model Portfolio you selected.

Any subsequent purchase payments made to your Contract will be allocated to the Variable Sub-Accounts according to your most recent instructions on file with us. You must comply with any required percentage allocations for the Model Portfolio Option you have selected. You may also request that purchase payments be allocated to the DCA Fixed Account Option. Purchase payments allocated to the DCA Fixed Account Option must be $500 or more. Any withdrawals you request will reduce each of the investment alternatives on a pro rata basis in the proportion that your value in each bears to


                                 24  PROSPECTUS
your total value in all Variable Sub-Accounts, unless you request otherwise.


MODEL PORTFOLIO OPTION 1.
If you choose or transfer your entire Contract Value into Model Portfolio Option 1 under Guarantee Option 1, you must allocate a certain percentage of your Contract Value into each of three asset categories. Please note that certain Investment Alternatives are not available under Model Portfolio Option 1. You may choose the Variable Sub-Accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-Accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

Effective October 1, 2004, certain Variable Sub-Accounts under Model Portfolio 1 were reclassified into different asset categories. These changes apply to True Return Options effective prior to and on or after October 1, 2004. The following table describes the percentage allocation requirements for Model Portfolio Option 1 and Variable Sub-Accounts available under each category(1):

                    MODEL PORTFOLIO OPTION 1
-------------------------------------------------------------------
                         20% Category A
                         50% Category B
                         30% Category C
                          0% Category D

-------------------------------------------------------------------
CATEGORY A
Putnam VT Money Market - Class IB Sub-Account
Van Kampen LIT Money Market, Class II Sub-Account
-------------------------------------------------------------------
CATEGORY B
FTVIP Franklin U.S. Government - Class 2 Sub-Account
Lord Abbett Series - Bond-Debenture Sub-Account
Oppenheimer Core Bond/VA - Service Shares Sub-Account(3)
Oppenheimer High Income/VA - Service Shares Sub-Account
Oppenheimer Strategic Bond/VA - Service Shares Sub-Account
Putnam VT High Yield - Class IB Sub-Account
Putnam VT Income - Class IB Sub-Account
STI Classic Investment Grade Bond Sub-Account
Van Kampen UIF Emerging Markets Debt, Class II Sub-Account(2)
Van Kampen UIF U.S. Real Estate, Class II Sub-Account(2)
-------------------------------------------------------------------
CATEGORY C
FTVIP Franklin Growth and Income Securities - Class 2 Sub-Account
FTVIP Franklin Income Securities - Class 2 Sub-Account
FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account
FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account
FTVIP Mutual Shares Securities - Class 2 Sub-Account
FTVIP Templeton Developing Markets Securities - Class 2
Sub-Account
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
Lord Abbett Series - All Value Sub-Account
Lord Abbett Series - Growth and Income Sub-Account
Lord Abbett Series - Growth Opportunities Sub-Account
Lord Abbett Series - Mid-Cap Value Sub-Account
Oppenheimer Aggressive Growth/VA - Service Shares Sub-Account
Oppenheimer Balanced/VA - Service Shares Sub-Account
Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account
Oppenheimer Main Street(R)/VA - Service Shares Sub-Account
Oppenheimer Main Street Small Cap(R)/VA - Service Shares
Sub-Account
Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account
Putnam VT Global Asset Allocation - Class IB Sub-Account
Putnam VT Growth and Income - Class IB Sub-Account
Putnam VT International Equity - Class IB Sub-Account
Putnam VT Investors - Class IB Sub-Account
Putnam VT New Value - Class IB Sub-Account
Putnam VT Research - Class IB Sub-Account(1)
Putnam VT Utilities Growth and Income - Class IB Sub-Account(1)
Putnam VT Voyager - Class IB Sub-Account
STI Classic Capital Appreciation Sub-Account
STI Classic Growth and Income Sub-Account
STI Classic International Equity Sub-Account
STI Classic Small Cap Value Equity Sub-Account
STI Classic Value Income Stock Sub-Account
Van Kampen LIT Comstock, Class II Sub-Account
Van Kampen LIT Emerging Growth, Class II Sub-Account
Van Kampen LIT Growth and Income, Class II Sub-Account
Van Kampen UIF Equity and Income, Class II Sub-Account(2)
Van Kampen UIF Global Franchise, Class II Sub-Account(2)
Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account(2)
-------------------------------------------------------------------
CATEGORY D
(VARIABLE SUB-ACCOUNTS NOT AVAILABLE UNDER MODEL PORTFOLIO OPTION
1)

Oppenheimer Global Securities/VA - Service Shares Sub-Account
Putnam VT Health Sciences - Class IB Sub-Account(1)
Putnam VT New Opportunities - Class IB Sub-Account(1)
Putnam VT Vista - Class IB Sub-Account
STI Classic Mid-Cap Equity Sub-Account
Van Kampen LIT Aggressive Growth, Class II Sub-Account
Van Kampen UIF Equity Growth, Class II Sub-Account(2)
Van Kampen UIF Small Company Growth, Class II Sub-Account(2)
-------------------------------------------------------------------

Each calendar quarter, we will use the Automatic Portfolio Rebalancing Program to automatically rebalance your Contract Value in each Variable Sub-Account and return it to the percentage allocation requirements for Model Portfolio Option
1. We will use the percentage allocations as of your most recent instructions.

1) The Putnam VT Health Sciences - Class IB Sub-Account (Category D under TrueReturn), the Putnam VT New Opportunities - Class IB Sub-Account (Category D under TrueReturn), Putnam VT Research - Class IB Sub-Account (Category C under TrueReturn), and the Putnam VT Utilities Growth and Income - Class IB Sub-Account (Category C under TrueReturn) were only offered with Contracts issued prior to October 1, 2004 and closed to new investments effective October 1, 2004. If you choose this TrueReturn Option on or after October 1, 2004, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with the TrueReturn Option prior to adding the TrueReturn Option to your Contract.


                                 25  PROSPECTUS

2) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

3) Effective April 29, 2005, the Oppenheimer Bond Fund/VA-Service Shares changed its name to Oppenheimer Core Bond Fund/VA - Service Shares. We have made a corresponding change to the name of the Variable Sub-Account that invests in this Portfolio.


MODEL PORTFOLIO OPTION 2.
The investment requirements under Model Portfolio Option 2 depend on the Rider Date of your TrueReturn Option.


MODEL PORTFOLIO OPTION 2 (RIDER DATE PRIOR TO OCTOBER 1, 2004)
If your TrueReturn Option Rider Date is prior to October 1, 2004 and you select Model Portfolio Option 2, you must allocate your Contract Value among four asset categories in accordance with the percentage allocation requirements set out in
the table below.   You may choose the Variable Sub-Accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-Accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The following table describes the percentage allocation requirements for Model Portfolio Option 2 (Rider Date prior to October 1, 2004) and the Variable Sub-Accounts available under each category(1):

                    MODEL PORTFOLIO OPTION 2
              (RIDER DATE PRIOR TO OCTOBER 1, 2004)
-------------------------------------------------------------------
                         10% Category A
                         20% Category B
                         50% Category C
                         20% Category D
-------------------------------------------------------------------
CATEGORY A
Putnam VT Money Market - Class IB Sub-Account
Van Kampen LIT Money Market, Class II Sub-Account
-------------------------------------------------------------------
CATEGORY B
FTVIP Franklin U.S. Government - Class 2 Sub-Account
Lord Abbett Series - Bond-Debenture Sub-Account
Oppenheimer Core Bond/VA - Service Shares Sub-Account(3)
Oppenheimer High Income/VA - Service Shares Sub-Account
Oppenheimer Strategic Bond/VA - Service Shares Sub-Account
Putnam VT High Yield - Class IB Sub-Account
Putnam VT Income - Class IB Sub-Account
STI Classic Investment Grade Bond Sub-Account
Van Kampen UIF Emerging Markets Debt, Class II Sub-Account(2)
Van Kampen UIF U.S. Real Estate, Class II Sub-Account(2)
-------------------------------------------------------------------
CATEGORY C
FTVIP Franklin Growth and Income Securities - Class 2 Sub-Account
FTVIP Franklin Income Securities - Class 2 Sub-Account
FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account
FTVIP Mutual Shares Securities - Class 2 Sub-Account
Lord Abbett Series - All Value Sub-Account
Lord Abbett Series - Growth and Income Sub-Account
Lord Abbett Series - Growth Opportunities Sub-Account
Lord Abbett Series - Mid-Cap Value Sub-Account
Oppenheimer Balanced/VA - Service Shares Sub-Account
Oppenheimer Main Street(R)/VA - Service Shares Sub-Account
Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account
Putnam VT Global Asset Allocation - Class IB Sub-Account
Putnam VT Growth and Income - Class IB Sub-Account
Putnam VT New Value - Class IB Sub-Account
Putnam VT Research - Class IB Sub-Account(1)
Putnam VT Utilities Growth and Income - Class IB Sub-Account(1)
STI Classic Growth and Income Sub-Account
STI Classic Value Income Stock Sub-Account
Van Kampen LIT Comstock, Class II Sub-Account
Van Kampen LIT Growth and Income, Class II Sub-Account
Van Kampen UIF Equity and Income, Class II Sub-Account(2)
Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account(2)
-------------------------------------------------------------------
CATEGORY D
FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account
FTVIP Templeton Developing Markets Securities - Class 2
Sub-Account
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
Oppenheimer Aggressive Growth/VA - Service Shares Sub-Account
Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account
Oppenheimer Global Securities/VA - Service Shares Sub-Account
Oppenheimer Main Street Small Cap(R)/VA - Service Shares
Sub-Account
Putnam VT Health Sciences - Class IB Sub-Account(1)
Putnam VT International Equity - Class IB Sub-Account
Putnam VT Investors - Class IB Sub-Account
Putnam VT New Opportunities - Class IB Sub-Account(1)
Putnam VT Vista - Class IB Sub-Account
Putnam VT Voyager - Class IB Sub-Account
STI Classic Capital Appreciation Sub-Account
STI Classic International Equity Sub-Account
STI Classic Mid-Cap Equity Sub-Account
STI Classic Small Cap Value Equity Sub-Account
Van Kampen LIT Aggressive Growth, Class II Sub-Account
Van Kampen LIT Emerging Growth, Class II Sub-Account
Van Kampen UIF Equity Growth, Class II Sub-Account(2)
Van Kampen UIF Global Franchise, Class II Sub-Account(2)
Van Kampen UIF Small Company Growth, Class II Sub-Account(2)
-------------------------------------------------------------------

Each calendar quarter, we will use the Automatic Portfolio Rebalancing Program to automatically rebalance your Contract Value in each Variable Sub-Account and return it to the percentage allocation requirements for Model Portfolio Option 2 (Rider Date prior to October 1, 2004). We will use the percentage allocations as of your most recent instructions.

1) The Putnam VT Health Sciences - Class IB Sub-Account (Category D under TrueReturn), the Putnam VT New Opportunities - Class IB Sub-Account (Category D under TrueReturn), the Putnam VT Research - Class IB Sub-Account (Category C under TrueReturn), and the Putnam VT Utilities Growth and Income - Class IB Sub-Account (Category C under TrueReturn) were only


                                 26  PROSPECTUS
  offered with Contracts issued prior to October 1, 2004 and closed to new investments effective October 1, 2004.

2) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

3) Effective April 29, 2005, the Oppenheimer Bond Fund/VA-Service Shares changed its name to Oppenheimer Core Bond Fund/VA - Service Shares. We have made a corresponding change to the name of the Variable Sub-Account that invests in this Portfolio.


MODEL PORTFOLIO OPTION 2 (RIDER DATE ON OR AFTER OCTOBER 1, 2004)
If your TrueReturn Option Rider Date is on or after October 1, 2004, and you select Model Portfolio Option 2, you may allocate your Contract Value among any of a selected group of available Variable Sub-Accounts listed below. However, you may not allocate your Contract Value among any of the excluded Variable Sub-Accounts listed below. You may choose to invest in or transfer among any of
the available Variable Sub-Accounts.   However, each transfer you make will
count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The following table lists the available and excluded Variable Sub-Accounts available under Model Portfolio Option 2 (Rider Date on or after October 1,
2004)(1):

                            AVAILABLE
FTVIP Franklin Growth and Income Securities - Class 2 Sub-Account
FTVIP Franklin Income Securities - Class 2 Sub-Account
FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account
FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account
FTVIP Franklin U.S. Government - Class 2 Sub-Account
FTVIP Mutual Shares Securities - Class 2 Sub-Account
FTVIP Templeton Developing Markets Securities - Class 2
Sub-Account
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
Lord Abbett Series - All Value Sub-Account
Lord Abbett Series - Bond-Debenture Sub-Account
Lord Abbett Series - Growth and Income Sub-Account
Lord Abbett Series - Growth Opportunities Sub-Account
Lord Abbett Series - Mid-Cap Value Sub-Account
Oppenheimer Aggressive Growth/VA - Service Shares Sub-Account
Oppenheimer Balanced/VA - Service Shares Sub-Account
Oppenheimer Core Bond/VA - Service Shares Sub-Account(3)
Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account
Oppenheimer High Income/VA - Service Shares Sub-Account
Oppenheimer Main Street(R)/VA - Service Shares Sub-Account
Oppenheimer Main Street Small Cap(R)/VA - Service Shares
Sub-Account
Oppenheimer Strategic Bond/VA - Service Shares Sub-Account
Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account
Putnam VT Global Asset Allocation - Class IB Sub-Account
Putnam VT Growth and Income - Class IB Sub-Account
 Putnam VT High Yield - Class IB Sub-Account
Putnam VT Income - Class IB Sub-Account
Putnam VT International Equity - Class IB Sub-Account
Putnam VT Investors - Class IB Sub-Account
Putnam VT Money Market - Class IB Sub-Account
Putnam VT New Value - Class IB Sub-Account
Putnam VT Voyager - Class IB Sub-Account
STI Classic Capital Appreciation Sub-Account
STI Classic Growth and Income Sub-Account
STI Classic International Equity Sub-Account
STI Classic Investment Grade Bond Sub-Account
STI Classic Small Cap Value Equity Sub-Account
STI Classic Value Income Stock Sub-Account
Van Kampen LIT Comstock, Class II Sub-Account
Van Kampen LIT Emerging Growth, Class II Sub-Account
Van Kampen LIT Growth and Income, Class II Sub-Account
Van Kampen LIT Money Market, Class II Sub-Account
Van Kampen UIF Emerging Markets Debt, Class II Sub-Account(2)
Van Kampen UIF Equity and Income, Class II Sub-Account(2)
Van Kampen UIF Global Franchise, Class II Sub-Account(2)
Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account(2)
Van Kampen UIF U.S. Real Estate, Class II Sub-Account(2)
                             EXCLUDED
Oppenheimer Global Securities/VA - Service Shares Sub-Account
Putnam VT Vista - Class IB Sub-Account
STI Classic Mid-Cap Equity Sub-Account
Van Kampen LIT Aggressive Growth, Class II Sub-Account
Van Kampen UIF Equity Growth, Class II Sub-Account(2)
Van Kampen UIF Small Company Growth, Class II Sub-Account(2)

1) The Putnam VT Health Sciences - Class IB Sub-Account, the Putnam VT New Opportunities - Class IB Sub-Account, the Putnam VT Research - Class IB Sub-Account, and the Putnam VT Utilities Growth and Income - Class IB Sub-Account were only offered with Contracts issued prior to October 1, 2004 and closed to new investments effective October 1, 2004. If you add the TrueReturn Option to your Contract on or after October 1, 2004, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with the TrueReturn Option prior to adding the TrueReturn Option to your Contract.

2) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

3) Effective April 29, 2005, the Oppenheimer Bond Fund/VA-Service Shares changed its name to Oppenheimer Core Bond Fund/VA - Service Shares. We have made a corresponding change to the name of the Variable Sub-Account that invests in this Portfolio.


CANCELLATION OF THE TRUERETURN OPTION.
You may not cancel the TrueReturn Option or make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option and/or Model Portfolio Option prior to the 5th Rider Anniversary. On


                                 27  PROSPECTUS
or after the 5th Rider Anniversary, we will cancel the TrueReturn Option if you make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option and/or Model Portfolio Option. We will not cancel the TrueReturn Option or make any changes to your investment allocations or to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option until we receive notice from you that you wish to cancel the TrueReturn Option. No Accumulation Benefit will be paid if you cancel the Option prior to the Rider Maturity Date.


DEATH OF OWNER OR ANNUITANT.
If the Contract Owner or Annuitant dies before the Rider Maturity Date and the Contract is continued under Option D as described on page 61 of the Death of Owner or Death of Annuitant provision of your Contract, then the TrueReturn Option will continue, unless the new Contract Owner elects to cancel this Option. If the TrueReturn Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D, then the TrueReturn Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.


RIDER TRADE-IN OPTION.
We offer a "RIDER TRADE-IN OPTION" that allows you to cancel your TrueReturn Option and immediately add a new TrueReturn Option ("NEW OPTION"), provided all of the following conditions are met:

.. The trade-in must occur on or after the 5th Rider Anniversary and prior to the Rider Maturity Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

.. The New Option will be made a part of your Contract on the date the existing
  TrueReturn Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

.. The New Option must be a TrueReturn Option that we make available for use with the Rider Trade-In Option.

.. The issue requirements and terms and conditions of the New Option must be met as of the date the New Option is made a part of your Contract.

For example, if you trade-in your TrueReturn Option:

.. the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Option at the time of trade-in;

.. the Benefit Base for the New Option will be based on the Contract Value as of the new Rider Date;

.. the AB Factor will be determined by the Rider Periods and Guarantee Options available with the New Option;

.. the Model Portfolio Options will be determined by the Model Portfolio Options offered with the Guarantee Options available with the New Option;

.. any waiting period for canceling the New Option will start again on the new
  Rider Date;

.. any waiting period for exercising the Rider Trade-In Option will start again on the new Rider Date; and

.. the terms and conditions of the Rider Trade-In Option will be according to the requirements of the New Option.

Currently, we are also making the SureIncome Option available at the time of your first utilization of this TrueReturn Rider Trade-In Option. We may discontinue offering the SureIncome Option under the Rider Trade-In Option for new TrueReturn Options added in the future at anytime at our discretion. You may cancel your TrueReturn Option and immediately add a new SureIncome Option, provided all of the following conditions are met:

.. The trade-in must occur on or after the 5th Rider Anniversary and prior to the Rider Maturity Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

.. The new SureIncome Option will be made a part of your Contract on the date the existing TrueReturn Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

.. The new SureIncome Option must be a SureIncome Option that we make available for use with this Rider Trade-In Option.

.. The issue requirements and terms and conditions of the new SureIncome Option must be met as of the date the new SureIncome Option is made a part of your Contract.

You should consult with your sales representative before trading in your TrueReturn Option.


TERMINATION OF THE TRUERETURN OPTION.
The TrueReturn Option will terminate on the earliest of the following to occur:

.. on the Rider Maturity Date;

.. on the Payout Start Date;

.. on the date your Contract is terminated;

.. on the date the Option is cancelled;

.. on the date we receive a Complete Request for Settlement of the Death
  Proceeds; or


                                 28  PROSPECTUS

.. on the date the Option is replaced with a New Option under the Rider Trade-In
  Option.

We will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date.


SUREINCOME WITHDRAWAL BENEFIT OPTION
We offer the SureIncome Withdrawal Benefit Option which is available for an additional fee. The SureIncome Option provides a guaranteed withdrawal benefit that gives you the right to take limited partial withdrawals that total an amount equal to your purchase payments (subject to certain restrictions). Therefore, regardless of the subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until your Benefit Base is exhausted (terms defined below).

The SureIncome Option guarantees an amount up to the "Benefit Payment Remaining" which will be available for withdrawal from the Contract each "Benefit Year" until the "Benefit Base" (defined below) is reduced to zero. If the Contract Value is reduced to zero and the Benefit Base is still greater than zero, we will distribute an amount equal to the Benefit Base to the Contract owner as described below under the "Withdrawal Benefit Payout Phase".

For purposes of the SureIncome Option, "withdrawal" means the gross amount of a withdrawal before any applicable charges such as withdrawal charges, fees, taxes or adjustments including any applicable Market Value Adjustments and surrender charges. Under the SureIncome Option, we do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value.

The "Rider Date" is the date the SureIncome Option was made a part of your Contract. The initial Benefit Year is the period between the Rider Date and the first Contract Anniversary after the Rider Date. Each subsequent Benefit Year will coincide with (the same as) the Contract Year.

The SureIncome Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. Currently, you may not add the SureIncome Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the SureIncome Option. You may have only one SureIncome Option in effect on your Contract at one time. You may only have one of the following in effect on your Contract at the same time: a SureIncome Option, a TrueReturn Option, or a Retirement Income Guarantee Option. The SureIncome Option is only available if the oldest Contract Owner and oldest Annuitant are age 85 or younger on the effective date of the Rider (the "Rider Application Date") (The maximum age may depend on your state). The SureIncome Option is not available to be added to a Contract categorized as a Tax Sheltered Annuity as defined under Internal Revenue Code Section 403(b) at this time. We reserve the right to make the SureIncome Option available to such Contracts on a nondiscriminatory basis in the future at our discretion. Once added to your Contract, the SureIncome Option may be cancelled at any time on or after the 5th calendar year anniversary of the Rider Date by notifying us in writing in a form satisfactory to us.

The SureIncome Option may not be available in all states. We may discontinue offering the SureIncome Option at any time to new Contract Owners and to existing Contract Owners who did not elect the SureIncome Option prior to the date of discontinuance.


WITHDRAWAL BENEFIT FACTOR
The "Withdrawal Benefit Factor" is used to determine the "Benefit Payment" and Benefit Payment Remaining. We currently offer a Withdrawal Benefit Factor equal to 8%. We reserve the right to make other Withdrawal Benefit Factors available in the future for new SureIncome Options and/or to eliminate the current Withdrawal Benefit Factor. Once a Withdrawal Benefit Factor has been established for a SureIncome Option, it cannot be changed after the Rider Date unless that SureIncome Option is terminated.


BENEFIT PAYMENT AND BENEFIT PAYMENT REMAINING
The Benefit Payment is the amount available at the beginning of each Benefit Year that you may withdraw during that Benefit Year. The Withdrawal Benefit Factor and the Benefit Base are used to determine your Benefit Payment. The Benefit Payment Remaining is the amount remaining after any previous withdrawals in a Benefit Year that you may withdraw without reducing your Benefit Base by more than the amount of the withdrawal and without reducing your Benefit Payment available in future Benefit Years. Please note that any premiums or withdrawals made on a Contract Anniversary would be applied to the Benefit Year that just ended on that Contract Anniversary.

The Benefit Payment Remaining is equal to the Benefit Payment at the beginning of each Benefit Year.

During each Benefit Year the Benefit Payment Remaining will be increased by purchase payments multiplied by the Withdrawal Benefit Factor (currently 8% for new SureIncome Options) and reduced by the amount of each withdrawal. The Benefit Payment Remaining will never be less than zero.

On the Rider Date, the Benefit Payment is equal to the greater of:

.. The Contract Value multiplied by the Withdrawal Benefit Factor (currently 8% for new SureIncome Options); or

.. The value of the Benefit Payment of the previous Withdrawal Benefit Option
  (attached to your


                                 29  PROSPECTUS

  Contract) which is being terminated under a rider trade-in option (see "Rider Trade-In Option" below for more information), if applicable.

After the Rider Date, the Benefit Payment will be increased by purchase payments multiplied by the Withdrawal Benefit Factor and affected by withdrawals as follows:

.. If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment is unchanged.

If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment will be the lesser of:

.. The Benefit Payment immediately prior to the withdrawal; or

.. The Contract Value immediately prior to withdrawal less the amount of the withdrawal, multiplied by the Withdrawal Benefit Factor.

At our discretion, the Benefit Payment available during a Benefit Year may be increased on a nondiscriminatory basis and without prior notice in order to satisfy IRS minimum distribution requirements on the Contract under which this Option has been elected. We are currently not increasing the Benefit Payment available to satisfy IRS minimum distribution requirements.


BENEFIT BASE
The Benefit Base is not available as a Contract Value or Settlement Value. The Benefit Base is used solely to help calculate the Rider Fee, the amount that may be withdrawn and payments that may be received under the SureIncome Option. On the Rider Date, the Benefit Base is equal to the Contract Value. After the Rider Date, the Benefit Base will be increased by purchase payments and decreased by withdrawals as follows:

.. If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be reduced by the amount of the withdrawal.

If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be the lesser of:

.. The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or

.. The Benefit Base immediately prior to withdrawal less the amount of the withdrawal.

The Benefit Base may also be reduced in other situations as detailed in the "Owner and Assignment of Payments or Interest" section below.

If the Benefit Base is reduced to zero, this SureIncome Option will terminate.

For numerical examples that illustrate how the values defined under the SureIncome Option are calculated, see Appendix H.


CONTRACT OWNER AND ASSIGNMENT OF PAYMENTS OR INTEREST
If you change the Contract Owner or assign any payments or interest under this Contract, as allowed, to any living or non-living person other than your spouse on or after the first calendar year anniversary of the Rider Date, the Benefit Base will be recalculated to be the lesser of the Contract Value and the Benefit Base at the time of assignment.


CONTRACT VALUE
If your Contract Value is reduced to zero due to fees or withdrawals and your Benefit Base is still greater than zero, your Contract will immediately enter the Withdrawal Benefit Payout Phase.

Under the SureIncome Option, we currently do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value. We reserve the right to change this at any time.


WITHDRAWAL BENEFIT PAYOUT PHASE
Under the Withdrawal Benefit Payout Phase, the Accumulation Phase of the Contract ends and the Contract enters the Payout Phase subject to the following:

The "Withdrawal Benefit Payout Start Date" is the date the Withdrawal Benefit Payout Phase is entered and the Accumulation Phase of the Contract ends.

No further withdrawals, purchase payments or any other actions associated with the Accumulation Phase can be made after the Withdrawal Benefit Payout Start Date.

The Payout Start Date is the first day of the next Benefit Year after the Withdrawal Benefit Payout Start Date. We reserve the right to allow other Payout Start Dates to be requested on a nondiscriminatory basis without prior notice.

During the Withdrawal Benefit Payout Phase, we will make scheduled fixed income payments to the Owner (or new Contract Owner) at the end of each month starting one month after the Payout Start Date. The amount of each payment will be equal to the Benefit Payment divided by 12, unless a payment frequency other than monthly is requested in a form acceptable to us and received by us before the first payment is made (the amount of each payment will be adjusted accordingly; i.e. if the payment frequency requested is quarterly, the amount of each payment will be equal to the Benefit Payment divided by 4). Payments will be made over a period certain such that total payments made will equal the Benefit Base on the Payout Start Date; therefore, the final payment may be reduced. If your Contract is a qualified contract, meaning an individual retirement annuity qualified as defined under Internal Revenue Code Section 408(b) or a Tax Sheltered Annuity as defined under Internal Revenue Code Section 403(b), the period certain cannot exceed that which is required by Internal Revenue Code Section 401(a)(9) and regulations


                                 30  PROSPECTUS
promulgated thereunder. Therefore, the amount of each payment under this Option may be larger so that the sum of the payments made over this period equals the Benefit Base on the Payout Start Date. Additionally, if your Contract is a qualified contract, we will not permit a change in the payment frequency or level.

If your Contract is a non-qualified contract, we reserve the right to allow other payment frequencies or levels to be requested on a nondiscriminatory basis without prior notice. In no event will we allow more than one change in the payment frequency or level during a Contract Year.

If the Owner dies before all payments have been made, the remaining payments will continue to be made to the new Contract Owner as scheduled.

Once all scheduled payments have been paid, the Contract will terminate.

Generally, you may not make withdrawals, purchase payments or any other actions associated with the Accumulation Phase after the Withdrawal Benefit Payout Start Date.


EXAMPLE
Beginning of Benefit Year 1*
Contract Value = $100,000
Benefit Base = $100,000
Benefit Payment = $8,000
Benefit Payment Remaining = $8,000

In this example, you can take a Benefit Payment of up to $8,000 in Benefit Year
1. If a withdrawal of $6,000 is taken then the following values would apply:

Contract Value = $94,000 (Assuming that your Contract Value has not been affected by any other factors)

Benefit Base = $94,000

Benefit Payment = $8,000

Benefit Payment Remaining = $2,000


BEGINNING OF BENEFIT YEAR 2
Contract Value = $70,000 (Assuming that your contract value has declined due to poor performance)

Benefit Base = $94,000

Benefit Payment = $8,000

Benefit Payment Remaining = $8,000 (resets at the beginning of each benefit year)

In Benefit Year 2 you have the right to a Benefit Payment of $8,000 and since you have not taken any withdrawals yet in Benefit Year 2, the Benefit Payment Remaining would also be $8,000 at the beginning of Benefit Year 2.

*This example assumes an initial Contract Value of $100,000, no additional purchase payments, a withdrawal benefit factor of 8% and does not take into account fees or charges.


INVESTMENT REQUIREMENTS
If you add the SureIncome Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest. The specific requirements are described below in more detail and will be determined by the Withdrawal Benefit Factor. These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-Accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and restrictions on transfers to or from certain investment alternatives. We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable at any time in our sole discretion. Any changes we make will not apply to a SureIncome Option that was made a part of your Contract prior to the implementation date of the change, except for changes made due to a change in investment alternatives available under the Contract. This restriction does not apply to a new Option elected pursuant to the Rider Trade-In Option. We reserve the right to have requirements unique to specific Withdrawal Benefit Factors if we make other Withdrawal Benefit Factors available in the future.

When you add the SureIncome Option to your Contract, you must allocate your entire Contract Value as follows:

1) to the Variable Sub-Accounts; or

2) to the DCA Fixed Account Option and then transfer all purchase payments and interest to the Variable Sub-Accounts; or

3) to a combination of (1) and (2) above.

For (2) and (3) above, the requirements for the DCA Fixed Account Option must be met. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information.

You may not allocate any of your Contract Value to the Standard Fixed Account Option or to the Market Value Adjusted Fixed Account Option. You must transfer any portion of your Contract Value that is allocated to the Standard Fixed Account Option or to the Market Value Adjusted Fixed Account Option to the Variable Sub-Accounts prior to adding the SureIncome Option to your Contract. Transfers from the Market Value Adjusted Fixed Account Option may be subject to a Market Value Adjustment. You may allocate any portion of your purchase payments to the DCA Fixed Account Option on the Rider Date, provided the DCA Fixed Account Option is available with your Contract and in your state. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information. We use the term "Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the


                                 31  PROSPECTUS

Variable Sub-Accounts according to your most recent percentage allocation selections.

Any subsequent purchase payments made to your Contract will be allocated to the Variable Sub-Accounts according to your specific instructions or your allocation for the previous purchase payment, unless you request that the purchase payment be allocated to the DCA Fixed Account Option. Purchase payments allocated to the DCA Fixed Account Option must be $500 or more. Any withdrawals you request will reduce your Contract Value invested in each of the investment alternatives on a pro rata basis in the proportion that your Contract Value in each bears to your total Contract Value in all Variable Sub-Accounts, unless you request otherwise.

Currently, we have divided the Variable Sub-Accounts into two separate categories: "Available," and "Excluded." Currently, you may allocate up to 100% of your Contract Value to the Available Variable Sub-Accounts in any manner you choose. You may not allocate ANY PORTION of your Contract Value to the Excluded Variable Sub-Accounts. You may make transfers among any of the Available Variable Sub-Accounts. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

Currently the Available Variable Sub-Accounts and the Excluded Variable Sub-Accounts are as follows (1):

                            Available
FTVIP Franklin Growth and Income Securities - Class 2 Sub-Account
FTVIP Franklin Income Securities - Class 2 Sub-Account
FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account
FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account
FTVIP Franklin U.S. Government - Class 2 Sub-Account
FTVIP Mutual Shares Securities - Class 2 Sub-Account
FTVIP Templeton Developing Markets Securities - Class 2
Sub-Account
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
Lord Abbett Series - All Value Sub-Account
Lord Abbett Series - Bond-Debenture Sub-Account
Lord Abbett Series - Growth and Income Sub-Account
Lord Abbett Series - Growth Opportunities Sub-Account
Lord Abbett Series - Mid-Cap Value Sub-Account
Oppenheimer Aggressive Growth/VA - Service Shares Sub-Account
Oppenheimer Balanced/VA - Service Shares Sub-Account
Oppenheimer Core Bond/VA - Service Shares Sub-Account(3)
Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account
Oppenheimer High Income/VA - Service Shares Sub-Account
Oppenheimer Main Street(R)/VA - Service Shares Sub-Account
Oppenheimer Main Street Small Cap(R)/VA - Service Shares
Sub-Account
Oppenheimer Strategic Bond/VA - Service Shares Sub-Account
Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account
Putnam VT Global Asset Allocation - Class IB Sub-Account
Putnam VT Growth and Income - Class IB Sub-Account
Putnam VT High Yield - Class IB Sub-Account
Putnam VT Income - Class IB Sub-Account
Putnam VT International Equity - Class IB Sub-Account
Putnam VT Investors - Class IB Sub-Account
Putnam VT Money Market - Class IB Sub-Account
Putnam VT New Value - Class IB Sub-Account
Putnam VT Voyager - Class IB Sub-Account
STI Classic Capital Appreciation Sub-Account
STI Classic Growth and Income Sub-Account
STI Classic International Equity Sub-Account
STI Classic Investment Grade Bond Sub-Account
STI Classic Small Cap Value Equity Sub-Account
STI Classic Value Income Stock Sub-Account
Van Kampen LIT Comstock, Class II Sub-Account
Van Kampen LIT Emerging Growth, Class II Sub-Account
Van Kampen LIT Growth and Income, Class II Sub-Account
Van Kampen LIT Money Market, Class II Sub-Account
Van Kampen UIF Emerging Markets Debt, Class II Sub-Account(2)
Van Kampen UIF Equity and Income, Class II Sub-Account(2)
Van Kampen UIF Global Franchise, Class II Sub-Account(2)
Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account(2)
Van Kampen UIF U.S. Real Estate, Class II Sub-Account(2)
                             EXCLUDED
Oppenheimer Global Securities/VA - Service Shares Sub-Account
Putnam VT Vista - Class IB Sub-Account
STI Classic Mid-Cap Equity Sub-Account
Van Kampen LIT Aggressive Growth, Class II Sub-Account
Van Kampen UIF Equity Growth, Class II Sub-Account(2)
Van Kampen UIF Small Company Growth, Class II Sub-Account(2)

1) The Putnam VT Health Sciences - Class IB Sub-Account, the Putnam VT New Opportunities - Class IB Sub-Account, the Putnam VT Research - Class IB Sub-Account, and the Putnam VT Utilities Growth and Income - Class IB Sub-Account which were closed to new investments effective October 1, 2004, are not available with the SureIncome Option. If you add this SureIncome Option to your Contract on or after January 1, 2005, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with the SureIncome Option prior to adding the SureIncome Option to your Contract.

2) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

3) Effective April 29, 2005, the Oppenheimer Bond Fund/VA-Service Shares changed its name to Oppenheimer Core Bond Fund/VA - Service Shares. We have made a corresponding change to the name of the Variable Sub-Account that invests in this Portfolio.


CANCELLATION OF THE SUREINCOME OPTION
You may not cancel the SureIncome Option prior to the 5th calendar year anniversary of the Rider Date. On or after the 5th calendar year anniversary of the Rider Date you may cancel the rider by notifying us in writing in a form satisfactory to us. We reserve the right to extend the date at which time the cancellation may occur to up to the


                                 32  PROSPECTUS

10th calendar year anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a SureIncome Option that was added to your Contract prior to the implementation date of the change.


RIDER TRADE-IN OPTION
We offer a "Rider Trade-In Option" that allows you to cancel your SureIncome Option and immediately add a new Withdrawal Benefit Option ("New SureIncome Option"). We may also offer other Options ("Other New Options") under the Rider Trade-In Option. However, you may only select one Option under this Rider Trade-In Option at the time you cancel your SureIncome Option. Currently, we are also making the TrueReturn Accumulation Benefit Option available at the time of your first utilization of this Rider Trade-In Option so that you have the ability to switch from the SureIncome Option to the TrueReturn Accumulation Benefit Option. We may discontinue offering the TrueReturn Option under the Rider Trade-In Option for New SureIncome Options added in the future at anytime at our discretion.

This Rider Trade-in Option is available provided all of the following conditions are met:

.. The trade-in must occur on or after the 5th calendar year anniversary of the Rider Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th calendar year anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a SureIncome Option that was added to your Contract prior to the implementation date of the change.

.. The New Option will be made a part of your Contract on the date the existing
  Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

.. The New Option must be an Option that we make available for use with this Rider Trade-In Option.

.. The issue requirements and terms and conditions of the New Option must be met as of the date the New Option is made a part of your Contract.

If the New Option is a SureIncome Option, the New Option must provide that the new Benefit Payment be greater than or equal to your current Benefit Payment as of the date the Rider Trade-In Option is exercised, if applicable.

You should consult with your sales representative before trading in your SureIncome Option.


DEATH OF OWNER OR ANNUITANT
If the Owner or Annuitant dies and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provisions of your Contract, then the SureIncome Option will continue unless the Contract Owner (or new Contract Owner) elects to cancel the SureIncome Option. If the SureIncome Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D above, then the SureIncome Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.


TERMINATION OF THE SUREINCOME OPTION
This SureIncome Option will terminate on the earliest of the following to occur:

.. The Benefit Base is reduced to zero;

.. On the Payout Start Date (except if the Contract enters the Withdrawal Benefit
  Payout Phase as defined under the Withdrawal Benefit Payout Phase section);

.. On the date the Contract is terminated;

.. On the date the SureIncome Option is cancelled;

.. On the date we receive a Complete Request for Settlement of the Death
  Proceeds; or

.. On the date the SureIncome Option is replaced with a New Option under the Rider Trade-In Option.


                                 33  PROSPECTUS

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS
--------------------------------------------------------------------------------

You may allocate your purchase payments to up to 52* Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with each Portfolio, please refer to the accompanying prospectuses for the Funds. You should carefully review the Fund prospectuses before allocating amounts to the Variable Sub-Accounts.

*Up to four additional Variable Sub-Accounts may be available depending on the date you purchased your Contract. Please see pages 36-37 for information about Sub-Account and/or Portfolio liquidations, mergers, closures and name changes.


PORTFOLIO:               EACH PORTFOLIO:                INVESTMENT ADVISER:
FTVIP Franklin Growth    Capital appreciation with
and Income Securities    current income as a
Fund - Class 2           secondary goal.
-------------------------------------------------------
FTVIP Franklin Income    To maximize income while      Franklin Advisers, Inc.
Securities Fund - Class  maintaining prospects for
2                        capital appreciation.
-------------------------------------------------------
FTVIP Franklin Large     Capital appreciation
Cap Growth Securities
Fund - Class 2
-------------------------------------------------------
FTVIP Franklin Small     Long-term total return.       Franklin Advisory
Cap Value Securities                                   Services, LLC
Fund - Class 2
-------------------------------------------------------------------------------
FTVIP Franklin U.S.      Income                        Franklin Advisers, Inc.
Government Fund - Class
2
                                                       ------------------------
FTVIP Mutual Shares      Capital appreciation with     Franklin Mutual
Securities Fund - Class  income as a secondary goal    Advisers, LLC
2
                                                       ------------------------
FTVIP Templeton          Long-term capital             Templeton Asset
Developing Markets       appreciation.                 Management Ltd.
Securities Fund - Class
2
-------------------------------------------------------------------------------
FTVIP Templeton Foreign  Long-term capital growth.     Templeton Investment
Securities Fund - Class                                Counsel, LLC
2
-------------------------------------------------------------------------------
Lord Abbett Series Fund  Long-term growth of capital
- All Value Portfolio    and income without excessive
                         fluctuations in market value
-------------------------------------------------------
Lord Abbett Series Fund  High current income and the
- Bond-Debenture         opportunity for capital
Portfolio                appreciation to produce a
                         high total return
-------------------------------------------------------Lord, Abbett & Co. LLC
Lord Abbett Series Fund  Long-term growth of capital
- Growth and Income      and income without excessive
Portfolio                fluctuations in market value
-------------------------------------------------------
Lord Abbett Series Fund  Capital appreciation
- Growth Opportunities
Portfolio
-------------------------------------------------------
Lord Abbett Series Fund  Capital appreciation through
- Mid-Cap Value          investments, primarily in
Portfolio                equity securities, which are
                         believed to be undervalued
                         in the marketplace
-------------------------------------------------------------------------------


                                 34  PROSPECTUS

Oppenheimer Aggressive   Capital appreciation by
Growth Fund/VA -         investing in ''growth type''
Service Shares           companies.
-------------------------------------------------------
Oppenheimer Balanced     A high total investment
Fund/VA - Service        return, which includes
Shares                   current income and capital
                         appreciation in the value of
                         its shares.
Oppenheimer Core Bond    High level of current
Fund/VA - Service        income. As a secondary
Shares/(1)/              objective, the Portfolio
                         seeks capital appreciation
                         when consistent with its
                         primary objective.
                         ------------------------------
Oppenheimer Capital      Capital appreciation by
Appreciation Fund/VA -   investing in securities of
Service Shares           well-known, established
                         companies.
                         ------------------------------OppenheimerFunds, Inc.
Oppenheimer Global       Long-term capital
Securities Fund/VA -     appreciation by investing a
Service Shares           substantial portion of
                         assets in securities of
                         foreign issuers, growth-type
                         companies, cyclical
                         industries and special
                         situations that are
                         considered to have
                         appreciation possibilities.
Oppenheimer High Income  A high level of current
Fund/VA - Service        income from investment in
Shares                   high-yield fixed-income
                         securities.
-------------------------------------------------------
Oppenheimer Main Street  High total return (which
Fund(R)/VA - Service     includes growth in the value
Shares                   of its shares as well as
                         current income) from equity
                         and debt securities.
Oppenheimer Main Street  Capital appreciation.
Small Cap Fund(R)/VA -
Service Shares
--------------------------------------------------------
Oppenheimer Strategic    A high level of current
Bond Fund/VA - Service   income principally derived
Shares                   from interest on debt
                         securities.
------------------------------------------------------------------------------
Putnam VT Global Asset   A high level of long-term
Allocation Fund - Class  total return consistent with
IB                       preservation of capital.

-------------------------------------------------------
Putnam VT Growth and     Capital growth and current
Income Fund - Class IB   income.
-------------------------------------------------------
Putnam VT Health         Capital appreciation.
Sciences Fund - Class
IB/(2)/
-------------------------------------------------------
Putnam VT High Yield     High current income. Capital
Fund - Class IB          growth is a secondary goal
                         when consistent with
                         achieving high current
                         income.
-------------------------------------------------------
Putnam VT Income Fund -  High current income
Class IB                 consistent with what Putnam
                         Management believes to be
                         prudent risk.                 Putnam Investment
-------------------------------------------------------Management, LLC
Putnam VT International  Capital appreciation.         ("Putnam Management")
Equity Fund - Class IB
-------------------------------------------------------
Putnam VT Investors      Long-term growth of capital
Fund - Class IB          and any increased income
                         that results from this
                         growth.
-------------------------------------------------------
Putnam VT Money Market   As high a rate of current
Fund - Class IB          income as Putnam Management
                         believes is consistent with
                         preservation of capital and
                         maintenance of liquidity.
-------------------------------------------------------
Putnam VT New            Long-term capital
Opportunities Fund -     appreciation.
Class IB/(2)/
-------------------------------------------------------
Putnam VT New Value      Long-term capital
Fund - Class IB          appreciation.
-------------------------------------------------------
Putnam VT Research Fund  Capital appreciation.
- Class IB/(2)/
-------------------------------------------------------
Putnam VT The George     To provide a balanced
Putnam Fund of Boston -  investment composed of a
Class IB                 well diversified portfolio
                         of value stocks and bonds,
                         which produce both capital
                         growth and current income.
Putnam VT Utilities      Capital growth and current
Growth and Income Fund   income.
- Class IB/(2)/
-------------------------------------------------------
Putnam VT Vista Fund -   Capital appreciation.
Class IB
-------------------------------------------------------
Putnam VT Voyager Fund   Capital appreciation.
- Class IB
-------------------------------------------------------------------------------

                                 35  PROSPECTUS


STI Classic Capital      Capital appreciation
Appreciation Fund
-------------------------------------------------------
STI Classic Growth and   Long-term capital
Income Fund              appreciation with the
                         secondary goal of current
                         income
-------------------------------------------------------
STI Classic              Long-term capital
International Equity     appreciation                  Trusco Capital
Fund                                                   Management, Inc.
-------------------------------------------------------
STI Classic Investment   High total return through
Grade Bond Fund          current income and capital
                         appreciation, while
                         preserving the principal
                         amount invested
-------------------------------------------------------
STI Classic Mid-Cap      Capital appreciation
Equity Fund
-------------------------------------------------------
STI Classic Small Cap    Capital appreciation with
Value Equity Fund        the secondary goal of
                         current income
-------------------------------------------------------
STI Classic Value        Current income with the
Income Stock Fund        secondary goal of capital
                         appreciation
-------------------------------------------------------------------------------
Van Kampen LIT           Capital growth
Aggressive Growth
Portfolio, Class II
Van Kampen LIT Comstock  Capital growth and income
Portfolio, Class II      through investments in
                         equity securities, including
                         common stocks, preferred
                         stocks and securities
                         convertible into common and   Van Kampen Asset
                         preferred stocks.             Management
Van Kampen LIT Emerging  Capital appreciation.
Growth Portfolio, Class
II
Van Kampen LIT Growth    Long-term growth of capital
and Income Portfolio,    and income.
Class II
-------------------------------------------------------
Van Kampen LIT Money     Protection of capital and
Market Portfolio, Class  high current income through
II                       investments in money market
                         instruments.                  ------------------------
Van Kampen UIF Emerging  High total return by
Markets Debt Portfolio,  investing primarily in fixed
Class II                 income securities of
                         government and
                         government-related issuers
                         and, to a lesser extent, of
                         corporate issuers in
                         emerging market countries.
Van Kampen UIF Equity    Capital appreciation and
and Income Portfolio,    current income
Class II
-------------------------------------------------------
Van Kampen UIF Equity    Long-term capital
Growth Portfolio, Class  appreciation by investing
II                       primarily in growth-oriented
                         equity securities of large
                         capitalization companies
------------------------------------------------------- Van Kampen/(3)/
Van Kampen UIF Small     Long-term capital
Company Growth           appreciation by investing
Portfolio, Class II      primarily in growth-oriented
                         equity securities of small
                         companies.
-------------------------------------------------------
Van Kampen UIF Global    Long-term capital
Franchise Portfolio,     appreciation
Class II
-------------------------------------------------------
Van Kampen UIF U.S. Mid  Above-average total return
Cap Value Portfolio,     over a market cycle of three
Class II                 to five years by investing
                         in common stocks and other
                         equity securities
-------------------------------------------------------
Van Kampen UIF U.S.      Above average current income
Real Estate Portfolio,   and long-term capital
Class II                 appreciation by investing
                         primarily in equity
                         securities of companies in
                         the U.S. real estate
                         industry, including real
                         estate investment trusts
-------------------------------------------------------------------------------

(1) Effective April 29, 2005, the Oppenheimer Bond Fund/VA-Service Shares changed its name to Oppenheimer Core Bond Fund/VA - Service Shares.

(2) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income
  - Class IB Sub-Account are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts, you may continue your investment. If, prior to October 1, 2004, you


                                 36  PROSPECTUS
  enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances as Van Kampen.

AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF THE PORTFOLIOS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE INVESTMENT RISK THAT THE PORTFOLIOS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES. SHARES OF THE PORTFOLIOS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.



VARIABLE INSURANCE PORTFOLIOS MIGHT NOT BE MANAGED BY THE SAME PORTFOLIO MANAGERS WHO MANAGE RETAIL MUTUAL FUNDS WITH SIMILAR NAMES. THESE PORTFOLIOS ARE LIKELY TO DIFFER FROM SIMILARLY NAMED RETAIL FUNDS IN ASSETS, CASH FLOW, AND TAX MATTERS. ACCORDINGLY, THE HOLDINGS AND RESULTS OF A VARIABLE INSURANCE PORTFOLIO CAN BE EXPECTED TO BE HIGHER OR LOWER THAN THE INVESTMENT RESULTS OF A SIMILARLY NAMED RETAIL MUTUAL FUND.




INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT OPTIONS
--------------------------------------------------------------------------------

You may allocate all or a portion of your purchase payments to the Fixed Account Options. The Fixed Account Options we offer include the DOLLAR COST AVERAGING FIXED ACCOUNT OPTION, the STANDARD FIXED ACCOUNT OPTION, and the MARKET VALUE ADJUSTED FIXED ACCOUNT OPTION. We may offer additional Fixed Account Options in
the future. Some Options are not available in all states.   In addition,
Allstate Life may limit the availability of some Fixed Account Options. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to the Fixed Account does not entitle you to share in the investment experience of the Fixed Account.


DOLLAR COST AVERAGING FIXED ACCOUNT OPTION
The Dollar Cost Averaging Fixed Account Option ("DCA Fixed Account Option") is one of the investment alternatives that you can use to establish a Dollar Cost Averaging Program, as described on page 42.

This option allows you to allocate purchase payments to the Fixed Account that will then automatically be transferred, along with interest, in equal monthly installments to the investment alternatives that you have selected. In the future, we may offer other installment frequencies in our discretion. Each purchase payment allocated to the DCA Fixed Account Option must be at least $500.

At the time you allocate a purchase payment to the DCA Fixed Account Option, you
must specify the term length over which the transfers are to take place.   We
use the term "TRANSFER PERIOD ACCOUNT" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. You establish a new Transfer Period Account each time you allocate a purchase payment to the DCA Fixed Account Option. We currently offer term lengths from which you may select for your Transfer Period Account(s), ranging from 3 to 12 months. We may modify or eliminate the term lengths we offer in the future. Refer to Appendix A for more information.

Your purchase payments will earn interest while in the DCA Fixed Account Option at the interest rate in effect at the time of the allocation, depending on the term length chosen for the Transfer Period Account and the type of Contract you have. The interest rates may also differ from those available for other Fixed Account Options. The minimum interest rate associated with the DCA Fixed Account Option is based upon state requirements and the date an application to purchase a Contract is signed. The minimum interest rate will not change after Contract issue.

You must transfer all of your money, plus accumulated interest, out of a Transfer Period Account to other investment alternatives in equal monthly installments during the term of the Transfer Period Account. We reserve the right to restrict the investment alternatives available for transfers from any Transfer Period Account. You may not transfer money from the Transfer Period Account to any of the Fixed Account Options available under your Contract.The first transfer will occur on the next Valuation Date after you establish a Transfer Period Account. If we do not receive an allocation instruction from you when we receive the purchase payment, we will


                                 37  PROSPECTUS
transfer each installment to the Putnam VT Money Market Variable Sub-Account until we receive a different allocation instruction. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Putnam VT Money Market Variable Sub-Account unless you request a different investment alternative. Transferring Contract Value to the Putnam VT Money Market Variable Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page 42.

If you discontinue the DCA Fixed Account Option before the expiration of a Transfer Period Account, we will transfer any remaining amount in the Transfer Period Account to the Putnam VT Money Market Variable Sub-Account unless you request a different investment alternative.

You may not transfer money into the DCA Fixed Account Option or add to an existing Transfer Period Account. You may not use the Automatic Additions Program to allocate purchase payments to the DCA Fixed Account Option.

The DCA Fixed Account Option currently is not available if you have selected the ALLSTATE ADVISOR PREFERRED CONTRACT WITH NO WITHDRAWAL CHARGE OPTION.

The DCA Fixed Account Option may not be available in your state. Please check with your representative for availability.


STANDARD FIXED ACCOUNT OPTION
You may allocate purchase payments or transfer amounts into the Standard Fixed Account Option. Each such allocation establishes a "GUARANTEE PERIOD ACCOUNT" within the Standard Fixed Account Option ("Standard Fixed Guarantee Period Account"), which is defined by the date of the allocation and the length of the initial interest rate guarantee period ("STANDARD FIXED GUARANTEE PERIOD"). You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer allocated to a Standard Fixed Guarantee Period Account must be at least $500.

At the time you allocate a purchase payment or transfer amount to the Standard Fixed Account Option, you must select the Guarantee Period for that allocation from among the available Standard Fixed Guarantee Periods. For Allstate Advisor Contracts, we currently offer Standard Fixed Guarantee Periods of 1, 3, 5 and 7 years in length. For Allstate Advisor Preferred Contracts, we currently are not offering the Standard Fixed Account Option. Refer to Appendix A for more information. We may offer other Guarantee Periods in the future. If you allocate a purchase payment to the Standard Fixed Account Option, but do not select a Standard Fixed Guarantee Period for the new Standard Fixed Guarantee Period Account, we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account with the same Standard Fixed Guarantee Period as the Standard Fixed Guarantee Period Account of your most recent purchase payment or transfer. If we no longer offer that Standard Fixed Guarantee Period, then we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account with the next shortest term currently offered. If you have not made a prior allocation to a Guarantee Period Account, then we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account of the shortest Standard Fixed Guarantee Period we are offering at that time.

Some Standard Fixed Guarantee Periods are not available in all states. Please check with your representative for availability.

The amount you allocate to a Standard Fixed Guarantee Period Account will earn interest at the interest rate in effect for that Standard Fixed Guarantee Period at the time of the allocation. Interest rates may differ depending on the type of Contract you have and may also differ from those available for other Fixed Account Options. The minimum interest rate associated with the Standard Fixed Account Option is based upon state requirements and the date an application to purchase a Contract is signed. The minimum interest rate will not change after Contract issue.

In any Contract Year, the combined amount of withdrawals and transfers from a Standard Fixed Guarantee Period Account may not exceed 30% of the amount used to establish that Standard Fixed Guarantee Period Account. This limitation is waived if you withdraw your entire Contract Value. It is also waived for amounts in a Standard Fixed Guarantee Period Account during the 30 days following its renewal date ("30-DAY WINDOW"), described below, and for a single withdrawal made by your surviving spouse within one year of continuing the Contract after your death.

Amounts under the 30% limit that are not withdrawn in a Contract Year do not carry over to subsequent Contract Years.

At the end of a Standard Fixed Guarantee Period and each year thereafter, we will declare a renewal interest rate that will be guaranteed for 1 year. Subsequent renewal dates will be on the anniversaries of the first renewal date. Prior to a renewal date, we will send you a notice that will outline the options available to you. During the 30-Day Window following the expiration of a Standard Fixed Guarantee Period Account, the 30% limit for transfers and withdrawals from that Guarantee Period Account is waived and you may elect to:

.. transfer all or part of the money from the Standard Fixed Guarantee Period
  Account to establish a new Guarantee Period Account within the Standard Fixed Account Option or the Market Value Adjusted Fixed Account Option, if available; or


                                 38  PROSPECTUS

.. transfer all or part of the money from the Standard Fixed Guarantee Period
  Account to other investment alternatives available at the time; or

.. withdraw all or part of the money from the Standard Fixed Guarantee Period
  Account. Withdrawal charges and taxes may apply.

Withdrawals taken to satisfy IRS minimum distribution rules will count against the 30% limit. The 30% limit will be waived for a Contract Year to the extent that:

.. you have already exceeded the 30% limit and you must still make a withdrawal during that Contract Year to satisfy IRS minimum distribution rules; or

.. you have not yet exceeded the 30% limit but you must make a withdrawal during that Contract Year to satisfy IRS minimum distribution rules, and such withdrawal will put you over the 30% limit.

The money in the Standard Fixed Guarantee Period Account will earn interest at the declared renewal rate from the renewal date until the date we receive notification of your election. If we receive notification of your election to make a transfer or withdrawal from a renewing Standard Fixed Guarantee Period Account on or before the renewal date, the transfer or withdrawal will be deemed to have occurred on the renewal date. If we receive notification of your election to make a transfer or withdrawal from the renewing Standard Fixed Guarantee Period Account after the renewal date, but before the expiration of the 30-Day Window, the transfer or withdrawal will be deemed to have occurred on the day we receive such notice. Any remaining balance not withdrawn or transferred from the renewing Standard Fixed Guarantee Period Account will continue to earn interest until the next renewal date at the declared renewal rate. If we do not receive notification from you within the 30-Day Window, we will assume that you have elected to renew the Standard Fixed Guarantee Period Account and the amount in the renewing Standard Fixed Guarantee Period Account will continue to earn interest at the declared renewal rate until the next renewal date, and will be subject to all restrictions of the Standard Fixed Account Option.

The Standard Fixed Account Option currently is not available with the ALLSTATE ADVISOR PREFERRED CONTRACT.


MARKET VALUE ADJUSTED FIXED ACCOUNT OPTION
You may allocate purchase payments or transfer amounts into the Market Value Adjusted Fixed Account Option. Each such allocation establishes a Guarantee Period Account within the Market Value Adjusted Fixed Account Option ("Market Value Adjusted Fixed Guarantee Period Account"), which is defined by the date of the allocation and the length of the initial interest rate guarantee period ("MARKET VALUE ADJUSTED FIXED GUARANTEE PERIOD"). You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer allocated to a Market Value Adjusted Fixed Guarantee Period Account must be at least $500.

At the time you allocate a purchase payment or transfer amount to the Market Value Adjusted Fixed Account Option, you must select the Guarantee Period for that allocation from among the Guarantee Periods available for the Market Value Adjusted Fixed Account Option ("Market Value Adjusted Fixed Guarantee Periods"). We currently offer Market Value Adjusted Fixed Guarantee Periods of 3, 5, 7, and 10 years. Refer to Appendix A for more information. We may offer other Guarantee
Periods in the future.   If you allocate a purchase payment to the Market Value
Adjusted Fixed Account Option, but do not select a Market Value Adjusted Fixed Guarantee Period for the new Market Value Adjusted Fixed Guarantee Period Account, we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period as the Market Value Adjusted Fixed Guarantee Period Account of your most recent purchase payment or transfer. If we no longer offer that Market Value Adjusted Fixed Guarantee Period, then we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account with the next shortest term currently offered. If you have not made a prior allocation to a Market Value Adjusted Fixed Guarantee Period Account, then we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account of the shortest Market Value Adjusted Fixed Guarantee Period we are offering at that time. The Market Value Adjusted Fixed Account Option is not available in all states. Please check with your representative for availability.

The amount you allocate to a Market Value Adjusted Fixed Guarantee Period Account will earn interest at the interest rate in effect for that Market Value Adjusted Fixed Guarantee Period at the time of the allocation. Interest rates may differ depending on the type of Contract you have and may also differ from those available for other Fixed Account Options.

Withdrawals and transfers from a Market Value Adjusted Fixed Guarantee Period Account may be subject to a Market Value Adjustment. A Market Value Adjustment may also apply to amounts in the Market Value Adjusted Fixed Account Option if we pay Death Proceeds or if the Payout Start Date begins on a day other than during the 30-day period after such Market Value Adjusted Fixed Guarantee Period Account expires ("30-Day MVA Window"). We will not make a Market Value Adjustment if you make a transfer or withdrawal during the 30-Day MVA Window.

We apply a Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Market Value Adjusted Fixed Guarantee Period Account to the time the money is taken out of that Market Value Adjusted Fixed Guarantee Period Account


                                 39  PROSPECTUS
under the circumstances described above. We use the U.S. Treasury Note Constant Maturity Yields as reported in Federal Reserve Board Statistical Release H.15 ("TREASURY RATE") to calculate the Market Value Adjustment. We do so by comparing the Treasury Rate for a maturity equal to the Market Value Adjusted Fixed Guarantee Period at the time the Market Value Adjusted Fixed Guarantee Period Account is established with the Treasury Rate for the same maturity at the time the money is taken from the Market Value Adjusted Fixed Guarantee Period Account.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates have increased since the establishment of a Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment, together with any applicable withdrawal charges, premium taxes, and income tax withholdings could reduce the amount you receive upon full withdrawal from a Market Value Adjusted Fixed Guarantee Period Account to an amount less than the purchase payment used to establish that Market Value Adjusted Fixed Guarantee Period Account.

Generally, if at the time you establish a Market Value Adjusted Fixed Guarantee Period Account, the Treasury Rate for a maturity equal to that Market Value Adjusted Fixed Guarantee Period is higher than the applicable Treasury Rate at the time money is to be taken from the Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment will be positive. Conversely, if at the time you establish a Market Value Adjusted Fixed Guarantee Period Account, the applicable Treasury Rate is lower than the applicable Treasury Rate at the time the money is to be taken from the Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment will be negative.

For example, assume that you purchase a Contract and allocate part of the initial purchase payment to the Market Value Adjusted Fixed Account Option to establish a 5-year Market Value Adjusted Fixed Guarantee Period Account. Assume that the 5-year Treasury Rate at that time is 4.50%. Next, assume that at the end of the 3rd year, you withdraw money from the Market Value Adjusted Fixed Guarantee Period Account. If, at that time, the 5-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive. Conversely, if the 5-year Treasury Rate at that time is 4.80%, then the Market Value Adjustment will be negative.

The formula used to calculate the Market Value Adjustment and numerical examples illustrating its application are shown in Appendix B of this prospectus.

At the end of a Market Value Adjusted Fixed Guarantee Period, the Market Value Adjusted Fixed Guarantee Period Account expires and we will automatically transfer the money from such Guarantee Period Account to establish a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period, unless you notify us otherwise. The new Market Value Adjusted Fixed Guarantee Period Account will be established as of the day immediately following the expiration date of the expiring Market Value Adjusted Guarantee Period Account ("New Account Start Date.") If the Market Value Adjusted Fixed Guarantee Period is no longer being offered, we will establish a new Market Value Adjusted Fixed Guarantee Period Account with the next shortest Market Value Adjusted Fixed Guarantee Period available. Prior to the expiration date, we will send you a notice, which will outline the options available to you. During the 30-Day MVA Window a Market Value Adjustment will not be applied to transfers and withdrawals from the expiring Market Value Adjusted Fixed Guarantee Period Account and you may elect to:

.. transfer all or part of the money from the Market Value Adjusted Fixed
  Guarantee Period Account to establish a new Guarantee Period Account within the Standard Fixed Account Option or the Market Value Adjusted Fixed Account Option, if available; or

.. transfer all or part of the money from the Market Value Adjusted Fixed
  Guarantee Period Account to other investment alternatives available at the time; or

.. withdraw all or part of the money from the Market Value Adjusted Fixed
  Guarantee Period Account. Withdrawal charges and taxes may apply.

The money in the Market Value Adjusted Fixed Guarantee Period Account will earn interest at the interest rate declared for the new Market Value Adjusted Fixed Guarantee Period Account from the New Account Start Date until the date we receive notification of your election. If we receive notification of your election to make a transfer or withdrawal from an expiring Market Value Adjusted Fixed Guarantee Period Account on or before the New Account Start Date, the transfer or withdrawal will be deemed to have occurred on the New Account Start Date. If we receive notification of your election to make a transfer or withdrawal from the expiring Market Value Adjusted Fixed Guarantee Period Account after the New Account Start Date, but before the expiration of the 30-Day MVA Window, the transfer or withdrawal will be deemed to have occurred on the day we receive such notice. Any remaining balance not withdrawn or transferred will earn interest for the term of the new Market Value Adjusted Fixed Guarantee Period Account, at the interest rate declared for such Account. If we do not receive notification from you within the 30-Day Window, we will assume that you have elected to transfer the amount in the expiring Market Value Adjusted Fixed Guarantee Period Account to establish a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period, and the amount in the new Market Value Adjusted Fixed Guarantee Period Account will continue to earn interest at the interest rate declared for the new Market Value Adjusted Fixed Guarantee Period


                                 40  PROSPECTUS

Account, and will be subject to all restrictions of the Market Value Adjusted Fixed Account Option. If we no longer offer that Market Value Adjusted Fixed Guarantee Period, the Market Value Adjusted Fixed Guarantee Period for the new Market Value Adjusted Fixed Guarantee Period Account will be the next shortest term length we offer for the Market Value Adjusted Fixed Account Option at that time, and the interest rate will be the rate declared by us at that time for such term.


INVESTMENT ALTERNATIVES: TRANSFERS
--------------------------------------------------------------------------------


TRANSFERS DURING THE ACCUMULATION PHASE
During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may not transfer Contract Value to the DCA Fixed Account Option or add to an existing Transfer Period Account. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below.

You may make up to 12 transfers per Contract Year without charge. A transfer fee equal to 1.00% of the amount transferred applies to each transfer after the 12th transfer in any Contract Year. This fee may be changed, but in no event will it exceed 2.00% of the amount transferred. Multiple transfers on a single Valuation Date are considered a single transfer for purposes of assessing the transfer fee. If you added the TrueReturn or SureIncome Option to your Contract, certain restrictions on transfers apply. See the "TrueReturn/SM/ Accumulation Benefit Option" and "SureIncome Withdrawal Benefit Option" sections of this prospectus for more information.

The minimum amount that you may transfer from the Standard Fixed Account Option, Market Value Adjusted Fixed Account Option or a Variable Sub-Account is $100 or the total remaining balance in the Standard Fixed Account Option, Market Value Adjusted Fixed Account Option or the Variable Sub-Account, if less. These limitations do not apply to the DCA Fixed Account Option. The total amount that you may transfer or withdraw from a Standard Fixed Guarantee Period Account in a Contract Year is 30% of the amount used to establish that Guarantee Period Account. See "Standard Fixed Account Option". The minimum amount that can be transferred to the Standard Fixed Account Option and the Market Value Adjusted Fixed Account Option is $500.

We will process transfer requests that we receive before 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 3:00 p.m. on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account Options for up to 6 months from the date we receive your request. If we decide to postpone transfers from any Fixed Account Option for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

We reserve the right to waive any transfer restrictions.


TRANSFERS DURING THE PAYOUT PHASE
During the Payout Phase, you may make transfers among the Variable Sub-Accounts so as to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. You may make up to 12 transfers per Contract Year within each Income Plan. You may not convert any portion of your fixed income payments into variable income payments. You may not make transfers among Income Plans. You may make transfers from the variable income payments to the fixed income payments to increase the proportion of your income payments consisting of fixed income payments, unless you have selected the Income Protection Benefit Option.


TELEPHONE OR ELECTRONIC TRANSFERS
You may make transfers by telephone by calling 1-800-203-0068. The cut off time for telephone transfer requests is 3:00 p.m. Central Time. In the event that the New York Stock Exchange closes early, i.e., before 3:00 p.m. Central Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received from you at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange. If you own the Contract with a joint Contract Owner, unless we receive contrary instructions, we will accept instructions from either you or the other Contract Owner.

We may suspend, modify or terminate the telephone transfer privilege, as well as any other electronic or automated means we previously approved, at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.


MARKET TIMING & EXCESSIVE TRADING
The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which


                                 41  PROSPECTUS
can impair Portfolio performance and adversely affect your Contract Value. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Portfolio, we will impose the trading limitations as described below under "Trading Limitations." Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable Sub-Accounts, because our procedures involve the exercise of reasonable judgment, we may not identify or prevent some market timing or excessive trading. Moreover, imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity. Therefore, our policies and procedures do not prevent such trading activity before it is detected. As a result, some investors may be able to engage in market timing and excessive trading, while others are prohibited, and the portfolio may experience the adverse effects of market timing and excessive trading described above.


TRADING LIMITATIONS
We reserve the right to limit transfers among the investment alternatives in any Contract year, or to refuse any transfer request, if:

.. we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

.. we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

.. the total dollar amount being transferred, both in the aggregate and in the transfer request;

.. the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a Variable Sub-Account in a short period of time can constitute market timing);

.. whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain Variable Sub-Account underlying Portfolios that we have identified as being susceptible to market timing activities;

.. whether the manager of the underlying Portfolio has indicated that the transfers interfere with Portfolio management or otherwise adversely impact the Portfolio; and

.. the investment objectives and/or size of the Variable Sub-Account underlying
  Portfolio.

We seek to apply these trading limitations uniformly. However, because these determinations involve the exercise of discretion, it is possible that we may not detect some market timing or excessive trading activity. As a result, it is possible that some investors may be able to engage in market timing or excessive trading activity, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.

If we determine that a Contract Owner has engaged in market timing or excessive trading activity, we will restrict that Contract Owner from making future additions or transfers into the impacted Variable Sub-Account(s). If we determine that a Contract Owner has engaged in a pattern of market timing or excessive trading activity involving multiple Variable Sub-Accounts, we will also require that all future transfer requests be submitted through regular U.S. mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery.

In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.


SHORT TERM TRADING FEES
We reserve the right to assess short-term trading fees in connection with transfers from Variable Sub-Accounts that occur within a certain number of days following the date of allocation to the Variable Sub-Accounts. Such fees may vary by Variable Sub-Account, but will only apply to those Variable Sub-Accounts corresponding to underlying mutual funds that assess such fees.


DOLLAR COST AVERAGING PROGRAM
Through our Dollar Cost Averaging Program, you may automatically transfer a fixed dollar amount on a regular basis from any Variable Sub-Account or any Fixed Account Option to any of the other Variable Sub-

                                 42  PROSPECTUS

Accounts. You may not use the Dollar Cost Averaging Program to transfer amounts to the Fixed Account Options. This program is available only during the Accumulation Phase.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market. Call or write us for instructions on how to enroll.


AUTOMATIC PORTFOLIO REBALANCING PROGRAM
Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account quarterly, semi-annually, or annually. We will measure these periods according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your written or telephone request. We are not responsible for rebalancing that occurs prior to receipt of proper notice of your request.

Example:

  Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the Putnam VT Income Variable Sub-Account and 60% to be in the Oppenheimer Aggressive Growth Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the Putnam VT Income Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings in a Contract or Contracts rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the Putnam VT Income Variable Sub-Account for the appropriate Contract(s) and use the money to buy more units in the Oppenheimer Aggressive Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The transfers made under the program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee. Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.


EXPENSES
--------------------------------------------------------------------------------

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.


CONTRACT MAINTENANCE CHARGE
During the Accumulation Phase, on each Contract Anniversary, we will deduct a $30 contract maintenance charge from your assets invested in the Putnam VT Money Market Variable Sub-Account. If there are insufficient assets in that Variable Sub-Account, we will deduct the balance of the charge proportionally from the other Variable Sub-Accounts. We also will deduct this charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is to compensate us for the cost of administering the Contracts and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies. We cannot increase the charge. We will waive this charge:

.. for the remaining term of the Contract once your total purchase payments to the Contract equal $50,000 or more; or

.. for a Contract Anniversary, if on that date, your entire Contract Value is allocated to the Fixed Account Options, or after the Payout Start Date, if all income payments are fixed income payments.

We also reserve the right to waive this charge if you own more than one Contract and the Contracts meet certain minimum dollar amount requirements. In addition, we reserve the right to waive this charge for all Contracts.

ADMINISTRATIVE EXPENSE CHARGE
We deduct an administrative expense charge daily at an annual rate of 0.19% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that

                                 43  PROSPECTUS
exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We may increase this charge for Contracts issued in the future, but in no event will it exceed 0.35%. We guarantee that after your Contract is issued we will not increase this charge for your Contract.


MORTALITY AND EXPENSE RISK CHARGE
We deduct a mortality and expense risk charge daily from the net assets you have invested in the Variable Sub-Accounts. We assess mortality and expense risk charges during the Accumulation and Payout Phases of the Contract, except as noted below. The annual mortality and expense risk charge for the Contracts without any optional benefit are as follows:

ALLSTATE ADVISOR                             1.10%
---------------------------------------------------
ALLSTATE ADVISOR PREFERRED
(5-YEAR WITHDRAWAL CHARGE OPTION)            1.40%
---------------------------------------------------
ALLSTATE ADVISOR PREFERRED
(3-YEAR WITHDRAWAL CHARGE OPTION)            1.50%
---------------------------------------------------
ALLSTATE ADVISOR PREFERRED                   1.60%
(NO WITHDRAWAL CHARGE OPTION)
---------------------------------------------------


The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will not be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional amount for the optional benefits to compensate us for the additional risk that we accept by providing these options.

You will pay additional mortality and expense risk charges if you add any optional benefits to your Contract. The additional mortality and expense risk charge you pay will depend upon which of the options you select:

.. MAV Death Benefit Option: The current mortality and expense risk charge for this option is 0.20%. This charge may be increased, but will never exceed 0.30%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. We deduct the charge for this option only during the Accumulation Phase.

.. Enhanced Beneficiary Protection (Annual Increase) Option: The current mortality and expense risk charge for this option is 0.30%. This charge will
  never exceed 0.30%.   We guarantee that we will not increase the mortality and
  expense risk charge for this option after you have added it to your Contract. We deduct the charge for this option only during the Accumulation Phase.

.. Earnings Protection Death Benefit Option: The current mortality and expense risk charge for this option is:

  . 0.25% (maximum of 0.35%) if the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date;

  . 0.40% (maximum of 0.50%) if the oldest Contract Owner or oldest Annuitant is age 71 or older and both are age 79 or younger on the Rider Application Date.

The charges may be increased but they will never exceed the maximum charges shown above. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. However, if your spouse elects to continue the Contract in the event of your death and if he or she elects to continue the Earnings Protection Death Benefit Option, the charge will be based on the ages of the oldest new Contract Owner and the oldest Annuitant at the time the Contract is continued. Refer to the Death Benefit
Payments provision in this prospectus for more information.   We deduct the
charge for this option only during the Accumulation Phase.

.. Income Protection Benefit Option: The current mortality and expense risk charge for this option is 0.50%. This charge may be increased, but will never exceed 0.75%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. The charge will be deducted only during the Payout Phase.


TRUERETURN/SM/ ACCUMULATION BENEFIT OPTION FEE
We charge a separate annual Rider Fee for the TrueReturn Option. The current annual Rider Fee is 0.50% of the Benefit Base. We deduct the Rider Fee on each Contract Anniversary during the Rider Period or until you terminate the Option, if earlier. We reserve the right to increase the Rider Fee to up to 1.25%. We currently charge the same Rider Fee regardless of the Rider Period and Guarantee Option you select, however we reserve the right to charge different fees for different Rider Periods and Guarantee Options in the future. However, once we issue your Option, we cannot change the Rider Fee that applies to your Contract. If you elect to exercise the Rider Trade-In Option, the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Option at the time of trade-in.

The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro rata basis in the proportion that your value in each Variable Sub-Account bears to your total value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If you terminate this Option prior


                                 44  PROSPECTUS
to the Rider Maturity Date on a date other than a Contract Anniversary, we will deduct an entire Rider Fee from your Contract Value on the date the Option is terminated. However, if the Option is terminated due to death of the Contract Owner or Annuitant, we will not charge a Rider Fee unless the date we receive a Complete Request for Settlement of the Death Proceeds is also a Contract Anniversary. If the Option is terminated on the Payout Start Date, we will not charge a Rider Fee unless the Payout Start Date is also a Contract Anniversary. Additionally, if you elect to exercise the Rider Trade-In Option and cancel the Option on a date other than a Contract Anniversary, we will not deduct a Rider Fee on the date the Option is terminated. Refer to the "TrueReturn/SM/ Accumulation Benefit Option" section of this prospectus for more information.


SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION FEE AND SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION FOR CUSTODIAL INDIVIDUAL RETIREMENT ACCOUNTS FEE We charge a separate annual Rider Fee for both the Spousal Protection Benefit (Co-Annuitant) Option and Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts. The current annual Rider Fee is 0.10% of the Contract Value for either Option. This applies to all new Options added on or after January 1, 2005. For Options added prior to January 1, 2005, there is no charge associated with the Options. We deduct the Rider Fee on each Contract Anniversary up to and including the date you terminate the Option. We reserve the right to increase the annual Rider Fee to up to 0.15% of the Contract Value. We reserve the right to charge different Rider Fees for new Spousal Protection Benefit (Co-Annuitant) Options and/ or new Spousal Protection Benefit (Co-Annuitant) Options for Custodial Individual Retirement Accounts we offer in the future. Once we issue your Option, we cannot change the Rider Fee that applies to your Contract.

The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro-rata basis in the proportion that your value in each Variable Sub-Account bears to your total value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If, at the time the Rider Fee is deducted, the Rider Fee exceeds the total value in all Variable Sub-Accounts, the excess of the Rider Fee over the total value in all Variable Sub-Accounts will be waived.

The first Rider Fee will be deducted on the first Contract Anniversary following the Rider Date. A Rider Fee will be deducted on each subsequent Contract Anniversary up to and including the date the Option is terminated. We will not charge a Rider Fee on the date the Option is terminated, on a date other than the Contract Anniversary, if the Option is terminated on the Payout Start Date or due to death of the Contract Owner or Annuitant.

For the first Contract Anniversary following the Rider Date, the Rider Fee is equal to the number of months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.10%, with the result multiplied by the Contract Value as of the first Contract Anniversary. For subsequent Contract Anniversaries, the Rider Fee is equal to 0.10% multiplied by the Contract Value as of that Contract Anniversary. If you terminate this Option on a date other than a Contract Anniversary, we will deduct a Rider Fee. The Rider Fee will be pro-rated to cover the period from the last Contract Anniversary to the date of termination, or if you terminate this Option during the first Benefit Year, from the Rider Date to the date of termination. The pro-rated Rider Fee will be equal to the number of full months from the Contract Anniversary to the date of termination, or if you terminate this Option during the first Contract Year after adding the Option, the number of full months from the Rider Date to the date of termination, divided by twelve, multiplied by 0.10%, with the result multiplied by the Contract Value immediately prior to the termination.


RETIREMENT INCOME GUARANTEE OPTION FEE
We discontinued offering the Retirement Income Guarantee Options as of January 1, 2004. Fees described below apply to Contract Owners who selected an Option prior to January 1, 2004. We impose a separate annual Rider Fee for RIG 1 and RIG 2. The annual Rider Fee for RIG 1 is 0.40% of the Income Base on each Contract Anniversary. The annual Rider Fee for RIG 2 is 0.55% of the Income Base on each Contract Anniversary. See "Retirement Income Guarantee Options" for details.

We deduct the Rider Fees only from the Variable Sub-Account(s) on a pro-rata basis. For the initial Contract Anniversary after the Rider Date, we will deduct a fee pro rated to cover the period from the Rider Date to the Contract Anniversary. In the case of a full withdrawal of the Contract Value on any date other than the Contract Anniversary, we will deduct from the amount paid upon withdrawal the Rider Fee multiplied by the appropriate Income Base immediately prior to the withdrawal pro rated to cover the period the Option was in effect during the current Contract Year. We will not deduct the Rider Fee during the Payout Phase.


SUREINCOME WITHDRAWAL BENEFIT OPTION FEE
We charge a separate annual Rider Fee for the SureIncome Option ("SureIncome Option Fee" or "Rider Fee"). The current annual Rider Fee is 0.50% of the Benefit Base. We deduct the Rider Fee on each Contract Anniversary up to and including the date you terminate the Option. We reserve the right to increase the Rider Fee to up to 1.25% of the Benefit Base. We reserve the right to charge different Rider Fees for different Withdrawal Benefit Factors we may offer in the future. Once we issue your SureIncome Option,


                                 45  PROSPECTUS
we cannot change the Rider Fee that applies to your Contract. If you elect to exercise the Rider Trade-In Option, the new Rider Fee will be based on the Rider Fee percentage applicable to a new SureIncome Option at the time of trade-in.

The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro-rata basis in the proportion that your Contract Value in each Variable Sub-Account bears to your total Contract Value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If, at the time the Rider Fee is deducted, the Rider Fee exceeds the total Contract Value in all Variable Sub-Accounts, the excess of the Rider Fee over the total Contract Value in all Variable Sub-Accounts will be waived.

The first Rider Fee will be deducted on the first Contract Anniversary following the Rider Date. A Rider Fee will be deducted on each subsequent Contract Anniversary up to and including the date the SureIncome Option is terminated.

For the first Contract Anniversary following the Rider Date, the Rider Fee is equal to the number of months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.50%, with the result multiplied by the Benefit Base as of the first Contract Anniversary. For subsequent Contract Anniversaries, the Rider Fee is equal to the 0.50% multiplied by the Benefit Base as of that Contract Anniversary.

If you terminate this SureIncome Option on a date other than a Contract Anniversary, we will deduct a Rider Fee unless the termination is on the Payout Start Date or is due to the death of the Contract Owner or Annuitant. The Rider Fee will be pro-rated to cover the period from the last Contract Anniversary to the date of termination or, if you terminate the SureIncome Option during the first Benefit Year, from the Rider Date to the date of termination. The pro-rated Rider Fee will be equal to the number of full months from the Contract Anniversary to the date of termination or, if you terminate this Option during the first Benefit Year, the number of full months from the Rider Date to the date of termination, divided by twelve, multiplied by 0.50%, with the result multiplied by the Benefit Base immediately prior to the withdrawal or termination. The Rider Fee will be waived during the Withdrawal Benefit Payout Phase.


TRANSFER FEE
We impose a fee upon transfers in excess of 12 during any Contract Year. The current fee is equal to 1.00% of the dollar amount transferred. This fee may be increased, but in no event will it exceed 2.00% of the dollar amount transferred. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program.


WITHDRAWAL CHARGE
We may assess a withdrawal charge from the purchase payment(s) you withdraw. The amount of the charge will depend on the number of years that have elapsed since we received the purchase payment being withdrawn. A schedule showing the withdrawal charges applicable to each Contract appears on page 11. If you make a withdrawal before the Payout Start Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower.

Withdrawals also may be subject to tax penalties or income tax. You should consult with your tax counsel or other tax advisor regarding any withdrawals.

Withdrawals from the Market Value Adjusted Fixed Account Option may be subject to a market value adjustment. Refer to page 39 for more information on market value adjustments.


FREE WITHDRAWAL AMOUNT
You can withdraw up to the Free Withdrawal Amount each Contract Year without paying the withdrawal charge. The Free Withdrawal Amount for a Contract Year is equal to 15% of all purchase payments that are subject to a withdrawal charge as of the beginning of that Contract Year, plus 15% of the purchase payments added to the Contract during the Contract Year. The withdrawal charge applicable to Contracts owned by Charitable Remainder Trusts is described below.

Purchase payments no longer subject to a withdrawal charge will not be used to determine the Free Withdrawal Amount for a Contract Year, nor will they be assessed a withdrawal charge, if withdrawn. The Free Withdrawal Amount is not available in the Payout Phase.

You may withdraw up to the Free Withdrawal Amount in each Contract Year it is available without paying a withdrawal charge; however, the amount withdrawn may be subject to a Market Value Adjustment or applicable taxes. If you do not withdraw the entire Free Withdrawal Amount in a Contract Year, any remaining portion may not be carried forward to increase the Free Withdrawal Amount in a later Contract Year.

For purposes of assessing the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first as follows:

1) Purchase payments that no longer are subject to withdrawal charges;

2) Free Withdrawal Amount (if available);

3) Remaining purchase payments subject to withdrawal charges, beginning with the oldest purchase payment;

4) Any earnings not previously withdrawn.

However, for federal income tax purposes, earnings are considered to come out first, which means that you will pay taxes on the earnings portion of your withdrawal.

                                 46  PROSPECTUS

If the Contract Owner is a Charitable Remainder Trust, the Free Withdrawal Amount in a Contract Year is equal to the greater of:

.. The Free Withdrawal Amount described above; or

.. Earnings as of the beginning of the Contract Year that have not been previously withdrawn.

For purposes of assessing the withdrawal charge for a Charitable Remainder Trust-Owned Contract, we will treat withdrawals as coming from the earnings first and then the oldest purchase payments as follows:

1) Earnings not previously withdrawn;

2) Purchase payments that are no longer subject to withdrawal charges;

3) Free Withdrawal Amount in excess of earnings;

4) Purchase payments subject to withdrawal charges, beginning with the oldest purchase payment.

If you have selected the ALLSTATE ADVISOR PREFERRED CONTRACT WITH NO WITHDRAWAL CHARGE OPTION, there are no withdrawal charges applicable and, therefore, no Free Withdrawal Amount. Amounts withdrawn may be subject to a Market Value Adjustment or applicable taxes.


ALL CONTRACTS
We do not apply a withdrawal charge in the following situations:

.. the death of the Contract Owner or Annuitant (unless the Settlement Value is used);

.. withdrawals taken to satisfy IRS minimum distribution rules for the Contract;
  or

.. withdrawals that qualify for one of the waivers described below.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. You should consult your own tax counsel or other tax advisers regarding any withdrawals.


CONFINEMENT WAIVER. We will waive the withdrawal charge on any applicable withdrawal taken under your Contract if the following conditions are satisfied:

1. you or the Annuitant, if the Contract Owner is not a living person, are first confined to a long term care facility or a hospital for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date,

2. we receive your request for withdrawal and written proof of the stay no later than 90 days following the end of your or the Annuitant's stay at the long term care facility or hospital, and

3. a physician must have prescribed the stay and the stay must be medically necessary (as defined in the Contract).


TERMINAL ILLNESS WAIVER. We will waive the withdrawal charge on any applicable withdrawal taken under your Contract if:

1. you or the Annuitant, if the Contract Owner is not a living person, are diagnosed by a physician as having a terminal illness (as defined in the Contract) at least 30 days after the Issue Date, and

2. you provide adequate proof of diagnosis to us before or at the time you request the withdrawal.


UNEMPLOYMENT WAIVER. We will waive the withdrawal charge on one partial or a full withdrawal taken under your Contract, if you meet the following requirements:

1. you or the Annuitant, if the Contract Owner is not a living person, become unemployed at least one year after the Issue Date,

2. you or the Annuitant receive Unemployment Compensation (as defined in the Contract) for at least 30 days as a result of that unemployment, and

3. you or the Annuitant claim this benefit within 180 days of your or the Annuitant's initial receipt of Unemployment Compensation.

Before we will waive any withdrawal charges, you must give us Due Proof prior to, or at the time of, the withdrawal request, that you or the Annuitant have been unemployed and have been granted Unemployment Compensation for at least 30 consecutive days.

"UNEMPLOYMENT COMPENSATION" means unemployment compensation received from a unit of state or federal government in the U.S. "DUE PROOF" includes, but is not limited to, a legible photocopy of an unemployment compensation payment that meets the above described criteria with regard to dates and a signed letter from you stating that you or the Annuitant meet the above described criteria.

You may exercise this benefit once over the term of the Contract. Amounts withdrawn may be subject to Market Value Adjustments.

These waivers do not apply under the ALLSTATE ADVISOR PREFERRED CONTRACT WITH NO WITHDRAWAL CHARGE OPTION.

                                 47  PROSPECTUS

Please refer to your Contract for more detailed information about the terms and conditions of these waivers.

The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even if you do not pay a withdrawal charge because of these waivers, a Market Value Adjustment may apply and you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax advisor to determine the effect of a withdrawal on your taxes.


PREMIUM TAXES
Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs including payment upon death. We may some time in the future discontinue this practice and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state.

At the Payout Start Date, we deduct the charge for premium taxes from each investment alternative in the proportion that the Contract Value in the investment alternative bears to the total Contract Value.


DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES
We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the "Taxes" section of this prospectus.


OTHER EXPENSES
Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectuses for the Portfolios. For a summary of Portfolio annual expenses, see page 11-18. We may receive compensation from the investment advisers, administrators or distributors, or their affiliates, of the Portfolios in connection with the administrative, distribution (12b-1) or other services we provide to the Portfolios.


ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 49.

The amount payable upon withdrawal is the Contract Value (or portion thereof) next computed after we receive the request for a withdrawal at our home office, adjusted by any applicable Market Value Adjustment, less any applicable withdrawal charges, income tax withholding, penalty tax, contract maintenance charge, Rider Fee, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances. You can withdraw money from the Variable Account or the Fixed Account Option(s) available under your Contract. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable charges, fees and taxes.

You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored.

In general, you must withdraw at least $50 at a time.

Withdrawals from the Standard Fixed Account Option may be subject to a restriction. See "Standard Fixed Account Options" on page 37.

Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal penalty tax. If any withdrawal reduces your Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value unless the SureIncome Withdrawal Benefit Option is currently attached to your Contract. If you request a total withdrawal, we may require that you return your Contract to us. Your Contract will terminate if you withdraw all of your Contract Value, subject to certain exceptions if the SureIncome Withdrawal Benefit Option is currently attached to your Contract. See "SureIncome Withdrawal Benefit Option" for more details. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, less withdrawal and other charges and taxes.


                                 48  PROSPECTUS

POSTPONEMENT OF PAYMENTS
We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted,

2. An emergency exists as defined by the SEC, or

3. The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account Option(s) available under your Contract for up to 6 months or shorter period if required by law. If we delay payment or transfer for 30 days or more, we will pay interest as required by law.


SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. Please consult your sales representative or call us at 1-800-203-0068 for more information.

Depending on fluctuations in the value of the Variable Sub-Accounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. At our discretion, we may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.


MINIMUM CONTRACT VALUE
If your request for a partial withdrawal would reduce your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value, unless the SureIncome Withdrawal Benefit Option is currently attached to your Contract. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.


INCOME PAYMENTS
--------------------------------------------------------------------------------


PAYOUT START DATE
The Payout Start Date is the day that we apply your Contract Value adjusted by any applicable Market Value Adjustment and less applicable taxes to an Income Plan. The first income payment must occur at least 30 days after the Issue Date. The Payout Start Date may be no later than:

.. the Annuitant's 99th birthday, or

.. the 10th Contract Anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.


INCOME PLANS
An "Income Plan" is a series of payments made on a scheduled basis to you or to another person designated by you. You may select more than one Income Plan. If you choose more than one Income Plan, you must specify what proportions of your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, should be allocated to each such Income Plan. For tax reporting purposes, your cost basis and any gain on the Contract will be allocated proportionally to each Income Plan you select based on the proportion of your Contract Value applied to each such Income Plan. We reserve the right to limit the number of Income Plans that you may select. If you choose to add the Income Protection Benefit Option, certain restrictions may apply as described under "Income Protection Benefit Option," below. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with a Guaranteed Payment Period of 10 years. If any Contract Owner dies during the Payout Phase, the new Contract Owner will be the surviving Contract Owner. If there is no surviving Contract Owner, the new Contract Owner will be the Beneficiary(ies) as described in the "Beneficiary" section of this prospectus. Any remaining income payments will be paid to the new Contract Owner as scheduled. Income payments to Beneficiaries may be subject to restrictions established by the Contract Owner. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Currently seven Income Plans are available. Depending on the Income Plan(s) you choose, you may receive:

.. fixed income payments;

.. variable income payments; or

.. a combination of the two.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis". Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2 may be subject to an additional 10% federal tax penalty.

The seven Income Plans are:


                                 49  PROSPECTUS

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED NUMBER OF PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies in the Payout Phase, we will continue to pay income payments until the guaranteed number of payments has been paid. The number of months guaranteed ("Guaranteed Payment Period") may range from 0 to 360 months. If the Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED NUMBER OF

PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant, named at the time the Income Plan was selected, lives. If both the Annuitant and joint Annuitant die in the Payout Phase, we will continue to pay the income payments until the guaranteed number of payments has been paid. The Guaranteed Payment Period may range from 0 to 360 months. If either the Annuitant or joint Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months. You may elect a reduced survivor plan of 50%, 66% or 75% of the payment amount. If you do not elect a reduced survivor amount, the payments will remain at 100%. If you elect a reduced survivor payment plan, the amount of each income payment initially will be higher but a reduction will take place at the later of 1) the death of an Annuitant; or 2) at the end of the guaranteed payment period.


INCOME PLAN 3 - GUARANTEED NUMBER OF PAYMENTS. Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. The shortest number of months guaranteed is 60 (120 if the Payout Start Date occurs prior to the third Contract Anniversary). The longest number of months guaranteed is 360 or the number of months between the Payout Start Date and the date that the Annuitant reaches age 100, if greater. In no event may the number of months guaranteed exceed 600. We will deduct the mortality and expense risk charge from the assets of the Variable Sub-Account supporting this Income Plan even though we may not bear any mortality risk. You may make withdrawals, change the length of the guaranteed payment period, or change the frequency of income payments under Income Plan 3. See "Modifying Payments" and "Payout Withdrawals" below for more details.


INCOME PLAN 4 -LIFE INCOME WITH CASH REFUND. Under this plan, we make periodic income payments until the death of the Annuitant. If the death of the Annuitant occurs before the total amount applied to an Income Plan is paid out, we will pay a lump sum payment of the remaining amount. Payments under this plan are available only as fixed income payments.


INCOME PLAN 5 -JOINT LIFE INCOME WITH CASH REFUND. Under this plan, we make periodic income payments until the deaths of both the Annuitant and joint Annuitant. If the deaths of both the Annuitant and joint Annuitant occur before the total amount applied to an Income Plan is paid out, we will pay a lump sum payment of the remaining amount. Currently, a reduced survivor plan is not available. Payments under this plan are available only as fixed income payments.


INCOME PLAN 6 -LIFE INCOME WITH INSTALLMENT REFUND. Under this plan, we make periodic income payments until the later of (1) the death of the Annuitant, or
(2) the total amount paid out under the annuity is equal to the total amount applied to the Income Plan. If the death of the Annuitant occurs before the total amount applied to an Income Plan is paid out, we will continue to make payments in the same manner until any remaining payments are paid out. Payments under this plan are available only as fixed income payments.


INCOME PLAN 7 - JOINT LIFE INCOME WITH INSTALLMENT REFUND. Under this plan, we make periodic income payments until the later of (1) the deaths of both the Annuitant and joint Annuitant, or (2) the total amount paid out under the annuity is equal to the total amount applied to the Income Plan. If the deaths of both the Annuitant and joint Annuitant occur before the total amount applied to an Income Plan is paid out, we will continue to make payments in the same manner until any remaining payments are paid out. Currently, a reduced survivor plan is not available. Payments under this plan are available only as fixed income payments.

If you choose an Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment. Please note that under Income Plans 1 and 2, if you do not select a Guaranteed Payment Period, it is possible that the payee could receive only one income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only two income payments if they die before the third income payment, and so on.

The length of any Guaranteed Payment Period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer Guarantee Payment Periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a specified Guaranteed Payment Period.


                                 50  PROSPECTUS

MODIFYING PAYMENTS
After the Payout Start Date, you may make the following changes under Income Plan 3:

.. You may request to modify the length of the Guaranteed Payment Period.
  Currently, we allow you to make this change once each Contract Year. We reserve the right to change this practice at any time without prior notice. If you elect to change the length of the Guaranteed Payment Period, the new Guaranteed Payment Period must be within the original minimum and maximum period you would have been permitted to select on the Payout Start Date. However, the maximum payment period permitted will be shortened by the period elapsed since the original Guaranteed Payment Period began. If you change the length of your Guaranteed Payment Period, we will compute the present value of your remaining payments, using the same assumptions we would use if you were terminating the income payments, as described in Payout Withdrawal. We will then adjust the remaining payments to equal what that value would support based on those same assumptions and based on the revised Guaranteed Payment Period.

.. You may request to change the frequency of your payments. We currently allow you to make this change once each Contract Year. We reserve the right to change this practice at any time without prior notice.

Changes to either the frequency of payments or length of the Guaranteed Payment Period will result in a change to the payment amount and may change the amount of each payment that is taxable to you.

Modifying payments of this Contract may not be allowed under qualified plans. In order to satisfy required minimum distributions ("RMD") under current Treasury regulations, once income payments have begun over a Guaranteed Payment Period, the Guaranteed Payment Period may not be changed even if the new period is shorter than the maximum permitted. Please consult with a competent tax advisor prior to making a request to modify payments if your contract is subject to RMD requirements.

Any change to either the frequency of payments or length of a Guaranteed Payment Period will take effect on the next payment date after we accept the requested change.


PAYOUT WITHDRAWAL
You may terminate all or a portion of the income payments being made under Income Plan 3 at any time and withdraw their present value ("withdrawal value"), subject to a Payout Withdrawal Charge, by writing to us ("Payout Withdrawal"). For variable income payments, the withdrawal value is equal to the present value of the variable income payments being terminated, calculated using a discount rate equal to the assumed investment rate that was used in determining the initial variable payment. For fixed income payments, the withdrawal value is equal to the present value of the fixed income payments being terminated, calculated using a discount rate equal to the applicable current interest rate (this may be the initial interest rate in some states). The applicable current interest rate is the rate we are using on the date we receive your Payout Withdrawal request to determine income payments for a new annuitization with a payment period equal to the remaining payment period of the income payments being terminated.

A Payout Withdrawal must be a least $50. If any Payout Withdrawal reduces the value of the remaining income payments to an amount not sufficient to provide an initial payment of at least $20, we reserve the right to terminate the Contract and pay you the present value of the remaining income payments in a lump sum. If you withdraw the entire value of the remaining income payments, the Contract will terminate.

You must specify the investment alternative(s) from which you wish to make a Payout Withdrawal. If you withdraw a portion of the value of your remaining income payments, the payment period will remain unchanged and your remaining payment amounts will be reduced proportionately.


PAYOUT WITHDRAWAL CHARGE
To determine the Payout Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When an amount equal to all purchase payments has been withdrawn, additional withdrawals will not be assessed a Payout Withdrawal Charge.

Payout Withdrawals will be subject to a Payout Withdrawal Charge for each Contract as follows:

                        Number of Complete Years Since We Received the Purchase Payment Being Withdrawn/Applicable Charge:
Contract:                   0           1           2           3           4           5           6           7            7+
------------------------------------------------------------------------------------------------------------------------------------
Allstate Advisor            7%          7%          6%          5%          4%          3%          2%          0%           0%
Allstate Advisor
 Preferred with:
 5-Year Withdrawal
 Charge Option              7%          6%          5%          4%          3%          0%
 3-Year Withdrawal
 Charge Option              7%          6%          5%          0%
 No Withdrawal Charge
 Option                                                                    None




                                 51  PROSPECTUS

ADDITIONAL INFORMATION. We may make other Income Plans available. You may obtain information about them by writing or calling us. On the Payout Start Date, you must specify the portion of the Contract Value to be applied to variable income payments and the portion to be applied to fixed income payments. For the portion of your Contract Value to be applied to variable income payments, you must also specify the Variable Sub-Accounts on which to base the variable income payments as well as the allocation among those Variable Sub-Accounts. If you do not choose how the Contract Value is to be applied, then the portion of the Contract Value in the Variable Account on the Payout Start Date will be applied to variable income payments, according to the Variable Sub-Account allocations as of the Payout Start Date, and the remainder of the Contract Value will be applied to fixed income payments.

We will apply your Contract Value, adjusted by any applicable Market Value Adjustment, less applicable taxes to your Income Plan(s) on the Payout Start Date. We can make income payments in monthly, quarterly, semi-annual or annual installments, as you select. If the Contract Value is less than $2,000 when it is applied to the Income Plan(s) you choose, or not enough to provide an initial payment of at least $20, when it is applied to the Income Plan(s) you choose, and state law permits, we may:

.. terminate the Contract and pay you the Contract Value, adjusted by any applicable Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

.. reduce the frequency of your payments so that each payment will be at least
  $20.


VARIABLE INCOME PAYMENTS
The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) company mortality experience or (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments, which may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolios; and (b) under some of the Income Plans, we make income payments only so long as an Annuitant is alive or any applicable Guaranteed Payment Period has not yet expired.

In calculating the amount of the periodic payments in the annuity tables in the Contracts, we used an assumed investment rate ("AIR", also known as benchmark rate) of 3%. Currently, you may choose either a 6%, 5%, or 3% AIR per year. If you select the Income Protection Benefit Option, however, the 3% AIR must apply. The 6% and 5% AIR may not be available in all states (check with your representative for availability). Currently, if you do not choose one, the 5% AIR will automatically apply (except in states in which the 5% AIR is not available; in those states, the 3% AIR will automatically apply). You may not change the AIR after you have selected an Income Plan.

We reserve the right to offer other assumed investment rates. If the actual net investment return of the Variable Sub-Accounts you choose is less than the AIR, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the AIR. The dollar amount of the variable income payments stays level if the net investment return equals the AIR. With a higher AIR, your initial income payment will be larger than with a lower AIR. While income payments continue to be made, however, this disparity will become smaller and, if the payments have continued long enough, each payment will be smaller than if you had initially chosen a lower AIR.

Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.

You may also elect a variable income payment stream consisting of level monthly, quarterly or semi-annual payments. If you elect to receive level monthly, quarterly or semi-annual payments, the payments must be recalculated annually. You may only elect to receive level payments at or before the Payout Start Date. If you have elected level payments for an Income Plan(s), you may not make any variable to fixed payment transfers within such Income Plan(s). We will determine the amount of each annual payment as described above, place this amount in our general account, and then distribute it in level monthly, quarterly or semi-annual payments. The sum of the level payments will exceed the annual calculated amount because of an interest rate factor we use, which may vary from year to year, but will not be less than 2% per year. We do not allow withdrawals of the annual amount unless you make a full or partial withdrawal request of the remaining payments under Income Plan 3. Withdrawals will be assessed a payout withdrawal charge, if applicable. If the Annuitant dies while you are receiving level payments, you will not be entitled to receive any remaining level payments for that year (unless the Annuitant dies before the end of the Guaranteed Payment Period). For example, if you have selected Income Plan 1 with no Guaranteed Payment Period and the Annuitant dies during the year, the Beneficiary will not be entitled to receive the remaining level payments for that year.


INCOME PROTECTION BENEFIT OPTION
We offer an Income Protection Benefit Option, which may be added to your Contract on the Payout Start Date for an additional mortality and expense risk charge if you have selected variable income payments subject to the following conditions:


                                 52  PROSPECTUS

.. The Annuitant and joint Annuitant, if applicable, must be age 75 or younger on the Payout Start Date.

.. You must choose Income Plan 1 or 2, and the Guaranteed Payment Period must be for at least 120 months, unless the Internal Revenue Service requires a different payment period.

.. You may apply the Income Protection Benefit Option to more than one Income
  Plan.

.. The AIR must be 3% for the Income Plan(s) to which you wish to apply this benefit.

.. You may only add the Income Protection Benefit Option on the Payout Start Date and, once added, the option cannot be cancelled.

.. You may not convert variable income payments to fixed income payments.

You may not add the Income Protection Benefit Option without our prior approval if your Contract Value is greater then $1,000,000 at the time you choose to add the Income Protection Benefit Option.

If you select the Income Protection Benefit Option, we guarantee that your variable income payments under each of the Income Plans to which the option is applied will never be less that 85% of the initial variable amount income value ("Income Protection Benefit"), as calculated on the Payout Start Date under such Income Plans, unless you have elected a reduced survivor payment plan under Income Plan 2. If you have elected a reduced survivor plan, we guarantee that your variable income payments to which the option is applied will never be less than 85% of the initial variable amount income value prior to the later of 1) the death of Annuitant; or 2) the end of the guarantee payment period. On or after the later of these events, we guarantee that your variable income payments will never be less than 85% of the initial variable amount income value multiplied by the percentage you elected for your reduced survivor plan. See Appendix C for numerical examples that illustrate how the Income Protection Benefit is calculated.

If you add the Income Protection Benefit Option to your Contract, the mortality and expense risk charge during the Payout Phase will be increased. The charge for the Income Protection Benefit Option will apply only to the Income Plan(s) to which the option has been applied. Currently, the charge for this option is 0.50%. We may change the amount we charge, but it will not exceed 0.75%. Once the option is issued, we will not increase what we charge you for the benefit.

In order to ensure that we achieve adequate investment diversification ("INCOME PROTECTION DIVERSIFICATION REQUIREMENT"), we reserve the right, in our sole discretion, to impose limitations on the investment alternatives in which you may invest during the Payout Phase with respect to the assets supporting the variable income payments to which the Income Protection Benefit Option applies. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts, exclusion of certain Variable Sub-Accounts, required minimum allocations to certain Variable Sub-Accounts, and/or the required use of Automatic Portfolio Rebalancing.

To achieve our Income Protection Diversification Requirement, we have divided the Variable Sub-Accounts into three separate categories: "unrestricted," "restricted" and "excluded." Currently, we require that you allocate between 30% to 100% of the assets supporting your variable income payments to the unrestricted Variable Sub-Accounts in any manner you choose. You may allocate up to 70% of the assets supporting your variable income payments to the restricted Variable Sub-Accounts. You may not, however, allocate more than 20% of the assets supporting your variable income payments to any one of the restricted Variable Sub-Accounts. You may not allocate ANY PORTION of the assets supporting your variable income payments to the excluded Variable Sub-Accounts.

In the following three tables, we list our current Income Protection Diversification Requirement:


UNRESTRICTED VARIABLE SUB-ACCOUNTS. There is no limit to the amount of assets supporting your variable income payments that you may allocate to any one or more of the following Variable Sub-Accounts. Currently, we require that you allocate AT LEAST 30% of the assets supporting your variable income payments to this category.

  FTVIP Franklin U.S. Government - Class 2 Sub-Account

  Oppenheimer Core Bond/VA - Service Shares Sub-Account*

  Oppenheimer Strategic Bond/VA - Service Shares Sub-Account

  Putnam VT Income - Class IB Sub-Account

  Putnam VT Money Market - Class IB Sub-Account

  STI Classic Investment Grade Bond Sub-Account

  Van Kampen LIT Money Market, Class II Sub-Account

*Effective April 29, 2005, the Oppenheimer Bond Fund/ VA-Service Shares changed its name to Oppenheimer Core Bond Fund/VA - Service Shares. We have made a corresponding change to the name of the Variable Sub-Account that invests in this Portfolio.


RESTRICTED VARIABLE SUB-ACCOUNTS. You may allocate up to 70% of the amount of assets supporting your variable income payments to the following Variable Sub-Accounts. Currently, you may not allocate more than 20% of the amount of assets supporting your variable income payments to any one of the restricted Variable Sub-Accounts.

  FTVIP Franklin Growth and Income Securities - Class 2 Sub-Account


                                 53  PROSPECTUS

  FTVIP Franklin Income Securities - Class 2 Sub-Account

  FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account

  FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account

  FTVIP Mutual Shares Securities - Class 2 Sub-Account

  FTVIP Templeton Foreign Securities - Class 2 Sub-Account

  Lord Abbett Series - All Value Sub-Account

  Lord Abbett Series - Bond-Debenture Sub-Account

  Lord Abbett Series - Growth and Income Sub-Account

  Lord Abbett Series - Growth Opportunities Sub-Account

  Lord Abbett Series - Mid-Cap Value Sub-Account

  Oppenheimer Balanced/VA - Service Shares Sub-Account

  Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account

  Oppenheimer Global Securities/VA - Service Shares Sub-Account

  Oppenheimer High Income/VA - Service Shares Sub-Account

  Oppenheimer Main Street(R)/VA - Service Shares Sub-Account

  Oppenheimer Main Street Small Cap(R)/VA - Service Shares Sub-Account

  Putnam VT Global Asset Allocation - Class IB Sub-Account

  Putnam VT Growth and Income - Class IB Sub-Account

  Putnam VT High Yield - Class IB Sub-Account

  Putnam VT International Equity - Class IB Sub-Account

  Putnam VT Investors - Class IB Sub-Account

  Putnam VT New Value - Class IB Sub-Account

  Putnam VT Research - Class IB Sub-Account**

  Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account

  Putnam VT Utilities Growth and Income - Class IB Sub-Account**

  Putnam VT Voyager - Class IB Sub-Account

  STI Classic Capital Appreciation Sub-Account

  STI Classic Growth and Income Sub-Account

  STI Classic International Equity Sub-Account

  STI Classic Mid-Cap Equity Sub-Account

  STI Classic Small Cap Value Equity Sub-Account

  STI Classic Value Income Stock Sub-Account

  Van Kampen LIT Comstock, Class II Sub-Account

  Van Kampen LIT Growth and Income, Class II Sub-Account

  Van Kampen UIF Equity and Income, Class II Sub-Account***

  Van Kampen UIF Equity Growth, Class II Sub-Account***

  Van Kampen UIF Global Franchise, Class II Sub-Account***

  Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account***

  Van Kampen UIF U.S. Real Estate, Class II Sub-Account***

** Effective October 1, 2004, the Putnam VT Research - Class IB Sub-Account, and the Putnam VT Utilities Growth and Income - Class IB Sub-Account closed to new investments. If you choose to add the Income Protection Benefit Option on or after October 1, 2004, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with the Income Protection Benefit Option prior to adding the Income Protection Benefit Option to your Contract.

***Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.


EXCLUDED VARIABLE SUB-ACCOUNTS. Currently, none of the following Variable Sub-Accounts are available to support variable income payments.

  FTVIP Templeton Developing Markets Securities - Class 2 Sub-Account

  Oppenheimer Aggressive Growth/VA - Service Shares Sub-Account

  Putnam VT Health Sciences - Class IB Sub-Account****

  Putnam VT New Opportunities - Class IB Sub-Account****

  Putnam VT Vista - Class IB Sub-Account

  Van Kampen LIT Aggressive Growth, Class II Sub-Account

  Van Kampen LIT Emerging Growth, Class II Sub-Account

  Van Kampen UIF Emerging Markets Debt, Class II Sub-Account*****

  Van Kampen UIF Small Company Growth, Class II Sub-Account*****


                                 54  PROSPECTUS

**** Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account and the Putnam VT New Opportunities - Class IB Sub-Account closed to new investments.

*****Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

You must use quarterly Automatic Portfolio Rebalancing to meet our Income Protection Diversification Requirement. On the date of each rebalancing, we will reallocate the amount of the assets supporting your variable income payments according to the rebalancing percentages you have selected, subject to the then current restrictions and exclusions in effect. We expect that the restrictions and exclusions for each category will change from time to time. Any change in these restrictions and exclusions will become effective no later than the next regularly scheduled rebalancing of your Variable Sub-Account choices on or immediately after the date of change.

The Income Protection Diversification Requirement is based on a model. We may use a model developed and maintained by us or we may elect to use a model developed or provided by an independent third party. We will notify you at least 30 days before we make any change to our Income Protection Diversification Requirement.

We may determine which Variable Sub-Accounts are eligible for each category or we may elect to follow the recommendations of an independent third party. We may at any time make new determinations as to which Variable Sub-Accounts are unrestricted, restricted or excluded. We may do so for a variety of reasons including, but not limited to, a change in the investment objectives or policies of a Portfolio, or the failure, in our sole determination, of such Portfolio to invest in accordance with its stated investment objective or policies.

Transfers made for purposes of meeting the Income Protection Diversification Requirement will not count towards the number of free transfers you may make each Contract Year. See "Investment Alternatives: Transfers," above, for additional information.


FIXED INCOME PAYMENTS
We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. The guaranteed income payment amounts will change if the frequency of payments or the length of the payment period changes.

We calculate the fixed income payments by:

.. adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

.. deducting any applicable taxes; and

.. applying the resulting amount to the greater of (a) the appropriate income payment factor for the selected Income Plan from the Income Payment Table in your Contract or (b) such other income payment factor as we are offering on the Payout Start Date.

We may defer your request to make a withdrawal from fixed income payments for a period of up to 6 months or whatever shorter time state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.


RETIREMENT INCOME GUARANTEE OPTIONS
Effective January 1, 2004, we ceased offering the Retirement Income Guarantee Options ("RIG 1" and "RIG 2"). If you added a Retirement Income Guarantee Option to your Contract prior to January 1, 2004, your Option will continue to apply to your Contract. Also, effective January 1, 2004, we discontinued the Trade-In Program. If you previously elected a RIG Option, you may cancel your RIG 1 or RIG 2 Option during the 60-day period following your next 3rd Contract Anniversary after January 1, 2004. If you do not cancel the Option during this 60-day period, you will not be permitted to cancel it later. Please check with your sales representative for details.

The following describes the Retirement Income Guarantee Options for Contract Owners who elected the Option prior to January 1, 2004.

We refer to the issue date of the option as the "RIDER DATE." You may add only one Retirement Income Guarantee Option to your Contract. The oldest Contract Owner and oldest Annuitant must be age 75 or younger on the Rider Application Date. Once you add a rider to your Contract, it may not be cancelled except that Contract Owners may elect to cancel a RIG 1 or RIG 2 Option during the 60-day period following the next 3rd Contract Anniversary after January 1, 2004 as
described above.   The options may not be available in all states.

WE RESERVE THE RIGHT TO IMPOSE LIMITATIONS ON THE INVESTMENT ALTERNATIVES IN WHICH YOU MAY INVEST AS A CONDITION OF THESE OPTIONS. THESE RESTRICTIONS MAY INCLUDE, BUT ARE NOT LIMITED TO, MAXIMUM INVESTMENT LIMITS ON CERTAIN INVESTMENT ALTERNATIVES, EXCLUSION OF CERTAIN INVESTMENT ALTERNATIVES, REQUIRED MINIMUM ALLOCATIONS TO CERTAIN VARIABLE SUB-ACCOUNTS AND/OR THE AUTOMATIC PORTFOLIO REBALANCING. CURRENTLY, NO SUCH RESTRICTIONS ARE BEING IMPOSED.

For each option, an "INCOME BASE" is calculated, which is used only for the purpose of calculating the "GUARANTEED RETIREMENT INCOME BENEFIT" and the appropriate "RIDER FEE," all defined below. The Income Base does not provide a Contract Value or guarantee performance of any investment option. The Income Base for RIG 1 and RIG 2 are described in more detail below.

You may apply the Income Base less applicable taxes to an Income Plan on the Payout Start Date and receive the


                                 55  PROSPECTUS

Guaranteed Retirement Income Benefit if all of the following conditions are satisfied:

.. The Payout Start Date must be on or after the 10/th/ Contract Anniversary of the Rider Date.

.. The Payout Start Date must occur during the 30-day period following a Contract
  Anniversary.

.. The oldest Annuitant must be age 99 or younger as of the Payout Start Date.

.. You must select Fixed Amount Income Payments only.

.. You must select Income Plan 1 or 2, with a Guaranteed Payment Period of at least:

  . 120 months, if the youngest Annuitant is age 80 or younger as of the Payout Start Date; or

  . 60 months, if the youngest Annuitant is older than age 80 as of the Payout Start Date.

The "GUARANTEED RETIREMENT INCOME BENEFIT" is determined by applying the Income Base, less any applicable taxes, to the appropriate monthly income payment factor shown in the Income Payment Tables in your Contract for the selected Income Plan.

If a different payment frequency (quarterly, semi-annual, or annual) or different Income Plan is selected, an income payment factor for the selected payment frequency and Income Plan is determined on the same mortality and interest rate basis as the Income Payment Tables shown in your Contract.

On the Payout Start Date, the income payments for the selected Income Plan will be the greater of:

.. The Guaranteed Retirement Income Benefit; or

.. For fixed income payments, the Contract Value, adjusted by any applicable
  Market Value Adjustment, less any applicable taxes is applied to the greater of: the appropriate income payment factor for the selected Income Plan from the income payment tables in your Contract, or an income payment factor for the selected Income Plan that we are offering on the Payout Start Date.

We assess an annual Rider Fee if you selected one of the Retirement Income Guarantee Options. The Rider Fee is deducted on each Contract Anniversary on a pro rata basis from each of the Variable Sub-Accounts in which your Contract Value is invested on that date. The Rider Fee will decrease the number of Accumulation Units in each Variable Sub-Account. The Rider Fee is deducted only during the Accumulation Phase of the Contract. For the first Contract Anniversary following the Rider Date, the Rider Fee will be prorated to cover the period between the Rider Date and the first Contract Anniversary after the Rider Date. In the case of a full withdrawal of the Contract Value, the Rider Fee is prorated to cover the period between the Contract Anniversary immediately prior to the withdrawal and the date of the withdrawal.

The Rider Fee for RIG 1 is 0.40% of the Income Base on each Contract Anniversary. The Rider Fee for the RIG 2 is 0.55% of the Income Base on each Contract Anniversary.

These options will terminate and the corresponding Rider Fee will cease on the earliest of the following to occur:

.. The date the Contract is terminated;

.. If the Contract is not continued in the Accumulation Phase under either the Death of Owner or Death of Annuitant provisions of the Contract. The option will terminate on the date we determine the Death Proceeds;

.. The Payout Start Date; or

.. If you elect to cancel your RIG 1 or RIG 2 Option during the 60-day period following the next 3rd Contract Anniversary after January 1, 2004, (since we discontinued offering the Trade-In Program as of that date).

Otherwise, the options may not be terminated or cancelled.


CALCULATION OF INCOME BASE.
On the Rider Date, the "RIG 1 INCOME BASE" is equal to the Contract Value. The RIG 1 Income Base, plus purchase payments made after the Rider Date and less RIG 1 withdrawal adjustments for withdrawals made after the Rider Date, will accumulate interest on a daily basis at a rate equivalent to 5% per year, subject to the "CAP" defined below. This accumulation will continue until the first Contract Anniversary following the 85/th/ birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first. After the 5% interest accumulation ends, the RIG 1 Income Base will continue to be increased by purchase payments and reduced by RIG 1 withdrawal adjustments for withdrawals until the option terminates. The "RIG 1 WITHDRAWAL ADJUSTMENT" is defined below.

The RIG 1 Income Base will not exceed a CAP equal to:

.. 200% of the Contract Value as of the Rider Date; plus

.. 200% of purchase payments made after the Rider Date, but excluding any purchase payments made in the 12-month period immediately prior to the Payout Start Date; minus

.. RIG 1 Withdrawal Adjustments for any withdrawals made after the Rider Date.


RIG 1 WITHDRAWAL ADJUSTMENT. Prior to the first Contract Anniversary following the 85/th/ birthday of the oldest Contract Owner or oldest Annuitant, whichever is earlier, the withdrawal adjustment is as follows:

.. In each Contract Year, for the portion of withdrawals that do not cumulatively exceed 5% of the RIG 1 Income Base as of the beginning of the Contract Year (or as of the Rider Date for the first Contract Year in


                                 56  PROSPECTUS
  which RIG1 is added), the withdrawal adjustment is equal to the amount withdrawn (or portion thereof) multiplied by a discount factor. The discount factor is calculated using a 5% annual interest rate and the portion of the Contract Year between the withdrawal date and the end of the Contract Year. This withdrawal adjustment has the effect of reducing the RIG 1 Income Base at the end of the Contract Year by the actual amount of the withdrawal. In other words, for purposes of calculating the RIG 1 Income Base, the withdrawal is treated as if it occurred at the end of the Contract Year.

.. In each Contract Year, for the portion of withdrawals that cumulatively exceed
  5% of the RIG 1 Income Base as of the beginning of the Contract Year (or as of the Rider Date for the first Contract Year in which RIG1 is added), the withdrawal adjustment is equal to the withdrawal amount (or portion thereof), divided by the Contract Value immediately prior to the withdrawal and reduced for the portion of withdrawals that does not cumulatively exceed 5%, and the result multiplied by the most recently calculated RIG 1 Income Base, reduced for the portion of withdrawals that does not cumulatively exceed 5%.

On or after the first Contract Anniversary following the 85/th/ birthday of the oldest Contract Owner or the Annuitant, all withdrawal adjustments are equal to the withdrawal amount, divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated RIG 1 Income Base.

See Appendix D for numerical examples that illustrate how the RIG 1 Withdrawal Adjustment is applied.

The "RIG 2 INCOME BASE" is defined as the greater of "INCOME BASE A" or "INCOME BASE B."

"INCOME BASE A" and its corresponding Withdrawal Adjustment are calculated in the same manner as the RIG 1 Income Base and RIG 1 Withdrawal Adjustment.

On the Rider Date, "INCOME BASE B" is equal to the Contract Value. After the Rider Date and prior to the Payout Start Date, Income Base B is recalculated each time a purchase payment or withdrawal is made as well as on each Contract Anniversary as follows:

.. Each time a purchase payment is made, Income Base B is increased by the amount of the purchase payment.

.. Each time a withdrawal is made, Income Base B is reduced by a proportional withdrawal adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated Income Base B.

.. On each Contract Anniversary until the first Contract Anniversary following the 85/th/ birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first, Income Base B is equal to the greater of the Contract Value on that date or the most recently calculated Income Base B.

If no purchase payments or withdrawals are made after the Rider Date, Income Base B will be equal to the greatest of the Contract Value on the Rider Date and the Contract Values on each subsequent Contract Anniversary until the earlier of the Payout Start Date or the Contract Anniversary following the 85/th/ birthday of the oldest Contact Owner or oldest Annuitant, whichever occurs first.


CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the Contract is appropriate.


DEATH BENEFITS
--------------------------------------------------------------------------------


DEATH PROCEEDS
Under certain conditions, described below, we will pay Death Proceeds for this Contract on the death of the Contract Owner, Annuitant, or Co-Annuitant if the death occurs prior to the Payout Start Date. If the Owner or Annuitant dies after the Payout Start Date, we will pay remaining income payments as described in the "Payout Phase" section of your Contract. See "Income Payments" for more information.

We will determine the value of the Death Proceeds as of the end of the Valuation Date during which we receive the first Complete Request for Settlement (the next Valuation Date, if we receive the request after 3:00 p.m. Central Time). In order to be considered a "COMPLETE REQUEST FOR SETTLEMENT," a claim for distribution of the Death Proceeds must include "DUE PROOF OF DEATH" in any of the following forms of documentation:

.. A certified copy of the death certificate;

.. A certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

.. Any other proof acceptable to us.


                                 57  PROSPECTUS

"DEATH PROCEEDS" are determined based on when we receive a Complete Request for
Settlement:

.. If we receive a Complete Request for Settlement within 180 days of the death of the Contract Owner, Annuitant, or Co-Annuitant, as applicable, the Death Proceeds is equal to the "DEATH BENEFIT."

.. If we receive a Complete Request for Settlement more than 180 days after the death of the Contract Owner, Annuitant, or Co-Annuitant, as applicable, the Death Proceeds are equal to the greater of the Contract Value or Settlement Value. We reserve the right to waive or extend, in a nondiscriminatory manner, the 180-day period in which the Death Proceeds will equal the Death Benefit.

Where there are multiple beneficiaries, we will only value the death benefit at the time the first beneficiary submits the necessary documentation in good order. Any death benefit amounts attributable to any beneficiary which remain in the Variable Sub-Accounts are subject to investment risk.


DEATH BENEFIT OPTIONS
In addition to the ROP Death Benefit included in your Contract, we offer the following death benefit options which may be added to your Contract:

.. MAV Death Benefit Option

.. Enhanced Beneficiary Protection (Annual Increase) Option

.. Earnings Protection Death Benefit Option

The amount of the Death Benefit depends on which death benefit option(s) you select. Not all death benefit options are available in all states.

You may select any combination of death benefit options on the Issue Date of your Contract or at a later date, subject to state availability and issue age restrictions. You may not add any death benefit option(s) to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the death benefit option(s).

The "DEATH BENEFIT" is equal to the Earnings Protection Death Benefit (if selected) plus the greatest of:

.. The Contract Value;

.. The Settlement Value;

.. The ROP Death Benefit;

.. The MAV Death Benefit Option (if selected); or

.. The Enhanced Beneficiary Protection (Annual Increase) Option (if selected).

The "Settlement Value" is the amount that would be paid in the event of a full withdrawal of the Contract Value.

The "ROP DEATH BENEFIT" is equal to the sum of all purchase payments, reduced by a proportional withdrawal adjustment for each withdrawal. The withdrawal adjustment is equal to the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result is multiplied by:

  The sum of all purchase payments made prior to the withdrawal, less any prior withdrawal adjustments.


MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT OPTION.
The "MAV DEATH BENEFIT OPTION" is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to 0.20%. We may change what we charge for this death benefit option, but it will never exceed 0.30%. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option.

On the date we issue the rider for this benefit ("Rider Date"), the MAV DEATH BENEFIT is equal to the Contract Value. After the Rider Date and prior to the date we determine the Death Proceeds (see "Death Proceeds" on page 57), the MAV Death Benefit is recalculated each time a purchase payment or withdrawal is made as well as on each Contract Anniversary as follows:

.. Each time a purchase payment is made, the MAV Death Benefit is increased by the amount of the purchase payment.

.. Each time a withdrawal is made, the MAV Death Benefit is reduced by a proportional withdrawal adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated MAV Death Benefit.

.. On each Contract Anniversary until the first Contract Anniversary following the 80/TH/ birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first, the MAV Death Benefit is recalculated as the greater of the Contract Value on that date or the most recently calculated MAV Death Benefit.

If no purchase payments or withdrawals are made after the Rider Date, the MAV Death Benefit will be equal to the greatest of the Contract Value on the Rider Date and the Contract Values on each subsequent Contract Anniversary after the Rider Date, but before the date we determine the Death Proceeds. If, upon death of the Contract Owner, the Contract is continued under Option D as described on page 61, and if the oldest New Contract Owner and the oldest Annuitant are age 80 or younger on the date we determine the Death Proceeds, then the MAV Death Benefit Option will continue. The MAV Death Benefit will continue to be recalculated for purchase payments, withdrawals, and on each Contract Anniversary after the date we determine the Death Proceeds until the earlier of:

.. The first Contract Anniversary following the 80/th/ birthday of either the oldest New Contract Owner or


                                 58  PROSPECTUS
  the oldest Annuitant, whichever is earlier. (After the 80/th/ birthday of either the oldest New Contract Owner or the oldest Annuitant, whichever is earlier, the MAV Death Benefit will be recalculated only for purchase payments and withdrawals); or

.. The date we next determine the Death Proceeds.


ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION.
The Enhanced Beneficiary Protection (Annual Increase) Option is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to 0.30%. We may change what we charge for this death benefit option, but it will never exceed 0.30%. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option.

On the date we issue the rider for this benefit ("Rider Date"), the Enhanced Beneficiary Protection (Annual Increase) Benefit is equal to the Contract Value. The Enhanced Beneficiary Protection (Annual Increase) Benefit, plus purchase payments made after the Rider Date and less withdrawal adjustments for withdrawals made after the Rider Date, will accumulate interest on a daily basis at a rate equivalent to 5% per year, subject to the "CAP" defined below. This accumulation will continue until the earlier of:

  (a) the first Contract Anniversary following the 80/th/ birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first; or

  (b) the date we determine the Death Proceeds.

After the 5% interest accumulation ends, the Enhanced Beneficiary Protection (Annual Increase) Benefit will continue to be increased by purchase payments and reduced by withdrawal adjustments for withdrawals until the death benefit option terminates. The withdrawal adjustment is a proportional adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the amount of the Enhanced Beneficiary Protection (Annual Increase) Benefit immediately prior to the withdrawal.

The Enhanced Beneficiary Protection (Annual Increase) Benefit CAP is equal to:

.. 200% of the Contract Value as of the Rider Date; plus

.. 200% of purchase payments made after the Rider Date, but excluding any purchase payments made in the 12-month period immediately prior to the death of the Contract Owner or the Annuitant; minus

.. Withdrawal adjustments for any withdrawals made after the Rider Date. Refer to Appendix E for withdrawal adjustment examples.

If, upon death of the Contract Owner, the Contract is continued under Option D as described on page 61, and if the oldest New Contract Owner and the oldest Annuitant are age 80 or younger on the date we determine the Death Proceeds, then the Enhanced Beneficiary Protection (Annual Increase) Option will continue. The amount of the Enhanced Beneficiary Protection (Annual Increase) Benefit as of the date we determine the Death Proceeds, plus subsequent purchase payments, less withdrawal adjustments for any subsequent withdrawals, will accumulate daily at a rate equivalent to 5% per year from the date we determine the Death Proceeds, until the earlier of:

.. The first Contract Anniversary following the 80/th/ birthday of either the oldest New Contract Owner or the oldest Annuitant, whichever is earlier. (After the 80/th/ birthday of either the oldest New Owner or the oldest Annuitant, whichever is earlier, the Enhanced Beneficiary Protection (Annual Increase) Benefit will be recalculated only for purchase payments and withdrawals; or

.. The date we next determine the Death Proceeds.


EARNINGS PROTECTION DEATH BENEFIT OPTION.
The "EARNINGS PROTECTION DEATH BENEFIT OPTION" is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to:

.. 0.25%, if the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date; and

.. 0.40%, if the oldest Contract Owner or oldest Annuitant is over age 70 and all are age 79 or younger on the Rider Application Date.

We may change what we charge for this death benefit option, but it will never exceed 0.35% for issue ages 0-70 and 0.50% for issue ages 71-79. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option. However, if your spouse elects to continue the Contract in the event of your death and if he or she elects to continue the Earnings Protection Death Benefit Option, the mortality and expense risk charge for the death benefit option will be based on the ages of the oldest new Contract Owner and the oldest Annuitant at the time the Contract is continued.

If the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date, the EARNINGS PROTECTION DEATH BENEFIT is equal to the lesser of:

.. 100% of "IN-FORCE PREMIUM" (excluding purchase payments made after the date we issue the rider for this benefit ("Rider Date") and during the twelve-month period immediately prior to the death of the Contract Owner or Annuitant); or


                                 59  PROSPECTUS

.. 40% of "IN-FORCE EARNINGS"

calculated as of the date we determine the Death Proceeds.

If the oldest Contract Owner or oldest Annuitant is over age 70 and all are age 79 or younger on the Rider Application Date, the EARNINGS PROTECTION DEATH BENEFIT is equal to the lesser of:

.. 50% of "IN-FORCE PREMIUM" (excluding purchase payments made after the Rider
  Date and during the twelve-month period immediately prior to the death of the Contract Owner or Annuitant); or

.. 25% of "IN-FORCE EARNINGS"

calculated as of the date we determine the Death Proceeds.

IN-FORCE EARNINGS are equal to the current Contract Value less In-Force Premium. If this quantity is negative, then In-Force Earnings are equal to zero.

IN-FORCE PREMIUM is equal to the Contract Value on the Rider Date, plus the sum of all purchase payments made after the Rider Date, less the sum of all "EXCESS-OF-EARNINGS WITHDRAWALS" made after the Rider Date.

An EXCESS-OF-EARNINGS WITHDRAWAL is equal to the excess, if any, of the amount of the withdrawal over the amount of the In-Force Earnings immediately prior to the withdrawal.

Refer to Appendix F for numerical examples that illustrate how the Earnings Protection Death Benefit Option is calculated.

If, upon death of the Contract Owner, the Contract is continued under Option D as described on page 61 below, and if the oldest new Owner and the oldest Annuitant are younger than age 80 on the date we determine the Death Proceeds, then this death benefit option will continue unless the New Contract Owner elects to terminate the death benefit option. If the death benefit option is continued, the following will apply as of the date we determine the Death Proceeds upon continuation:

.. The Rider Date will be changed to the date we determine the Death Proceeds;

.. The In-Force Premium is equal to the Contract Value as of the new Rider Date plus all purchase payments made after the Rider Date, less the sum of all the Excess-of-Earnings Withdrawals made after the Rider Date;

.. The Earnings Protection Death Benefit after the new Rider Date will be determined as described above, but using the ages of the oldest new Contract Owner and the oldest Annuitant as of the new Rider Date.

.. The mortality and expense risk charge, for this rider, will be determined as described above, but using the ages of the oldest new Contract Owner and the oldest Annuitant as of the new Rider Date.

If either the Contract Owner's or the Annuitant's age is misstated, the Earnings Protection Death Benefit and the mortality and expense risk charge for this death benefit option will be calculated according to the corrected age as of the Rider Date. Your Contract Value will be adjusted to reflect the mortality and expense risk charge for this death benefit option that should have been assessed based on the corrected age.


ALL OPTIONS.
WE RESERVE THE RIGHT TO IMPOSE LIMITATIONS ON THE INVESTMENT ALTERNATIVES IN WHICH YOU MAY INVEST AS A CONDITION OF THESE OPTIONS. THESE RESTRICTIONS MAY INCLUDE, BUT ARE NOT LIMITED TO, MAXIMUM INVESTMENT LIMITS ON CERTAIN INVESTMENT ALTERNATIVES, EXCLUSION OF CERTAIN INVESTMENT ALTERNATIVES, REQUIRED MINIMUM ALLOCATIONS TO CERTAIN VARIABLE SUB-ACCOUNTS AND/OR THE REQUIRED USE OF AUTOMATIC PORTFOLIO REBALANCING. CURRENTLY, NO SUCH RESTRICTIONS ARE BEING IMPOSED.

These death benefit options will terminate and the corresponding Rider Fee will cease on the earliest of the following to occur:

.. the date the Contract is terminated;

.. if, upon the death of the Contract Owner, the Contract is continued under Option D as described in the Death of Owner section on page 61, and either the oldest New Owner or the oldest Annuitant is older than age 80 (age 80 or older for the Earnings Protection Death Benefit Option) on the date we determine the Death Proceeds. The death benefit option will terminate on the date we determine the Death Proceeds;

.. if the Contract is not continued in the Accumulation Phase under either the Death of Owner or Death of Annuitant provisions of the Contract. The death benefit option will terminate on the date we determine the Death Proceeds;

.. on the date the Contract Owner (if the current Contract Owner is a living person) is changed for any reason other than death unless the New Contract Owner is a trust and the Annuitant is the current Contract Owner;

.. on the date the Contract Owner (if the current Contract Owner is a non-living person) is changed for any reason unless the New Contract Owner is a non-living person or is the current Annuitant; or

.. the Payout Start Date.

Notwithstanding the preceding, in the event of the Contract Owner's death, if the Contract Owner's spouse elects to continue the Contract (as permitted in the Death of Owner provision below) he or she may terminate the Earnings Protection Death Benefit at that time.


                                 60  PROSPECTUS

DEATH BENEFIT PAYMENTS

DEATH OF CONTRACT OWNER
If a Contract Owner dies prior to the Payout Start Date, then the surviving Contract Owners will be "NEW CONTRACT OWNERS". If there are no surviving Contract Owners, then subject to any restrictions previously placed upon them, the Beneficiaries will be the New Contract Owners.

If there is more than one New Contract Owner taking a share of the Death Proceeds, each New Contract Owner will be treated as a separate and independent Contract Owner of his or her respective share of the Death Proceeds. Each New Contract Owner will exercise all rights related to his or her share of the Death Proceeds, including the sole right to elect one of the Option(s) below, subject to any restrictions previously placed upon the New Contract Owner. Each New Contract Owner may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Option chosen by the original New Contract Owner.

The Options available to the New Contract Owner will be determined by the applicable following Category in which the New Contract Owner is defined. An Option will be deemed to have been chosen on the day we receive written notification in a form satisfactory to us.

NEW CONTRACT OWNER CATEGORIES


CATEGORY 1. If your spouse (or Annuitant's spouse in the case of a grantor trust-owned Contract) is the sole New Contract Owner of the entire Contract, your spouse must choose from among the death settlement Options A, B, C, D, or E described below. If he or she does not choose one of these Options, then Option D will apply.


CATEGORY 2. If the New Contract Owner is a living person who is not your spouse (or Annuitant's spouse in the case of a grantor trust-owned Contract), or there is more than one New Contract Owner, all of whom are living persons, each New Contract Owner must choose from among the death settlement Options A, B, C, or E described below. If a New Contract Owner does not choose one of these Options, then Option C will apply for that New Contract Owner.


CATEGORY 3. If there are one or more New Contract Owner(s) and at least one of the New Contract Owners is a non-living person such as a corporation or a trust, all New Contract Owners are considered to be non-living persons for purposes of the death settlement options. Each New Contract Owner must choose death settlement Option A or C described below. If a New Contract Owner does not choose one of these Options, then Option C will apply for that New Contract Owner.

The death settlement options we currently offer are:


OPTION A. The New Contract Owner may elect to receive the Death Proceeds in a lump sum.


OPTION B. The New Contract Owner may elect to apply the Death Proceeds to one of the Income Plans described above. Such income payments must begin within one year of the date of death and must be payable:

.. Over the life of the New Contract Owner; or

.. For a guaranteed payment period of at least 5 years (60 months), but not to exceed the life expectancy of the New Contract Owner; or

.. Over the life of the New Contract Owner with a guaranteed payment period of at least 5 years (60 months), but not to exceed the life expectancy of the New Contract Owner.


OPTION C. The New Contract Owner may elect to receive the Contract Value payable within 5 years of the date of death. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. Any excess amount of the Death Proceeds over the Contract Value on that date will be allocated to the Putnam VT Money Market Variable Sub-Account unless the New Contract Owner provides other allocation instructions.

The New Contract Owner may not make any additional purchase payments under this option. Withdrawal charges will be waived for any withdrawals made during the 5-year period after the date of death; however, amounts withdrawn may be subject to Market Value Adjustments. The New Contract Owner may exercise all rights set forth in the Transfers provision.

If the New Contract Owner dies before the Contract Value is completely withdrawn, the New Contract Owner's Beneficiary(ies) will receive the greater of the remaining Settlement Value or the remaining Contract Value within 5 years of the date of the original Contract Owner's death.


OPTION D. The New Contract Owner may elect to continue the Contract in the Accumulation Phase. If the Contract Owner was also the Annuitant, then the New Contract Owner will be the new Annuitant. This Option may only be exercised once per Contract. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date.

Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-Accounts of the Variable Account. This excess will be allocated in proportion to your Contract Value in those Sub-Accounts as of the end of the Valuation Date that we receive the complete request for settlement except that any portion of this excess attributable to the Fixed Account Options will be allocated to the Putnam VT Money Market Variable Sub-Account.

Within 30 days after the date we determine the Death Proceeds, the New Contract Owner may make a one-time transfer of all or a portion of the excess of the Death


                                 61  PROSPECTUS

Proceeds, if any, into any combination of Variable Sub-Accounts, the Standard Fixed Account and the Market Value Adjusted Fixed Account without incurring a transfer fee provided the investment alternative is available with the Contract at that time. Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in this Contract.

The New Contract Owner may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge; however, the amount withdrawn may be subject to a Market Value Adjustment and a 10% tax penalty if the New Contract Owner is under age 59 1/2.


OPTION E. Effective July 1, 2005, for Nonqualified Contracts, the New Contract Owner may elect to make withdrawals at least annually of amounts equal to the "ANNUAL REQUIRED DISTRIBUTION" calculated for each calendar year. The first such withdrawal must occur within:

.. One year of the date of death;

.. The same calendar year as the date we receive the first Complete Request for Settlement; and

.. One withdrawal frequency.

The New Contract Owner must select the withdrawal frequency (monthly, quarterly, semi-annual, or annual). Once this option is elected and frequency of withdrawals is chosen, they cannot be changed by the New Contract Owner and become irrevocable.

In the calendar year in which the Death Proceeds are determined, the ANNUAL REQUIRED DISTRIBUTION is equal to the Contract Value on the date of the first distribution divided by the "Life Expectancy" of the New Contract Owner, and the result multiplied by a fraction that represents the portion of the calendar year remaining after the date of the first distribution. (The Contract Value, as of the date we receive the Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. The Contract Value on the date of the first distribution may be more or less than the Contract Value as of the date we receive the Complete Request for Settlement.) The Life Expectancy in that calendar year is equal to the life expectancy value from IRS Tables, based on the age of the New Contract Owner as of his or her birthday in the same calendar year.

In any subsequent calendar year, the Annual Required Distribution is equal to the Contract Value as of December 31 of the prior year divided by the remaining Life Expectancy of the New Contract Owner. In each calendar year after the calendar year in which the first distribution occurred, the Life Expectancy of the New Contract Owner is the Life Expectancy calculated in the previous calendar year minus one (1) year. If the Life Expectancy is less than one (1), the Annual Required Distribution is equal to the Contract Value.

If the New Contract Owner dies before the Contract Value is completely withdrawn, the scheduled withdrawals will continue to be paid to the New Contract Owner's Beneficiary(ies). The Contract Value invested in the Variable Sub-Accounts will be subject to investment risk until it is withdrawn.

We reserve the right to offer additional death settlement options.

DEATH OF ANNUITANT

If the Annuitant dies prior to the Payout Start Date, then the surviving Contract Owners will have the Options available to the New Contract Owner, determined by the applicable following category in which the New Contract Owner is defined, unless:

.. The Annuitant was also the Contract Owner, in which case the Death of Owner provisions above apply; or

.. The Contract Owner is a grantor trust not established by a business, in which case the Beneficiary(ies) will be deemed the New Contract Owners and the Death of Contract Owner provisions above will apply.

SURVIVING CONTRACT OWNER CATEGORIES


CATEGORY 1. If the Contract Owner is a living person, prior to the Annuitant's death, the Contract Owner must choose from among the death settlement Options A, B, or D described below. If the Contract Owner does not choose one of these Options, then Option D will apply.


CATEGORY 2. If the Contract Owner is a non-living person such as a corporation or a trust, the Contract Owner must choose from death settlement Options A or C described below. If the Contract Owner does not choose one of these Options, then Option C will apply.

The death settlement options we currently offer are:


OPTION A. The Contract Owner may elect to receive the Death Proceeds in a lump sum.


OPTION B. The Contract Owner may elect to apply the Death Proceeds to one of the Income Plans described above. Such income payments must begin within one year of the date of death.


OPTION C. The Contract Owner may elect to receive the Contract Value payable within 5 years of the date of death. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. Any excess amount of the Death Proceeds over the Contract Value on that date will be allocated to the Putnam VT Money Market Variable Sub-Account unless the Contract Owner provides other allocation instructions.

The Contract Owner may not make any additional purchase payments under this option. Withdrawal charges will be waived for any withdrawals made during the 5-year period after the date of death; however,


                                 62  PROSPECTUS
amounts withdrawn may be subject to Market Value Adjustments. The Contract Owner may exercise all rights set forth in the Transfers provision.


OPTION D. The Contract Owner may elect to continue the Contract and the youngest Contract Owner will become the new Annuitant. The Contract Value of the continued Contract will not be adjusted to equal the Death Proceeds.

We reserve the right to offer additional death settlement options.

QUALIFIED CONTRACTS

The death settlement options for qualified plans, including IRAs, may be different to conform with the individual tax requirements of each type of qualified plan. Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain qualified plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION AND DEATH OF CO-ANNUITANT

We offer a Spousal Protection Benefit (Co-Annuitant) Option that may be added to your Contract subject to the following conditions:

.. The individually owned Contract must be either a traditional, Roth, or Simplified Employee Pension IRA.

.. The Contract Owner's spouse must be the sole Primary Beneficiary of the Contract and will be the named Co-Annuitant.

.. The Contract Owner must be age 90 or younger on the Rider Application Date;
  and the Co-Annuitant must be age 79 or younger on the Rider Application Date.

.. The option may be added at Contract issue or anytime after Contract issue through April 30, 2005. On or after May 1, 2005, the option may only be added when we issue the Contract or within 6 months of the Contract Owner's marriage. We may require proof of marriage in a form satisfactory to us. Currently, you may not add the Option to your Contract without our prior approval if you Contract Value is greater than $1,000,000 at the time you choose to add the Option.

Under the Spousal Protection Benefit Option, the Co-Annuitant will be considered to be an Annuitant under the Contract during the Accumulation Phase except that the "Death of Annuitant" provision does not apply on the death of the Co-Annuitant, and that the latest Payout Start Date will be based solely on the Contract Owner's age.

You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. Once we accept a change, the change will take effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it. At any time, there may only be one Co-Annuitant under your Contract.

There is an annual Rider Fee of 0.10% of the Contract Value for new Options added on or after January 1, 2005. For Options added prior to this date, there is no charge for this Option. We reserve the right to assess an annual Rider Fee not to exceed 0.15% for Options added in the future. Once this Option is added to your Contract, we guarantee that we will not increase what we charge you for this Option. For Contracts purchased on or after January 1, 2005, we may discontinue offering the Spousal Protection Benefit (Co-Annuitant) Option at any time prior to the time you elect to receive it.

The option will terminate upon the date termination is accepted by us or will terminate on the earliest of the following occurrences:

.. upon the death of the Co-Annuitant (as of the date we determine the Death
  Proceeds);

.. upon the death of the Contract Owner (as of the date we determine the Death
  Proceeds);

.. on the date the Contract is terminated;

.. on the Payout Start Date; or

.. on the date you change the beneficiary of the Contract and the change is accepted by us;

.. for options added on or after January 1, 2005, the Owner may terminate the option upon the divorce of the Owner and the Co-Annuitant by providing written notice and proof of divorce in a form satisfactory to us;

.. for options added prior to January 1, 2005, the Owner may terminate this option at anytime by written notice in a form satisfactory to us.

Once terminated, a new Spousal Protection Benefit (Co-Annuitant) Option cannot be added to the Contract unless the last option attached to the Contract was terminated due to divorce or a change of beneficiary.


DEATH OF CO-ANNUITANT. If the Co-Annuitant dies prior to the Payout Start Date, subject to the following conditions, the Contract will be continued according to Option D under the "Death of Owner" provision of your Contract:

.. The Co-Annuitant must have been your legal spouse on the date of his or her death; and

.. Option D of the "Death of Owner" provision of your Contract has not previously been exercised.

The Contract may only be continued once under Option D under the "Death of Owner" provision. For a description of Option D, see the "Death of Owner" section of this prospectus.


                                 63  PROSPECTUS

Note: For Contracts that have already been issued the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts, this section replaces the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts and Death of Co-Annuitant section.

SPOUSAL PROTECTION BENEFIT (CO-ANNUITANT) OPTION FOR CUSTODIAL INDIVIDUAL RETIREMENT ACCOUNTS AND DEATH OF CO-ANNUITANT

We offer a Spousal Protection Benefit (Co-Annuitant) Option for certain Custodial Individual Retirement Accounts established under Code Section 408(a) that may be added to your Contract. CSP may not be available in all states. CSP is subject to the following conditions ("CSP Conditions"):

.. The beneficially owned Contract must be a Custodial traditional IRA, Custodial
  Roth IRA, or a Custodial Simplified Employee Pension IRA.

.. The Annuitant must be the beneficial owner of the Custodial traditional IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA.

.. The Co-Annuitant must be the legal spouse of the Annuitant. Only one
  Co-Annuitant may be named.

.. The Co-Annuitant must be the sole beneficiary of the Custodial traditional
  IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA.

.. The Annuitant must be age 90 or younger on the CSP Application Date.

.. The Co-Annuitant must be age 79 or younger on the CSP Application Date.

.. The CSP may be added at Contract issue or anytime after Contract issue through April 30, 2005. On or after May 1, 2005, the CSP may only be added when we issue the Contract or within 6 months of the beneficial owner's marriage. We may require proof of marriage in a form satisfactory to us. Currently, you may not add the CSP to your Contract without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the Option.

.. We have made no payments under any Income Plan.

.. There is an annual Rider Fee of 0.10% of the Contract Value for new Options added on or after January 1, 2005. For Options added prior to this date, there is no charge for this Option. We reserve the right to increase the annual Rider Fee to up to 0.15% of the Contract Value.

Under CSP, the Co-Annuitant will be considered to be an Annuitant under the Contract during the Accumulation Phase except that:

.. The Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date.

.. The "Death of Annuitant" provision of the Contract does not apply on the death of the Co-Annuitant.

.. The Co-Annuitant is not considered the beneficial owner of the Custodial traditional IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA.

You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. Once we accept a change, the change will take effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it. At any time, there may only be one Co-Annuitant under your Contract.

For Spousal Protection Benefit (Co-Annuitant) Options for Custodial Individual Retirement Accounts added on or after January 1, 2005, there is an annual Rider Fee of 0.10% of the Contract Value for this Option. For Options added prior to this date, there is no charge for this Option. We reserve the right to assess an annual Rider Fee not to exceed 0.15% for Options added in the future. Once this Option is added to your Contract, we guarantee that we will not increase what we charge you for this Option. For Contracts issued on or after January 1, 2005, we may discontinue offering the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts at any time to new Contract Owners and to existing Contract Owners who did not elect the Option prior to the date of discontinuance.

The Owner may terminate CSP upon the divorce of the Annuitant and the Co-Annuitant by providing written notice and proof of divorce in a form satisfactory to us. The Owner may also terminate CSP upon a change in the beneficiary of the IRA by providing written notice and proof of the change in a form satisfactory to us. CSP will terminate upon the date termination is accepted by us or on the earliest of the following occurrences:

.. On the date CSP is terminated as described above; or

.. Upon the death of the Annuitant; or

.. Upon the death of the Co-Annuitant; or

.. On the date the Contract is terminated; or

.. On the Payout Start Date.

Once terminated, a new CSP cannot be added to the Contract unless the last option attached to the Contract was terminated due to divorce or change of beneficiary of the IRA.


DEATH OF CO-ANNUITANT.  This section applies if:

.. The CSP Conditions are met.

.. The Annuitant was, at the time of the Co-Annuitant's death, the beneficial owner of the Custodial traditional IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA.

.. We have received proof satisfactory to us that the Co-Annuitant has died.

.. The Co-Annuitant was, at the time of the Co-Annuitant's death, the sole beneficiary of the

                                 64  PROSPECTUS

  Custodial traditional IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA, and

.. the Co-Annuitant was, at the time of the Co-Annuitant's death, the legal spouse of the Annuitant.

If this section applies and if the Co-Annuitant dies prior to the Payout Start Date, then, subject to the following conditions, the Contract may be continued according to Option D under the "Death of Owner" provisions under the same terms and conditions that would apply if the Co-Annuitant were the Owner of the Contract before death and the sole new Owner of the Contract were the Annuitant provided that:

.. The Co-Annuitant was the legal spouse of the Annuitant on the date of Annuitant's death.

.. The Owner does not thereafter name a new Co-Annuitant; and

.. The Owner of the Custodial traditional IRA, Custodial Roth IRA, or Custodial
  Simplified Employee Pension IRA remains the Custodian; and

.. The Contract may only be continued once.


MORE INFORMATION
--------------------------------------------------------------------------------


ALLSTATE LIFE
Allstate Life is the issuer of the Contract. Allstate Life was organized in 1957 as a stock life insurance company under the laws of the state of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company organized under the laws of the state of Illinois. All of the capital stock issued and outstanding of Allstate Insurance Company is owned by The Allstate Corporation.

Allstate Life is licensed to operate in the District of Columbia, Puerto Rico, and all jurisdictions except the state of New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3100 Sanders Road, Northbrook, Illinois, 60062.


VARIABLE ACCOUNT
Allstate Life established the Allstate Financial Advisors Separate Account I in 1999. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate Life.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under Illinois law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Allstate Life.

The Variable Account currently consists of multiple Variable Sub-Accounts. Each Variable Sub-Account offered under this Contract invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.


THE PORTFOLIOS

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolios at their net asset value.


VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract Owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted upon on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for

                                 65  PROSPECTUS
that action in the next semi-annual financial report we send to you.


CHANGES IN PORTFOLIOS. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new Variable Sub-Accounts that invest in additional underlying funds. We will notify you in advance of any change.


CONFLICTS OF INTEREST. Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. The board of directors/trustees of these Portfolios monitors for possible conflicts among separate accounts buying shares of the Portfolios. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, the Portfolio's board of directors/trustees may require a separate account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.


THE CONTRACT

DISTRIBUTION. Allstate Distributors, L.L.C. ("Allstate Distributors"), located at 3100 Sanders Road, Northbrook, IL 60062, is the principal underwriter and distributor of the Contract. Allstate Distributors is a wholly owned subsidiary of Allstate Life. Allstate Distributors is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the National Association of Securities Dealers, Inc. ("NASD").

Allstate Distributors does not sell Contracts directly to purchasers. Allstate Distributors enters into selling agreements with affiliated and unaffiliated broker-dealers and banks to sell the Contracts through their registered
representatives.   The broker-dealers are registered with the SEC and are NASD member firms. Their registered representatives are also licensed as insurance agents by applicable state insurance authorities and appointed as agents of Allstate Life in order to sell the Contracts. Contracts also may be sold by representatives or employees of banks that may be acting as broker-dealers without separate registration under the Exchange Act, pursuant to legal and regulatory exceptions.

We will pay commissions to broker-dealers and banks which sell the Contracts. Commissions paid vary, but we may pay up to a maximum sales commission of 7.25% of total purchase payments. In addition, we may pay ongoing annual compensation of up to 1.25% of Contract Value. Individual representatives receive a portion of compensation paid to the broker-dealer or bank with which they are associated in accordance with the broker-dealer's or bank's practices. We estimate that commissions and annual compensation, when combined, will not exceed 8.5% of total purchase payments. However, commissions and annual compensation could exceed that amount because ongoing annual compensation is related to Contract Value and the number of years the Contract is held.

From time to time, we pay asset-based compensation and/or marketing allowances to banks and broker-dealers. These payments vary among individual banks and broker dealers, and the asset-based payments may be up to 0.25% of Contract Value annually. These payments are intended to contribute to the promotion and marketing of the Contracts, and they vary among banks and broker-dealers. The marketing and distribution support services include but are not limited to: (1) placement of the Contracts on a list of preferred or recommended products in the bank's or broker-dealer's distribution system; (2) sales promotions with regard to the Contracts; (3) participation in sales conferences; and (4) helping to defray the costs of sales conferences and educational seminars for the bank or broker-dealer's registered representatives. For more information on the compensation associated with this Contract that your registered representative or his or her bank or brokerage firm may receive, please consult your registered representative.

Allstate Life does not pay Allstate Distributors a commission for distribution of the Contracts. Allstate Distributors compensates its representatives who act as wholesalers, and their sales management personnel, for Contract sales. This compensation is based on a percentage of premium payments and/or a percentage of Contract Values. The underwriting agreement with Allstate Distributors provides that we will reimburse Allstate Distributors for expenses incurred in distributing the Contracts, including any liability to Contract Owners arising out of services rendered or Contracts issued.

For Allstate Advisor Contracts issued to employees of Allstate Life and certain other eligible organizations, and in lieu of Allstate Life paying any commissions on sales of those Contracts, the Contract Owner will receive a credit of 6% of the amount of each purchase payment that will be applied to each purchase payment. Allstate Life will allocate this credit in the same allocation as your most recent instruction. If you exercise your Right to Cancel your Contract as described in this prospectus, we will return to you the amount you would have received had there been no credit. Unless we are required by law to return your purchase payments, this amount also will include any charges deducted that reduced your Contract Value prior to cancellation, plus any investment gain on

                                 66  PROSPECTUS
the credit. The credit may not be available in all states. We do not consider the credit to be an "investment in the contract" for income tax purposes.


ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account.

We provide the following administrative services, among others:

.. issuance of the Contracts;

.. maintenance of Contract Owner records;

.. Contract Owner services;

.. calculation of unit values;

.. maintenance of the Variable Account; and

.. preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least annually. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.


ANNUITIES HELD WITHIN A QUALIFIED PLAN
If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.


LEGAL MATTERS
Foley & Lardner LLP, Washington, D.C., has advised Allstate Life on certain federal securities law matters. All matters of Illinois law pertaining to the Contracts, including the validity of the Contracts and Allstate Life's right to issue such Contracts under Illinois insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate Life.


                                 67  PROSPECTUS

TAXES
--------------------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE LIFE MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.


TAXATION OF ALLSTATE LIFE INSURANCE COMPANY
Allstate Life is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Variable Account is not an entity separate from Allstate Life, and its operations form a part of Allstate Life, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Allstate Life believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Allstate Life does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Allstate Life does not intend to make provisions for any such taxes. If Allstate Life is taxed on investment income or capital gains of the Variable Account, then Allstate Life may impose a charge against the Variable Account in order to make provision for such taxes.


TAXATION OF VARIABLE ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

.. the Contract Owner is a natural person,

.. the investments of the Variable Account are "adequately diversified" according to Treasury Department regulations, and

.. Allstate Life is considered the owner of the Variable Account assets for federal income tax purposes.


NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.


EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.


GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the beneficiary. A trust named beneficiary, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment, or 2) payment deferred up to five years from date of death.


DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Allstate Life does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.


OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future


                                 68  PROSPECTUS
guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate Life does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.


TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.


TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.


TAXATION OF LEVEL MONTHLY VARIABLE ANNUITY PAYMENTS. You may have an option to elect a variable income payment stream consisting of level monthly payments that are recalculated annually. Although we will report your levelized payments to the IRS in the year distributed, it is possible the IRS could determine that receipt of the first monthly payout of each annual amount is constructive receipt of the entire annual amount. If the IRS were to take this position, the taxable amount of your levelized payments would be accelerated to the time of the first monthly payout and reported in the tax year in which the first monthly payout is received.


WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.


DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

.. if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

.. if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

.. if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.


TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:


                                 69  PROSPECTUS

.. if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

.. if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.


PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made as a result of the Contract Owner's death or becoming totally disabled,

.. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

.. made under an immediate annuity, or

.. attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.


SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.


TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.


PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance; as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different. Your Contract may not permit partial exchanges.


TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.


AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Allstate Life (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.


INCOME TAX WITHHOLDING
Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Allstate Life is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully


                                 70  PROSPECTUS
completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.


TAX QUALIFIED CONTRACTS
The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as or in connection with:

.. Individual Retirement Annuities (IRAs) under Code Section 408(b);

.. Roth IRAs under Code Section 408A;

.. Simplified Employee Pension (SEP IRA) under Code Section 408(k);

.. Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code Section
  408(p);

.. Tax Sheltered Annuities under Code Section 403(b);

.. Corporate and Self Employed Pension and Profit Sharing Plans under Code
  Section 401; and

.. State and Local Government and Tax-Exempt Organization Deferred Compensation
  Plans under Code Section 457.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate Life can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Allstate Life does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored qualified retirement plan.

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain qualified plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.


TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made to a beneficiary after the Contract Owner's death,

.. attributable to the Contract Owner being disabled, or

.. made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.


REQUIRED MINIMUM DISTRIBUTIONS. Generally, Tax Qualified Contracts (excluding Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.


THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase


                                 71  PROSPECTUS
payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a TSA or employer sponsored qualified retirement plan.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.


PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made as a result of the Contract Owner's death or total disability,

.. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

.. made after separation from service after age 55 (does not apply to IRAs),

.. made pursuant to an IRS levy,

.. made for certain medical expenses,

.. made to pay for health insurance premiums while unemployed (applies only for IRAs),

.. made for qualified higher education expenses (applies only for IRAs), and

.. made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.


SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.


INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate Life is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Tax Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

.. required minimum distributions, or,

.. a series of substantially equal periodic payments made over a period of at least 10 years, or,

.. a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

.. hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate Life is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien or to certain other 'foreign persons'. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's


                                 72  PROSPECTUS
country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.


INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.


ROTH INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL

IRAS). Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3) We receive a complete request for settlement for the death of the Annuitant; and

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

  (a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

  (b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

  (c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.


SIMPLIFIED EMPLOYEE PENSION IRA. Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.


SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Code Section 408(p) allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.


TAX SHELTERED ANNUITIES. Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

.. attains age 59 1/2,

.. severs employment,

.. dies,

.. becomes disabled, or

.. incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).


                                 73  PROSPECTUS

These limitations do not apply to withdrawals where Allstate Life is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept funds in 403(b) contracts that are subject to the Employee Retirement Income Security Act of 1974 (ERISA).


ANNUAL REPORTS AND OTHER DOCUMENTS
--------------------------------------------------------------------------------

 Allstate Life's Annual Report on Form 10-K for the year ended December 31, 2004 is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000352736. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at P.O. Box 80469, Lincoln, NE 68501-0469 (telephone:
1-800-203-0068).


                                 74  PROSPECTUS

STATEMENT OF ADDITIONAL INFORMATION
TABLE OF CONTENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Additions, Deletions, or Substitutions of Investments
--------------------------------------------------------------------------------
  The Contracts
--------------------------------------------------------------------------------
  Calculation of Accumulation Unit Values
--------------------------------------------------------------------------------
  Calculation of Variable Income Payments
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  General Matters
--------------------------------------------------------------------------------
  Experts
--------------------------------------------------------------------------------
  Financial Statements
--------------------------------------------------------------------------------
  Appendix A-Accumulation Unit Values
--------------------------------------------------------------------------------


THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.


                                 75  PROSPECTUS

APPENDIX A
CONTRACT COMPARISON CHART

        FEATURE                 ADVISOR                                  ADVISOR PREFERRED
--------------------------------------------------------------------------------------------------------------
                                                  5-YEAR WITHDRAWAL      3-YEAR WITHDRAWAL     NO WITHDRAWAL
                                                    CHARGE OPTION          CHARGE OPTION       CHARGE OPTION
--------------------------------------------------------------------------------------------------------------
Mortality and Expense
Risk Charge                      1.10%                  1.40%                  1.50%               1.60%
(Base Contract)
--------------------------------------------------------------------------------------------------------------
Withdrawal Charge                                   7/ 6/ 5/ 4/ 3             7/ 6/ 5               None
(% of purchase payment)   7/ 7/ 6/ 5/ 4/ 3/ 2
--------------------------------------------------------------------------------------------------------------
Withdrawal Charge        Confinement, Terminal  Confinement, Terminal  Confinement, Terminal        N/A
Waivers                  Illness, Unemployment  Illness, Unemployment  Illness, Unemployment
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The Fixed Account Options available depend on the type of Contract you have purchased and the state in which your Contract was issued. The following tables summarize the availability of the Fixed Account Options in general. Please check with your representative for specific details for your state.

                               DCA FIXED ACCOUNT OPTION
----------------------------------------------------------------------------------------
                                                   Advisor Preferred
                                  ------------------------------------------------------
                     Advisor           5-YEAR             3-YEAR         NO WITHDRAWAL
                                  WITHDRAWAL CHARGE  WITHDRAWAL CHARGE   CHARGE OPTION
----------------------------------     OPTION             OPTION
                                  ------------------------------------------------------
TRANSFER PERIODS   3 to 6 month     3 to 6 month       3 to 6 month           N/A

                  ----------------------------------------------------------------------
------------------   7 to          7 to   12 month    7 to   12 month         N/A
                     12 month
                  ----------------------------------------------------------------------


         STANDARD FIXED ACCOUNT OPTION (SOME OPTIONS NOT AVAILABLE IN ALL STATES)
--------------------------------------------------------------------------------------------
                      Advisor                         Advisor Preferred
                                   ---------------------------------------------------------
                                        5-YEAR             3-YEAR                NO
                                   WITHDRAWAL CHARGE  WITHDRAWAL CHARGE   WITHDRAWAL CHARGE
                   ----------------     OPTION             OPTION              OPTION
                                   ---------------------------------------------------------

GUARANTEE PERIODS      1-year             N/A                N/A                 N/A




--------------------------------------------------------------------------------------------
                      3-year*             N/A                N/A                 N/A
                   -------------------------------------------------------------------------
                      5-year*             N/A                N/A                 N/A
                   -------------------------------------------------------------------------
                      7-year*             N/A                N/A                 N/A
                   -------------------------------------------------------------------------


                 MVA FIXED ACCOUNT OPTION (NOT AVAILABLE IN ALL STATES)**
--------------------------------------------------------------------------------------------
                      Advisor                         Advisor Preferred
                                   ---------------------------------------------------------
                                        5-YEAR             3-YEAR                NO
                                   WITHDRAWAL CHARGE  WITHDRAWAL CHARGE   WITHDRAWAL CHARGE
                   ----------------     OPTION             OPTION              OPTION
                                   ---------------------------------------------------------
GUARANTEE PERIODS      3-year           3-year             3-year              3-year




--------------------------------------------------------------------------------------------
                       5-year           5-year             5-year              5-year
                   -------------------------------------------------------------------------
                       7-year           7-year             7-year              7-year
                   -------------------------------------------------------------------------
                      10-year           10-year            10-year             10-year
                   -------------------------------------------------------------------------


* Available only in states in which the MVA Fixed Account Option is not offered.

** Not available in states in which the 3-, 5-, or 7-year Standard Fixed Account
   Options are offered.


                                 76  PROSPECTUS

APPENDIX B - MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

The Market Value Adjustment is based on the following:

 I                                                    =    the Treasury Rate for a maturity equal to the term length of the
                                                           Guarantee Period Account for the week preceding the establishment of the Market Value Adjusted Fixed Guarantee Period Account;
J                                                     =    the Treasury Rate for a maturity equal to the term length of the
                                                           Market Value Adjusted Fixed Guarantee Period Account for the week preceding the date amounts are transferred or withdrawn from the
                                                           Market Value Adjusted Fixed Guarantee Period Account, the date we determine the Death Proceeds, or the Payout Start Date, as the case may be ("Market Value Adjustment Date").
N                                                     =    the number of whole and partial years from the Market Value
                                                           Adjustment Date to the expiration of the term length of the Market
                                                           Value Adjusted Fixed Guarantee Period Account.


Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release H.15. If such yields cease to be available in Federal Reserve Bulletin Release H.15, then we will use an alternate source for such information in our discretion.

The Market Value Adjustment factor is determined from the following formula:

                            .9 X [I-(J +.0025)] X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn, paid as Death Proceeds, or applied to an Income Plan from a Market Value Adjusted Fixed Guarantee Period Account at any time other than during the 30 day period after such Guarantee Period Account expires. NOTE: These examples assume that premium taxes are not applicable.

                     EXAMPLES OF MARKET VALUE ADJUSTMENT
                   $10,000 allocated to a Market Value Adjusted Fixed Guarantee
Purchase Payment:  Period Account
Guarantee Period:  5 years
Interest Rate:     4.50%
Full Withdrawal:   End of Contract Year 3
Contract:          Allstate Advisor*



                EXAMPLE 1: (ASSUMES DECLINING INTEREST RATES)

Step 1: Calculate Contract Value at  = $10,000.00 X (1.045) /3/ = $11,411.66
 End of Contract Year 3:
Step 2: Calculate the Free           =.15 X $10,000 = $1500
 Withdrawal Amount:
Step 3: Calculate the Withdrawal     =.06 X ($10,000 - $1,500) = $510
 Charge:
Step 4: Calculate the Market Value   I   =   4.50%
 Adjustment:                         J   =   4.20%
                                              730 DAYS
                                     N =   --------   =   2
                                              365 DAYS
                                     Market Value Adjustment Factor: .9 X [I -
                                     (J + .0025)] X N
                                     = .9 X [.045 - (.042 + .0025)] X 2 = .0009
                                     Market Value Adjustment = Market Value
                                     Adjustment Factor X Amount
                                     Subject To Market Value Adjustment:
                                     = .0009 X $11,411.66  = $10.27
Step 5: Calculate the amount          = $11,411.66 - $510 + $10.27 = $10,911.93
 received by Contract owner as a
 result of full withdrawal at the
 end of Contract Year 3:

                                 77  PROSPECTUS

                                         EXAMPLE 2: (ASSUMES RISING INTEREST RATES)
Step 1: Calculate Contract Value at End of Contract Year 3:        = $10,000.00 X (1.045) /3/ = $11,411.66
Step 2: Calculate The Free Withdrawal Amount:                     = .15 X $10,000 =  $1,500
Step 3: Calculate the Withdrawal Charge:                          = 0.06 X ($10,000 - $1,500) = $510
Step 4: Calculate the Market Value Adjustment:                    I   =   4.50%
                                                                  J   =   4.80%
                                                                           730 DAYS
                                                                  N  =    -----------   =   2
                                                                            365 DAYS
                                                                  Market Value Adjustment Factor: .9 X [I - (J + .0025)] X N
                                                                  = .9 X [(.045 - (.048 + .0025)] X (2) = -.0099
                                                                  Market Value Adjustment = Market Value Adjustment Factor X
                                                                  Amount Subject To Market Value Adjustment:
                                                                  = -.0099 X $11,411.66 = -$112.98
Step    5: Calculate the amount received by Contract owner as a   = $11,411.66 - $510 -  $112.98 = $10,788.68
 result of full withdrawal at the end of Contract Year 3:


   *These examples assume the election of the ALLSTATE ADVISOR CONTRACT for the purpose of illustrating the Market Value Adjustment calculation. The amounts would be different under the ALLSTATE ADVISOR PREFERRED CONTRACT, which has different expenses and withdrawal charges.




                                 78  PROSPECTUS

APPENDIX C
EXAMPLE OF CALCULATION OF INCOME PROTECTION BENEFIT
--------------------------------------------------------------------------------

Appendix C illustrates how we calculate the amount guaranteed under the Income Protection Benefit Option. Please remember that you are looking at an example only. Please also remember that the Income Protection Benefit Option may only be added to Income Plans 1 and/or 2, and only to those Income Plans for which you have selected variable income payments.

To illustrate the calculation of the amount guaranteed under the Income Protection Benefit Option, we assume the following:


Adjusted age of Annuitant on the Payout Start                   65
Date:
-------------------------------------------------------------------------------
Sex of Annuitant:                                              male
-------------------------------------------------------------------------------
Income Plan selected:                                            1
-------------------------------------------------------------------------------
Payment frequency:                                            monthly
-------------------------------------------------------------------------------
Amount applied to variable income payments under            $100,000.00
the Income Plan:
-------------------------------------------------------------------------------





The example assumes that the withdrawal charge period has expired for all purchase payments. In accordance with the terms of the Contract, the following additional assumptions apply:

Assumed investment rate:                                 3%
-------------------------------------------------------------------------------
Guaranteed minimum variable income   85% of the initial variable amount income
payment:                                               value
-------------------------------------------------------------------------------


STEP 1 - CALCULATION OF THE INITIAL VARIABLE AMOUNT INCOME VALUE:

Using the assumptions stated above, the initial monthly income payment is $5.49 per $1,000 applied to variable income payments under Income Plan 1. Therefore, the initial variable amount income value = $100,000 X $5.49/1000 = $549.00.

STEP 2 - CALCULATION OF THE AMOUNT GUARANTEED UNDER THE INCOME PROTECTION BENEFIT OPTION:

guaranteed minimum variable income payment = 85% X initial variable amount income value = 85% X $549.00 = $466.65.

STEP 3 - ILLUSTRATION OF THE EFFECT OF THE MINIMUM PAYMENT GUARANTEE UNDER THE INCOME PROTECTION BENEFIT OPTION:

If in any month your variable income payments would fall below the amount guaranteed under the Income Protection Benefit Option, your payment for that month will equal the guaranteed minimum variable income payment. For example, you would receive $466.65 even if the amount of your monthly income payment would have been less than that as a result of declining investment experience. On the other hand, if your monthly income payment is greater than the minimum guaranteed $466.65, you would receive the greater amount.




                                 79  PROSPECTUS

APPENDIX D
WITHDRAWAL ADJUSTMENT EXAMPLE - INCOME BENEFITS*
--------------------------------------------------------------------------------

Issue Date: January 1, 2003

Initial Purchase Payment: $50,000

                                                                                                         Income Benefit Amount
                                                                  Beginning                Contract      Maximum
                                             Type of              Contract   Transaction  Value After  Anniversary        5%
             Date                          Occurrence               Value      Amount     Occurrence      Value      Roll-Up Value
-----------------------------------------------------------------------------------------------------------------------------------
            1/1/04                     Contract Anniversary        $55,000           _      $55,000      $55,000        $52,500
-----------------------------------------------------------------------------------------------------------------------------------
            7/1/04                      Partial Withdrawal         $60,000     $15,000      $45,000      $41,250        $40,176
-----------------------------------------------------------------------------------------------------------------------------------


The following shows how we compute the adjusted income benefits in the example above. Please note that the withdrawal adjustment reduces the Maximum Anniversary Value by the same proportion as the withdrawal reduces the Contract Value. The withdrawal adjustment reduces the 5% Roll-Up Value part dollar-for-dollar and part proportionally.


MAXIMUM ANNIVERSARY VALUE INCOME BENEFIT
-------------------------------------------------------------------------------
Partial Withdrawal Amount                                 (a)          $15,000
-------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial               (b)          $60,000
Withdrawal
-------------------------------------------------------------------------------
Value of Income Benefit Amount Immediately Prior          (c)          $55,000
to Partial Withdrawal
-------------------------------------------------------------------------------
Withdrawal Adjustment                                [(a)/(b)]*(c)     $13,750
-------------------------------------------------------------------------------
Adjusted Income Benefit                                                $41,250
-------------------------------------------------------------------------------

5% ROLL-UP VALUE INCOME BENEFIT**
-------------------------------------------------------------------------------
Total Partial Withdrawal Amount                           (a)          $15,000
-------------------------------------------------------------------------------
STEP I - DOLLAR FOR DOLLAR PORTION
-------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial               (b)          $60,000
Withdrawal
-------------------------------------------------------------------------------
Value of Income Benefit Amount Immediately Prior
to Partial Withdrawal (assumes 181 days worth of          (c)          $53,786
interest on $52,500)
-------------------------------------------------------------------------------
Partial Withdrawal Amount (Corridor = 5% of               (d)          $ 2,625
Roll-Up Value on 1/1/04)
-------------------------------------------------------------------------------
Dollar for Dollar Withdrawal Adjustment            (e)=(d)*1.05^-0.5   $ 2,562
(discounted for a half year's worth of interest)
-------------------------------------------------------------------------------
Contract Value After Step 1                          (b')=(b)-(d)      $57,375
-------------------------------------------------------------------------------
Adjusted Income Benefit After Step 1                 (c')=(c)-(e)      $51,224
-------------------------------------------------------------------------------
STEP 2 - PROPORTIONAL PORTION
-------------------------------------------------------------------------------
Partial Withdrawal Amount                            (a')=(a)-(d)      $12,375
-------------------------------------------------------------------------------
Proportional Adjustment                             (a')/(b')*(c')     $11,048
-------------------------------------------------------------------------------
Contract Value After Step 2                            (b')-(a')       $45,000
-------------------------------------------------------------------------------
Adjusted Income Benefit After Step 2                                   $40,176
-------------------------------------------------------------------------------



 * For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values and Maximum Anniversary Value for all Contracts, net of applicable fees and charges. Actual income benefit amounts will differ due to the different fees and charges under each Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.


                                 80  PROSPECTUS

APPENDIX E
WITHDRAWAL ADJUSTMENT EXAMPLE - DEATH BENEFITS*
--------------------------------------------------------------------------------

Issue Date: January 1, 2005

Initial Purchase Payment: $50,000

                                                                                                      Death Benefit Amount
                                                                                            ----------------------------------------
                                                       Beginning                Contract                     Maximum
                                       Type of         Contract   Transaction  Value After    Purchase     Anniversary    Enhanced
             Date                     Occurrence         Value      Amount     Occurrence   Payment Value     Value     Beneficiary
------------------------------------------------------------------------------------------------------------------------   Value
                                                                                                                        ------------
            1/1/06               Contract Anniversary   $55,000           _      $55,000       $50,000       $55,000      $52,500
------------------------------------------------------------------------------------------------------------------------------------
            7/1/06                Partial Withdrawal    $60,000     $15,000      $45,000       $37,500       $41,250      $40,339
------------------------------------------------------------------------------------------------------------------------------------


The following shows how we compute the adjusted death benefits in the example above. Please note that the withdrawal reduces the Purchase Payment Value, the Maximum Anniversary Value, and the Enhanced Beneficiary Value by the same proportion as the withdrawal reduces the Contract Value.

PURCHASE PAYMENT VALUE DEATH BENEFIT
-----------------------------------------------------------------------------------
Partial Withdrawal Amount                                     (a)          $15,000
-----------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal        (b)          $60,000
-----------------------------------------------------------------------------------
Value of Death Benefit Amount Immediately Prior to            (c)          $50,000
Partial Withdrawal
-----------------------------------------------------------------------------------
Withdrawal Adjustment                                    [(a)/(b)]*(c)     $12,500
-----------------------------------------------------------------------------------
Adjusted Death Benefit                                                     $37,500
-----------------------------------------------------------------------------------

MAV DEATH BENEFIT
-----------------------------------------------------------------------------------
Partial Withdrawal Amount                                     (a)          $15,000
-----------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal        (b)          $60,000
-----------------------------------------------------------------------------------
Value of Death Benefit Amount Immediately Prior to            (c)          $55,000
Partial Withdrawal
-----------------------------------------------------------------------------------
Withdrawal Adjustment                                    [(a)/(b)]*(c)     $13,750
-----------------------------------------------------------------------------------
Adjusted Death Benefit                                                     $41,250
-----------------------------------------------------------------------------------

ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE)
BENEFIT
-----------------------------------------------------------------------------------
Partial Withdrawal Amount                                     (a)          $15,000
-----------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal        (b)          $60,000
-----------------------------------------------------------------------------------
Value of Death Benefit Amount Immediately Prior to
Partial Withdrawal (assumes 181 days worth of interest        (c)          $53,786
on $52,500)
-----------------------------------------------------------------------------------
Withdrawal Adjustment                                    [(a)/(b)]*(c)     $13,446
-----------------------------------------------------------------------------------
Adjusted Death Benefit                                                     $40,339
-----------------------------------------------------------------------------------



 * For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values and Maximum Anniversary Value for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.


                                 81  PROSPECTUS

APPENDIX F
CALCULATION OF EARNINGS PROTECTION DEATH BENEFIT*
--------------------------------------------------------------------------------

The following are examples of the Earnings Protection Death Benefit Option. For illustrative purposes, the examples assume Earnings in each case. Please remember that you are looking at examples and that your investment performance may be greater or lower than the figures shown.

EXAMPLE 1: ELECTED WHEN CONTRACT WAS ISSUED WITHOUT ANY SUBSEQUENT ADDITIONS OR WITHDRAWALS

In this example, assume that the oldest Contract Owner is age 55 on the Rider Application Date and elects the Earnings Protection Death Benefit Option when the Contract is issued. The Contract Owner makes an initial purchase payment of $100,000. After four years, the Contract Owner dies. On the date Allstate Life receives a Complete Request for Settlement, the Contract Value is $125,000. Prior to his death, the Contract Owner did not make any additional purchase payments or take any withdrawals.


Excess of Earnings Withdrawals                    =    $0
Purchase Payments in the 12 months prior to       =    $0
 death
In-Force Premium                                  =    $100,000
                                                       ($100,000 + $0 - $0)
In-Force Earnings                                 =    $25,000
                                                       ($125,000 - $100,000)
EARNINGS PROTECTION DEATH BENEFIT**               =    40 % * $25,000 = $10,000



Since 40% of In-Force Earnings is less than 100% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract.

**If the oldest Contract Owner or Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($6,250.00).




EXAMPLE 2: ELECTED WHEN CONTRACT WAS ISSUED WITH SUBSEQUENT WITHDRAWALS

In this example, assume the same facts as above, except that the Contract Owner has taken a withdrawal of $10,000 during the second year of the Contract. Immediately prior to the withdrawal, the Contract Value is $105,000. Here, $5,000 of the withdrawal is in excess of the In-Force Earnings at the time of the withdrawal. The Contract Value on the date Allstate Life receives a Complete Request for Settlement will be assumed to be $114,000.

Excess of Earnings Withdrawals                        =    $5,000
                                                           ($10,000-$5,000)
Purchase Payments in the 12 months prior to death     =    $0
In-Force Premium                                      =    $95,000
                                                           ($100,000+$0-$5,000)
In-Force Earnings                                     =    $19,000
                                                           ($114,000-$95,000)
EARNINGS PROTECTION DEATH BENEFIT**                   =    40%*$19,000=$7,600


Since 40% of In-Force Earnings is less than 100% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract.

**If the oldest Contract Owner or Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($4,750.00).




                                 82  PROSPECTUS

EXAMPLE 3: ELECTED AFTER CONTRACT WAS ISSUED WITH SUBSEQUENT ADDITIONS AND WITHDRAWALS
This example is intended to illustrate the effect of adding the Earnings Protection Death Benefit Option after the Contract has been issued and the effect of later purchase payments. In this example, assume that the oldest Contract Owner is age 72 on the Rider Application Date. At the time the Contract is issued, the Contract Owner makes a purchase payment of $100,000. After two years pass, the Contract Owner elects to add the Earnings Protection Death Benefit Option. On the date this Rider is added, the Contract Value is $110,000. Two years later, the Contract Owner withdraws $50,000. Immediately prior to the withdrawal, the Contract Value is $130,000. Another two years later, the Contract Owner makes an additional purchase payment of $40,000. Immediately after the additional purchase payment, the Contract Value is $130,000. Two years later, the Contract Owner dies with a Contract Value of $140,000 on the date Allstate Life receives a Complete Request for Settlement.

Excess of Earnings Withdrawals                           =    $30,000
                                                              ($50,000-$20,000)
Purchase Payments in the 12 months prior to death        =    $0
In-Force Premium                                         =    $120,000
                                                               ($110,000+$40,000-$30,000)
In-Force Earnings                                        =    $20,000
                                                              ($140,000-$120,000)
EARNINGS PROTECTION DEATH BENEFIT**                      =    25%*$20,000=$5,000


In this example, In-Force Premium is equal to the Contract Value on Rider Application Date plus the additional purchase payment and minus the Excess-of-Earnings Withdrawal.

Since 25% of In-Force Earnings is less than 50% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract.

**If the oldest Contract Owner or Annuitant had been age 70 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 40% of the In-Force Earnings ($8,000.00).




EXAMPLE 4: SPOUSAL CONTINUATION

This example is intended to illustrate the effect of a surviving spouse electing to continue the Contract upon the death of the Contract Owner on a Contract with the Earnings Protection Death Benefit Option. In this example, assume that the oldest Contract Owner is age 60 at the time the Contract is purchased (with the Earnings Protection Death Benefit Option and Maximum Anniversary Death Benefit Option) with a $100,000 purchase payment. Five years later the Contract Owner dies and the surviving spouse elects to continue the Contract. The Contract Value and Maximum Anniversary Value at this time are $150,000 and $160,000, respectively.

Excess of Earnings Withdrawals                                             =    $0
Purchase Payments in the 12 months prior to death                          =    $0
In-Force Premium                                                           =    $100,000
                                                                                ($100,000+$0-$0)
In-Force Earnings                                                          =    $50,000
                                                                                ($150,000-$100,000)
EARNINGS PROTECTION DEATH BENEFIT**                                        =    40%*$50,000=$20,000

Contract Value                                                             =    $150,000
Death Benefit                                                              =    $160,000
Earnings Protection Death Benefit                                          =    $20,000
Continuing Contract Value                                                  =    $180,000
                                                                                ($160,000+$20,000)


Since 40% of In-Force Earnings is less than 100% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

Assume the surviving spouse is age 72 when the Contract is continued. At this time, the surviving spouse has the option to continue the Earnings Protection Death Benefit Option at an additional mortality and expense risk charge of 0.40% and with an In-Force Premium amount equal to the Contract Value and the Rider Date reset to the date the Contract is


                                 83  PROSPECTUS
continued. If this selection is made, the Earnings Protection Death Benefit will be equal to the lesser of 25% of the In-Force Earnings and 50% of In-Force Premium. Otherwise, the surviving spouse may elect to terminate the Earnings Protection Death Benefit Option at the time of continuation.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values and Maximum Anniversary Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract.

**If the oldest Contract Owner or Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($12,500.00).


                                 84  PROSPECTUS

APPENDIX G - WITHDRAWAL ADJUSTMENT EXAMPLE - TRUERETURN ACCUMULATION BENEFIT*
--------------------------------------------------------------------------------

RIDER DATE: JANUARY 2, 2005

INITIAL PURCHASE PAYMENT: $50,000

INITIAL BENEFIT BASE: $50,000

                                   Type of         Beginning Contract   Transaction    Contract Value
           Date                   Occurrence              Value            Amount     After Occurrence   Benefit Base
----------------------------------------------------------------------------------------------------------------------
          1/2/06                                         $55,000                -         $55,000          $50,000
                             Contract Anniversary
----------------------------------------------------------------------------------------------------------------------
          7/2/06              Partial Withdrawal         $60,000          $15,000         $45,000          $37,500
----------------------------------------------------------------------------------------------------------------------



The following shows how we compute the adjusted Benefit Bases in the example above. Please note the withdrawal reduces the Benefit Base by the same proportion as the withdrawal reduces the Contract Value.

BENEFIT BASE
--------------------------------------------------------------------------------
Partial Withdrawal Amount                                    (a)        $15,000
--------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal       (b)        $60,000
--------------------------------------------------------------------------------
Value of Benefit Base Immediately Prior to Partial           (c)        $50,000
Withdrawal
--------------------------------------------------------------------------------
Withdrawal Adjustment                                   [(a)/(b)]*(c)   $12,500
--------------------------------------------------------------------------------
Adjusted Benefit Base                                                   $37,500
--------------------------------------------------------------------------------


*For the purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values, net of applicable fees
and charges for all Contracts.   Actual Contract Values will differ due to the
different fees and charges under each Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.


                                 85  PROSPECTUS

APPENDIX H - SUREINCOME WITHDRAWAL BENEFIT OPTION CALCULATION EXAMPLES
--------------------------------------------------------------------------------

Example 1: Assume you purchase an Allstate Advisor contract with a $100,000
----------
initial purchase payment and add the SureIncome Option at issue.

Your Benefit Base is $100,000, which is your initial purchase payment of $100,000.
Your Benefit Payment is $8,000, which is 8% of your initial purchase payment. Your Benefit Payment Remaining for this Benefit Year is $8,000, which is equal to your Benefit Payment at the beginning of this Benefit Year.



Example 2: Assume Example 1 is continued and an additional purchase payment of
----------
40,000 is made in the first Benefit Year.

The Benefit Base is increased to $140,000, which is your prior Benefit Base ($100,000) plus your additional purchase payment ($40,000).
The Benefit Payment is increased to $11,200, which is your prior Benefit Payment ($8,000) plus 8% of your additional purchase payment ($40,000).
The Benefit Payment Remaining is increased to $11,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($8,000) plus 8% of your additional purchase payment ($40,000).



Example 3: Assume Example 1 is continued and a withdrawal of $8,000 is made
----------
during the first Benefit Year.

The Benefit Base is reduced to $92,000, which is your prior Benefit Base ($100,000) less your withdrawal ($8,000).
The Benefit Payment is unchanged and remains $8,000.
The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($8,000) less your withdrawal ($8,000).



Example 4: Assume example 1 is continued and a withdrawal of $25,000 is made
----------
during the first Benefit Year. Assume the Contract Value prior to the withdrawal was $130,000. Because the $25,000 withdrawal is larger than the Benefit Payment Remaining, the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000)=$75,000.
The Benefit Payment remains $8,000, determined by the following calculation: the lesser of ($8,000) and (8% x ($130,000-$25,000))=$8,000
There is no Benefit Payment Remaining because the withdrawal has reduced it to $0.



Example 5: Assume example 3 is continued and an additional withdrawal of $5,000
----------
is taken in the same year (the first Benefit Year). Assume the Contract Value prior to the additional withdrawal was $60,000. Because the $5,000 withdrawal is larger than the Benefit Payment Remaining ($0), the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 - $5,000) and ($92,000 - $5,000)=$55,000.
The Benefit Payment is reduced to $4,400, determined by the following formula: the lesser of ($8,000) and ((8% x ($60,000-$5,000))=$4,400.
The Benefit Payment Remaining is unchanged at $0.



Example 6: Assume example 5 is continued and an additional Purchase Payment of
----------
40,000 is made in the same year (the first Benefit Year).

The Benefit Base is increased to $95,000, which is your prior Benefit Base ($55,000) plus your additional purchase payment ($40,000).
The Benefit Payment is increased to $7,600, which is your prior Benefit Payment ($4,400) plus 8% of your additional purchase payment ($40,000).


                                 86  PROSPECTUS

The Benefit Payment Remaining is increased to $3,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($0) plus 8% of your additional purchase payment ($40,000).

Example 7: Assume example 6 is continued and an additional withdrawal of $3,200
----------
is taken in the same year (the first Benefit Year).

The Benefit Base is reduced to $91,800, which is your prior Benefit Base ($95,000) less your withdrawal ($3,200).
The Benefit Payment is unchanged and remains $7,600.
The Benefit Payment Remaining is reduced to $0, which is your Benefit Payment Remaining prior to your withdrawal ($3,200) less your withdrawal ($3,200).


                                 87  PROSPECTUS

APPENDIX I - ACCUMULATION UNIT VALUES
--------------------------------------------------------------------------------

Appendix I presents the Accumulation Unit Values and number of Accumulation Units outstanding for each Variable Sub-Account since the Variable Sub-Accounts were first offered under the Contracts. This Appendix includes Accumulation Unit Values representing the highest and lowest available combinations of Contract charges that affect Accumulation Unit Values for each Contract. The Statement of Additional Information, which is available upon request without charge, contains the Accumulation Unit Values for all other available combinations for each Contract. Please contract us at 1-800-203-0068 to obtain a copy of the Statement of Additional Information.


ALLSTATE ADVISOR CONTRACTS: ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (BASIC CONTRACT)
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending December 31,  2003     2004
-------------------------------------------------------------------------------
SUB-ACCOUNTS
-------------------------------------------------------------------------------
STI Classic Capital Appreciation Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.749
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.749   $ 11.327
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   2,073     11,497
-------------------------------------------------------------------------------
STI Classic Growth and Income Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.356
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.356   $ 12.813
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   4,346     14,479
-------------------------------------------------------------------------------
STI Classic International Equity Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 12.267
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $12.267   $ 14.451
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      42        326
-------------------------------------------------------------------------------
STI Classic Investment Grade Bond Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.026
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.026   $ 10.309
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   1,147     11,884
-------------------------------------------------------------------------------
STI Classic Mid-Cap Equity Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.438
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.438   $ 13.189
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   5,312      8,657
-------------------------------------------------------------------------------
STI Classic Small Cap Value Equity Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 12.233
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $12.233   $ 14.996
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   1,982     12,820
-------------------------------------------------------------------------------
STI Classic Value Income Stock Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 11.262
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.262   $ 12.818
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0      3,813
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $11.851   $ 13.475
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $13.475   $ 14.713
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  19,258     91,878
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 11.263
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --     36,695
-------------------------------------------------------------------------------

                                 88  PROSPECTUS


FTVIP Franklin Large Cap Growth Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 10.533
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --     19,883
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $12.508   $ 14.653
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $14.653   $ 17.899
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   6,008     30,266
-------------------------------------------------------------------------------
FTVIP Franklin U.S. Government - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 10.274
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --     26,530
-------------------------------------------------------------------------------
FTVIP Mutual Shares Securities - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $11.428   $ 12.765
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $12.765   $ 14.192
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  11,247     93,951
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $13.323   $ 16.979
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $16.979   $ 20.902
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     384      4,722
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $11.618   $ 13.683
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $13.683   $ 16.009
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   3,281     22,173
-------------------------------------------------------------------------------
Lord Abbett Series - All Value Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 10.920
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --      2,505
-------------------------------------------------------------------------------
Lord Abbett Series - Bond-Debenture Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 10.370
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --     10,261
-------------------------------------------------------------------------------
Lord Abbett Series - Growth and Income Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 10.904
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --      8,652
-------------------------------------------------------------------------------
Lord Abbett Series - Growth Opportunities Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 11.153
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --      9,878
-------------------------------------------------------------------------------
Lord Abbett Series - Mid-Cap Value Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 11.136
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --      7,818
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $12.282   $ 12.468
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $12.468   $ 14.698
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   2,972     14,766
-------------------------------------------------------------------------------
Oppenheimer Balanced/VA - Service Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $12.053   $ 13.176
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $13.176   $ 14.280
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   7,178     53,108
-------------------------------------------------------------------------------
Oppenheimer Core Bond/VA - Service Shares Sub-Account/(1)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 10.118
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --      2,979
-------------------------------------------------------------------------------



                                 89  PROSPECTUS

Oppenheimer Capital Appreciation/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $11.115   $ 12.323
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $12.323   $ 12.968
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  13,298     39,477
-------------------------------------------------------------------------------
Oppenheimer Global Securities/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $11.823   $ 14.323
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $14.323   $ 16.808
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   3,710     15,213
-------------------------------------------------------------------------------
Oppenheimer High Income/VA - Service Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $12.246   $ 13.039
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $13.039   $ 13.995
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   3,104     36,988
-------------------------------------------------------------------------------
Oppenheimer Main Street/VA - Service Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $11.504   $ 12.713
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $12.713   $ 13.696
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   4,075     77,828
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $12.695   $ 14.755
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $14.755   $ 17.358
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   2,464     28,649
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond/VA - Service Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $11.496   $ 12.213
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $12.213   $ 13.072
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                  10,834    101,918
-------------------------------------------------------------------------------
Putnam VT Global Asset Allocation - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $11.631   $ 12.510
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $12.510   $ 13.473
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      90        758
-------------------------------------------------------------------------------
Putnam VT Growth and Income - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $12.266   $ 13.589
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $13.589   $ 14.904
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   2,429      5,716
-------------------------------------------------------------------------------
Putnam VT Health Sciences - Class IB Sub-Account/(2)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $11.035   $ 11.373
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.373   $ 12.026
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     173      2,926
-------------------------------------------------------------------------------
Putnam VT High Yield - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $12.454   $ 13.428
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $13.428   $ 14.652
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     350     14,873
-------------------------------------------------------------------------------
Putnam VT Income - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.514   $ 10.507
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.507   $ 10.832
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   4,742     19,067
-------------------------------------------------------------------------------
Putnam VT International Equity - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $11.502   $ 13.465
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $13.465   $ 15.444
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     135      1,836
-------------------------------------------------------------------------------
Putnam VT Investors - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $11.838   $ 13.072
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $13.072   $ 14.535
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     329      1,359
-------------------------------------------------------------------------------
Putnam VT Money Market - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $ 9.956   $  9.914
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $ 9.914   $  9.851
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   1,651     34,280
-------------------------------------------------------------------------------



                                 90  PROSPECTUS


Putnam VT New Opportunities - Class IB Sub-Account/(2)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $12.478   $ 13.580
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $13.580   $ 14.787
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     726      3,714
-------------------------------------------------------------------------------
Putnam VT New Value - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $12.840   $ 14.664
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $14.664   $ 16.708
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0      2,459
-------------------------------------------------------------------------------
Putnam VT Research - Class IB Sub-Account/(2)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $12.091   $ 13.177
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $13.177   $ 13.990
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0      2,430
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston - Class IB
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $11.490   $ 12.158
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $12.158   $ 12.986
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     752     15,384
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income - Class IB
Sub-Account/(2)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $12.769   $ 14.145
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $14.145   $ 16.978
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     187      1,374
-------------------------------------------------------------------------------
Putnam VT Vista - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $12.550   $ 13.646
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $13.646   $ 15.976
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     400      2,022
-------------------------------------------------------------------------------
Putnam VT Voyager - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $11.661   $ 12.475
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $12.475   $ 12.934
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   3,962     16,384
-------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 11.153
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --      3,279
-------------------------------------------------------------------------------
Van Kampen LIT Comstock, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 11.366
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --     25,133
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $11.136   $ 11.811
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $11.811   $ 12.448
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   2,236     12,034
-------------------------------------------------------------------------------
Van Kampen LIT Growth and Income, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $11.891   $ 13.437
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $13.437   $ 15.137
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   2,729     18,865
-------------------------------------------------------------------------------
Van Kampen LIT Money Market, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.000   $  9.925
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0     73,330
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $12.736   $ 13.960
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $13.960   $ 15.169
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     107     14,258
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 10.989
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --     12,926
-------------------------------------------------------------------------------



                                 91  PROSPECTUS

Van Kampen UIF Equity Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 10.760
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --        480
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $10.000   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $10.000   $ 11.131
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       0      4,885
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $12.125   $ 13.621
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $13.621   $ 15.993
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      43      3,787
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                    --   $ 10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                          --   $ 11.323
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      --     22,127
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period               $12.657   $ 14.601
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                     $14.601   $ 19.611
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                     114     27,144
-------------------------------------------------------------------------------


* The Contracts and all of the Variable Sub-Accounts were first offered under the Contracts on July 15, 2003, except for the following Variable Sub-Accounts: Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Account which were first offered under the Contracts on December 31, 2003; FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account which were first offered under the Contracts on May 1, 2004; FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series - All Value Sub-Account, Lord Abbett Series - Bond-Debenture Sub-Account, Lord Abbett Series - Growth and Income Sub-Account, Lord Abbett Series - Growth Opportunities Sub-Account, Lord Abbett Series - Mid-Cap Value Sub-Account and Oppenheimer Core Bond/VA - Service Shares Sub-Account (formerly Oppenheimer Bond/VA) which were first offered under the Contracts on October 1, 2004. The Accumulation Unit Values in this table reflect a Mortality and Expense Risk Charge of 1.10% and Administrative Expense Charge of 0.19%.

(1) Effective April 29, 2005, the Oppenheimer Bond Fund/VA-Service Shares changed its name to Oppenheimer Core Bond Fund/VA - Service Shares. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(2) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income
  - Class IB Sub-Account Portfolios are no longer available for new investments. If you are currently invested in the Variable Sub-accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.


                                 92  PROSPECTUS

ALLSTATE ADVISOR CONTRACTS: ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (WITH THE MAV DEATH BENEFIT OPTION, THE ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION AND THE EARNINGS PROTECTION DEATH BENEFIT OPTION (AGE 71-79))
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending December 31,    2003      2004
-------------------------------------------------------------------------------
SUB-ACCOUNTS
-------------------------------------------------------------------------------
STI Classic Capital Appreciation Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.704
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.704   $11.176
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
STI Classic Growth and Income Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.308
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.308   $12.643
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
STI Classic International Equity Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $12.215
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.215   $14.259
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
STI Classic Investment Grade Bond Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $ 9.983
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $ 9.983   $10.172
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
STI Classic Mid-Cap Equity Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.390
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.390   $13.014
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
STI Classic Small Cap Value Equity Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $12.181
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.181   $14.796
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0
-------------------------------------------------------------------------------
STI Classic Value Income Stock Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.215
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.215   $12.647
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.784   $13.341
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.341   $14.434
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.194
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
FTVIP Franklin Large Cap Growth Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.509
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.436   $14.507
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.507   $17.559
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------

                                 93  PROSPECTUS


FTVIP Franklin U.S. Government - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.211
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
FTVIP Mutual Shares Securities - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.363   $12.638
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.638   $13.923
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $13.247   $16.810
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $16.810   $20.505
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.551   $13.547
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.547   $15.705
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Lord Abbett Series - All Value Sub-Account                        --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.895
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --         0
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period
-------------------------------------------------------------------------------
Lord Abbett Series - Bond-Debenture Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.347
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Growth and Income Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.880
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Growth Opportunities Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.127
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Mid-Cap Value Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.110
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.212   $12.344
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.344   $14.419
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Oppenheimer Balanced/VA - Service Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.984   $13.045
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.045   $14.009
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Oppenheimer Core Bond/VA - Service Shares Sub-Account/(1)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.095
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.095   $12.248
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.248   $12.772
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Oppenheimer Global Securities/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.756   $14.181
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.181   $16.489
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------



                                 94  PROSPECTUS


Oppenheimer High Income/VA - Service Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.176   $12.909
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.909   $13.729
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Oppenheimer Main Street/VA - Service Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.438   $12.586
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.586   $13.437
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.622   $14.608
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.608   $17.029
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond/VA - Service Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.431   $12.091
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.091   $12.824
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Global Asset Allocation - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.565   $12.385
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.385   $13.218
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Growth and Income - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.196   $13.454
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.454   $14.621
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Health Sciences - Class IB Sub-Account/(2)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.972   $11.260
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.260   $11.798
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT High Yield - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.383   $13.294
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.294   $14.374
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Income - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.453   $10.403
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.403   $10.626
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT International Equity - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.436   $13.331
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.331   $15.151
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Investors - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.770   $12.942
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.942   $14.259
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Money Market - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $ 9.899   $ 9.815
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $ 9.815   $ 9.664
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT New Opportunities - Class IB Sub-Account/(2)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.407   $13.445
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.445   $14.506
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT New Value - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.767   $14.518
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.518   $16.391
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------



                                 95  PROSPECTUS

Putnam VT Research - Class IB Sub-Account/(2)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.022   $13.046
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.046   $13.725
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston - Class IB
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.424   $12.037
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.037   $12.740
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income - Class IB
Sub-Account/(2)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.696   $14.004
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.004   $16.656
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Vista - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.478   $13.510
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.510   $15.673
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Voyager - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.594   $12.351
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.351   $12.688
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.084
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen LIT Comstock, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.297
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.072   $11.693
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.693   $12.212
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Van Kampen LIT Growth and Income, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.823   $13.304
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.304   $14.850
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Van Kampen LIT Money Market, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.000   $ 9.835
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.664   $13.821
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.821   $14.881
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.922
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.694
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.000   $11.030
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------




                                 96  PROSPECTUS

Van Kampen UIF Small Company Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.103   $13.538
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.538   $15.751
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.254
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.584   $14.455
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.455   $19.239
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------



* The Contracts and all of the Variable Sub-Accounts were first offered under the Contracts on July 15, 2003, except for the following Variable Sub-Accounts: Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Account which were first offered under the Contracts on December 31, 2003; FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account which were first offered under the Contracts on May 1, 2004; FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series - All Value Sub-Account, Lord Abbett Series - Bond-Debenture Sub-Account, Lord Abbett Series - Growth and Income Sub-Account, Lord Abbett Series - Growth Opportunities Sub-Account, Lord Abbett Series - Mid-Cap Value Sub-Account and Oppenheimer Core Bond/VA - Service Shares Sub-Account (formerly Oppenheimer Bond/VA) which were first offered under the Contracts on October 1, 2004. The Accumulation Unit Values in this table reflect a Mortality and Expense Risk Charge of 2.00% and Administrative Expense Charge of 0.19%.

(1) Effective April 29, 2005, the Oppenheimer Bond Fund/VA-Service Shares changed its name to Oppenheimer Core Bond Fund/VA - Service Shares. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(2) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income
  - Class IB Sub-Account Portfolios are no longer available for new investments. If you are currently invested in the Variable Sub-accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.


                                 97  PROSPECTUS

ALLSTATE ADVISOR PREFERRED CONTRACTS WITH 5 YEAR WITHDRAWAL CHARGE OPTION:
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (BASIC CONTRACT)
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending December 31,    2003      2004
-------------------------------------------------------------------------------
SUB-ACCOUNTS
-------------------------------------------------------------------------------
STI Classic Capital Appreciation Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.734
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.734   $11.277
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    4,938    13,882
-------------------------------------------------------------------------------
STI Classic Growth and Income Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.341
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.341   $12.756
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      507    12,800
-------------------------------------------------------------------------------
STI Classic International Equity Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $12.249
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.249   $14.387
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0       638
-------------------------------------------------------------------------------
STI Classic Investment Grade Bond Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.012
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.012   $10.263
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0     6,566
-------------------------------------------------------------------------------
STI Classic Mid-Cap Equity Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.422
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.422   $13.131
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0     3,708
-------------------------------------------------------------------------------
STI Classic Small Cap Value Equity Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $12.215
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.215   $14.929
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      734     6,053
-------------------------------------------------------------------------------
STI Classic Value Income Stock Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.247
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.247   $12.761
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0     9,125
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.825   $13.425
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.425    14.614
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    2,690    18,565
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.240
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --       224
-------------------------------------------------------------------------------
FTVIP Franklin Large Cap Growth Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.525
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --       388
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.479   $14.599
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.599   $17.778
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      557     2,528
-------------------------------------------------------------------------------

                                 98  PROSPECTUS


FTVIP Franklin U.S. Government - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.253
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
FTVIP Mutual Shares Securities - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.402   $12.718
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.718   $14.097
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    6,143    22,288
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $13.293   $16.917
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $16.917   $20.762
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       37       164
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.591   $13.633
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.633   $15.902
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    1,488     6,270
-------------------------------------------------------------------------------
Lord Abbett Series - All Value Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.912
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Bond-Debenture Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.363
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Growth and Income Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.896
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Growth Opportunities Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.144
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Mid-Cap Value Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.127
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --       471
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.254   $12.422
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.422   $14.600
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      146       525
-------------------------------------------------------------------------------
Oppenheimer Balanced/VA - Service Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.026   $13.128
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.128   $14.184
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      130     1,256
-------------------------------------------------------------------------------
Oppenheimer Core Bond/VA - Service Shares Sub-Account/(1)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.110
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.109   $12.298
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.298   $12.903
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      154     1,320
-------------------------------------------------------------------------------
Oppenheimer Global Securities/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.797   $14.270
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.270   $16.695
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    1,014     4,200
-------------------------------------------------------------------------------



                                 99  PROSPECTUS


Oppenheimer High Income/VA - Service Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.219   $12.991
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.991   $13.901
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       91     8,566
-------------------------------------------------------------------------------
Oppenheimer Main Street/VA - Service Shares
Sub-Account/(2)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.478   $12.666
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.666   $13.604
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    4,343    16,760
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.666   $14.701
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.701   $17.242
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    2,342     4,241
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond/VA - Service Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.470   $12.168
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.168   $12.984
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    2,645    16,170
-------------------------------------------------------------------------------
Putnam VT Global Asset Allocation - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.605   $12.464
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.464   $13.383
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Growth and Income - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.239   $13.539
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.539   $14.804
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0     2,410
-------------------------------------------------------------------------------
Putnam VT Health Sciences - Class IB Sub-Account/(2)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.010   $11.331
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.331   $11.945
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      284     4,700
-------------------------------------------------------------------------------
Putnam VT High Yield - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.426   $13.378
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.378   $14.554
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       63     2,312
-------------------------------------------------------------------------------
Putnam VT Income - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.490   $10.469
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.469   $10.759
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0     1,134
-------------------------------------------------------------------------------
Putnam VT International Equity - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.475   $13.416
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.416   $15.341
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0       550
-------------------------------------------------------------------------------
Putnam VT Investors - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.811   $13.024
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.024   $14.437
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    2,390     2,334
-------------------------------------------------------------------------------
Putnam VT Money Market - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $ 9.934   $ 9.878
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $ 9.878   $ 9.785
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0     9,403
-------------------------------------------------------------------------------
Putnam VT New Opportunities - Class IB Sub-Account/(2)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.450   $13.530
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.530   $14.687
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      460     2,148
-------------------------------------------------------------------------------
Putnam VT New Value - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.811   $14.610
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.610   $16.596
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------



                                100  PROSPECTUS


Putnam VT Research - Class IB Sub-Account/(3)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.064   $13.126
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.128   $13.896
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0     6,467
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston - Class IB
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.464   $12.113
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.113   $12.899
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    2,559     2,503
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income - Class IB
Sub-Account/(2)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.740   $14.093
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.093   $16.864
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      189     4,857
-------------------------------------------------------------------------------
Putnam VT Vista - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.521   $13.596
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.596   $15.869
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      710     1,167
-------------------------------------------------------------------------------
Putnam VT Voyager - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.635   $12.429
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.429   $12.847
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    2,969     3,768
-------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.130
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen LIT Comstock, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.343
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.111   $11.767
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.767   $12.365
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0     1,047
-------------------------------------------------------------------------------
Van Kampen LIT Growth and Income, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.864   $13.388
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.388   $15.035
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0       615
-------------------------------------------------------------------------------
Van Kampen LIT Money Market, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.000   $ 9.895
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0    12,369
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.708   $13.908
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.908   $15.067
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0     2,517
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.967
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     1,674
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.738
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.000   $11.098
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------



                                101  PROSPECTUS

Van Kampen UIF Small Company Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.118   $13.593
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.593   $15.912
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0       604
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.300
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     1,625
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.628   $14.547
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.547   $19.479
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      617     7,305
-------------------------------------------------------------------------------

* The Contracts and all of the Variable Sub-Accounts were first offered under the Contracts on July 15, 2003, except for the following Variable Sub-Accounts: Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Account which were first offered under the Contracts on December 31, 2003; FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account which were first offered under the Contracts on May 1, 2004; FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series - All Value Sub-Account, Lord Abbett Series - Bond-Debenture Sub-Account, Lord Abbett Series - Growth and Income Sub-Account, Lord Abbett Series - Growth Opportunities Sub-Account, Lord Abbett Series - Mid-Cap Value Sub-Account and Oppenheimer Core Bond/VA - Service Shares Sub-Account (formerly Oppenheimer Bond/VA) which were first offered under the Contracts on October 1, 2004. The Accumulation Unit Values in this table reflect a Mortality and Expense Risk Charge of 1.40% and Administrative Expense Charge of 0.19%.

(1) Effective April 29, 2005, the Oppenheimer Bond Fund/VA-Service Shares changed its name to Oppenheimer Core Bond Fund/VA - Service Shares. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(2) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income
  - Class IB Sub-Account Portfolios are no longer available for new investments. If you are currently invested in the Variable Sub-accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.




                                102  PROSPECTUS

ALLSTATE ADVISOR PREFERRED CONTRACTS WITH 5 YEAR WITHDRAWAL CHARGE OPTION:
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (WITH THE MAV DEATH BENEFIT OPTION, THE ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION AND THE EARNINGS PROTECTION DEATH BENEFIT OPTION (AGE 71-79))
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending December 31,    2003      2004
-------------------------------------------------------------------------------
SUB-ACCOUNTS
-------------------------------------------------------------------------------
STI Classic Capital Appreciation Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.689
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.689   $11.126
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
STI Classic Growth and Income Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.292
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.292   $12.586
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
STI Classic International Equity Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $12.197
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.197   $14.195
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
STI Classic Investment Grade Bond Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $ 9.969
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $ 9.969   $10.126
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
STI Classic Mid-Cap Equity Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.374
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.374    12.956
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
STI Classic Small Cap Value Equity Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $12.164
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.164   $14.730
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
STI Classic Value Income Stock Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.199
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.199   $12.590
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.757   $13.292
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.292   $14.336
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.171
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
FTVIP Franklin Large Cap Growth Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.501
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------

                                103  PROSPECTUS

FTVIP Franklin Small Cap Value Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.408   $14.453
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.453   $17.440
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
FTVIP Franklin U.S. Government - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.190
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
FTVIP Mutual Shares Securities - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.337   $12.591
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.591   $13.829
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $13.217   $16.748
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $16.748   $20.367
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.525   $13.497
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.497   $15.599
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Lord Abbett Series - All Value Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.887
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Bond-Debenture Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.339
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Growth and Income Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.871
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Growth Opportunities Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.119
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Mid-Cap Value Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.102
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.184   $12.298
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.298   $14.322
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Oppenheimer Balanced/VA - Service Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.957   $12.997
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.997   $13.914
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Oppenheimer Core Bond/VA - Service Shares Sub-Account/(1)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.087
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.088   $12.222
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.222   $12.707
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------



                                104  PROSPECTUS


Oppenheimer Global Securities/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.729   $14.128
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.128   $16.377
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Oppenheimer High Income/VA - Service Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.149   $12.861
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.861   $13.636
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Oppenheimer Main Street/VA - Service Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.412   $12.540
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.540   $13.346
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.594   $14.554
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.554   $16.914
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond/VA - Service Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.404   $12.046
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.046   $12.737
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Global Asset Allocation - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.538   $12.339
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.339   $13.128
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Growth and Income - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.168   $13.404
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.404   $14.522
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Health Sciences - Class IB Sub-Account/(2)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.947   $11.218
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.218   $11.718
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT High Yield - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.355   $13.245
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.245   $14.277
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Income - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.429   $10.364
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.364   $10.554
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT International Equity - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.410   $13.282
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.282   $15.049
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Investors - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.743   $12.894
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.894   $14.163
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Money Market - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $ 9.877   $ 9.779
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $ 9.779   $ 9.598
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT New Opportunities - Class IB Sub-Account/(2)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.378   $13.395
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.395   $14.408
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------



                                105  PROSPECTUS


Putnam VT New Value - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.738   $14.464
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.464   $16.280
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Research - Class IB Sub-Account/(2)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.995   $12.997
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.997   $13.632
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston - Class IB
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.398   $11.992
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.992   $12.654
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income - Class IB
Sub-Account/(2)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.667   $13.952
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.952   $16.543
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Vista - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.449   $13.460
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.460   $15.567
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Voyager - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.568   $12.305
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.305   $12.603
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.062
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen LIT Comstock, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.274
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.047   $11.650
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.650   $12.129
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Van Kampen LIT Growth and Income, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.796   $13.254
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.254   $14.749
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Van Kampen LIT Money Market, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.000   $ 9.805
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.635   $13.770
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.770   $14.780
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.900
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.672
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------



                                106  PROSPECTUS

Van Kampen UIF Global Franchise, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.000   $10.996
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.095   $13.510
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.510   $15.670
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.231
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.556   $14.402
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.402   $19.109
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------

* The Contracts and all of the Variable Sub-Accounts were first offered under the Contracts on July 15, 2003, except for the following Variable Sub-Accounts: Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Account which were first offered under the Contracts on December 31, 2003; FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account which were first offered under the Contracts on May 1, 2004; FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series - All Value Sub-Account, Lord Abbett Series - Bond-Debenture Sub-Account, Lord Abbett Series - Growth and Income Sub-Account, Lord Abbett Series - Growth Opportunities Sub-Account, Lord Abbett Series - Mid-Cap Value Sub-Account and Oppenheimer Core Bond/VA - Service Shares Sub-Account (formerly Oppenheimer Bond/VA) which were first offered under the Contracts on October 1, 2004. The Accumulation Unit Values in this table reflect a Mortality and Expense Risk Charge of 2.30% and Administrative Expense Charge of 0.19%.

(1) Effective April 29, 2005, the Oppenheimer Bond Fund/VA-Service Shares changed its name to Oppenheimer Core Bond Fund/VA - Service Shares. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(2) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income
  - Class IB Sub-Account Portfolios are no longer available for new investments. If you are currently invested in the Variable Sub-accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.




                                107  PROSPECTUS

ALLSTATE ADVISOR PREFERRED CONTRACTS WITH 3 YEAR WITHDRAWAL CHARGE OPTION:
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (BASIC CONTRACT)
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending December 31,    2003      2004
-------------------------------------------------------------------------------
SUB-ACCOUNTS
-------------------------------------------------------------------------------
STI Classic Capital Appreciation Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.729
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.729   $11.260
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0       345
-------------------------------------------------------------------------------
STI Classic Growth and Income Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.335
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.335   $12.737
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0     9,787
-------------------------------------------------------------------------------
STI Classic International Equity Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $12.244
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.244   $14.365
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
STI Classic Investment Grade Bond Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.007
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.007   $10.248
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    1,826    28,443
-------------------------------------------------------------------------------
STI Classic Mid-Cap Equity Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.417
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.417   $13.111
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    2,002     2,436
-------------------------------------------------------------------------------
STI Classic Small Cap Value Equity Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $12.210
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.210   $14.907
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0     5,082
-------------------------------------------------------------------------------
STI Classic Value Income Stock Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.241
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.241   $12.742
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0     7,210
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.816   $13.409
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.409   $14.582
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    3,844    50,264
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.233
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     8,142
-------------------------------------------------------------------------------
FTVIP Franklin Large Cap Growth Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.523
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --       268
-------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.470   $14.581
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.581   $17.739
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      175     6,512
-------------------------------------------------------------------------------

                                108  PROSPECTUS

FTVIP Franklin U.S. Government - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.246
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --    10,347
-------------------------------------------------------------------------------
FTVIP Mutual Shares Securities - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.394   $12.703
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.703   $14.065
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                   10,654    69,739
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $13.283   $16.896
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $16.896   $20.715
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0     1,296
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.583   $13.616
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.616   $15.866
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    3,050    19,680
-------------------------------------------------------------------------------
Lord Abbett Series - All Value Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.909
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        84
-------------------------------------------------------------------------------
Lord Abbett Series - Bond-Debenture Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.360
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Growth and Income Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.893
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     1,191
-------------------------------------------------------------------------------
Lord Abbett Series - Growth Opportunities Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.141
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        84
-------------------------------------------------------------------------------
Lord Abbett Series - Mid-Cap Value Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.124
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --        42
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.245   $12.406
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.406   $14.567
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0     2,522
-------------------------------------------------------------------------------
Oppenheimer Balanced/VA - Service Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.017   $13.112
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.112   $14.152
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      358    16,508
-------------------------------------------------------------------------------
Oppenheimer Core Bond/VA - Service Shares Sub-Account/(1)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.108
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     3,605
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.106   $12.289
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.289   $12.881
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    4,612    17,974
-------------------------------------------------------------------------------
Oppenheimer Global Securities/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.788   $14.253
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.253   $16.657
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      100     6,058
-------------------------------------------------------------------------------



                                109  PROSPECTUS


Oppenheimer High Income/VA - Service Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.209   $12.975
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.975   $13.869
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    4,529    53,683
-------------------------------------------------------------------------------
Oppenheimer Main Street/VA - Service Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.469   $12.650
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.650   $13.574
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    9,551    80,356
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.657   $14.682
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.682   $17.203
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                    3,631    13,562
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond/VA - Service Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.462   $12.153
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.153   $12.955
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      395    47,218
-------------------------------------------------------------------------------
Putnam VT Global Asset Allocation - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.596   $12.448
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.448   $13.353
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      206     1,622
-------------------------------------------------------------------------------
Putnam VT Growth and Income - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.229   $13.522
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.522   $14.771
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      132     2,313
-------------------------------------------------------------------------------
Putnam VT Health Sciences - Class IB Sub-Account/(2)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.002   $11.317
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.317   $11.919
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT High Yield - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.417   $13.362
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.362   $14.521
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      118     4,251
-------------------------------------------------------------------------------
Putnam VT Income - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.482   $10.456
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.456   $10.735
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0    10,116
-------------------------------------------------------------------------------
Putnam VT International Equity - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.467   $13.399
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.399   $15.306
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      273       837
-------------------------------------------------------------------------------
Putnam VT Investors - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.802   $13.008
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.008   $14.405
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Money Market - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $ 9.926   $ 9.865
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $ 9.865   $ 9.763
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0    14,631
-------------------------------------------------------------------------------
Putnam VT New Opportunities - Class IB Sub-Account/(2)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.440   $13.513
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.513   $14.654
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0       246
-------------------------------------------------------------------------------
Putnam VT New Value - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.801   $14.592
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.592   $16.559
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0     1,381
-------------------------------------------------------------------------------



                                110  PROSPECTUS

Putnam VT Research - Class IB Sub-Account/(2)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.055   $13.112
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.112   $13.865
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0     3,194
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston - Class IB
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.455   $12.098
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.098   $12.870
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      832     3,226
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income - Class IB
Sub-Account/(2)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.730   $14.075
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.075   $16.826
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0       914
-------------------------------------------------------------------------------
Putnam VT Vista - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.512   $13.579
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.579   $15.833
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      126       436
-------------------------------------------------------------------------------
Putnam VT Voyager - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.626   $12.414
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.414   $12.818
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      138     1,441
-------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.122
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen LIT Comstock, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.336
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     5,119
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.102   $11.753
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.753   $12.337
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      109     2,529
-------------------------------------------------------------------------------
Van Kampen LIT Growth and Income, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.855   $13.371
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.371   $15.002
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0     6,865
-------------------------------------------------------------------------------
Van Kampen LIT Money Market, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.000   $ 9.885
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0    93,600
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.698   $13.891
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.891   $15.033
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      257    16,793
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.959
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     1,625
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.731
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen UIF Global Franchise, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.000   $11.086
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0     1,593
-------------------------------------------------------------------------------


                                111  PROSPECTUS


Van Kampen UIF Small Company Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.115   $13.584
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.584   $15.885
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0     1,988
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.292
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --     5,920
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.618   $14.529
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.529   $19.436
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                      244    29,798
-------------------------------------------------------------------------------

* The Contracts and all of the Variable Sub-Accounts were first offered under the Contracts on July 15, 2003, except for the following Variable Sub-Accounts: Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Account which were first offered under the Contracts on December 31, 2003; FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account which were first offered under the Contracts on May 1, 2004; FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series - All Value Sub-Account, Lord Abbett Series - Bond-Debenture Sub-Account, Lord Abbett Series - Growth and Income Sub-Account, Lord Abbett Series - Growth Opportunities Sub-Account, Lord Abbett Series - Mid-Cap Value Sub-Account and Oppenheimer Core Bond/VA - Service Shares Sub-Account (formerly Oppenheimer Bond/VA) which were first offered under the Contracts on October 1, 2004. The Accumulation Unit Values in this table reflect a Mortality and Expense Risk Charge of 1.50% and Administrative Expense Charge of 0.19%.

(1) Effective April 29, 2005, the Oppenheimer Bond Fund/VA-Service Shares changed its name to Oppenheimer Core Bond Fund/VA - Service Shares. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(2) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income
  - Class IB Sub-Account Portfolios are no longer available for new investments. If you are currently invested in the Variable Sub-accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.




                                112  PROSPECTUS

ALLSTATE ADVISOR PREFERRED CONTRACTS WITH 3 YEAR WITHDRAWAL CHARGE OPTION:
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (WITH THE MAV DEATH BENEFIT OPTION, THE ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION AND THE EARNINGS PROTECTION DEATH BENEFIT OPTION (AGE 71-79))
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending December 31,    2003      2004
-------------------------------------------------------------------------------
SUB-ACCOUNTS
-------------------------------------------------------------------------------
STI Classic Capital Appreciation Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.684
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.684   $11.110
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
STI Classic Growth and Income Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.287
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.287   $12.567
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
STI Classic International Equity Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $12.192
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.192   $14.173
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
STI Classic Investment Grade Bond Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $ 9.965
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $ 9.965   $10.111
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
STI Classic Mid-Cap Equity Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.368
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.368   $12.936
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
STI Classic Small Cap Value Equity Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $12.158
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.158   $14.708
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
STI Classic Value Income Stock Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.194
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.194   $12.572
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.748   $13.275
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.275   $14.304
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.164
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
FTVIP Franklin Large Cap Growth Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.499
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------

                                113  PROSPECTUS


FTVIP Franklin Small Cap Value Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.398   $14.435
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.435   $17.401
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
FTVIP Franklin U.S. Government - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.183
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
FTVIP Mutual Shares Securities - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.328   $12.576
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.576   $13.797
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $13.207   $16.727
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $16.727   $20.321
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.516   $13.480
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.480   $15.564
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Lord Abbett Series - All Value Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.884
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Bond-Debenture Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.336
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Growth and Income Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.868
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Growth Opportunities Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.116
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Mid-Cap Value Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.099
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.175   $12.283
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.283   $14.289
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Oppenheimer Balanced/VA - Service Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.948   $12.981
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.981   $13.883
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Oppenheimer Core Bond/VA - Service Shares Sub-Account/(1)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.084
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.086   $12.214
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.214   $12.685
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------



                                114  PROSPECTUS


Oppenheimer Global Securities/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.720   $14.111
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.111   $16.340
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Oppenheimer High Income/VA - Service Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.139   $12.845
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.845   $13.605
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Oppenheimer Main Street/VA - Service Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.403   $12.524
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.524   $13.315
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.584   $14.536
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.536   $16.875
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond/VA - Service Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.396   $12.031
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.031   $12.708
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Global Asset Allocation - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.529   $12.324
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.324   $13.098
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Growth and Income - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.159   $13.387
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.387   $14.490
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Health Sciences - Class IB Sub-Account/(2)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.939   $11.204
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.204   $11.691
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT High Yield - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.345   $13.228
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.228   $14.244
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Income - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.421   $10.351
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.351   $10.530
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT International Equity - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.401   $13.265
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.265   $15.015
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Investors - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.734   $12.878
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.878   $14.131
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Money Market - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $ 9.869   $ 9.767
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $ 9.767   $ 9.576
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT New Opportunities - Class IB Sub-Account/(2)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.369   $13.378
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.378   $14.375
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------


                                115  PROSPECTUS


Putnam VT New Value - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.728   $14.446
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.446   $16.244
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Research - Class IB Sub-Account/(2)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.985   $12.981
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.981   $13.601
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston - Class IB
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.389   $11.978
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.978   $12.625
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income - Class IB
Sub-Account/(2)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.657   $13.935
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.935   $16.506
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Vista - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.440   $13.443
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.443   $15.532
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Voyager - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.559   $12.290
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.290   $12.574
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.054
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen LIT Comstock, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.266
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.038   $11.635
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.635   $12.102
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Van Kampen LIT Growth and Income, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.787   $13.238
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.238   $14.716
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Van Kampen LIT Money Market, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.000   $ 9.794
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.625   $13.752
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.752   $14.746
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.892
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.665
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------


                                116  PROSPECTUS


Van Kampen UIF Global Franchise, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.000   $10.985
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.093   $13.501
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.501   $15.644
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.223
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.546   $14.384
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.384   $19.066
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------


* The Contracts and all of the Variable Sub-Accounts were first offered under the Contracts on July 15, 2003, except for the following Variable Sub-Accounts: Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Account which were first offered under the Contracts on December 31, 2003; FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account which were first offered under the Contracts on May 1, 2004; FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series - All Value Sub-Account, Lord Abbett Series - Bond-Debenture Sub-Account, Lord Abbett Series - Growth and Income Sub-Account, Lord Abbett Series - Growth Opportunities Sub-Account, Lord Abbett Series - Mid-Cap Value Sub-Account and Oppenheimer Core Bond/VA - Service Shares Sub-Account (formerly Oppenheimer Bond/VA) which were first offered under the Contracts on October 1, 2004. The Accumulation Unit Values in this table reflect a Mortality and Expense Risk Charge of 2.40% and Administrative Expense Charge of 0.19%.

(1) Effective April 29, 2005, the Oppenheimer Bond Fund/VA-Service Shares changed its name to Oppenheimer Core Bond Fund/VA - Service Shares. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(2) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income
  - Class IB Sub-Account Portfolios are no longer available for new investments. If you are currently invested in the Variable Sub-accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.




                                117  PROSPECTUS

ALLSTATE ADVISOR PREFERRED CONTRACTS WITH NO WITHDRAWAL CHARGE OPTION:
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (BASIC CONTRACT)
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending December 31,                 2003      2004
--------------------------------------------------------------------------------------------------
SUB-ACCOUNTS
--------------------------------------------------------------------------------------------------
STI Classic Capital Appreciation Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $10.000   $10.724
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $10.724   $11.243
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                     0         0
--------------------------------------------------------------------------------------------------
STI Classic Growth and Income Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $10.000   $11.330
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $11.330   $12.718
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                     0         0
--------------------------------------------------------------------------------------------------
STI Classic International Equity Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $10.000   $12.238
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $12.238   $14.344
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                     0         0
--------------------------------------------------------------------------------------------------
STI Classic Investment Grade Bond Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $10.000   $10.002
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $10.002   $10.233
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                   635       635
--------------------------------------------------------------------------------------------------
STI Classic Mid-Cap Equity Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $10.000   $11.411
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $11.411   $13.092
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                     0         0
--------------------------------------------------------------------------------------------------
STI Classic Small Cap Value Equity Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $10.000   $12.204
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $12.204   $14.885
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                     0         0
--------------------------------------------------------------------------------------------------
STI Classic Value Income Stock Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $10.000   $11.236
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $11.236   $12.723
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                   136       134
--------------------------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities - Class 2 Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $11.807   $13.392
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $13.392   $14.549
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 2,531     2,399
--------------------------------------------------------------------------------------------------
FTVIP Franklin Income Securities - Class 2 Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                                  --   $10.000
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                        --   $11.225
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                    --         0
--------------------------------------------------------------------------------------------------
FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                                  --   $10.000
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                        --   $10.520
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                    --         0
--------------------------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $12.460   $14.563
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $14.563   $17.699
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                   569       535
--------------------------------------------------------------------------------------------------

                                118  PROSPECTUS


FTVIP Franklin U.S. Government - Class 2 Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                                  --   $10.000
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                        --   $10.239
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                    --         0
--------------------------------------------------------------------------------------------------
FTVIP Mutual Shares Securities - Class 2 Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $11.385   $12.687
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $12.687   $14.034
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 2,239     2,274
--------------------------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities - Class 2 Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $13.273   $16.875
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $16.875   $20.668
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                     0     8,772
--------------------------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $11.574   $13.599
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $13.599   $15.830
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                   298       399
--------------------------------------------------------------------------------------------------
Lord Abbett Series - All Value Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                                  --   $10.000
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                        --   $10.906
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                    --         0
--------------------------------------------------------------------------------------------------
Lord Abbett Series - Bond-Debenture Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                                  --   $10.000
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                        --   $10.357
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                    --         0
--------------------------------------------------------------------------------------------------
Lord Abbett Series - Growth and Income Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                                  --   $10.000
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                        --   $10.891
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                    --         0
--------------------------------------------------------------------------------------------------
Lord Abbett Series - Growth Opportunities Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                                  --   $10.000
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                        --   $11.139
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                    --         0
--------------------------------------------------------------------------------------------------
Lord Abbett Series - Mid-Cap Value Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                                  --   $10.000
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                        --   $11.122
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                    --         0
--------------------------------------------------------------------------------------------------
Oppenheimer Aggressive Growth/VA - Service Shares Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $12.236   $12.391
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $12.391   $14.534
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                     0         0
--------------------------------------------------------------------------------------------------
Oppenheimer Balanced/VA - Service Shares Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $12.008   $13.095
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $13.095   $14.121
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                   424       516
--------------------------------------------------------------------------------------------------
Oppenheimer Core Bond/VA - Service Shares Sub-Account/(1)/
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                                  --   $10.000
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                        --   $10.105
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                    --         0
--------------------------------------------------------------------------------------------------
Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $11.104   $12.281
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $12.281   $12.859
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                     0         0
--------------------------------------------------------------------------------------------------
Oppenheimer Global Securities/VA - Service Shares Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $11.779   $14.235
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $14.235   $16.620
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                   109       103
--------------------------------------------------------------------------------------------------


                                119  PROSPECTUS


Oppenheimer High Income/VA - Service Shares Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $12.200   $12.959
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $12.959   $13.838
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                   412       333
--------------------------------------------------------------------------------------------------
Oppenheimer Main Street/VA - Service Shares Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $11.460   $12.635
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $12.635   $13.543
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 1,009     1,089
--------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap/VA - Service Shares Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $12.647   $14.664
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $14.664   $17.164
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                   252       232
--------------------------------------------------------------------------------------------------
Oppenheimer Strategic Bond/VA - Service Shares Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $11.453   $12.138
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $12.138   $12.926
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                   731       920
--------------------------------------------------------------------------------------------------
Putnam VT Global Asset Allocation - Class IB Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $11.587   $12.433
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $12.433   $13.323
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                     0         0
--------------------------------------------------------------------------------------------------
Putnam VT Growth and Income - Class IB Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $12.220         1$3.506
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $13.506   $14.738
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                 1,510     1,415
--------------------------------------------------------------------------------------------------
Putnam VT Health Sciences - Class IB Sub-Account/(2)/
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $10.993   $11.303
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $11.303   $11.892
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                     0         0
--------------------------------------------------------------------------------------------------
Putnam VT High Yield - Class IB Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $12.407   $13.345
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $13.345   $14.488
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                     0         0
--------------------------------------------------------------------------------------------------
Putnam VT Income - Class IB Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $10.474   $10.443
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $10.443   $10.711
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                   292       304
--------------------------------------------------------------------------------------------------
Putnam VT International Equity - Class IB Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $11.458   $13.383
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $13.383   $15.272
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                     0         0
--------------------------------------------------------------------------------------------------
Putnam VT Investors - Class IB Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $11.793   $12.992
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $12.992   $14.373
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                     0         0
--------------------------------------------------------------------------------------------------
Putnam VT Money Market - Class IB Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $ 9.919   $ 9.853
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $ 9.853   $ 9.741
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                     0         0
--------------------------------------------------------------------------------------------------
Putnam VT New Opportunities - Class IB Sub-Account/(2)/
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $12.431   $13.497
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $13.497   $14.621
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                     0         0
--------------------------------------------------------------------------------------------------
Putnam VT New Value - Class IB Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $12.792   $14.574
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $14.574   $16.522
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                     0         0
--------------------------------------------------------------------------------------------------


                                120  PROSPECTUS


Putnam VT Research - Class IB Sub-Account/(2)/
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $12.046   $13.096
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $13.096   $13.834
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                     0         0
--------------------------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $11.446   $12.084
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $12.084   $12.841
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                     0         0
--------------------------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income - Class IB Sub-Account/(2)/
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $12.720   $14.058
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $14.058   $16.789
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                     0         0
--------------------------------------------------------------------------------------------------
Putnam VT Vista - Class IB Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $12.502   $13.562
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $13.562   $15.798
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                   855       800
--------------------------------------------------------------------------------------------------
Putnam VT Voyager - Class IB Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $11.617   $12.398
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $12.398   $12.789
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                   255       260
--------------------------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth, Class II Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                                  --   $10.000
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                        --   $11.115
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                    --         0
--------------------------------------------------------------------------------------------------
Van Kampen LIT Comstock, Class II Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                                  --   $10.000
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                        --   $11.328
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                    --         0
--------------------------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth, Class II Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $11.094   $11.738
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $11.738   $12.309
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                     0         0
--------------------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income, Class II Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $11.846   $13.355
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $13.355   $14.968
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                     0         0
--------------------------------------------------------------------------------------------------
Van Kampen LIT Money Market, Class II Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $10.000   $10.000
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $10.000   $ 9.875
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                     0         0
--------------------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt, Class II Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $12.688   $13.874
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $13.874   $14.999
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                     0         0
--------------------------------------------------------------------------------------------------
Van Kampen UIF Equity and Income, Class II Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                                  --   $10.000
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                        --   $10.952
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                    --         0
--------------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth, Class II Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                                  --   $10.000
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                        --   $10.723
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                    --         0
--------------------------------------------------------------------------------------------------
Van Kampen UIF Global Franchise, Class II Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $10.000   $10.000
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $10.000   $11.075
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                     0         0
--------------------------------------------------------------------------------------------------



                                121  PROSPECTUS


Van Kampen UIF Small Company Growth, Class II Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $12.113   $13.575
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $13.575   $15.858
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                   292       274
--------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                                  --   $10.000
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                        --   $11.284
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                    --         0
--------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate, Class II Sub-Account
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                             $12.609   $14.511
--------------------------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                                   $14.511   $19.392
--------------------------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                                   152        85
--------------------------------------------------------------------------------------------------

* The Contracts and all of the Variable Sub-Accounts were first offered under the Contracts on July 15, 2003, except for the following Variable Sub-Accounts: Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Account which were first offered under the Contracts on December 31, 2003; FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account which were first offered under the Contracts on May 1, 2004; FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series - All Value Sub-Account, Lord Abbett Series - Bond-Debenture Sub-Account, Lord Abbett Series - Growth and Income Sub-Account, Lord Abbett Series - Growth Opportunities Sub-Account, Lord Abbett Series - Mid-Cap Value Sub-Account and Oppenheimer Core Bond/VA - Service Shares Sub-Account (formerly Oppenheimer Bond/VA) which were first offered under the Contracts on October 1, 2004. The Accumulation Unit Values in this table reflect a Mortality and Expense Risk Charge of 1.60% and Administrative Expense Charge of 0.19%.

(1) Effective April 29, 2005, the Oppenheimer Bond Fund/VA-Service Shares changed its name to Oppenheimer Core Bond Fund/VA - Service Shares. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(2) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income
  - Class IB Sub-Account Portfolios are no longer available for new investments. If you are currently invested in the Variable Sub-accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.




                                122  PROSPECTUS

ALLSTATE ADVISOR PREFERRED CONTRACTS WITH NO WITHDRAWAL CHARGE OPTION:
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* (WITH THE MAV DEATH BENEFIT OPTION, THE ENHANCED BENEFICIARY PROTECTION (ANNUAL INCREASE) OPTION AND THE EARNINGS PROTECTION DEATH BENEFIT OPTION (AGE 71-79))
--------------------------------------------------------------------------------


For the Years Beginning January 1* and Ending December 31,    2003      2004
-------------------------------------------------------------------------------
SUB-ACCOUNTS
-------------------------------------------------------------------------------
STI Classic Capital Appreciation Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.679
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.679   $11.093
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
STI Classic Growth and Income Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.282
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.282   $12.548
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
STI Classic International Equity Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $12.186
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.186   $14.152
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
STI Classic Investment Grade Bond Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $ 9.960
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $ 9.960   $10.096
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
STI Classic Mid-Cap Equity Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.363
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.363   $12.917
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
STI Classic Small Cap Value Equity Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $12.152
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.152   $14.686
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
STI Classic Value Income Stock Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $11.188
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.188   $12.553
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.739   $13.259
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.259   $14.271
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
FTVIP Franklin Income Securities - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.156
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
FTVIP Franklin Large Cap Growth Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.496
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------

                                123  PROSPECTUS

FTVIP Franklin Small Cap Value Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.389   $14.417
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.417   $17.361
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
FTVIP Franklin U.S. Government - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.176
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
FTVIP Mutual Shares Securities - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.319   $12.560
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.560   $13.766
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities - Class 2
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $13.197   $16.706
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $16.706   $20.275
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.507   $13.463
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.463   $15.528
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Lord Abbett Series - All Value Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.881
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Bond-Debenture Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.334
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Growth and Income Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.866
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Growth Opportunities Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.113
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Lord Abbett Series - Mid-Cap Value Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.096
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Oppenheimer Aggressive Growth/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.165   $12.267
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.267   $14.257
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Oppenheimer Balanced/VA - Service Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.939   $12.964
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.964   $13.851
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Oppenheimer Core Bond/VA - Service Shares Sub-Account/(1)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.082
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Oppenheimer Capital Appreciation/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.083   $12.206
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.206   $12.663
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------



                                124  PROSPECTUS

Oppenheimer Global Securities/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.711   $14.093
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.093   $16.303
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Oppenheimer High Income/VA - Service Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.130   $12.829
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.829   $13.574
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Oppenheimer Main Street/VA - Service Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.395   $12.508
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.508   $13.285
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap/VA - Service Shares
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.574   $14.518
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.518   $16.837
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0
-------------------------------------------------------------------------------
Oppenheimer Strategic Bond/VA - Service Shares Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.387   $12.016
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.016   $12.679
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Global Asset Allocation - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.521   $12.309
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.309   $13.069
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Growth and Income - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.150   $13.370
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.370   $14.457
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Health Sciences - Class IB Sub-Account/(2)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.930   $11.190
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.190   $11.665
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT High Yield - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.336   $13.212
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.212   $14.212
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Income - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.413   $10.338
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.338   $10.506
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT International Equity - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.392   $13.249
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.249   $14.981
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Investors - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.725   $12.862
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.862   $14.098
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Money Market - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $ 9.862   $ 9.755
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $ 9.755   $ 9.555
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT New Opportunities - Class IB Sub-Account/(2)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.359   $13.362
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.362   $14.343
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------



                                125  PROSPECTUS


Putnam VT New Value - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.718   $14.429
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.429   $16.207
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Research - Class IB Sub-Account/(2)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.976   $12.965
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.965   $13.570
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston - Class IB
Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.381   $11.963
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.963   $12.596
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income - Class IB
Sub-Account/(2)/
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.647   $13.918
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.918   $16.469
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Vista - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.430   $13.427
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.427   $15.497
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Putnam VT Voyager - Class IB Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.550   $12.274
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $12.274   $12.545
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.047
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen LIT Comstock, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.258
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen LIT Emerging Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.030   $11.621
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $11.621   $12.075
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Van Kampen LIT Growth and Income, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $11.778   $13.221
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.221   $14.683
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Van Kampen LIT Money Market, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.000   $ 9.784
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.615   $13.735
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.735   $14.713
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Van Kampen UIF Equity and Income, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.885
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen UIF Equity Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $10.657
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------



                                126  PROSPECTUS

Van Kampen UIF Global Franchise, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $10.000   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $10.000   $10.974
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.090   $13.492
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $13.492   $15.617
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                     --   $10.000
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                           --   $11.215
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                       --         0
-------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate, Class II Sub-Account
-------------------------------------------------------------------------------
 Accumulation Unit Value, Beginning of Period                $12.536   $14.366
-------------------------------------------------------------------------------
 Accumulation Unit Value, End of Period                      $14.366   $19.022
-------------------------------------------------------------------------------
 Number of Units Outstanding, End of Period                        0         0
-------------------------------------------------------------------------------


* The Contracts and all of the Variable Sub-Accounts were first offered under the Contracts on July 15, 2003, except for the following Variable Sub-Accounts: Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Account which were first offered under the Contracts on December 31, 2003; FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account which were first offered under the Contracts on May 1, 2004; FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series - All Value Sub-Account, Lord Abbett Series - Bond-Debenture Sub-Account, Lord Abbett Series - Growth and Income Sub-Account, Lord Abbett Series - Growth Opportunities Sub-Account, Lord Abbett Series - Mid-Cap Value Sub-Account and Oppenheimer Core Bond/VA - Service Shares Sub-Account (formerly Oppenheimer Bond/VA) which were first offered under the Contracts on October 1, 2004. The Accumulation Unit Values in this table reflect a Mortality and Expense Risk Charge of 2.50% and Administrative Expense Charge of 0.19%.

(1) Effective April 29, 2005, the Oppenheimer Bond Fund/VA-Service Shares changed its name to Oppenheimer Core Bond Fund/VA - Service Shares. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

(2) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income
  - Class IB Sub-Account Portfolios are no longer available for new investments. If you are currently invested in the Variable Sub-accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.


                                127  PROSPECTUS

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS



ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

            Registration fees...................$23,000
            (previously registered)
            Cost of printing and engraving......$343,000
            Legal fees..........................$40,000
            Accounting fees.....................$10,000
            Mailing fees........................$27,900




ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The By-laws of Allstate Life Insurance Company ("Registrant") provide that Registrant will indemnify all of its directors, former directors, officers and former officers, to the fullest extent permitted under law, who were or are a party or are threatened to be made a party to any proceeding by reason of the fact that such persons were or are directors or officers of Registrant, against liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them. The indemnity shall not be deemed exclusive of any other rights to which directors or officers may be entitled by law or under any articles of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the indemnity shall inure to the benefit of the legal representatives of directors and officers or of their estates, whether such representatives are court appointed or otherwise designated, and to the benefit of the heirs of such directors and officers. The indemnity shall extend to and include claims for such payments arising out of any proceeding commenced or based on actions of such directors and officers taken prior to the effectiveness of this indemnity; provided that payment of such claims had not been agreed to or denied by Registrant before such date.

The directors and officers of Registrant have been provided liability insurance for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of Registrant.


ITEM 16. EXHIBITS.

Exhibit No.        Description

(1)(a) Underwriting Agreement between Allstate Life Insurance Company and Allstate Distributors, L.L.C. (Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-31288) dated April 27, 2000.)

(1)(b) Form of General Agency Agreement between Northbrook Life Insurance Company and Dean Witter Reynolds Inc. (Northbrook Life Insurance Company was merged into Allstate Life Insurance Company effective January 1, 2003) (Incorporated herein by reference to Post-Effective Amendment No. 13 to the Form N-4 Registration Statement of Northbrook Variable Annuity Account II (File No. 033-35412) dated December 31, 1996.)

(1)(c) Underwriting Agreement among Northbrook Life Insurance Company, Northbrook Variable Annuity Account II and Dean Witter Reynolds Inc. (Northbrook Life Insurance Company was merged into Allstate Life Insurance Company effective January 1, 2003) (Incorporated herein by reference to Post-Effective Amendment No. 13 to the Form N-4 Registration Statement of Northbrook Variable Annuity Account II (File No. 033-35412) dated December 31, 1996.)

(2) None

(4) (a) Form of Allstate Advisor Variable Annuity Contract ("Allstate Advisor" or "Morgan Stanley Variable Annuity") (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(b) Form of Allstate Advisor Plus Variable Annuity Contract ("Allstate Advisor Plus") (Incorporated herein by reference to Post-Effective Amendment No. 8 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-96115) dated June 10, 2002.)

(4)(c) Form of Allstate Advisor Preferred Variable Annuity Contract ("Allstate Advisor Preferred" or "Morgan Stanley Variable Annuity - L Share") (Incorporated herein by reference to Post-Effective Amendment No. 7 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-31288) dated June 10, 2002.)

(4)(d) Form of Enhanced Beneficiary Protection Rider A--Annual Increase (Allstate Advisor, Morgan Stanley Variable Annuity, Allstate Advisor Preferred and Morgan Stanley Variable Annuity - L Share) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(e) Form of Enhanced Beneficiary Protection Rider A--Annual Increase (Allstate Advisor Plus) (Incorporated herein by reference to Post-Effective Amendment No. 8 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-96115) dated June 10, 2002.)

(4)(f) Form of Enhanced Beneficiary Protection Rider B--Maximum Anniversary Value (Allstate Advisor, Morgan Stanley Variable Annuity, Allstate Advisor Preferred and Morgan Stanley Variable Annuity - L Share) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(g) Form of Enhanced Beneficiary Protection Rider B--Maximum Anniversary Value (Allstate Advisor Plus) (Incorporated herein by reference to Post-Effective Amendment No. 8 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-96115) dated June 10, 2002.)

(4)(h) Form of Earnings Protection Death Benefit Rider (all Contracts) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(i) Form of Retirement Income Guarantee Rider 1 (Allstate Advisor, Morgan Stanley Variable Annuity, Allstate Advisor Preferred and Morgan Stanley Variable Annuity - L Share) (Incorporated herein by reference to Post-Effective Amendment No. 11 to Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(j) Form of Retirement Income Guarantee Rider 1 (Allstate Advisor Plus) (Incorporated herein by reference to Post-Effective Amendment No. 8 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-96115) dated June 10, 2002.)

(4)(k) Form of Retirement Income Guarantee Rider 2 (Allstate Advisor, Morgan Stanley Variable Annuity, Allstate Advisor Preferred and Morgan Stanley Variable Annuity - L Share) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(l) Form of Retirement Income Guarantee Rider 2 (Allstate Advisor Plus) (Incorporated herein by reference to Post-Effective Amendment No. 8 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-96115) dated June 10, 2002.)

(4)(m) Form of Income Protection Benefit Rider (all Contracts) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(n) Form of Spousal Protection Benefit Rider (all Contracts) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(o) Form of Amendatory Endorsement for Charitable Remainder Trust (all Contracts) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(p) Form of Amendatory Endorsement for Grantor Trust (all Contracts) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(q) Form of Amendatory Endorsement for Waiver of Charges (all Contracts) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(r) Form of Amendatory Endorsement for Employees (Allstate Advisor) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(s) Form of Withdrawal Charge Option Rider 1 (Incorporated herein by reference to the initial filing of Allstate Financial Advisors Separate Account I Form N-4 Registration Statement(File No. 333-102934) dated February 3 ,2003.)

(4)(t) Form of Withdrawal Charge Option Rider 2 (Incorporated herein by reference to the initial filing of Allstate Financial Advisors Separate Account I Form N-4 Registration Statement(File No. 333-102934) dated February 3 ,2003.)

(4)(u) Form of Retirement Income Guarantee Rider 2 (Plus) (Incorporated herein by reference to the Initial Filing of Form N-4 Registration Statement (File No. 333-102934) dated February 3, 2003.)

(4)(v) Form of Income Protection Benefit Rider (Incorporated herein by reference to the Initial Filing of Form N-4 Registration Statement (File No. 333-102934) dated February 3, 2003.)

(4)(w) Form of Spousal Protection Benefit Rider (Incorporated herein by reference to the Initial Filing of Form N-4 Registration Statement (File No. 333-102934) dated February 3, 2003.)

(4)(x)  Form  of  Amendatory   Endorsement   for  Charitable   Remainder   Trust
(Incorporated herein by reference to the Initial Filing of Form N-4 Registration Statement (File No. 333-102934) dated February 3, 2003.)

(4)(y) Form of Amendatory Endorsement for Grantor Trust (Incorporated herein by reference to the Initial Filing of Form N-4 Registration Statement (File No. 333-102934)dated February 3, 2003.)

(4)(z) Form of Amendatory Endorsement for Waiver of Charges (Incorporated herein by reference to the Initial Filing of Form N-4 Registration Statement(File No. 333-102934) dated February 3, 2003.)

(4)(aa) Form of Amendatory Endorsement for Employees (Incorporated herein by reference to the Initial Filing of Form N-4 Registration Statement (File No. 333-102934)dated February 3, 2003.)

(4)(ab) Form of TrueReturn Accumulation Benefit Rider (Incorporated herein by reference to Post-Effective Amendment No. 16 to the Form N-4 Registration
Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated August 19,2003.)

(4)(ac) Form of TrueReturn Accumulation Benefit Rider (for all Contracts)( Incorporated herein by reference to Post-Effective Amendment No. 2 of Form N-4 Registration Statement (File No. 333-102934) dated December 19, 2003.)

(4)(ad) Form of SureIncome Benefit Rider (Incorporated herein by reference to Post-Effective Amendment No.5 of Form N-4 Registration Statement (File No. 333-102934) dated December 29, 2004.)

(4)(ae) Form of Spousal Protection Benefit Rider (Incorporated herein by reference to Post-Effective Amendment No. 5 of Form N-4 Registration Statement (File No. 333-102934) dated December 29, 2004.)

(4)(af) Form of Custodial Spousal Protection Benefit Rider (Incorporated herein by reference to Post-Effective Amendment No. 5 of Form N-4 Registration Statement (File No. 333-102934) dated December 29, 2004.)


(5)(a) Opinion and Consent of General Counsel re: Legality (Previously filed in the initial Form S-3 Registration Statement (File No. 333-100068) dated September 25, 2003.)

(5)(b) Opinion and Consent of General Counsel re: Legality (Previously filed in Post-Effective Amendment No.1 to this Form S-3 Registration Statement of Allstate Life Insurance Company (File No. 333-100068) dated April 18, 2003.)

(5)(c) Opinion and Consent of General Counsel re: Legality (Previously filed in Post-Effective Amendment No. 2 to this Form S-3 Registration Statement (File No. 333-100068) dated April 14, 2004.)


(5)(d) Opinion and Consent of General Counsel re: Legality filed herewith.


(8) None

(11) None

(12) None

(15) None


(23)(a) Consent of Independent Registered Public Accounting Firm filed herewith.

(23)(b) Consent of Foley & Lardner, LLP filed herewith.


(24)(a) Powers of Attorney for Thomas J. Wilson, II, Michael J. Velotta, David
A. Bird, Edward M. Liddy, John C. Lounds, Robert W. Pike, Samuel H. Pilch, Eric
A. Simonson, Kevin R. Slawin and Casey J. Sylla (Previously filed in the initial Form S-3 Registration Statement (File No. 333-100068) dated
September 25, 2003.)

(24)(b) Power of Attorney for Danny L. Hale (Previously filed in Post-Effective Amendment No.1 to this Form S-3 Registration Statement of Allstate Life Insurance Company (File No. 333-100068) dated April 18, 2003.)

(24)(c) Powers of Attorney for John C. Pintozzi and Douglas C. Welch filed herewith.

(25) None

(26) None

(27) Not applicable

(99) Experts filed herewith

ITEM 17.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

     (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)(a) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) that, for purposes of determining any liability under the Securities Act of 1933, each filing if the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, Allstate Life Insurance Company, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Northfield, State of Illinois on the 25th day of April, 2005.

                         ALLSTATE LIFE INSURANCE COMPANY
                                  (REGISTRANT)


                            By: /s/MICHAEL J. VELOTTA
                           --------------------------
                               Michael J. Velotta
                        Senior Vice President, Secretary
                               and General Counsel


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 25th day of April, 2005.



*/DAVID A. BIRD                              Director and Senior Vice President
-----------------------
David A. Bird

*/DANNY L. HALE                              Director
----------------------
Danny L. Hale

*/EDWARD M. LIDDY                            Director
-----------------------
Edward M. Liddy

*/JOHN C. LOUNDS                             Director and Senior Vice President
-----------------------
John C. Lounds

*/ROBERT W. PIKE                             Director
------------------------
Robert W, Pike

*/SAMUEL H. PILCH                            Controller and Group Vice President
------------------------                     (Principal Accounting Officer)
Samuel H. Pilch

*/JOHN C. PINTOZZI                           Director, Senior Vice President and
------------------------                     Chief Financial Officer
John C. Pintozzi                             (Principal Financial Officer)

*/ERIC A. SIMONSON                           Director, Senior Vice President and
-------------------------                    Chief Investment Officer
Eric A. Simonson

*KEVIN R. SLAWIN                             Director and Senior Vice President
-----------------------
Kevin R. Slawin

*/CASEY J. SYLLA                             Director, Chairman of the Board and
----------------------                       President (Principal Executive
Casey J. Sylla                               Officer)

/s/MICHAEL J. VELOTTA                        Director, Senior Vice President,
----------------------                       General Counsel and Secretary
Michael J. Velotta

*DOUGLAS B. WELCH                             Director and Senior Vice President
-----------------------
Douglas B. Welch

*/THOMAS J. WILSON II                        Director
-----------------------
Thomas J. Wilson II


*/ By Michael J. Velotta, pursuant to Power of Attorney, filed herewith or previously filed.




                                  EXHIBIT LIST

The following exhibits are filed herewith:

Exhibit No.       Description


(5)(d)           Opinion and Consent of General Counsel

(23)(a)          Consent of Independent Registered Public Accounting Firm

(23)(b)          Consent of Foley & Lardner, LLP filed herewith.

(24)(c)          Powers of Attorney for John C. Pintozzi and Douglas C. Welch

(99)             Experts